Filed Pursuant to Rule 424B5
Registration File No.: 333-143623

PROSPECTUS SUPPLEMENT
(To Accompany Prospectus dated December 12, 2007)

$904,357,000 (Approximate)
Morgan Stanley Capital I Trust 2007-HQ13
as Issuing Entity

Morgan Stanley Capital I Inc.
as Depositor

Morgan Stanley Mortgage Capital Holdings LLC
Nomura Credit & Capital, Inc.
American Mortgage Acceptance Company
as Sponsors and Mortgage Loan Sellers

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-HQ13

The depositor is offering selected classes of its Series 2007-HQ13 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in the Series 2007-HQ13 trust. The trust’s primary assets will be eighty-two (82) fixed-rate mortgage loans secured by first liens on eighty-nine (89) multifamily and commercial properties. Distributions on the certificates will be made on the 4th business day following the 11th day or, if that 11th day is not a business day, the next succeeding business day, of each month commencing in January 2008 in accordance with the priorities described in this prospectus supplement under ‘‘Description of the Offered Certificates — Distributions.’’ Certain classes of subordinate certificates will provide credit support to certain classes of senior certificates as described in this prospectus supplement under ‘‘Description of the Offered Certificates — Distributions — Subordination; Allocation of Losses and Certain Expenses.’’ The Series 2007-HQ13 Certificates represent interests in and obligations of the issuing entity only and are not interests in or obligations of the depositor, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer. The depositor will not list the offered certificates on any securities exchange or any automated quotation system of any national securities association.

Investing in the certificates offered to you involves risks. See ‘‘Risk Factors’’ beginning on page S-37 of this prospectus supplement and page 11 of the prospectus.

Characteristics of the certificates offered to you include:

Class	Approximate Initial Certificate Balance(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description(2)	Ratings (Fitch/S&P)
Class A-1	$146,100,000	5.357%	Fixed	AAA/AAA
Class A-1A	$179,353,000	5.419%	Fixed	AAA/AAA
Class A-2	$67,700,000	5.649%	Fixed	AAA/AAA
Class A-3	$334,490,000	5.569%	Fixed	AAA/AAA
Class A-M	$103,949,000	5.931%	Fixed	AAA/AAA
Class A-J	$72,765,000	6.489%	WAC	AAA/AAA

(1)	The certificate balances are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.
(2)	The pass-through rates for the Class A-1, Class A-1A, Class A-2 and Class A-3 Certificates will, at all times, be fixed at their initial rates of 5.357%, 5.419%, 5.649% and 5.569%, respectively. The pass-through rate for the Class A-M Certificates will, at all times, be a per annum rate equal to the lesser of 5.931% and the weighted average net mortgage rate. The pass-through rate for the Class A-J Certificates will, at all times, be a per annum rate equal to the weighted average net mortgage rate.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated will act as lead manager and sole bookrunner with respect to the offered certificates. Bear, Stearns & Co. Inc. will act as co-manager with respect to the offered certificates. Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc., the underwriters, will purchase the certificates offered to you from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about December 28, 2007. The Depositor expects to receive from this offering approximately $907,471,113, plus accrued interest from the cut-off date, before deducting expenses payable by the Depositor.

MORGAN STANLEY

Bear, Stearns & Co. Inc.

December 20, 2007

MORGAN STANLEY CAPITAL I INC.

Commercial Mortgage Pass-Through Certificates, Series 2007-HQ13
Geographic Overview of Mortgage Pool

Alaska
1 property
$703,419
0.1% of total
Washington
5 properties
$28,150,000
2.7% of total
Nevada
3 properties
$61,215,000
5.9% of total
Northern California
2 properties
$20,500,000
2.0% of total
Southern California
7 properties
$101,063,520
9.7% of total
Arizona
1 property
$3,800,000
0.4% of total
Colorado
3 properties
$25,892,890
2.5% of total
Texas
7 properties
$49,067,532
4.7% of total
Missouri
1 property
$5,375,000
0.5% of total
Illinois
4 properties
$41,930,836
4.0% of total
Michigan
7 properties
$17,035,421
1.6% of total
Ohio
1 property
$5,879,465
0.6% of total
New York
12 properties
$204,006,785
19.6% of total
New Hampshire
1 property
$20,925,000
2.0% of total
Pennsylvania
2 properties
$78,500,000
7.6% of total
Massachusetts
2 properties
$17,425,000
1.7% of total
Connecticut
1 property
$19,000,000
1.8% of total
New Jersey
2 properties
$101,213,000
9.7% of total
Maryland
2 properties
$30,150,000
2.9% of total
Virginia
3 properties
$49,650,000
4.8% of total
Kentucky
1 property
$3,575,000
0.3% of total
South Carolina
5 properties
$11,744,685
1.1% of total
Georgia
5 properties
$79,054,011
7.6% of total
Oklahoma
2 properties
$17,170,000
1.7% of total
Mississippi
1 property
$7,750,000
0.7% of total
Florida
8 properties
$38,114,444
3.7% of total
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

The Pier at Caesars, Atlantic City, NJ

25 West 39th Street, New York, NY

TUSSAUDS
amc

42nd Street Retail, New York, NY

Logan Town Center, Altoona, PA

Two Buckhead Plaza, Atlanta, GA

BED BATH &
BEYOND

SIDELINE SPORTS
Petland

Crossroads Town Center, Las Vegas, NV

Tower 17, Irvine, CA

Comfort Inn & Suites - Sea World, San Diego, CA

Market Square Shopping Center, Prince Frederick, MD

Weinstein Abbington Crossing I, Charlottesville, VA

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

____________________________

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

In this prospectus supplement, the terms “depositor,” “we,” “our” and “us” refer to Morgan Stanley Capital I Inc.

All appendices, schedules and exhibits to this prospectus supplement are a part of this prospectus supplement.

____________________________

Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of the certificates to the public in that Relevant Member State other than:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
(b)

to any legal entity which has (1) an average of at least 250 employees during the last financial year and (2) a total balance sheet of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriters; or
(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of the certificates shall require the depositor or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act 2000 does not apply to the Depositor; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom’s Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

The distribution of this prospectus supplement if made by a person who is not an authorized person under the Financial Services and Markets Act 2000, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) or 19 (Investment Professionals) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the “Relevant Persons”). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS	S-3
Executive Summary	S-6
Summary of Prospectus Supplement	S-8
What You Will Own	S-8
Relevant Parties and Dates	S-10
Offered Certificates	S-14
Information About The Mortgage Pool	S-20
Additional Aspects of Certificates	S-33
Risk Factors	S-37
Transaction Parties	S-100
The Sponsors, Mortgage Loan Sellers and Originators	S-100
The Depositor	S-109
The Issuing Entity	S-110
The Trustee and the Custodian	S-111
The Paying Agent, Certificate Registrar and Authenticating Agent	S-114
The Master Servicer	S-115
The Special Servicer	S-118
Affiliations and Certain Relationships	S-119
Description of the Offered Certificates	S-120
General	S-120
Certificate Balances	S-121
Pass-Through Rates	S-122
Distributions	S-123
Optional Termination	S-134
Advances	S-134
Reports to Certificateholders; Available Information	S-137
Example of Distributions	S-141
Expected Final Distribution Date; Rated Final Distribution Date	S-142
Amendments to the Pooling and Servicing Agreement	S-143
Evidence as to Compliance	S-144
Yield, Prepayment and Maturity Considerations	S-145
General	S-145
Pass-Through Rates	S-145
Rate and Timing of Principal Payments	S-146
Unpaid Distributable Certificate Interest	S-147
Losses and Shortfalls	S-147
Relevant Factors	S-148
Weighted Average Life	S-148
Description of the Mortgage Pool	S-152
General	S-152
Material Terms and Characteristics of the Mortgage Loans	S-153
Assessments of Property Value and Condition	S-166
Additional Mortgage Loan Information	S-167
Standard Hazard Insurance	S-170
Sale of the Mortgage Loans	S-171
Representations and Warranties	S-172
Repurchases and Other Remedies	S-174
Changes In Mortgage Pool Characteristics	S-175
Mortgage Electronic Registration Systems	S-175
Servicing of the Mortgage Loans	S-175
General	S-175
Servicing of the A/B Mortgage Loans	S-177
The Master Servicer	S-206
Events of Default	S-206
The Special Servicer	S-207
The Operating Adviser	S-209
Mortgage Loan Modifications	S-210
Sale of Defaulted Mortgage Loans	S-211
Foreclosures	S-211
Material Federal Income Tax Consequences	S-212
General	S-213
Original Issue Discount and Premium	S-214
Prepayment Premiums, Yield Maintenance Charges and Extension Term Prepayment Premiums	S-214
Additional Considerations	S-214
Certain Legal Aspects of Mortgage Loans	S-215
New York	S-215
California	S-215
Certain ERISA Considerations	S-215
Plan Assets and Prohibited Transactions	S-216
Special Exemption Applicable to the Offered Certificates	S-216
Insurance Company General Accounts	S-218
General Investment Considerations	S-218
Legal Investment	S-218
Use of Proceeds	S-219
Plan of Distribution	S-219
Legal Matters	S-221
Ratings	S-221
Glossary of Terms	S-222
APPENDIX I – Mortgage Pool Information (Tables), Loan Group 1 (Tables) and Loan Group 2 (Tables)	I-1
APPENDIX II – Certain Characteristics of the Mortgage Loans	II-1
APPENDIX III – Certain Characteristics of the Mortgage Loans in Loan Group 2	III-1
APPENDIX IV – Significant Loan Summaries	IV-1
APPENDIX V – Form of Statement to Certificateholders	V-1
SCHEDULE A – Merritt Crossing Planned Amortization Schedule	A-1
SCHEDULE B – Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK Planned Amortization Schedule	B-1

Executive Summary

This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of this offering and the underlying mortgage loans, you should read this entire prospectus supplement and the accompanying prospectus carefully.

Certificate Structure

Approximate Credit Support	Class	Approximate Initial Certificate Balance or Notional Amount	Approximate Initial Pass-Through Rate	Ratings (Fitch/S&P)	Approximate Percent of Total Certificates	Weighted Average Life (Yrs.)	Principal Window (months)
30.000%	Class A-1	$146,100,000	5.357%	AAA/AAA	14.055%	2.99	1-55
30.000%	Class A-1A	$179,353,000	5.419%	AAA/AAA	17.254%	7.29	1-118
30.000%	Class A-2	$67,700,000	5.649%	AAA/AAA	6.513%	5.42	55-107
30.000%	Class A-3	$334,490,000	5.569%	AAA/AAA	32.178%	9.56	107-118
20.000%	Class A-M	$103,949,000	5.931%	AAA/AAA	10.000%	9.84	118-119
13.000%	Class A-J	$72,765,000	6.489%	AAA/AAA	7.000%	9.95	119-120
11.250%	Class B	$18,191,000	6.489%	AA/AA	1.750%	9.96	120-120
10.125%	Class C	$11,694,000	6.489%	AA-/AA-	1.125%	9.96	120-120
8.500%	Class D	$16,892,000	6.489%	A/A	1.625%	9.96	120-120
7.250%	Class E	$12,993,000	6.489%	A-/A-	1.250%	9.96	120-120
6.125%	Class F	$11,695,000	6.489%	BBB+/BBB+	1.125%	9.96	120-120
5.000%	Class G	$11,694,000	6.489%	BBB/BBB	1.125%	9.96	120-120
3.750%	Class H	$12,994,000	6.489%	BBB-/BBB-	1.250%	9.96	120-120
—	Classes J-P	$38,981,008	4.514%	—	—	—	—
—	Class X	$1,039,491,008	0.824%	AAA/AAA	—	—	—
•

The notional amount of the Class X Certificates initially will be $1,039,491,008. The Class X Certificates are not offered pursuant to the prospectus and this prospectus supplement. Any information provided in this prospectus supplement regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates.

•

The percentages indicated under the column “Approximate Credit Support” with respect to the Class A-1, Class A-1A, Class A-2 and Class A-3 Certificates represent the approximate credit support for the Class A-1, Class A-1A, Class A-2 and Class A-3 Certificates in the aggregate.

•

The initial certificate balance on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

•

The Class X Certificates and the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates are not offered pursuant to the prospectus or this prospectus supplement. We sometimes refer to these certificates collectively as the “privately offered certificates.”

•

For purposes of making distributions to the Class A-1, Class A-1A, Class A-2 and Class A-3 Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of fifty-eight (58) mortgage loans, representing approximately 82.7% of the initial outstanding pool balance. Loan group 2 will consist of twenty-four (24) mortgage loans, representing approximately 17.3% of the initial outstanding pool balance and approximately 97.1% of the principal balance of all the mortgage loans secured by multifamily and manufactured housing community properties.

•

So long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class X Certificates, interest distributions on the Class A-1, Class A-2 and Class A-3 Certificates will be based upon amounts available relating to mortgage loans in loan group 1, interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest distributions on the Class X Certificates will be based upon amounts available relating to all the mortgage loans in the mortgage pool. However, if on any distribution date, funds are insufficient to make distributions of all interest on that distribution date to the Class A-1, Class A-1A, Class A-2, Class A-3 or Class X Certificates, available funds will be allocated among all these classes pro rata in accordance with their interest entitlements for that distribution date, without regard to loan group.

•

Generally, the Class A-1, Class A-2 and Class A-3 Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class A-3 Certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class A-M Certificates through the Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-1A, Class A-2 and Class A-3 Certificates, pro rata, without regard to loan group.

•

The pass-through rates for the Class A-1, Class A-1A, Class A-2 and Class A-3 Certificates will, at all times, be fixed at their initial rates of 5.357%, 5.419%, 5.649% and 5.569%, respectively. The pass-through rate for the Class A-M Certificates will, at all times, be a per annum rate equal to the lesser of 5.931% and the weighted average net mortgage rate. The pass-through rate for the Class A-J Certificates will, at all times, be a per annum rate equal to the weighted average net mortgage rate.

•

The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have “anticipated repayment dates”; (iii) no borrower will exercise any extension option if the applicable mortgage loan is an extendable mortgage loan; (iv) payment in full on the stated maturity date, or in the case of each mortgage loan having an anticipated repayment date, on the anticipated repayment date; and (v) 0% CPR. See the assumptions set forth under “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and under “Structuring Assumptions” in the “Glossary of Terms.”

•

Each Class P Certificate is an investment unit consisting of a REMIC regular interest and beneficial ownership of (i) certain excess interest in respect of mortgage loans having anticipated repayment dates, (ii) certain extension fees and prepayment premiums (paid during any extension term) in respect of mortgage loans that permit the related borrower to extend the scheduled maturity date of the mortgage loan pursuant to any applicable extension option and (iii) certain exit fees payable by certain mortgage borrowers in connection with certain repayments under the applicable mortgage loan.

•

The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to the prospectus or this prospectus supplement.

•	It is a condition to the issuance of the certificates that the certificates receive the ratings set forth above.

Offered certificates.
Certificates not offered pursuant to this prospectus supplement.

Summary of Prospectus Supplement

This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the certificates offered pursuant to this prospectus supplement, which we generally refer to as the “offered certificates,” you should read this entire document and the accompanying prospectus carefully.

What You Will Own

General

Your certificates (along with the privately offered certificates) will represent beneficial interests in a trust created by us on the closing date. All payments to you will come only from the amounts received in connection with the assets of the trust. The trust’s assets will primarily consist of eighty-two (82) fixed-rate mortgage loans secured by first mortgage liens on eighty-nine (89) commercial, manufactured housing community and multifamily properties, including four (4) mortgage loans, representing 3.6% of the initial outstanding pool balance (which includes one (1) mortgage loan in loan group 1, representing 2.0% of the initial outstanding loan group 1 balance, and three (3) mortgage loans in loan group 2, representing 11.2% of the initial outstanding loan group 2 balance), that allow the related borrower to elect to extend the scheduled maturity date of the related mortgage loan for up to two (2) additional terms of one (1) year each.

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2007-HQ13.
Mortgage Pool

The mortgage pool consists of eighty-two (82) mortgage loans with an aggregate principal balance of all mortgage loans as of the cut-off date, of approximately $1,039,491,009, which may vary on the closing date by up to 5%. Each mortgage loan requires scheduled payments of principal and/or interest to be made monthly. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that those mortgage loans are due on the first of the month for purposes of determining their cut-off dates and cut-off date balances.

As of the cut-off date, the balances of the mortgage loans in the mortgage pool ranged from approximately $343,082 to approximately $80,500,000 and the mortgage loans had an approximate average balance of $12,676,720.

For purposes of calculating distributions on certain classes of certificates, the mortgage loans in the mortgage pool backing the offered certificates will be divided into a loan group 1 and a loan group 2.

Loan group 1 will consist of all of the mortgage loans other than nineteen (19) mortgage loans that are secured by multifamily properties and five (5) mortgage loans that are secured by manufactured housing community properties. Loan group 1 will consist of fifty-eight (58) mortgage loans, with an initial outstanding loan group 1 balance of $860,137,907, which may vary up to 5%. Loan group 1 represents approximately 82.7% of the initial outstanding pool balance.

Loan group 2 will consist of nineteen (19) mortgage loans that are secured by multifamily properties and five (5) mortgage loans that are secured by manufactured housing community properties and has an initial outstanding loan group 2 balance of $179,353,102. Loan group

2 represents approximately 17.3% of the initial outstanding pool balance and approximately 97.1% of the principal balance of all the mortgage loans secured by multifamily and manufactured housing community properties.

As of the cut-off date, the balances of the mortgage loans in loan group 1 ranged from approximately $1,741,133 to approximately $80,500,000 and the mortgage loans in loan group 1 had an approximate average balance of $14,829,964. As of the cut-off date, the balances of the mortgage loans in loan group 2 ranged from approximately $343,082 to approximately $23,200,000 and the mortgage loans in loan group 2 had an approximate average balance of $7,473,046.

The transfers of the mortgage loans from the mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Relevant Parties and Dates

Issuing Entity

Morgan Stanley Capital I Trust 2007-HQ13, a New York common law trust, will issue the certificates. The trust will be formed pursuant to the pooling and servicing agreement between the depositor, the master servicer, the special servicer, the trustee and the paying agent. See “Transaction Parties—The Issuing Entity” in this prospectus supplement.

Depositor

Morgan Stanley Capital I Inc., a Delaware corporation, is the depositor. As depositor, Morgan Stanley Capital I Inc. will acquire the mortgage loans from the mortgage loan sellers and deposit them into the trust. Morgan Stanley Capital I Inc. is an affiliate of Morgan Stanley Mortgage Capital Holdings LLC (successor-in-interest by merger to Morgan Stanley Mortgage Capital Inc.), a sponsor of this transaction and a mortgage loan seller, and Morgan Stanley & Co. Incorporated, one of the underwriters. See “Transaction Parties—The Depositor” in this prospectus supplement.

Master Servicer

Wachovia Bank, National Association, a national banking association, will act as master servicer with respect to all of the mortgage loans in the trust (except that the servicing duties with respect to the non-serviced mortgage loans, if any, will be limited as described in this prospectus supplement). Wachovia Bank, National Association will acquire the right to master service the mortgage loans that are sold to the trust by the mortgage loan sellers pursuant to appointment agreements entered into between the master servicer and those mortgage loan sellers on the closing date. See “Servicing of the Mortgage Loans—General” and “Transaction Parties—The Master Servicer” in this prospectus supplement. The master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers, mortgage loans (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out. In addition, the master servicer will be primarily responsible for making principal and interest advances and servicing advances under the pooling and servicing agreement.

The master servicing fee in any month is an amount equal to the product of the portion of the per annum master servicing fee rate applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for that month, and the scheduled principal balance of each mortgage loan. The master servicing fee rate (including the rates at which any sub-servicing or any primary servicing fees accrue) for Wachovia Bank, National Association will range, on a loan-by-loan basis, from 0.02% per annum to 0.07% per annum. In addition, the master servicer will be entitled to retain certain borrower-paid fees and certain income from investment of certain accounts maintained as part of the trust fund, as additional servicing compensation.

See “Description of the Offered Certificates—Distributions—Fees and Expenses” and “Servicing of the Mortgage Loans—The Master Servicer” in this prospectus supplement.

Special Servicer

Centerline Servicing Inc., a Delaware corporation, will act as special servicer with respect to all of the mortgage loans in the trust. Centerline Servicing Inc. is an affiliate of Centerline/AMAC Manager Inc., the external advisor to American Mortgage Acceptance Company, a sponsor of this transaction and a mortgage loan seller, and Centerline REIT Inc., the initial operating adviser. Generally, the special servicer will service a mortgage loan upon the occurrence of certain events that cause that mortgage loan to become a “specially serviced mortgage loan.” The special servicer’s principal compensation for its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee. See “Servicing of the Mortgage Loans—General” and “Transaction Parties—The Special Servicer” in this prospectus supplement.

The special servicing fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.25% per annum applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each specially serviced mortgage loan for that month, and the scheduled principal balance of each specially serviced mortgage loan.

The liquidation fee means, generally, 1.0% of the liquidation proceeds received in connection with a final disposition of a specially serviced mortgage loan or REO property or portion thereof and any condemnation proceeds and insurance proceeds received by the trust (net of any expenses incurred by the special servicer on behalf of the trust in connection with the collection of the condemnation proceeds and insurance proceeds) including in connection with a purchase of an A Note by the holder of the related B Note, unless otherwise provided in the related intercreditor agreement.

The workout fee is a fee payable with respect to any rehabilitated mortgage loan (which means a specially serviced mortgage loan as to which three consecutive scheduled payments have been made, there is no other event causing it to constitute a specially serviced mortgage loan, and certain other conditions have been met), serviced companion mortgage loan or B Note, equal to 1.0% of the amount of each collection of interest (other than default interest and any excess interest) and principal received (including any condemnation proceeds received and applied as a collection of the interest and principal) on such mortgage loan, serviced companion mortgage loan or B Note for so long as it remains a rehabilitated mortgage loan.

In addition, the special servicer will be entitled to retain certain borrower paid fees and certain income from investment of certain accounts maintained as part of the trust fund, as additional servicing compensation.

See “Description of the Offered Certificates—Distributions—Fees and Expenses” and “Servicing of the Mortgage Loans—The Special Servicer—Special Servicer Compensation” in this prospectus supplement.
Trustee, Custodian and Paying Agent

Wells Fargo Bank, National Association, a national banking association, will act as trustee and custodian of the trust on behalf of the Series 2007-HQ13 certificateholders and as the paying agent, certificate registrar and authenticating agent for the certificates. The paying agent will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration of the issuing entity. See “Transaction Parties—The Trustee” and “Transaction Parties—The Paying Agent, Certificate Registrar and Authenticating Agent” in this prospectus supplement. In addition, the trustee will be primarily responsible for back-up advancing if the master servicer fails to perform its advancing obligations. Following the transfer of the underlying mortgage loans into the trust, the trustee, on behalf of the trust, will become the holder of each mortgage loan transferred to the trust.

The trustee fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.00188% per annum applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for that month, and the scheduled principal balance of each mortgage loan. A portion of the trustee fee is payable to the paying agent.

See “Description of the Offered Certificates—Distributions—Fees and Expenses” in this prospectus supplement.
Operating Adviser

The holders of certificates representing more than 50% of the aggregate certificate balance of the most subordinate class of certificates outstanding at any time of determination, or, if the certificate balance of that class of certificates is less than 25% of the initial certificate balance of that class, the next most subordinate class of certificates, may appoint a representative to act as operating adviser for the purposes described in this prospectus supplement; provided, that with respect to any A/B Mortgage Loan, a holder of the related B Note will, to the extent set forth in the related intercreditor agreement, instead be entitled to the rights and powers granted to the operating adviser under the pooling and servicing agreement to the extent such rights and powers relate to the related A/B Mortgage Loan (but only so long as the holder of the related B Note is the directing holder with respect to that mortgage loan). The initial operating adviser will be Centerline REIT Inc., an affiliate of the special servicer and Centerline/AMAC Manager Inc., the external advisor to American Mortgage Acceptance Company, a sponsor of this transaction and a mortgage loan seller.

Sponsors

Morgan Stanley Mortgage Capital Holdings LLC (successor-in-interest by merger to Morgan Stanley Mortgage Capital Inc.), a New York limited liability company, Nomura Credit & Capital, Inc., a Delaware corporation, and American Mortgage Acceptance Company, a Massachusetts business trust, are sponsors of this transaction. As sponsors, Morgan Stanley Mortgage Capital Holdings LLC, Nomura Credit & Capital, Inc. and American Mortgage Acceptance Company have organized and initiated the transactions in which the certificates will be issued and will sell mortgage loans to the depositor. The depositor will transfer the mortgage loans to the trust, and the trust will then issue the certificates. Morgan Stanley Mortgage Capital Holdings LLC is an affiliate of the depositor and Morgan Stanley & Co. Incorporated, one of the underwriters. Centerline/AMAC Manager Inc., the external advisor to American Mortgage Acceptance Company, is an affiliate of Centerline Servicing Inc., the initial special servicer for the trust, and Centerline REIT Inc., the initial operating adviser for the trust. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

Mortgage Loan Sellers

Morgan Stanley Mortgage Capital Holdings LLC, will sell us forty (40) mortgage loans (which includes thirty-eight (38) mortgage loans in loan group 1 and two (2) mortgage loans in loan group 2), representing 57.5% of the initial outstanding pool balance (and representing 68.5% of the initial outstanding loan group 1 balance and 5.0% of the initial outstanding loan group 2 balance).

Nomura Credit & Capital, Inc., will sell us twenty-three (23) mortgage loans (which includes twelve (12) mortgage loans in loan group 1 and eleven (11) mortgage loans in loan group 2), representing 30.5% of the initial outstanding pool balance (and representing 25.1% of the initial outstanding loan group 1 balance and 56.2% of the initial outstanding loan group 2 balance).

American Mortgage Acceptance Company, will sell us nineteen (19) mortgage loans (which includes eight (8) mortgage loans in loan group 1 and eleven (11) mortgage loans in loan group 2), representing 12.0% of the initial outstanding pool balance (and representing 6.4% of the initial outstanding loan group 1 balance and 38.9% of the initial outstanding loan group 2 balance).

See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.
Originators

Each mortgage loan seller or its affiliate originated or acquired the mortgage loans as to which it is acting as mortgage loan seller. All of the mortgage loans that American Mortgage Acceptance Company will sell to the trust were originated by Centerline Finance Corporation and Centerline Mortgage Capital Inc., both of which are affiliates of the special servicer, Centerline/AMAC Manager Inc., the external advisor to American Mortgage Acceptance Company, and the initial operating adviser. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—American Mortgage Acceptance Company.” No other originator of the mortgage loans other than the mortgage loan sellers originated more than 10% of the mortgage loans. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

Underwriters	Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc. Morgan Stanley & Co. Incorporated is an affiliate of the depositor and Morgan Stanley Mortgage Capital Holdings LLC, one of the sponsors.
Cut-off Date

December 1, 2007. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in December 2007 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on December 1, 2007, not the actual day on which such scheduled payments were due.

Closing Date	On or about December 28, 2007.
Determination Date	The 11th day of each month, or, if the 11th day is not a business day, the next succeeding business day, commencing in January 2008.
Distribution Date	The 4th business day after the related determination date, commencing in January 2008.
Record Date	With respect to each distribution date, the close of business on the last business day of the preceding calendar month.

Expected Final Distribution Dates	Class A-1	July 2012
	Class A-1A	October 2017
	Class A-2	November 2016
	Class A-3	October 2017
	Class A-M	November 2017
	Class A-J	December 2017

The expected final distribution date for each class of certificates is the date on which that class is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates (including any extension terms related to any extendable mortgage loans), repurchases or prepayments of the mortgage loans after the initial issuance of the certificates and according to the “Structuring Assumptions.” Any mortgage loans with anticipated repayment dates are assumed to repay in full on those dates. The actual final distribution date for any class may be earlier or later (and could be substantially later) than the expected final distribution date.

Rated Final Distribution Date

As to each class of certificates, the distribution date in December 2044, which is the first distribution date that follows by at least twenty-four (24) months the end of the amortization term for the mortgage loan that, as of the cut-off date, has the longest remaining amortization term.

Offered Certificates

General	We are offering the following six (6) classes of our Series 2007-HQ13 Commercial Mortgage Pass-Through Certificates:
• Class A-1
• Class A-1A
• Class A-2
• Class A-3
• Class A-M
• Class A-J

The entire series will consist of a total of twenty-four (24) classes, the following eighteen (18) of which are not being offered by this prospectus supplement and the accompanying prospectus: Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R-I, Class R-II and Class R-III.

Certificate Balance

Your certificates will have the approximate aggregate initial certificate balance presented on the cover page of this prospectus supplement, and this balance may vary by up to 5% on the closing date. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within this maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

The certificate balance at any time is the maximum amount of principal distributable to a class and is subject to adjustment on each distribution date to reflect any reductions resulting from distributions of principal to that class or any allocations of losses to the certificate balance of that class.

The Class X Certificates, which are private certificates, will not have a certificate balance; this class of certificates will instead represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional amount. The notional amount of the Class X Certificates will be equal to the aggregate of the certificate balances of the classes of certificates (other than the Class X, Class R-I, Class R-II and Class R-III Certificates) outstanding from time to time. Any information provided in this prospectus supplement regarding the characteristics of the Class X Certificates, which are not offered pursuant to this prospectus supplement, is provided only to enhance your understanding of the offered certificates.

Accordingly, the notional amount of the Class X Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to the certificate balance of, any class of certificates (other than the Class X, Class R-I, Class R-II and Class R-III Certificates) outstanding from time to time.

Pass-Through Rates

Your certificates will accrue interest at an annual rate called a pass-through rate. The approximate initial pass-through rates for each class of offered certificates are set forth on the cover page of this prospectus supplement.

Interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months, also referred to in this prospectus supplement as a 30/360 basis.

The pass-through rates for the Class A-1, Class A-1A, Class A-2 and Class A-3 Certificates will, at all times, be fixed at their initial rates of 5.357%, 5.419%, 5.649% and 5.569%, respectively. The pass-through rate for the Class A-M Certificates will, at all times, be a per annum rate equal to the lesser of 5.931% and the weighted average net mortgage rate. The pass-through rate for the Class A-J Certificates will, at all times, be a per annum rate equal to the weighted average net mortgage rate.

The weighted average net mortgage rate for a particular distribution date is a weighted average of the interest rates on the mortgage loans (excluding, in the case of any mortgage loan with an anticipated repayment date, certain excess interest) minus a weighted average annual administrative cost rate, which includes the master servicing fee rate (including the rates at which any sub-servicing or primary servicing fees accrue), any excess servicing fee rate and the trustee fee rate. The relevant weighting is based upon the respective principal balances of the mortgage loans as in effect immediately prior to the relevant distribution date. For purposes of calculating the weighted average net mortgage rate, the mortgage loan interest rates will not include any default interest rate. The mortgage loan interest rates will also be determined without regard to any loan term modifications agreed to by the special servicer or resulting from any borrower’s bankruptcy or insolvency. In addition, for purposes of calculating the weighted average net mortgage rate, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month will, in general, be deemed to be the rate per annum that, when calculated on a 30/360 basis, will produce the amount of interest that actually accrues on that mortgage loan in that month, and that does not include excess interest in connection with any mortgage loan having an anticipated repayment date.

The pass-through rate applicable to the Class X Certificates for the initial distribution date will equal approximately 0.824% per annum.

The pass-through rate applicable to the Class X Certificates for each distribution date subsequent to the initial distribution date will equal the weighted average of the respective strip rates (the “Class X Strip Rates”) at which interest accrues from time to time on the respective components of the total notional amount of the Class X Certificates outstanding immediately prior to the related distribution date (weighted on the basis of the respective balances of those components outstanding immediately prior to that distribution date). Each of those components will equal the certificate balance of one of the classes of the certificates with a principal balance.

The applicable Class X Strip Rate with respect to each such component for each such distribution date will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate for such distribution date for the related class of certificates with a principal balance. Under no circumstances will any Class X Strip Rate be less than zero.

The Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will, at all times, accrue interest at a per annum rate equal to the weighted average net mortgage rate.

The Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will, at all times, accrue interest at a per-annum rate equal to the lesser of 4.514% and the weighted average net mortgage rate.

Distributions
A. Amount and Order of Distributions

On each distribution date, you will be entitled to receive interest and principal distributed from funds available for distribution from the mortgage loans. These distributions may be based on amounts relating to mortgage loans in loan group 1, mortgage loans in loan group 2 or a combination of these loan groups, as described further in this prospectus supplement. Funds available for distribution to the certificates will be net of any excess interest, excess liquidation proceeds, exit fees and specified trust expenses, including all servicing fees, trustee fees and related compensation and, in the case of any extendable mortgage loan, any extension fees and any extension term prepayment premiums payable by any borrower in connection with the exercise of any extension option or during any extension term. Distributions to you will be in an amount equal to your certificate’s interest and principal entitlement, subject to:

(i)       payment of the respective interest entitlement for any class of certificates bearing an earlier alphabetical designation (except in respect of the distribution of interest among the Class A-1, Class

A-1A, Class A-2, Class A-3 and Class X Certificates, which will have the same senior priority and be distributed pro rata and except that distributions to the Class A-M Certificates will be paid after distributions to the foregoing classes and except that the Class A-J Certificates will be paid after distributions to the Class A-M Certificates), and

(ii)      if applicable, payment of the respective principal entitlement for the distribution date to the outstanding classes of certificates having an earlier alphabetical designation (and, in the case of the Class A-1/Class A-1A, Class A-2 and Class A-3 Certificates, generally in that order and with respect to principal from the mortgage loans in loan group 1 or loan group 2, as applicable, as more fully described in this prospectus supplement) until the principal balance of each such class has been reduced to zero; provided, however, that the Class A-M Certificates will receive distributions of principal only after distributions of principal are made to the Class A-1, Class A-1A, Class A-2 and Class A-3 Certificates and that the Class A-J Certificates receive distributions of principal only after distributions are made to the Class A-M Certificates.

Each certificateholder will receive its share of distributions on its class of certificates on a pro rata basis with all other holders of certificates of the same class. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Generally, the Class A-1, Class A-2 and Class A-3 Certificates will have priority with respect to payments received in respect of mortgage loans included in loan group 1, and the Class A-1A Certificates will have priority with respect to payments received in respect of mortgage loans included in loan group 2.

B. Interest and Principal Entitlements

A description of the interest entitlement payable to each class can be found in “Description of the Offered Certificates—Distributions” in this prospectus supplement. As described in that section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s principal balance. In addition, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of nonrecoverable advances, payment of compensation and reimbursement of certain costs and expenses will be prior to your right to receive distributions of principal or interest.

With respect to one (1) mortgage loan, representing 0.8% of the initial outstanding pool balance (and representing 1.0% of the initial outstanding loan group 1 balance), that was originated in December 2007 and has its first due date in February 2008, the depositor has agreed to deposit approximately $48,897 into the certificate account on the closing date, which amount represents one month’s interest on the initial principal balance of that mortgage loan and which amount will be distributable to certificateholders on the first distribution date in January 2008.

In addition, with respect to two (2) mortgage loans, representing 7.0% of the initial outstanding pool balance (and representing 8.5% of the initial outstanding loan group 1 balance), (a) in the case of one such mortgage loan, $225,000 of the outstanding principal balance was funded in December 2007, and the first due date with respect to that amount is in February 2008 and (b) in the case of the other such mortgage loan, $1,500,000 of the outstanding principal balance was funded in December 2007, and the first due date with respect to that amount is in January 2008. The depositor has agreed to deposit approximately $9,546 into the certificate account, which represents the shortfall that would have otherwise occurred with respect to these amounts and will be distributed to the certificateholders in January 2008.

The Class R-I, Class R-II, Class R-III and Class X Certificates will not be entitled to principal distributions. The amount of principal required to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to the sum of:

•         the principal portion of all scheduled payments, other than balloon payments, to the extent received or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) during the related collection period;

•         all principal prepayments and the principal portion of balloon payments received during the related collection period;

•         the principal portion of other collections on the mortgage loans received during the related collection period, for example liquidation proceeds, condemnation proceeds, insurance proceeds and income on “real estate owned”; and

•         the principal portion of proceeds of mortgage loan repurchases received during the related collection period;

subject, however, to the adjustments described in this prospectus supplement. See the definition of “Principal Distribution Amount” in the “Glossary of Terms.”
C. Prepayment Premiums/Yield Maintenance
Charges

The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated to the Class X Certificates, on the one hand, and the classes of certificates entitled to principal, on the other hand, is described in “Description of the Offered Certificates—Distributions” in this prospectus supplement. Any prepayment premiums and yield maintenance charges paid during an extension term of any extendable mortgage loan and received during a particular collection period will generally be distributed to the Class P Certificates, as described in “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Subordination
A. General

The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest (other than excess liquidation proceeds, certain excess interest in connection with any mortgage loan having an anticipated repayment date) on any distribution date is depicted in descending order. The manner in which mortgage loan losses (including interest losses other than losses with respect to certain excess interest in connection with any mortgage loan having an anticipated repayment date) are allocated is depicted in ascending order.

Class A-l, Class A-1A*, Class A-2, Class A-3 and Class X**
|
Class A-M
|
Class A-J
|
Classes B-P

No other form of credit enhancement will be available to you as a holder of offered certificates.

*         The Class A-1A Certificates generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 2. The Class A-1, Class A-2 and Class A-3 Certificates generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

**       Interest only certificates. No principal payments or realized loan losses in respect of principal will be allocated to the Class X Certificates. However, any mortgage loan losses will reduce the notional amount of the Class X Certificates.

B. Shortfalls in
Available Funds

The following types of shortfalls in available funds will reduce amounts available for distribution and will be allocated in the same manner as mortgage loan losses. Among the causes of these shortfalls are the following:

• shortfalls resulting from compensation which the special servicer is entitled to receive;
• shortfalls resulting from interest on advances made by the master servicer or the trustee, to the extent not covered by default interest and late payment charges paid by the borrower; and

•         shortfalls resulting from a reduction of a mortgage loan’s interest rate by a bankruptcy court or other modification or from other unanticipated, extraordinary or default-related expenses of the trust.

Shortfalls in mortgage loan interest as a result of the timing of voluntary and involuntary prepayments (net of certain amounts required to be used by the master servicer to offset those shortfalls) will be allocated to each class of certificates in accordance with their respective interest entitlements as described in this prospectus supplement.

Information About The Mortgage Pool

Characteristics of the Mortgage Pool
A. General

All numerical information in this prospectus supplement concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based upon their outstanding principal balances as of the cut-off date. With respect to mortgage loans not having due dates on the first day of each month, scheduled payments due in December 2007 have been deemed received on December 1, 2007.

When information presented in this prospectus supplement with respect to mortgaged properties is expressed as a percentage of the initial pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or, with respect to an individual property securing a multi-property mortgage loan, the portions of those loan balances allocated to such properties. The allocated loan amount for each mortgaged property securing a multi-property mortgage loan is set forth on Appendix II to this prospectus supplement.

B. Principal Balances

The trust’s primary assets will be eighty-two (82) mortgage loans (which include fifty-eight (58) mortgage loans in loan group 1 and twenty-four (24) mortgage loans in loan group 2) with an aggregate principal balance as of the cut-off date of approximately $1,039,491,009 (which includes $860,137,907 in loan group 1 and $179,353,102 in loan group 2). It is possible that the aggregate mortgage loan balance, the initial outstanding loan group 1 balance and the initial outstanding loan group 2 balance will vary by up to 5% on the closing date. As of the cut-off date, the principal balance of the mortgage loans in the mortgage pool ranged from approximately $343,082 to approximately $80,500,000 (and the balances of the mortgage loans ranged from $1,741,133 to $80,500,000 in loan group 1 and from $343,082 to $23,200,000 in loan group 2) and the mortgage loans had an approximate average balance of $12,676,720 (and an approximate average balance of $14,829,964 in loan group 1 and $7,473,046 in loan group 2).

C. Fee Simple/Leasehold

Eighty-five (85) mortgaged properties, securing mortgage loans representing 81.4% of the initial outstanding pool balance (which include sixty-one (61) mortgaged properties in loan group 1, securing mortgage loans representing 77.5% of the initial outstanding loan group 1 balance, and twenty-four (24) mortgaged properties in loan group 2, securing mortgage loans representing 100% of the initial outstanding loan group 2 balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in those mortgaged properties.

Four (4) mortgaged properties, securing mortgage loans representing 18.6% of the initial outstanding pool balance (and representing 22.5% of the initial outstanding loan group 1 balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in those mortgaged properties.

D. Property Types	The following table shows how the mortgage loans are secured by collateral which is distributed among different types of properties.
	Property Type	Percentage of Initial Outstanding Pool Balance	Number of Mortgaged Properties
	Retail	44.1%	37
	Office	17.8%	7
	Multifamily	15.5%	19
	Hospitality	7.8%	6
	Mixed Use	7.4%	4
	Industrial	2.6%	7
	Other	2.6%	2
	Manufactured Housing Community	2.3%	7
	For information regarding the types of properties securing the mortgage loans included in loan group 1 or loan group 2, see Appendix I to this prospectus supplement.
E. Property Location

The number of mortgaged properties, and the approximate percentage of the aggregate principal balance of the mortgage loans secured by mortgaged properties located in the six (6) geographic areas with the highest concentrations of mortgaged properties, are as described in the table below:

	Geographic Area	Percentage of Initial Outstanding Pool Balance	Number of Mortgaged Properties
	New York	19.6%	12
	California	11.7%	9
	Southern	9.7%	7
	Northern	2.0%	2
	New Jersey	9.7%	2
	Georgia	7.6%	5
	Pennsylvania	7.6%	2
	Nevada	5.9%	3

The remaining mortgaged properties are located throughout nineteen (19) other states. None of these property locations has a concentration of mortgaged properties that represents security for more than 4.8% of the initial outstanding pool balance, as of the cut-off date. Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

	For information regarding the location of properties securing the mortgage loans included in loan group 1 or loan group 2, see Appendix I to this prospectus supplement.

F. Other Mortgage Loan Features	As of the cut-off date, the mortgage loans had the following characteristics:
• The most recent scheduled payment of principal and interest on any mortgage loan was not thirty days or more past due, and no mortgage loan had been thirty days or more past due in the past year;

•         Six (6) groups of mortgage loans, representing 11.4% of the initial outstanding pool balance (which include two (2) groups of mortgage loans in loan group 1, representing 3.4% of the initial outstanding loan group 1 balance and four (4) groups of mortgage loans in loan group 2, representing 49.6% of the initial outstanding loan group 2 balance) were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. Of these six (6) groups, the three (3) largest groups represent 4.1%, 2.0% and 1.9%, respectively, of the initial outstanding pool balance. See Appendix II to this prospectus supplement. The related borrower concentrations of the two (2) groups exclusively in loan group 1 represent 2.4% and 1.0%, respectively, of the initial outstanding loan group 1 balance and the four (4) groups exclusively in loan group 2 represent 23.6%, 11.2%, 9.6% and 5.3%, respectively, of the initial outstanding loan group 2 balance;

•         Twenty-four (24) mortgaged properties, securing mortgage loans representing 11.7% of the initial outstanding pool balance (and representing 14.2% of the initial outstanding loan group 1 balance) are each at least 100% leased to a single tenant;

• All of the mortgage loans bear interest at fixed rates;

•         Fixed periodic payments on the mortgage loans are generally determined assuming interest is calculated on a 30/360 basis, but interest actually accrues and is applied on certain mortgage loans on an actual/360 basis. Accordingly, there will be less amortization of the principal balance during the term of these mortgage loans, resulting in a higher final payment on these mortgage loans; and

•         No mortgage loan permits negative amortization or the deferral of accrued interest (except excess interest that would accrue in the case of any mortgage loan having an anticipated repayment date after the applicable anticipated repayment date for the related mortgage loan).

G. Balloon Loans/ARD Loans	As of the cut-off date, the mortgage loans had the following additional characteristics:

•         Eighty (80) mortgage loans, representing 99.2% of the initial outstanding pool balance (which include fifty-seven (57) mortgage loans in loan group 1, representing 99.3% of the initial outstanding loan group 1 balance, and twenty-three (23) mortgage loans in loan group 2, representing 98.3% of the initial outstanding loan group 2 balance) are “balloon loans”. For purposes of this prospectus supplement, we consider a mortgage loan to be a “balloon loan” if its principal balance is not scheduled to be fully or substantially amortized by the loan’s stated maturity date (including in the case of any extendable mortgage loan, any extension terms) or anticipated repayment date, as applicable. One (1) of the balloon loans, representing 1.8% of the initial outstanding pool balance (and representing 2.2% of the initial outstanding loan group 1 balance), amortizes principal in accordance with the schedule attached to this prospectus supplement as Schedule A. One (1) of the balloon loans, representing 1.3% of the initial outstanding pool balance (and representing 7.6% of the initial outstanding loan group 2 balance), amortizes principal in accordance with the schedule attached to this prospectus supplement as Schedule B. Two (2) of the balloon loans, representing 6.5% of the initial outstanding pool balance (and representing 7.8% of the initial outstanding loan group 1 balance), are mortgage loans that have an anticipated repayment date that provide for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity. These mortgage loans are structured to encourage the borrower to repay the mortgage loan in full by the specified date (which is prior to the mortgage loan’s stated maturity date) upon which these increases occur.

H. Interest Only Loans	As of the cut-off date, the mortgage loans had the following additional characteristics:

•         Fifteen (15) mortgage loans, representing 45.1% of the initial outstanding pool balance (which include ten (10) mortgage loans in loan group 1, representing 47.8% of the initial outstanding loan group 1 balance, and five (5) mortgage loans in loan group 2, representing 32.1% of the initial outstanding loan group 2 balance), currently provide for monthly payments of interest only for their entire respective terms; and

•         Forty (40) mortgage loans, representing 34.7% of the initial outstanding pool balance (which include twenty-six (26) mortgage loans in loan group 1, representing 29.4% of the initial outstanding loan group 1 balance, and fourteen (14) mortgage loans in loan group 2, representing 60.2% of the initial outstanding loan group 2 balance), currently provide for monthly payments of interest only for a portion of their respective terms and then provide for the monthly payment of principal and interest over their respective remaining terms.

I. Extendable Mortgage Loans

As of the cut-off date, four (4) mortgage loans, representing 3.6% of the initial outstanding pool balance (which includes one (1) mortgage loan in loan group 1, representing 2.0% of the initial outstanding loan group 1 balance, and three (3) mortgage loans in loan group 2, representing 11.2% of the initial outstanding loan group 2 balance) are “extendable mortgage loans”. An “extendable mortgage loan” is a balloon loan that allows the related borrower to elect to extend the scheduled maturity date of the related mortgage loan for up to two (2) additional terms of one (1) year each. Each extendable mortgage loan is a balloon loan both at its original stated maturity date and at the maturity date as extended.

Each extension option is exercisable at the borrower’s option subject to, in each case, a combination of some or all of the following general terms and conditions as may be set forth in the related mortgage loan documents: (a) the absence of default under any provision of the related mortgage (except such defaults as were cured within applicable grace or cure periods, if any), (b) written notice to the mortgagee of the borrower’s election to exercise the extension option within a specified period of time prior to the maturity date (as extended by any previously exercised extension option), (c) payment of an extension fee equal to 0.50% of the related mortgage loan’s outstanding principal balance (which in turn, will be payable to the holders of the Class P Certificates), (d) payment of the mortgagee’s expenses incurred in connection with the exercise of the extension option, (e) a debt service coverage ratio with respect to the related mortgaged property equal to 1.10x, at a loan constant set forth in the related mortgage loan documents, (f) delivery of an endorsement to the mortgagee’s policy of title insurance insuring the continued first priority lien of mortgagee’s interest, (g) the concurrent exercise of an extension option with respect to any related B Note and (h) such other conditions, if any, as may be set forth in the related mortgage loan documents.

All weighted average and other statistical information provided in this prospectus supplement assumes no borrower will exercise any extension option. See “Risk Factors—The Yield on Your Certificate May Be Affected By The Related Borrower’s Exercise Of Options To Extend The Scheduled Maturity Date Of The Mortgage Loan”. See “Description of the Mortgage Pool—Extendable Mortgage Loans” for additional information on the extendable mortgage loans.

J. Prepayment/Defeasance
Provisions	As of the cut-off date, all of the mortgage loans restricted voluntary principal prepayments as follows:

•         Forty-seven (47) mortgage loans, representing 44.6% of the initial outstanding pool balance (which include thirty-seven (37) mortgage loans in loan group 1, representing 46.5% of the initial outstanding loan group 1 balance, and ten (10) mortgage loans in loan group 2, representing 35.9% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments for a period ending on a date determined by the related mortgage note (which may be the maturity date), which period is referred to in this prospectus supplement as a “lock-out period,” but permit the related borrower, after an initial period of at least two years following the date of issuance of the certificates, to defease the mortgage loan by pledging “government securities” as defined in the Investment Company Act of 1940 that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan first becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and by obtaining the release of the mortgaged property from the lien of the mortgage;

•         Seven (7) mortgage loans, representing 24.8% of the initial outstanding pool balance (and representing 30.0% of the initial outstanding loan group 1 balance), prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period permit voluntary principal prepayments, if accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid, and also permit the related borrower to defease the applicable mortgage loan by pledging “government securities” as defined above;

•         One (1) mortgage loan, representing 7.7% of the initial outstanding pool balance (and representing 9.3% of the initial outstanding loan group 1 balance), prohibits voluntary principal prepayments during a lock-out period, and following the lock-out period permits voluntary principal prepayments if accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a prepayment premium which is equal to a percentage of the amount prepaid, which percentage will be (i) for the twelve (12) monthly payment periods following the lock-out period, 2.0%, (ii) for the subsequent twelve (12) monthly payment periods, 1.5%, and (iii) for the subsequent thirty-three (33) monthly payment periods, 1.0%;

•         Eight (8) mortgage loans, representing 5.9% of the initial outstanding pool balance (which include four (4) mortgage loans in loan group 1, representing 2.8% of the initial outstanding loan group 1 balance, and four (4) mortgage loans in loan group 2, representing 20.7% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period permit voluntary principal prepayments if accompanied by a yield maintenance charge calculated on the basis of a yield maintenance formula;

•         Thirteen (13) mortgage loans, representing 5.0% of the initial outstanding pool balance (which include six (6) mortgage loans in loan group 1, representing 4.6% of the initial outstanding loan group 1 balance, and seven (7) mortgage loans in loan group 2, representing 7.0% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period permit voluntary principal prepayments if accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid;

•         Two (2) mortgage loans, representing 4.1% of the initial outstanding pool balance (and representing 23.6% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lock-out period, and (i) for the eighty-three (83) monthly payment periods following the lock-out period, permit the related borrower to defease the applicable mortgage loan by pledging “government securities” as defined above, and (ii) for each of the subsequent six (6) monthly payment periods, permit voluntary principal prepayments if accompanied by a prepayment premium equal to 1.0% of the amount prepaid;

•         One (1) mortgage loan, representing 3.7% of the initial outstanding pool balance (and representing 4.5% of the initial outstanding loan group 1 balance), has no lock-out period and permits voluntary principal prepayments if accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid;

• One (1) mortgage loan, representing 2.2% of the initial outstanding pool balance (and representing 12.8% of the initial outstanding loan group 2 balance), prohibits voluntary principal prepayments during a lock-out period, and following the lock-out period permits voluntary principal prepayments if accompanied by a prepayment premium equal to (i) for the thirty-seven (37) monthly payment periods following the lock-out period, 1.0% of the amount prepaid, and (ii) for the each of the subsequent eight (8) monthly payment periods, 0.5% of the amount prepaid;

•         One (1) mortgage loan, representing 1.6% of the initial outstanding pool balance (and representing 2.0% of the initial outstanding loan group 1 balance), prohibits voluntary principal prepayments during a lock-out period; and

•         One (1) mortgage loan, representing 0.3% of the initial outstanding pool balance (and representing 0.3% of the initial outstanding loan group 1 balance), prohibits voluntary principal prepayments during a lock-out period, and following the lock-out period permits the related borrower to prepay the principal amount of the mortgage loan in whole, and not in part, subject to the satisfaction of certain conditions including, but not limited to, (i) payment of all accrued interest and other amounts outstanding as of the date of the principal prepayment and (ii) payment of a premium equal to 3.0% of the outstanding principal balance in addition to a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the outstanding principal balance.

Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii) provide for a specified period commencing prior to and including the maturity date (including in the case of any extendable mortgage loan, any extension terms) or the anticipated repayment date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. See the footnotes to Appendix II to this prospectus supplement for more details about the various yield maintenance formulas.

With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

•         One (1) mortgage loan, representing 7.7% of the initial outstanding pool balance (and representing 9.4% of the initial outstanding loan group 1 balance), permits the related borrower to convey air rights with respect to, grant an easement with respect to and/or sublease the existing structure related to an overhead tram located on the related mortgaged property and permits the release of such portion of the mortgaged property as may be required in connection with such conveyance, grant of easement and/or sublease;

•         One (1) mortgage loan, representing 5.0% of the initial outstanding pool balance (and representing 6.0% of the initial outstanding loan group 1 balance), permits the release of a portion of the collateral in connection with a partial defeasance of the related note subject to the satisfaction of certain conditions including, but not limited to, (i) the debt service coverage ratio with respect to the remaining collateral immediately following the release being no less than

1.10x, (ii) the loan-to-value ratio of the remaining collateral immediately following the release being no greater than 80% and (iii) the principal amount of the defeased note being at least equal to 120% of the allocated mortgage loan amount of the collateral being released;

•         Two (2) mortgage loans, representing 1.7% of the initial outstanding pool balance (and representing 9.6% of the initial outstanding loan group 2 balance), are cross-collateralized and cross-defaulted with each other and permit the related borrower to release one or both of the related mortgaged properties from the lien of the related mortgage and/or release the cross-collateralization with respect to the related mortgaged property or properties in connection with a partial defeasance of the applicable note upon the satisfaction of certain conditions including, but not limited to, (i) no event of default having occurred and continuing under the related mortgage loan documents, (ii) the debt service coverage ratio with respect to the remaining mortgaged property immediately following the release being no less than 1.20x, (iii) the loan-to-value ratio of the remaining mortgaged property immediately following the release being no greater than 80% and (iv) the principal amount of the defeased note being equal to a percentage, on a loan-by-loan basis ranging from 105% to 125%, as applicable, of the allocated mortgage loan amount of the related mortgaged property being released;

•         Six (6) mortgage loans, representing 0.9% of the initial outstanding pool balance (and representing 5.3% of the initial outstanding loan group 2 balance), are cross-collateralized and cross-defaulted with each other and permit the related borrower to release one or more of the related mortgaged properties from the lien of the related mortgage upon the satisfaction of certain conditions including, but not limited to, (i) the debt service coverage ratio with respect to the remaining mortgaged properties immediately following the release being no less than 1.20x, (ii) the loan-to-value ratio of the remaining mortgaged properties immediately following the release being no greater than 80%, (iii) receipt of confirmation from the applicable rating agencies that such release will result in no downgrade, withdrawal or qualification of existing ratings and (iv) payment of an amount equal to 100% of the allocated mortgage loan amount of the related mortgaged property being released, plus the applicable prepayment premium;

•         One (1) mortgage loan, representing 0.6% of the initial outstanding pool balance (and representing 0.7% of the initial outstanding loan group 1 balance), is secured by four (4) mortgaged properties that are cross-collateralized and cross-defaulted with each other and permit the related borrower to release one or more of the related mortgaged properties and/or release the cross-collateralization with respect to the related mortgaged property or properties upon the satisfaction of certain conditions including, but not limited to, (i) the debt service coverage ratio with respect to the remaining mortgaged properties immediately following the release being no less than the greater of (A) the debt service coverage ratio with respect to all the mortgaged properties immediately prior to the release and (B) 1.25x, (ii) the loan-to-value ratio of the remaining mortgaged properties immediately following the release being no

•         greater than the lesser of (A) 62% and (B) the loan-to-value ratio of all the mortgaged properties immediately prior to the release, (iii) receipt of confirmation from the applicable rating agencies that such release will result in no downgrade, withdrawal or qualification of existing ratings and (iv) the principal amount of the defeased note must equal 125% of the allocated mortgage loan amount of the related mortgaged property or properties being released;

•         One (1) mortgage loan, representing 0.5% of the initial outstanding pool balance (and representing 0.6% of the initial outstanding loan group 1 balance), permits the release of up to three (3) of the six (6) related units from the lien of the related mortgage subject to the satisfaction of certain conditions including, but not limited to, (i) the debt service coverage ratio with respect to the remaining units immediately following the release being no less than the greater of (A) the debt service coverage ratio immediately prior to the release and (B) 1.20x, (ii) the loan-to-value ratio of the remaining units immediately following the release being no greater than the lesser of (A) 80% and (B) the loan-to-value ratio immediately prior to the release and (iii) defeasance of 120% of the allocated mortgage loan amount of the released unit;

•         One (1) mortgage loan, representing 0.4% of the initial outstanding pool balance (and representing 2.4% of the initial outstanding loan group 2 balance) and which is secured by a cooperatively-owned property, permits the sale of additional shares in the related borrower subject to the satisfaction of certain conditions including, but not limited to, (i) fifty percent (50%) of the proceeds from any such sale being applied toward the outstanding principal balance of the related mortgage loan and fifty percent (50%) of the proceeds from any such sale being applied by the related borrower to capital expenditures at or with respect to the related mortgaged real property, working capital, shareholder fee subsidies or repurchases of shares of the related borrower, (ii) in the case of a share repurchase, the resulting change in revenue does not reduce the debt service coverage ratio for the mortgage loan (immediately following the prepayment) to less than 1.05x and (iii) if more than ten percent (10%) of the outstanding principal balance of the mortgage loan is prepaid pursuant to clause (i) above, payment of a yield maintenance charge calculated on the basis of a yield maintenance formula. In the event that such prepayment occurs on or before October 10, 2010, then (i) any remaining monthly interest only payments due will be recomputed based upon the reduced principal balance of the related promissory note, and (ii) any remaining monthly installments of principal and interest will be recomputed based on the reduced principal balance of the related promissory note and based upon an amortization schedule of thirty (30) years beginning on October 10, 2010. In the event that such prepayment occurs after October 10, 2010, then any remaining monthly installments of principal and interest will be recomputed based upon the reduced principal balance of the related promissory note and based upon an amortization schedule of thirty (30) years less the period from October 10, 2010 to the date of such prepayment; and

•         One (1) mortgage loan, representing 0.4% of the initial outstanding pool balance (and representing 0.4% of the initial outstanding loan group 1 balance), permits the release of either of two (2) units subject to the satisfaction of certain conditions including, but not limited to, (i) the debt service coverage ratio with respect to the remaining unit immediately following the release being no less than the greater of (A) the debt service coverage ratio immediately prior to the release and (B) 1.40x, (ii) the loan-to-value ratio of the remaining unit immediately following the release being no greater than the lesser of (A) 65% and (B) the loan-to-value ratio immediately prior to the release and (iii) the payment of an amount equal to 125% of the allocated mortgage loan amount of the unit being released.

See Appendix II to this prospectus supplement for specific yield maintenance provisions with respect to the prepayment and defeasance provisions set forth above.

Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements commencing three (3) to twenty-six (26) payment dates prior to and including the maturity date (not including, in the case of any extendable mortgage loan, any extension terms) or the anticipated repayment date.

In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. One (1) mortgage loan, representing 0.8% of the initial outstanding pool balance (and representing 1.0% of the initial outstanding loan group 1 balance) permits the related borrower to substitute collateral under certain circumstances. See the footnotes to Appendix II to this prospectus supplement for a description of these substitution provisions.

The discussion above does not take into account any prepayment provisions in effect during any extension term of any extendable mortgage loan. If the borrower under any extendable mortgage loan exercises the applicable extension option, then a new set of prepayment provisions may be in effect during the term of the extension, and prepayment premiums, if any, received with respect to any extendable mortgage loan during an extension term will be distributed to the Class P Certificates.

See the footnotes to Appendix II to this prospectus supplement for more details concerning certain of the foregoing provisions including the method of calculation of any prepayment premium or yield maintenance charge, which will vary for any mortgage loan.

K. Mortgage Loan Ranges
and Weighted Averages	Assuming no borrower exercises any applicable extension options, as of the cut-off date, the mortgage loans had the following additional characteristics:
i. Mortgage Interest
Rates

Mortgage interest rates ranging from 5.500% per annum to 8.740% per annum (and ranging from 5.500% per annum to 8.740% per annum for loan group 1 and from 5.730% per annum to 7.070% per annum for loan group 2), and a weighted average mortgage interest rate of 6.336% per annum (and 6.375% per annum for loan group 1 and 6.145% per annum for loan group 2);

ii. Original Terms

Original terms to scheduled maturity ranging from thirty-six (36) months to two hundred forty (240) months (and ranging from thirty-six (36) months to two hundred forty (240) months for loan group 1 and from thirty-six (36) months to one hundred eighty (180) months for loan group 2), and a weighted average original term to scheduled maturity of one hundred thirteen (113) months (and weighted average remaining term to scheduled maturity of one hundred sixteen (116) months for loan group 1 and ninety-eight (98) months for loan group 2);

iii. Remaining Terms

Remaining terms to scheduled maturity ranging from twenty-three (23) months to one hundred twenty-one (121) months (and ranging from twenty-three (23) months to one hundred twenty-one (121) months for loan group 1 and from twenty-four (24) months to one hundred nineteen (119) months for loan group 2), and a weighted average remaining term to scheduled maturity of one hundred (100) months (and weighted average remaining term to scheduled maturity of one hundred two (102) months for loan group 1 and ninety (90) months for loan group 2);

iv. Remaining Amortization
Terms

Remaining amortization terms (excluding loans which provide for interest only payments for the entire loan term) ranging from seventy-two (72) months to three hundred sixty (360) months (and ranging from one hundred nine (109) months to three hundred sixty (360) months for loan group 1 and from seventy-two (72) months to three hundred sixty (360) months for loan group 2), and a weighted average remaining amortization term of three hundred thirty-nine (339) months (and three hundred thirty-five (335) months for loan group 1 and three hundred fifty-two (352) months for loan group 2);

v. Loan-to-Value Ratios

Loan-to-value ratios, calculated as described in this prospectus supplement, range from 18.3% to 79.0% (and range from 18.3% to 79.0% for loan group 1 and from 24.4% to 78.9% for loan group 2), and a weighted average loan-to-value ratio, calculated as described in this prospectus supplement, of 63.5% (and 63.0% for loan group 1 and 66.2% for loan group 2);

For each of the mortgage loans, the loan-to-value ratio was calculated according to the methodology set forth in this prospectus supplement based on the estimate of value from a third-party appraisal, which was generally conducted between May 19, 2006 and December 12, 2007;

For detailed methodologies, see “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this prospectus supplement;

vi. Debt Service
Coverage Ratios

Debt service coverage ratios, determined according to the methodology presented in this prospectus supplement, ranging from 1.02x to 3.24x (and ranging from 1.02x to 2.54x for loan group 1 and from 1.06x to 3.24x for loan group 2), and a weighted average debt service coverage ratio, calculated as described in this prospectus supplement, of 1.48x (and 1.49x for loan group 1 and 1.40x for loan group 2). These calculations are based on underwritable cash flow and actual debt service of the related mortgage loans as described in this prospectus supplement; and

vii. Debt Service Coverage
Ratios Post IO Period

Debt Service Coverage Ratio Post IO Period, determined according to the methodology presented in this prospectus supplement, ranging from 1.02x to 2.80x (and ranging from 1.02x to 2.54x for loan group 1 and from 1.05x to 2.80x for loan group 2), and a weighted average Debt Service Coverage Ratio Post IO Period, calculated as described in this prospectus supplement, of 1.41x (and 1.44x for loan group 1 and 1.27x for loan group 2);

“Debt Service Coverage Ratio Post IO Period” or “DSCR Post IO Period” means, with respect to the related mortgage loan that has an interest-only period that has not expired as of the cut-off date but will expire prior to maturity, a debt service coverage ratio calculated in the same manner as debt service coverage ratios except that the amount of the monthly debt service payment considered in the calculation is the amount of the monthly debt service payment that is due in the first month following the expiration of the applicable interest-only period. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

Advances
A. Principal and
Interest Advances

Subject to a recoverability determination described in this prospectus supplement, the master servicer (and the trustee, if applicable) will be required to advance delinquent monthly mortgage loan payments for the mortgage loans that are part of the trust. The master servicer and the trustee will not be required to advance any additional interest accrued as a result of the imposition of any default rate or any rate increase after an anticipated repayment date. The master servicer and the trustee also are not required to advance prepayment or yield maintenance premiums (including any such amounts that may be payable during any extension term of an extendable mortgage loan), any extension fees, any exit fees, default interest, late fees, excess interest or balloon payments. With respect to any balloon payment, the master servicer (and the trustee, if applicable) will instead be required to advance an amount equal to the scheduled payment that would have been due if the related balloon payment had not become due. If a principal and interest advance is made, the master servicer will defer rather than advance its master servicing fee (including any primary servicing fee and any sub-servicing fees) and the excess servicing fee, but will advance the trustee fee.

For an REO property, subject to a recoverability determination described in this prospectus supplement, the advance will equal the scheduled payment that would have been due if the predecessor mortgage loan had remained outstanding and continued to amortize in accordance with its amortization schedule in effect immediately before the REO property was acquired.
B. Servicing Advances

Subject to a recoverability determination described in this prospectus supplement, the master servicer, the special servicer and the trustee may also make servicing advances to pay delinquent real estate taxes, insurance premiums and similar expenses necessary to maintain and protect the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents, and subject to a substantially similar recoverability determination set forth in the related non-serviced mortgage loan pooling and servicing agreement, if any, each of such parties under that agreement will be required to make servicing advances of such type with respect to any non-serviced mortgage loans.

C. Interest on Advances	All advances made by the master servicer, the special servicer or the trustee will accrue interest at a rate equal to the “prime rate” as reported in The Wall Street Journal.
D. Back-up Advances

Pursuant to the requirements of the pooling and servicing agreement, if the master servicer fails to make a required advance, the trustee will be required to make the advance, subject to the same limitations, and with the same rights of the master servicer.

E. Recoverability

None of the master servicer, the special servicer or the trustee will be required to make any advance if the master servicer, the special servicer (or another master servicer, special servicer, trustee or any fiscal agent with respect to a non-serviced pari passu companion mortgage loan) or the trustee, as the case may be, reasonably determines that the advance would not be recoverable in accordance with the servicing standard (in the case of the master servicer or special servicer) or in accordance with its business judgment (in the case of the trustee). The trustee may rely on any such determination made by the master servicer or the special servicer.

F. Advances During an
Appraisal Reduction Event

The occurrence of certain adverse events affecting a mortgage loan will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in this prospectus supplement. If there exists an appraisal reduction for any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be proportionately reduced to the extent of the appraisal reduction. This will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

In the case of any A/B mortgage loan, any appraisal reduction will be calculated in respect of the A/B mortgage loan taken as a whole and any such appraisal reduction will be allocated first to the related B note and then allocated to the related A note.

See “Description of the Offered Certificates—Advances” in this prospectus supplement.

Additional Aspects of Certificates

Ratings

The certificates offered to you will not be issued unless each of the classes of certificates being offered by this prospectus supplement receives the following ratings from Fitch, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

Class	Ratings Fitch/S&P
Classes A-1, A-1A, A-2 and A-3	AAA/AAA
Class A-M	AAA/AAA
Class A-J	AAA/AAA

A rating agency may lower or withdraw a security rating at any time. Each of the rating agencies identified above is expected to perform ratings surveillance with respect to its ratings for so long as the offered certificates remain outstanding, except that a rating agency may stop performing ratings surveillance at any time if, among other reasons, that rating agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The depositor has no ability to ensure that the rating agencies perform ratings surveillance.

See “Ratings” in this prospectus supplement and “Ratings” in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

Optional Termination

On any distribution date on which the aggregate principal balance of the mortgage loans is less than or equal to 1.0% of the initial outstanding pool balance, the holders of a majority of the controlling class, the special servicer, the master servicer and any holder of a majority interest in the Class R-I Certificates, in that order of priority, will have the option to purchase all of the remaining mortgage loans, and all property acquired through exercise of remedies in respect of any mortgage loan, at the price specified in this prospectus supplement. Exercise of this option would terminate the trust and retire the then outstanding certificates at par plus accrued interest.

Repurchase or Substitution

Each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans sold by it, as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Repurchases and Other Remedies.” If a mortgage loan seller has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan as described under “Description of the Mortgage Pool—Repurchases and Other Remedies”, then that mortgage loan seller will be required to either cure the breach, repurchase the affected mortgage loan from the trust fund or substitute the affected mortgage loan with another mortgage loan. If the related mortgage loan seller decides to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that the purchase will not be accompanied by any prepayment premium or yield maintenance charge. In addition, certain mortgage loans may be purchased from the trust fund by the holders of a B Note or mezzanine loan under certain circumstances. See “Risk Factors—Mortgage Loan Sellers May Not Be Able To Make A Required Repurchase Or Substitution Of A Defective Mortgage Loan” and “Description of the Mortgage Pool— Subordinate and Other Financing” and “Servicing of the Mortgage Loans—Servicing of the A/B Mortgage Loans” in this prospectus supplement.

Sale of Defaulted Loans

Pursuant to the pooling and servicing agreement, (i) the holder of the certificates representing the greatest percentage interest in the controlling class of certificates, (ii) the special servicer, and (iii) any mortgage loan seller, with respect to each mortgage loan it sold to the Depositor, in that order, has the option to purchase from the trust any defaulted mortgage loan that is at least sixty (60) days delinquent as to any monthly debt service payment (or is delinquent as to its balloon payment) at a price equal to the fair value of such mortgage loan as determined by the special servicer for such mortgage loan (provided, that if such mortgage loan is being purchased by the special servicer or by a holder of certificates of the controlling class, the trustee will be required to verify that such price is equal to fair value). In addition, certain of the mortgage loans are subject to a purchase option upon certain events of default in favor of a subordinate lender or mezzanine lender. For more information relating to the sale of defaulted mortgage loans, see “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans” in this prospectus supplement.

Denominations

The Class A-1, Class A-1A, Class A-2, Class A-3, Class A-M and Class A-J Certificates will be offered in minimum denominations of $25,000. Investments in excess of the minimum denominations may be made in multiples of $1.

Registration, Clearance
and Settlement

Your certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, and will not be registered in your name. You will not receive a definitive certificate representing your ownership interest, except in very limited circumstances described in this prospectus supplement. As a result, you will hold your certificates only in book-entry form and will not be a certificateholder of record. You will receive distributions on your certificates and reports relating to distributions only through The Depository Trust Company, Clearstream Banking, société anonyme or the Euroclear System or through participants in The Depository Trust Company, Clearstream Banking or Euroclear.

You may hold your certificates through:

•         The Depository Trust Company in the United States; or

•         Clearstream Banking or Euroclear in Europe.

Transfers within The Depository Trust Company, Clearstream Banking or Euroclear will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through The Depository Trust Company, Clearstream Banking or Euroclear will be effected in The Depository Trust Company through the relevant depositories of Clearstream Banking or Euroclear.

All or any portion of the certificates offered to you may be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to The Depository Trust Company or its nominee, if we notify The Depository Trust Company of our intent to terminate the book-entry system and, upon receipt of notice of such intent from The Depository Trust Company, the participants holding beneficial interests in the certificates agree to initiate such termination.

We expect that the certificates offered to you will be delivered in book-entry form through the facilities of The Depository Trust Company, Clearstream Banking or Euroclear on or about the closing date.

Tax Status

Elections will be made to treat designated portions of the trust as three separate “real estate mortgage investment conduits”—REMIC I, REMIC II and REMIC III—for federal income tax purposes. In the opinion of counsel, each such designated portion of the trust will qualify for this treatment and each class of offered certificates will evidence “regular interests” in REMIC III. The portion of the trust consisting of the right to any excess interest (interest on each mortgage loan with an anticipated repayment date accruing after such date at a rate in excess of the rate that applied prior to such date), any exit fees, and in respect of mortgage loans that permit the related borrower to extend the scheduled maturity date of the mortgage loan, any extension fees, prepayment premiums and yield maintenance charges payable during any extension terms, and the related sub-account with respect to any of the foregoing will be treated as a grantor trust for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•         The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

•         Beneficial owners of offered certificates will be required to report income on the certificates in accordance with the accrual method of accounting.

•         It is anticipated that for federal income tax purposes, (i) the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-M Certificates will be issued at a premium and (ii) the Class A-J Certificates will be issued with a de minimis amount of original issue discount.

See “Material Federal Income Tax Consequences” in this prospectus supplement.

Considerations Related to Title I of the Employee Retirement Income Security Act of 1974

Subject to the satisfaction of important conditions described under “Certain ERISA Considerations” in this prospectus supplement and in the accompanying prospectus, the offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See “Legal Investment” in this prospectus supplement.

Risk Factors

You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

The risks and uncertainties described in this section, together with those risks described in the prospectus under “Risk Factors”, summarize material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

Your Investment Is Not Insured Or Guaranteed And Your Source For
Repayments Is Limited To Payments Under The Mortgage Loans

Payments under the mortgage loans and the certificates are not insured or guaranteed by any governmental entity or mortgage insurer. Accordingly, the sources for repayment of your certificates are limited to amounts due with respect to the mortgage loans.

You should consider all of the mortgage loans to be nonrecourse loans. Even in those cases where recourse to a borrower or guarantor is permitted under the related mortgage loan documents, we have not necessarily undertaken an evaluation of the financial condition of any of these persons. If a default occurs, the lender’s remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the mortgage loan. Those remedies may be insufficient to provide a full return on your investment. Payment of amounts due under a mortgage loan prior to its maturity (in the case of an extendable mortgage loan, including any extension terms) or anticipated repayment date is dependent primarily on the sufficiency of the net operating income of the related mortgaged property. Payment of the balloon payment of a mortgage loan that is a balloon loan at its maturity (in the case of an extendable mortgage loan, including any extension terms), or on its anticipated repayment date, is primarily dependent upon the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

Mortgage Loan Sellers May Not Be Able To Make A Required
Repurchase Or Substitution Of A Defective Mortgage Loan

In limited circumstances, the related mortgage loan seller may be obligated to repurchase or replace a mortgage loan that it sold to us if the applicable mortgage loan seller’s representations and warranties concerning that mortgage loan are materially breached or if there are material defects in the documentation for that mortgage loan. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. There can be no assurance that any of these entities will be in a financial position to effect a repurchase or substitution and neither we nor any of our affiliates (except, in certain circumstances, for Morgan Stanley Mortgage Capital Holdings LLC in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. The representations and warranties address the characteristics of the mortgage loans and mortgaged properties as of the date of issuance of the certificates. They do not relieve you or the trust of the risk of defaults and losses on the mortgage loans. In addition, any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Pool—Representations and Warranties” and “—Repurchases and Other Remedies” in this prospectus supplement.

In this regard you should consider that on December 7, 2007, American Mortgage Acceptance Company disclosed on its Form 8-K on file with the Securities and Exchange Commission, that as a result of widening credit spreads on certain of its assets, coupled with a decline in yields on US Treasury securities, it was required to sell assets at a loss to meet margin calls and increase liquidity for future cash needs. Due to these realized losses, American Mortgage Acceptance Company advised that its previous adjusted funds from operations per share guidance was no longer a relevant forecast of expected adjusted funds from operations and was being withdrawn. In addition, American Mortgage Acceptance Company advised investors that in the interest of preserving liquidity, its Board of Trustees had decided not to declare a dividend payment to the American Mortgage Acceptance Company common shareholders in the fourth quarter of 2007. American Mortgage Acceptance Company further advised that although the credit quality of its portfolio remains stable, severe market volatility continues its negative impact on the value of its assets and its short-term liquidity. There is no assurance that American Mortgage Acceptance Company will not suffer additional losses in the future. It is not clear what effect this will have on the ability of American Mortgage Acceptance Company to repurchase or substitute mortgage loans in connection with material breaches of representations and warranties concerning the mortgage loans or material defects in the related documentation.

The Repayment Of A Commercial Mortgage Loan Is Dependent On The Cash Flow Produced By The Property Which Can Be Volatile And Insufficient To Allow Timely Payment On Your Certificates

The mortgage loans are secured by various types of income-producing commercial, multifamily and manufactured housing community properties. Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

Sixty-four (64) mortgage loans, representing 78.2% of the initial outstanding pool balance (which include fifty (50) mortgage loans in loan group 1, representing 77.4% of the initial outstanding loan group 1 balance, and fourteen (14) mortgage loans in loan group 2, representing 81.9% of the initial outstanding loan group 2 balance), were originated within twelve (12) months prior to the cut-off date. Consequently, these mortgage loans do not have a long-standing payment history.

The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property’s cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected, among other things, by any one or more of the following factors:
• the age, design and construction quality of the property;
• the lack of any operating history in the case of a newly built or renovated mortgaged property;
• perceptions regarding the safety, convenience and attractiveness of the property;
• the proximity and attractiveness of competing properties;
• the adequacy of the property’s management and maintenance;
• increases in operating expenses (including common area maintenance charges) at the property and in relation to competing properties;
• an increase in the capital expenditures needed to maintain the property or make improvements;
• the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;
• a decline in the financial condition of a major tenant;
• an increase in vacancy rates;
• an decline in rental rates as leases are renewed or entered into with new tenants;
• changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged property; and
• if the mortgaged property has uses subject to significant regulation, changes in applicable law.
Other factors are more general in nature, such as:
• national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);
• local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);
• demographic factors;
• decreases in consumer confidence (caused by events such as threatened or continuing military action, recent disclosures of wrongdoing or financial misstatements by major corporations and financial institutions and other factors);
• changes in consumer tastes and preferences; and
• retroactive changes in building codes.
• The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:
• the length of tenant leases;
• the creditworthiness of tenants;
• the level of tenant defaults;
• the ability to convert an unsuccessful property to an alternative use;
• new construction in the same market as the mortgaged property;
• rent control and stabilization laws or other laws impacting operating income;
• the number and diversity of tenants;
• the rate at which new rentals occur;

•         the property’s operating expense ratio (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants; and

•         in the case of residential cooperative or commercial condominium properties, the payments received by the cooperative corporation or condominium association from its tenants/shareholders or owners, including any special assessments or common charges against the property.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

Seasoned Mortgage Loans Secured By Older Mortgaged Properties Present Additional
l Risks Of Repayment

Eighteen (18) mortgage loans, representing 21.8% of the initial outstanding pool balance (which include eight (8) mortgage loans in loan group 1, representing 22.6% of the initial outstanding loan group 1 balance, and ten (10) mortgage loans in loan group 2, representing 18.1% of the initial outstanding loan group 2 balance), are not newly originated and have been outstanding for 12 or more months prior to the cut-off date. While seasoned mortgage loans generally have the benefit of established payment histories, there are a number of risks associated with seasoned mortgage loans that are not present, or present to a lesser degree, with more recently originated mortgage loans. For example,
• property values and the surrounding neighborhood may have changed since origination;
• the tenant or customer mix at the related mortgaged property may have changed substantially since origination;
• origination standards at the time the mortgage loan was originated may have been different than current origination standards;
• the market for any related business may have changed from the time the mortgage loan was originated;
• the current financial performance of the related borrower, its business, or the related mortgaged property in general, may be different than at origination; and
• the environmental and engineering characteristics of the mortgaged property or improvements may have changed.

Among other things, those factors make it difficult to estimate the current value of the related mortgaged property, and estimated values of the mortgaged properties discussed in this prospectus supplement, to the extent based upon or extrapolated from general market data, may not be accurate in the case of particular mortgaged properties.

The Prospective Performance Of The Commercial And Multifamily Mortgage Loans Included In The Trust Fund Should Be Evaluated Separately From The Performance Of The Mortgage Loans In Any Of Our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of commercial mortgage loans (known as “static pool information”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool information for prior securitized pools, even those involving the same property types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool information showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Certain Mortgage Loans May Have A Limited
Operating History

The properties securing certain of the mortgage loans are newly constructed and/or recently opened and, as such, have a limited operating history. There can be no assurance that any of the properties, whether newly constructed and/or recently opened or otherwise, will perform as anticipated.

Converting Commercial Properties To Alternative Uses May Require Significant Expenses Which Could Reduce Payments On Your Certificates
Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:
• converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and
• zoning or other restrictions, including the designation of a property as a historical landmark, also may prevent alternative uses.

The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. In addition, certain properties that are legally permitted to be used in a non-conforming manner may be subject to restrictions that would require compliance with current zoning laws under certain circumstances such as non-operation for a period in excess of certain timeframes. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates. See “Mortgaged Properties Securing The Mortgage Loans That Are Not In Compliance With Zoning And Building Code Requirements And Use Restrictions Could Adversely Affect Payments On Your Certificates.”

Property Value May Be Adversely Affected Even When There Is No
Change In Current Operating Income	Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income. These factors include, among others:
• changes in the local, regional or national economy;
• changes in governmental regulations, fiscal policy, zoning or tax laws;
• potential environmental legislation or liabilities or other legal liabilities;
• proximity and attractiveness of competing properties;
• new construction of competing properties in the same market;
• convertibility of a property to an alternative use;
• the availability of refinancing;
• changes in interest rate levels;
• the age, quality, functionality and design of the project;
• increases in operating costs;
• an increase in the capital expenditures needed to maintain the properties or make improvements; and
• increase in vacancy rates.
Tenant Concentration Increases The Risk That Cash Flow Will Be Interrupted Which Could Reduce Payments On Your Certificates

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants, because rent payable by such tenants generally will represent all or a significant portion of the cash flow available to the borrower to pay its obligations to the lender. We cannot provide assurances that any major tenant will continue to perform its obligations under its lease. In particular, please see Appendix IV to this prospectus supplement for more information on any of the mortgaged properties related to the ten largest loans in the pool that are leased to a single tenant or large tenants or a small number of tenants. Twenty-four (24) of the mortgaged properties, securing mortgage loans representing 11.7% of the initial outstanding pool balance (and securing mortgage loans representing 14.2% of the initial outstanding loan group 1 balance) are leased all or nearly all to a single tenant.

In some cases the sole tenant or major tenant related to the borrower is physically occupying space related to its business; in other cases, the affiliated tenant is a tenant under a master lease with the borrower, under which the borrower tenant is obligated to make rent payments but does not physically occupy the related space at the mortgaged property. See “Description of the Mortgage Pool—Additional Mortgage Loan

Information” for a description of “master leases”. There can be no assurance the space “leased” by this borrower affiliate will eventually be occupied by third party tenants.

Mortgaged properties leased to a single tenant or a small number of tenants are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

• the financial effect of the absence of rental income may be severe;
• more time may be required to re-lease the space; and
• substantial capital costs may be incurred to make the space appropriate for replacement tenants.

Additionally, some of the tenants at the mortgaged properties (including sole tenants or other significant tenants) have lease termination option dates or lease expiration dates that are prior to or shortly after the related maturity date or anticipated repayment date. See Appendix II to this prospectus supplement for the lease expiration date for each of the top three (3) tenants at each mortgaged property. There are a number of other mortgaged properties that similarly have a significant amount of scheduled lease expirations or potential terminations before the maturity of the related mortgage loan, although those circumstances were generally addressed by escrow requirements or other mitigating provisions.

In addition to tenant concentration, another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

In some cases, the sole or a significant tenant is related to the subject borrower or an affiliate of that borrower.
For further information with respect to tenant concentrations, see Appendix II to this prospectus supplement.
Leasing Mortgaged Properties To Multiple Tenants May Result In Higher Re-Leasing
Costs Which Could Reduce Payments On Your Certificates

If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its obligations to a lender which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

The Related Borrowers May Have Difficulty Re-Leasing Mortgaged Properties

Repayment of mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations or otherwise. See Appendix II and “Appendix IV—Significant Loan Summaries” to this prospectus supplement for an identification of any government sponsored tenant that constitutes one of the three largest tenants (or, if applicable, the single tenant) at any mortgaged property.

In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased. Any “dark” space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

Certain tenants at the retail properties, including without limitation anchor tenants, may have the right to terminate their leases if certain other tenants are not operating, or if their sales at the property do not reach a specified level. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. Twenty-four (24) of the mortgaged properties, securing mortgage loans representing approximately 49.2% of the initial outstanding pool balance (excluding multifamily, manufactured housing community, hospitality and certain other property types) (and securing mortgage loans representing 49.2% of the initial outstanding loan group 1 balance (excluding multifamily, manufactured housing community, hospitality and certain other property types)), as of the cut-off date, have reserves for tenant improvements and leasing commissions which may serve to defray those costs. We cannot assure you, however, that the funds (if any) held in those reserves for tenant improvements and leasing commissions will be sufficient to cover the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

Reserves Established For Mortgage Loans May Be Insufficient And This May Adversely Affect Payments On Your Certificates

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions and recommended immediate repairs. We cannot assure you that any such reserve will be sufficient.

With respect to nine (9) mortgage loans, representing 19.5% of the initial outstanding pool balance (which include five (5) mortgage loans in loan group 1, representing 18.6% of the initial outstanding loan group 1 balance, and four (4) mortgage loan in loan group 2, representing 24.0% of the initial outstanding loan group 2 balance) the related borrower made an upfront deposit at origination, or agreed to make ongoing deposits, to a debt service reserve to offset a shortfall between the net cash flow expected to be generated at the related mortgaged property and the scheduled debt service during a portion of the loan term. Such a shortfall may be anticipated because portions of the mortgaged property are not leased or are being renovated or constructed or for another reason. There can be no assurances that a debt service reserve will be sufficient or that the cash flow from the related mortgaged property will improve so that it supports the debt service on the related mortgage loan without regard to the debt service reserve.

The hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. With respect to each of two (2) mortgage loans, representing 0.6% of the initial outstanding pool balance (and representing 0.7% of the initial outstanding loan group 1 balance) the related borrower made an upfront deposit at origination, or agreed to make ongoing deposits, to a seasonality reserve and is permitted to withdraw amounts from that reserve from time to time during the year to pay debt service. There can be no assurance that the amounts held in reserve will be sufficient to offset any cash flow shortfalls that occur at the related mortgaged property during slower periods or otherwise.

See Appendix II to this prospectus supplement for additional information with respect to the mortgage loans for which the related borrower made an upfront deposit at origination, and/or agreed to make ongoing deposits, to a debt service reserve or a seasonality reserve.

The Concentration Of Loans With The Same Or Related Borrowers Increases The Possibility Of Loss On The Loans Which Could Reduce Payments On Your Certificates	The effect of mortgage pool loan losses will be more severe:
• if the pool is comprised of a small number of loans, each with a relatively large principal amount; or
• if the losses relate to loans that account for a disproportionately large percentage of the pool’s aggregate principal balance of all mortgage loans.

Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things, financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

Six (6) groups of mortgage loans, representing 11.4% of the initial outstanding pool balance, including two (2) groups of mortgage loans that contain mortgage loans in loan group 1 and four (4) groups of mortgage loans that contain mortgage loans in loan group 2, representing 3.4% and 49.6% of the initial outstanding loan group 1 balance and initial outstanding loan group 2 balance, respectively, were made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The related borrower concentrations of the three (3) largest groups represent 4.1%, 2.0% and 1.9%, respectively, of the initial outstanding pool balance. The related borrower concentrations of the two (2) groups in loan group 1 represent 2.4% and 1.0%, respectively, of the initial outstanding loan group 1 balance. The related borrower concentrations of the four (4) groups in loan group 2 represent 23.6%, 11.2%, 9.6% and 5.3%, respectively, of the initial outstanding loan group 2 balance.

The ten (10) largest mortgage loans in the aggregate represent 51.5% of the initial outstanding pool balance. Each of the other mortgage loans represents no greater than 2.2% of the initial outstanding pool balance.

The largest mortgage loan represents 7.7% of the initial outstanding pool balance. The second largest mortgage loan represents 7.7% of the initial outstanding pool balance. The third largest mortgage loan represents 7.6% of the initial outstanding pool balance. Each of the other mortgage loans represents no greater than 7.3% of the initial outstanding pool balance.

The largest mortgage loan in loan group 1 represents 9.4% of the initial outstanding loan group 1 balance. The second largest mortgage loan in loan group 1 represents 9.3% of the initial outstanding loan group 1 balance. The third largest mortgage loan in loan group 1 represents 9.2% of the initial outstanding loan group 1 balance. Each of the other mortgage loans represents no greater than to 8.8% of the initial outstanding loan group 1 balance.

The largest mortgage loan in loan group 2 represents 12.9% of the initial outstanding loan group 2 balance. The second largest mortgage loan in loan group 2 represents 12.8% of the initial outstanding loan group 2 balance. The next largest mortgage loan in loan group 2 represents 10.6% of the initial outstanding loan group 2 balance. Each of the other mortgage loans represents no greater than 10.3% of the initial outstanding loan group 2 balance.

In some cases, the sole or significant tenant is related to the subject borrower. In the case of Mortgage Loan Nos. 55, 60, 61 and 80, the tenant at all of the related mortgaged properties is the parent of the related borrower. For further information with respect to tenant concentrations, see Appendix II to this prospectus supplement.

A Concentration Of Loans With The Same Property Types Increases The Possibility Of Loss On The Loans Which Could Reduce Payments On Your Certificates

A concentration of mortgaged property types also can pose increased risks. A concentration of mortgage loans secured by the same property type can increase the risk that a decline in a particular industry will have a disproportionately large impact on the pool of mortgage loans or a particular loan group. The following property types represent the indicated percentage of the initial outstanding pool balance:

•         retail properties represent 44.1%;

•         office properties represent 17.8%;

•         multifamily properties represent 15.5%;

•         hospitality properties represent 7.8%;

•         mixed use properties represent 7.4%;

•         industrial properties represent 2.6%;

•         other properties represent 2.6%; and

•         manufactured housing community properties represent 2.3%.

For information regarding the types of properties securing the mortgage loans included in loan group 1 or loan group 2, see Appendix I to this prospectus supplement.
A Concentration Of Mortgaged Properties In A Limited Number Of Locations May Adversely Affect Payments On Your Certificates

Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster or act of terrorism affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In the past, several regions of the United States have experienced significant real estate downturns at times when other regions have not. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region. Other regional factors—e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect those mortgaged properties.

The mortgaged properties are located in twenty-five (25) different states (which include twenty-two (22) states for loan group 1 and thirteen (13) states for loan group 2). In particular, investors should note that approximately 11.7% of the mortgaged properties, based on the initial outstanding pool balance (12.1% of the initial outstanding loan group 1 balance and 9.6% of the initial outstanding loan group 2 balance), are located in California. Mortgaged properties located in California may be more susceptible to some types of special hazards that may not be adequately covered by insurance (such as earthquakes and flooding) than properties located in other parts of the country. If a borrower does not have insurance against such risks and a severe casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan. The mortgage loans generally do not require any borrowers to maintain earthquake insurance.

In addition, 19.6%, 9.7%, 7.6%, 7.6% and 5.9% of the mortgaged properties, based on the initial outstanding pool balance, are located in New York, New Jersey, Georgia, Pennsylvania and Nevada, respectively, and concentrations of mortgaged properties, in each case, representing less than or equal to 4.8% of the initial outstanding pool balance, also exist in several other states.

For information regarding the location of the properties securing the mortgage loans included in loan group 1 and loan group 2, see Appendix I to this prospectus supplement.
A Large Concentration Of Retail Properties In The Mortgage Pool Will Subject Your Investment To The Special Risks Of Retail Properties

Thirty-seven (37) of the mortgaged properties, securing mortgage loans representing 44.1% of the initial outstanding pool balance (and representing 53.3% of the initial outstanding loan group 1 balance), are retail properties. The quality and success of a retail property’s tenants significantly affect the property’s value. The success of retail properties can be adversely affected by local competitive conditions and changes in consumer spending patterns. A borrower’s ability to make debt service payments can be adversely affected if rents are based on a percentage of the tenant’s sales and sales decline or if the closure of one store gives rise to lease provisions permitting the closure of another store. Additional factors that can affect the success of a retail property include rights that certain tenants may have to terminate their leases, the location of the subject property and the physical condition and amenities of the subject property in relation to competing buildings.

An “anchor tenant” is proportionately larger in size than other tenants at a retail property and is considered to be vital in attracting customers to a retail property, whether or not the anchor tenant’s premises are part of the mortgaged property. Twelve (12) of the mortgaged properties, securing 27.2% of the initial outstanding pool balance (and securing 32.8% of the initial outstanding loan group 1 balance), are properties considered by the applicable mortgage loan seller to be leased to or are adjacent to or are occupied by anchor tenants.

The presence or absence of an anchor store in a shopping center also can be important because anchor stores play a key role in generating customer traffic and making a center desirable for other tenants. Consequently, the economic performance of an anchored retail property will be adversely affected by:

•         an anchor store’s failure to renew its lease;

•         termination of an anchor store’s lease;

•         the bankruptcy or economic decline of an anchor store or self-owned anchor or its parent company; or

•         the cessation of the business of an anchor store at the shopping center, even if, as a tenant, it continues to pay rent.

There may be retail properties with anchor stores that are permitted to cease operating at any time if certain other stores are not operated at those locations. Furthermore, there may be non-anchor tenants that are permitted to offset all or a portion of their rent, pay rent based solely on a percentage of their sales or to terminate their leases if certain anchor stores and/or major tenants are either not operated or fail to meet certain business objectives.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet web sites and telemarketing. Continued growth of these alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties may be built in the areas where the retail properties are located, which could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

A Large Concentration Of Office Properties In The Mortgage Pool Will Subject Your Investment To The Special Risks Of Office Properties

Seven (7) of the mortgaged properties, securing mortgage loans representing 17.8% of the initial outstanding pool balance (and representing 21.5% of the initial outstanding loan group 1 balance), are office properties.

A large number of factors may affect the value of these office properties, including:

•         the quality of an office building’s tenants;

•         the diversity of an office building’s tenants, reliance on a single or dominant tenant or tenants in a volatile industry (e.g., technology and internet companies that have experienced or may in the future experience circumstances that make their businesses volatile);

•         adverse changes in population, employment growth and patterns of telecommuting and sharing office spaces;

•         the physical attributes of the building in relation to competing buildings, (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

•         the availability of parking;

•         the desirability of the area as a business location;

•         the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

•         the suitability of a space for re-leasing without significant build-out costs.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

A Large Concentration Of Multifamily Properties In The Mortgage Pool Will Subject Your Investment To The Special Risks Of Multifamily Properties

Nineteen (19) of the mortgaged properties, securing mortgage loans representing 15.5% of the initial outstanding pool balance (and securing mortgage loans representing 89.6% of the initial outstanding loan group 2 balance), are multifamily properties.

A large number of factors may affect the value and successful operation of these multifamily properties, including:

•         the physical attributes of the apartment building, such as its age, appearance and construction quality;

•         the location of the property;

•         distance from employment centers and shopping areas;

•         the ability of management to provide adequate maintenance and insurance;

•         the types of services and amenities provided at the property;

•         the property’s reputation;

•         the level of mortgage interest rates and favorable income and economic conditions (which may encourage tenants to purchase rather than rent housing);

•         the presence of competing properties;

•         adverse local or national economic conditions which may limit the rent that may be charged and which may result in increased vacancies;

•         the tenant mix (such as tenants being predominantly students or military personnel or employees of a particular business or industry) and requirements that tenants meet certain criteria (such as age restrictions for senior housing);

•         in the case of any student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units (which may adversely affect occupancy), the physical layout of the housing (which may not be readily convertible to traditional multifamily use), and student tenants having a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•         state and local regulations (which may limit the ability to increase rents); and

•         government assistance/rent subsidy programs (which may influence tenant mobility).

In addition to state regulation of the landlord tenant relationship, certain counties and municipalities impose rent control on apartment buildings.

These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. Generally, the related mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy related to the applicable program. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. In certain cases, housing assistance program contracts may not be assigned to the related borrower or purchaser of the property until after the origination date of the mortgage loan. We cannot assure you that these contracts will ultimately be assigned. These programs may include, among others:

•         rent limitations that would adversely affect the ability of borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense;

•         covenants that require a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region; and

•         tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

In addition, multifamily rental properties and manufactured housing properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental/manufactured housing property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Because leases with respect to a multifamily rental/manufactured housing property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental/manufactured housing properties with more desirable amenities or locations or to single family housing.

Some of the mortgaged properties may have tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs.

The related mortgage loan seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrower to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related mortgaged property could reduce the market value of the related mortgaged property.

Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the mortgaged property must have certain other characteristics consistent with government policy related to the applicable program. There is no assurance that such programs will be continued in their present form, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies in the future, that the investors in such borrower will continue to receive the related tax benefit or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the pooled mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related mortgage loan.

A Large Concentration Of Hospitality Properties In The Mortgage Pool Will Subject Your Investment To The Special Risks Of Hospitality Properties

Six (6) of the mortgaged properties, securing mortgage loans representing 7.8% of the initial outstanding pool balance (and securing mortgage loans representing 9.4% of the initial outstanding loan group 1 balance), are hospitality properties. Various factors may adversely affect the economic performance of a hospitality property, including:

•         location of property and proximity to transportation, major population centers or attractions;

•         adverse economic and social conditions, either local, regional, national or international which may limit the amount that can be charged for a room and reduce occupancy levels;

•         the construction of competing hotels or resorts;

•         continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•         franchise affiliation (or lack thereof);

•         limited service hospitality properties have lower barriers to entry than other types of hospitality properties, and over building could occur;

•         a deterioration in the financial strength or managerial capabilities of the owner and/or operator of a hotel;

•         changes in travel patterns, terrorist attacks, increases in energy prices, strikes, natural disasters, bad weather, relocation of highways or the construction of additional highways;

•         suitability for a particular tenant; and

•         building design and adaptability.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than are other types of commercial properties.

Moreover, the hotel and lodging industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hotel property’s revenues, occupancy levels, room rates and operating expenses.

A hotel’s ability to attract customers and/or a portion of its revenues may depend on its having a liquor license. The laws and regulations relating to liquor licenses generally prohibit the transfer of those liquor licenses to any other person. In the event of a foreclosure of a hotel property with a liquor license, the special servicer on behalf of the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license. There can be no assurance that a new liquor license could be obtained promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue generated by the hotel.

A mortgage loan secured by hotel property may be affiliated with a franchise company through a franchise agreement or a hotel management company through a management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on the continued existence, reputation and financial strength of the franchisor or hotel management company; and

• the public perception of the franchise or management company or hotel chain service mark; and • the duration of the franchise licensing agreement or management agreement.

Certain franchise agreements may expire during the term of the related mortgage loans or soon thereafter, and there can be no assurance that they can be renewed. In addition, certain franchise agreements may not be automatically assignable to subsequent holders of the mortgage loan, and there can be no assurance that a future assignment of the franchise agreement will be approved by the franchisor.

Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable. Replacement franchises may require significantly higher fees. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

A Large Concentration Of Industrial Properties In The Mortgage Pool Will Subject Your Investment To The Special Risks Of Industrial Properties

Seven (7) of the mortgaged properties, securing mortgage loans representing 2.6% of the initial outstanding pool balance (and securing mortgage loans representing 3.1% of the initial outstanding loan group 1 balance), are industrial properties. Various factors may adversely affect the economic performance of these industrial properties, which could adversely affect payments on your certificates, including:

•         quality of tenant;

•         reduced demand for industrial space because of a decline in a particular industry segment;

•         increased supply of competing industrial space because of relative ease in constructing buildings of this type;

•         a property becoming functionally obsolete;

•         insufficient supply of labor to meet demand;

•         changes in access to the property, energy prices, strikes, relocation of highways or the construction of additional highways;

•         location of the property in relation to access to transportation;

•         suitability for a particular tenant;

•         building design and adaptability;

•         expense to convert a previously adapted space to another use;

•         a change in the proximity of supply sources; and

•         environmental hazards.

A Large Concentration of Manufactured Housing Community Properties In The Mortgage Pool Will Subject Your Investment To The Special Risks Of Manufactured Housing Community Properties

Seven (7) mortgaged properties, securing mortgage loans representing 2.3% of the initial outstanding pool balance (which include two (2) mortgaged properties in loan group 1, securing mortgage loans representing 0.6% of the initial outstanding loan group 1 balance, and five (5) mortgaged properties in loan group 2, securing mortgage loans representing 10.4% of the initial outstanding loan group 2 balance), are manufactured housing community properties. Various factors may adversely affect the economic performance of manufactured housing community properties, which could adversely affect payments on your certificates, including:

•         the physical attributes of the community (e.g., age, condition and design);

•         the location of the community;

•         the services and amenities provided by the community and its management (including maintenance and insurance);

•         the strength and nature of the local economy (which may limit the amount that may be charged, the timely payments of those amounts, and may reduce occupancy levels);

•         state and local regulations (which may affect the property owner’s ability to increase amounts charged or limit the owner’s ability to convert the property to an alternate use);

•         competing residential developments in the local market, such as other manufactured housing communities, apartment buildings and single family homes;

•         the property’s reputation;

•         the quality of management;

•         the availability of public water and sewer facilities, or the adequacy of any such privately-owned facilities; and

•         the property may not be readily convertible to an alternate use.

Theater Properties Have Particular Risks

One (1) mortgaged property, securing a mortgage loan representing 0.6% of the initial outstanding pool balance (and representing 0.7% of the initial outstanding loan group 1 balance), is a megaplex movie theater leased to a theater operator. Operators of these types of properties are exposed to certain unique risks.

Significant factors determining the value of a theater property include:

•         the ability to secure film license agreements for first-run movies;

•         the ability to maintain high attendance levels;

•         the ability to achieve sales of food and beverages to attendees; and

•         the strength and experience of the operator.

Certain physical attributes of the building may also impact property value. These physical attributes include:

•         location, visibility and accessibility to transportation arteries;

•         number of screens and seating capacity;

•         adequacy of patron parking; and

•         quality and modernity of sound and projection systems.

The performance of a theater property can also be impacted by the quality, size and proximity of competitive theater properties and the relative appeal of films being screened at other theater properties within the market. The theater industry is highly dependent on the quality and popularity of films being produced by film production companies both in the United States and overseas. A slowdown in movie production or decrease in the appeal of films being produced can negatively impact the value of a theater property.

In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators.
Movie theater properties are also subject to the risk that because they are “special purpose” properties they may not be immediately converted to a new use.
All of these factors may increase the possibility that the related borrower will be unable to meet its obligations under the mortgage loan.
Mortgaged Properties with Condominium Ownership Could Adversely Affect Payments On Your Certificates

Four (4) mortgaged properties, securing mortgage loans representing 3.3% of the initial outstanding pool balance (and representing 4.0% of the initial outstanding loan group 1 balance) are primarily secured by the related borrower’s fee simple ownership in one or more condominium units.

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board. The condominium interests described above in some cases may constitute less than a majority of such voting rights and/or may not entail an ability to prevent adverse changes in the governing organizational document for the condominium entity. The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. There can be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related condominium board. There can be no assurance that the related condominium board will always act in the best interests of the borrower under those mortgage loans. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay those assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, the lien generally is extinguished if a mortgagee takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

Due to the nature of condominiums and a borrower’s ownership interest therein, a default on a loan secured by the borrower’s interest in one or more condominium units may not allow the holder of the mortgage loan the same flexibility in realizing upon the underlying real property as is generally available with respect to properties that are not condominiums. The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the trust to greater delay, expense and risk than servicing and realizing upon collateral for other loans that are not condominiums. With respect to each of Mortgage Loan Nos. 24, 40 and 53, the related borrower has a controlling interest in the related condominium entity, and with respect to Mortgage Loan No. 61, the consent of the related borrower is required for modifications to the organizational documents of the related condominium entity, even though it does not have a controlling interest.

For additional information related to the mortgaged properties primarily secured by the related borrower’s fee simple ownership interest in one or more condominium units, please see Appendix II to this prospectus supplement.

A Tenant Bankruptcy May Adversely Affect The Income Produced By The Property And May Adversely Affect The Payments On Your Certificates

Certain of the tenants at some of the mortgaged properties may have been, may currently be, or may in the future become a party in a bankruptcy proceeding. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by the property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease and the actual amount of the recovery could be less than the amount of the claim.

Environmental Laws Entail Risks That May Adversely Affect Payments On Your Certificates

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard. Any potential environmental liability could reduce or delay payments on the offered certificates.

Environmental Risks Relating To Specific Mortgaged Properties May Adversely Affect Payments On Your Certificates

All of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments, or in some cases an update of a previous assessment, in connection with the origination or securitization of the loans. In all cases, the environmental site assessment was a Phase I environmental assessment, although in some cases a Phase II site assessment was also performed. With respect to the mortgaged properties securing the mortgage loans that were not the subject of an environmental site assessment within eighteen months prior to the cut-off date, the applicable mortgage loan seller represented that with respect to each such mortgaged property (i) no hazardous material is present on the mortgaged property and (ii) the mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to hazardous materials or environmental hazards, in each case subject to limitations of materiality and the other qualifications set forth in the representation. These reports generally did not disclose the presence or risk of environmental contamination that is considered material and adverse to the interests of the holders of the certificates; however, in certain cases, these assessments did reveal conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

If the environmental investigations described above revealed any such circumstances or conditions with respect to the related mortgaged property, then (a) the circumstances or conditions were subsequently remediated in all material respects or (b) generally, with certain exceptions, one or more of the following was the case:

•         a party not related to the related mortgagor with financial resources reasonably adequate to cure the subject violation in all material respects was identified as a responsible party for such circumstance or condition;

•         the related mortgagor was required to provide additional security adequate to cure the subject violation in all material respects and to obtain and, for the period contemplated by the related loan documents, maintain an operations and maintenance plan;

•         the related mortgagor provided a “no further action” letter or other evidence that would be acceptable to the related mortgage loan seller and that would be acceptable to a reasonably prudent lender that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such circumstance or condition;

•         such circumstances or conditions were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the related mortgagor is required to do;

•         the expenditure of funds reasonably estimated to be necessary to effect such remediation was the lesser of (a) an amount equal to two percent of the outstanding principal balance of the related mortgage loan and (b) $200,000;

•         an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation;

•         the related mortgagor or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority;

•         the related mortgaged property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances or conditions; or

•         a responsible party with financial resources reasonably adequate to cure the subject violation in all material respects provided a guaranty or indemnity to the related mortgagor to cover the costs of any required investigation, testing, monitoring or remediation.

We cannot assure you, however, that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

•         future laws, ordinances or regulations will not impose any material environmental liability; or

•         the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

In addition, some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

Portions of some of the mortgaged properties securing the mortgage loans may include tenants that operate as, were previously operated as, or are located near other properties currently or previously operated as on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits or licenses in connection with their operations and activities and to comply with various environmental laws, including those governing the use and storage of hazardous materials. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower’s ability to repay the related mortgage loan. Certain of the mortgaged properties may have environmental contamination that has been remediated and for which no-further action letters have been issued or may be the subject of ongoing remediation.

In addition, problems associated with mold may pose risks to real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there are no generally accepted standards for the assessment of any existing mold. If left unchecked, problems associated with mold could result in the interruption of cash flow, remediation expenses and litigation which could adversely impact collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

Before the special servicer acquires title to a mortgaged property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to certificateholders.

If A Borrower Is Unable To Repay Its Loan On Its Maturity Date, You May Experience A Loss

Eighty (80) mortgage loans, representing 99.2% of the initial outstanding pool balance (which include fifty-seven (57) mortgage loans in loan group 1, representing 99.3% of the initial outstanding loan group 1 balance, and twenty-three (23) mortgage loans in loan group 2, representing 98.3% of the initial outstanding loan group 2 balance), are balloon loans. One (1) of the balloon loans, representing 1.8% of the initial outstanding pool balance (and representing 2.2% of the initial outstanding loan group 1 balance), amortizes principal in accordance with the schedule attached to this prospectus supplement as Schedule A. One (1) of the balloon loans, representing 1.3% of the initial outstanding pool balance (and representing 7.6% of the initial outstanding loan group 2 balance), amortizes principal in accordance with the schedule attached to this prospectus supplement as Schedule B. Two (2) of the balloon loans, representing 6.5% of the initial outstanding pool balance (and representing 7.8% of the initial outstanding loan group 1 balance), are mortgage loans, which are also referred to in this prospectus supplement as “ARD Loans”, that have an anticipated repayment date that provide for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity. These ARD Loans are structured to encourage the borrower to repay the mortgage loan in full by the specified date (which is prior to the mortgage loan’s stated maturity date) upon which these increases occur. Also included in these balloon loans are fifteen (15) mortgage loans, representing 45.1% of the initial outstanding pool balance (which include ten (10) mortgage loans in loan group 1, representing 47.8% of the initial outstanding loan group 1 balance, and five (5) mortgage loans in loan group 2, representing 32.1% of the initial outstanding loan group 2 balance), that provide for monthly payments of interest only for their entire respective terms and forty (40) mortgage loans, representing 34.7% of the initial outstanding pool balance (which include twenty-six (26) mortgage loans in loan group 1, representing 29.4% of the initial outstanding loan group 1 balance, and fourteen (14) mortgage loans in loan group 2, representing 60.2% of the initial outstanding loan group 2 balance), that currently provide for monthly payments of interest only for a portion of their respective terms ranging from 12 months to 60 months and then provide for the monthly payment of principal and interest over their respective remaining terms. For purposes of this prospectus supplement, we consider a mortgage loan to be a “balloon loan” if its principal balance is not scheduled to be fully or substantially amortized by the loan’s respective anticipated repayment date (in the case of a loan having an anticipated repayment date) or maturity date (in the case of an extendable mortgage loan, including any extension terms).

In addition, four (4) mortgage loans, representing 3.6% of the initial outstanding pool balance (which includes one (1) mortgage loan in loan group 1, representing 2.0% of the initial outstanding loan group 1 balance, and three (3) mortgage loans in loan group 2, representing 11.2% of the initial outstanding loan group 2 balance), are balloon loans that are also extendable mortgage loans, which provide the related borrower one or more options to extend the scheduled maturity date of the mortgage loan. The borrower may exercise such options at a time when the economy is strong enough to facilitate a refinancing or sale, and upon the occurrence of the extended maturity date (following the expiration of the extension term), the strength of the economy and/or the performance of the related mortgaged property may have deteriorated, thereby hindering the borrower’s ability to pay the balloon payment.

We cannot assure you that each borrower will have the ability to repay the principal balance outstanding on the pertinent date (as such date may be extended through the exercise of an extension option, with respect to extendable mortgage loans), especially under a scenario where interest rates are higher than when the applicable mortgage loan was originated. Balloon loans involve greater risk than fully amortizing loans because a borrower’s ability to repay the loan on its anticipated repayment date or stated maturity date (in the case of an extendable mortgage loan, including any extension terms) typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•         the availability of, and competition for, credit for commercial real estate projects;

•         prevailing interest rates;

•         the fair market value of the related mortgaged property;

•         the borrower’s equity in the related mortgaged property;

•         the borrower’s financial condition;

•         the operating history and occupancy level of the mortgaged property;

•         tax laws; and

•         prevailing general and regional economic conditions.

The availability of funds in the credit markets fluctuates over time.
No mortgage loan seller or any of its respective affiliates is under any obligation to refinance any mortgage loan.

A Borrower’s Other Loans May Reduce The Cash Flow Available To The Mortgaged Property, Which May Adversely Affect Payments On Your Certificates

Seventeen (17) mortgage loans, representing 22.4% of the initial outstanding pool balance (which include seven (7) mortgage loans in loan group 1, representing 22.0% of the initial outstanding loan group 1 balance, and ten (10) mortgage loans in loan group 2, representing 24.0% of the initial outstanding loan group 2 balance), currently have additional financing in place that is secured by the mortgaged property related to such mortgage loan. Mortgage Loan No. 1 (“The Pier at Caesars Mortgage Loan”), which had an outstanding principal balance as of the cut-off date of $80,500,000, representing 7.7% of the initial outstanding pool balance (and representing 9.4% of the initial outstanding loan group 1 balance), is secured by the related mortgaged property which also secures on a subordinate basis two (2) other notes that are not included in the trust and had original principal balances of $34,000,000 (“The Pier at Caesars B-1 Note”) and $20,500,000 (“The Pier at Caesars B-2 Note” and, together with The Pier at Caesars B-1 Note, “The Pier at Caesars B Note”). Beginning with the date (such date, “The Pier at Caesars Conversion Date”) that the special servicer has determined that the combined debt service coverage ratio with respect to The Pier at Caesars Mortgage Loan and The Pier at Caesars B-1 Note is equal to or greater than 1.15x, based on a 30-year amortization schedule and net operating income for the preceding twelve (12) calendar months, The Pier at Caesars B-1 Note will be of equal priority with, and will be pari passu in right of entitlement and in other respects with, The Pier at Caesars Mortgage Loan. Mortgage Loan No. 7 (the “Tower 17 Mortgage Loan”), which had an outstanding principal balance as of the cut-off date of $38,300,000, representing 3.7% of the initial outstanding pool balance (and representing 4.5% of the initial outstanding loan group 1 balance), is secured by the related mortgaged property which also secures on a subordinate basis three (3) other notes that are not included in the trust and had original principal balances of $10,000,000 (the “Tower 17 B-1 Note”), $10,000,000 (the “Tower 17 B-2 Note”) and $20,450,000 (the “Tower 17 B-3 Note” and, together with the Tower 17 B-1 Note and the Tower 17 B-2 Note, the “Tower 17 B Note”). Beginning with the date (such date, the “Tower 17 Conversion Date”) that the special servicer has determined that the combined debt service coverage ratio with respect to the Tower 17 Mortgage Loan and the Tower 17 B-1 Note is equal to or greater than 1.15x, based on a 30-year amortization schedule and net operating income for the preceding twelve (12) calendar months, the Tower 17 B-1 Note will be of equal priority with, and will be pari passu in right of entitlement and in other respects with, the Tower 17 Mortgage Loan. Mortgage Loan No. 14 (the “Seattle Portfolio - Queen Vista Mortgage Loan”), which had an outstanding principal balance as of the cut-off date of $10,763,636, representing 1.0% of the initial outstanding pool balance (and representing 6.0% of the initial outstanding loan group 2 balance), is secured by the related mortgaged property which also secures on a subordinate basis one (1) other note that is not included in the trust and had an original principal balance of $4,036,364 (the “Seattle Portfolio - Queen Vista B Note”). Mortgage Loan No. 15 (the “Seattle Portfolio - 733 Summit Mortgage Loan”), which had an outstanding principal balance as of the cut-off date of $5,345,455, representing 0.5% of the initial outstanding pool balance (and representing 3.0% of the initial outstanding loan group 2 balance), is secured by the related mortgaged property which also secures on a subordinate basis one (1) other note that is not included in the trust and had an original principal balance of $2,004,545 (the “Seattle Portfolio - 733 Summit B Note”). Mortgage Loan No. 16 (the “Seattle Portfolio - Highland Crest Mortgage Loan”), which had an outstanding principal balance as of the cut-off date of $3,890,909, representing 0.4% of the initial outstanding pool balance (and representing 2.2% of the initial outstanding loan group 2 balance), is secured by the related mortgaged property which also secures on a subordinate basis one (1) other note that is not included in the trust and had an original principal balance of $1,459,091 (the “Seattle Portfolio - Highland Crest B Note”). Mortgage Loan No. 18 (the “Merritt Crossing Mortgage Loan”), which had an outstanding principal balance as of the cut-off date of $19,000,000, representing 1.8% of the initial outstanding pool balance (and representing 2.2% of the initial outstanding loan group 1 balance), is secured by the related mortgaged property which also secures a subordinated B Note (the “Merritt Crossing B Note”) that is not included in the trust and had an original principal balance of $1,000,000. Mortgage Loan No. 20 (the “989 Sixth Avenue Mortgage Loan”), which had an outstanding principal balance as of the cut-off date of $18,400,000, representing 1.8% of the initial outstanding pool balance (and representing 2.1% of the initial outstanding loan group 1 balance), is secured by the related mortgaged property which also secures a subordinated B Note (the “989 Sixth Avenue B Note”) that is not included in the trust and had an original principal balance of $13,600,000. All or a portion of the 989 Sixth Avenue B Note (such relevant portion, from time to time, a “989 Sixth Avenue Converted Component”) will be secured by the related mortgaged property on an equal priority with, and will be pari passu in right of entitlement and in other respects with the 989 Sixth Avenue Mortgage Loan in the event that the 989 Sixth Avenue Mortgaged Property supports a debt service coverage ratio of not less than 1.00x, with respect to the 989 Sixth Avenue Mortgage Loan, any previously created 989 Sixth Avenue Converted Components and the subject 989 Sixth Avenue Converted Component, calculated on a basis that assumes, among other things, amortization on an assumed 30-year schedule. Portions of the 989 Sixth Avenue B Note may become 989 Sixth Avenue Converted Components from time to time and, once converted to pari passu status, will not revert to subordinate priority in the event that the foregoing debt service coverage test is subsequently failed. The interest in the subject 989 Sixth Avenue Converted Component will be represented by a new note, with a corresponding reduction in the principal balance of the 989 Sixth Avenue B Note. Mortgage Loan No. 22 (the “Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK Mortgage Loan”), which had an outstanding principal balance as of the cut-off date of $13,570,000, representing 1.3% of the initial outstanding pool balance (and representing 7.6% of the initial outstanding loan group 2 balance), is secured by the related mortgaged property which also secures a subordinated B Note (the “Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK B Note”) that is not included in the trust and had an original principal balance of $2,000,000. Mortgage Loan No. 24 (the “12 Atlantic Station Mortgage Loan”), which had an outstanding principal balance as of the cut-off date of $17,000,000, representing 1.6% of the initial outstanding pool balance (and representing 2.0% of the initial outstanding loan group 1 balance), is secured by the related mortgaged property which also secures on a subordinate basis one (1) other note (the “12 Atlantic Station B Note”) that is not included in the trust, had an outstanding principal balance as of the cut-off date of $5,000,000 and entitles the borrower under such note to one or more future advances of principal (each of which will be subordinated in right of payment to the 12 Atlantic Station Mortgage Loan) in the aggregate amount of up to $2,000,000. Mortgage Loan No. 27 (the “High Pointe Tower Mortgage Loan”), which had an outstanding principal balance as of the cut-off date of $13,400,000, representing 1.3% of the initial outstanding pool balance (and representing 1.6% of the initial outstanding loan group 1 balance), is secured by the related mortgaged property which also secures a subordinated B Note (the “High Pointe Tower B Note”) that is not included in the trust, had an outstanding principal balance as of the cut-off date of $3,565,954 and entitles the borrower under such B Note to one or more future advances of principal (each of which will be subordinated in right of payment to the High Pointe Tower Mortgage Loan) in the aggregate amount of up to $2,584,046. Mortgage Loan No. 30 (the “Intercoastal Portfolio - Westlake Mortgage Loan”), which had an outstanding principal balance as of the cut-off date of $3,072,405, representing 0.3% of the initial outstanding pool balance (and representing 1.7% of the initial outstanding loan group 2 balance), is secured by the related mortgaged property which also secures on a subordinate basis one (1) other note that is not included in the trust and had an original principal balance of $161,706 (the “Intercoastal Portfolio - Westlake B Note”). Mortgage Loan No. 31 (the “Intercoastal Portfolio - Connecticut Village Mortgage Loan”), which had an outstanding principal balance as of the cut-off date of $2,584,000, representing 0.2% of the initial outstanding pool balance (and representing 1.4% of the initial outstanding loan group 2 balance), is secured by the related mortgaged property which also secures on a subordinate basis one (1) other note that is not included in the trust and had an original principal balance of $136,000 (the “Intercoastal Portfolio - Connecticut Village B Note”). Mortgage Loan No. 32 (the “Intercoastal Portfolio - Lincoln Mortgage Loan”), which had an outstanding principal balance as of the cut-off date of $1,372,750, representing 0.1% of the initial outstanding pool balance (and representing 0.8% of the initial outstanding loan group 2 balance), is secured by the related mortgaged property which also secures on a subordinate basis one (1) other note that is not included in the trust and had an original principal balance of $72,250 (the “Intercoastal Portfolio - Lincoln B Note”). Mortgage Loan No. 33 (the “Intercoastal Portfolio - Raymonia Mortgage Loan”), which had an outstanding principal balance as of the cut-off date of $1,372,750, representing 0.1% of the initial outstanding pool balance (and representing 0.8% of the initial outstanding loan group 2 balance), is secured by the related mortgaged property which also secures on a subordinate basis one (1) other note that is not included in the trust and had an original principal balance of $72,250 (the “Intercoastal Portfolio - Raymonia B Note”). Mortgage Loan No. 34 (the “Intercoastal Portfolio - Westwood Mortgage Loan”), which had an outstanding principal balance as of the cut-off date of $755,013, representing 0.1% of the initial outstanding pool balance (and representing 0.4% of the initial outstanding loan group 2 balance), is secured by the related mortgaged property which also secures on a subordinate basis one (1) other note that is not included in the trust and had an original principal balance of $39,738 (the “Intercoastal Portfolio

- Westwood B Note”). Mortgage Loan No. 35 (the “Intercoastal Portfolio - Oakland Mortgage Loan”), which had an outstanding principal balance as of the cut-off date of $343,082, representing less than 0.1% of the initial outstanding pool balance (and representing 0.2% of the initial outstanding loan group 2 balance), is secured by the related mortgaged property which also secures on a subordinate basis one (1) other note that is not included in the trust and had an original principal balance of $18,057 (the “Intercoastal Portfolio - Oakland B Note”). See “Description of the Mortgage Pool— Subordinate and Other Financing” and “Servicing of the Mortgage Loans—Servicing of the A/B Mortgage Loans” in this prospectus supplement. In addition, the borrower under one (1) mortgage loan, Mortgage Loan No. 71 (the “CVS - Brockton Mortgage Loan”), representing 0.3% of the initial outstanding pool balance (and representing 0.4% of the initial outstanding loan group 1 balance), has an additional $1,100,000 of secured subordinate financing in place that is secured by the related mortgaged property. The lenders with respect to the fee interest in such mortgaged property have agreed to subordinate their interests to all present and future liens related to the mortgage loan.

In addition to the foregoing, the borrower under one (1) mortgage loan, representing 7.3% of the initial outstanding pool balance (and representing 8.8% of the initial outstanding loan group 1 balance), has entered into additional subordinate financing that is not secured by the related mortgaged property.

In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may have also incurred additional financing that is not secured by the mortgaged property.

Eight (8) mortgage loans, representing 27.3% of the initial outstanding pool balance (which includes seven (7) mortgage loans in loan group 1, representing 32.1% of the initial outstanding loan group 1 balance, and one (1) mortgage loan in loan group 2, representing 4.3% of the initial outstanding loan group 2 balance), permit the owners of the borrower to enter into additional financing that is secured by a pledge of some or all of the equity interests in the borrower, provided that certain debt service coverage ratio and loan-to-value ratio tests are satisfied as further discussed in the footnotes of Appendix II to this prospectus supplement.

Two (2) mortgage loans, representing 9.4% of the initial outstanding pool balance (and representing 11.3% of the initial outstanding loan group 1 balance), permit the borrower to enter into additional unsecured subordinate financing from certain affiliates as further discussed in the footnotes of Appendix II to this prospectus supplement.

Two (2) mortgage loans, representing 2.1% of the initial outstanding pool balance (which includes one (1) mortgage loan in loan group 1, representing 0.6% of the initial outstanding loan group 1 balance, and one (1) mortgage loan in loan group 2, representing 9.6% of the initial outstanding loan group 2 balance), permit the borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that certain debt service coverage ratio and loan-to-value ratio tests are satisfied as further discussed in the footnotes of Appendix II to this prospectus supplement.

One (1) mortgage loan, representing 2.2% of the initial outstanding pool balance (and representing 12.8% of the initial outstanding loan group 2 balance), permits the borrower to enter into additional subordinate financing that is (i) secured by the related mortgaged property, provided that certain debt service coverage ratio and loan-to-value tests are satisfied, or (ii) if the related lender is no longer in the business of providing subordinated debt, secured by a pledge of equity interests in the borrower, in each case as further discussed in the footnotes of Appendix II to this prospectus supplement.

In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the trust if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan. Such purchase price generally does not include a yield maintenance charge or prepayment premium. Accordingly, such purchase (if made prior to the maturity date or anticipated repayment date) will have the effect of a prepayment made without payment of a yield maintenance charge or prepayment premium.

We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of equity ownership interests in a related borrower. Debt that is incurred by the owner of equity in one or more borrowers and is secured by a guaranty of the borrower or by a pledge of the equity ownership interests in such borrowers effectively reduces the equity owners’ economic stake in the related mortgaged property. The existence of such debt may reduce cash flow on the related borrower’s mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

Generally, all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to certain risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thus jeopardize the borrower’s ability to repay any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Additionally, if the borrower, or its constituent members, is obligated to another lender, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust’s ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

Even if a subordinate lender has agreed not to take any direct actions with respect to the related subordinate debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions, there can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plans on the grounds prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II to this prospectus supplement.

Bankruptcy Proceedings Relating To A Borrower Can Result In Dissolution Of The Borrower And The Acceleration Of The Related Mortgage Loan And Can Otherwise Adversely Impact Repayment Of The Related Mortgage Loan

Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay a sale of real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

•         grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•         reduce monthly payments due under a mortgage loan;

•         change the rate of interest due on a mortgage loan; or

•         otherwise alter the terms of the mortgage loan, including the repayment schedule.

Additionally, the trustee of the borrower’s bankruptcy or the borrower, as debtor-in-possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

The filing of a bankruptcy petition will also stay the lender from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender’s receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

Bankruptcy Or Other Proceedings Related To The Sponsor Of A Borrower May Adversely Affect The Performance Of The Related Mortgage Loan

Certain of the mortgage loans may have sponsors or borrowers that have previously filed bankruptcy or have been subject to foreclosure actions, which in some cases may have involved the same property that currently secures the mortgage loan. In most, but not all, cases, the related entity or person has emerged from bankruptcy or, in the case of previous foreclosure actions, is generally, but not in all cases, not permitted to directly or indirectly manage the related borrower. However, we cannot assure you that such sponsors or borrowers will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

Certain Of The Mortgage Loans Lack Customary Provisions

Certain of the mortgage loans lack many provisions that are customary in mortgage loans intended for securitization. Generally, the borrowers with respect to these mortgage loans are not required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions, and the lenders under these mortgage loans do not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager.

Borrowers That Are Not Special Purpose Entities May Be More Likely To File Bankruptcy Petitions And This May Adversely Affect Payments On Your Certificates

While many of the borrowers have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers are not special purpose entities. The loan documents and organizational documents of these borrowers that are not special purpose entities generally do not limit the purpose of the borrowers to owning the mortgaged properties and do not contain the representations, warranties and covenants customarily employed to ensure that a borrower is a special purpose entity (such as limitations on indebtedness, affiliate transactions and the conduct of other businesses, restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge or sell all of its assets and restrictions upon amending its organizational documents). Consequently, these borrowers may have other monetary obligations, and certain of the loan documents provide that a default under any such other obligations constitutes a default under the related mortgage loan. In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances. Therefore, the borrowers described above may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your certificates.

The Operation Of Commercial Properties Is Dependent Upon Successful Management	The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is generally responsible for:

•         responding to changes in the local market;

•         planning and implementing the rental structure;

•         operating the property and providing building services;

•         managing operating expenses; and

•         assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

A property manager, by controlling costs, providing appropriate service to tenants and seeing to property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

We make no representation or warranty as to the skills of any present or future managers of the mortgaged properties. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Provisions Requiring Yield Maintenance Charges Or Defeasance Provisions May Not Be Enforceable

Provisions prohibiting prepayment during a lock-out period or requiring the payment of prepayment premiums or yield maintenance charges may not be enforceable in some states and under federal bankruptcy law. Provisions requiring the payment of prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any prepayment premium or yield maintenance charge will be enforceable either in whole or in part, regardless of whether the prepayment is voluntary or involuntary. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium or yield maintenance charge.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

The Absence Of Lockboxes Entails Risks That Could Adversely Affect Payments On Your Certificates

The mortgage loans generally do not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the lender. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for purposes other than the payment of the mortgage loan and maintaining the mortgaged property.

Enforceability Of Multi-Borrower/Multi-Property and Multi-Borrower/Multi-Parcel Arrangements May Be Challenged And The Benefits Of These Arrangements May Otherwise Be Limited And May Adversely Affect Payments On Your Certificates

The mortgage pool includes three (3) mortgage loans or groups of mortgage loans, representing 4.5% of the initial outstanding pool balance (and representing 26.0% of the initial outstanding loan group 2 balance), under which an aggregate amount of indebtedness is secured by multiple real properties, through cross-collateralization with other mortgage loans or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower (i.e. in the case of cross-collateralized mortgage loans or certain co-borrower loans) could be challenged as fraudulent conveyances if:

•         one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

•         the related borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged real property or properties to be encumbered by a lien benefiting the other borrowers; and

•         the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was unable to pay its debts as they matured.

Among other things, a legal challenge to the granting of the liens may focus on:
• the benefits realized by such borrower entity from the respective mortgage loan proceeds as compared to the value of its respective property; and • the overall cross-collateralization.

If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the borrower’s respective mortgage loan to existing or future indebtedness of that borrower. The court also could recover payments made under that mortgage loan or take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the loan or the related mortgages that are subject to cross-collateralization.

Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

Moreover, one (1) group of multi-property mortgage loans or crossed loan groups, representing 0.9% of the initial outstanding pool balance (and representing 5.3% of the initial outstanding loan group 2 balance), is secured by mortgaged properties located in various states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

Reserves To Fund Capital Expenditures May Be Insufficient And This May Adversely Affect Payments On Your Certificates

Many of the mortgage loans do not require the borrowers to set aside funds for specific reserves controlled by the lender. Even to the extent that the mortgage loans require any reserves, we cannot assure you that any reserve amounts will be sufficient to cover the actual costs of items such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions (or other items for which the reserves were established) or that borrowers under the related mortgage loans will put aside sufficient funds to pay for those items. We also cannot assure you that cash flow from the properties will be sufficient to fully fund the ongoing monthly reserve requirements or to enable the borrowers under the related mortgage loans to fully pay for those items.

Inadequacy Of Title Insurers May Adversely Affect Payments On Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

•         a title insurer will have the ability to pay title insurance claims made upon it;

•         the title insurer will maintain its present financial strength; or

•         a title insurer will not contest claims made upon it.

Mortgaged Properties Securing The Mortgage Loans That Are Not In Compliance With Zoning And Building Code Requirements And Use Restrictions Could Adversely Affect Payments On Your Certificates

Noncompliance with zoning and building codes may cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. At origination of the mortgage loans, the mortgage loan sellers took steps to establish that the use and operation of the mortgaged properties securing the mortgage loans were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, confirmations from government officials, title policy endorsements, appraisals, zoning consultants’ reports and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations and certain mortgaged properties that were in compliance may not remain in compliance.

Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained policy endorsements and/or law and ordinance insurance to mitigate the risk of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use, may not generate sufficient income to service the mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

In addition, permitted nonconforming uses and/or structures may be subject to the effects of zoning compliance requirements that are not casualty-related, such as the lifting of a parking compliance moratorium, which expires after a certain period of time. There can be no assurance that such compliance requirements would not have a material adverse impact on the related mortgage loan.

Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements which could limit the borrower’s right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms.

Condemnations With Respect To Mortgaged Properties Securing The Mortgage Loans Could Adversely Affect Payments On Your Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties. There can be no assurance that the proceeds payable in connection with a total condemnation will be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower’s ability to meet its obligations under the related mortgage loan. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.
Impact Of Terrorist Attacks And Military Operations On The Financial Markets And Your Investment

On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. In its aftermath, there was considerable uncertainty in the world financial markets. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States. According to publicly available reports, the financial markets have in the past responded to the uncertainty with regard to the scope, nature and timing of current and possible future military responses led by the United States, as well as to the disruptions in air travel, substantial losses reported by various companies including airlines, insurance providers and aircraft makers, the need for heightened security across the country and decreases in consumer confidence that can cause a general slowdown in economic growth.

It is impossible to predict the duration of the current military involvement of the United States in Iraq or Afghanistan and whether the United States will be involved in any other future military actions.

The continued presence of United States military personnel in Iraq and Afghanistan may prompt further terrorist attacks against the United States.

It is uncertain what effects the aftermath of such military operations of the United States in Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, will have on: (a) United States and world financial markets, (b) local, regional and national economies, (c) real estate markets across the United States, (d) particular business segments, including those that are important to the performance of the mortgaged properties that secure the mortgage loans and/or (e) insurance costs and the availability of insurance coverage for terrorist acts, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hospitality mortgaged properties and those mortgaged properties in tourist areas which could reduce the ability of such mortgaged properties to generate cash flow. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. These disruptions and uncertainties could materially and adversely affect the value of, and your ability to resell, your certificates.

The Absence Of Or Inadequacy Of Insurance Coverage On The Property May Adversely Affect Payments On Your Certificates

The mortgaged properties may suffer casualty losses due to risks that are not covered by insurance (including acts of terrorism) or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of the mortgaged properties are located in California and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, fires, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. If a borrower does not have insurance against such risks and a casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower’s ability to effect such reconstruction or major repairs or may materially increase their cost.

As a result of these factors, the amount available to make distributions on your certificates could be reduced.

In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans (which are generally subject to periodic renewals during the term of the related mortgage loans) have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. Under the Terrorism Insurance Program the federal government shares in the risk of loss associated with certain future terrorist acts.

The Terrorism Insurance Program is scheduled to expire on December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2007 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

In addition, with respect to any act of terrorism that occurs in 2007, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation equals 85% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic “all-risk” policies.

Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 are also voided.

On November 16, 2007, the Senate passed the Terrorism Risk Insurance Program Reauthorization Act of 2007, which, among other things, provides for a seven-year extension of the Terrorism Insurance Program, coverage for acts of “domestic” terrorism and a study on coverage for nuclear, biological, chemical and radiological attacks. The Senate and the House of Representatives will next confer to reach agreement on the differences of their bills. As of November 16, 2007, it was reported that President George W. Bush intends to veto the House bill, but is largely in agreement with the Senate bill. There can be no assurance that upon the expiration of the current Terrorism Insurance Program subsequent terrorism insurance legislation will be enacted. Because it is a temporary program, there is no assurance that it will create any long-term changes in the availability and cost of such insurance. In addition, the provisions of any such legislation may include changes from the current bills.

In addition, in the months prior to the December 31, 2007 scheduled expiration of the Terrorism Insurance Program, volatility may arise in international, national, regional and local insurance and reinsurance markets as a result of uncertainty regarding any potential extension of the government insurance back-stop program, or the terms of any potential extension – especially if acts of terrorism occur during that period. That volatility may affect the pricing, terms and availability of terrorism insurance coverage to the borrowers under the mortgage loans. For example, if the existing insurance policy for a mortgaged property is scheduled to expire before December 31, 2007 and includes coverage for acts of terrorism, the insurer – and other potential insurers – may refrain from offering terrorism insurance coverage under a new policy until it is clear whether and on what terms the government insurance back-stop program may be available for the portion of a policy period that would occur after December 31, 2007. In some cases, the inability of a borrower to obtain terrorism insurance coverage could or would result in a default under the related mortgage loan.

To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on commercial mortgage loans may result. In addition, the failure to maintain such insurance may constitute a default under a commercial mortgage loan, which could result in the acceleration and foreclosure of that commercial mortgage loan. Alternatively, the increased costs of maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

Certain of the mortgage loans are secured by mortgaged properties that are not insured for acts of terrorism. If those casualty losses are not covered by standard casualty insurance policies, then in the event of a casualty from an act of terrorism, the amount available to make distributions on your certificates could be reduced.

In addition, certain of the ten largest mortgage loans in the pool contain provisions specifically limiting the borrower’s obligation to obtain terrorism insurance. With respect to Mortgage Loan No. 1,

representing 7.7% of the initial outstanding pool balance (and representing 9.4% of the initial outstanding loan group 1 balance), the related borrower is required, in accordance with the related loan documents and if commercially available, to maintain insurance against perils and acts of terrorism; provided, that such insurance is available and that the total annual premium payable by related borrower does not exceed $200,000 per year. With respect to Mortgage Loan No. 2, representing 7.7% of the initial outstanding pool balance (and representing 9.3% of the initial outstanding loan group 1 balance), the related borrower is currently not required to maintain terrorism insurance coverage, but may be required to obtain such coverage in the future. With respect to Mortgage Loan No. 7, representing 3.7% of the initial outstanding pool balance (and representing 4.5% of the initial outstanding loan group 1 balance), the related borrower is required to insure the related mortgaged property against the risk of loss on account of acts of terrorism; provided, however, that if the cost of coverage exceeds 150% of the “all risk” coverage premium for the immediately preceding annual policy period, the related borrower will only be required to obtain such coverage as is available for such amount. With respect to Mortgage Loan No. 8, representing 2.9% of the initial outstanding pool balance (and representing 3.5% of the initial outstanding loan group 1 balance), the related borrower is required, in accordance with the related loan documents, to maintain insurance against perils and acts of terrorism, if commercially available.

Certain Other Risks Related To
Casualty And Casualty Insurance

The loan documents for each mortgage loan generally require that (A) ”all risk” insurance policies be maintained in an amount equal to either (i) not less than the full replacement cost of the related mortgaged property or (ii) the lesser of the full replacement cost of each related mortgaged property and the outstanding principal balance of the mortgage loan or (B) the related borrower will maintain such insurance coverages in such amounts as the lender may reasonably require. Notwithstanding such requirement, however, under insurance law, if an insured property is not rebuilt, insurance companies are generally required to pay only the “actual cash value” of the property, which is defined under state law but is generally equal to the replacement cost of the property less depreciation. The determination of “actual cash value” is both inexact and heavily dependent on facts and circumstances. Notwithstanding the requirements of the loan documents, an insurer may refuse to insure a mortgaged property for the loan amount if it determines that the “actual cash value” of the mortgaged property would be a lower amount, and even if it does insure a mortgaged property for the full loan amount, if at the time of casualty the “actual cash value” is lower, and the mortgaged property is not restored, only the “actual cash value” will be paid. Accordingly, if a borrower does not meet the conditions to restore a mortgaged property and the mortgagee elects to require the borrower to apply the insurance proceeds to repay the mortgage loan, rather than toward restoration, there can be no assurance that such proceeds will be sufficient to repay the mortgage loan.

Certain leases may provide that such leases are terminable in connection with a casualty or condemnation including in the event the leased premises are not repaired or restored within a specified time period.

Claims Under Blanket Insurance Policies May Adversely Affect Payments On Your
Certificates

Some of the mortgaged properties are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Property Inspections And Engineering Reports May Not Reflect All Conditions That Require
Repair On The Property

Licensed engineers or consultants generally inspected the mortgaged properties and prepared engineering reports in connection with the origination or securitization of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition has been or is required to be remedied to the mortgage loan seller’s satisfaction, or funds as deemed necessary by the mortgage loan seller, or the related engineer or consultant have been reserved to remedy the material condition. No additional property inspections were conducted by us in connection with the issuance of the certificates.

Valuation Estimates May Inaccurately Reflect
The Value Of The Mortgaged Properties

An appraisal certified by the applicable appraiser to be in compliance with FIRREA was conducted in respect of each mortgaged property in connection with the origination or securitization of the related mortgage loan. The resulting estimated property values represent the analysis and opinion of the person performing the appraisal and are not guarantees of present or future values. The person performing the appraisal may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix I and Appendix II to this prospectus supplement. In each case the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. There is no assurance that the appraisal values indicated accurately reflect past, present or future market values of the mortgaged properties.

Debt Service Coverage Ratio and Net Cash
Flow Information is Based on Numerous Assumptions

As described in the “Glossary of Terms”, underwritable cash flow means cash flow (including in certain instances any cash flow from master leases and interest guarantees) adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritable cash flow set forth in this prospectus supplement as of the cut-off date or any other date represents future net cash flows. Each investor should review the types of assumptions described below and make its own determination of the appropriate assumptions to be used in determining underwritable cash flow. In certain instances, co-tenancy provisions were assumed to be satisfied, vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

The underwritable cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such mortgaged property to differ materially from the underwritable cash flow set forth in this prospectus supplement. Some assumptions and subjective judgments related to future events, conditions and circumstances, including future income and expense levels, the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the mortgage loan sellers, the master servicer, the special servicer or the trustee have control. In some cases, the underwritable cash flow for any mortgaged property is higher or lower, and may be materially higher or lower, than the actual annual net operating income for that mortgaged property, based on historical operating statements. No guarantee can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information.

The amounts representing net operating income and underwritable cash flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the mortgaged property’s operations, or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the mortgaged properties, nor are the net operating income and underwritable cash flow set forth in this prospectus supplement intended to represent such future cash flow.

In addition, the debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents.

The Timing Of Mortgage Loan Amortization May Cause Increased Pool Concentration, Which May Adversely Affect Payments On
Your Certificates

As principal payments or prepayments are made on mortgage loans, the remaining mortgage pool may be subject to increased concentrations of property types, geographic locations and other pool characteristics of the mortgage loans and the mortgaged properties, some of which may be unfavorable. Classes of certificates that have a lower payment priority are more likely to be exposed to this concentration risk than are certificate classes with a higher payment priority. This occurs because realized losses are allocated to the class outstanding at any time with the lowest payment priority and principal on the certificates entitled to principal is generally payable in sequential order or alphabetical order (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), with such classes generally not being entitled to receive principal until the preceding class or classes entitled to receive principal have been retired.

Subordination Of Some Certificates May Affect The Timing Of Payments And The Application Of Losses On Your Certificates

As described in this prospectus supplement, the rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates). Losses on the mortgage loans will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated or cause shortfalls to the Class A-1, Class A-1A, Class A-2, Class A-3 Certificates, pro rata, and, solely with respect to losses of interest, to the Class X Certificates, in proportion to the amounts of interest or principal distributable on those certificates.

The Operation Of The Mortgaged Property Following Foreclosure Of The Mortgage Loan May Affect The Tax Status Of The Trust And May Adversely Affect Payments On Your
Certificates

If the trust acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying “rents from real property”, or any rental income based on the net profits derived by any person from such property or allocable to a non-customary service, will subject the trust to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates will be reduced. The special servicer may permit the trust to earn such above described “net income from foreclosure property”

but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such mortgaged properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

State Laws Applicable To Foreclosure Actions May Affect The Timing Of Payments On Your
Certificates

Some states, including California, have laws prohibiting more than one “judicial action” to enforce a mortgage obligation. Some courts have construed the term “judicial action” broadly. In the case of any mortgage loan secured by mortgaged properties located in multiple states, the master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where these “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be significantly delayed and otherwise limited by the application of state laws.

The Bankruptcy Or Insolvency Of Any Affiliated Borrowers May Adversely Affect
Payments On Your Certificates

Six (6) groups of mortgage loans, representing 11.4% of the initial outstanding pool balance (which include two (2) groups of mortgage loans in loan group 1, representing 3.4% of the initial outstanding loan group 1 balance, and four (4) groups of mortgage loans in loan group 2, representing 49.6% of the initial outstanding loan group 2 balance), the three (3) largest of which represent 4.1%, 2.0% and 1.9%, respectively, of the initial outstanding pool balance, were made to borrowers that are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. The related borrower concentrations of the two (2) groups in loan group 1 represent 2.4% and 1.0%, respectively, of the initial outstanding loan group 1 balance, the four (4) groups in loan group 2 represent 23.6%, 11.2%, 9.6% and 5.3%, respectively, of the initial outstanding loan group 2 balance.

The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

Tenant Leases May Have Provisions That Could Adversely Affect Payments On Your Certificates

In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender’s rights, for example, an option to purchase the mortgaged property or a right of first refusal to purchase the mortgaged property, the provisions of the lease will take precedence over the provisions of the mortgage.

Additionally, with respect to certain of the mortgage loans, the related borrower may have granted certain tenants a right of first refusal in the event a sale is contemplated or a purchase option to purchase all or a portion of the mortgaged property. Such provisions, if not waived or subordinated, may impede the lender’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price.

Tenancies In Common May Hinder Recovery

Borrowers under two (2) mortgage loans (Mortgage Loan Nos. 28 and 44), representing 1.6% of the initial outstanding pool balance (and representing 2.0% of the initial outstanding loan group 1 balance) own the related mortgaged property as tenants-in-common. One (1) mortgage loan (Mortgage Loan No. 25), representing 1.5% of the initial outstanding pool balance (and representing 1.8% of the initial outstanding loan group 1 balance) is currently with a single borrower but permits the addition, within twenty-four (24) months of the closing date of the mortgage loan, of up to thirty-four (34) additional borrowers who will own the related mortgaged property as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided interest in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common mortgagors, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. In some cases, the related mortgage loan documents provide for full recourse to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition or bankruptcy. In some cases, the related tenant-in-common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In some cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. The tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. There can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan.

Increases In Real Estate Taxes Due To Termination Of A PILOT Program Or Other Tax Abatement Arrangements May Reduce Payments To Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program) or other tax abatement arrangements. Some of these programs or arrangements may be scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.

Legal Action Arising Out Of Ordinary Business Could Adversely Affect Payments On Your Certificates

There may be pending or threatened legal actions, suits or proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We cannot assure you that any such actions, suits or proceedings would not have a material adverse effect on your certificates.

Risks Relating To Compliance With The Americans With Disabilities Act Could Adversely Affect Payments On Your Certificates

Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to pay debt service would be reduced.
Risks Relating To Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code, which provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing, who receive a tax credit allocation from the state tax credit allocating agency. The total amount of tax credits to which the property owner is entitled is based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the mortgage loans have been allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions and limit the income derived from the related property.

If the trust were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and ability of potential buyers to take advantage of the tax credits may limit the trust’s recovery on that property.

Conflicts Of Interest May Have An Adverse Effect On Your Certificates

Conflicts between various certificateholders. The special servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The operating adviser will have the right to replace the special servicer upon satisfaction of certain conditions set forth in the pooling and servicing agreement. At any given time, the operating adviser will be controlled generally by the holders of the most subordinate, or, if its certificate principal balance is less than 25% of its original certificate balance, the next most subordinate, class of certificates, that is, the controlling class, outstanding from time to time (or with respect to an A/B Mortgage Loan, the holder of the related B Note to the extent set forth in the related intercreditor agreement), and such holders may have interests in conflict with those of the holders of the other certificates. In addition, the operating adviser will have the right to approve the determination of customarily acceptable costs with respect to insurance coverage and the right to advise the special servicer with respect to certain actions of the special servicer and, in connection with such rights, may act solely in the interest of the holders of certificates of the controlling class, without any liability to any certificateholder. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates than to the privately offered certificates.

The master servicer, the special servicer or an affiliate of any of them may hold subordinate mortgage notes or acquire certain of the most subordinated certificates, including those of the initial controlling class. Under such circumstances, the master servicer and the special servicer may have interests that conflict with the interests of the other holders of the certificates. In addition, the master servicer, the special servicer and any sub-servicers will service loans other than those included in the trust in the ordinary course of their business. In these instances, the interests of the master servicer, the special servicer or any sub-servicers, as applicable, and their respective clients may differ from and compete with the interests of the issuing entity, and their activities may adversely affect the amount and timing of collections on the mortgage loans in the trust. However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to ownership of any certificates by the master servicer or the special servicer, as applicable. The initial special servicer under the pooling and servicing agreement will be Centerline Servicing Inc.; the initial operating adviser under the pooling and servicing agreement will be Centerline REIT Inc.

Conflicts between certificateholders and the Non-Serviced Mortgage Loan Master Servicer and/or the Non-Serviced Mortgage Loan Special Servicer. Any non-serviced mortgage loan will be serviced and administered pursuant to the related non-serviced mortgage loan pooling and servicing agreement, which provides for servicing arrangements that are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations. Consequently, non-serviced mortgage loans will not be serviced and administered pursuant to the terms of the pooling and servicing agreement. In addition, the legal and/or beneficial owners of the other mortgage loans secured by the mortgaged property securing non-serviced mortgage loans, directly or through representatives, have certain rights under the related non-serviced mortgage loan pooling and servicing agreement and the related intercreditor agreement that affect such mortgage loans, including with respect to the servicing of such mortgage loans and the appointment of a special servicer with respect to such mortgage loans. Those legal and/or beneficial owners may have interests that conflict with your interests.

Conflicts between certificateholders and the holders of subordinate notes. Pursuant to the terms of the related intercreditor agreements, neither the master servicer nor special servicer may enter into material amendments, modifications or extensions of a mortgage loan in a material manner without the consent of the holder of the related subordinate note, subject to the expiration of the subordinate note holder’s consent rights. The holders of the subordinate notes (or their respective designees) may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, approvals to proposed actions of the master servicer or special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates.

Conflicts between borrowers and property managers. It is likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

Conflicts between the trust and the mortgage loan sellers. The activities of the mortgage loan sellers, and their affiliates or subsidiaries, may involve properties that are in the same markets as the mortgaged properties underlying the certificates. In such case, the interests of each of the mortgage loan sellers, or their affiliates or subsidiaries, may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the trust and each of the mortgage loan sellers, or their affiliates or subsidiaries, that engage in the acquisition, development, operation, leasing, financing and disposition of real estate if those mortgage loan sellers acquire any certificates. In particular, if certificates held by a mortgage loan seller are part of a class that is or becomes the controlling class the mortgage loan seller as part of the holders of the controlling class would have the ability to influence certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the mortgage loan seller, or its affiliates or subsidiaries, as acquirors, developers, operators, tenants, financers or sellers of real estate related assets.

The mortgage loan sellers, or their affiliates or subsidiaries, may acquire a portion of the certificates. Under those circumstances, they may become the controlling class, and as the controlling class, have interests that may conflict with their interests as a seller of the mortgage loans.

In addition, any subordinate indebtedness secured by the related mortgaged property, any mezzanine loans and/or any future mezzanine loans related to certain of the mortgage loans may be held by the respective sellers of such mortgage loan or affiliates or subsidiaries thereof. The holders of such subordinate indebtedness or such mezzanine loans may have interests that conflict with the interests of the holders of the certificates.

Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller, or an affiliate or subsidiary of a mortgage loan seller, and the mortgage loan sellers, or their affiliates or subsidiaries, may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers, and their affiliates or subsidiaries, have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

Other Conflicts. The depositor is an affiliate of Morgan Stanley Mortgage Capital Holdings LLC, one of the mortgage loan sellers and a sponsor, and an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters. Centerline/AMAC Manager Inc., the external advisor to American Mortgage Acceptance Company, a mortgage loan seller and sponsor, is affiliated with Centerline Servicing Inc., the initial special servicer, and Centerline REIT Inc., the initial operating adviser for the trust. Wells Fargo Bank and Nomura Credit & Capital, Inc. are parties to a custodial agreement, whereby Wells Fargo Bank provides custodial services to Nomura Credit & Capital, Inc., including for mortgage loans included in the Trust. The terms of the custodial agreement are customary for the commercial mortgage backed securities industry and provide for the delivery, receipt, review and safekeeping of mortgage loans files. The terms of the pooling and servicing agreement with respect to the custody of the mortgage loans supercede any such custodial agreement.

With respect to each A/B mortgage loan, the holder of the related B note may be entitled to certain consent or cure rights which may conflict with interests of the holder of the related senior mortgage loan included in the trust. After an event of default under those A/B Mortgage Loans, the holder of the related B note may be entitled to consult with or direct the holder of the related mortgage loan, with respect to a foreclosure or liquidation of the mortgaged property to the extent provided in the related intercreditor agreement.

With respect to each of the A/B mortgage loans, the holder of the related B note is currently the related mortgage loan seller.
Prepayments May Reduce The Yield On Your Certificates

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of a mortgage loan seller’s material breach of representations and warranties or material defects in a mortgage loan’s documentation. In addition, certain of the mortgage loans may require that, upon the occurrence of certain events, funds held in escrow or proceeds from letters of credit may be applied to the outstanding principal balance of such mortgage loans as further discussed in the footnotes to Appendix II to this prospectus supplement.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-1A, Class A-2, Class A-3 Certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2 and Class A-3 Certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

Voluntary prepayments under some of the mortgage loans are prohibited for specified lock-out periods or require payment of a prepayment premium or a yield maintenance charge or both, unless the prepayment occurs within a specified period prior to and including the anticipated repayment date or maturity date, as the case may be. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or a yield maintenance charge or the amount of such premium or charge will be sufficient to compensate you for shortfalls in payments on your certificates on account of such prepayments. We also cannot assure you that involuntary prepayments will not occur or that borrowers will not default in order to avoid the application of lock-out periods. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

• the terms of the mortgage loans;
• the length of any prepayment lock-out period;
• the level of prevailing interest rates;
• the availability of mortgage credit;
• the applicable yield maintenance charges or prepayment premiums and the ability of the master servicer or special servicer to enforce the related provisions;
• the failure to meet requirements for release of escrows/reserves that result in a prepayment;
• the occurrence of casualties or natural disasters; and
• economic, demographic, tax or legal factors.

Generally, no yield maintenance charge or prepayment premium will be required for prepayments (i) in connection with a casualty or condemnation unless an event of default has occurred or (ii) in connection with the resolution of a specially serviced mortgage loan. Prepayment premiums or yield maintenance charges may be required in the case of certain extendable mortgage loans during an extension term, in which case any such prepayment premium or yield maintenance charge will be distributed to the holders of the Class P Certificates. In addition, certain mortgage loans may allow for all or a portion of the outstanding principal amount to be prepaid, without any prepayment premium or yield maintenance charge, if any insurance proceeds or condemnation awards are applied against the outstanding principal amount of the loan. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to the material breach of a representation or warranty or a material document defect or the mortgage loan is otherwise purchased from the trust (including certain purchases by the holder of a B Note or mezzanine loan), the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no yield maintenance charge or prepayment premium will be payable. Any such repurchase or purchase may, therefore, adversely affect the yield to maturity on your certificates.

Although all of the mortgage loans have protection against voluntary prepayments in the form of lock-out periods, defeasance provisions, yield maintenance provisions and/or prepayment premium provisions, there can be no assurance that (i) borrowers will refrain from prepaying mortgage loans due to the existence of a yield maintenance charge or prepayment premium, (ii) involuntary prepayments or repurchases will not occur or (iii) partial prepayments will not occur in the case of those loans that permit such prepayment without a yield maintenance charge or prepayment premium.

In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have yield maintenance charges. This can lead to substantial variance from loan to loan with respect to the amount of yield maintenance charge that is due on the related prepayment. Also, the description in the mortgage notes of the method of calculation of prepayment premiums and yield maintenance charges is complex and subject to legal interpretation and it is possible that another person would interpret the methodology differently from the way we did in estimating an assumed yield to maturity on your certificates as described in this prospectus supplement. See Appendix II to this prospectus supplement for a description of the various prepayment provisions.

Release Of Collateral

Notwithstanding the prepayment restrictions described in this prospectus supplement, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described in Appendix II to this prospectus supplement. In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the borrower is required (among other things) to pay a release price, which may include a prepayment premium or yield maintenance charge on all or a portion of such payment.

In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. In addition, certain of the mortgage loans permit the related borrower to substitute collateral under certain circumstances.

See Appendix II to this prospectus supplement for further details regarding the various release provisions.

The Yield On Your Certificate Will Be Affected By The Price At Which The Certificate Was Purchased And The Rate, Timing And Amount Of Distributions On Your Certificate

The yield on any certificate will depend on (1) the price at which such certificate is purchased by you and (2) the rate, timing and amount of distributions on your certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

• the interest rate for such certificate;

•         the rate and timing of principal payments (including principal prepayments) and other principal collections (including loan purchases in connection with breaches of representations and warranties) on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

• the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the trust;

•         the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification;

• the timing and severity of any interest shortfalls resulting from prepayments to the extent not offset by a reduction in master servicer compensation as described in this prospectus supplement;
• the timing and severity of any reductions in the appraised value of any mortgaged property in a manner that has an effect on the amount of advancing required on the related mortgage loan; and

•         the method of calculation of prepayment premiums and yield maintenance charges and the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on such certificate.

In addition, any change in the weighted average life of a certificate may adversely affect yield. Prepayments resulting in a shortening of weighted average lives of certificates may be made at a time of lower interest rates when you may be unable to reinvest the resulting payment of principal at a rate comparable to the effective yield anticipated when making the initial investment in certificates. Delays and extensions (including extensions of any extendable mortgage loan resulting from the related borrower’s exercise of an extension option) resulting in a lengthening of the weighted average lives of the certificates may occur at a time of higher interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

The Yield on Your Certificate May Be Affected By The Related Borrower’s Exercise Of Options To Extend The Scheduled Maturity Date Of The Mortgage Loan

Four (4) mortgage loans, representing 3.6% of the initial outstanding pool balance (which includes one (1) mortgage loan in loan group 1, representing 2.0% of the initial outstanding loan group 1 balance, and three (3) mortgage loans in loan group 2, representing 11.2% of the initial outstanding loan group 2 balance), are extendable mortgage loans. Investors in the interest only certificates and any class of principal balance certificates whose pass-through rate is equal to or limited by the weighted average net mortgage rate should fully consider the risk that the exercise of extension options by borrowers in respect of extendable mortgage loans could adversely affect the yield on such certificates. See “Description of the Mortgage Pool—Extendable Mortgage Loans” in this prospectus supplement.

You Bear The Risk Of Borrower Defaults	The rate and timing of delinquencies or defaults on the mortgage loans could affect the following aspects of the offered certificates:
• the aggregate amount of distributions on them;
• their yields to maturity;
• their rates of principal payments; and
• their weighted average lives.

The rights of holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates). Losses on the mortgage loans will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the Class A-1 Certificates, the Class A-1A Certificates, the Class A-2 Certificates and the Class A-3 Certificates, pro rata, and with respect to losses of interest only, the Class X Certificates based on their respective entitlements.

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that particular class will suffer a loss equal to the full amount of that excess up to the outstanding certificate balance of such class.

If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under extreme scenarios, such yield could be negative. In general, the earlier a loss is borne by your certificates, the greater the effect on your yield to maturity.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Also, if the related borrower does not repay a mortgage loan with an anticipated repayment date by its anticipated repayment date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

In addition, if the related borrower elects to exercise an extension option with respect to an extendable mortgage loan, the effect will also be to increase the weighted average life of your certificates and may also reduce your yield to maturity.

Furthermore, if principal and interest advances and/or servicing advances are made with respect to a mortgage loan after default and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in reductions in distributions of principal to the holders of the offered certificates for the current month.

Interest On Advances And Compensation To The Master Servicer, The Special Servicer, The Trustee May Have An Adverse Effect On The Payments On Your Certificates

To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, if applicable (and the related master servicer, the special servicer, the trustee or any fiscal agent in respect of any non-serviced mortgage loans), will be entitled to receive interest at the “prime rate” on unreimbursed advances they have made with respect to delinquent monthly payments or that are made with respect to the preservation and protection of the related mortgaged property or enforcement of the mortgage loan. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. No advance interest will accrue during the grace period, if any, for the related mortgage loan. This interest may be offset in part by default interest and late payment charges paid by the borrower in connection with the mortgage loan or by certain other amounts. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be serviced by the special servicer, and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances and special servicing compensation is senior to the rights of certificateholders to receive distributions. The payment of interest on advances and the payment of compensation to the special servicer may result in shortfalls in amounts otherwise distributable on the certificates.

Leasehold Interests Entail Certain Risks Which May Adversely Affect Payments On Your Certificates

In addition, four (4) mortgaged properties, securing mortgage loans representing 18.6% of the initial outstanding pool balance (and securing mortgage loans representing 22.5% of the initial outstanding loan group 1 balance), are subject to a first mortgage lien on a leasehold interest under a ground lease.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

In addition, certain of the mortgaged properties are subject to various use restrictions imposed by the related ground lease, and these limitations could adversely affect the ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

In a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interests; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under

Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.

Some of the ground leases securing the mortgaged properties provide that the ground rent payable under the ground lease increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

The Mortgage Loan Sellers Are Subject To Bankruptcy Or Insolvency Laws That May Affect The Trust’s Ownership Of The Mortgage Loans

In the event of the insolvency of any mortgage loan seller, it is possible the trust’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of insolvency of the mortgage loan sellers, which opinions are subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Limited Liquidity And Market Value May Adversely Affect Payments On Your Certificates

Your certificates will not be listed on any securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the certificates. While the underwriters currently intend to make a secondary market in the certificates, none of them is obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates, which could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors. No representation is made by any person or entity as to what the market value of any offered certificate will be at any time. Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

The Market Value Of The Offered Certificates May Be Adversely Affected By Factors Unrelated To The Performance Of The Offered Certificates And The Mortgage Loans, Such As Fluctuations In Interest Rates And The Supply And Demand Of CMBS Generally

The market value of the offered certificates can decline even if those certificates and the mortgage loans are performing at or above your expectations.

The market value of the offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of the offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of the offered certificates as a result of an equal but opposite movement in interest rates.

The market value of the offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

•         the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

•         legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

•         investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

•         investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell any offered certificates, the ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans. Pricing information regarding the offered certificates may not be generally available on an ongoing basis or on any particular date.

Mortgage Electronic Registration Systems (MERS)

The mortgages or assignments of mortgages for some of the mortgage loans may be recorded in the name of MERS, solely as nominee for the related mortgage loan seller and its successor and assigns. Subsequent assignments of any such mortgages are registered electronically through the MERS system. The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

The Mortgage Loans Have Not Been Re-Underwritten By Us

We have not re-underwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable mortgage loan seller, and the mortgage loan sellers’ respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true as of the date when it was made and such breach materially and adversely affects the interests of the Series 2007-HQ13 certificateholders with respect to the affected mortgage loan. Those representations and warranties are limited (see “Description of the Mortgage Pool—Representations and Warranties” in this prospectus supplement) and you should not view them as a substitute for re-underwriting the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with one or more of the mortgage loans not covered by representations or warranties given by the mortgage loan sellers. In addition, there can be no assurance that the related mortgage loan seller will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached.

Weighted Average Coupon Rate Entails Risks Which May Adversely Affect Payments On Your Certificates

The interest rates on one or more classes of certificates may be based on a weighted average of the mortgage loan interest rates net of the administrative cost rate, which is calculated based upon the respective principal balances of the mortgage loans. Alternatively, the interest rate on one or more classes of the certificates may be capped at such weighted average rate. This weighted average rate is further described in this prospectus supplement under the definition of “Weighted Average Net Mortgage Rate” in the “Glossary of Terms.” Any class of certificates that is either fully or partially based upon the weighted average net mortgage rate may be adversely affected by disproportionate principal payments, prepayments, defaults and other unscheduled payments on the mortgage loans. Because some mortgage loans will amortize their principal more quickly than others, the rate may fluctuate over the life of those classes of your certificates.

In general, mortgage loans with relatively high mortgage interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates. For instance, varying rates of unscheduled principal payments on mortgage loans which have interest rates above the weighted average net mortgage rate may have the effect of reducing the interest rate of your certificates.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this “Risk Factors” section and elsewhere in this prospectus supplement.

Transaction Parties

The Sponsors, Mortgage Loan Sellers and Originators

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”) is a sponsor of this transaction and is one of the mortgage loan sellers. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984 (“MSMC”), which was merged into MSMCH on June 15, 2007. MSMCH is an affiliate of the depositor and one of the underwriters and is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS). Since the merger, MSMCH has been continuing the business of MSMC. The executive offices of MSMCH are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Chicago, Illinois, Los Angeles, California, Irvine, California, Alpharetta, Georgia, Dallas, Texas and Herndon, Virginia. MSMCH originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMCH also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMCH nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations. MSMCH (or its predecessor) originated or purchased all of the mortgage loans it is selling to us.

MSMCH’s Commercial Mortgage Securitization Program

MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMCH originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMCH acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s “IQ,” “HQ” and “TOP” securitization programs typically involve multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller. Mortgage loans originated and securitized by MSMCH include both fixed-rate and floating-rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and mortgage loans included in both public and private securitizations. MSMCH also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMCH for the four years ending on December 31, 2006.

Year	Total MSMCH Mortgage Loans*	Total MSMCH Mortgage Loans Securitized with Affiliated Depositor	Total MSMCH Mortgage Loans Securitized with Non-Affiliated Depositor	Total MSMCH Mortgage Loans Securitized
	(Approximate Amounts in Billions of $s)
2006	16.9	8.9	1.9	10.7
2005	12.9	8.2	1.5	9.6
2004	7.7	5.1	1.3	6.4
2003	6.4	3.5	1.3	4.8
*

Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $75 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

Underwriting Standards

Conduit mortgage loans originated by MSMCH will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

The MSMCH credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMCH underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMCH also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under “Description of the Mortgage Pool—Assessments of Property Value and Condition,” “—Appraisals,” “—Environmental Assessments,” “—Property Condition Assessments,” “—Seismic Review Process,” and “—Zoning and Building Code Compliance.” MSMCH typically retains outside consultants to conduct its credit underwriting.

Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMCH and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

Debt Service Coverage Ratio and LTV Ratio. MSMCH’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMCH may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MSMCH’s judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMCH there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix II may differ from the amount calculated at the time of origination. In addition, MSMCH’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool” in this prospectus supplement.

Escrow Requirements. MSMCH often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMCH conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMCH.

Servicing

MSMCH currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers’ ability to provide loan-level data. In addition, MSMCH may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Nomura Credit & Capital, Inc.

General. Nomura Credit & Capital, Inc. (“Nomura”) is a Delaware corporation, which is an indirect wholly owned subsidiary of Nomura Holding America Inc. Nomura makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securitization (“CMBS”) transactions, or for disposition through alternate means.

Nomura also engages in the origination, and/or buying and selling, of mortgages, other interests in mortgage loans and related assets for investment and other purposes. Further, Nomura enters into resale and repurchase agreements and other financing arrangements with third parties and to finance its trading and inventory positions.

Nomura’s Securitization Program. Nomura, directly or through correspondents, originates multifamily and commercial mortgage loans throughout the United States and abroad. Nomura has been engaged in the origination of multifamily and commercial mortgage loans for securitization under programs substantially similar to its current program (which may have been modified, changed or amended from time to time) since 2001. The multifamily and commercial mortgage loans originated and securitized by Nomura include both fixed-rate loans and floating-rate loans and both conduit balance loans (which are average-size multifamily and commercial loans by industry standards) and large balance loans. Most of the multifamily and commercial mortgage loans included by Nomura in commercial mortgage securitizations in which Nomura has participated have been originated, directly by Nomura or through correspondents on its behalf. Nomura securitized approximately $951.8 million, $2.0 billion, $3.7 billion and $4.3 billion of commercial mortgage loans during the calendar years 2003, 2004, 2005 and 2006, respectively.

When Nomura originates mortgage loans in conjunction with third-party correspondents, the third-party correspondents generally perform the underwriting based on various criteria established or reviewed by Nomura, and Nomura originates or acquires the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In addition, in the normal course of its securitization program, Nomura may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by Nomura. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

In connection with the commercial mortgage securitization transactions Nomura participates in, Nomura generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

In addition to the depositor, Nomura also works with rating agencies, unaffiliated mortgage loan sellers and servicers in connection with securitization transactions. Nomura will generally act as an originator and, in certain instances, a sponsor, in the commercial mortgage securitization transactions it participates in. Neither Nomura nor any of its affiliates has acted as a servicer of multifamily and commercial mortgage loans in the commercial mortgage securitizations it has participated in. Instead, the related depositor contracts with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates and the sale of related servicing rights by Nomura to the related servicer.

In connection with Nomura contributing mortgage loans to a commercial mortgage securitization transaction, Nomura may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;
•	file and/or record various specified loan documents and assignments of those documents or arrange for a third party to do so on its behalf; and
•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by Nomura fails to materially conform to the specified representations and warranties or there is a material defect in or a material omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then Nomura will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

Nomura’s Underwriting Guidelines and Processes

Set forth below is a discussion of certain general underwriting guidelines of Nomura generally applicable with respect to multifamily and commercial mortgage loans originated by Nomura. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by Nomura from third-party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this “—Nomura’s Underwriting Guidelines and Processes” section.

Loan Analysis. Nomura performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien or bankruptcy searches and, if applicable and available, the loan payment history of the borrower or its principals. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a review of certain tenant leases. Depending on the type of real property involved and other relevant circumstances, Nomura’s underwriting staff and/or legal counsel will review leases of certain significant tenants. Nomura may also perform a limited qualitative review with respect to certain tenants located at the subject property, particularly significant tenants, credit tenants and sole tenants. Nomura generally requires third-party appraisals, as well as third-party environmental reports, building condition reports and, if determined by Nomura to be applicable, seismic reports. Each report is reviewed for acceptability by Nomura or a third-party reviewer. The results of these reviews are incorporated into the underwriting analysis.

Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by Nomura must be approved by one or more—depending on loan size—specified internal committees or by officers of Nomura, which may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of multifamily or commercial mortgage loans, Nomura will analyze whether cash flow expected to be derived from the subject mortgaged property will be sufficient to make the required payments under that mortgage loan over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower, any related debt services reserves, interest guarantees, master leases and other sources of income or payment or factors expected to affect such matters.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•

the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related mortgaged property for a given period that is available to pay debt service on the subject mortgage loan, to

•

the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related mortgaged property. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular multifamily or commercial mortgage loan will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Nomura may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•

the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•

the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged property or is out for signature will be executed and in place on a future date;

•

the assumption that a portion of currently vacant and unleased space at the subject mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•

the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•

assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at the subject mortgaged property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;
•	assumptions regarding future increase or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and
•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by Nomura, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under “—Additional Debt” below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio (as described below), reserves, guarantees or other factors. For example, Nomura may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nomura’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. Nomura also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property, to
•	the estimated value of the related mortgaged property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by Nomura, calculated as described above, will be equal to or less than 80% (subject to the discussion under “—Additional Debt” below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Nomura may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nomura’s judgment of improved property and/or performance in the future and/or other relevant factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Nomura will take into account whether the subject real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Nomura or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The debt service coverage ratios described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios described above under “—Loan-to-Value Ratio” may be significantly below 1.20x and significantly above 80%, respectively, when calculated taking into account the existence of additional debt secured by the related mortgaged property or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the underwriting process, Nomura will analyze the condition of the real property for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Nomura may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Nomura will, in most cases, require that the real property for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Nomura will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Nomura may establish the value of the subject real property based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. Nomura may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Nomura may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Nomura might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Nomura or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Nomura may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment. In connection with the origination process, Nomura may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Nomura will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. If the subject real property consists of improvements located in California or in seismic zones 3 or 4, Nomura may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Nomura may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Nomura will generally consider whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Nomura will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Nomura to be sufficient to pay off the related mortgage loan in full;
•	the real property, if permitted to be repaired or restored in conformity with current law, would in Nomura’s judgment constitute adequate security for the related mortgage loan;
•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements. Based on its analysis of the subject real property, the borrower and the principals of the borrower, Nomura may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, environmental remediation and/or other matters. Nomura conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Nomura and, in the case of some mortgage loans, no escrows or reserves will be established. Furthermore, Nomura may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Nomura may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Nomura’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion under this “—Nomura’s Underwriting Guidelines and Processes” section, Nomura may include mortgage loans in a trust fund which vary from, or do not comply with, Nomura’s underwriting guidelines. In addition, in some cases, Nomura may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

American Mortgage Acceptance Company

American Mortgage Acceptance Company (“AMAC”), a Massachusetts real estate investment trust that is publicly held and traded, maintains an office of record c/o Prentice Hall Corporation System, Inc., 84 State Street, Boston, Massachusetts. AMAC was formed June 11, 1991, and is a sponsor and one of the mortgage loan sellers in this transaction. AMAC is focused on providing first mortgage, mezzanine and bridge financing to real estate developers and owners throughout the United States. AMAC provides capital for commercial properties, including apartments, office, retail, and industrial assets.

AMAC’s product roster includes fixed- and floating-rate as well as short-term and long-term financing. Centerline/AMAC Manager Inc., a Delaware corporation, (“Centerline Manager”) whose indirect parent is Centerline Holding Company, is the manager/advisor of AMAC. Centerline Holding Company owns 6.91% of the common stock of AMAC as of December 4, 2007 and owns 12.22% of AMAC on a fully diluted basis. Centerline Manager maintains its principal office at 625 Madison Avenue, New York, New York. AMAC invests in real estate financing opportunities, including first mortgage loans, subordinate “B” notes, mezzanine loans, construction loans, subordinated interests in first mortgage loans and bridge loans. AMAC also invests in subordinate commercial mortgage backed securities and other real estate assets. AMAC’s investments are either held as portfolio investments or held for on or off balance sheet securitizations.

AMAC does not originate the loans in which it invests but generally acquires its loans from Centerline Mortgage Capital Inc. (“CMC”), an affiliate of Centerline Manager, which originates for AMAC. AMAC generally acquires commercial loans for the purpose of securitization but also holds loans and participations in its portfolio. AMAC also acquires loans and participations in loans from other third party originators.

Centerline Manager is an affiliate of the Special Servicer, CMC and the Operating Adviser. In addition, Centerline Manager is an affiliate of the entity that is expected to initially acquire the Class J through Class P Certificates and would therefore initially be the Controlling Class and as such would be able to appoint the Operating Advisor.

AMAC has been engaged in the origination and/or acquisition of multifamily and commercial mortgage loans for securitization and otherwise since 2003. AMAC securitized approximately $400 million in commercial mortgage loans in 2006 through the issuance of commercial real estate collateral debt obligations. The following table sets for information with respect to the amount of first mortgage loans originated or purchased by AMAC and the total amount of first mortgage loan securitizations by AMAC over the four years ending on December 31, 2006.

Year	Total Amount of First Mortgage Loans Originated/Acquired and Held as of the End of the Year Indicated	Total Amount of First Mortgage Loans Originated/Acquired and Securitized
2003	$2,781,000	$0
2004	$2,250,000	$0
2005	$771,000	$0
2006	$431,044,000	$349,622,000

Loan Underwriting. The underwriting for each of the Mortgage Loans was performed by CMC, using its underwriting guidelines as approved by AMAC. CMC has adopted the following general standards and procedures for underwriting loans. There can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this prospectus supplement because the process of originating, analyzing, underwriting, appraising, submitting and closing commercial real estate loans varies depending on the nature of each unique project.

CMC’s underwriting is directed toward the economics of the individual property and the financial strength, credit history and experience of the borrower and the principals. The credit analysis of each borrower includes review of financial statements, and third party credit reports, including judgment, lien and bankruptcy searches. Property analysis includes reviewing rent schedules and operating statements, both current and historical. This analysis will include review of any significant leases affecting the property. CMC requires a thorough analysis of the property’s management as well as third-party appraisals, environmental reports, and property inspection reports.

Assessment of Property Condition. As part of the underwriting process for a prospective multifamily or commercial mortgage loan., CMC, subject to certain exceptions, obtains from a third party or performs an inspection of the real property and prepares or obtains a report of the condition of the real property in order to assess the property’s condition.

Appraisals. CMC generally requires an appraisal of the real property securing a proposed commercial or multifamily loan be obtained from a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers or an otherwise qualified appraiser. CMC generally requires the appraisal to be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. In addition CMC generally requires that the appraisal report include a statement that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases CMC will use another method of establishing value such as recent sales price or cash flow analysis.

Environmental Assessment. CMC generally requires Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. In some cases, however, CMC may only obtain an update of a prior environmental assessment, a transaction screen or desktop review. Furthermore, in some cases CMC may not obtain an environmental assessment such as when it obtains environmental insurance coverage or a guarantee. An environmental assessment conduced at any particular real property will not necessarily cover all potential environmental issues.

Engineer’s Report. CMC may require that an engineering firm inspect the real property securing a proposed multifamily or commercial loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.

Seismic Report. For properties located in California or in seismic zones 3 or 4, CMC generally requires a report to establish the probable maximum loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property CMC may require earthquake insurance. Because the probable maximum loss assessment is dependent upon the underlying assumptions it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning Reports. CMC generally assesses whether the real property’s use and occupancy is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of compliance may include one or more of, legal opinions, surveys, recorded documents, temporary or permanent certificate of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Loan Approval. All of the loans CMC originates must be approved by one or more specified internal committees or by officers of CMC, depending on loan size and other factors. Each proposed loan is assigned a risk rating based on established criteria and based on the risk rating and the proposed loan size the loan is assigned an approval level which ranges from a level I, for risk ratings of 1 or 2 for loans up to $20,000,000 to level V approval level for loans over $200,000,000. A level I loan approval requires approval by designated persons representing each of the loan originations, capital markets and risk policy business groups assigned according to the region to which the loan relates. Levels II and III loan approvals require the approvals of the same three groups at progressively higher levels in the corporate hierarchy. Levels IV and V loan approvals require the approvals of designated persons on the internal management committee of CMC and the investment committee respectively.

Debt Service Coverage Ratio and LTV Ratio. CMC’s underwriting standards for first mortgage loans generally require a minimum debt service coverage of 1.05x and a maximum LTV Ratio of 90%. These requirements, however are only guidelines, and exceptions to these guidelines may be approved base on the individual characteristics of a mortgage loan. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow, as determined by CMC, at origination.

Escrows. CMC may require the borrower to fund certain escrows for tax and insurance costs, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expense, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow reserve would have been established are being paid or addressed in lieu of funding a given reserve or escrow. CMC determines the need for reserves on a case-by-case basis and escrows and reserves are not in place for every multifamily or commercial mortgage loan originated by CMC.

The mortgage loans sold by AMAC which are included in this transaction were not originated specifically to be included in a conduit securitization.

Centerline Servicing Inc. services all of the commercial mortgage loans previously securitized by AMAC or those held in portfolio thereby.

The Depositor

Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley Inc. and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets and is not engaged in any activities except those related to the securitization of assets.

The Depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1, 2002 and terminating December 31, 2006, the Depositor acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions, in an aggregate amount of $49,447,086,987. MSMCH (or its predecessor) has acted as a sponsor or co-sponsor of all of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other mortgage loan sellers. The Depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

Morgan Stanley Capital I Inc. will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The Depositor’s duties will include, without limitation, (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession with respect to the certificates to the paying agent to the extent necessary to perform REMIC tax administration, (iii) to indemnify the trustee, the paying agent and trust for any liability, assessment or costs arising from the Depositor’s bad faith, negligence or malfeasance in providing such information, (iv) to indemnify the trustee and the paying agent against certain securities laws liabilities and (v) to sign any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the trust. The Depositor is also required under the Underwriting Agreement to indemnify the Underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

The Issuing Entity

The issuing entity with respect to the offered certificates will be the Morgan Stanley Capital I Trust 2007-HQ13 (the “Trust”). The Trust will be a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the Trust, but only to the extent it deems such Advances to be recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as described in this prospectus supplement under “Description of the Offered Certificates—Amendments to the Pooling and Servicing Agreement.” The Trust administers the mortgage loans through the trustee, the paying agent, the master servicer and the special servicer. A discussion of the duties of the trustee, the paying agent, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under “—The Trustee,” “—The Paying Agent, Certificate Registrar and Authenticating Agent,” “—The Master Servicer,” and “—The Special Servicer” and “Servicing of the Mortgage Loans.”

The only assets of the Trust other than the mortgage loans and any REO Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the paying agent, the master servicer and the special servicer. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the paying agent, the master servicer and the special servicer.

The Depositor is contributing the mortgage loans to the Trust. The Depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under “Description of the Mortgage Pool—Sale of the Mortgage Loans” and “—Representations and Warranties.”

Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Trust would be characterized as a “business trust.”

The depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the mortgage loans from each mortgage loan seller to the depositor and from the depositor to the Trust, certain legal opinions are required. Those opinions to the extent relating to an entity subject to Title 11 of the United States Code (the “Bankruptcy Code”) are generally to the effect that:

(1) If such mortgage loan seller were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine that (a) a transfer of the mortgage loans by the related mortgage loan seller to the depositor (including collection thereon) in the form and manner set forth in the related mortgage loan purchase agreement would constitute a true sale or absolute transfer of such mortgage loans (including the collections thereon), rather than a borrowing by the related mortgage loan seller from the depositor secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the related mortgage loan seller under Section 541(a) of the Bankruptcy Code, and thus (b) the depositor’s rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of Section 362(a) of the Bankruptcy Code; and

(2) If the depositor were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine (a) a transfer of the related mortgage loans by the depositor to the Trust (including the collections thereon) in the form and manner set forth in the Pooling and Servicing Agreement would constitute a true sale or absolute transfer of those mortgage loans (including the collections thereon), rather than a borrowing by the depositor from the Trust secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the depositor under Section 541(a) of the Bankruptcy Code, and thus (b) the Trust’s rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of Section 362(a) of the Bankruptcy Code.

Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the transfer of the underlying mortgage loans from each mortgage loan seller to the depositor and from the depositor to the Trust has been structured as a sale, there can be no assurance that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or Trust is deemed to be a creditor of the related mortgage loan seller rather than an owner of the mortgage loans. See “Risk Factors—The Mortgage Loan Sellers Are Subject To Bankruptcy Or Insolvency Laws That May Affect The Trust’s Ownership Of The Mortgage Loans.”

The Trustee and the Custodian

The Trustee

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as the trustee under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, more than 23 million customers and 158,000 employees as of December 31, 2006, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsors, the Mortgage Loan Sellers, the Master Servicer and the Special Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criterion during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank’s corporate trust services division’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures. Despite the fact that the platform of transactions to which such assessment of compliance relates included commercial mortgage-backed securities transactions, the errors described above did not occur with respect to any such commercial mortgage-backed securities transactions.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of September 30, 2007, Wells Fargo Bank was acting as trustee on over 300 series of commercial mortgage-backed securities with an aggregate principal balance of over $375 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

The trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than “A-1” by S&P and whose long-term senior unsecured debt is rated not less than “AA-” by Fitch (or “A+” by Fitch if such institution’s short-term debt obligations are rated at least “F-1” by Fitch) and “A+” by S&P, or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of certificates.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates or any asset or related document and is not accountable for the use or application by the Depositor or the master servicer or the special servicer of any of the certificates or any of the proceeds of the certificates, or for the use or application by the Depositor or the master servicer or the special servicer of funds paid in consideration of the assignment of the mortgage loans to the Trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Pooling and Servicing Agreement. The trustee is required to notify certificateholders of any termination of a master servicer or special servicer or appointment of a successor to the master servicer or the special servicer. The trustee will be obligated to make any Advance required to be made, and not made, by the master servicer under the Pooling and Servicing Agreement; provided, that the trustee will not be obligated to make any Advance that it deems to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by the master servicer or the special servicer, solely in the case of Servicing Advances, if made, would be a nonrecoverable advance. The trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer. See “Description of the Offered Certificates—Advances” in this prospectus supplement.

In addition to having express duties under the Pooling and Servicing Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the “prudent person” standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the Trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

Matters Regarding the Trustee

The trustee and its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall not have any liability to the Trust or the certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligence or willful misconduct.

The trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the Trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or performance of obligations or exercise of rights incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the Trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

Resignation and Removal of the Trustee

The trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, the Depositor is required promptly to appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the trustee (i) shall cease to be eligible to continue as trustee under the Pooling and Servicing Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the Trust or any REMIC by any state in which the trustee or the Trust held by the trustee is located solely because of the location of the trustee in such state; provided, that, if the trustee agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by any Rating Agency of any Class of certificates with a rating as evidenced in writing by any Rating Agency, then the Depositor may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. In the case of removal under clauses (i), (ii), (iii) and (iv) above, the trustee shall bear all such costs of transfer. Holders of the certificates entitled to more than 50% of the voting rights may at any time remove the trustee for cause and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and Servicing Agreement for services rendered and expenses incurred. The Pooling and Servicing Agreement provides that expenses relating to resignation of the trustee or any removal of the trustee for cause will be required to be paid by the trustee, and expenses relating to the removal of the trustee without cause will be paid by the parties effecting such removal or if such parties refuse to pay, the Trust Fund.

Trustee Compensation

As compensation for the performance of its duties as trustee, Wells Fargo Bank will be paid the monthly trustee fee. The trustee fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.00188% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the scheduled principal balance of each mortgage loan. A portion of the trustee fee is payable to the paying agent. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its negligence or bad faith.

The Custodian

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of September 30, 2007, Wells Fargo Bank was acting as custodian of more than 48,000 commercial mortgage loan files.

Wells Fargo Bank and Nomura Credit & Capital, Inc. are parties to a custodial agreement, whereby Wells Fargo Bank provides custodial services to Nomura Credit & Capital, Inc., including for mortgage loans included in the Trust. The terms of the custodial agreement are customary for the commercial mortgage backed securities industry and provide for the delivery, receipt, review and safekeeping of mortgage loans files. The terms of the Pooling and Servicing Agreement with respect to the custody of the mortgage loans supercede any such custodial agreement.

Certain information set forth in this prospectus supplement concerning the trustee and the custodian has been provided by them.

The Paying Agent, Certificate Registrar and Authenticating Agent

Wells Fargo Bank will also serve as the paying agent (in such capacity, the “paying agent”). In addition, Wells Fargo Bank will serve as registrar (in such capacity, the “certificate registrar”) for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, as authenticating agent of the certificates (in such capacity, the “authenticating agent”) and as tax administrator.

As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, Wells Fargo Bank will be paid a portion of the monthly Trustee Fee. The paying agent and certificate registrar will be entitled to indemnification upon similar terms to the trustee.

Paying Agent

Under the terms of the Pooling and Servicing Agreement, the paying agent is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the paying agent is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly distribution reports on Form 10-D, annual reports on Form 10-K and current reports on Form 8-K (other than the initial Form 8-K) that are required to be filed with the Securities and Exchange Commission on behalf of the Trust. Wells Fargo Bank has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage-backed securities since 1997. It has acted as paying agent with respect to more than 365 series of commercial mortgage-backed securities and, as of September 30, 2007, was acting as paying agent with respect to more than $415 billion of outstanding commercial mortgage-backed securities.

There have been no material changes to Wells Fargo’s policies or procedures with respect to its securities administration function other than changes required by applicable laws.

In the past three years, Wells Fargo has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo with respect to commercial mortgage-backed securities.

Certain information set forth in this prospectus supplement concerning the paying agent, certificate registrar and authenticating agent has been provided by them.

The Master Servicer

Wachovia Bank, National Association (“Wachovia”), a national banking association, will be the master servicer under the Pooling and Servicing Agreement for all of the mortgage loans (except that the servicing duties of the master servicer with respect to the non-serviced mortgage loans, if any, will be limited as described elsewhere in this prospectus supplement). Wachovia will acquire the right to master service the mortgage loans that are sold to the Trust by the mortgage loan sellers pursuant to servicing rights purchase agreements entered into between the master servicer and those mortgage loan sellers on the Closing Date. The principal commercial mortgage servicing offices of Wachovia are located at 201 S. College Street, 9th Floor, NC1075, Charlotte NC 28244-1075.

Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2004	As of 12/31/2005	As of 12/31/2006	As of 09/30/2007
By Approximate Number	15,531	17,641	20,725	24,157
By Approximate Aggregate Unpaid Principal Balance (in billions)	$141.3	$182.5	$262.1	$345.2

Within this portfolio, as of September 30, 2007, are approximately 20,582 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $285 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia’s servicing portfolio, as of September 30, 2007, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by Wachovia, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

Date	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%
December 31, 2006	$201,283,960,215	$162,396,491	0.1%
*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia are “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wachovia’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

Wachovia may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;
•	provision of Strategy and Strategy CS software;
•	identification, classification, imaging and storage of documents;
•	analysis and determination of amounts to be escrowed for payment of taxes and insurance;

•	entry of rent roll information and property performance data from operating statements;
•	tracking and reporting of flood zone changes;
•	tracking, maintenance and payment of rents due under ground leases;
•	abstracting of insurance requirements contained in loan documents;
•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;
•	abstracting of leasing consent requirements contained in loan documents;
•	legal representation;
•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia;
•	maintenance and storage of letters of credit;
•	tracking of anticipated repayment dates for loans with such terms;
•	reconciliation of deal pricing, tapes and annexes prior to securitization;
•	entry of new loan data and document collection;
•	initiation of loan payoff process and provision of payoff quotes;
•	printing, imaging and mailing of statements to borrowers;
•	performance of property inspections;
•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;
•	review of financial spreads performed by sub-servicers;
•	review of borrower requests for disbursements from reserves for compliance with loan documents, which requests are subsequently submitted to Wachovia for approval; and
•	performance of UCC searches and filing of UCC financing statements.

Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account within the time described in this prospectus supplement. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

Wachovia will not have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving the mortgage loans or otherwise. To the extent Wachovia performs custodial functions as a master servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the Certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Certain of the duties of the master servicer and the provisions of the Pooling and Servicing Agreement are set forth in this prospectus supplement under “Servicing of the Mortgage Loans.” The manner in which collections on the mortgage loans are to be maintained is described under “Description of the Agreements—Collection and Other Servicing Procedures” and “—Certificate Account and Other Collection Accounts” in the accompanying prospectus. The master servicer’s obligations to make Advances are described in this prospectus supplement under “Description of the Offered Certificates—Advances.” Certain terms of the Pooling and Servicing Agreement regarding the master servicer’s removal, replacement, resignation or transfer are described in this prospectus supplement under “—Events of Default” and in the prospectus under “Description of the Agreements—Matters Regarding a Master Servicer and the Depositor.” Certain limitations on the master servicer’s liability under the Pooling and Servicing Agreement are described under “Description of the Agreements—Matters Regarding a Master Servicer and the Depositor” in the prospectus and under “Servicing of the Mortgage Loans—General” in this prospectus supplement.

The master servicer may appoint one or more sub-servicers to perform all or any portion of its duties under the Pooling and Servicing Agreement, as described under “Servicing of the Mortgage Loans—General” in this prospectus supplement and under “Description of the Agreements—Subservicers” in the accompanying prospectus; provided, that after the Closing Date the master servicer may not appoint a sub-servicer that is a proposed Servicing Function Participant if the master servicer has actual knowledge that such party has failed to comply with its Securities Exchange Act of 1934 reporting obligations under the Trust or any other commercial mortgage loan securitization. Wachovia monitors and reviews the performance of sub-servicers appointed by it.

The information set forth in this prospectus supplement concerning the master servicer has been provided by it.

The Special Servicer

Centerline Servicing Inc. (“CSI”) will be appointed as the special servicer of all of the mortgage loans, and as such, will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties. CSI is a corporation organized under the laws of the state of Delaware and is a wholly-owned subsidiary of Centerline Capital Group Inc., a wholly-owned subsidiary of Centerline Holding Company, a publicly traded company. Centerline REIT Inc., an affiliate of CSI, is anticipated to be the Operating Advisor with respect to the transaction described in this prospectus supplement. CSI is an affiliate of Centerline/AMAC Manager Inc., the external advisor to American Mortgage Acceptance Company, and the Operating Adviser. The principal offices of CSI are located at 5221 N. O’Connor Blvd., Suite 600, Irving, Texas 75039, and its telephone number is 972-868-5300.

Certain of the duties of the special servicer and the provisions of the Pooling and Servicing Agreement regarding the special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the mortgage loans are set forth in this prospectus supplement under “Servicing of the Mortgage Loans—Mortgage Loan Modifications,” “—Sale of Defaulted Mortgage Loans” and “—Foreclosures.” Certain terms of the Pooling and Servicing Agreement regarding the special servicer’s removal, replacement, resignation or transfer are described in this prospectus supplement under “—Termination of Special Servicer.” Certain limitations on the special servicer’s liability under the Pooling and Servicing Agreement are described in this prospectus supplement under “Servicing of the Mortgage Loan—General.” CSI will service the specially serviced mortgage loans in this transaction in accordance with the procedures set forth in the Pooling and Servicing Agreement and in accordance with the loan documents and applicable laws.

CSI has a special servicer rating of CSS1 from Fitch. CSI is also on S&P’s Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked “STRONG” by S&P. As of September 30, 2007, CSI was the named special servicer in approximately 77 transactions representing approximately 11,981 first mortgage loans, with an aggregate stated principal balance of approximately $102.97 billion. Of those 77 transactions, 73 are commercial mortgage-backed securities transactions representing approximately 11,893 first mortgage loans, with an aggregate stated principal balance of approximately $101.7 billion. The remaining four transactions are made up of two CDOs and two business lines with affiliates of CSI. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, Virgin Islands and Puerto Rico. With respect to such transactions as of such date, the special servicer was administering approximately 40 assets with a stated principal balance of approximately $204.4 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in 2002 and through September 30, 2007, CSI has resolved 294 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.6 billion.

The special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holder of the related B Note if in connection with an A/B Mortgage Loan and the holder of the related Serviced Companion Mortgage Loan if in connection with a Loan Pair). This account or accounts shall be an Eligible Account. The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the special servicer’s other serviced assets that are not serviced pursuant to the Pooling and Servicing Agreement.

CSI has developed policies and procedures and controls for the performance of its special servicing obligations in compliance with the Pooling and Servicing Agreement, applicable law and the applicable servicing standard.

CSI has been special servicing assets for approximately 5 years and employs an asset management staff with an average of 14 years experience in this line of business. Two additional senior managers in the special servicing group have 31 and 19 years respectively of industry experience. CSI was formed in 2002 for the purpose of supporting the related business of Centerline REIT Inc., its former parent, of acquiring and managing investments in subordinated CMBS for its own account and those of its managed funds. Since December 31, 2002 the number of commercial mortgage-backed securities transactions on which CSI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate stated principal balance of approximately $24.5 billion, to approximately 73 transactions consisting of approximately 11,893 loans with an approximate stated aggregate principal balance of $101.7 billion on September 30, 2007. The four non-CMBS transactions were acquired by CSI in the first quarter of 2007. With respect to such non-CMBS transactions, CSI is the named special servicer on approximately 88 first mortgage loans with an aggregate stated principal balance of $1.27 billion as of September 30, 2007.

The information set forth in this prospectus supplement concerning the special servicer has been provided by it.

Affiliations and Certain Relationships

The Depositor is an affiliate of Morgan Stanley Mortgage Capital Holdings LLC, a mortgage loan seller and sponsor, and Morgan Stanley & Co. Incorporated, one of the underwriters. American Mortgage Acceptance Company, a mortgage loan seller and sponsor, is affiliated with Centerline/AMAC Manager Inc., its external advisor, Centerline Servicing Inc., the initial special servicer, and Centerline REIT Inc., the initial operating adviser for the trust. Wells Fargo Bank and Nomura Credit & Capital, Inc. are parties to a custodial agreement, whereby Wells Fargo Bank provides custodial services to Nomura Credit & Capital, Inc., including for mortgage loans included in the Trust. The terms of the custodial agreement are customary for the commercial mortgage backed securities industry and provide for the delivery, receipt, review and safekeeping of mortgage loans files. The terms of the Pooling and Servicing Agreement with respect to the custody of the mortgage loans supercede any such custodial agreement. For more information on these affiliations, see “Risk Factors—Conflicts of Interest May Have An Adverse Effect On Your Certificates—Other Conflicts.”

Description of the Offered Certificates

Capitalized terms are defined in the “Glossary of Terms” in this prospectus supplement.

General

The Series 2007-HQ13 Commercial Mortgage Pass-Through Certificates will be issued on or about

December 28, 2007 pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date, between the Depositor, the master servicer, the special servicer, the paying agent and the trustee.

The certificates will represent in the aggregate the entire beneficial ownership interest in a trust consisting primarily of:

•

the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of Principal Prepayments received prior to the Cut-off Date and Scheduled Payments of principal and interest due on or before the Cut-off Date;

•	any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;
•	a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and
•

certain rights of the Depositor under, or assigned to the Depositor pursuant to, each of the Mortgage Loan Purchase Agreements relating to, among other things, mortgage loan document delivery requirements and the representations and warranties of the related mortgage loan seller regarding its mortgage loans.

The certificates will be issued on the Closing Date and will only be entitled to Scheduled Payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

The certificates will consist of various Classes, to be designated as:

•	the Class A-1 Certificates, the Class A-1A Certificates, the Class A-2 Certificates and the Class A-3 Certificates;
•	the Class X Certificates;
•

the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates and the Class P Certificates; and

•	the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

The Class A Senior, Class A-M and Class A-J Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount.

Each Class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company (“DTC”). We have been informed by DTC that DTC’s nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under “Description Of The Certificates—Book-Entry Registration and Definitive Certificates.” Unless and until definitive certificates are issued in respect of any Class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC’s participating organizations.

All references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC’s Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any Class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its Participants. See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC, Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Banking or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or JPMorgan Chase, the relevant depositaries of Clearstream Banking and Euroclear, respectively.

Because of time-zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Balances

Upon initial issuance, the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-M and Class A-J Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance on the Closing Date may vary by up to 5%. Mortgage loans may be removed from or added to the Mortgage Pool prior to the Closing Date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial Certificate Balance of each Class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

Class	Approximate Initial Aggregate Certificate Balance	Approximate Percent of Initial Pool Balance	Ratings (Fitch/S&P)	Approximate Credit Support
Class A-1	$146,100,000	14.055%	AAA/AAA	30.000%
Class A-1A	$179,353,000	17.254%	AAA/AAA	30.000%
Class A-2	$67,700,000	6.513%	AAA/AAA	30.000%
Class A-3	$334,490,000	32.178%	AAA/AAA	30.000%
Class A-M	$103,949,000	10.000%	AAA/AAA	20.000%
Class A-J	$72,765,000	7.000%	AAA/AAA	13.000%

The percentages indicated under the columns “Approximate Credit Support” with respect to the Class A-1, Class A-1A, Class A-2 and Class A-3 Certificates represent the approximate credit support for the Class A-1, Class A-1A, Class A-2 and Class A-3 Certificates in the aggregate.

The initial Certificate Balance of each Principal Balance Certificate will be presented on the face of the certificate. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to the Certificate Balance of those certificate on that Distribution Date. See “—Distributions” and “––Distributions—Subordination; Allocation of Losses and Certain Expenses” below.

The Interest Only Certificates will not have a Certificate Balance and will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a Notional Amount.

The Notional Amount of the Class X Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time.

Accordingly, the Notional Amount of the Class X Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the Certificate Balance of any Class of Principal Balance Certificates. Upon initial issuance, the Notional Amount of the Class X Certificates will be $1,039,491,008, subject to a permitted variance of plus or minus 5%. The Notional Amount of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

The Residual Certificates will not have Certificate Balances or Notional Amounts.

Pass-Through Rates

The pass-through rates for the Class A-1, Class A-1A, Class A-2 and Class A-3 Certificates will, at all times, be fixed at their initial rates of 5.357%, 5.419%, 5.649% and 5.569%, respectively. The pass-through rate for the Class A-M Certificates will, at all times, be a per annum rate equal to the lesser of 5.931% and the Weighted Average Net Mortgage Rate. The pass-through rate for the Class A-J Certificates will, at all times, be a per annum rate equal to the Weighted Average Net Mortgage Rate.

The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately 0.824% per annum. The Pass-Through Rate applicable to the Class X Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the “Class X Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will equal the Certificate Balance of one of the Classes of the Principal Balance Certificates.

The applicable Class X Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such Class of Principal Balance Certificates. Under no circumstances will any Class X Strip Rate be less than zero.

The Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will, at all times, accrue interest at a per annum rate equal to the Weighted Average Net Mortgage Rate. The Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of 4.514% per annum and the Weighted Average Net Mortgage Rate.

The Administrative Cost Rate for each mortgage loan is presented in Appendix II to this prospectus supplement. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

Distributions

General

Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each Distribution Date, commencing in January 2008. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder.

The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of a certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense Loss previously allocated to that certificate, which reimbursement is to occur after the date on which that certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered the certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a Class of certificates will be allocated pro rata among those certificates based on their respective Percentage Interests in such Class.

Funds in the Distribution Account may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the paying agent. The investments are required to mature, unless payable by demand, not later than such time on the Distribution Date, which will allow the paying agent to make withdrawals from the Distribution Account to make distributions on or with respect to the certificates.

Funds in the Certificate Account and Interest Reserve Account may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the master servicer. The investments are required to mature, unless payable on demand, not later than the business day immediately preceding the next Master Servicer Remittance Date, and any such investment cannot be sold or disposed of prior to its maturity unless payable on demand.

The Available Distribution Amount

With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution Amount for that Distribution Date.

With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to one day’s interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for such Due Date. For purposes of this calculation, the Net Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of “Net Mortgage Rate” in the “Glossary of Terms.” With respect to the Distribution Date occurring in March of each year (or January or February if the related Distribution Date is the final Distribution Date), the paying agent will withdraw an amount from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

With respect to one (1) mortgage loan, representing 0.8% of the Initial Pool Balance (and representing 1.0% of the Initial Loan Group 1 Balance), that was originated in December 2007 and has its first Due Date in February 2008, the Depositor has agreed to deposit approximately $48,897 into the Certificate Account on the

Closing Date, which amount represents one month’s interest on the initial principal balance of that mortgage loan and which amount will be distributable to Certificateholders on the first Distribution Date in January 2008.

In addition, with respect to two (2) mortgage loans, representing 7.0% of the Initial Pool Balance (and representing 8.5% of the Initial Loan Group 1 Balance), (a) in the case of one such mortgage loan, $225,000 of the outstanding principal balance was funded in December 2007, and the first Due Date with respect to that amount is in February 2008, and (b) in the case of the other such mortgage loan, $1,500,000 of the outstanding principal balance was funded in December 2007, and the first Due Date with respect to that amount is in January 2008. The Depositor has agreed to deposit approximately $9,546 into the Certificate Account, which represents the shortfall that would have otherwise occurred with respect to these amounts and will be distributed to the Certificateholders in January 2008.

Fees and Expenses. The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Payment
Fees
Servicing Fee / Master Servicer

The product of the portion of the per annum Master Servicing Fee Rate for the master servicer applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the Scheduled Principal Balance of each mortgage loan, reduced by any Compensating Interest Payment. The Master Servicing Fee Rate (including the rates at which any sub-servicing or any primary servicing fees accrue) will range, on a loan-by-loan basis, from 0.02% per annum to 0.07% per annum.

		Monthly.	Interest payment on the related mortgage loan.
Additional Servicing Compensation / Master Servicer

•         50% of assumption fees on non-Specially Serviced Mortgage Loans;

•         all late payment fees and net default interest (other than on Specially Serviced Mortgage Loans) not used to pay interest on Advances;

•         100% of application, loan modification, forbearance and extension fees on non-Specially Serviced Mortgage Loans;

•         all investment income earned on amounts on deposit in the Collection Account and (if not required to be paid to borrower) reserve and escrow accounts; and

•         any Prepayment Interest Excess not used to offset Prepayment Interest Shortfalls (other than on Specially Serviced Mortgage Loans).

		Time to time.	The related fees or investment income.
Special Servicing Fee / Special Servicer

The product of the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan for such month, and the Scheduled Principal Balance of each Specially Serviced Mortgage Loan.

		Monthly.	Collections on the mortgage loans in the mortgage pool.

Type/Recipient	Amount	Frequency	Source of Payment
Workout Fee / Special Servicer	1.0% of each collection of principal and interest on each Rehabilitated Mortgage Loan.	Monthly.	The related collection of principal and/or interest.
Liquidation Fee / Special Servicer

1.0% of the Liquidation Proceeds received in connection with a full or partial liquidation of a Specially Serviced Mortgage Loan or related REO Property and/or any Condemnation Proceeds or Insurance Proceeds received by the Trust (other than Liquidation Proceeds received in connection with a repurchase by a mortgage loan seller or purchase by a mezzanine or subordinate lender within the time periods specified in the definition of Liquidation Fee in this prospectus supplement).

		Upon receipt of Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds.	The related Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds.
Additional Special Servicing Compensation / Special Servicer

•         all late payment fees and net default interest (on Specially Serviced Mortgage Loans) not used to pay interest on Advances;

•         50% of assumption fees on non-Specially Serviced Mortgage Loans and 100% of such fees on Specially Serviced Mortgage Loans;

•         100% of application, loan modification, forbearance and extension fees on Specially Serviced Mortgage Loans; and

•         all investment income received on funds in any REO Account.

		Time to time.	The related fee or investment income.
Trustee Fee / Trustee & Paying Agent

The product of the portion of a rate equal to 0.00188% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the Scheduled Principal Balance of each mortgage loan. A portion of the Trustee Fee is payable to the paying agent.

		Monthly.	Interest on each mortgage loan.
Expenses
Servicing Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any Servicing Advances.	Time to time.	Recoveries on the related mortgage loan, or to the extent that the party making the advance determines it is nonrecoverable, from collections in the Certificate Account.
Interest on Servicing Advances / Master Servicer and Trustee	At Advance Rate.	When Advance is reimbursed.	First from late payment charges and default interest in excess of the regular interest rate, and then from collections in the Certificate Account.

Type/Recipient	Amount	Frequency	Source of Payment
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	Time to time.	Recoveries on the related mortgage loan, or to the extent that the party making the advance determines it is nonrecoverable, from collections in the Certificate Account.
Interest on P&I Advances / Master Servicer and Trustee	At Advance Rate.	When Advance is reimbursed.	First from late payment charges and default interest in excess of the regular interest rate, and then from all collections in the Certificate Account.
Indemnification Expenses / Trustee, Paying Agent, Master Servicer and Special Servicer (and their directors, officers, employees and agents)	Amounts for which the trustee, the paying agent, the master servicer and the special servicer are entitled to indemnification.	Time to time.	All collections in the Certificate Account.
Indemnification Expenses / Non-Serviced Mortgage Loan Master Servicer / Special Servicer (and their directors, officers, employees and agents)

Trust’s pro rata share (subject to the applicable co-lender agreement) of certain amounts for which such parties are entitled to indemnification and are related to the applicable Non-Serviced Mortgage Loan.

		Time to time.	All collections in the Certificate Account.
Trust Expenses not Advanced (may include environmental remediation costs, appraisals, independent contractor to operate REO)	Based on third party charges.	Time to time.	All collections in the Certificate Account.

The Pooling and Servicing Agreement does not provide for any successor master servicer or successor special servicer or successor trustee, as the case may be, to receive compensation in excess of that permitted to be received by its predecessor, except in the case where a successor cannot be found for existing compensation. Any change to the compensation of the master servicer, special servicer or trustee would require an amendment to the Pooling and Servicing Agreement.

Application of the Available Distribution Amount

On each Distribution Date, except as described under “––Optional Termination” below, for so long as any Class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

(i)	to the holders of the Class A-1, Class A-1A, Class A-2, Class A-3 and Class X Certificates, concurrently:
•

to the holders of the Class A-1, Class A-2 and Class A-3 Certificates, the Distributable Certificate Interest Amount in respect of each such Class for such Distribution Date (which will be payable from amounts in the Available Distribution Amount attributable to Loan Group 1), pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

•

to the holders of the Class A-1A Certificates, the Distributable Certificate Interest Amount in respect of such Class for such Distribution Date (which will be payable from amounts in the Available Distribution Amount attributable to Loan Group 2); and

•

to the holders of the Class X Certificates, the Distributable Certificate Interest Amount in respect of that Class for such Distribution Date (which will be payable from amounts in the Available Distribution Amount attributable to both Loan Group 1 and Loan Group 2);

provided, however, that if the portion of Available Distribution Amount attributable to either Loan Group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A Senior Certificates or Class X Certificates on such Distribution Date as described above, the Available Distribution Amount will be allocated among all those Classes pro rata in proportion to the respective amounts of interest payable thereon for such Distribution Date, without regard to loan group;

(ii)	to the holders of the Class A-1, Class A-1A, Class A-2 and Class A-3 Certificates, the Principal Distribution Amount for such Distribution Date, concurrently:
(A)	to the holders of the Class A-1A Certificates in an amount equal to the lesser of—
•

the portion of the Principal Distribution Amount for that Distribution Date that is attributable to Loan Group 2 and, on or after the Distribution Date on which the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates has been reduced to zero, the portion of the Principal Distribution Amount for that Distribution Date that is attributable to Loan Group 1 (net of any portion thereof that is distributable on that Distribution Date to the holders of the Class A-1, Class A-2 and/or Class A-3 Certificates); and

•	the aggregate Certificate Balance of the Class A-1A Certificates immediately prior to that Distribution Date;
(B)	to the holders of the Class A-1, Class A-2 and Class A-3 Certificates collectively in an aggregate amount equal to the lesser of—
•

the portion of the Principal Distribution Amount for that Distribution Date that is attributable to Loan Group 1 and, on or after the Distribution Date on which the aggregate Certificate Balance of the Class A-1A Certificates has been reduced to zero, the portion of the Principal Distribution Amount for that Distribution Date that is attributable to Loan Group 2 (net of any portion thereof that is distributable on that Distribution Date to the holders of the Class A-1A Certificates); and

•	the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates immediately prior to that Distribution Date;

which amount described in (B) above (the “Certificate Group 1 Principal Distribution Amount”) will be further allocated among those holders in the following amounts and order of priority:

•	first, to the holders of the Class A-1 Certificates in an amount equal to the lesser of—
(1)	the Certificate Group 1 Principal Distribution Amount for that Distribution Date, and
(2)	the aggregate Certificate Balance of the Class A-1 Certificates immediately prior to that Distribution Date;
•	second, to the holders of the Class A-2 Certificates in an amount equal to the lesser of—
(1)

the Certificate Group 1 Principal Distribution Amount for that Distribution Date, reduced by any portion of that amount that is allocable to reduce the Certificate Balance of the Class A-1 Certificates, as described in the preceding bullet and paid to the holders of such Class on that Distribution Date, and

(2)	the aggregate Certificate Balance of the Class A-2 Certificates immediately prior to that Distribution Date;
•	finally, to the holders of the Class A-3 Certificates in an amount equal to the lesser of—
(1)

the Certificate Group 1 Principal Distribution Amount for that Distribution Date, reduced by any portion of that amount that is allocable to reduce the aggregate Certificate Balances of the Class A-1 or Class A-2 Certificates, in each case as described in the preceding bullets and paid to the holders of those Classes on that Distribution Date, and

(2)	the aggregate Certificate Balance of the Class A-3 Certificates immediately prior to that Distribution Date;
(iii)

to the holders of the Class A Senior Certificates and the Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses previously allocated to such certificates and for which reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus one month’s interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

(iv)	to the holders of the Class A-M Certificates, the Distributable Certificate Interest Amount in respect of such Class of certificates for such Distribution Date;
(v)

upon payment in full of the aggregate Certificate Balance of the Class A-3 and Class A-1A Certificates, to the holders of the Class A-M Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-M Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A Senior Certificates;

(vi)

to the holders of the Class A-M Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such Class of certificates and for which reimbursement has not previously been fully paid, plus one month’s interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

(vii)	to the holders of the Class A-J Certificates, the Distributable Certificate Interest Amount in respect of such Class of certificates for such Distribution Date;
(viii)

upon payment in full of the aggregate Certificate Balance of the Class A-M Certificates, to the holders of the Class A-J Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-J Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A Senior and Class A-M Certificates;

(ix)

to the holders of the Class A-J Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such Class of certificates and for which reimbursement has not previously been fully paid, plus one month’s interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses; and

(x)	to make payments to the holders of the private certificates (other than the Class X Certificates) as contemplated below.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all Classes of Subordinate Certificates has been reduced to zero, or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed:

•

first, to the Class A-1, Class A-1A, Class A-2 and Class A-3 Certificates, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

•

second, to the Class A-1, Class A-1A, Class A-2 and Class A-3 Certificates, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes, plus one month’s interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses.

On each Distribution Date, following the above-described distributions on the offered certificates and the Class X Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective Classes of private certificates, other than the Class X Certificates and the Residual Certificates, in alphabetical order of Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class B Certificates, then payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates:

(1)

to pay interest to the holders of the particular Class of certificates, up to an amount equal to the Distributable Certificate Interest Amount in respect of such Class of certificates for such Distribution Date;

(2)

if the aggregate Certificate Balance of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates) has been reduced to zero, to pay principal to the holders of the particular Class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such Class of certificates and (b) the remaining Principal Distribution Amount for such Distribution Date; and

(3)

to reimburse the holders of the particular Class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of certificates and for which no reimbursement has previously been paid, plus (b) one month’s interest at the applicable Pass-Through Rate on such amounts.

Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC III Regular Certificates as contemplated above, will be paid to the holders of the Class R-I Certificates. Any Excess Interest, Exit Fees, Extension Fees or Extension Term Prepayment Premiums on deposit in the Class P Sub-account will be paid to holders of the Class P Certificates (regardless of whether the Certificate Balance of such Class has been reduced to zero).

Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates—in order of alphabetical Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates)—for any, and to the extent of, Unpaid Interest; second, Realized Losses and Expense Losses, including interest on Advances, previously allocated to them; and third, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional Special Servicer Compensation.

Distributions of Prepayment Premiums and Yield Maintenance Charges

On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges collected in respect of each mortgage loan included in Loan Group 1 during the related Collection Period will be distributed by the paying agent on the Classes of certificates as follows: to the holders of each of the Class A-1, Class A-2, Class A-3, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all Classes of certificates, except the Class A-1A Certificates, on that Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and that Class and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such Principal Prepayment during the related Collection Period. Any Prepayment Premiums or Yield Maintenance Charges relating to a mortgage loan in Loan Group 1 and collected during the related Collection Period remaining after those distributions described above will be distributed to the holders of the Class X Certificates.

On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges collected in respect of each mortgage loan included in Loan Group 2 during the related Collection Period will be distributed by the paying agent as follows: to the holders of the Class A-1A Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) the Base Interest Fraction for the related principal prepayment and the Class A-1A Certificates and (b) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection Period. Any Prepayment Premiums or Yield Maintenance Charges relating to a mortgage loan in Loan Group 2 and collected during the related Collection Period remaining after those distributions described above will be distributed to the holders of the Class X Certificates.

Any Extension Term Prepayment Premium received with respect to any Extendable Mortgage Loan during an Extension Term will be distributed to the holders of the Class P Certificates.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates or the Residual Certificates. Any Prepayment Premiums or Yield Maintenance Charges distributed to holders of a Class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related Principal Prepayments.

Payments of Extension Fees and Extension Term Prepayment Premiums

The Class P Certificates will entitle holders any Exit Fees and any Extension Fees and Extension Term Prepayment Premiums paid during any Extension Term.

Treatment of REO Properties

Notwithstanding that any mortgaged property may be acquired as part of the Trust through foreclosure, deed in lieu of foreclosure or otherwise (or that a beneficial interest in a mortgaged property with respect to a Non-Serviced Mortgage Loan may be acquired by the Trust under a Non-Serviced Mortgage Loan Pooling and Servicing Agreement), the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Excess Servicing Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be “applied” by the master servicer as principal, interest and other amounts “due” on such mortgage loan; and, subject to the recoverability determination described under “––Advances” below and the effect of any Appraisal Reductions described under “––Appraisal Reductions” below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

Appraisal Reductions

Not later than the earliest Appraisal Event with respect to any mortgage loan, Loan Pair or A/B Mortgage Loan serviced under the Pooling and Servicing Agreement, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is greater than $2,000,000, or at its option, if the Scheduled Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is equal to or less than $2,000,000, either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months. Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special Servicer, in accordance with the Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

As a result of such appraisal or internal valuation, an Appraisal Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan, Loan Pair or A/B Mortgage Loan is brought current under the then current terms of such mortgage loan, Loan Pair or A/B Mortgage Loan for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan, Loan Pair or A/B Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan, Loan Pair or A/B Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an Appraisal Reduction exists, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain, at the Operating Adviser’s expense, an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction (including, without limitation, any request of a B Note holder, at its expense as and to the extent provided for in the related intercreditor agreement, with respect to the related A/B Mortgage Loan (or Operating Adviser on their behalf) if there shall have been a determination that such holder will no longer be the directing holder).

The existence of an Appraisal Reduction will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make the interest portion of P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See “––Advances––P&I Advances” below.

Each Non-Serviced Mortgage Loan is subject to provisions in its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under such Non-Serviced Mortgage Loan Pooling and Servicing Agreement in respect of a Non-Serviced Mortgage Loan will proportionately reduce the interest component of the amount of the P&I Advances (including advances, if any, to be made on such Non-Serviced Mortgage Loan under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement) to be made in respect of the applicable mortgage loan. This will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.

Subordination; Allocation of Losses and Certain Expenses

As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other Class of Subordinate Certificates with an earlier alphabetical Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates). This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of Class A Senior Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Senior Certificates.

Similarly, but to decreasing degrees and in alphabetical order of Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class P Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such Class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under “––Application of the Available Distribution Amount” and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of those Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances. Thus, as principal is distributed to the holders of the Class A Senior Certificates, the Percentage Interest in the Trust evidenced by the Class A Senior Certificates will be decreased, with a corresponding increase in the Percentage Interest in the Trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate Certificates.

Following retirement of the Class A Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such Class of certificates as regards the relative amount of subordination afforded by the other Classes of Subordinate Certificates with later alphabetical Class designations (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates).

Realized Losses of principal and interest on the mortgage loans and Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M Certificates, in that order, and then to the Class A-1, Class A-1A, Class A-2 and Class A-3 Certificates, pro rata, and, solely with respect to losses of interest (other than as a reduction of the Notional Amount), to the Class X Certificates, pro rata with the Class A Senior Certificates, in each case reducing principal and/or interest otherwise payable thereon.

Any reimbursements of Advances determined to be nonrecoverable (and interest on such Advances) that are made in any Collection Period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of “Principal Distribution Amount” in the “Glossary of Terms” in this prospectus supplement) would otherwise be included in the total amount of principal distributable to

Certificateholders for the related Distribution Date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the Mortgage Pool (net of advances of principal) and the total principal balance of the certificates. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance Certificates (without accompanying principal distributions) on the Distribution Date for that Collection Period.

Any shortfall in the amount of the Distributable Certificate Interest Amount paid to the Certificateholders of any Class of certificates on any Distribution Date will result in Unpaid Interest for such Class, which will be distributable in subsequent periods to the extent of funds available therefor.

Realized Losses with respect to Non-Serviced Mortgage Loans will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such mortgage loans and the related Non-Serviced Companion Mortgage Loans. Any additional Trust expenses under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement that are similar to those expenses resulting in Expense Losses and that relate to any Non-Serviced Mortgage Loan Group containing a Non-Serviced Mortgage Loan B Note are to be paid first out of collections on, and other proceeds of, any related Non-Serviced Mortgage Loan B Note, to the extent permitted under the related intercreditor agreement, and then, pro rata, out of collections on, and other proceeds of, the Non-Serviced Mortgage Loan and the Non-Serviced Companion Mortgage Loans.

Realized Losses with respect to any Serviced Pari Passu Mortgage Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans. Any additional Trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, pro rata, out of collections on, and other proceeds of, any Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans.

Realized Losses with respect to any A/B Mortgage Loan are to be allocated, and expenses are to be paid, first out of collections on, and other proceeds of, the related B Note and then out of collections on, and other proceeds of, the A Note.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the Collection Period related to a Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating Interest (as defined in this prospectus supplement), subject to certain limitations described in this prospectus supplement. See “Servicing of the Mortgage Loans––The Master Servicer––Master Servicer Compensation” in this prospectus supplement.

Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated to each Class of certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such Class on such Distribution Date, in each case reducing interest otherwise payable thereon. The Distributable Certificate Interest Amount in respect of any Class of certificates, will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such Class of certificates. See “Servicing of the Mortgage Loans—The Master Servicer—Master Servicer Compensation” in this prospectus supplement.

On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

In the case of any mortgage loan that provides for a Due Date (including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the trustee (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon Payments that are received by the master servicer (from the borrower) after the Determination Date but on or before the third business day prior to the related Distribution Date.

Optional Termination

The holders of a majority of the Controlling Class, the special servicer, the master servicer and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the Trust on any Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to 1.0% of the balance as of the Cut-off Date of the mortgage loans.

The Purchase Price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect to such mortgage loans have been made, plus accrued and unpaid interest at the mortgage rate—or the mortgage rate less the Master Servicing Fee Rate if the master servicer is the purchaser—to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the Trust. The optional termination of the Trust must be conducted so as to constitute a “qualified liquidation” of REMIC I under Section 860F of the Code.

Upon any such termination, the Purchase Price for the mortgage loans and the other property in the Trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under “Description of the Offered Certificates––Distributions––Application of the Available Distribution Amount” in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

Any such termination will have an adverse effect on the yield of any outstanding offered certificates purchased at a premium. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

Advances

P&I Advances

On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan, subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on such a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

•	the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and
•

a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage Loan, the portion of the Appraisal Reduction that is allocable to such Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage Loan, as applicable) and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

In addition, the master servicer will not in any event be required to (i) advance prepayment or yield maintenance premiums, Exit Fees, Excess Interest, default interest, late fees, Extension Fees or Extension Term

Prepayment Premiums, if any, or (ii) make any P&I Advances on any B Note, any Non-Serviced Companion Mortgage Loans or any Serviced Companion Mortgage Loan.

With respect to any mortgage loan that is delinquent in respect of its Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee and any other servicing fees payable from such Assumed Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on servicing advances made by the applicable Non-Serviced Mortgage Loan Master Servicer in respect of the related Non-Serviced Mortgage Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and any related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Certificate Account and Distribution Account as described under “—Reimbursement of Advances” below. P&I Advances made in respect of mortgage loans that have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period. In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued on such advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts on such mortgage loan.

Subject to certain exceptions, the right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, each subject to the same limitations, and with the same rights, including the right to receive interest on such P&I Advance, as described above for the master servicer.

Notwithstanding the foregoing, with respect to any Non-Serviced Mortgage Loan, the master servicer and the trustee will be required to rely on the determination of any master servicer, trustee or fiscal agent for the securitization of any related Non-Serviced Companion Mortgage Loan that a particular advance with respect to principal or interest and relating to such other securitization is, or would if made be, ultimately nonrecoverable from collections on the related Non-Serviced Mortgage Loan Group. The securitization documents for a Non-Serviced Companion Mortgage Loan may provide for a nonrecoverability determination that differs from the basis for determining nonrecoverability of P&I Advances on the mortgage loans by the master servicer. Because of the foregoing, the obligation to make P&I Advances with respect to any Non-Serviced Mortgage Loans as to which advancing is provided for under the Pooling and Servicing Agreement could terminate earlier than would have been the case if such determination were made solely pursuant to the Pooling and Servicing Agreement.

Servicing Advances

Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

•	insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;
•	items such as real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;
•	any ground rents in respect of such REO Property; and
•	other costs and expenses necessary to maintain, manage or operate such REO Property.

Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, any Serviced Companion Mortgage Loan, any B Note or the administration of REO Property. Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan (and, if applicable, the related Serviced Companion Mortgage Loan or B Note) or REO Property. However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from amounts on deposit in the Certificate Account or Distribution Account as described under “—Reimbursement of Advances” below. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

In general, none of the master servicer, the special servicer or the trustee or any fiscal agent will be required to make any Servicing Advances with respect to any Non-Serviced Mortgage Loan under the Pooling and Servicing Agreement. Those advances will be made by the applicable Non-Serviced Mortgage Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer and/or another party under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to any Non-Serviced Mortgage Loan Group under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon.

Reimbursement of Advances

Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate Account in the Collection Period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable Advances will be made first from amounts in the Certificate Account that are allocable to principal received with respect to the Mortgage Pool during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). If the amount in the Certificate Account allocable to principal received with respect to the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance). If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those Advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such Advance (together with interest thereon), unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate Account that represent principal on the mortgage loans (net of any principal used to reimburse any nonrecoverable Advance (together with interest thereon)). To the extent that the reimbursement is made from principal, the Principal Distribution Amount otherwise payable on the certificates on the related Distribution Date will be reduced and, in the case of reimbursement of nonrecoverable Advances (or interest thereon), a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “—Distributions—Subordination; Allocation of Losses and Certain Expenses”) to reduce the total principal balance of the certificates on that Distribution Date. Any provision in the Pooling and Servicing Agreement for any Servicing Advance or P&I Advance by the master servicer, the special servicer or the trustee is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Nonrecoverable Advances

The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer or special servicer, as applicable (subject to the reliance on the determination of nonrecoverability in respect of Non-Serviced Mortgage Loans described above), exercising good faith, and is required to be accompanied by an officer’s certificate delivered to the trustee, the special servicer or the master servicer (as applicable), the Operating Adviser, the Rating Agencies, the paying agent and us (and the holders of the B Note or the Serviced Companion Mortgage Loan if the Servicing Advance relates to an A/B Mortgage Loan or a Loan Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer’s or special servicer’s determination of nonrecoverability will be conclusive and binding upon the Certificateholders and the trustee. The trustee will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability with respect to such Advance and will have no obligation, but will be entitled, to make a separate determination of recoverability.

In addition, the master servicer or special servicer, in considering whether a P&I Advance or Servicing Advance is a nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding nonrecoverable advances with respect to other mortgage loans where reimbursement is, at the time of such consideration, being deferred or delayed by a master servicer, special servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related mortgage loan are not only a source of reimbursement for the P&I Advance or Servicing Advance under consideration, but also a potential source of reimbursement for such deferred or delayed nonrecoverable Advance. In addition, the master servicer or special servicer may update or change its recoverability determinations at any time.

Reports to Certificateholders; Available Information

Paying Agent Reports

Based on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each Certificateholder on each Distribution Date (in the aggregate and by Loan Group as appropriate):

(a)	A statement (in the form of Appendix V) setting forth, to the extent applicable:
(i)	the date of such Distribution Date, and of the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;
(ii)

the Available Distribution Amount for the Distribution Date, and any other cash flows received on the mortgage loans and applied to pay fees and expenses (including the components of the Available Distribution Amount or such other cash flows);

(iii)	the aggregate amount of servicing fees, Special Servicing Fees, other special servicing compensation and Trustee Fees paid to the master servicer, the special servicer, the holders of the rights to Excess Servicing Fees, the trustee and the paying agent with respect to the Mortgage Pool;

(iv)

the amount of other fees and expenses accrued and paid from the Trust, including without limitation Advance reimbursement and interest on Advances, and specifying the purpose of such fees or expenses and the party receiving payment of those amounts, if applicable;

(v)	the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance of that Class;
(vi)	the amount of such distribution to holders of each Class of certificates allocable to (A) interest and (B) Prepayment Premiums or Yield Maintenance Charges;
(vii)	the amount of any shortfall in principal distributions and any shortfall in interest distributions to each applicable Class of certificates;
(viii)	the amount of excess cash flow, if any distributed to the holder of the Residual Certificates;
(ix)	the aggregate Certificate Balance or Notional Amount of each Class of certificates before and after giving effect to the distribution made on such Distribution Date;
(x)	the Pass-Through Rate applicable to each Class of certificates for such Distribution Date;
(xi)	the weighted average mortgage rate (and interest rates by distributional groups or ranges) of the mortgage loans as of the related Determination Date;
(xii)

the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the mortgage loans and weighted average remaining term at the close of business on the related Determination Date, with respect to the Mortgage Pool and with respect to each Loan Group;

(xiii)	the number and aggregate Scheduled Principal Balance of mortgage loans, with respect to the Mortgage Pool:
(A)	delinquent 30 to 59 days,
(B)	delinquent 60 to 89 days,
(C)	delinquent 90 days or more,
(D)	as to which foreclosure proceedings have been commenced, or
(E)	as to which bankruptcy proceedings have been commenced;
(xiv)

the aggregate amount and general purpose of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicer, the special servicer and the trustee with respect to the Mortgage Pool and the aggregate amount and general purpose of Servicing Advances and P&I Advances made by the applicable Non-Serviced Mortgage Loan Master Servicer in respect of the Non-Serviced Mortgage Loans;

(xv)

(A) the number and related principal balances of any mortgage loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments during the distribution period as provided to the Paying Agent) and

(B) the number and related principal balances of any Extendable Mortgage Loans that have been extended pursuant to any Extension Option on a loan-by-loan basis since the previous Determination Date (including a description of the extended maturity date as provided to the Paying Agent);

(xvi)

with respect to any REO Property included in the Trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance of the mortgage loan;

(xvii)	as of the related Determination Date:
(A)

as to any REO Property sold during the related Collection Period, the date of the related determination by such special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the applicable Certificate Account, and

(B)

the aggregate amount of other revenues collected by each special servicer with respect to each REO Property during the related Collection Period and credited to the applicable Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage loan;

(xviii)	the aggregate amount of Principal Prepayments made during the related Collection Period, with respect to the Mortgage Pool and with respect to each Loan Group;
(xix)

the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the mortgage loans, including a break-out by type of such Realized Losses or Expense Losses, with respect to the Mortgage Pool;

(xx)	Material Breaches of mortgage loan representations and warranties of which the trustee, the master servicer or the special servicer has received written notice;
(xxi)

the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date, with respect to the Mortgage Pool (and in the case of the Non-Serviced Mortgage Loans, the amount of any appraisal reductions effected under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement); and

(b)

A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

In the case of information furnished pursuant to subclauses (a)(v), (a)(vi) and (a)(ix) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent’s website, which shall initially be located at www.ctslink.com. In addition, the paying agent will also make certain other additional reports available via the paying agent’s website on a restricted basis to the Depositor and its designees, including the Financial Market Publishers, the Rating Agencies, the parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification in the form attached to the Pooling and Servicing Agreement (which form may be submitted electronically via the paying agent’s website).

In addition, the paying agent will make available on its website any reports on Forms 10-D, 10-K and 8-K that have been prepared and filed by the paying agent with respect to the Trust through the EDGAR system. For assistance with the paying agent’s website, investors may call (866) 846-4526. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

In connection with providing access to the paying agent’s website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

On an annual basis, the master servicer is required to deliver or make available electronically the Annual Report to the trustee and the paying agent, and the paying agent will make such report available as described above to the Underwriters, the Certificateholders, the Depositor and its designees, the parties to the Pooling and Servicing Agreement, the Rating Agencies and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

The paying agent shall make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any Certificate Owner, any prospective investor, the Underwriters, each Rating Agency, the special servicer, the Depositor and the holder of any Serviced Companion Mortgage Loan, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

The Pooling and Servicing Agreement generally requires that the paying agent or, with respect to the mortgage loan files, the trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of a B Note, the holder of any Serviced Companion Mortgage Loan, each Rating Agency or the Depositor, originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

•	the Pooling and Servicing Agreement and any amendments to it;
•	all reports or statements delivered to holders of the relevant Class of certificates since the Closing Date;
•	all officer’s certificates delivered to the paying agent since the Closing Date;
•	all accountants’ reports delivered to the paying agent since the Closing Date;
•	the mortgage loan files;
•	any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and
•	any and all officer’s certificates and other evidence delivered to the paying agent to support the master servicer’s determination that any Advance was not or, if made, would not be, recoverable.

Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage loan files, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies (except that such items will be furnished to the Operating Adviser without charge if such request is not excessive in the judgment of the paying agent or the trustee, as applicable). Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient and in accordance with applicable law.

The Trust will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the “Commission”) regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities Exchange Act of 1934, as amended. Such reports will be filed under the name “Morgan Stanley Capital I Trust 2007-HQ13.” Members of the public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Commission’s Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

Book-Entry Certificates

Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The master servicer, the special servicer, the paying agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the Pooling and Servicing Agreement, regarding such Certificate Owner’s beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

Example of Distributions

The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in December 2007:

The close of business on
December 1 (except as described in this prospectus supplement)	(A)	Cut-off Date.
December 31	(B)	Record Date for all Classes of Certificates.
December 1 - January 11	(C)	The Collection Period. The master servicer receives Scheduled Payments due after the Cut-off Date and any Principal Prepayments made after the Cut-off Date and on or prior to January 11.

January 11	(D)	Determination Date.
January 16	(E)	Master Servicer Remittance Date.
January 17	(F)	Distribution Date.

Succeeding monthly periods follow the pattern of (B) through (F) above (except as described below).

(A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the Trust.

(B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the month in which the related Distribution Date occurs.

(C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to January 11, 2007 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. In the case of certain mortgage loans identified in a schedule to the Pooling and Servicing Agreement as to which the Scheduled Payment is due on a Due Date that may occur after, but in the same calendar month as, the last day of a given Collection Period, certain payments that are either received before the Distribution Date or advanced in respect of such Scheduled Payment (or, if applicable, Assumed Scheduled Payment) will, to the extent provided in the Pooling and Servicing Agreement, be deemed to be included in that Collection Period.

(D) As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

(E) The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such Distribution Date.

(F) The paying agent will make distributions to Certificateholders on the 4th business day after the related Determination Date of each month.

Expected Final Distribution Date; Rated Final Distribution Date

The Expected Final Distribution Date for each Class of certificates presented under “Summary of Prospectus Supplement—Expected Final Distribution Dates” in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates) will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions. The actual final distribution date for any Class may be earlier or later (and could be substantially later) than the expected final distribution date.

The Rated Final Distribution Date of each Class of certificates is the Distribution Date in December 2044.

The ratings assigned by the Rating Agencies to each Class of Principal Balance Certificates reflects an assessment of the likelihood that the Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled.

Amendments to the Pooling and Servicing Agreement

The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Holders, to do the following:

•	to cure any ambiguity;
•

to cause the provisions in the Pooling and Servicing Agreement to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the Trust or the Pooling and Servicing Agreement in this prospectus supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate Certificates are being offered, or to correct or supplement any provision which may be inconsistent with any other provisions;

•

to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each REMIC (or the grantor trust portion of the Trust) for the purposes of federal income tax law (or comparable provisions of state income tax law);

•	to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;
•	to modify, add to or eliminate the provisions in the Pooling and Servicing Agreement relating to transfers of Residual Certificates;
•

to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents;

•

to modify the provisions relating to the timing of reimbursements of Servicing Advances or P&I Advances in order to conform them to the commercial mortgage-backed securities industry standard for such provisions; or

•	any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment without the consent of 100% of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC (or the grantor trust portion of the Trust). In addition, no amendment to the Pooling and Servicing Agreement that is materially adverse to the interests of the holder of any B Note may be effected unless the holder of the related B Note provides written consent to such amendment. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties to the Pooling and Servicing Agreement (without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any Class of certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the Pooling and Servicing Agreement, that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate Certificate Balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders or such holders; provided that no such amendment may:

•	reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;
•

reduce the aforesaid percentages of aggregate certificate percentage or Certificate Balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each Class of certificates affected thereby;

•

eliminate the master servicer’s or the trustee’s obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated under the Code; or

•

adversely affect the status of any REMIC created under the Pooling and Servicing Agreement for federal income tax purposes without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders) or adversely affect the status of the grantor trust created from the related portion of the Trust, without the consent of 100% of the holders of the Class P Certificates. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

Evidence as to Compliance

Each of the master servicer, the special servicer and the paying agent will be required under the Pooling and Servicing Agreement, and we expect that each Additional Servicer and each sub-servicer will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent and the Depositor, and to forward a copy to the Rating Agencies and the Operating Adviser, on or before the date specified in the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, the master servicer, the special servicer, the paying agent and the trustee, each at its own expense, will be required under the Pooling and Servicing Agreement, and we expect that each Servicing Function Participant will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent, the Rating Agencies and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
•

the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

•

a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Yield, Prepayment and Maturity Considerations

General

The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

•	the Pass-Through Rate for such certificate;
•

the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches of representations and warranties and Material Document Defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

•

the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon;

•

the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification; and

•

the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 4th business day after the related Determination Date of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

Pass-Through Rates

The Pass-Through Rates on one or more Classes of certificates may be based on, limited by, or equal to, a weighted average of the mortgage loan interest rates (excluding any default interest or any rate increase occurring on any ARD Loan after an Anticipated Repayment Date), net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans as described in this prospectus supplement. In addition, the Pass-Through Rate on one or more Classes of certificates may be capped at such weighted average rate. Accordingly, the yield on those Classes of certificates may (and in the case of a Class with a Pass-Through Rate equal to or based on the Weighted Average Net Mortgage Rate, will) be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans, as well as the exercise of any Extension Option in respect of Extendable Mortgage Loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

Rate and Timing of Principal Payments

The yield to maturity on the Class X Certificates will be extremely sensitive to, and the yield to maturity on any Class of offered certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such Class of certificates. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Senior Certificates until their Certificate Balance is reduced to zero, and will thereafter be distributable entirely in respect of each other Class of Principal Balance Certificates, in descending alphabetical order of Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), in each case until the aggregate Certificate Balance of such Class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each Class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon Payments are due, any extension of maturity dates by the master servicer or the special servicer, the exercise by any borrower of any Extension Options with respect to Extendable Mortgage Loans, the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such advances), the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, repurchases as a result of a mortgage loan seller’s breach of representations and warranties or material defects in a mortgage loan’s documentation and other purchases of mortgage loans out of the trust. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-1A, Class A-2 and Class A-3 Certificates will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2 and Class A-3 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the Mortgage Pool. In particular, the mortgage loans in Loan Group 1 are secured primarily by mortgaged properties other than multifamily properties and manufactured housing community properties and the mortgage loans in Loan Group 2 are secured primarily by multifamily properties and manufactured housing community properties. Because principal distributions on the Class A-1A Certificates are generally received from collections on the Mortgage Loans in Loan Group 2, an adverse event with respect to multifamily properties or manufactured housing community properties would have a substantially greater impact on the Class A-1A Certificates than if such Class received principal distributions from other property types as well. However, on and after any Distribution Date on which the Certificate Balances of the Class A-M through Class P Certificates have been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to Certificate Balances of such Certificates, the Class A-1A Certificates will receive principal distributions from the collections on the Mortgage Pool, pro rata, with the Class A-1, Class A-2 and Class A-3 Certificates without regard to Loan Group.

Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will choose to or will be able to prepay an ARD Loan on its Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the Pooling and Servicing Agreement will require action to be taken to enforce the Trust’s right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the Trust as described in this prospectus supplement under “Description of the Offered Certificates––Optional Termination” will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See “Servicing of the Mortgage Loans––Mortgage Loan Modifications” in this prospectus supplement.

The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amount of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans (including as a result of the exercise of any Extension Options with respect to Extendable Mortgage Loans) could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. Investors that purchase any Principal Balance Certificates at a discount should also consider that some of the Mortgage Loans are Extendable Mortgage Loans and any associated extensions thereof could adversely affect the yield to maturity of such Certificates.

In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor’s yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. With respect to the Class A Senior, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class X Certificates, the allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the certificates as described in this prospectus supplement is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in “Appendix II – Certain Characteristics of the Mortgage Loans.”

Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

Unpaid Distributable Certificate Interest

If the portion of the Available Distribution Amount distributable in respect of interest on any Class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that Class, the shortfall will be distributable to holders of the Class of certificates on subsequent Distribution Dates, to the extent of the Available Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a Principal Prepayment accompanied by less than a full month’s interest) may adversely affect the yield to maturity of the Class of certificates for as long as it is outstanding.

Losses and Shortfalls

The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied in reverse sequential order, that is, first to the Class P Certificates, and then to the other respective Classes of Principal Balance Certificates, in ascending alphabetical order of Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates) — from the Class O Certificates to the Class B Certificates, then the Class A-J Certificates, then the Class A-M Certificates, then pro rata among the Class A-1, Class A-1A, Class A-2 and Class A-3 Certificates. As to each of such Classes, Realized Losses and

Expense Losses will reduce (i) first, the Certificate Balance of such Class until such Certificate Balance is reduced to zero (in the case of the Principal Balance Certificates); (ii) second, Unpaid Interest owing to such Class; and (iii) third, Distributable Certificate Interest Amounts owing to such Class, provided, that such reductions shall be allocated among the Class A-1 Certificates, Class A-1A Certificates, Class A-2 Certificates and Class A-3 Certificates, and, as to their interest entitlements only, the Class X Certificates, pro rata, based upon their outstanding Certificate Balances or accrued interest, as the case may be. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each Class of certificates, as described in this prospectus supplement, in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses, in each case on the mortgage loans, generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate Class of certificates outstanding.

Relevant Factors

The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans—for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, provisions requiring that upon occurrence of certain events, funds held in escrow or proceeds from letters of credit be applied to principal and amortization terms that require Balloon Payments—the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” in this prospectus supplement and “Risk Factors” in the prospectus.

The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate. Conversely, to the extent the prevailing market interest rate exceeds a mortgage interest rate, the related borrower may be less likely to refinance its mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

Weighted Average Life

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-1A, Class A-2 and Class A-3 Certificates will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the weighted average life on the Class A-1, Class A-2 and Class A-3 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the weighted average life on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans, which are past their lock-out, defeasance and yield maintenance periods. We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

The following tables indicate the percent of the initial Certificate Balance of each Class of offered certificates after each of the dates shown and the corresponding weighted average life of each such Class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

The mortgage loans do not have all of the characteristics of the Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

For the purposes of each table, the weighted average life of a certificate is determined by:

•	multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;
•	summing the results; and
•	dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such certificate.

The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

Percent of Initial Certificate Balance Outstanding for the

Class A-1 Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
December 2008	98%	97%	96%	95%	86%
December 2009	83%	83%	83%	83%	83%
December 2010	24%	23%	21%	19%	15%
December 2011	21%	18%	15%	13%	12%
December 2012	0%	0%	0%	0%	0%
Weighted average life (years)	2.99	2.92	2.83	2.75	2.51

Percent of Initial Certificate Balance Outstanding for the

Class A-1A Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
December 2008	100%	96%	93%	90%	87%
December 2009	88%	82%	78%	75%	66%
December 2010	87%	78%	71%	68%	65%
December 2011	86%	74%	68%	65%	65%
December 2012	64%	64%	64%	64%	64%
December 2013	63%	63%	63%	63%	63%
December 2014	62%	62%	62%	62%	62%
December 2015	62%	62%	62%	62%	62%
December 2016	56%	56%	55%	54%	34%
December 2017	0%	0%	0%	0%	0%
Weighted average life (years)	7.29	7.00	6.78	6.60	6.22

Percent of Initial Certificate Balance Outstanding for the

Class A-2 Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
December 2008	100%	100%	100%	100%	100%
December 2009	100%	100%	100%	100%	100%
December 2010	100%	100%	100%	100%	100%
December 2011	100%	100%	100%	100%	100%
December 2012	35%	35%	35%	35%	35%
December 2013	27%	27%	27%	27%	27%
December 2014	18%	18%	18%	18%	18%
December 2015	8%	8%	8%	8%	8%
December 2016	0%	0%	0%	0%	0%
Weighted average life (years)	5.42	5.42	5.42	5.40	5.18

Percent of Initial Certificate Balance Outstanding for the

Class A-3 Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
December 2008	100%	100%	100%	100%	100%
December 2009	100%	100%	100%	100%	100%
December 2010	100%	100%	100%	100%	100%
December 2011	100%	100%	100%	100%	100%
December 2012	100%	100%	100%	100%	100%
December 2013	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	96%	94%	92%	88%	62%
December 2017	0%	0%	0%	0%	0%
Weighted average life (years)	9.56	9.52	9.47	9.40	9.13

Percent of Initial Certificate Balance Outstanding for the

Class A-M Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
December 2008	100%	100%	100%	100%	100%
December 2009	100%	100%	100%	100%	100%
December 2010	100%	100%	100%	100%	100%
December 2011	100%	100%	100%	100%	100%
December 2012	100%	100%	100%	100%	100%
December 2013	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	0%	0%	0%	0%	0%
Weighted average life (years)	9.84	9.82	9.80	9.80	9.50

Percent of Initial Certificate Balance Outstanding for the

Class A-J Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
December 2008	100%	100%	100%	100%	100%
December 2009	100%	100%	100%	100%	100%
December 2010	100%	100%	100%	100%	100%
December 2011	100%	100%	100%	100%	100%
December 2012	100%	100%	100%	100%	100%
December 2013	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	0%	0%	0%	0%	0%
Weighted average life (years)	9.95	9.93	9.90	9.84	9.59

Description of the Mortgage Pool

General

The Mortgage Pool will consist of eighty-two (82) fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of $1,039,491,009, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $343,082 to $80,500,000, and the mortgage loans have an average Cut-off Date Balance of $12,676,720.

For purposes of calculating distributions on certain Classes of certificates, the mortgage loans in the pool of mortgage loans backing the offered certificates will be divided into Loan Group 1 and Loan Group 2.

Loan Group 1 will consist of all of the mortgage loans that are secured by property types other than nineteen (19) mortgage loans that are secured by multifamily properties and five (5) mortgage loans that are secured by manufactured housing community properties. Loan Group 1 will consist of fifty-eight (58) mortgage loans, with an Initial Loan Group 1 Balance of $860,137,907. Loan Group 1 represents approximately 82.7% of the Initial Pool Balance.

Loan Group 2 will consist of nineteen (19) mortgage loans that are secured by multifamily properties and five (5) mortgage loans that are secured by manufactured housing community properties and have an Initial Loan Group 2 Balance of $179,353,102. Loan Group 2 represents approximately 17.3% of the Initial Pool Balance and approximately 97.1% of the principal balance of all the mortgage loans secured by multifamily and manufactured housing community properties.

The Cut-off Date Balances of the mortgage loans in Loan Group 1 range from $1,741,133 to $80,500,000 and the mortgage loans in Loan Group 1 had an average Cut-off Date Balance of $14,829,964. The Cut-off Date Balances of the mortgage loans in Loan Group 2 range from $343,082 to $23,200,000 and the mortgage loans in Loan Group 2 had an average Cut-off Date Balance of $7,473,046.

Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. In addition, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

A description of the underwriting standards for each of Morgan Stanley Mortgage Capital Holdings LLC, Nomura Credit & Capital, Inc. and American Mortgage Acceptance Company are set forth in this prospectus supplement under “The Sponsors, Mortgage Loan Sellers and Originators—Morgan Stanley Mortgage Capital Holdings LLC—Underwriting Standards,” “—Nomura Credit & Capital, Inc.—Nomura’s Underwriting Guidelines and Processes” and “—American Mortgage Acceptance Company—Underwriting Standards,” respectively.

The mortgage loans included in this transaction were selected for this transaction from mortgage loans generally originated for securitizations generally of this type by the sponsors taking into account Rating Agency criteria and feedback, subordinate investor feedback, property type and geographic location.

The mortgage loans were originated between December 20, 1996 and December 10, 2007. As of the Cut-off Date, none of the mortgage loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix IV to this prospectus supplement.

Eighty-five (85) mortgaged properties, securing mortgage loans representing 81.4% of the Initial Pool Balance (which include sixty-one (61) mortgaged properties in Loan Group 1, securing mortgage loans representing 77.5% of the Initial Loan Group 1 Balance, and twenty-four (24) mortgaged properties in Loan Group 2, securing mortgage loans representing 100% of the Initial Loan Group 2 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged property. Four (4) mortgaged properties, securing mortgage loans representing 18.6% of the Initial Pool Balance (and representing 22.5% of the Initial Loan Group 1 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in those mortgaged properties.

On the Closing Date, we will acquire the mortgage loans from the mortgage loan sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular mortgage loan seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See “—The Sponsors, Mortgage Loan Sellers and Originators” and “—Sale of the Mortgage Loans” below.

Material Terms and Characteristics of the Mortgage Loans

Mortgage Rates; Calculations of Interest

The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. Seventy-four (74) mortgage loans, representing 87.6% of the Initial Pool Balance (which include fifty-one (51) mortgage loans in Loan Group 1, representing 85.4% of the Initial Loan Group 1 Balance, and twenty-three (23) mortgage loans in Loan Group 2, representing 98.3% of the Initial Loan Group 2 Balance), accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. Eight (8) mortgage loans, representing 12.4% of the Initial Pool Balance (which include seven (7) mortgage loans in Loan Group 1, representing 14.6% of the Initial Loan Group 1 Balance, and one (1) mortgage loan in Loan Group 2, representing 1.7% of the Initial Loan Group 2 Balance), accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

Property Types

The mortgage loans consist of the following property types:

•

Retail – Thirty-seven (37) of the mortgaged properties, which secure mortgage loans representing 44.1% of the Initial Pool Balance (and securing mortgage loans representing 53.3% of the Initial Loan Group 1 Balance), are retail properties;

•

Office – Seven (7) of the mortgaged properties, which secure mortgage loans representing 17.8% of the Initial Pool Balance (and securing mortgage loans representing 21.5% of the Initial Loan Group 1 Balance), are office properties;

•

Multifamily – Nineteen (19) of the mortgaged properties, which secure mortgage loans representing 15.5% of the Initial Pool Balance (and securing mortgage loans representing 89.6% of the Initial Loan Group 2 Balance), are multifamily properties;

•

Hospitality – Six (6) of the mortgaged properties, which secure mortgage loans representing 7.8% of the Initial Pool Balance (and securing mortgage loans representing 9.4% of the Initial Loan Group 1 Balance), are hospitality properties;

•

Mixed Use – Four (4) of the mortgaged properties, which secure mortgage loans representing 7.4% of the Initial Pool Balance (and securing mortgage loans representing 9.0% of the Initial Loan Group 1 Balance), are mixed use properties;

•

Industrial – Seven (7) of the mortgaged properties, which secure mortgage loans representing 2.6% of the Initial Pool Balance (and securing mortgage loans representing 3.1% of the Initial Loan Group 1 Balance), are industrial properties;

•

Other – Two (2) of the mortgaged properties, which secure mortgage loans representing 2.6% of the Initial Pool Balance (and securing mortgage loans representing 3.1% of the Initial Loan Group 1 Balance), are mixed use properties; and

•

Manufactured Housing Community – Seven (7) of the mortgaged properties, which secure mortgage loans representing 2.3% of the Initial Pool Balance (which include two (2) mortgaged properties in Loan Group 1, securing mortgage loans representing 0.6% of the Initial Loan Group 1 Balance, and five (5) mortgaged properties in Loan Group 2, securing mortgage loans representing 10.4% of the Initial Loan Group 2 Balance), are manufactured housing community properties.

For information regarding the property types in Loan Group 1 or Loan Group 2, see Appendix I to this prospectus supplement.

Property Location

The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: New York, California, New Jersey, Georgia, Pennsylvania and Nevada.

•	Twelve (12) mortgaged properties, representing security for 19.6% of the Initial Pool Balance (and representing security for 23.7% of the Initial Loan Group 1 Balance), are located in New York;
•

Nine (9) mortgaged properties, representing security for 11.7% of the Initial Pool Balance (which includes eight (8) mortgaged properties in Loan Group 1, representing security for 12.1% of the Initial Loan Group 1 Balance, and one (1) mortgaged property in Loan Group 2, representing security for 9.6% of the Initial Loan Group 2 Balance), are located in California. Of the mortgaged properties located in California, seven (7) of such mortgaged properties, representing security for 9.7% of the Initial Pool Balance (and representing security for 11.7% of the Initial Loan Group 1 Balance), are located in Southern California, and two (2) mortgaged properties, representing security for 2.0% of the Initial Pool Balance (which includes one (1) mortgaged property in Loan Group 1, representing security for 0.4% of the Initial Loan Group 1 Balance, and one (1) mortgaged property in Loan Group 2, representing security for 9.6% of the Initial Loan Group 2 Balance), are located in Northern California. Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below;

•	Two (2) mortgaged properties, representing security for 9.7% of the Initial Pool Balance (and representing security for 11.8% of the Initial Loan Group 1 Balance), are located in New Jersey;
•

Five (5) mortgaged properties, representing security for 7.6% of the Initial Pool Balance (which includes three (3) mortgaged properties in Loan Group 1, representing security for 8.7% of the Initial Loan Group 1 Balance, and two (2) mortgaged properties in Loan Group 2, representing security for 2.5% of the Initial Loan Group 2 Balance), are located in Georgia;

•	Two (2) mortgaged properties, representing security for 7.6% of the Initial Pool Balance (and representing security for 9.1% of the Initial Loan Group 1 Balance), are located in Pennsylvania; and
•	Three (3) mortgaged properties, representing security for 5.9% of the Initial Pool Balance (and representing security for 7.1% of the Initial Loan Group 1 Balance), are located in Nevada.

For information regarding the location of the properties securing the mortgage loans included in Loan Group 1 and Loan Group 2, see Appendix I to this prospectus supplement.

Due Dates

Twenty-eight (28) mortgage loans, representing 39.5% of the Initial Pool Balance (which include nineteen (19) mortgage loans in Loan Group 1, representing 41.5% of the Initial Loan Group 1 Balance, and nine (9) mortgage loans in Loan Group 2, representing 29.4% of the Initial Loan Group 2 Balance), have Due Dates on the 1st day of each calendar month. Twenty-eight (28) mortgage loans, representing 28.1% of the Initial Pool Balance (which include twenty-seven (27) mortgage loans in Loan Group 1, representing 33.3% of the Initial Loan Group 1 Balance, and one (1) mortgage loan in Loan Group 2, representing 3.3% of the Initial Loan Group 2 Balance), have Due Dates on the 8th day of each calendar month. Four (4) mortgage loans, representing 2.3% of the Initial Pool Balance (and representing 13.6% of the Initial Loan Group 2 Balance), have Due Dates on the 10th day of each calendar month. Twenty-two (22) mortgage loans, representing 30.1% of the Initial Pool Balance (which include twelve (12) mortgage loans in Loan Group 1, representing 25.1% of the Initial Loan Group 1 Balance, and ten (10) mortgage loans in Loan Group 2, representing 53.8% of the Initial Loan Group 2 Balance), have Due Dates on the 11th day of each calendar month. The mortgage loans have various grace periods prior to the imposition of late payment charges, including (i) sixteen (16) mortgage loans, representing 12.8% of the Initial Pool Balance (which include fourteen (14) mortgage loans in Loan Group 1, representing 12.5% of the Initial Loan Group 1 Balance, and two (2) mortgage loans in Loan Group 2, representing 14.5% of the Initial Loan Group 2 Balance), with grace periods prior to the imposition of late payment charges of five (5) calendar days; and (ii) seven (7) mortgage loans, representing 2.6% of the Initial Pool Balance (and representing 14.9% of the Initial Loan Group 2 Balance), with grace periods prior to the imposition of late payment charges of ten (10) calendar days. Certain states may have provisions under applicable law that permit longer grace periods than the grace periods shown in this prospectus supplement, which are based on the related mortgage loan documents.

Amortization

The mortgage loans have the following amortization features:

•

Eighty (80) mortgage loans, representing 99.2% of the Initial Pool Balance (which include fifty-seven (57) mortgage loans in Loan Group 1, representing 99.3% of the Initial Loan Group 1 Balance, and twenty-three (23) mortgage loans in Loan Group 2, representing 98.3% of the Initial Loan Group 2 Balance), are Balloon Loans. For purposes of this prospectus supplement, we consider a mortgage loan to be a Balloon Loan if its principal balance is not scheduled to be fully or substantially amortized by the loan’s stated maturity date (including in the case of any Extendable Mortgage Loan, any Extension Terms) or Anticipated Repayment Date, as applicable. One (1) of the balloon loans, representing 1.8% of the initial outstanding pool balance (and representing 2.2% of the Initial Loan Group 1 Balance), referred to in this paragraph amortizes principal in accordance with the schedule attached to this prospectus supplement as Schedule A. One (1) of the balloon loans, representing 1.3% of the initial outstanding pool balance (and representing 7.6% of the Initial Loan Group 2 Balance), referred to in this paragraph amortizes principal in accordance with the schedule attached to this prospectus supplement as Schedule B. Two (2) of the balloon loans, representing 6.5% of the Initial Pool Balance (and representing 7.8% of the Initial Loan Group 1 Balance), are mortgage loans that have an Anticipated Repayment Date that provide for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity. These ARD Loans are structured to encourage the borrower to repay the mortgage loan in full by the specified date (which is prior to the mortgage loan’s stated maturity date) upon which these increases occur; and

•

Also included in these Balloon Loans are fifteen (15) mortgage loans, representing 45.1% of the Initial Pool Balance (which include ten (10) mortgage loans in Loan Group 1, representing 47.8% of the Initial Loan Group 1 Balance, and five (5) mortgage loans in Loan Group 2, representing 32.1% of the Initial Loan Group 2 Balance), that provide for monthly payments of interest only for their entire respective terms and forty (40) mortgage loans, representing 34.7% of the Initial Pool Balance (which include twenty-six (26) mortgage loans in Loan Group 1, representing 29.4% of the Initial Loan Group 1 Balance, and fourteen (14) mortgage loans in Loan Group 2, representing 60.2% of the Initial Loan Group 2 Balance), that currently provide for monthly payments of interest only for a portion of their respective terms ranging from twelve (12) months to sixty (60) months and then provide for the monthly payment of principal and interest over their respective remaining terms.

Extendable Mortgage Loans

Four (4) mortgage loans, representing 3.6% of the Initial Pool Balance (which includes one (1) mortgage loan in Loan Group 1, representing 2.0% of the Initial Loan Group 1 Balance, and three (3) mortgage loans in Loan Group 2, representing 11.2% of the Initial Loan Group 2 Balance) are Extendable Mortgage Loans. An “Extendable Mortgage Loan” is a Balloon Loan that provides the related Borrower with an option to extend the scheduled maturity date of the related mortgage loan for up to two (2) additional terms of one (1) year each.

Each Extension Option is exercisable at the Borrower’s option subject to, in each case, a combination of some or all of the following general terms and conditions as may be set forth in the related mortgage loan documents: (a) the absence of default under any provision of the related Mortgage (except such defaults as were cured within applicable grace or cure periods, if any), (b) written notice to the mortgagee of the Borrower’s election to exercise the Extension Option within a specified period of time prior to the maturity date (as extended by any previously exercised Extension Option), (c) payment of an Extension Fee equal to 0.50% of the related mortgage loan’s outstanding principal balance (which Extension Fee will be payable to the holders of the Class P Certificates), (d) payment of the mortgagee’s expenses incurred in connection with the exercise of the Extension Option, (e) a debt service coverage ratio with respect to the related mortgaged property equal to 1.10x, at a loan constant set forth in the related mortgage loan documents, (f) delivery of an endorsement to the mortgagee’s policy of title insurance insuring the continued first priority lien of mortgagee’s interest, (g) the concurrent exercise of an Extension Option with respect to any related B Note and (h) such other conditions, if any, as may be set forth in the related mortgage loan documents.

In the case of all Extendable Mortgage Loans, a Balloon Payment will be due on the maturity date as extended. In addition, any Extension Term Prepayment Premiums paid during an Extension Term will be paid to the Class P Certificates.

Prepayment Restrictions

As of the Cut-off Date, each of the mortgage loans restricted voluntary Principal Prepayments in one of the following ways:

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Forty-seven (47) mortgage loans, representing 44.6% of the Initial Pool Balance (which include thirty-seven (37) mortgage loans in Loan Group 1, representing 46.5% of the Initial Loan Group 1 Balance, and ten (10) mortgage loans in Loan Group 2, representing 35.9% of the Initial Loan Group 2 Balance), prohibit voluntary Principal Prepayments for a period ending on a date determined by the related mortgage note (which may be the maturity date), which period is referred to in this prospectus supplement as a “Lock-out Period,” but permit the related borrower, after an initial period of at least two years following the date of issuance of the certificates, to defease the mortgage loan by pledging “government securities” as defined in the Investment Company Act of 1940 that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan first becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and by obtaining the release of the mortgaged property from the lien of the mortgage;

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Seven (7) mortgage loans, representing 24.8% of the Initial Pool Balance (and representing 30.0% of the Initial Loan Group 1 Balance), prohibit voluntary Principal Prepayments during a Lock-out Period, and following the Lock-out Period permit voluntary Principal Prepayments, if accompanied by a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid, and also permit the related borrower to defease the applicable mortgage loan by pledging “government securities” as defined above;

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One (1) mortgage loan, representing 7.7% of the Initial Pool Balance (and representing 9.3% of the Initial Loan Group 1 Balance), prohibits voluntary Principal Prepayments during a Lock-out Period, and following the Lock-out Period permits voluntary Principal Prepayments if accompanied by a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and a Prepayment Premium which is equal to a percentage of the amount prepaid, which percentage will be (i) for the twelve (12) monthly payment periods following the Lock-out Period, 2.0%, (ii) for the subsequent twelve (12) monthly payment periods, 1.5%, and (iii) for the subsequent thirty-three (33) monthly payment periods, 1.0%;

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Eight (8) mortgage loans, representing 5.9% of the Initial Pool Balance (which include four (4) mortgage loans in Loan Group 1, representing 2.8% of the Initial Loan Group 1 Balance, and four (4) mortgage loans in Loan Group 2, representing 20.7% of the Initial Loan Group 2 Balance), prohibit voluntary Principal Prepayments during a Lock-out Period, and following the Lock-out Period permit voluntary Principal Prepayments if accompanied by a Yield Maintenance Charge calculated on the basis of a yield maintenance formula;

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Thirteen (13) mortgage loans, representing 5.0% of the Initial Pool Balance (which include six (6) mortgage loans in Loan Group 1, representing 4.6% of the Initial Loan Group 1 Balance, and seven (7) mortgage loans in Loan Group 2, representing 7.0% of the Initial Loan Group 2 Balance), prohibit voluntary Principal Prepayments during a Lock-out Period, and following the Lock-out Period permit voluntary Principal Prepayments if accompanied by a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid;

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Two (2) mortgage loans, representing 4.1% of the Initial Pool Balance (and representing 23.6% of the Initial Loan Group 2 Balance), prohibit voluntary Principal Prepayments during a Lock-out Period, and (i) for the eighty-three (83) monthly payment periods following the Lock-out Period, permit the related borrower to defease the applicable mortgage loan by pledging “government securities” as defined above, and (ii) for each of the subsequent six (6) monthly payment periods, permit voluntary Principal Prepayments if accompanied by a Prepayment Premium equal to 1.0% of the amount prepaid;

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One (1) mortgage loan, representing 3.7% of the Initial Pool Balance (and representing 4.5% of the Initial Loan Group 1 Balance), has no Lock-out Period and permits voluntary Principal Prepayments if accompanied by a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid;

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One (1) mortgage loan, representing 2.2% of the Initial Pool Balance (and representing 12.8% of the Initial Loan Group 2 Balance), prohibits voluntary Principal Prepayments during a Lock-out Period, and following the Lock-out Period permits voluntary Principal Prepayments if accompanied by a Prepayment Premium equal to (i) for the thirty-seven (37) monthly payment periods following the Lock-out Period, 1.0% of the amount prepaid, and (ii) for the each of the subsequent eight (8) monthly payment periods, 0.5% of the amount prepaid;

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One (1) mortgage loan, representing 1.6% of the Initial Pool Balance (and representing 2.0% of the Initial Loan Group 1 Balance), prohibits voluntary Principal Prepayments during a Lock-out Period; and

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One (1) mortgage loan, representing 0.3% of the Initial Pool Balance (and representing 0.3% of the Initial Loan Group 1 Balance), prohibits voluntary Principal Prepayments during a Lock-out Period, and following the Lock-out Period permits the related borrower to prepay the principal amount of the mortgage loan in whole, and not in part, subject to the satisfaction of certain conditions including, but not limited to, (i) payment of all accrued interest and other amounts outstanding as of the date of the Principal Prepayment and (ii) payment of a premium equal to 3.0% of the outstanding principal balance in addition to a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the outstanding principal balance.

Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a Prepayment Premium or Yield Maintenance Charge and (ii) provide for a specified period commencing prior to and including the maturity date or Anticipated Repayment Date during which the related borrower may prepay the mortgage loan without payment of a Prepayment Premium or Yield Maintenance Charge. In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have Yield Maintenance Charges. See the footnotes to Appendix II to this prospectus supplement for more details about the various yield maintenance formulas.

With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

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One (1) mortgage loan, representing 7.7% of the Initial Pool Balance (and representing 9.4% of the Initial Loan Group 1 Balance), permits the related borrower to convey air rights with respect to, grant an easement with respect to and/or sublease the existing structure related to an overhead tram located on the related mortgaged property and permits the release of such portion of the mortgaged property as may be required in connection with such conveyance, grant of easement and/or sublease;

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One (1) mortgage loan, representing 5.0% of the Initial Pool Balance (and representing 6.0% of the Initial Loan Group 1 Balance), permits the release of a portion of the collateral in connection with a partial defeasance of the related note subject to the satisfaction of certain conditions including, but not limited to, (i) the debt service coverage ratio with respect to the remaining collateral immediately following the release being no less than 1.10x, (ii) the loan-to-value ratio of the remaining collateral immediately following the release being no greater than 80% and (iii) the principal amount of the defeased note being at least equal to 120% of the allocated mortgage loan amount of the collateral being released;

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Two (2) mortgage loans, representing 1.7% of the Initial Pool Balance (and representing 9.6% of the Initial Loan Group 2 Balance), are cross-collateralized and cross-defaulted with each other and permit the related borrower to release one or both of the related mortgaged properties from the lien of the related mortgage and/or release the cross-collateralization with respect to the related mortgaged property or properties in connection with a partial defeasance of the applicable note upon the satisfaction of certain conditions including, but not limited to, (i) no event of default having occurred and continuing under the related mortgage loan documents, (ii) the debt service coverage ratio with respect to the remaining mortgaged property immediately following the release being no less than 1.20x, (iii) the loan-to-value ratio of the remaining mortgaged property immediately following the release being no greater than 80% and (iv) the principal amount of the defeased note being equal to a percentage, on a loan-by-loan basis ranging from 105% to 125%, as applicable, of the allocated mortgage loan amount of the related mortgaged property being released;

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Six (6) mortgage loans, representing 0.9% of the Initial Pool Balance (and representing 5.3% of the Initial Loan Group 2 Balance), are cross-collateralized and cross-defaulted with each other and permit the related borrower to release one or more of the related mortgaged properties from the lien of the related mortgage upon the satisfaction of certain conditions including, but not limited to, (i) the debt service coverage ratio with respect to the remaining mortgaged properties immediately following the release being no less than 1.20x, (ii) the loan-to-value ratio of the remaining mortgaged properties immediately following the release being no greater than 80%, (iii) receipt of confirmation from the applicable rating agencies that such release will result in no downgrade, withdrawal or qualification of existing ratings and (iv) payment of an amount equal to 100% of the allocated mortgage loan amount of the related mortgaged property being released, plus the applicable Prepayment Premium;

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One (1) mortgage loan, representing 0.6% of the Initial Pool Balance (and representing 0.7% of the Initial Loan Group 1 Balance), is secured by four (4) mortgaged properties that are cross-collateralized and cross-defaulted with each other and permit the related borrower to release one or more of the related mortgaged properties and/or release the cross-collateralization with respect to the related mortgaged property or properties upon the satisfaction of certain conditions including, but not limited to, (i) the debt service coverage ratio with respect to the remaining mortgaged properties immediately following the release being no less than the greater of (A) the debt service coverage ratio with respect to all the mortgaged properties immediately prior to the release and (B) 1.25x, (ii) the loan-to-value ratio of the remaining mortgaged properties immediately following the release being no greater than the lesser of (A) 62% and (B) the loan-to-value ratio of all the mortgaged properties immediately prior to the release, (iii) receipt of confirmation from the applicable rating agencies that such release will result in no downgrade, withdrawal or qualification of existing ratings and (iv) the principal amount of the defeased note must equal 125% of the allocated mortgage loan amount of the related mortgaged property or properties being released;

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One (1) mortgage loan, representing 0.5% of the Initial Pool Balance (and representing 0.6% of the Initial Loan Group 1 Balance), permits the release of up to three (3) of the six (6) related units from the lien of the related mortgage subject to the satisfaction of certain conditions including, but not limited to, (i) the debt service coverage ratio with respect to the remaining units immediately following the release being no less than the greater of (A) the debt service coverage ratio immediately prior to the release and (B) 1.20x, (ii) the loan-to-value ratio of the remaining units immediately following the release being no greater than the lesser of (A) 80% and (B) the loan-to-value ratio immediately prior to the release and (iii) defeasance of 120% of the allocated mortgage loan amount of the released unit;

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One (1) mortgage loan, representing 0.4% of the Initial Pool Balance (and representing 2.4% of the Initial Loan Group 2 Balance) and which is secured by a cooperatively-owned property, permits the sale of additional shares in the related borrower subject to the satisfaction of certain conditions including, but not limited to, (i) fifty percent (50%) of the proceeds from any such sale being applied toward the outstanding principal balance of the related mortgage loan and fifty percent (50%) of the proceeds from any such sale being applied by the related borrower to capital expenditures at or with respect to the related mortgaged real property, working capital, shareholder fee subsidies or repurchases of shares of the related borrower, (ii) in the case of a share repurchase, the resulting change in revenue does not reduce the debt service coverage ratio for the mortgage loan (immediately following the prepayment) to less than 1.05x and (iii) if more than ten percent (10%) of the outstanding principal balance of the mortgage loan is prepaid pursuant to clause (i) above, payment of a Yield Maintenance Charge calculated on the basis of a yield maintenance formula. In the event that such prepayment occurs on or before October 10, 2010, then (i) any remaining monthly interest only payments due will be recomputed based upon the reduced principal balance of the related promissory note, and (ii) any remaining monthly installments of principal and interest will be recomputed based on the reduced principal balance of the related promissory note and based upon an amortization schedule of thirty (30) years beginning on October 10, 2010. In the event that such prepayment occurs after October 10, 2010, then any remaining monthly installments of principal and interest will be recomputed based upon the reduced principal balance of the related promissory note and based upon an amortization schedule of thirty (30) years less the period from October 10, 2010 to the date of such prepayment; and

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One (1) mortgage loan, representing 0.4% of the Initial Pool Balance (and representing 0.4% of the Initial Loan Group 1 Balance), permits the release of either of two (2) units subject to the satisfaction of certain conditions including, but not limited to, (i) the debt service coverage ratio with respect to the remaining unit immediately following the release being no less than the greater of (A) the debt service coverage ratio immediately prior to the release and (B) 1.40x, (ii) the loan-to-value ratio of the remaining unit immediately following the release being no greater than the lesser of (A) 65% and (B) the loan-to-value ratio immediately prior to the release and (iii) the payment of an amount equal to 125% of the allocated mortgage loan amount of the unit being released.

Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without Prepayment Premium or defeasance requirements commencing three (3) to twenty-six (26) payment dates prior to and including the maturity date (not including, in the case of any Extendable Mortgage Loan, any Extension Terms) or the Anticipated Repayment Date.

The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in “Appendix II – Certain Characteristics of the Mortgage Loans.”

In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. In addition, one (1) mortgage loan, representing 0.8% of the Initial Pool Balance (and representing 1.0% of the Initial Loan Group 1 Balance) permits the related borrower to substitute collateral under certain circumstances. See the footnotes to Appendix II to this prospectus supplement for a description of these substitution provisions.

The discussion above does not take into account any prepayment provisions in effect during the Extension Term for any Extendable Mortgage Loan. If the Borrower under any Extendable Mortgage Loan exercises an Extension Option, then a new set of prepayment provisions may be in effect during the Extension Term, and any Extension Term Prepayment Premium received with respect to any Extendable Mortgage Loan during such Extension Term will be distributed to the Class P Certificates.

See the footnotes to Appendix II to this prospectus supplement for more details concerning certain of the foregoing provisions including the method of calculation of any Prepayment Premium or Yield Maintenance Charge which will vary for any mortgage loan.

Non-Recourse Obligations

The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower’s default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower’s obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under such mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions

The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, any Serviced Companion Mortgage Loan or any B Note if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans, any Serviced Companion Mortgage Loan and any B Note generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

In addition, some of the mortgage loans, any Serviced Companion Mortgage Loans and any B Notes permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan, Serviced Companion Mortgage Loan or B Note documents and/or as determined by the master servicer. The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan, Serviced Companion Mortgage Loan or B Note upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

Seventeen (17) mortgage loans, representing 22.4% of the Initial Pool Balance (which include seven (7) mortgage loans in Loan Group 1, representing 22.0% of the Initial Loan Group 1 Balance, and ten (10) mortgage loans in Loan Group 2, representing 24.0% of the Initial Loan Group 2 Balance), currently have additional financing in place that is secured by the mortgaged property or properties related to such mortgage loan, and include:

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Mortgage Loan No. 1 (“The Pier at Caesars Mortgage Loan”), which had an outstanding principal balance as of the Cut-off Date of $80,500,000, representing 7.7% of the Initial Pool Balance (and representing 9.4% of the Initial Loan Group 1 Balance), is secured by the related mortgaged property which also secures on a subordinate basis two (2) other notes that are not included in the Trust and had original principal balances of $34,000,000 (“The Pier at Caesars B-1 Note”) and $20,500,000 (“The Pier at Caesars B-2 Note” and, together with The Pier at Caesars B-1 Note, “The Pier at Caesars B Note”). Beginning with the date (such date, “The Pier at Caesars Conversion Date”) that the special servicer has determined that the combined debt service coverage ratio with respect to The Pier at

Caesars Mortgage Loan and The Pier at Caesars B-1 Note is equal to or greater than 1.15x, based on a 30-year amortization schedule and net operating income for the preceding twelve (12) calendar months, The Pier at Caesars B-1 Note will be of equal priority with, and will be pari passu in right of entitlement and in other respects with, The Pier at Caesars Mortgage Loan;

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Mortgage Loan No. 7 (the “Tower 17 Mortgage Loan”), which had an outstanding principal balance as of the Cut-off Date of $38,300,000, representing 3.7% of the Initial Pool Balance (and representing 4.5% of the Initial Loan Group 1 Balance), is secured by the related mortgaged property which also secures on a subordinate basis three (3) other notes that are not included in the Trust and had original principal balances of $10,000,000 (the “Tower 17 B-1 Note”), $10,000,000 (the “Tower 17 B-2 Note”) and $20,450,000 (the “Tower 17 B-3 Note” and, together with the Tower 17 B-1 Note and the Tower 17 B-2 Note, the “Tower 17 B Note”). Beginning with the date (such date, the “Tower 17 Conversion Date”) that the special servicer has determined that the combined debt service coverage ratio with respect to the Tower 17 Mortgage Loan and the Tower 17 B-1 Note is equal to or greater than 1.15x, based on a 30-year amortization schedule and net operating income for the preceding twelve (12) calendar months, the Tower 17 B-1 Note will be of equal priority with, and will be pari passu in right of entitlement and in other respects with, the Tower 17 Mortgage Loan;

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Mortgage Loan No. 14 (the “Seattle Portfolio - Queen Vista Mortgage Loan”), which had an outstanding principal balance as of the Cut-off Date of $10,763,636, representing 1.0% of the Initial Pool Balance (and representing 6.0% of the Initial Loan Group 2 Balance), is secured by the related mortgaged property which also secures on a subordinate basis one (1) other note that is not included in the Trust and had an original principal balance of $4,036,364 (the “Seattle Portfolio - Queen Vista B Note”);

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Mortgage Loan No. 15 (the “Seattle Portfolio - 733 Summit Mortgage Loan”), which had an outstanding principal balance as of the Cut-off Date of $5,345,455, representing 0.5% of the Initial Pool Balance (and representing 3.0% of the Initial Loan Group 2 Balance), is secured by the related mortgaged property which also secures on a subordinate basis one (1) other note that is not included in the Trust and had an original principal balance of $2,004,545 (the “Seattle Portfolio - 733 Summit B Note”);

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Mortgage Loan No. 16 (the “Seattle Portfolio - Highland Crest Mortgage Loan”), which had an outstanding principal balance as of the Cut-off Date of $3,890,909, representing 0.4% of the Initial Pool Balance (and representing 2.2% of the Initial Loan Group 2 Balance), is secured by the related mortgaged property which also secures on a subordinate basis one (1) other note that is not included in the Trust and had an original principal balance of $1,459,091 (the “Seattle Portfolio - Highland Crest B Note”);

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Mortgage Loan No. 18 (the “Merritt Crossing Mortgage Loan”), which had an outstanding principal balance as of the Cut-off Date of $19,000,000, representing 1.8% of the Initial Pool Balance (and representing 2.2% of the Initial Loan Group 1 Balance), is secured by the related mortgaged property which also secures a subordinated B Note (the “Merritt Crossing B Note”) that is not included in the Trust and had an original principal balance of $1,000,000;

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Mortgage Loan No. 20 (the “989 Sixth Avenue Mortgage Loan”), which had an outstanding principal balance as of the Cut-off Date of $18,400,000, representing 1.8% of the Initial Pool Balance (and representing 2.1% of the Initial Loan Group 1 Balance), is secured by the related mortgaged property which also secures a subordinated B Note (the “989 Sixth Avenue B Note”) that is not included in the Trust and had an original principal balance of $13,600,000. All or a portion of the 989 Sixth Avenue B Note (such relevant portion, from time to time, a “989 Sixth Avenue Converted Component”) will be secured by the related mortgaged property on an equal priority with, and will be pari passu in right of entitlement and in other respects with the 989 Sixth Avenue Mortgage Loan in the event that the 989 Sixth Avenue Mortgaged Property supports a debt service coverage ratio of not less than 1.00x, with respect to the 989 Sixth Avenue Mortgage Loan, any previously created 989 Sixth Avenue Converted Components and the subject 989 Sixth Avenue Converted Component, calculated on a basis that assumes, among other things, amortization on an assumed 30-year schedule. Portions of the 989 Sixth Avenue B Note may become 989 Sixth Avenue Converted Components from time to time and, once converted to pari passu status, will not revert to subordinate priority in the event that the foregoing debt service coverage test is subsequently failed. The interest in the subject 989 Sixth Avenue Converted Component will be represented by a new note, with a corresponding reduction in the principal balance of the 989 Sixth Avenue B Note;

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Mortgage Loan No. 22 (the “Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK Mortgage Loan”), which had an outstanding principal balance as of the Cut-off Date of $13,570,000, representing 1.3% of the Initial Pool Balance (and representing 7.6% of the Initial Loan Group 2 Balance), is secured by the related mortgaged property which also secures a subordinated B Note (the “Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK B Note”) that is not included in the Trust and had an original principal balance of $2,000,000;

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Mortgage Loan No. 24 (the “12 Atlantic Station Mortgage Loan”), which had an outstanding principal balance as of the Cut-off Date of $17,000,000, representing 1.6% of the Initial Pool Balance (and representing 2.0% of the Initial Loan Group 1 Balance), is secured by the related mortgaged property which also secures on a subordinate basis one (1) other note (the “12 Atlantic Station B Note”) that is not included in the Trust, had an outstanding principal balance as of the Cut-off Date of $5,000,000 and entitles the borrower under such note to one or more future advances of principal (each of which will be subordinated in right of payment to the 12 Atlantic Station Mortgage Loan) in the aggregate amount of up to $2,000,000;

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Mortgage Loan No. 27 (the “High Pointe Tower Mortgage Loan”), which had an outstanding principal balance as of the Cut-off Date of $13,400,000, representing 1.3% of the Initial Pool Balance (and representing 1.6% of the Initial Loan Group 1 Balance), is secured by the related mortgaged property which also secures a subordinated B Note (the “High Pointe Tower B Note”) that is not included in the Trust, had an outstanding principal balance as of the Cut-off Date of $3,565,954 and entitles the borrower under such B Note to one or more future advances of principal (each of which will be subordinated in right of payment to the High Pointe Tower Mortgage Loan) in the aggregate amount of up to $2,584,046;

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Mortgage Loan No. 30 (the “Intercoastal Portfolio - Westlake Mortgage Loan”), which had an outstanding principal balance as of the Cut-off Date of $3,072,405, representing 0.3% of the Initial Pool Balance (and representing 1.7% of the Initial Loan Group 2 Balance), is secured by the related mortgaged property which also secures on a subordinate basis one (1) other note that is not included in the Trust and had an original principal balance of $161,706 (the “Intercoastal Portfolio - Westlake B Note”);

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Mortgage Loan No. 31 (the “Intercoastal Portfolio - Connecticut Village Mortgage Loan”), which had an outstanding principal balance as of the Cut-off Date of $2,584,000, representing 0.2% of the Initial Pool Balance (and representing 1.4% of the Initial Loan Group 2 Balance), is secured by the related mortgaged property which also secures on a subordinate basis one (1) other note that is not included in the Trust and had an original principal balance of $136,000 (the “Intercoastal Portfolio - Connecticut Village B Note”);

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Mortgage Loan No. 32 (the “Intercoastal Portfolio - Lincoln Mortgage Loan”), which had an outstanding principal balance as of the Cut-off Date of $1,372,750, representing 0.1% of the Initial Pool Balance (and representing 0.8% of the Initial Loan Group 2 Balance), is secured by the related mortgaged property which also secures on a subordinate basis one (1) other note that is not included in the Trust and had an original principal balance of $72,250 (the “Intercoastal Portfolio - Lincoln B Note”);

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Mortgage Loan No. 33 (the “Intercoastal Portfolio - Raymonia Mortgage Loan”), which had an outstanding principal balance as of the Cut-off Date of $1,372,750, representing 0.1% of the Initial Pool Balance (and representing 0.8% of the Initial Loan Group 2 Balance), is secured by the related mortgaged property which also secures on a subordinate basis one (1) other note that is not included in the Trust and had an original principal balance of $72,250 (the “Intercoastal Portfolio - Raymonia B Note”);

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Mortgage Loan No. 34 (the “Intercoastal Portfolio - Westwood Mortgage Loan”), which had an outstanding principal balance as of the Cut-off Date of $755,013, representing 0.1% of the Initial Pool Balance (and representing 0.4% of the Initial Loan Group 2 Balance), is secured by the related mortgaged property which also secures on a subordinate basis one (1) other note that is not included in the Trust and had an original principal balance of $39,738 (the “Intercoastal Portfolio - Westwood B Note”);

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Mortgage Loan No. 35 (the “Intercoastal Portfolio - Oakland Mortgage Loan”), which had an outstanding principal balance as of the Cut-off Date of $343,082, representing less than 0.1% of the Initial Pool Balance (and representing 0.2% of the Initial Loan Group 2 Balance), is secured by the related mortgaged property which also secures on a subordinate basis one (1) other note that is not included in the Trust and had an original principal balance of $18,057 (the “Intercoastal Portfolio - Oakland B Note”); and

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The borrower under one (1) mortgage loan, Mortgage Loan No. 71 (the “CVS - Brockton Mortgage Loan”), representing 0.3% of the Initial Pool Balance (and representing 0.4% of the Initial Loan Group 1 Balance), has an additional $1,100,000 of secured subordinate financing in place that is secured by the related mortgaged property. The lenders with respect to the fee interest in such mortgaged property have agreed to subordinate their interests to all present and future liens related to the mortgage loan.

See “Servicing of the Mortgage Loans—Servicing of the A/B Mortgage Loans” in this prospectus supplement.

In addition to the foregoing, the borrower under one (1) mortgage loan, representing 7.3% of the Initial Pool Balance (and representing 8.8% of the Initial Loan Group 1 Balance), has entered into additional subordinate financing that is not secured by the related mortgaged property.

In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may have also incurred additional financing that is not secured by the mortgaged property.

Eight (8) mortgage loans, representing 27.3% of the Initial Pool Balance (which includes seven (7) mortgage loans in Loan Group 1, representing 32.1% of the Initial Loan Group 1 Balance, and one (1) mortgage loan in Loan Group 2, representing 4.3% of the Initial Loan Group 2 Balance), permit the owners of the borrower to enter into additional financing that is secured by a pledge of some or all of the equity interests in the borrower, provided that certain debt service coverage ratio (“DSCR”) and loan-to-value ratio (“LTV”) tests are satisfied as further discussed in the footnotes of Appendix II to this prospectus supplement.

Two (2) mortgage loans, representing 9.4% of the Initial Pool Balance (and representing 11.3% of the Initial Loan Group 1 Balance), permit the borrower to enter into additional unsecured subordinate financing from certain affiliates as further discussed in the footnotes of Appendix II to this prospectus supplement.

Two (2) mortgage loans, representing 2.1% of the Initial Pool Balance (which includes one (1) mortgage loan in Loan Group 1, representing 0.6% of the Initial Loan Group 1 Balance, and one (1) mortgage loan in Loan Group 2, representing 9.6% of the Initial Loan Group 2 Balance), permit the borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that, in each case, certain DSCR and LTV tests are satisfied as further discussed in the footnotes of Appendix II to this prospectus supplement.

One (1) mortgage loan, representing 2.2% of the Initial Pool Balance (and representing 12.8% of the Initial Loan Group 2 Balance), permits the borrower to enter into additional subordinate financing that is (i) secured by the related mortgaged property, provided that certain DSCR and LTV tests are satisfied, or (ii) if the related lender is no longer in the business of providing subordinated debt, secured by a pledge of equity interests in the borrower, in each case as further discussed in the footnotes of Appendix II to this prospectus supplement.

In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the Trust if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and Advances relating to, the mortgage loan. Such purchase price generally does not include a Yield Maintenance Charge or Prepayment Premium. Accordingly, such purchase (if made prior to the maturity date or Anticipated Repayment Date) will have the effect of a prepayment made without payment of a Yield Maintenance Charge or Prepayment Premium.

The specific rights of the related subordinate or mezzanine lender with respect to any future subordinate or mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II to this prospectus supplement.

We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity ownership interest in a related borrower. See “Legal Aspects of The Mortgage Loans––Subordinate Financing” in the prospectus and “Risk Factors—A Borrower’s Other Loans May Reduce The Cash Flow Available To The Mortgaged Property, Which May Adversely Affect Payment On Your Certificates” in this prospectus supplement.

Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

Loan Purpose

Thirty-seven (37) mortgage loans, representing 45.4% of the Initial Pool Balance (which include twenty-four (24) mortgage loans in Loan Group 1, representing 47.0% of the Initial Loan Group 1 Balance, and thirteen (13) mortgage loans in Loan Group 2, representing 38.0% of the Initial Loan Group 2 Balance), were originated in connection with the borrower’s acquisition of the mortgaged property that secures such mortgage loan, and forty-five (45) mortgage loans, representing 54.6% of the Initial Pool Balance (which include thirty-four (34) mortgage loans in Loan Group 1, representing 53.0% of the Initial Loan Group 1 Balance, and eleven (11) mortgage loans in Loan Group 2, representing 62.0% of the Initial Loan Group 2 Balance), were originated in connection with the borrower’s refinancing of a previous mortgage loan.

Additional Collateral

Five (5) mortgage loans, representing 2.0% of the Initial Pool Balance (which include four (4) mortgage loans in Loan Group 1, representing 1.7% of the Initial Loan Group 1 Balance, and one (1) mortgage loan in Loan Group 2, representing 3.3% of the Initial Loan Group 2 Balance), have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods and are to be released only upon the satisfaction of certain conditions by the borrower. If the applicable borrower does not satisfy the conditions for release of the monies or letters of credit by the applicable release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the applicable mortgage loan. Certain of these reserves are used for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II to this prospectus supplement.

The ARD Loans

Two (2) mortgage loans, representing 6.5% of the Initial Pool Balance (and representing 7.8% of the Initial Loan Group 1 Balance), provide that if the related borrower has not prepaid such mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the Revised Rate for that mortgage loan rather than at the Initial Rate. In addition, funds on deposit in lockbox accounts relating to the ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.

Cash Management Agreements/Lockboxes

Forty-one (41) mortgage loans, representing 58.8% of the Initial Pool Balance (which include twenty-nine (29) mortgage loans in Loan Group 1, representing 62.1% of the Initial Loan Group 1 Balance, and twelve (12) mortgage loans in Loan Group 2, representing 43.2% of the Initial Loan Group 2 Balance), generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

Appendix II to this prospectus supplement sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each mortgage loan. The following paragraphs describe each type of provision:

•

Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust. Such revenue generally is either (a) swept and remitted to the related borrower unless a default or other “trigger” event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

•

Soft, Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust. Until the occurrence of certain specified “trigger” events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust; the revenue is then applied by the applicable servicer on behalf of the Trust according to the related mortgage loan documents.

•

Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the Trust according to the related mortgage loan documents.

•

Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified “trigger” events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the

Trust; the revenue is then applied by the lockbox bank, which in general is the applicable servicer on behalf of the Trust according to the related mortgage loan documents.

•

None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the origination date, and no lockbox is contemplated to be established during the mortgage loan term.

In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or “over-the-counter” receipts may be deposited into the lockbox account by the property manager. Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the Trust.

Assessments of Property Value and Condition

Appraisals

In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser that, generally, was a Member of the Appraisal Institute. Each such appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented in this prospectus supplement for illustrative purposes only.

Environmental Assessments

An environmental site assessment was performed with respect to each mortgaged property generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a “Phase I” environmental assessment, generally performed in accordance with industry practice. In some cases, a “Phase II” environmental site assessment was also performed. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the Certificateholders. However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See “Risk Factors—Environmental Risks Relating to Specific Mortgaged Properties May Adversely Affect Payments On Your Certificates” in this prospectus supplement.

Property Condition Assessments

In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See “Risk Factors—Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair On The Property” in this prospectus supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or to remediate the deficiency.

Seismic Review Process

In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss (“PML”), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants’ reports and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

Additional Mortgage Loan Information

Each of the tables presented in Appendix I to this prospectus supplement sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II to this prospectus supplement, and for a brief summary of the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool, see Appendix IV to this prospectus supplement. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under “Risk Factors” and elsewhere in this “Description of the Mortgage Pool” section and (b) under “Legal Aspects Of Mortgage Loans” in the prospectus.

For purposes of the tables in Appendix I to this prospectus supplement and for the information presented in Appendix II, Appendix III and Appendix IV to this prospectus supplement:

(1)

References to “DSCR” are references to “Debt Service Coverage Ratios.” In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable Cash Flow to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and Appendix IV, the “Debt Service Coverage Ratio” or “DSCR” for any mortgage loan is calculated pursuant to the definition of those terms under the “Glossary of Terms” in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio (unless otherwise indicated) reflects (i) with respect to any Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the

Non-Serviced Mortgage Loan and the related Non-Serviced Companion Mortgage Loan. The Debt Service Coverage Ratio information in this prospectus supplement with respect to any A/B Mortgage Loan, reflects the indebtedness under the related mortgage loan, but not the indebtedness on the related B Note (including The Pier at Caesars B-1 Note, the Tower 17 B-1 Note and the 989 Sixth Avenue B Note). The Debt Service Coverage Ratio information in this prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the indebtedness under the related mortgage loan, but not the subordinated, second lien indebtedness.

In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of “free rent” periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the mortgage loan seller’s evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied “trailing-12 months” income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The Underwritable Cash Flow for residential cooperative mortgaged properties is based on projected net operating income at the mortgaged property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the related mortgaged property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

Historical operating results may not be available or were deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information such as estimates or budgets. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

(2)

References to “DSCR Post IO Period” are references to “Debt Service Coverage Ratio Post IO Period.” For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and Appendix IV, the “Debt Service

Coverage Ratio Post IO Period” or “DSCR Post IO Period” for any mortgage loan is calculated pursuant to the definition of those terms under the “Glossary of Terms” in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio Post IO Period (unless otherwise indicated) reflects, for mortgage loans that require monthly payments of interest-only for a certain amount of time after origination followed by monthly payments of principal and interest for the remaining term of the mortgage loan, the annualized amount of debt service that will be payable under the mortgage loan after the beginning of the amortization term of the mortgage loan.

(3)

References in the tables to “Cut-off Date LTV” are references to “Cut-off Date Loan-to-Value” and references to “Balloon LTV” are references to “Balloon Loan-to-Value.” For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and Appendix IV, the “Cut-off Date LTV,” “Cut-off Date Loan-to-Value,” “Balloon LTV” or “Balloon Loan-to-Value” for any mortgage loan is calculated pursuant to the definition of those terms under the “Glossary of Terms” in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the loan-to-value ratio reflects (i) with respect to any Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced Mortgage Loan and the related Non-Serviced Companion Mortgage Loan. The loan-to-value information in this prospectus supplement with respect to any A/B Mortgage Loan reflects the indebtedness under the related mortgage loan, but not the indebtedness on the related B Note (including The Pier at Caesars B-1 Note, the Tower 17 B-1 Note and the 989 Sixth Avenue B Note). The loan-to-value information in this prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the indebtedness under the related mortgage loan, but not the subordinated, second lien indebtedness.

The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under “––Assessments of Property Value and Condition––Appraisals.”

When information with respect to mortgaged properties is expressed as a percentage of the Initial Pool Balance, the percentages are based upon the Cut-off Date principal balances of the related mortgage loans or with respect to an individual property securing a multi-property mortgage loan, the portions of those loan balances allocated to such properties. The allocated loan amount for each mortgaged property securing a multi-property mortgage loan is set forth on Appendix II to this prospectus supplement.

No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

(4)	References to “weighted averages” are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.
(5)

In some cases, the debt service coverage ratio information and the “Percent Leased” with respect to a mortgaged property reflects the existence of a “master lease”. Generally, for purposes of the presentation in this prospectus supplement, we consider a “master lease” to be a lease by an affiliate of the borrower, or by an entity (or an affiliate of an entity) from which the borrower acquired the mortgaged property, that (in either case) is obligated to pay rent under a lease with the borrower but does not conduct business operations at the leased premises. We do not consider the following to be a “master lease” for purposes of the presentation in this prospectus supplement: (i) a lease executed in connection with a sale-leaseback arrangement under which an unaffiliated seller of a property (or an affiliate thereof) conducts business operations at the mortgaged property and executes a long-term lease at the mortgaged property simultaneously with its acquisition by the borrower; (ii) a lease executed by the borrower, property seller or other person that (a) relates to space, whether or not occupied, that is leased by an unaffiliated tenant and (b) has the effect of making that borrower, seller or other person liable, in whole or in part, for the payment of rent that is not more than the rent payable by the unaffiliated tenant under its lease or (iii) a master lease that was not taken into account in the underwriting. “Master leases” are typically used in connection with the origination of a loan to bring occupancy to a “stabilized” level but may not provide additional economic support for the mortgage loan. A master lease may relate to all or a portion of a mortgaged property. We identify the mortgaged properties that have “master leases”, the square footage represented by each master lease and the rental rate represented by each master lease in the footnotes to Appendix II and Appendix III to this prospectus supplement and, if applicable to the mortgaged properties securing the ten largest mortgage loans in the pool, in Appendix IV—Significant Loan Summaries of this prospectus supplement.

The sum in any column of any of the tables in Appendix I to this prospectus supplement may not equal the indicated total due to rounding.

Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

Standard Hazard Insurance

The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or its tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause. The master servicer will be deemed to have satisfied the Servicing Standard in respect of such insurance requirement if the borrower maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the borrower pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against “acts of terrorism” as defined by the Terrorism Risk Insurance Act of 2002; provided, however, the Master Servicer shall not be obligated to maintain such insurance if the master servicer determines that such insurance is (a) not available at any rate or (b) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an amount representing coverage of at least the lesser of:

•	the outstanding principal balance of the related mortgage loan; and
•

the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

If a borrower fails to maintain such fire and hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability. The special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an REO Property (other than with respect to a Non-Serviced Mortgage Loan) in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability; provided, that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard; provided, that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage loan documents, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the Trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard; provided, that the master servicer will be obligated to cause the borrower to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the master servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will, prior to availing itself of any limitation described in that sentence with respect to any mortgage loan (or any component loan of an A/B Mortgage Loan) that has a principal balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer and the Operating Adviser to the extent required by, and in accordance with the procedures set forth in, the Pooling and Servicing Agreement. The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval. The special servicer will decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within seven (7) business days of receipt by the special servicer and Operating Adviser from the master servicer of the master servicer’s determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted. See “Risk Factors—The Absence Of Or Inadequacy Of Insurance Coverage On The Property May Adversely Affect Payments On Your Certificates” in this prospectus supplement.

Sale of the Mortgage Loans

On the Closing Date, each mortgage loan seller will sell its mortgage loans, without recourse, to the Depositor, and the Depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. In connection with such assignments, each mortgage loan seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

The trustee will be required to review the documents delivered by each mortgage loan seller with respect to its mortgage loans within 75 days following the Closing Date, and the trustee will hold the related documents in trust. Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the “Glossary of Terms” under the term “Mortgage File,” are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable mortgage loan seller.

The mortgagee of record with respect to any Non-Serviced Mortgage Loan will be the related Non-Serviced Mortgage Loan Trustee.

Representations and Warranties

In each Mortgage Loan Purchase Agreement, the related mortgage loan seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

(1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is true and correct in all material respects;

(2) such mortgage loan seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

(3) no Scheduled Payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

(4) the related mortgage constitutes a valid and, subject to certain creditors’ rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

(5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

(6) the related assignment of leases establishes and creates a valid and, subject to certain creditors’ rights exceptions, enforceable first priority lien in the related borrower’s interest in all leases of the mortgaged property;

(7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

(8) except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the mortgage loan seller’s knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

(9) the mortgage loan seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

(10) the related mortgaged property is covered by an American Land Title Association, or an equivalent form of, lender’s title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

(11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect to the mortgage loan;

(12) except in the case of the mortgage loans covered by the secured creditor impaired property policy that we describe above, if any, an environmental site assessment or update of a previous assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to the Depositor, and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

(13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors’ rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

(14) the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

(15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

(16) the related borrower is not, to the mortgage loan seller’s knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

(17) no mortgage requires the holder of it to release all or any material portion of the related mortgaged property from the lien of the mortgage except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) except where the portion of the related mortgaged property permitted to be released was not considered by the mortgage loan seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

(18) to such seller’s knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by any other of the preceding representations and warranties;

(19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum of the ground lease has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee under the ground lease to be encumbered by the related mortgage; (b) the lessee’s interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances; (c) the borrower’s interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor under the ground lease (or if it is required it will have been obtained prior to the Closing Date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred under the ground lease; (e) such ground lease, or a related estoppel letter, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor under the ground lease may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan; and

(20) the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

Repurchases and Other Remedies

If any mortgage loan document required to be delivered to the trustee by a mortgage loan seller with respect to its mortgage loans as described under “—Sale of the Mortgage Loans” above has a Material Document Defect, or if there is a Material Breach by a mortgage loan seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under “—Representations and Warranties” above, then such mortgage loan seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the related mortgage loan seller will be obligated, not later than the last day of such Permitted Cure Period, to:

•	repurchase the affected mortgage loan from the Trust at the Purchase Price; or
•

at its option, if within the two-year period commencing on the Closing Date, replace such mortgage loan with a Qualifying Substitute Mortgage Loan, and pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

The related mortgage loan seller must cure any Material Document Defect or Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a “qualified mortgage”, as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the mortgage loan seller was notified of the defect or breach.

The foregoing obligations of any mortgage loan seller to cure a Material Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any mortgage loan seller to repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of us, the other mortgage loan sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related mortgage loan seller defaults on its obligation to do so. Each mortgage loan seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other mortgage loan seller. See “Risk Factors— Mortgage Loan Sellers May Not Be Able To Make A Required Repurchase Or Substitution Of A Defective Mortgage Loan”.

If (x) a mortgage loan is to be repurchased or replaced as contemplated above (a “Defective Mortgage Loan”), (y) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (“Crossed Mortgage Loans”) and (z) the applicable Document Defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan, and the applicable mortgage loan seller shall be obligated to repurchase or replace each such Crossed Mortgage Loan in accordance with the provisions of the applicable Mortgage Loan Purchase Agreement, unless, in the case of such breach or Document Defect, (A) the applicable mortgage loan seller provides a nondisqualification opinion to the trustee at the expense of that mortgage loan seller and (B) both of the following conditions would be satisfied if that mortgage loan seller were to repurchase or replace only those mortgage loans as to which a Material

Breach or Material Document Defect had occurred (without regard to this paragraph) (the “Affected Loan(s)”): (i) the Debt Service Coverage Ratio for all those Crossed Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (A) 0.10x below the debt service coverage ratio for all such Crossed Mortgage Loans (including the Affected Loans(s)) set forth in Appendix II to this prospectus supplement and (B) the debt service coverage ratio for all such Crossed Mortgage Loans (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement, and (ii) the loan-to-value ratio for all such Crossed Mortgage Loans (excluding the Affected Loan(s)) is not greater than the greater of (A) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for all such Crossed Mortgage Loans (including the Affected Loan(s)) set forth in Appendix II to this prospectus supplement plus 10% and (B) the loan-to-value ratio for all such Crossed Mortgage Loans (including the Affected Loans(s)), at the time of repurchase or replacement. The determination of the master servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The master servicer will be entitled to cause to be delivered, or direct the applicable mortgage loan seller to (in which case that mortgage loan seller shall) cause to be delivered to the master servicer, an appraisal of any or all of the related mortgaged properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of that mortgage loan seller if the scope and cost of the appraisal is approved by that mortgage loan seller (such approval not to be unreasonably withheld).

Changes In Mortgage Pool Characteristics

The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The information presented in this prospectus supplement is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

Mortgage Electronic Registration Systems

With respect to any Mortgage Loan for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered. Instead, the related mortgage loan seller will be required to take all actions as are necessary to cause the trustee on behalf of the Trust to be shown as, and the trustee will be required to take all actions necessary to confirm that the trustee on behalf of the Trust is shown as, the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

Servicing of the Mortgage Loans

General

The master servicer and the special servicer, either directly or through sub-servicers, will be required to service and administer the mortgage loans (other than any Non-Serviced Mortgage Loans) in accordance with the Servicing Standard. The applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement will exclusively govern the servicing and administration of the related Non-Serviced Mortgage Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holders of any loans in a Non-Serviced Mortgage Loan Group will be effected in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement). Consequently, the servicing provisions described herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due-on-encumbrance and due-on-sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to any Non-Serviced Mortgage Loans, the servicing and administration of which will instead be governed by the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement. The servicing standard for any Non-Serviced Mortgage Loan under its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement is substantially similar to the Servicing Standard under the Pooling and Servicing Agreement.

Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer and the special servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer or the special servicer, as the case may be.

Any such interest of the master servicer or the special servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer or the special servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer or the special servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on a secured or unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

Each of the master servicer and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement; provided, that none of the master servicer or the special servicer may appoint a sub-servicer after the Closing Date without the Depositor’s prior consent to the extent set forth in the Pooling and Servicing Agreement, which consent may not be unreasonably withheld. However, any sub-servicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer or the special servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

•

a successor master servicer or special servicer is available, and is willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation and, in the case of the special servicer, is reasonably acceptable to the Operating Adviser, the Depositor and the trustee;

•	the master servicer or special servicer bears all costs associated with its resignation and the transfer of servicing; and
•	the Rating Agencies have confirmed in writing that such servicing transfer will not in and of itself result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer’s duties and obligations under the Pooling and Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer. In the event the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing Agreement.

The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

The master servicer initially will be responsible for servicing and administering the entire pool of mortgage loans other than the Non-Serviced Mortgage Loans. The special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans other than the Non-Serviced Mortgage Loans.

Upon the occurrence of any of the events set forth under the definition of the term “Specially Serviced Mortgage Loan” in the “Glossary of Terms” in this prospectus supplement (generally regarded as “Servicing Transfer Events”), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan. If title to the related mortgaged property is acquired by the Trust, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the property and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for any Non-Serviced Mortgage Loan under its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement are substantially similar to the events set forth under the definition of the term “Specially Serviced Mortgage Loan” in the “Glossary of Terms” to this prospectus supplement.

A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer will re-assume all servicing responsibilities.

The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See “Description of the Offered Certificates––Advances––Servicing Advances” in this prospectus supplement.

The master servicer and the special servicer and any director, officer, employee or agent of any of them will be entitled to indemnification from the Trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to a Serviced Companion Mortgage Loan or B Note, out of collections on, and other proceeds of, the Serviced Companion Mortgage Loan or B Note) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement, the mortgage loans, any Serviced Companion Mortgage Loan, any B Note or the certificates other than any loss, liability or expense incurred by reason of the master servicer’s or special servicer’s willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement.

The Non-Serviced Mortgage Loan Pooling and Servicing Agreements generally require the consent of the trustee, as holder of the Non-Serviced Mortgage Loans, to certain amendments to that agreement that would adversely affect the rights of the trustee in that capacity.

Servicing of the A/B Mortgage Loans

The NCCI A/B Mortgage Loans

Mortgage Loan No. 1 (“The Pier at Caesars Mortgage Loan”), which had an outstanding principal balance as of the Cut-off Date of $80,500,000, representing 7.7% of the Initial Pool Balance (and representing 9.4% of the Initial Loan Group 1 Balance), is secured by a mortgaged property that also secures two (2) subordinated B Notes, which had original principal balances of $34,000,000 (“The Pier at Caesars B-1 Note”) and $20,500,000 (“The Pier

at Caesars B-2 Note” and, together with The Pier at Caesars B-1 Note, “The Pier at Caesars B Note”). The Pier at Caesars B Note will not be included in the Trust. The Pier at Caesars Mortgage Loan and The Pier at Caesars B Note are collectively referred to in this prospectus supplement as “The Pier at Caesars A/B Mortgage Loan.” The Pier at Caesars Mortgage Loan will be included in the Trust. Beginning with the date (such date, “The Pier at Caesars Conversion Date”) that the special servicer has determined that the combined debt service coverage ratio with respect to The Pier at Caesars Mortgage Loan and The Pier at Caesars B-1 Note is equal to or greater than 1.15x, based on a 30-year amortization schedule and net operating income for the preceding twelve (12) calendar months, The Pier at Caesars B-1 Note will be of equal priority with, and will be pari passu in right of entitlement and in other respects with, The Pier at Caesars Mortgage Loan.

Mortgage Loan No. 7 (the “Tower 17 Mortgage Loan”), which had an outstanding principal balance as of the Cut-off Date of $38,300,000, representing 3.7% of the Initial Pool Balance (and representing 4.5% of the Initial Loan Group 1 Balance), is secured by a mortgaged property that also secures three (3) subordinated B Notes, which had original principal balances of $10,000,000 (the “Tower 17 B-1 Note”), $10,000,000 (the “Tower 17 B-2 Note”) and $20,450,000 (the “Tower 17 B-3 Note” and, together with the Tower 17 B-1 Note and the Tower 17 B-2 Note, the “Tower 17 B Note”). The Tower 17 B Note will not be included in the Trust. The Tower 17 Mortgage Loan and the Tower 17 B Note are collectively referred to in this prospectus supplement as the “Tower 17 A/B Mortgage Loan.” The Tower 17 Mortgage Loan will be included in the Trust. Beginning with the date (such date, the “Tower 17 Conversion Date”) that the special servicer has determined that the combined debt service coverage ratio with respect to the Tower 17 Mortgage Loan and the Tower 17 B-1 Note is equal to or greater than 1.15x, based on a 30-year amortization schedule and net operating income for the preceding twelve (12) calendar months, the Tower 17 B-1 Note will be of equal priority with, and will be pari passu in right of entitlement and in other respects with, the Tower 17 Mortgage Loan.

Mortgage Loan No. 18 (the “Merritt Crossing Mortgage Loan”), which had an outstanding principal balance as of the Cut-off Date of $19,000,000, representing 1.8% of the Initial Pool Balance (and representing 2.2% of the Initial Loan Group 1 Balance), is secured by a mortgaged property that also secures a subordinated B Note, which had an original principal balance of approximately $1,000,000 (the “Merritt Crossing B Note”). The Merritt Crossing B Note will not be included in the Trust. The Merritt Crossing Mortgage Loan and the Merritt Crossing B Note are collectively referred to in this prospectus supplement as the “Merritt Crossing A/B Mortgage Loan.” The Merritt Crossing Mortgage Loan will be included in the Trust.

Mortgage Loan No. 22 (the “Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK Mortgage Loan”), which had an outstanding principal balance as of the Cut-off Date of $13,570,000, representing 1.3% of the Initial Pool Balance (and representing 7.6% of the Initial Loan Group 2 Balance), is secured by a mortgaged property that also secures a subordinated B Note, which had an original principal balance of approximately $2,000,000 (the “Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK B Note”). The Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK B Note will not be included in the Trust. The Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK Mortgage Loan and the Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK B Note are collectively referred to in this prospectus supplement as the “Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK A/B Mortgage Loan.” The Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK Mortgage Loan will be included in the Trust.

Mortgage Loan No. 27 (the “High Pointe Tower Mortgage Loan”), which had an outstanding principal balance as of the Cut-off Date of $13,400,000, representing 1.3% of the Initial Pool Balance (and representing 1.6% of the Initial Loan Group 1 Balance), is secured by a mortgaged property that also secures a subordinated B Note, which had an outstanding principal balance as of the Cut-off Date of $3,565,954 and entitles the borrower under such B Note to one or more future advances of principal (each of which will be subordinated in right of payment to the High Pointe Tower Mortgage Loan) in the aggregate amount of up to $2,584,046 (the “High Pointe Tower B Note”). The High Pointe Tower B Note will not be included in the Trust. The High Pointe Tower Mortgage Loan and the High Pointe Tower B Note are collectively referred to in this prospectus supplement as the “High Pointe Tower A/B Mortgage Loan.” The High Pointe Tower Mortgage Loan will be included in the Trust.

The Pier at Caesars Mortgage Loan, the Tower 17 Mortgage Loan, the Merritt Crossing Mortgage Loan, the Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK Mortgage Loan and the High Pointe Tower Mortgage Loan are collectively referred to in this prospectus supplement as the “NCCI Mortgage Loans”; The Pier at Caesars B Note, the Tower 17 B Note, the Merritt Crossing B Note, the Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK B Note and the High Pointe Tower B Note are collectively referred to in this prospectus supplement as the “NCCI B Notes”; and The Pier at Caesars A/B Mortgage Loan, the Tower 17 A/B Mortgage Loan, the Merritt Crossing A/B Mortgage Loan, the Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK A/B Mortgage Loan and the High Pointe Tower A/B Mortgage Loan are collectively referred to in this prospectus supplement as the “NCCI A/B Mortgage Loans”.

The NCCI B Notes are currently held by Nomura Credit & Capital, Inc., the related mortgage loan seller, but may be sold at any time (subject to compliance with the applicable intercreditor agreement referred to below). The NCCI B Notes or a portion of such notes may be included in future securitizations. The NCCI A/B Mortgage Loans will be serviced pursuant to the Pooling and Servicing Agreement. The Master Servicer will make Servicing Advances in respect of the related mortgaged property, but will make P&I Advances only in respect of the subject NCCI Mortgage Loan, and will remit collections on such NCCI Mortgage Loan to, or on behalf of, the Trust.

Each NCCI B Note has the same maturity date as the related NCCI Mortgage Loan and has a fixed interest rate. On the 11th day of each month ending prior to the stated maturity date, the related borrower is required to make a monthly debt service payment on the related NCCI A/B Mortgage Loan. With respect to each NCCI A/B Mortgage Loan, such payments will be applied in accordance with the related intercreditor agreements (each such agreement, the related “NCCI A/B Intercreditor Agreement”) entered into by the holders of the NCCI Mortgage Loan (such holder, the “NCCI Mortgage Loan Holder”) and the NCCI B Note (such holder or holders, collectively, the “NCCI B Note Holder”) comprising the subject NCCI A/B Mortgage Loan. Certain of the terms of the NCCI A/B Intercreditor Agreements are described below.

Distributions. With respect to the NCCI A/B Mortgage Loans, in each case pursuant to the related NCCI A/B Intercreditor Agreement, and to the extent described below, the right of the related NCCI B Note Holder to receive payments with respect to the related NCCI B Note, is subordinate to the payment rights of the related NCCI Mortgage Loan Holder to receive payments with respect to the related NCCI Mortgage Loan.

Prior to the occurrence and continuation of a monetary event of default or a non-monetary event of default resulting in an NCCI A/B Mortgage Loan becoming a Specially Serviced Mortgage Loan, all payments and proceeds (of whatever nature) received with respect to such NCCI A/B Mortgage Loan (excluding certain reserves and escrows as well as insurance proceeds and awards otherwise required to be applied under the related mortgage loan documents or released to the borrower) will generally be applied in the following manner:

•

first, to the related NCCI Mortgage Loan Holder in an amount equal to any unreimbursed costs and expenses paid or advanced, together with interest thereon, by such NCCI Mortgage Loan Holder with respect to the related NCCI Mortgage Loan or the related mortgaged property;

•

second, to the related NCCI Mortgage Loan Holder (for payment to the Master Servicer and the Special Servicer) in an amount equal to all accrued and unpaid servicing compensation earned with respect to the related NCCI Mortgage Loan;

•	third, to the related NCCI Mortgage Loan Holder in an amount equal to accrued and unpaid interest with respect to the related NCCI Mortgage Loan;
•

fourth, to the related NCCI Mortgage Loan Holder in an amount equal to its pro rata portion of any scheduled principal payments received with respect to such NCCI A/B Mortgage Loan and its pro rata portion of any prepayments with respect to such NCCI A/B Mortgage Loan;

•	fifth, to the related NCCI B Note Holder in an amount equal to any cure payments made by such NCCI B Note Holder with respect to the related NCCI Mortgage Loan;
•

sixth, to the related NCCI B Note Holder (for payment to the Master Servicer and Special Servicer) in an amount equal to all accrued and unpaid servicing compensation earned with respect to the related NCCI B Note;

•	seventh, to the related NCCI B Note Holder in an amount equal to accrued and unpaid interest with respect to the related NCCI B Note;
•

eighth, to the related NCCI B Note Holder in an amount equal to its pro rata portion of any scheduled principal payments received with respect to such NCCI A/B Mortgage Loan and its pro rata portion of any prepayments with respect to such NCCI A/B Mortgage Loan;

•

ninth, pro rata, (i) to the related NCCI Mortgage Loan Holder, any penalty charges and any default interest with respect to the related NCCI Mortgage Loan (net of any amounts payable to such NCCI Mortgage Loan Holder pursuant to clause first above); and (ii) to the related NCCI B Note Holder, any penalty charges and any default interest with respect to the related NCCI B Note (net of any amounts payable to the related NCCI Mortgage Loan Holder pursuant to clause first above);

•

tenth, pro rata, (i) to the related NCCI Mortgage Loan Holder, its percentage interest of any exit fees and extension fees allocated to such NCCI A/B Mortgage Loan, to the extent actually paid, and (ii) to the related NCCI B Note Holder, its percentage interest of any exit fees and extension fees allocated to such NCCI A/B Mortgage Loan, to the extent actually paid; and

•

eleventh, if any excess amount is paid by the respective borrowers, and not otherwise applied in accordance with the foregoing clauses first through tenth above, such remaining amount shall be paid to the related NCCI Mortgage Loan Holder and NCCI B Note Holder, pro rata based on their respective initial percentage interests.

Following The Pier at Caesars Conversion Date, the payments described in clauses first through fourth above will be made on a pro rata (based on the respective principal balances of The Pier at Caesars Mortgage Loan and The Pier at Caesars B-1 Note) and pari passu basis with respect to The Pier at Caesars Mortgage Loan and The Pier at Caesars B-1 Note. Similarly, following the Tower 17 Conversion Date, the payments described in clauses first through fourth above will be made on a pro rata (based on the respective principal balances of the Tower 17 Mortgage Loan and the Tower 17 B-1 Note) and pari passu basis with respect to the Tower 17 Mortgage Loan and the Tower 17 B-1 Note.

Following the occurrence and continuation of a monetary event of default or a non-monetary event of default resulting in an NCCI A/B Mortgage Loan becoming a Specially Serviced Mortgage Loan, all payments and proceeds (of whatever nature) received with respect to such NCCI A/B Mortgage Loan (excluding certain reserves and escrows as well as insurance proceeds and awards otherwise required to be applied under the related mortgage loan documents or released to the borrower) will generally be applied in the following manner:

•

first, to the related NCCI Mortgage Loan Holder in an amount equal to any unreimbursed costs and expenses paid or advanced, together with interest thereon, by such NCCI Mortgage Loan Holder with respect to such NCCI A/B Mortgage Loan or the related mortgaged property;

•

second, to the related NCCI Mortgage Loan Holder (for payment to the Master Servicer and Special Servicer) in an amount equal to all accrued and unpaid servicing compensation (including any workout fees and liquidation fees payable to the Special Servicer) earned with respect to the related NCCI Mortgage Loan;

•	third, to the related NCCI Mortgage Loan Holder in an amount equal to accrued and unpaid interest with respect to the related NCCI Mortgage Loan;
•	fourth, to the related NCCI Mortgage Loan Holder in an amount equal to the outstanding principal balance of the related NCCI Mortgage Loan, until such principal balance has been paid in full;
•	fifth, to the related NCCI B Note Holder in an amount equal to any cure payments made by such NCCI B Note Holder with respect to the related NCCI Mortgage Loan;

•

sixth, to the related NCCI B Note Holder (for payment to the Master Servicer and Special Servicer) in an amount equal to all accrued and unpaid servicing compensation (including any workout fees and liquidation fees payable to the Special Servicer) earned with respect to the related NCCI B Note;

•	seventh, to the related NCCI B Note Holder in an amount equal to accrued and unpaid interest with respect to the related NCCI B Note;
•	eighth, to the related NCCI B Note Holder in an amount equal to the outstanding principal balance of the related NCCI B Note, until such principal balance has been paid in full;
•

ninth, pro rata, to (i) to the related NCCI Mortgage Loan Holder, any penalty charges and any default interest with respect to the related NCCI Mortgage Loan (net of amounts payable to the related NCCI Mortgage Loan Holder pursuant to clause first above) and (ii) to the related NCCI B Note Holder, any penalty charges and any default interest with respect to the related NCCI B Note (net of any amounts payable to the related NCCI Mortgage Loan Holder pursuant to the clause first above);

•

tenth, pro rata, to (i) the related NCCI Mortgage Loan Holder, its percentage interest of any exit fees and extension fees allocated to such NCCI A/B Mortgage Loan, to the extent actually paid, and (ii) any related NCCI B Note Holder, its percentage interest of any exit fees and extension fees allocated to the related NCCI B Note, to the extent actually paid; and

•

eleventh, if any excess amount is paid by the respective borrowers, and not otherwise applied in accordance with the foregoing clauses first through tenth above, such remaining amount shall be paid to the related NCCI Mortgage Loan Holder and the related NCCI B Note Holder, pro rata based on their respective initial percentage interests.

Following The Pier at Caesars Conversion Date, the payments described in clauses first through fourth above will be made on a pro rata (based on the respective principal balances of The Pier at Caesars Mortgage Loan and The Pier at Caesars B-1 Note) and pari passu basis with respect to The Pier at Caesars Mortgage Loan and The Pier at Caesars B-1 Note. Similarly, following the Tower 17 Conversion Date, the payments described in clauses first through fourth above will be made on a pro rata (based on the respective principal balances of the Tower 17 Mortgage Loan and the Tower 17 B-1 Note) and pari passu basis with respect to the Tower 17 Mortgage Loan and the Tower 17 B-1 Note.

Rights of the NCCI B Note Holders. With respect to each NCCI A/B Mortgage Loan, the related NCCI B Note Holder has certain rights under the related NCCI A/B Intercreditor Agreement, including the following:

Option to Cure Defaults. In the event of any monetary default with respect to an NCCI A/B Mortgage Loan, or to the extent of the Master Servicer’s knowledge thereof, a non-monetary default with respect to an NCCI A/B Mortgage Loan, the related NCCI B Note Holders (excluding the related NCCI B Note Holder with respect to The Pier at Caesars B-1 Note following The Pier at Caesars Conversion Date or the related NCCI B Note Holder with respect to the Tower 17 B-1 Note following the Tower 17 Conversion Date) will be entitled to cure (i) a monetary default within five (5) business days of receipt of notice thereof and (ii) a non-monetary default within thirty (30) days of receipt of notice thereof, subject to limitations, specified in the related NCCI A/B Intercreditor Agreement, on the number of times that the related NCCI B Note Holders may exercise such cure rights.

Option to Purchase. With respect to each NCCI Mortgage Loan, the related NCCI B Note Holder has the right, by written notice to the related NCCI Mortgage Loan Holder, following the occurrence of (i) any event of default with respect to an obligation of the related borrower to pay principal and interest payments or any other monetary obligations due under the related NCCI Mortgage Loan or (ii) any non-monetary event of default as a result of which the related NCCI Mortgage Loan becomes a Specially Serviced Mortgage Loan, to purchase the related NCCI Mortgage Loan from the related NCCI Mortgage Loan Holder subject to the terms and conditions contained in the related NCCI A/B Intercreditor Agreement. The purchase price will include, among other things, an amount equal to the unpaid principal balance of the related NCCI Mortgage Loan, together with all unpaid interest on such NCCI Mortgage Loan at the related interest rate (excluding default interest and any prepayment premium) and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the Pooling and Servicing Agreement.

Consent Rights of Each NCCI B Note Holder. With respect to each NCCI Mortgage Loan, unless an NCCI Control Appraisal Period (as defined below) exists, the related NCCI B Note Holder (excluding the NCCI B Note Holder with respect to The Pier at Caesars B-1 Note following The Pier at Caesars Conversion Date or the NCCI B Note Holder with respect to the Tower 17 B-1 Note following the Tower 17 Conversion Date), or an advisor on its behalf, will be entitled to advise and direct the Master Servicer and/or Special Servicer with respect to certain matters, including among other things,

•

any modification or waiver of a monetary term of the related NCCI A/B Mortgage Loan, any modification of, or waiver that would result in the extension of, the maturity date of the related NCCI B Note, a reduction in the interest rate on the related NCCI B Note or the monthly debt service payment payable on the related NCCI B Note, a deferral or forgiveness of interest on, or principal of, the related NCCI B Note or a modification or waiver of any other monetary term of the related NCCI B Note relating to the timing or amount of any payment of principal and interest (other than default interest);

•	any modification of, or waiver with respect to, the related NCCI A/B Mortgage Loan that would result in a discounted pay-off of the related NCCI B Note;
•

any foreclosure upon or comparable conversion (which may include acquisition of an REO property) of the ownership of the related mortgaged property or any acquisition of the related mortgaged property by deed-in-lieu of foreclosure;

•	any sale of the related NCCI A/B Mortgage Loan, the related mortgaged property or REO property;
•	any release of the related borrower or any guarantor from liability with respect to the related NCCI A/B Mortgage Loan;
•

any waiver of or determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

•	any action to bring the related mortgaged property or an REO property into compliance with environmental laws;
•	any substitution or release of collateral for the related NCCI A/B Mortgage Loan, except as permitted by the related mortgage loan documents;
•	any transfer of the related mortgaged property or any portion thereof;
•	the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower; and
•	any releases of reserve funds or related letters of credit or adjustment to the amounts of reserve funds required under the related mortgage loan documents.

However, no advice or direction may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard. Following the occurrence of The Pier at Caesars Conversion Date or the Tower 17 Conversion Date, as applicable, the NCCI B Note Holder of The Pier at Caesars B-1 Note or the NCCI B Note Holder of the Tower 17 B-1 Note, respectively, will have the right to consult with the Master Servicer and/or the Special Servicer with respect to the foregoing matters.

With respect to each NCCI A/B Mortgage Loan, an “NCCI A/B Mortgage Loan Control Appraisal Period” will exist if, and for so long as, (A) the initial principal balance of the related NCCI B Note, minus (B) the sum of (i) any principal payments (principal prepayments or otherwise) allocated to, and received on, such NCCI B Note, (ii) any appraisal reduction amount allocated to such NCCI B Note and (iii) any realized principal losses allocated to such NCCI B Note, is less than 25% of (C) the difference between (i) the initial principal balance of such NCCI B Note, minus (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, such NCCI B Note.

Right to Appoint Special Servicer. With respect to each NCCI A/B Mortgage Loan, the related NCCI B Note Holder (excluding the NCCI B Note Holder with respect to The Pier at Caesars B-1 Note following The Pier at Caesars Conversion Date or the NCCI B Note Holder with respect to the Tower 17 B-1 Note following the Tower 17 Conversion Date) may remove the existing Special Servicer for such NCCI A/B Mortgage Loan, with or without cause, and appoint a successor to the Special Servicer for such NCCI A/B Mortgage Loan. However, that appointment will be subject to receipt by the Trustee of written confirmation from each of the Rating Agencies that such appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned to the Certificates.

The 989 Sixth Avenue A/B Mortgage Loan

Mortgage Loan No. 20 (the “989 Sixth Avenue Mortgage Loan”), which had an outstanding principal balance as of the Cut-off Date of $18,400,000, representing 1.8% of the Initial Pool Balance (and representing 2.1% of the Initial Loan Group 1 Balance), is secured by the related mortgaged property (the “989 Sixth Avenue Mortgaged Property”), which also secures a subordinated B note (the “989 Sixth Avenue B Note”), which had an original principal balance of $13,600,000. The 989 Sixth Avenue B Note is not included in the Trust; the 989 Sixth Avenue Mortgage Loan is included in the Trust. The 989 Sixth Avenue Mortgage Loan and the 989 Sixth Avenue B Note are collectively referred to in this prospectus supplement as the “989 Sixth Avenue A/B Mortgage Loan.” All or a portion of the 989 Sixth Avenue B Note (such relevant portion, from time to time, a “989 Sixth Avenue Converted Component”) will be secured by the related mortgaged property on a pari passu basis with the 989 Sixth Avenue Mortgage Loan in the event that the 989 Sixth Avenue Mortgaged Property supports a debt service coverage ratio of not less than 1.00x, with respect to the 989 Sixth Avenue Mortgage Loan, any previously created 989 Sixth Avenue Converted Components and the subject 989 Sixth Avenue Converted Component, calculated on a basis that assumes, among other things, amortization on an assumed 30-year schedule. Portions of the 989 Sixth Avenue B Note may become 989 Sixth Avenue Converted Components from time to time and, once converted to pari passu status, will not revert to subordinate priority in the event that the foregoing debt service coverage test is subsequently failed. The interest in the subject 989 Sixth Avenue Converted Component will be represented by a new note, with a corresponding reduction in the principal balance of the 989 Sixth Avenue B Note.

The 989 Sixth Avenue B Note has the same maturity date as the 989 Sixth Avenue Mortgage Loan and has a fixed interest rate. On the first day of each month ending prior to the stated maturity date, the related borrower is required to make a payment of interest only in arrears on the 989 Sixth Avenue A/B Mortgage Loan. Such payments will be applied in accordance with the intercreditor agreement (the “989 Sixth Avenue Intercreditor Agreement”) between the holders of the 989 Sixth Avenue Mortgage Loan and the holders of the 989 Sixth Avenue B Note, as described below.

The 989 Sixth Avenue B Note is currently held by Morgan Stanley Mortgage Capital Holdings LLC, the mortgage loan seller, but may be sold at any time (subject to compliance with the 989 Sixth Avenue Intercreditor Agreement). The 989 Sixth Avenue B Note, any 989 Sixth Avenue Converted Component or a portion of such note(s) may be included in a future securitization.

The 989 Sixth Avenue Intercreditor Agreement permits the holder of the 989 Sixth Avenue B Note to divide the 989 Sixth Avenue B Note into one or more “component” pari passu notes in the aggregate principal amount equal to the B Note being reallocated.

The 989 Sixth Avenue A/B Mortgage Loan will be serviced pursuant to the Pooling and Servicing Agreement. The master servicer will make Servicing Advances in respect of the 989 Sixth Avenue Mortgaged Property, but will make P&I Advances only in respect of the 989 Sixth Avenue Mortgage Loan, and will remit collections on the 989 Sixth Avenue Mortgage Loan to, or on behalf of, the Trust.

Terms of the 989 Sixth Avenue Intercreditor Agreement provide that, for so long as the 989 Sixth Avenue Mortgage Loan is included in a securitization, the master servicer or the special servicer, if applicable, will be obligated to administer the 989 Sixth Avenue B Note consistently with the terms of the 989 Sixth Avenue Intercreditor Agreement and the Pooling and Servicing Agreement. The master servicer or the trustee, as applicable, will be required to make Servicing Advances on the 989 Sixth Avenue Mortgage Loan and the 989 Sixth Avenue Converted Component (if any) unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would not be recoverable from collections on the 989 Sixth Avenue A/B Mortgage Loan.

Distributions. Under the terms of the 989 Sixth Avenue Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default with respect to the 989 Sixth Avenue A/B Mortgage Loan or non-monetary event of default that causes the 989 Sixth Avenue A/B Mortgage Loan to become a Specially Serviced Mortgage Loan (and after a monetary or non-monetary event of default that is capable of being cured by the payment of money has occurred and is continuing, so long as the holder of the 989 Sixth Avenue B Note has cured such a default in accordance with the terms of the 989 Sixth Avenue Intercreditor Agreement), after payment of amounts payable or reimbursable to parties under the Pooling and Servicing Agreement, payments and proceeds received with respect to the 989 Sixth Avenue A/B Mortgage Loan will generally be paid in the following manner, in each case to the extent of available funds:

•

first, to the holder of the 989 Sixth Avenue Mortgage Loan (and any 989 Sixth Avenue Converted Components) in an amount equal to the accrued and unpaid interest on the principal balance of the 989 Sixth Avenue Mortgage Loan (and any 989 Sixth Avenue Converted Components), at (x) the applicable interest rate minus (y) the servicing fee rate;

•

second, to the holder of the 989 Sixth Avenue Mortgage Loan (and any 989 Sixth Avenue Converted Components) in an amount equal to its pro rata portion of all principal payments on the 989 Sixth Avenue A/B Mortgage Loan (based on the principal balance of the 989 Sixth Avenue Mortgage Loan (and any 989 Sixth Avenue Converted Components) and the 989 Sixth Avenue B Note principal balance), to be applied in reduction of the principal balance of the 989 Sixth Avenue Mortgage Loan (and any 989 Sixth Avenue Converted Components);

•

third, to the holder of the 989 Sixth Avenue B Note up to the aggregate amount of all payments made by such holder in connection with the exercise of its cure rights under the 989 Sixth Avenue Intercreditor Agreement;

•

fourth, to the holder of the 989 Sixth Avenue B Note in an amount equal to the accrued and unpaid interest on the 989 Sixth Avenue B Note principal balance, at (x) the applicable interest rate minus (y) the servicing fee rate;

•

fifth, to the holder of the 989 Sixth Avenue B Note in an amount equal to its pro rata portion of all principal payments on the 989 Sixth Avenue A/B Mortgage Loan (based on the principal balance of the 989 Sixth Avenue Mortgage Loan (and any 989 Sixth Avenue Converted Components) and the 989 Sixth Avenue B Note principal balance), to be applied in reduction of the 989 Sixth Avenue B Note principal balance;

•

sixth, any default interest (in excess of the interest paid in accordance with clauses first and fourth above) and late payment charges to the holder of the 989 Sixth Avenue Mortgage Loan (and any 989 Sixth Avenue Converted Components) and the holder of the 989 Sixth Avenue B Note, pro rata (based on the principal balance of the 989 Sixth Avenue Mortgage Loan (and any 989 Sixth Avenue Converted Components) and the 989 Sixth Avenue B Note principal balance, respectively) to the extent not applied to pay interest on Advances, to pay any Additional Trust Fund Expenses or payable to any of the master servicer, special servicer, trustee or paying agent pursuant to the Pooling and Servicing Agreement;

•

seventh, to the holder of the 989 Sixth Avenue Mortgage Loan (and any 989 Sixth Avenue Converted Components), any prepayment premium, to the extent actually received in respect of the 989 Sixth Avenue Mortgage Loan (and any 989 Sixth Avenue Converted Components), then to the holder of the 989 Sixth Avenue B Note, any prepayment premium, to the extent actually received in respect of the 989 Sixth Avenue B Note; and

•

eighth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to another person, and not otherwise applied in accordance with clauses first through seventh above, such amount will be paid to the holder of the 989 Sixth Avenue Mortgage Loan (and any 989 Sixth Avenue Converted Components) and the holder of the 989 Sixth Avenue B Note, pro rata (based on the initial principal balance of the 989 Sixth Avenue Mortgage Loan (and any 989 Sixth Avenue Converted Components) and the initial 989 Sixth Avenue B Note principal balance, respectively).

Following the occurrence and during the continuance of a monetary event of default with respect to the 989 Sixth Avenue A/B Mortgage Loan or other non-monetary event of default that causes the 989 Sixth Avenue A/B Mortgage Loan to become a Specially Serviced Mortgage Loan (unless such event of default is an event of default capable of being cured by the payment of money and the holder of the 989 Sixth Avenue B Note has cured such a default in accordance with the terms of the 989 Sixth Avenue Intercreditor Agreement), after payment of all amounts then payable or reimbursable to parties under the Pooling and Servicing Agreement, payments and proceeds with respect to the 989 Sixth Avenue A/B Mortgage Loan will generally be applied in the following manner, in each case to the extent of available funds:

•

first, to the holder of the 989 Sixth Avenue Mortgage Loan (and any 989 Sixth Avenue Converted Components) in an amount equal to the accrued and unpaid interest on the principal balance of the 989 Sixth Avenue Mortgage Loan (and any 989 Sixth Avenue Converted Components) at (x) the related interest rate minus (y) the servicing fee rate;

•

second, to the holder of the 989 Sixth Avenue Mortgage Loan (and any 989 Sixth Avenue Converted Components), in an amount equal to the remaining principal balance of the 989 Sixth Avenue Mortgage Loan (and any 989 Sixth Avenue Converted Components), until such amount has been reduced to zero;

•

third, to the holder of the 989 Sixth Avenue B Note up to the aggregate amount of all payments made by such holder in connection with the exercise of its cure rights under the 989 Sixth Avenue Intercreditor Agreement;

•

fourth, to the holder of the 989 Sixth Avenue B Note, in an amount equal to the accrued and unpaid interest on the 989 Sixth Avenue B Note principal balance at (x) the related interest rate minus (y) the servicing fee rate;

•	fifth, to the holder of the 989 Sixth Avenue B Note in an amount equal to the remaining 989 Sixth Avenue B Note principal balance, until such amount has been reduced to zero;
•

sixth, any default interest (in excess of the interest paid in accordance with clauses first and fourth above) first, to the holder of the 989 Sixth Avenue Mortgage Loan (and any 989 Sixth Avenue Converted Components), and then, to the holder of the 989 Sixth Avenue B Note, based on the total amount of such default interest then owing to each such holder, to the extent not applied to pay interest on Advances, to pay any Additional Trust Fund Expenses or payable to any of the master servicer, special servicer, trustee or paying agent pursuant to the Pooling and Servicing Agreement;

•

seventh, to the holder of the 989 Sixth Avenue Mortgage Loan (and any 989 Sixth Avenue Converted Components), in an amount equal to any prepayment premium actually received in respect of the 989 Sixth Avenue Mortgage Loan, and then, to the holder of the 989 Sixth Avenue B Note in an amount equal to any prepayment premium actually received in respect of the 989 Sixth Avenue B Note;

•

eighth, to the extent late payment charges paid by the related borrower are not required to be otherwise applied under the Pooling and Servicing Agreement, first, to the holder of the 989 Sixth Avenue Mortgage Loan (and any 989 Sixth Avenue Converted Components) until the late payment charges allocable to the 989 Sixth Avenue Mortgage Loan (and any 989 Sixth Avenue Converted Components) have been paid in full and then, to pay the holder of the 989 Sixth Avenue B Note until the late payment charges allocable to the 989 Sixth Avenue B Note have been paid in full;

•

ninth, to the holder of the 989 Sixth Avenue B Note, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the 989 Sixth Avenue B Note with respect to the 989 Sixth Avenue A/B Mortgage Loan pursuant to the 989 Sixth Avenue Intercreditor Agreement or the Pooling and Servicing Agreement; and

•

tenth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to another person, and not otherwise applied in accordance with clauses first through ninth above, or if the proceeds of any foreclosure sale or liquidation of the 989 Sixth Avenue A/B Mortgage Loan or the mortgaged property are received in excess of the amounts required to be applied in accordance with clauses first through ninth, then in each such case, such remaining amount will be paid, pro rata (based on the initial principal balance of the 989 Sixth Avenue Mortgage Loan (and any 989 Sixth Avenue Converted Components) and the initial 989 Sixth Avenue B Note principal balance), to the holder of the 989 Sixth Avenue Mortgage Loan (and any 989 Sixth Avenue Converted Components) and to the holder of the 989 Sixth Avenue B Note.

Pursuant to the terms of an intercreditor agreement between the holder of the 989 Sixth Avenue Mortgage Loan and the holders of any 989 Sixth Avenue Converted Components:

•

the 989 Sixth Avenue Mortgage Loan and any 989 Sixth Avenue Converted Components will be of equal priority with each other and no portion of either of them will have priority or preference over the other; and

•

all payments, proceeds and other recoveries on or in respect of the 989 Sixth Avenue Mortgage Loan and any 989 Sixth Avenue Converted Components will be applied to the 989 Sixth Avenue Mortgage Loan and such 989 Sixth Avenue Converted Components on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the master servicer, the special servicer, the trustee and any fiscal agent and any other service providers with respect to the 989 Sixth Avenue Mortgage Loan, in accordance with the terms of the Pooling and Servicing Agreement).

Sale of Defaulted Mortgage Loan. Under the Pooling and Servicing Agreement, if the 989 Sixth Avenue Mortgage Loan is subject to a fair value purchase option, each option holder specified in “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans” in this prospectus supplement will have an option to purchase the 989 Sixth Avenue Mortgage Loan at a price equal to the fair value of such mortgage loan as determined by the special servicer. If the 989 Sixth Avenue Mortgage Loan is purchased by an option holder, then such option holder, in connection with its exercise of such option will also be required to purchase any 989 Sixth Avenue Converted Components.

Rights of the Holder of the 989 Sixth Avenue B Note. The holder of the 989 Sixth Avenue B Note has certain rights under the 989 Sixth Avenue Intercreditor Agreement, including, among others, the following:

Option to Cure Defaults Under 989 Sixth Avenue A/B Mortgage Loan. The holder of the 989 Sixth Avenue B Note, provided that such holder is not the related borrower or an affiliate thereof, has the right to cure monetary events of default (or non-monetary events of default capable of being cured by the payment of money)

with respect to the 989 Sixth Avenue Mortgage Loan, within five (5) business days of receipt by the holder of the 989 Sixth Avenue B Note of notice of the subject event of default. The holder of the 989 Sixth Avenue B Note may not cure more than six (6) events of default over the life of such loan, may not cure more than six (6) events of default in any 12-month period and may not cure more than three (3) consecutive events of default. In the case of a non-monetary event of default not capable of being cured by the payment of money, the event of default must be cured within thirty (30) days of the expiration of the applicable grace period available to the borrower under the 989 Sixth Avenue Mortgage Loan, excluding any extensions, unless the default cannot be cured within such period, in which case the holder of the 989 Sixth Avenue B Note will be granted up to thirty (30) additional days in which to cure. So long as the holder of the 989 Sixth Avenue B Note is exercising a cure right, neither the master servicer nor the special servicer will be permitted to (i) accelerate the 989 Sixth Avenue Mortgage Loan, (ii) treat such event of default as such for purposes of transferring the 989 Sixth Avenue A/B Mortgage Loan to special servicing, or (iii) commence foreclosure proceedings.

Option to Purchase the 989 Sixth Avenue Mortgage Loan. The holder of the 989 Sixth Avenue B Note has the right at any time that the 989 Sixth Avenue Mortgage Loan is in default and remains in default, to purchase the 989 Sixth Avenue Mortgage Loan and any 989 Sixth Avenue Converted Components, at a price generally equal to the aggregate unpaid principal balance of the 989 Sixth Avenue Mortgage Loan and any 989 Sixth Avenue Converted Components (other than the principal portion of any cure payments made by the holder of the 989 Sixth Avenue B Note), plus accrued and unpaid interest on the 989 Sixth Avenue Mortgage Loan and any 989 Sixth Avenue Converted Components at the 989 Sixth Avenue Mortgage Loan interest rate (other than the interest portion of any cure payments made by the holder of the 989 Sixth Avenue B Note to the extent such cure payments were actually used to pay interest to the holder of the 989 Sixth Avenue Mortgage Loan), plus any expenses incurred in connection with enforcing the mortgage loan documents, servicing advances and interest on advances, special servicing fees, any liquidation fee payable with respect to the 989 Sixth Avenue A/B Mortgage Loan pursuant to the Pooling and Servicing Agreement and any other additional trust fund expenses allocable to the 989 Sixth Avenue A/B Mortgage Loan. The option to purchase the 989 Sixth Avenue Mortgage Loan shall terminate if and when the 989 Sixth Avenue Mortgaged Property becomes REO Property.

Consent Rights of the Holder of the 989 Sixth Avenue B Note. Pursuant to the 989 Sixth Avenue Intercreditor Agreement, the “Controlling Holder” (the “989 Sixth Avenue Controlling Holder”) is entitled to consent to the master servicer’s or the special servicer’s taking (as the case may be), subject to the Servicing Standard, certain actions with respect to the 989 Sixth Avenue A/B Mortgage Loan, including, without limitation:

(i)

any proposed or actual foreclosure upon or comparable conversion of the ownership of the 989 Sixth Avenue Mortgaged Property and the other collateral securing the 989 Sixth Avenue A/B Mortgage Loan if it comes into and continues in default or other enforcement action under the related mortgage loan documents;

(ii)

any proposed modification, extension, amendment or waiver of a monetary term (including the timing of payments and the extension of the maturity date) or any material non-monetary term of the 989 Sixth Avenue A/B Mortgage Loan;

(iii)	any proposed or actual sale of the 989 Sixth Avenue Mortgaged Property (other than in connection with the termination of the Trust) for less than the Purchase Price;
(iv)	any acceptance of a discounted payoff of the 989 Sixth Avenue A/B Mortgage Loan;
(v)

any determination to bring the 989 Sixth Avenue Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the 989 Sixth Avenue Mortgaged Property;

(vi)

any release of collateral for the 989 Sixth Avenue A/B Mortgage Loan or any release of the related borrower or any guarantor under the 989 Sixth Avenue A/B Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, the 989 Sixth Avenue A/B Mortgage Loan);

(vii)	any acceptance of substitute or additional collateral for the 989 Sixth Avenue A/B Mortgage Loan (other than in accordance with the terms of the 989 Sixth Avenue A/B Mortgage Loan);
(viii)

any waiver or determination to enforce or not enforce a “due-on-sale” or “due-on-encumbrance” clause including any transfer of direct or indirect interests in the related borrower that require the consent of the mortgagee;

(ix)	any acceptance of an assumption agreement releasing the related borrower or any guarantor from liability under the 989 Sixth Avenue A/B Mortgage Loan;
(x)

any acceptance of a change in the property management company for the 989 Sixth Avenue Mortgaged Property or any proposed termination or material modification of the management agreement for the 989 Sixth Avenue Mortgaged Property (provided that the unpaid principal balance of the 989 Sixth Avenue A/B Mortgage Loan is greater than $5,000,000) or, if applicable, hotel franchise for the 989 Sixth Avenue Mortgaged Property;

(xi)	the approval of any replacement special servicer for the 989 Sixth Avenue A/B Mortgage Loan (other than in connection with the trustee becoming the successor thereto);
(xii)	any proposed sale of the 989 Sixth Avenue Mortgaged Property or transfer of an interest in the related borrower or the 989 Sixth Avenue Mortgaged Property;
(xiii)	the adoption or approval of any plan of reorganization, restructuring or similar event in the bankruptcy or similar proceeding of the related borrower;
(xiv)

any determination by the special servicer that the 989 Sixth Avenue A/B Mortgage Loan has become a Specially Serviced Mortgage Loan pursuant to the conditions set forth in the Pooling and Servicing Agreement for such determinations;

(xv)

any determination by the master servicer or special servicer, as applicable, that a Servicing Transfer Event has occurred with respect to the 989 Sixth Avenue A/B Mortgage Loan solely by reason of the failure of the related borrower to maintain or cause to be maintained terrorism insurance coverage;

(xvi)

any proposed modification or waiver of any provision of the related mortgage loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the related borrower, and any renewal or replacement of the then-existing insurance policies (to the extent the mortgagee’s approval is required under the related mortgage loan documents); and

(xvii)	releases of any escrow accounts, reserve accounts or letters of credit that are not in compliance with the related mortgage loan documents.

If the master servicer or the special servicer, as applicable, determines, in accordance with the Servicing Standard, that immediate action is necessary to protect the interests of the holders of the 989 Sixth Avenue Mortgage Loan and the 989 Sixth Avenue B Note (as a collective whole), the master servicer or the special servicer may take any such action without waiting for the 989 Sixth Avenue Controlling Holder’s consent.

The 989 Sixth Avenue Controlling Holder will be the holder of the 989 Sixth Avenue B Note (provided that (a) such holder is not the related borrower or any affiliate of the related borrower, and (b) the holder of more than 50% of the principal balance of the 989 Sixth Avenue B Note is not the related borrower or any affiliate of the related borrower) if, and for so long as both (x) (a) the initial unpaid principal balance of the 989 Sixth Avenue B Note minus the sum of (i) any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to and received on the 989 Sixth Avenue B Note, (ii) any appraisal reductions allocated to the 989 Sixth Avenue A/B Mortgage Loan and (iii) any realized principal losses, is equal to or greater than (b) 25% of the difference between the initial unpaid principal balance of the 989 Sixth Avenue B Note and any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to and received on the 989 Sixth Avenue B Note and (y) the initial unpaid principal balance of the 989 Sixth Avenue B Note minus the initial unpaid principal balance attributable to any 989 Sixth Avenue Converted Components is equal to or greater than 25% of the initial unpaid principal balance of the 989 Sixth Avenue B Note. In the event that the holder of the 989 Sixth Avenue B Note is no longer the 989 Sixth Avenue Controlling Holder, such consent rights generally will be exercised by the Operating Adviser.

In addition, no advice, direction or objection from or by the 989 Sixth Avenue Controlling Holder may (and the holder of the 989 Sixth Avenue Mortgage Loan and any of the master servicer or the special servicer shall ignore and act without regard to any such advice, direction or objection that the holder of the 989 Sixth Avenue Mortgage Loan, the master servicer or the special servicer has determined, in its reasonable, good faith judgment, will) require or cause the holder of the 989 Sixth Avenue Mortgage Loan or any of the master servicer or the special servicer to violate any provision of the 989 Sixth Avenue Intercreditor Agreement, the related mortgage loan documents or the Pooling and Servicing Agreement (including any REMIC provisions), including each of the master servicer’s or the special servicer’s obligation to act in accordance with the Servicing Standard.

In addition, the holder of the 989 Sixth Avenue B Note has the right to make certain modifications of the 989 Sixth Avenue B Note and to accept a discounted pay-off of the 989 Sixth Avenue B Note, provided, that such modification does not (i) increase the interest rate or principal amount of the 989 Sixth Avenue B Note, (ii) increase in any other material respect any monetary obligations of the related borrower under the 989 Sixth Avenue B Note, (iii) extend or shorten the scheduled maturity date of the 989 Sixth Avenue B Note, (iv) convert or exchange the 989 Sixth Avenue B Note into or for any other indebtedness or subordinate any of the 989 Sixth Avenue B Note to any indebtedness of the related borrower, (v) provide for any additional contingent interest, additional interest or so-called “kicker” measured on the basis of the cash flow or appreciation of the related mortgaged property or (vi) cross-default the 989 Sixth Avenue B Note with any other indebtedness.

Right to Appoint Special Servicer. The 989 Sixth Avenue Controlling Holder may remove the existing special servicer for the 989 Sixth Avenue A/B Mortgage Loan, with or without cause, and appoint a successor to the special servicer for the 989 Sixth Avenue A/B Mortgage Loan. However, such appointment will be subject to receipt by the trustee of written confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned to the certificates.

The Seattle Portfolio A/B Mortgage Loans

Mortgage Loan No. 14 (the “Seattle Portfolio - Queen Vista Mortgage Loan”), which had an outstanding principal balance as of the Cut-off Date of $10,763,636, representing 1.0% of the Initial Pool Balance (and representing 6.0% of the Initial Loan Group 2 Balance), is secured by the related mortgaged property (the “Seattle Portfolio - Queen Vista Mortgaged Property”), which also secures a subordinated B Note, which had an original principal balance of $4,036,364 (the “Seattle Portfolio - Queen Vista B Note”). The Seattle Portfolio - Queen Vista B Note is not included in the Trust. The Seattle Portfolio - Queen Vista Mortgage Loan and the Seattle Portfolio - Queen Vista B Note are collectively referred to in this prospectus supplement as the “Seattle Portfolio - Queen Vista A/B Mortgage Loan.” The Seattle Portfolio - Queen Vista Mortgage Loan is included in the Trust.

Mortgage Loan No. 15 (the “Seattle Portfolio - 733 Summit Mortgage Loan”), which had an outstanding principal balance as of the Cut-off Date of $5,345,455, representing 0.5% of the Initial Pool Balance (and representing 3.0% of the Initial Loan Group 2 Balance), is secured by the related mortgaged property (the “Seattle Portfolio - 733 Summit Mortgaged Property”), which also secures a subordinated B Note, which had an original principal balance of $2,004,545 (the “Seattle Portfolio - 733 Summit B Note”). The Seattle Portfolio - 733 Summit B Note is not included in the Trust. The Seattle Portfolio - 733 Summit Mortgage Loan and the Seattle Portfolio - 733 Summit B Note are collectively referred to in this prospectus supplement as the “Seattle Portfolio - 733 Summit A/B Mortgage Loan.” The Seattle Portfolio - 733 Summit Mortgage Loan is included in the Trust.

Mortgage Loan No. 16 (the “Seattle Portfolio - Highland Crest Mortgage Loan”), which had an outstanding principal balance as of the Cut-off Date of $3,890,909, representing 0.4% of the Initial Pool Balance (and representing 2.2% of the Initial Loan Group 2 Balance), is secured by the related mortgaged property (the “Seattle Portfolio - Highland Crest Mortgaged Property”), which also secures a subordinated B Note, which had an original principal balance of $1,459,091 (the “Seattle Portfolio - Highland Crest B Note”). The Seattle Portfolio - Highland Crest B Note is not included in the Trust. The Seattle Portfolio - Highland Crest Mortgage Loan and the Seattle Portfolio - Highland Crest B Note are collectively referred to in this prospectus supplement as the “Seattle Portfolio - Highland Crest A/B Mortgage Loan.” The Seattle Portfolio - Highland Crest Mortgage Loan is included in the Trust.

The Seattle Portfolio - Queen Vista Mortgage Loan, the Seattle Portfolio - 733 Summit Mortgage Loan and the Seattle Portfolio - Highland Crest Mortgage Loan are collectively referred to in this prospectus supplement as the “Seattle Portfolio Mortgage Loans” (each, a “Seattle Portfolio Mortgage Loan”); the Seattle Portfolio - Queen Vista B Note, the Seattle Portfolio - 733 Summit B Note and the Seattle Portfolio - Highland Crest B Note are collectively referred to in this prospectus supplement as the “Seattle Portfolio B Notes” (each, a “Seattle Portfolio B Note”); and the Seattle Portfolio - Queen Vista A/B Mortgage Loan, the Seattle Portfolio - 733 Summit A/B Mortgage Loan and the Seattle Portfolio - Highland Crest A/B Mortgage Loan are collectively referred to in this prospectus supplement as the “Seattle Portfolio A/B Mortgage Loans” (each, a “Seattle Portfolio A/B Mortgage Loan”).

The Seattle Portfolio B Notes are currently held by American Mortgage Acceptance Company, the mortgage loan seller, but may be sold at any time (subject to compliance with the applicable intercreditor agreement referred to below). The Seattle Portfolio B Notes or a portion of such notes may be included in future securitizations. The Seattle Portfolio A/B Mortgage Loans will be serviced pursuant to the Pooling and Servicing Agreement. With respect to each Seattle Portfolio A/B Mortgage Loan, the master servicer or the special servicer, as applicable, will make Servicing Advances in respect of the related mortgaged property, but will make P&I Advances only in respect of the subject Seattle Portfolio Mortgage Loan, and will remit collections on such Seattle Portfolio Mortgage Loan to, or on behalf of, the Trust.

Each Seattle Portfolio B Note has a fixed interest rate and has the same maturity date as the related Seattle Portfolio Mortgage Loan. On the payment date of each month ending prior to the related stated maturity date, the related borrower is required to make a monthly debt service payment on the related Seattle Portfolio A/B Mortgage Loan. With respect to each Seattle Portfolio A/B Mortgage Loan, such payments will be applied in accordance with the related intercreditor agreement (each such agreement, the related “Seattle Portfolio A/B Intercreditor Agreement”) entered into by the holder of the related Seattle Portfolio Mortgage Loan and the holder of the related Seattle Portfolio B Note comprising the subject Seattle Portfolio A/B Mortgage Loan. Certain of the terms of the Seattle Portfolio A/B Intercreditor Agreements are described below.

Distributions. Under the terms of each Seattle Portfolio Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default with respect to the related Seattle Portfolio A/B Mortgage Loan or non-monetary event of default that causes such Seattle Portfolio A/B Mortgage Loan to become a Specially Serviced Mortgage Loan (and after a monetary or non-monetary event of default that is capable of being cured by the payment of money has occurred and is continuing, so long as such default has been cured in accordance with the terms of the related Seattle Portfolio Intercreditor Agreement), after payment of amounts payable or reimbursable to parties under the Pooling and Servicing Agreement, payments and proceeds received with respect to such Seattle Portfolio A/B Mortgage Loan will generally be paid in the following manner, in each case to the extent of available funds:

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first, to the holder of the related Seattle Portfolio Mortgage Loan in an amount equal to the accrued and unpaid interest on the principal balance of such Seattle Portfolio Mortgage Loan at (x) the applicable interest rate minus (y) the servicing fee rate;

•	second, to the holder of the related Seattle Portfolio Mortgage Loan in an amount equal to the scheduled principal payments, if any, due with respect to such Seattle Portfolio Mortgage Loan;
•

third, to the holder of the related Seattle Portfolio Mortgage Loan up to the amount of any unreimbursed costs and expenses paid by such holder including any Advances plus any accrued and unpaid Advance Interest due thereon not reimbursed to such holder pursuant to the related Seattle Portfolio Intercreditor Agreement (or paid or advanced by either the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed) with respect to such Seattle

Portfolio A/B Mortgage Loan pursuant to the related Seattle Portfolio Intercreditor Agreement or the Pooling and Servicing Agreement;

•

fourth, to the holder of the related Seattle Portfolio B Note, up to an amount equal to the accrued and unpaid interest on the principal balance of such Seattle Portfolio B Note at (x) the applicable interest rate minus (y) the servicing fee rate;

•	fifth, to the holder of the related Seattle Portfolio B Note, in an amount equal to the scheduled principal payments, if any, due with respect to such Seattle Portfolio B Note;
•

sixth, on a pro rata basis in accordance with their respective percentage interests, to pay to the holder of the related Seattle Portfolio Mortgage Loan and the holder of the related Seattle Portfolio B Note an amount equal to the unscheduled principal payments, if any, made with respect to such Seattle Portfolio A/B Mortgage Loan;

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seventh, to pay any prepayment premium required to be paid in connection with a prepayment of such Seattle Portfolio A/B Mortgage Loan, to the extent due and payable by the related borrower, to the holder of the related Seattle Portfolio Mortgage Loan and to the holder of the related Seattle Portfolio B Note, pro rata (based on the principal balances of the related Seattle Portfolio Mortgage Loan and the related Seattle Portfolio B Note, at the respective interest rate, and other applicable characteristics of the related Seattle Portfolio Mortgage Loan and the related Seattle Portfolio B Note); and

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eighth, if any excess amount is paid by the related borrower, and not otherwise applied in accordance with the foregoing clauses first through seventh above, such amount shall be paid as follows: (A) first, to the holder of the related Seattle Portfolio B Note up to the amount of any unreimbursed costs and expenses paid by such holder with respect to such Seattle Portfolio A/B Mortgage Loan pursuant to the related Seattle Portfolio Intercreditor Agreement or the Pooling and Servicing Agreement, and (B) then, any remaining amounts to the holder of the related Seattle Portfolio Mortgage Loan and the holder of the related Seattle Portfolio B Note pro rata in accordance with their respective percentage interests.

Following the occurrence and during the continuance of a monetary event of default with respect to the related Seattle Portfolio A/B Mortgage Loan or non-monetary event of default that causes the related Seattle Portfolio A/B Mortgage Loan to become a Specially Serviced Mortgage Loan (unless such event of default is an event of default capable of being cured by the payment of money and such default has been cured in accordance with the terms of the related Seattle Portfolio Intercreditor Agreement), after payment of all amounts then payable or reimbursable to parties under the Pooling and Servicing Agreement, payments and proceeds with respect to such Seattle Portfolio A/B Mortgage Loan will generally be applied in the following manner, in each case to the extent of available funds:

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first, to pay to the holder of the related Seattle Portfolio Mortgage Loan an amount equal to the accrued and unpaid interest (other than default interest) on the principal balance of such Seattle Portfolio Mortgage Loan at (x) the applicable interest rate minus (y) the servicing fee rate;

•	second, to pay to the holder of the related Seattle Portfolio Mortgage Loan an amount equal to the principal balance of such Seattle Portfolio Mortgage Loan, until such amount has been paid in full;
•

third, to the holder of the related Seattle Portfolio Mortgage Loan up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs not reimbursed to such holder pursuant to the related Seattle Portfolio Intercreditor Agreement (or paid or advanced by either the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed) with respect to such Seattle Portfolio A/B Mortgage Loan pursuant to the related Seattle Portfolio Intercreditor Agreement or the Pooling and Servicing Agreement;

•

fourth, to pay to the holder of the related Seattle Portfolio B Note an amount equal to the accrued and unpaid interest (other than default interest) on the principal balance of such Seattle Portfolio B Note at (x) the applicable interest rate minus (y) the servicing fee rate;

•	fifth, to pay to the holder of the related Seattle Portfolio B Note an amount equal to the principal balance of such Seattle Portfolio B Note, until such principal amount has been paid in full;
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sixth, to pay to the holder of the related Seattle Portfolio Mortgage Loan late charges allocable to such Seattle Portfolio Mortgage Loan if not required to be otherwise applied under the Pooling and Servicing Agreement;

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seventh, any default interest in excess of the interest paid in accordance with clause second above on the related Seattle Portfolio Mortgage Loan at the applicable default rate set forth in the related Seattle Portfolio Intercreditor Agreement to the holder of such Seattle Portfolio Mortgage Loan if not required to be otherwise applied under the Pooling and Servicing Agreement;

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eighth, to pay the holder of the related Seattle Portfolio B Note late charges allocable to such Seattle Portfolio B Note until such amounts have been paid in full if not required to be otherwise applied under the Pooling and Servicing Agreement;

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ninth, any default interest in excess of the interest paid in accordance with clause seventh above on the related Seattle Portfolio B Note at the applicable default rate set forth in the related Seattle Portfolio Intercreditor Agreement to the holder of such Seattle Portfolio B Note holder if not required to be otherwise applied under the Pooling and Servicing Agreement;

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tenth, to pay to the holder of the related Seattle Portfolio Mortgage Loan, all other amounts due in respect of such Seattle Portfolio Mortgage Loan and any prepayment premium required to be paid in connection with a prepayment of such Seattle Portfolio A/B Mortgage Loan payable on such Seattle Portfolio Mortgage Loan, to the extent due and payable by the related borrower;

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eleventh, to pay to the holder of the related Seattle Portfolio B Note, any prepayment premium required to be paid in connection with a prepayment of such Seattle Portfolio A/B Mortgage Loan payable on such Seattle Portfolio B Note, to the extent due and payable by the related borrower; and

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twelfth, if any excess amount is paid by the related borrower, and not otherwise applied in accordance with the clauses first through eleventh above, such amount shall be paid as follows: (A) first, to the holder of the related Seattle Portfolio B Note up to the amount of any unreimbursed costs and expenses (including any cure payments made by such holder pursuant to the related Seattle Portfolio Intercreditor Agreement) paid by such holder with respect to such Seattle Portfolio A/B Mortgage Loan pursuant to the related Seattle Portfolio Intercreditor Agreement or the Pooling and Servicing Agreement, and (B) then, any remaining amounts to the holder of the related Seattle Portfolio Mortgage Loan and the holder of the related Seattle Portfolio B Note pro rata in accordance with their respective initial percentage interests.

Rights of the Holder of a Seattle Portfolio B Note. The holder of a Seattle Portfolio B Note has certain rights under the related Seattle Portfolio Intercreditor Agreement, including, among others, the following:

Option to Cure Defaults Under the Related Seattle Portfolio A/B Mortgage Loan. The holder of a Seattle Portfolio B Note has the right to cure monetary events of default (or non-monetary events of default capable of being cured by the payment of money) with respect to the related Seattle Portfolio A/B Mortgage Loan, within five (5) days after the later of (i) receipt of notice of the subject event of default or (ii) the expiration of the applicable grace period. The holder of a Seattle Portfolio B Note may not cure more than six (6) events of default over the life of the related Seattle Portfolio A/B Mortgage Loan nor more than three (3) consecutive events of default.

Option to Purchase the Related Seattle Portfolio Mortgage Loan. In the event that (a)(i) an event of default has occurred and is continuing under the related Seattle Portfolio A/B Mortgage Loan, and (ii) the related Seattle Portfolio A/B Mortgage Loan has become a Specially Serviced Mortgage Loan (as to which an event of default has occurred and is continuing), but prior to foreclosure of such Seattle Portfolio A/B Mortgage Loan or acceptance of a deed in lieu of foreclosure or acceptance of a discounted payoff or sale of such Seattle Portfolio A/B Mortgage Loan, then upon notice from the related Seattle Portfolio Mortgage Loan holder (a “Seattle Portfolio Repurchase Option Notice”) of such occurrence, for as long as such holder has not committed itself to a sale of such Seattle Portfolio Mortgage Loan, the related Seattle Portfolio B Note holder shall have the right to purchase such Seattle Portfolio Mortgage Loan (in whole but not in part) at the applicable purchase price set forth in the related Seattle Portfolio Intercreditor Agreement. The applicable purchase price set forth in the related Seattle Portfolio Intercreditor Agreement shall be calculated by the master servicer or special servicer, as applicable, and shall, absent manifest error, be binding upon the holder of the related Seattle Portfolio Mortgage Loan and the holder of the Seattle Portfolio B Note. The right of the related Seattle Portfolio B Note holder to purchase the related Seattle Portfolio Mortgage Loan shall automatically terminate (A) upon the delivery of notification by the holder of the related Seattle Portfolio Mortgage Loan, or the master servicer or the special servicer on its behalf, to the related Seattle Portfolio B Note holder of the related Seattle Portfolio Mortgage Loan holder’s intention to sell such Seattle Portfolio Mortgage Loan or the related Seattle Portfolio Mortgaged Property, (B) upon the acceptance of a discounted payoff on the related Seattle Portfolio A/B Mortgage Loan or (C) upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related Seattle Portfolio Mortgaged Property.

Consent Rights of the Holder of a Seattle Portfolio B Note. Pursuant to the related Seattle Portfolio Intercreditor Agreement, the “Controlling Holder” (the “Seattle Portfolio Controlling Holder”) with respect to a Seattle Portfolio A/B Mortgage Loan is entitled to consent to the holder of the related Seattle Portfolio Mortgage Loan or the master servicer’s or the special servicer’s, as applicable, taking, subject to the Servicing Standard, certain actions with respect to the related Seattle Portfolio A/B Mortgage Loan, including, without limitation:

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any proposed foreclosure upon or comparable conversion of the ownership of the related Seattle Portfolio Mortgaged Property and the other collateral securing the related Seattle Portfolio A/B Mortgage Loan if it comes into and continues in default or other enforcement action under the related mortgage loan documents;

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any proposed modification, amendment or waiver of a monetary term (including the timing of payments or forgiveness of interest or principal, but excluding any term relating to late charges) or any material non-monetary term of the related Seattle Portfolio A/B Mortgage Loan;

•	any proposed successor property manager with respect to, or any material alteration of, the related Seattle Portfolio Mortgaged Property;
•

any waiver of the requirements under the related Seattle Portfolio A/B Mortgage Loan with respect to property insurers or the manner in which payment or other collections on the related Seattle Portfolio A/B Mortgage Loan are held and/or invested;

•	any proposed sale of the related Seattle Portfolio Mortgaged Property or transfer of an interest in the related borrower or any of the related Seattle Portfolio Mortgaged Property;
•	any acceptance of a discounted payoff of the related Seattle Portfolio A/B Mortgage Loan;
•

any determination to bring the related Seattle Portfolio Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related Seattle Portfolio Mortgaged Property;

•

any release of collateral for the related Seattle Portfolio A/B Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, the related Seattle Portfolio A/B Mortgage Loan) or any release of the related borrower or any guarantor;

•	any acceptance of substitute or additional collateral for the related Seattle Portfolio A/B Mortgage Loan (other than in accordance with the terms of the related Seattle Portfolio A/B Mortgage Loan);
•	any waiver of a “due-on-sale” or “due-on-encumbrance” clause;
•	any acceptance of an assumption agreement releasing the related borrower from liability under the related Seattle Portfolio A/B Mortgage Loan;
•	the appointment or removal of any sub-servicer for the related Seattle Portfolio A/B Mortgage Loan;
•

any renewal or replacement of the then existing insurance policies with respect to the related Seattle Portfolio A/B Mortgage Loan to the extent that such renewal or replacement policy does not comply with the terms of the related mortgage loan documents or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents, in each case if lender approval is required under the related mortgage loan documents;

•	the approval of a material capital expenditure, if mortgagee’s approval is required under the related mortgage loan documents;
•	the approval of additional indebtedness secured by the related Seattle Portfolio Mortgaged Property, if mortgagee’s approval is required under the related mortgage loan documents; and
•	any adoption or approval of a plan in bankruptcy of the related borrower.

If the related Seattle Portfolio Mortgage Loan holder or the master servicer or the special servicer, as applicable, determines, in accordance with the Servicing Standard, that immediate action is necessary to protect the interests of the holders of the related Seattle Portfolio Mortgage Loan, the holder of the related Seattle Portfolio Mortgage Loan, the master servicer or the special servicer, as applicable, may take any such action without waiting for such Seattle Portfolio Controlling Holder’s consent.

With respect to a Seattle Portfolio A/B Mortgage Loan, the related Seattle Portfolio Controlling Holder will be the holder of the related Seattle Portfolio B Note unless and until a Seattle Portfolio Control Appraisal Event (defined below) with respect to such Seattle Portfolio A/B Mortgage Loan has occurred, and thereafter the related Seattle Portfolio Mortgage Loan holder; provided, that if and so long as at any time prior to the occurrence of such a Seattle Portfolio Control Appraisal Event the related Seattle Portfolio B Note holder is the related borrower or other borrower parties as set forth in the related Seattle Portfolio Intercreditor Agreement, the Seattle Portfolio Controlling Holder with respect to such Seattle Portfolio A/B Mortgage Loan shall be the holder of the related Seattle Portfolio Mortgage Loan; and provided, that if a Seattle Portfolio Control Appraisal Event occurs and the related Seattle Portfolio Mortgage Loan subsequently ceases to be a Specially Serviced Mortgage Loan then the outstanding principal balance of the related Seattle Portfolio B Note shall be restored to the extent of reductions in Appraisal Reduction Amounts indicated by a subsequent appraisal. A “Seattle Portfolio Control Appraisal Event” with respect to a Seattle Portfolio A/B Mortgage Loan occurs when as of the date of determination (a) the then-outstanding principal balance of the related Seattle Portfolio B Note minus (b) the sum of (1) any Appraisal Reduction Amounts allocable to such Seattle Portfolio B Note, and (2) any Realized Losses allocable to such Seattle Portfolio B Note, is less than 25% of (i) the initial principal balance of the related Seattle Portfolio B Note less (ii) any payments of principal (whether as scheduled amortization, prepayments or otherwise) allocated to, and received on, such Seattle Portfolio B Note, made by the related borrower.

Right to Appoint Special Servicer. The holder of a Seattle Portfolio B Note, so long as it is the Seattle Portfolio Controlling Holder with respect to a Seattle Portfolio A/B Mortgage Loan, may remove the existing special servicer for such Seattle Portfolio A/B Mortgage Loan, with or without cause, and appoint a successor to the special servicer for such Seattle Portfolio A/B Mortgage Loan. However, that appointment will be subject to receipt by the trustee of written confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned to the certificates.

The 12 Atlantic Station A/B Mortgage Loan

Mortgage Loan No. 24 (the “12 Atlantic Station Mortgage Loan”), which had an outstanding principal balance as of the Cut-off Date of $17,000,000, representing 1.6% of the Initial Pool Balance (and representing 2.0% of the Initial Loan Group 1 Balance), is secured by the related mortgaged property (the “12 Atlantic Station Mortgaged Property”), which also secures a subordinated B Note, which had an outstanding principal balance as of the Cut-off Date of $5,000,000 and entitles the borrower under such B Note to one or more future advances of principal (each of which will be subordinated in right of payment to the 12 Atlantic Station Mortgage Loan) in the aggregate amount of up to $2,000,000 (the “12 Atlantic Station B Note”). The 12 Atlantic Station B Note is not included in the Trust. The 12 Atlantic Station Mortgage Loan and the 12 Atlantic Station B Note are collectively referred to in this prospectus supplement as the “12 Atlantic Station A/B Mortgage Loan.” The 12 Atlantic Station Mortgage Loan is included in the Trust.

The 12 Atlantic Station B Note is currently held by American Mortgage Acceptance Company, a mortgage loan seller, but may be sold at any time (subject to compliance with the intercreditor agreement referred to in the next paragraph). The 12 Atlantic Station B Note or a portion of such note may be included in a future securitization. The 12 Atlantic Station A/B Mortgage Loan will be serviced pursuant to the Pooling and Servicing Agreement. The master servicer or special servicer, as applicable, will make Servicing Advances in respect of the 12 Atlantic Station Mortgaged Property, but will make P&I Advances only in respect of the 12 Atlantic Station Mortgage Loan, and will remit collections on the 12 Atlantic Station Mortgage Loan to, or on behalf of, the Trust.

The 12 Atlantic Station B Note has the same maturity date as the 12 Atlantic Station Mortgage Loan and has a fixed interest rate. On the payment date of each month ending prior to the stated maturity date, the related borrower is required to make a payment of interest only in arrears on the 12 Atlantic Station A/B Mortgage Loan. Such payments will be applied in accordance with the intercreditor agreement entered into by the 12 Atlantic Station A/B Mortgage Loan lenders (the “12 Atlantic Station Intercreditor Agreement”) described below.

Distributions. Under the terms of the 12 Atlantic Station Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default with respect to the 12 Atlantic Station A/B Mortgage Loan or non-monetary event of default that causes the 12 Atlantic Station A/B Mortgage Loan to become a Specially Serviced Mortgage Loan (and after a monetary or non-monetary event of default that is capable of being cured by the payment of money has occurred and is continuing, so long as such default has been cured in accordance with the terms of the 12 Atlantic Station Intercreditor Agreement), after payment of amounts payable or reimbursable to parties under the Pooling and Servicing Agreement, payments and proceeds received with respect to the 12 Atlantic Station A/B Mortgage Loan will generally be paid in the following manner, in each case to the extent of available funds:

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first, to the 12 Atlantic Station Mortgage Loan holder in an amount equal to the accrued and unpaid interest on the 12 Atlantic Station Mortgage Loan principal balance at (x) the applicable interest rate minus (y) the servicing fee rate;

•	second, to the 12 Atlantic Station Mortgage Loan holder in an amount equal to the scheduled principal payments, if any, due with respect to 12 Atlantic Station Mortgage Loan;
•

third, to the 12 Atlantic Station Mortgage Loan holder up to the amount of any unreimbursed costs and expenses paid by the 12 Atlantic Station Mortgage Loan holder including any Advances plus any accrued and unpaid Advance Interest not reimbursed to the 12 Atlantic Station Mortgage Loan holder pursuant to the 12 Atlantic Station Intercreditor Agreement (or paid or advanced by the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed) with respect to the 12 Atlantic Station A/B Mortgage Loan pursuant to the 12 Atlantic Station Intercreditor Agreement or the Pooling and Servicing Agreement;

•

fourth, to the 12 Atlantic Station B Note holder, up to an amount equal to the accrued and unpaid interest on the 12 Atlantic Station B Note principal balance at (x) the applicable interest rate minus (y) the servicing fee rate;

•	fifth, to the 12 Atlantic Station B Note holder, in an amount equal to the scheduled principal payments, if any, due with respect to 12 Atlantic Station B Note;
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sixth, on a pro rata basis in accordance with their respective percentage interests, to pay to the 12 Atlantic Station Mortgage Loan holder and the 12 Atlantic Station B Note holder an amount equal to the unscheduled principal payments, if any, made with respect to the 12 Atlantic Station A/B Mortgage Loan;

•

seventh, to pay any prepayment premium required to be paid in connection with a prepayment of the 12 Atlantic Station A/B Mortgage Loan, to the extent due and payable by the related borrower, to the 12 Atlantic Station Mortgage Loan holder and to the 12 Atlantic Station B Note holder, pro rata (based on the principal balances of the 12 Atlantic Station Mortgage Loan and the 12 Atlantic Station B Note, at the related interest rate, and any other applicable characteristics of the 12 Atlantic Station Mortgage Loan and the 12 Atlantic Station B Note); and

•

eighth, if any excess amount is paid by the related borrower, and not otherwise applied in accordance with the foregoing clauses first through seventh above, such amount shall be paid as follows: (A) first, to the 12 Atlantic Station B Note holder up to the amount of any unreimbursed costs and expenses paid by such holder with respect to the 12 Atlantic Station A/B Mortgage Loan pursuant to the 12 Atlantic Station Intercreditor Agreement or the Pooling and Servicing Agreement, and (B) then, any remaining amounts to the 12 Atlantic Station Mortgage Loan holder and 12 Atlantic Station B Note holder, pro rata, in accordance with their respective percentage interests.

Following the occurrence and during the continuance of a monetary event of default with respect to the 12 Atlantic Station A/B Mortgage Loan or non-monetary event of default that causes the 12 Atlantic Station A/B Mortgage Loan to become a Specially Serviced Mortgage Loan (unless such event of default is an event of default capable of being cured by the payment of money and such default has been cured in accordance with the terms of the 12 Atlantic Station Intercreditor Agreement), after payment of all amounts then payable or reimbursable to parties under the Pooling and Servicing Agreement, payments and proceeds with respect to the 12 Atlantic Station A/B Mortgage Loan will generally be applied in the following manner, in each case to the extent of available funds:

•

first, to pay to the 12 Atlantic Station Mortgage Loan holder an amount equal to the accrued and unpaid interest (other than default interest) on the 12 Atlantic Station Mortgage Loan principal balance at (x) the applicable interest rate minus (y) the servicing fee rate;

•	second, to pay to the 12 Atlantic Station Mortgage Loan holder an amount equal to the 12 Atlantic Station Mortgage Loan principal balance, until such amount has been paid in full;
•

third, to the 12 Atlantic Station Mortgage Loan holder up to the amount of any unreimbursed costs and expenses paid by such 12 Atlantic Station Mortgage Loan holder including any recovered costs not reimbursed to the 12 Atlantic Station Mortgage Loan holder pursuant to the 12 Atlantic Station Intercreditor Agreement (or paid or advanced by the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed) with respect to the 12 Atlantic Station A/B Mortgage Loan pursuant to the Intercreditor Agreement or the Pooling and Servicing Agreement;

•

fourth, to pay to the 12 Atlantic Station B Note holder an amount equal to the accrued and unpaid interest (other than default interest) on the 12 Atlantic Station B Note principal balance at (x) the applicable interest rate, minus (y) the servicing fee rate;

•	fifth, to pay to the 12 Atlantic Station B Note holder an amount equal to the 12 Atlantic Station B Note principal balance, until such principal amount has been paid in full;
•

sixth, to pay to the 12 Atlantic Station Mortgage Loan holder late charges allocable to 12 Atlantic Station Mortgage Loan if not required to be otherwise applied under the Pooling and Servicing Agreement;

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seventh, any default interest in excess of the interest paid in accordance with clause second above on the 12 Atlantic Station Mortgage Loan at the default rate set forth in the 12 Atlantic Station Intercreditor Agreement to the 12 Atlantic Station Mortgage Loan holder if not required to be otherwise applied under the Pooling and Servicing Agreement;

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eighth, to pay the 12 Atlantic Station B Note holder late charges allocable to 12 Atlantic Station B Note until such amounts have been paid in full if not required to be otherwise applied under the Pooling and Servicing Agreement;

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ninth, any default interest in excess of the interest paid in accordance with clause seventh above on the 12 Atlantic Station B Note at the default rate set forth in the 12 Atlantic Station Intercreditor Agreement to the 12 Atlantic Station B Note holder if not required to be otherwise applied under the Pooling and Servicing Agreement;

•

tenth, to pay to the 12 Atlantic Station Mortgage Loan holder, all other amounts due in respect of 12 Atlantic Station Mortgage Loan and any prepayment premium required to be paid in connection with a prepayment of the 12 Atlantic Station A/B Mortgage Loan payable on the 12 Atlantic Station Mortgage Loan, to the extent due and payable by the related borrower;

•

eleventh, to pay to the 12 Atlantic Station B Note holder, any prepayment premium required to be paid in connection with a prepayment of the 12 Atlantic Station A/B Mortgage Loan payable on the 12 Atlantic Station B Note, to the extent due and payable by the related borrower; and

•

twelfth, if any excess amount is paid by the related borrower, and not otherwise applied in accordance with clauses first through eleventh above, such amount shall be paid as follows: (A) first, to the 12 Atlantic Station B Note holder up to the amount of any unreimbursed costs and expenses (including any cure payments made by 12 Atlantic Station B Note holder pursuant to the 12 Atlantic Station Intercreditor Agreement) paid by such holder with respect to the 12 Atlantic Station A/B Mortgage Loan pursuant to the 12 Atlantic Station Intercreditor Agreement or the Pooling and Servicing Agreement, and (B) then, any remaining amounts to the 12 Atlantic Station Mortgage Loan holder and 12 Atlantic Station B Note holder pro rata in accordance with their respective initial percentage interests.

Rights of the Holder of the 12 Atlantic Station B Note. The holder of the 12 Atlantic Station B Note has certain rights under the 12 Atlantic Station Intercreditor Agreement, including, among others, the following:

Option to Cure Defaults Under the 12 Atlantic Station A/B Mortgage Loan. The holder of the 12 Atlantic Station B Note has the right to cure monetary events of default (or non-monetary events of default capable of being cured by the payment of money) with respect to the 12 Atlantic Station A/B Mortgage Loan, within five (5) days after the later of (i) receipt of notice of the subject event of default or (ii) the expiration of the applicable grace period. The holder of the 12 Atlantic Station B Note may not cure more than six (6) events of default over the life of the 12 Atlantic Station A/B Mortgage Loan nor more than three (3) consecutive events of default.

Option to Purchase the 12 Atlantic Station Mortgage Loan. In the event that (a)(i) an event of default has occurred and is continuing under the 12 Atlantic Station A/B Mortgage Loan, and (ii) the 12 Atlantic Station A/B Mortgage Loan has become a Specially Serviced Mortgage Loan (as to which an event of default has occurred and is continuing) but prior to foreclosure of the 12 Atlantic Station A/B Mortgage Loan or acceptance of a deed in lieu of foreclosure or acceptance of a discounted payoff or sale of the 12 Atlantic Station A/B Mortgage Loan, then upon notice from the 12 Atlantic Station Mortgage Loan holder of such occurrence, for as long as any 12 Atlantic Station Loan holder has not committed itself to a sale of the 12 Atlantic Station Mortgage Loan, the 12 Atlantic Station B Note holder shall have the right to purchase the 12 Atlantic Station Mortgage Loan (in whole but not in part) at the purchase price set forth in the 12 Atlantic Station Intercreditor Agreement. Such sale price shall be calculated by the master servicer or the special servicer, as applicable, and shall, absent manifest error, be binding upon the 12 Atlantic Station Mortgage Loan holder and the 12 Atlantic Station B Note holder. The right of the 12 Atlantic Station B Note holder to purchase the 12 Atlantic Station Mortgage Loan shall automatically terminate (A) upon the delivery of notification by the 12 Atlantic Station Mortgage Loan holder, or the master servicer or the special servicer, as applicable, on its behalf, to the 12 Atlantic Station B Note holder of the 12 Atlantic Station Mortgage Loan holder’s intention to sell the 12 Atlantic Station Mortgage Loan or the 12 Atlantic Station Mortgaged Property, (B) upon the acceptance of a discounted payoff on the 12 Atlantic Station A/B Mortgage Loan or (C) upon a foreclosure sale, sale by power of sale, or delivery of a deed in lieu of foreclosure, with respect to the 12 Atlantic Station Mortgaged Property.

Consent Rights of the Holder of the 12 Atlantic Station B Note. Pursuant to the 12 Atlantic Station Intercreditor Agreement, the “Controlling Holder” (the “12 Atlantic Station Controlling Holder”) is entitled to consent to the 12 Atlantic Station Mortgage Loan or the master servicer’s or the special servicer’s taking, as applicable, subject to the Servicing Standard, certain actions with respect to the Columbia Center A/B Mortgage Loan, including, without limitation:

•

any proposed or actual foreclosure upon or comparable conversion of the ownership of the 12 Atlantic Station Mortgaged Property and the other collateral securing the 12 Atlantic Station A/B Mortgage Loan if it comes into and continues in default or other enforcement action under the related mortgage loan documents;

•

any proposed modification, amendment or waiver of a monetary term (including the timing of payments or forgiveness of interest or principal, but excluding any term relating to late charges) or any material non-monetary term of the 12 Atlantic Station A/B Mortgage Loan;

•	any proposed successor property manager with respect to, or any material alteration of, the 12 Atlantic Station Mortgaged Property;
•

any waiver of the requirements under the 12 Atlantic Station A/B Mortgage Loan with respect to property insurers or the manner in which payment or other collections on the 12 Atlantic Station A/B Mortgage Loan are held and/or invested;

•	any proposed sale of the 12 Atlantic Station Mortgaged Property or transfer of an interest in the related borrower or any of the 12 Atlantic Station Mortgaged Property;
•	any acceptance of a discounted payoff of the 12 Atlantic Station A/B Mortgage Loan;
•

any determination to bring the 12 Atlantic Station Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the 12 Atlantic Station Mortgaged Property;

•

any release of collateral for the 12 Atlantic Station A/B Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, the 12 Atlantic Station A/B Mortgage Loan) or any release of the related borrower or any guarantor;

•	any acceptance of substitute or additional collateral for the 12 Atlantic Station A/B Mortgage Loan (other than in accordance with the terms of the 12 Atlantic Station A/B Mortgage Loan);
•	any waiver of a “due-on-sale” or “due-on-encumbrance” clause;
•	any acceptance of an assumption agreement releasing the related borrower from liability under the 12 Atlantic Station A/B Mortgage Loan;
•

the appointment or removal of any sub-servicer for the 12 Atlantic Station A/B Mortgage Loan (other than in connection with the Trustee becoming the successor servicer or special servicer pursuant to the terms of the Pooling and Servicing Agreement);

•

any renewal or replacement of the then existing insurance policies with respect to the 12 Atlantic Station A/B Mortgage Loan to the extent that such renewal or replacement policy does not comply with the terms of the Loan Documents or any waiver, modification or amendment of any insurance requirements under the Loan Documents, in each case if Lenders’ approval is required under the Loan Documents;

•	the approval of a material capital expenditure, if mortgagee’s approval is required under the related mortgage loan documents;
•	the approval of additional indebtedness secured by any 12 Atlantic Station Mortgaged Property, if mortgagee’s approval is required under the related mortgage loan documents; and
•	any adoption or approval of a plan in bankruptcy of the related borrower;

If the 12 Atlantic Station Mortgage Loan holder, the master servicer or the special servicer, as applicable, determines, in accordance with the Servicing Standard, that immediate action is necessary to protect the interests of the holders of the 12 Atlantic Station Mortgage Loan, the 12 Atlantic Station Mortgage Loan holder or the master servicer may take any such action without waiting for the 12 Atlantic Station Controlling Holder’s consent.

The 12 Atlantic Station Controlling Holder will be the holder of the 12 Atlantic Station B Note unless and until a 12 Atlantic Station Control Appraisal Event (defined below) has occurred, and thereafter the 12 Atlantic Station Mortgage Loan holder; provided, that if and so long as at any time prior to the occurrence of a 12 Atlantic Station Control Appraisal Event the 12 Atlantic Station B Note holder is the related borrower or other borrower parties as set forth in the 12 Atlantic Station Intercreditor Agreement, the Controlling Holder shall be the 12 Atlantic Station Mortgage Loan holder; and provided, that if a 12 Atlantic Station Control Appraisal Event Control Appraisal Event occurs and 12 Atlantic Station Mortgage Loan subsequently ceases to be a Specially Serviced Mortgage Loan then the outstanding 12 Atlantic Station B Note principal balance shall be restored to the extent of reductions in Appraisal Reduction Amounts indicated by a subsequent appraisal. A “12 Atlantic Station Control Appraisal Event” occurs when as of the date of determination (a) the then-outstanding principal balance of the 12 Atlantic Station B Note minus (b) the sum of (1) any Appraisal Reduction Amounts allocable to the 12 Atlantic Station B Note, and (2) any Realized Losses allocable to the 12 Atlantic Station B Note, is less than 25% of (i) the initial principal balance of the 12 Atlantic Station B Note less (ii) any payments of principal (whether as scheduled amortization, prepayments or otherwise) allocated to, and received on, the 12 Atlantic Station B Note, made by the related borrower.

Right to Appoint Special Servicer. The holder of the 12 Atlantic Station B Note, so long as it is the 12 Atlantic Station Controlling Holder, may remove the existing special servicer for the 12 Atlantic Station A/B Mortgage Loan, with or without cause, and appoint a successor to the special servicer for the 12 Atlantic Station A/B Mortgage Loan. However, that appointment will be subject to receipt by the trustee of written confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned to the certificates.

The Intercoastal Portfolio A/B Mortgage Loans

Mortgage Loan No. 30 (the “Intercoastal Portfolio - Westlake Mortgage Loan”), which had an outstanding principal balance as of the Cut-off Date of $3,072,405, representing 0.3% of the Initial Pool Balance (and representing 1.7% of the Initial Loan Group 2 Balance), is secured by the related mortgaged property (the “Intercoastal Portfolio - Westlake Mortgaged Property”), which also secures a subordinated B Note, which had an original principal balance of $161,706 (the “Intercoastal Portfolio - Westlake B Note”). The Intercoastal Portfolio - Westlake B Note is not included in the Trust. The Intercoastal Portfolio - Westlake Mortgage Loan and the Intercoastal Portfolio - Westlake B Note are collectively referred to in this prospectus supplement as the “Intercoastal Portfolio - Westlake A/B Mortgage Loan.” The Intercoastal Portfolio - Westlake Mortgage Loan is included in the Trust.

Mortgage Loan No. 31 (the “Intercoastal Portfolio - Connecticut Village Mortgage Loan”), which had an outstanding principal balance as of the Cut-off Date of $2,584,000, representing 0.2% of the Initial Pool Balance (and representing 1.4% of the Initial Loan Group 2 Balance), is secured by the related mortgaged property (the “Intercoastal Portfolio - Connecticut Village Mortgaged Property”), which also secures a subordinated B Note, which had an original principal balance of $136,000 (the “Intercoastal Portfolio - Connecticut Village B Note”). The Intercoastal Portfolio - Connecticut Village B Note is not included in the Trust. The Intercoastal Portfolio - Connecticut Village Mortgage Loan and the Intercoastal Portfolio - Connecticut Village B Note are collectively referred to in this prospectus supplement as the “Intercoastal Portfolio - Connecticut Village A/B Mortgage Loan.” The Intercoastal Portfolio - Connecticut Village Mortgage Loan is included in the Trust.

Mortgage Loan No. 32 (the “Intercoastal Portfolio - Lincoln Mortgage Loan”), which had an outstanding principal balance as of the Cut-off Date of $1,372,750, representing 0.1% of the Initial Pool Balance (and representing 0.8% of the Initial Loan Group 2 Balance), is secured by the related mortgaged property (the “Intercoastal Portfolio - Lincoln Mortgaged Property”), which also secures a subordinated B Note, which had an original principal balance of $72,250 (the “Intercoastal Portfolio - Lincoln B Note”). The Intercoastal Portfolio - Lincoln B Note is not included in the Trust. The Intercoastal Portfolio - Lincoln Mortgage Loan and the Intercoastal Portfolio - Lincoln B Note are collectively referred to in this prospectus supplement as the “Intercoastal Portfolio - Lincoln A/B Mortgage Loan.” The Intercoastal Portfolio - Lincoln Mortgage Loan is included in the Trust.

Mortgage Loan No. 33 (the “Intercoastal Portfolio - Raymonia Mortgage Loan”), which had an outstanding principal balance as of the Cut-off Date of $1,372,750, representing 0.1% of the Initial Pool Balance (and representing 0.8% of the Initial Loan Group 2 Balance), is secured by the related mortgaged property (the “Intercoastal Portfolio - Raymonia Mortgaged Property”), which also secures a subordinated B Note, which had an original principal balance of $72,250 (the “Intercoastal Portfolio - Raymonia B Note”). The Intercoastal Portfolio - Raymonia B Note is not included in the Trust. The Intercoastal Portfolio - Raymonia Mortgage Loan and the Intercoastal Portfolio - Raymonia B Note are collectively referred to in this prospectus supplement as the “Intercoastal Portfolio - Raymonia A/B Mortgage Loan.” The Intercoastal Portfolio - Raymonia Mortgage Loan is included in the Trust.

Mortgage Loan No. 34 (the “Intercoastal Portfolio - Westwood Mortgage Loan”), which had an outstanding principal balance as of the Cut-off Date of $755,013, representing 0.1% of the Initial Pool Balance (and representing 0.4% of the Initial Loan Group 2 Balance), is secured by the related mortgaged property (the “Intercoastal Portfolio - Westwood Mortgaged Property”), which also secures a subordinated B Note, which had an original principal balance of $39,738 (the “Intercoastal Portfolio - Westwood B Note”). The Intercoastal Portfolio - Westwood B Note is not included in the Trust. The Intercoastal Portfolio - Westwood Mortgage Loan and the Intercoastal Portfolio - Westwood B Note are collectively referred to in this prospectus supplement as the “Intercoastal Portfolio - Westwood A/B Mortgage Loan.” The Intercoastal Portfolio - Westwood Mortgage Loan is included in the Trust.

Mortgage Loan No. 35 (the “Intercoastal Portfolio - Oakland Mortgage Loan”), which had an outstanding principal balance as of the Cut-off Date of $343,082, representing less than 0.1% of the Initial Pool Balance (and representing 0.2% of the Initial Loan Group 2 Balance), is secured by the related mortgaged property (the “Intercoastal Portfolio - Oakland Mortgaged Property”), which also secures a subordinated B Note, which had an original principal balance of $18,057 (the “Intercoastal Portfolio - Oakland B Note”). The Intercoastal Portfolio - Oakland B Note is not included in the Trust. The Intercoastal Portfolio - Oakland Mortgage Loan and the Intercoastal Portfolio - Oakland B Note are collectively referred to in this prospectus supplement as the “Intercoastal Portfolio - Oakland A/B Mortgage Loan.” The Intercoastal Portfolio - Oakland Mortgage Loan is included in the Trust.

The Intercoastal Portfolio - Westlake Mortgage Loan, the Intercoastal Portfolio - Connecticut Village Mortgage Loan, the Intercoastal Portfolio - Lincoln Mortgage Loan, the Intercoastal Portfolio - Raymonia Mortgage Loan, the Intercoastal Portfolio - Westwood Mortgage Loan, and the Intercoastal Portfolio - Oakland Mortgage Loan are collectively referred to in this prospectus supplement as the “Intercoastal Portfolio Mortgage Loans” (each, an “Intercoastal Portfolio Mortgage Loan”); the Intercoastal Portfolio - Westlake B Note, the Intercoastal Portfolio - Connecticut Village B Note, the Intercoastal Portfolio - Lincoln B Note, the Intercoastal Portfolio - Raymonia B Note, the Intercoastal Portfolio - Westwood B Note, and the Intercoastal Portfolio - Oakland B Note are collectively referred to in this prospectus supplement as the “Intercoastal Portfolio B Notes” (each, an “Intercoastal Portfolio B Note”); and the Intercoastal Portfolio - Westlake A/B Mortgage Loan, the Intercoastal Portfolio - Connecticut Village A/B Mortgage Loan, the Intercoastal Portfolio - Lincoln A/B Mortgage Loan, the Intercoastal Portfolio - Raymonia A/B Mortgage Loan, the Intercoastal Portfolio - Westwood A/B Mortgage Loan, and the Intercoastal Portfolio - Oakland A/B Mortgage Loan are collectively referred to in this prospectus supplement as the “Intercoastal Portfolio A/B Mortgage Loans” (each, an “Intercoastal Portfolio A/B Mortgage Loan”).

The Intercoastal Portfolio B Notes are currently held by American Mortgage Acceptance Company, the mortgage loan seller, but may be sold at any time (subject to compliance with the applicable intercreditor agreement referred to below). The Intercoastal Portfolio B Notes or a portion of such notes may be included in future securitizations. The Intercoastal Portfolio A/B Mortgage Loans will be serviced pursuant to the Pooling and Servicing Agreement. With respect to each Intercoastal Portfolio A/B Mortgage Loan, the master servicer or the special servicer, as applicable, will make Servicing Advances in respect of the related mortgaged property, but will make P&I Advances only in respect of the subject Intercoastal Portfolio Mortgage Loan, and will remit collections on such Intercoastal Portfolio Mortgage Loan to, or on behalf of, the Trust.

Each Intercoastal Portfolio B Note has a fixed interest rate and has the same maturity date as the related Intercoastal Portfolio Mortgage Loan. On the payment date of each month ending prior to the related stated maturity date, the related borrower is required to make a monthly debt service payment on the related Intercoastal Portfolio A/B Mortgage Loan. With respect to each Intercoastal Portfolio A/B Mortgage Loan, such payments will be applied in accordance with the related intercreditor agreement (each such agreement, the related “Intercoastal Portfolio A/B Intercreditor Agreement”) entered into by the holder of the related Intercoastal Portfolio Mortgage Loan and the holder of the related Intercoastal Portfolio B Note comprising the subject Intercoastal Portfolio A/B Mortgage Loan. Certain of the terms of the Intercoastal Portfolio A/B Intercreditor Agreements are described below.

Distributions. Under the terms of each Intercoastal Portfolio Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default with respect to the related Intercoastal Portfolio A/B Mortgage Loan or non-monetary event of default that causes such Intercoastal Portfolio A/B Mortgage Loan to become a Specially Serviced Mortgage Loan (and after a monetary or non-monetary event of default that is capable of being cured by the payment of money has occurred and is continuing, so long as such default has been cured in accordance with the terms of the related Intercoastal Portfolio Intercreditor Agreement), after payment of amounts payable or reimbursable to parties under the Pooling and Servicing Agreement, payments and proceeds received with respect to such Intercoastal Portfolio A/B Mortgage Loan will generally be paid in the following manner, in each case to the extent of available funds:

•

first, to the holder of the related Intercoastal Portfolio Mortgage Loan in an amount equal to the accrued and unpaid interest on the principal balance of such Intercoastal Portfolio Mortgage Loan at (x) the applicable interest rate minus (y) the servicing fee rate;

•	second, to the holder of the related Intercoastal Portfolio Mortgage Loan in an amount equal to the scheduled principal payments, if any, due with respect to such Intercoastal Portfolio Mortgage Loan;
•

third, to the holder of the related Intercoastal Portfolio Mortgage Loan up to the amount of any unreimbursed costs and expenses paid by such Intercoastal Portfolio Mortgage Loan holder including any Advances plus any accrued and unpaid Advance Interest due thereon not reimbursed to such holder pursuant to the related Intercoastal Portfolio Intercreditor Agreement (or paid or advanced by either the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed) with respect to such Intercoastal Portfolio A/B Mortgage Loan pursuant to the related Intercoastal Portfolio Intercreditor Agreement or the Pooling and Servicing Agreement;

•

fourth, to the holder of the related Intercoastal Portfolio B Note, up to an amount equal to the accrued and unpaid interest on the principal balance of such Intercoastal Portfolio B Note at (x) the applicable interest rate minus (y) the servicing fee rate;

•	fifth, to the holder of the related Intercoastal Portfolio B Note, in an amount equal to the scheduled principal payments, if any, due with respect to such Intercoastal Portfolio B Note;

•

sixth, on a pro rata basis in accordance with their respective percentage interests, to pay to the holder of the related Intercoastal Portfolio Mortgage Loan and the holder of the related Intercoastal Portfolio B Note an amount equal to the unscheduled principal payments, if any, made with respect to such Intercoastal Portfolio A/B Mortgage Loan;

•

seventh, to pay any prepayment premium required to be paid in connection with a prepayment of such Intercoastal Portfolio A/B Mortgage Loan, to the extent due and payable by the related borrower, to the holder of the related Intercoastal Portfolio Mortgage Loan and to the holder of the related Intercoastal Portfolio B Note, pro rata (based on the principal balances of the related Intercoastal Portfolio Mortgage Loan and the related Intercoastal Portfolio B Note, at the respective interest rate, and any other applicable characteristics of the related Intercoastal Portfolio Mortgage Loan and the related Intercoastal Portfolio B Note); and

•

eighth, if any excess amount is paid by the related borrower, and not otherwise applied in accordance with the foregoing clauses first through seventh above, such amount shall be paid as follows: (A) first, to the holder of the related Intercoastal Portfolio B Note up to the amount of any unreimbursed costs and expenses paid by such holder with respect to such Intercoastal Portfolio A/B Mortgage Loan pursuant to the related Intercoastal Portfolio Intercreditor Agreement or the Pooling and Servicing Agreement, and (B) then, any remaining amounts to the holder of the related Intercoastal Portfolio Mortgage Loan and the holder of the related Intercoastal Portfolio B Note pro rata in accordance with their respective percentage interests.

Following the occurrence and during the continuance of a monetary event of default with respect to the related Intercoastal Portfolio A/B Mortgage Loan or non-monetary event of default that causes the related Intercoastal Portfolio A/B Mortgage Loan to become a Specially Serviced Mortgage Loan (unless such event of default is an event of default capable of being cured by the payment of money and such default has been cured in accordance with the terms of the related Intercoastal Portfolio Intercreditor Agreement), after payment of all amounts then payable or reimbursable to parties under the Pooling and Servicing Agreement, payments and proceeds with respect to such Intercoastal Portfolio A/B Mortgage Loan will generally be applied in the following manner, in each case to the extent of available funds:

•

first, to pay to the holder of the related Intercoastal Portfolio Mortgage Loan an amount equal to the accrued and unpaid interest (other than default interest) on the principal balance of such Intercoastal Portfolio Mortgage Loan at (x) the applicable interest rate minus (y) the servicing fee rate;

•

second, to pay to the holder of the related Intercoastal Portfolio Mortgage Loan an amount equal to the principal balance of such Intercoastal Portfolio Mortgage Loan, until such amount has been paid in full;

•

third, to the holder of the related Intercoastal Portfolio Mortgage Loan up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs not reimbursed to such holder pursuant to the related Intercoastal Portfolio Intercreditor Agreement (or paid or advanced by either the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed) with respect to such Intercoastal Portfolio A/B Mortgage Loan pursuant to the related Intercoastal Portfolio Intercreditor Agreement or the Pooling and Servicing Agreement;

•

fourth, to pay to the holder of the related Intercoastal Portfolio B Note an amount equal to the accrued and unpaid interest (other than default interest) on the principal balance of such Intercoastal Portfolio B Note at (x) the applicable interest rate minus (y) the servicing fee rate;

•

fifth, to pay to the holder of the related Intercoastal Portfolio B Note holder an amount equal to the principal balance of such Intercoastal Portfolio B Note, until such principal amount has been paid in full;

•

sixth, to pay to the holder of the related Intercoastal Portfolio Mortgage Loan late charges allocable to such Intercoastal Portfolio Mortgage Loan if not required to be otherwise applied under the Pooling and Servicing Agreement;

•

seventh, any default interest in excess of the interest paid in accordance with clause second above on the related Intercoastal Portfolio Mortgage Loan at the applicable default rate set forth in the related Intercoastal Portfolio Intercreditor Agreement to the holder of such Intercoastal Portfolio Mortgage Loan older if not required to be otherwise applied under the Pooling and Servicing Agreement;

•

eighth, to pay the holder of the related Intercoastal Portfolio B Note late charges allocable to such Intercoastal Portfolio B Note until such amounts have been paid in full if not required to be otherwise applied under the Pooling and Servicing Agreement;

•

ninth, any default interest in excess of the interest paid in accordance with clause seventh above on the related Intercoastal Portfolio B Note at the applicable default rate set forth in the related Intercoastal Portfolio Intercreditor Agreement to the holder of such Intercoastal Portfolio B Note if not required to be otherwise applied under the Pooling and Servicing Agreement;

•

tenth, to pay to the holder of the related Intercoastal Portfolio Mortgage Loan, all other amounts due in respect of such Intercoastal Portfolio Mortgage Loan and any prepayment premium required to be paid in connection with a prepayment of such Intercoastal Portfolio A/B Mortgage Loan payable on such Intercoastal Portfolio Mortgage Loan, to the extent due and payable by the related borrower;

•

eleventh, to pay to the Intercoastal Portfolio B Note holder, any prepayment premium required to be paid in connection with a prepayment of such Intercoastal Portfolio A/B Mortgage Loan payable on such Intercoastal Portfolio B Note, to the extent due and payable by the related borrower; and

•

twelfth, if any excess amount is paid by the related borrower, and not otherwise applied in accordance with the clauses first through eleventh above, such amount shall be paid as follows: (A) first, to the holder of the related Intercoastal Portfolio B Note up to the amount of any unreimbursed costs and expenses (including any cure payments made by such holder pursuant to the related Intercoastal Portfolio Intercreditor Agreement) paid by such holder with respect to such Intercoastal Portfolio A/B Mortgage Loan pursuant to the related Intercoastal Portfolio Intercreditor Agreement or the Pooling and Servicing Agreement, and (B) then, any remaining amounts to the holder of the related Intercoastal Portfolio Mortgage Loan and the holder of the related Intercoastal Portfolio B Note pro rata in accordance with their respective initial percentage interests.

Rights of the Holder of an Intercoastal Portfolio B Note. The holder of an Intercoastal Portfolio B Note has certain rights under the related Intercoastal Portfolio Intercreditor Agreement, including, among others, the following:

Option to Cure Defaults Under the Related Intercoastal Portfolio A/B Mortgage Loan. The holder of an Intercoastal Portfolio B Note has the right to cure monetary events of default (or non-monetary events of default capable of being cured by the payment of money) with respect to the related Intercoastal Portfolio A/B Mortgage Loan, within five (5) days after the later of (i) receipt of notice of the subject event of default or (ii) the expiration of the applicable grace period. The holder of an Intercoastal Portfolio B Note may not cure more than six (6) events of default over the life of the related Intercoastal Portfolio A/B Mortgage Loan nor more than three (3) consecutive events of default.

Option to Purchase the Related Intercoastal Portfolio Mortgage Loan. In the event that (a)(i) an event of default has occurred and is continuing under the related Intercoastal Portfolio A/B Mortgage Loan, and (ii) the related Intercoastal Portfolio A/B Mortgage Loan has become a Specially Serviced Mortgage Loan (as to which an event of default has occurred and is continuing), but prior to foreclosure of such Intercoastal Portfolio A/B Mortgage Loan or acceptance of a deed in lieu of foreclosure or acceptance of a discounted payoff or sale of such Intercoastal Portfolio A/B Mortgage Loan, then upon notice from the related Intercoastal Portfolio Mortgage Loan holder (an “Intercoastal Portfolio Repurchase Option Notice”) of such occurrence, for as long as such holder has not committed itself to a sale of such Intercoastal Portfolio Mortgage Loan, the related Intercoastal Portfolio B Note holder shall have the right to purchase such Intercoastal Portfolio Mortgage Loan (in whole but not in part) at the applicable default rate set forth in the related Intercoastal Portfolio Intercreditor Agreement the applicable purchase price set forth in the related Intercoastal Portfolio Intercreditor Agreement. The applicable purchase price set forth in the related Intercoastal Portfolio Intercreditor Agreement shall be calculated by the master servicer or the special servicer, as applicable, and shall, absent manifest error, be binding upon the holder of the related Intercoastal Portfolio Mortgage Loan and the holder of the Intercoastal Portfolio B Note. The right of the related Intercoastal Portfolio B Note holder to purchase the related Intercoastal Portfolio Mortgage Loan shall automatically terminate (A) upon the delivery of notification by the holder of the related Intercoastal Portfolio Mortgage Loan, or the master servicer or the special servicer, as applicable, on its behalf, to the related Intercoastal Portfolio B Note holder of the related Intercoastal Portfolio Mortgage Loan holder’s intention to sell such Intercoastal Portfolio Mortgage Loan or the related Intercoastal Portfolio Mortgaged Property, (B) upon the acceptance of a discounted payoff on the related Intercoastal Portfolio A/B Mortgage Loan or (C) upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related Intercoastal Portfolio Mortgaged Property.

Consent Rights of the Holder of an Intercoastal Portfolio B Note. Pursuant to the related Intercoastal Portfolio Intercreditor Agreement, the “Controlling Holder” (the “Intercoastal Portfolio Controlling Holder”) with respect to an Intercoastal Portfolio A/B Mortgage Loan is entitled to consent to the holder of the related Intercoastal Portfolio Mortgage Loan or the master servicer’s or the special servicer’s taking, as applicable, subject to the Servicing Standard, certain actions with respect to the related Intercoastal Portfolio A/B Mortgage Loan, including, without limitation:

•

any proposed foreclosure upon or comparable conversion of the ownership of the related Intercoastal Portfolio Mortgaged Property and the other collateral securing the related Intercoastal Portfolio A/B Mortgage Loan if it comes into and continues in default or other enforcement action under the related mortgage loan documents;

•

any proposed modification, amendment or waiver of a monetary term (including the timing of payments or forgiveness of interest or principal, but excluding any term relating to late charges) or any material non-monetary term of the related Intercoastal Portfolio A/B Mortgage Loan;

•	any proposed successor property manager with respect to, or any material alteration of, the related Intercoastal Portfolio Mortgaged Property;
•

any waiver of the requirements under the related Intercoastal Portfolio A/B Mortgage Loan with respect to property insurers or the manner in which payment or other collections on the related Intercoastal Portfolio A/B Mortgage Loan are held and/or invested;

•	any proposed sale of the related Intercoastal Portfolio Mortgaged Property or transfer of an interest in the related borrower or any of the related Intercoastal Portfolio Mortgaged Property;
•	any acceptance of a discounted payoff of the related Intercoastal Portfolio A/B Mortgage Loan;
•

any determination to bring the related Intercoastal Portfolio Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related Intercoastal Portfolio Mortgaged Property;

•

any release of collateral for the related Intercoastal Portfolio A/B Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, the related Intercoastal Portfolio A/B Mortgage Loan) or any release of the related borrower or any guarantor;

•

any acceptance of substitute or additional collateral for the related Intercoastal Portfolio A/B Mortgage Loan (other than in accordance with the terms of the related Intercoastal Portfolio A/B Mortgage Loan);

•	any waiver of a “due-on-sale” or “due-on-encumbrance” clause;
•	any acceptance of an assumption agreement releasing the related borrower from liability under the related Intercoastal Portfolio A/B Mortgage Loan;
•	the appointment or removal of any sub-servicer for the related Intercoastal Portfolio A/B Mortgage Loan;
•

any renewal or replacement of the then existing insurance policies with respect to the related Intercoastal Portfolio A/B Mortgage Loan to the extent that such renewal or replacement policy does not comply with the terms of the related mortgage loan documents or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents, in each case if lender approval is required under the related mortgage loan documents;

•	the approval of a material capital expenditure, if mortgagee’s approval is required under the related mortgage loan documents;
•	the approval of additional indebtedness secured by the related Intercoastal Portfolio Mortgaged Property, if mortgagee’s approval is required under the related mortgage loan documents; and
•	any adoption or approval of a plan in bankruptcy of the related borrower.

If the related Intercoastal Portfolio Mortgage Loan holder or the master servicer or the special servicer, as applicable, determines, in accordance with the Servicing Standard, that immediate action is necessary to protect the interests of the holders of the related Intercoastal Portfolio Mortgage Loan, the holder of the related Intercoastal Portfolio Mortgage Loan, the master servicer or the special servicer, as applicable, may take any such action without waiting for such Intercoastal Portfolio Controlling Holder’s consent.

With respect to an Intercoastal Portfolio A/B Mortgage Loan, the related Intercoastal Portfolio Controlling Holder will be the holder of the related Intercoastal Portfolio B Note unless and until an Intercoastal Portfolio Control Appraisal Event (defined below) with respect to such Intercoastal Portfolio A/B Mortgage Loan has occurred, and thereafter the related Intercoastal Portfolio Mortgage Loan holder; provided that if and so long as at any time prior to the occurrence of such an Intercoastal Portfolio Control Appraisal Event the related Intercoastal Portfolio B Note holder is the related borrower or other borrower parties as set forth in the related Intercoastal Portfolio Intercreditor Agreement, the Intercoastal Portfolio Controlling Holder with respect to such Intercoastal Portfolio A/B Mortgage Loan shall be the holder of the related Intercoastal Portfolio Mortgage Loan, and provided that if an Intercoastal Portfolio Control Appraisal Event occurs and the related Intercoastal Portfolio Mortgage Loan subsequently ceases to be a Specially Serviced Mortgage Loan then the outstanding principal balance of the related Intercoastal Portfolio B Note shall be restored to the extent of reductions in Appraisal Reduction Amounts indicated by a subsequent appraisal. An “Intercoastal Portfolio Control Appraisal Event” with respect to an Intercoastal Portfolio A/B Mortgage Loan occurs when as of the date of determination (a) the then-outstanding principal balance of the related Intercoastal Portfolio B Note minus (b) the sum of (1) any Appraisal Reduction Amounts allocable to such Intercoastal Portfolio B Note, and (2) any Realized Losses allocable to such Intercoastal Portfolio B Note, is less than 25% of (i) the initial principal balance of the related Intercoastal Portfolio B Note less (ii) any payments of principal (whether as scheduled amortization, prepayments or otherwise) allocated to, and received on, such Intercoastal Portfolio B Note, made by the related borrower.

Right to Appoint Special Servicer. The holder of an Intercoastal Portfolio B Note, so long as it is the Intercoastal Portfolio Controlling Holder with respect to an Intercoastal Portfolio A/B Mortgage Loan, may remove the existing special servicer for such Intercoastal Portfolio A/B Mortgage Loan, with or without cause, and appoint a successor to the special servicer for such Intercoastal Portfolio A/B Mortgage Loan. However, that appointment will be subject to receipt by the trustee of written confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned to the certificates.

The Master Servicer

Master Servicer Compensation

The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on reserve and escrow accounts if permitted by the related loan documents, and—in each case to the extent not payable to the special servicer or any sub-servicer as provided in the Pooling and Servicing Agreement or any primary or sub-servicing agreement—late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any Advances pursuant to the terms of the Pooling and Servicing Agreement. The master servicer will not be paid as additional servicing compensation any portion of any Extension Fees payable by a borrower in connection with its exercise of any Extension Option or any Exit Fees.

The related Master Servicing Fee and certain other compensation payable to the Master Servicer will be reduced, on each Distribution Date by the amount, if any, of any Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under “Description of the Offered Certificates––Distributions––Prepayment Interest Shortfalls and Prepayment Interest Excesses” in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

In addition, the master servicer will be entitled to 50% of all assumption fees received in connection with any mortgage loans which are not Specially Serviced Mortgage Loans. The special servicer will generally be entitled to approve assumptions.

In the event that the master servicer resigns or is no longer master servicer for any reason, the master servicer will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the Master Servicing Fee as compensation.

Events of Default

If an Event of Default described under the third, fourth, eighth, ninth or tenth bullet or the last paragraph under the definition of “Event of Default” under the “Glossary of Terms” has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. If an Event of Default described under the first, second, fifth, sixth or seventh bullet under the definition of “Event of Default” under the “Glossary of Terms” has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate immediately upon the date which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the Pooling and Servicing Agreement, if the Event of Default occurs primarily by reason of the occurrence of a default of certain sub-servicers under the related primary servicing or sub-servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing or sub-servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing or sub-servicing default occurred.

The events of default under any Non-Serviced Mortgage Loan Pooling and Servicing Agreement, and the effect of such defaults in respect of the master servicer thereunder, are substantially similar to the Events of Default and termination provisions set forth above.

Upon termination of the master servicer under the Pooling and Servicing Agreement, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or its portion of the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer’s obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of “Event of Default” under the “Glossary of Terms”, the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions. Pursuant to the Pooling and Servicing Agreement, a successor master servicer must (i) be a servicer to which the Rating Agencies have confirmed in writing that the transfer of servicing will not in and of itself result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates and (ii) if it is a master servicer, assume the obligations under the primary servicing agreements entered into by the predecessor master servicer. If the master servicer is terminated based upon an Event of Default related to a Rating Agency downgrade or its failure to remain on an approved servicer list of any Rating Agency, then such master servicer will have the right to enter into a sub-servicing agreement or primary servicing agreement with the applicable successor master servicer with respect to all applicable mortgage loans that are not then subject to a sub-servicing agreement or primary servicing agreement, so long as such terminated master servicer is on the S&P Select Servicer List as a U.S. Commercial Mortgage Servicer and the Operating Adviser has consented to such primary servicing or sub-servicing arrangement.

However, if the master servicer is terminated solely due to an Event of Default described in the eighth, ninth or tenth bullet or the last paragraph of the definition of Event of Default, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate “request for proposal” material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer’s obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer will be replaced by the trustee as described in the previous paragraph.

The Pooling and Servicing Agreement does not provide for any successor master servicer to receive any compensation in excess of that paid to the predecessor master servicer. The predecessor master servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement if such termination is due to an Event of Default or voluntary resignation.

The Special Servicer

Special Servicer Compensation

The special servicer will be entitled to receive:

•	a Special Servicing Fee;
•	a Workout Fee; and
•	a Liquidation Fee.

The Special Servicing Fee will be payable monthly from general collections on all the mortgage loans in the Mortgage Pool and, to the extent of the Trust’s interest in the mortgage loan, any foreclosure properties, prior to any distribution of such collections to Certificateholders. The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or until the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees (excluding any Extension Fees payable by a borrower in connection with its exercise of any Extension Option) collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the Trust and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

As described in this prospectus supplement under “––The Operating Adviser,” the Operating Adviser (or any B Note holder to the extent described under “Servicing of the Mortgage Loans—Servicing of the A/B Mortgage Loans” above) will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this prospectus supplement and further set forth in the Pooling and Servicing Agreement.

If any Non-Serviced Mortgage Loan becomes specially serviced under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the applicable Non-Serviced Mortgage Loan Special Servicer will be entitled to compensation substantially similar in nature, but not necessarily in amount, to that described above.

Termination of Special Servicer

The trustee may terminate the special servicer upon a Special Servicer Event of Default. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer’s obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor special servicer is not appointed within the time periods set forth in the Pooling and Servicing Agreement, the special servicer will be replaced by the trustee as described in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement does not provide for any successor special servicer to receive any compensation in excess of that paid to the predecessor special servicer. The predecessor special servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement, if such termination is due to a Special Servicer Event of Default or voluntary resignation.

The special servicer events of default under any Non-Serviced Mortgage Loan Pooling and Servicing Agreement, and the effect of such defaults in respect of the special servicer thereunder, are substantially similar to the Special Servicer Events of Default and termination provisions set forth above.

Notwithstanding anything to the contrary contained herein, with respect to certain of the A/B Mortgage Loans, to the extent that no control appraisal event under the related intercreditor agreement exists, the holder of the applicable B Note or its designee has and shall have the right to appoint and replace the special servicer for the related A/B Mortgage Loan, subject to the satisfaction of certain conditions as set forth in the related intercreditor agreement. See “Servicing of the Mortgage Loans—Servicing of the A/B Mortgage Loans” in this prospectus supplement.

In addition to the termination of the special servicer upon a Special Servicer Event of Default, the Operating Adviser may direct the trustee to remove the special servicer, subject to certain conditions, as described below.

The Operating Adviser

An Operating Adviser appointed by the holders of a majority of the Controlling Class will have the right to receive notification from the special servicer in regard to certain actions and to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take any of the following actions as to which the Operating Adviser has objected in writing (i) within five (5) business days of receiving notice in respect of actions relating to non-Specially Serviced Mortgage Loans and (ii) within ten (10) business days of receiving notice in respect of actions relating to Specially Serviced Mortgage Loans. The special servicer will be required to notify the Operating Adviser of, among other things:

•

any proposed modification, amendment or waiver, or consent to a modification, amendment or waiver, of a Money Term of a mortgage loan or A/B Mortgage Loan or an extension of the original maturity date;

•	any foreclosure or comparable conversion of the ownership of a mortgaged property;
•

any proposed sale of a defaulted mortgage loan or A/B Mortgage Loan, other than in connection with the termination of the Trust as described in this prospectus supplement under “Description of the Offered Certificates––Optional Termination”;

•	any determination to bring an REO Property into compliance with applicable environmental laws;
•	any release of or acceptance of substitute or additional collateral for a mortgage loan or A/B Mortgage Loan;
•	any acceptance of a discounted payoff;
•	any waiver or consent to a waiver of a “due-on-sale” or “due-on-encumbrance” clause;
•	any acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan or A/B Mortgage Loan;
•	any release of collateral for a Specially Serviced Mortgage Loan or A/B Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);
•	any franchise changes or management company changes to which the special servicer is required to consent;
•	certain releases of any escrow accounts, reserve accounts or letters of credit; and
•

any determination as to whether any type of property-level insurance is required under the terms of any mortgage loan or A/B Mortgage Loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

In addition, subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided, that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade, withdrawal or qualification in any rating then assigned to any Class of Certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

The Operating Adviser shall be responsible for its own expenses.

We anticipate that an affiliate of the initial special servicer will purchase certain non-offered Classes of certificates, including the Class P Certificates (which will be the initial Controlling Class), and will be the initial Operating Adviser.

Except as may be set forth in the Pooling and Servicing Agreement, the Operating Adviser will not have any rights under the applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement (other than limited notification rights), but the Operating Adviser or controlling party under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement (or any B Note thereunder) will generally have similar rights to receive notification from that special servicer in regard to certain actions and to advise the special servicer with respect to those actions.

Mortgage Loan Modifications

Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement and any applicable intercreditor agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan, Serviced Companion Mortgage Loan or B Note that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

•	reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge;
•	reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;
•	forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;
•	extend the maturity date of any Specially Serviced Mortgage Loan; and/or
•	accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would result in a recovery to Certificateholders equal to or exceeding the recovery to Certificateholders (or if the related mortgage loan relates to a Serviced Companion Mortgage Loan or B Note, equal to or exceeding the recovery to Certificateholders and the holders of such Serviced Companion Mortgage Loan or B Note, as a collective whole) on a net present value basis, from liquidation as demonstrated in writing by the special servicer to the trustee and the paying agent.

In no event, however, will the special servicer be permitted to:

•

extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date or, in the case of an ARD Loan, five years prior to the Rated Final Distribution Date; or

•

if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of Certificates in the manner described under “Description of the Offered Certificates––Distributions––Subordination; Allocation of Losses and Certain Expenses” in this prospectus supplement.

The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the Certificates beyond that which might otherwise be the case. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

The provisions in any Non-Serviced Mortgage Loan Pooling and Servicing Agreement regarding the modifications of the related Non-Serviced Mortgage Loan are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations.

Sale of Defaulted Mortgage Loans

The Pooling and Servicing Agreement grants to (a) the holder of the certificates representing the greatest Percentage Interest in the Controlling Class, (b) the special servicer, and (c) any mortgage loan seller with respect to mortgage loans it originated, in that order, an option (the “Option”) to purchase from the Trust any defaulted mortgage loan, (other than a Non-Serviced Mortgage Loan that is subject to a comparable option under a related pooling and servicing agreement) that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment) (subject to the rights of any related mezzanine note holder or B Note holder). The “Option Purchase Price” for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest Percentage Interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price equal to fair value.

The Option is assignable to a third party by the holder of the Option, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related B Note pursuant to a purchase option set forth in the related intercreditor agreement.

Additionally, each holder of a B Note or a mezzanine loan may have a purchase Option with respect to defaulted mortgage loans under the related intercreditor agreement.

Foreclosures

The special servicer may at any time, with notification to and consent of the Operating Adviser (or a B Note designee, if applicable) and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing

Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all Certificateholders (and with respect to any Serviced Companion Mortgage Loan or B Note, for the holders of such loans) but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as “foreclosure property” under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the Trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as “foreclosure property” under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date or earlier to the extent required to comply with REMIC provisions.

If the Trust acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as “foreclosure property” within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an “independent contractor,” within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, no REMIC will be taxable on income received with respect to a mortgaged property to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. “Rents from real property” do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. “Rents from real property” include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a Trust, would not constitute “rents from real property,” or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocated to REMIC I, such as a hotel, will not constitute “rents from real property.” Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to REMIC I at the highest marginal federal corporate rate — currently 35% — and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisers regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

Material Federal Income Tax Consequences

The following discussion, when read in conjunction with the discussion of “Federal Income Tax Consequences” in the prospectus, describes the material federal income tax considerations for investors in the offered certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

General

For United States federal income tax purposes, portions of the Trust will be treated as “Tiered REMICs” as described in the prospectus. See “Federal Income Tax Consequences—REMICS—Tiered REMIC Structures” in the prospectus. Three separate REMIC elections will be made with respect to designated portions of the Trust other than that portion of the Trust consisting of the rights to any Excess Interest, Exit Fees, Extension Fees and Extension Term Prepayment Premiums and the Class P Sub-account (the “Grantor Trust”). Upon the issuance of the offered certificates, Latham & Watkins LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

•	the making of proper elections;
•	the accuracy of all representations made with respect to the mortgage loans;
•	ongoing compliance with all provisions of the Pooling and Servicing Agreement and other related documents and no amendments to them;
•

ongoing compliance with any Non-Serviced Mortgage Loan Pooling and Servicing Agreement and other related documents and any amendments to them, and the continued qualification of the REMICs formed under those agreements; and

•	compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations adopted under the Code;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of “residual interests” in each of REMIC I, REMIC II and REMIC III; (3) the REMIC III Regular Certificates (other than the beneficial interest of the Class P Certificates in any Excess Interest, Exit Fees, Extension Fees and Extension Term Prepayment Premiums) will evidence the “regular interests” in, and will be treated as debt instruments of, REMIC III; (4) the Grantor Trust will be treated as a grantor trust for federal income tax purposes; and (5) each Class P Certificate will represent both a REMIC regular interest and a beneficial ownership of the assets of the Grantor Trust.

The offered certificates will be regular interests issued by REMIC III. See “Federal Income Tax Consequences—Taxation of Owners of REMIC Regular Certificates “ in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

The offered certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust (“REIT”) in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such certificates are treated as “real estate assets” under Section 856(c)(5)(B) of the Code. However, if 95% or more of the REMIC’s assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. obligations.

Moreover, the offered certificates will be “qualified mortgages” under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates held by certain financial institutions will constitute “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code.

The offered certificates will be treated as assets described in Section 7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion that the REMIC’s assets consist of loans secured by an interest in real property that is residential real property (including multifamily properties and manufactured housing community properties or other loans described in Section 7701(a)(19)(C)). However, if 95%

or more of the REMIC’s assets are assets described in 7701(a)(19)(C)(i) through 7701(a)(19)(C)(x), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). See “Description of the Mortgage Pool” in this prospectus supplement and “Federal Income Tax Consequences—REMICs” in the prospectus.

Original Issue Discount and Premium

Based on their anticipated issue prices, it is anticipated that for federal income tax purposes, (i) the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-M Certificates will be issued at a premium and (ii) the Class A-J Certificates will be issued with a de minimis amount of original issue discount. Whether any holder of any Class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder’s purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each Class of certificates issued with amortizable bond premium should consult their tax advisers regarding the possibility of making an election to amortize such premium. See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates” in the prospectus.

The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes for all Classes of certificates issued by the Trust will be a 0% CPR applied to each mortgage loan until its maturity; provided, that any ARD Loan is assumed to prepay in full on such mortgage loan’s Anticipated Repayment Date and that no Borrower under any Extendable Mortgage Loan exercises any Extension Option. For a description of CPR, see “Yield, Prepayment and Maturity Considerations” in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay or will not extend during any such period or that they will prepay at any particular rate before or during any such period.

Prepayment Premiums, Yield Maintenance Charges and Extension Term Prepayment Premiums

Prepayment Premiums, Yield Maintenance Charges or Extension Term Prepayment Premiums actually collected on the mortgage loans will be distributed to the holders of each Class of certificates entitled to Prepayment Premiums, Yield Maintenance Charges or Extension Term Prepayment Premiums as described under “Description of the Offered Certificates—Distributions—Distributions of Prepayment Premiums and Yield Maintenance Charges” in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium, Yield Maintenance Charge or Extension Term Prepayment Premium should be taxed to the holders of a Class of certificates entitled to a Prepayment Premium, Yield Maintenance Charge or Extension Term Prepayment Premium. For federal income tax information reporting purposes, Prepayment Premiums, Yield Maintenance Charges and Extension Term Prepayment Premiums will be treated as income to the holders of a Class of certificates entitled to Prepayment Premiums, Yield Maintenance Charges or Extension Term Prepayment Premiums only after the master servicer’s actual receipt of a Prepayment Premium, a Yield Maintenance Charge or a Extension Term Prepayment Premium to which the holders of such Class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums, Yield Maintenance Charges or Extension Term Prepayment Premiums in the determination of a Certificateholder’s projected constant yield to maturity. It appears that Prepayment Premiums, Yield Maintenance Charges and Extension Term Prepayment Premiums are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisers concerning the treatment of Prepayment Premiums, Yield Maintenance Charges or Extension Term Prepayment Premiums.

Additional Considerations

The special servicer is authorized, when doing so is consistent with maximizing the Trust’s net after-tax proceeds from an REO Property, to incur taxes on the Trust in connection with the operation of such REO Property. Any such taxes imposed on the Trust would reduce the amount distributable to the Certificateholders. See “Servicing of the Mortgage Loans—Foreclosures” in this prospectus supplement.

Federal income tax information reporting duties with respect to the offered certificates, REMIC I, REMIC II, REMIC III and the Grantor Trust will be the obligation of the paying agent, and not of any master servicer.

For further information regarding the United States federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences—REMICs” and “State and Local Tax Considerations” in the prospectus.

Certain Legal Aspects of Mortgage Loans

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in New York and California (approximately 19.6% and 11.7% of the Initial Pool Balance, respectively) that are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

New York

New York law requires a lender to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

California

Mortgage loans in California are generally secured by deeds of trust. Foreclosure of a deed of trust may be accomplished by a non judicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time, after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by a court-appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “one action rule” requires the lender to complete foreclosure of all real estate security under the deed of trust in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale. Further, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default.

Certain ERISA Considerations

ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. ERISA and Section 4975 of the Code also prohibit certain transactions between a Plan and Parties in Interest with respect to such Plan. Governmental plans (as defined in Section 3(32) of ERISA) and most non-U.S. plans as described by Section 4(b)(4) of ERISA are not subject to the restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

Plan Assets and Prohibited Transactions

Under Section 3(42) of ERISA and the U.S. Department of Labor (“DOL”) regulation located at 29 C.F.R. Section 2510.3-101, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. If the assets of the Trust were deemed to constitute Plan assets by reason of a Plan’s investment in certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the Trust. If the mortgage loans or other Trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a “fiduciary” with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other Trust assets.

Affiliates of the Depositor, the Underwriters, the master servicer, the special servicer, any party responsible for the servicing and administration of a Non-Serviced Mortgage Loan or any related REO property and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the Trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, “prohibited transactions”— within the meaning of ERISA and Section 4975 of the Code — could arise if certificates were acquired by, or with “plan assets” of, a Plan with respect to which any such person is a Party in Interest.

In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as added by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See “––Insurance Company General Accounts” below.

Special Exemption Applicable to the Offered Certificates

With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

•	the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and
•

transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2007-5) set forth the following five general conditions which must be satisfied for exemptive relief:

•

the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody’s, S&P or DBRS;
•

the trustee cannot be an affiliate of any member of the Restricted Group, other than an underwriter. The “Restricted Group” consists of the Underwriters, the Depositor, the master servicer, the special servicer, any person responsible for servicing a Non-Serviced Mortgage Loan or any related REO Property and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such Classes of certificates, or any affiliate of any of these parties;

•

the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Depositor in consideration of the assignment of the mortgage loans to the Trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

•	the Plan investing in the certificates must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

A fiduciary of a Plan contemplating purchasing any such Class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such Class of certificates continues to satisfy the second general condition set forth above. The Depositor expects that the third general condition set forth above will be satisfied with respect to each of such Classes of certificates. A fiduciary of a Plan contemplating purchasing any such Class of certificates must make its own determination that at the time of purchase the general conditions set forth above will be satisfied with respect to any such Class of certificate.

Before purchasing any such Class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute “securities” for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

•	the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the Trust;
•	the Plan’s investment in each Class of certificates does not exceed 25% of all of the certificates outstanding of that Class at the time of the acquisition; and
•

immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with “plan assets” of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing “plan assets” of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the Trust.

Insurance Company General Accounts

Based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer’s general account. As a result of these regulations, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as “plan assets” of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as “plan assets” of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to the Depositor, the trustee, the paying agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the trustee, the paying agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an “insurance company general account”, as defined in DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

General Investment Considerations

Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Legal Investment

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisers to determine whether and to what extent the offered certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions. See “Legal Investment” in the prospectus.

Use of Proceeds

We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the mortgage loan sellers and to the payment of expenses in connection with the issuance of the certificates.

Plan of Distribution

We have entered into an Underwriting Agreement with Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each Underwriter and each Underwriter has agreed severally to purchase from us, the respective aggregate Certificate Balance of each class of offered certificates presented below.

Underwriters	Class A-1	Class A-1A	Class A-2
Morgan Stanley & Co. Incorporated	$146,100,000	$179,353,000	$67,700,000
Bear, Stearns & Co. Inc.	$0	$0	$0
Total	$146,100,000	$179,353,000	$67,700,000

Underwriters	Class A-3	Class A-M	Class A-J
Morgan Stanley & Co. Incorporated	$334,490,000	$103,949,000	$72,765,000
Bear, Stearns & Co. Inc.	$0	$0	$0
Total	$334,490,000	$103,949,000	$72,765,000

Morgan Stanley & Co. Incorporated will act as lead manager and sole bookrunner with respect to the offered certificates. Bear, Stearns & Co. Inc. will act as co-manager with respect to the offered certificates.

The Underwriting Agreement provides that the obligations of the Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to the Depositor from the sale of the offered certificates, before deducting expenses payable by the Depositor, will be approximately $907,471,113, plus accrued interest on the certificates.

The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

One or more affiliates of the Underwriters have entered into and may, in the future, enter into other financing arrangements with affiliates of some or all of the borrowers. Affiliates of the Underwriters, including Morgan Stanley Mortgage Capital Holdings LLC, engage in, and intend to continue to engage in, the acquisition, development, operation, financing and disposition of real estate-related assets in the ordinary course of their business, and are not prohibited in any way from engaging in business activities similar to or competitive with those of the borrowers. See “Risk Factors—Conflicts of Interest May Have An Adverse Effect On Your Certificates” in this prospectus supplement.

In connection with the offering, the Underwriters may purchase and sell the offered certificates in the open market. These transactions may include purchases to cover short positions created by an Underwriter in connection with the offering. Short positions created by an Underwriter involve the sale by the Underwriter of a greater number of certificates than it is required to purchase from Morgan Stanley Capital I Inc. in the offering. An Underwriter also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by the Underwriter if the certificates are repurchased by the Underwriter in covering transactions. These activities may maintain or otherwise affect the market price of the certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise. We expect that affiliates of Morgan Stanley & Co. Incorporated will purchase approximately $146,100,000 of the Class A-1 Certificates, $67,990,000 of the Class A-3 Certificates, $16,892,000 of the Class D Certificates, $12,993,000 of the Class E Certificates, and all of the Class X Certificates for their own accounts.

The offered certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about December 28, 2007, which is the fifth (5th) business day following the date of pricing of the certificates.

Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates will be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect of such liabilities.

One or more of the Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

The Depositor is an affiliate of Morgan Stanley & Co. Incorporated, an Underwriter, and Morgan Stanley Mortgage Capital Holdings LLC, a mortgage loan seller.

Legal Matters

The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for the Depositor by Latham & Watkins LLP, New York, New York. Certain legal matters with respect to the offered certificates will be passed upon for the Underwriters by Latham & Watkins LLP, New York, New York. Certain legal matters will be passed upon for Morgan Stanley Mortgage Capital Holdings LLC by Latham & Watkins LLP, New York, New York, for Nomura Credit & Capital, Inc. by Thacher Proffitt & Wood LLP, New York, New York, for American Mortgage Acceptance Company by Sidley Austin LLP, New York, New York, for Wachovia Bank, National Association, in its capacity as master servicer, by Alston & Bird LLP, Charlotte, North Carolina, and for Wells Fargo Bank, National Association, in its capacity as trustee, paying agent, certificate registrar and authenticating agent, by Alston & Bird LLP, Charlotte, North Carolina.

Ratings

It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch and S&P.

Class	Fitch	S&P
Class A-1	AAA	AAA
Class A-1A	AAA	AAA
Class A-2	AAA	AAA
Class A-3	AAA	AAA
Class A-M	AAA	AAA
Class A-J	AAA	AAA

It is expected that each of the Rating Agencies identified above will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding except that a Rating Agency may stop performing ratings surveillance at any time, if, among other reasons, that Rating Agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The Depositor has no ability to ensure that the Rating Agencies perform ratings surveillance. Fees for such ratings surveillance have been prepaid by the Depositor. The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least twenty-four (24) months the end of the amortization term for the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

The ratings of the certificates do not represent any assessment of (1) the likelihood or frequency of Principal Prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums, Yield Maintenance Charges, any Excess Interest, any Exit Fees, any Extension Fees, Extension Term Prepayment Premiums or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls, (5) the likelihood of the exercise of any Extension Option by the related borrower under an Extendable Mortgage Loan or (6) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any Class of the offered certificates and, if so, what such rating would be. A rating assigned to any Class of offered certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned to such Class at the request of the Depositor.

Glossary of Terms

The certificates will be issued pursuant to the Pooling and Servicing Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and Servicing Agreement, without exhibits and schedules.

Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the Trust may issue.

“A Note” means, with respect to any A/B Mortgage Loan, the mortgage note (or notes) included in the Trust.

“A/B Mortgage Loan” means the NCCI A/B Mortgage Loans, the 989 Sixth Avenue A/B Mortgage Loan, the AMAC A/B Mortgage Loans or any mortgage loan serviced under the Pooling and Servicing Agreement that is divided into one or more senior mortgage notes and one or more subordinated mortgage notes, one or more of which senior mortgage notes is included in the Trust. References in this prospectus supplement to an A/B Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A Note and the related B Note.

“Accrued Certificate Interest” means, in respect of each Class of certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

“Additional Servicer” means each affiliate of the master servicer, the trustee, the paying agent, the Depositor, MSMCH, AMAC, Nomura or any Underwriter that services any of the mortgage loans and each person that is not an affiliate of the master servicer, the trustee, the paying agent, the Depositor, MSMCH, AMAC, Nomura or any Underwriter other than the special servicer, and who services 10% or more of the mortgage loans based on the principal balance of the mortgage loans.

“Administrative Cost Rate” will equal the sum of the related Master Servicing Fee Rate, the Excess Servicing Fee Rate and the Trustee Fee Rate (and in the case of a Non-Serviced Mortgage Loan, the applicable Pari Passu Loan Servicing Fee Rate, respectively) for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in Appendix II and Appendix III to this prospectus supplement.

“Advance Rate” means a rate equal to the “Prime Rate” as reported in The Wall Street Journal from time to time.

“Advances” means Servicing Advances and P&I Advances, collectively.

“AMAC” means American Mortgage Acceptance Company.

“AMAC A/B Mortgage Loans” means the Seattle Portfolio A/B Mortgage Loans, the 12 Atlantic Station A/B Mortgage Loan and the Intercoastal Portfolio A/B Mortgage Loans.

“AMAC Loans” means the mortgage loans that were originated or purchased by AMAC or on behalf of AMAC and that will be sold to the Depositor in connection with the issuance of the Certificates.

“Annual Report” means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation, Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

“Anticipated Repayment Date” means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

“Appraisal Event” means not later than the earliest of the following:

•	the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan, Loan Pair or A/B Mortgage Loan if such delinquency remains uncured;
•

the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

•

the effective date of any modification to a Money Term of a mortgage loan, Loan Pair or A/B Mortgage Loan, other than an extension of the date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

•	the date 30 days following the date a mortgaged property becomes an REO Property.

“Appraisal Reduction” will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO Property, an amount that is equal to the excess, if any, of:

the sum of:

•

the Scheduled Principal Balance of such mortgage loan, Loan Pair or A/B Mortgage Loan or in the case of an REO Property, the related REO mortgage loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan, Loan Pair or A/B Mortgage Loan;

•

to the extent not previously advanced by the master servicer or the trustee, all accrued and unpaid interest on the mortgage loan, Loan Pair or A/B Mortgage Loan at a per annum rate equal to the applicable mortgage rate;

•

all related unreimbursed Advances and interest on such Advances at the Advance Rate, and, to the extent applicable, all Advances that were made on a mortgage loan, Loan Pair or A/B Mortgage Loan on or before the date such mortgage loan, Loan Pair or A/B Mortgage Loan became a Rehabilitated Mortgage Loan that have since been reimbursed to the advancing party by the Trust out of principal collections but not by the related mortgagor; and

•

to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be, over

•

90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan, Loan Pair or A/B Mortgage Loan (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate); provided, that, if a mortgage loan is secured by more than one mortgaged property, and one or more of the related mortgaged properties has been defeased, any defeasance collateral will not be included for purposes of determining the value of the mortgaged property or REO Property that secures the related mortgage loan.

In the case of any Serviced Pari Passu Mortgage Loan, any Appraisal Reduction will be calculated in respect of the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and then allocated pro rata between the Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan according to their respective principal balances. In the case of any A/B Mortgage Loan, any Appraisal Reduction will be calculated in respect of such A/B Mortgage Loan taken as a whole and any such Appraisal Reduction will be allocated first to the related B Note and then allocated to the related A Note. In the case of any Non-Serviced Mortgage Loan, any Appraisal Reduction will be calculated in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement. Notwithstanding the above, for purposes of an Appraisal Reduction, if a mortgage loan is secured by more than one mortgaged property and one or more of the related mortgaged properties has been defeased, the Scheduled Principal Balance of that mortgage loan shall not include any amounts relating to a mortgaged property that has been defeased.

“ARD Loan” means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

“Assumed Scheduled Payment” means an amount deemed due in respect of:

•

any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date (as such maturity date may be extended in the case of any Extendable Mortgage Loan); or

•	any mortgage loan as to which the related mortgaged property has become an REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that such Balloon Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the Trust, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

“Available Distribution Amount” means in general, for any Distribution Date:

(1)

all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion that represents one or more of the following:

•	Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;
•	Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);
•	any Exit Fees, any Extension Fees and any Extension Term Prepayment Premiums, which will be separately distributed to the holders of the Class P Certificates on such Distribution Date;
•

amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the trustee and the paying agent as compensation or in reimbursement of outstanding Advances or as Excess Servicing Fees);

•	amounts deposited in the Certificate Account in error;
•

if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts of one day’s interest with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account;

•

in the case of the REO Property related to an A/B Mortgage Loan or Loan Pair, all amounts received with respect to such A/B Mortgage Loan or Loan Pair, as applicable, that are required to be paid to the holder of the related B Note or Serviced Companion Mortgage Loan pursuant to the terms of the related B Note or Serviced Companion Mortgage Loan and the related intercreditor agreement; and

•	any portion of such amounts payable to the holders of any Serviced Companion Mortgage Loan or B Note;
(2)	to the extent not already included in clause (1), any P&I Advances made and any Compensating Interest Payment paid with respect to such Distribution Date on the mortgage loans; and
(3)

if such Distribution Date occurs during March of any year or on the final Distribution Date, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account with respect to the mortgage loans.

“B Note” means, with respect to any A/B Mortgage Loan, any related subordinated Mortgage Note not included in the Trust, which is subordinated in right of payment to the related A Note to the extent set forth in the related intercreditor agreement; provided, however, that any 989 Sixth Avenue Converted Component will not be deemed to be a B Note and provided, further, that The Pier at Caesars B-1 Note and the Tower 17 B-1 Note will not be deemed to be B Notes following The Pier at Caesars Conversion Date and the Tower 17 Conversion Date, respectively.

“Balloon Loans” means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the outstanding principal balance as of the Cut-Off Date of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless previously prepaid.

“Balloon LTV” – See “Balloon LTV Ratio.”

“Balloon LTV Ratio” or “Balloon LTV” means the ratio, expressed as a percentage, of (a) (i) the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, (ii) in the case of an ARD Loan, the principal balance on its related Anticipated Repayment Date to (b) the value of the related mortgaged property or properties as of the Cut-off Date determined as described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

“Balloon Payment” means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

“Bankruptcy Code” means, the federal Bankruptcy Code, Title 11 of the United States Code, as amended.

“Base Interest Fraction” means, with respect to any Principal Prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield Maintenance Charge, and with respect to any Class of certificates, a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that Class of certificates, and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the Principal Prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that Principal Prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided, however, that if the Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, but is less than the Pass-Through Rate on that Class of certificates, then the Base Interest Fraction shall be equal to 1.0.

“Certificate Account” means one or more separate accounts established and maintained by the master servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement.

“Certificate Balance” will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the Trust.

“Certificateholder” or “Holder” means an entity in whose name a certificate is registered in the certificate registrar.

“Certificate Group 1 Principal Distribution Amount” means, for any Distribution Date, an amount equal to the lesser of (A) the sum of (i) the portion of the Principal Distribution Amount for such Distribution Date attributable to Loan Group 1, and (ii) on or after the Distribution Date on which the aggregate Certificate Balance of the Class A-1A Certificates has been reduced to zero, the portion of the Principal Distribution Amount attributable to Loan Group 2 (net of any portion thereof that is distributable on that Distribution Date to the holders of the Class A-1A Certificates), and (B) the Aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates outstanding immediately before such Distribution Date.

“Certificate Owner” means an entity acquiring an interest in an offered certificate.

“Class” means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

“Class A Senior Certificates” means the Class A-1 Certificates, the Class A-1A Certificates, the Class A-2 Certificates and the Class A-3 Certificates.

“Class P Sub-account” means an administrative account deemed to be a sub-account of the Distribution Account, consisting of payments of Excess Interest, any Exit Fees and, with respect to the Extendable Mortgage Loans during an Extension Term, any amount of Extension Fees or Extension Term Prepayment Premiums. The Class P Sub-account will not be an asset of any REMIC Pool.

“Clearstream Banking” means Clearstream Banking, société anonyme.

“Closing Date” means on or about December 28, 2007.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collection Period” means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

“Compensating Interest” means with respect to any Distribution Date, an amount equal to the lesser of (A) the excess of (i) Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans resulting from (x) voluntary Principal Prepayments on such mortgage loans (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage Loan) or (y) to the extent that the master servicer did not apply the proceeds from involuntary Principal Prepayments in accordance with the terms of the related mortgage loan documents (other than (A) subsequent to a default under the related mortgage loan documents (with the consent of the Special Servicer), (B) pursuant to applicable law or court order or (C) at the request of or with the consent of the Operating Adviser), involuntary Principal Prepayments during the related Collection Period over (ii) the aggregate of Prepayment Interest Excesses incurred in respect of the mortgage loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage Loan) during the same Collection Period, and (B) the aggregate of the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Properties (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage Loan), plus any investment income earned on the amount prepaid prior to such Distribution Date.

“Compensating Interest Payment” means any payment of Compensating Interest.

“Condemnation Proceeds” means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable) its related B Note or Serviced Companion Mortgage Loan. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan or Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Condemnation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Condemnation Proceeds will be distributable to the Certificateholders.

“Constant Default Rate” or “CDR” means a rate that represents an assumed constant rate of default each month, which is expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CDR does not purport to be either an historical description of the default experience of any pool of mortgage loans or a prediction of the anticipated rate of default of any mortgage loans, including the mortgage loans underlying the certificates.

“Constant Prepayment Rate” or “CPR” means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

“Controlling Class” means the most subordinate Class of Subordinate Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such Class of certificates is less than 25% of the initial aggregate Certificate Balance of such Class as of the Closing Date, the Controlling Class will be the next most subordinate Class of Subordinate Certificates.

“CPR” – See “Constant Prepayment Rate” above.

“Cut-off Date” means December 1, 2007. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), Scheduled Payments due in December 2007 with respect to mortgage loans not having Due Dates on the first of each month have been deemed received on December 1, 2007, not the actual day which such Scheduled Payments were due.

“Cut-off Date Balance” means, with respect to any mortgage loan, such mortgage loan’s principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement. For purposes of those mortgage loans that have a Due Date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date Balances.

“Cut-off Date Loan-to-Value” or “Cut-off Date LTV” means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

“Cut-off Date LTV” – See “Cut-off Date Loan-to-Value.”

“Debt Service Coverage Ratio” or “DSCR” means the ratio of Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of current debt service payable under that mortgage loan, whether or not the mortgage loan has an interest-only period that has not expired as of the Cut-Off Date. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

“Debt Service Coverage Ratio Post IO Period” or “DSCR Post IO Period” means, with respect to the related mortgage loan that has an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity, a debt service coverage ratio calculated in the same manner as DSCR except that the amount of the monthly debt service payment considered in the calculation is the amount of the monthly debt service payment that is due in the first month following the expiration of the applicable interest-only period. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

“Depositor” means Morgan Stanley Capital I Inc.

“Determination Date” means the 11th day of each month, or, if such day is not a business day, the next succeeding business day.

“Discount Rate” means, for the purposes of the distribution of Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

“Distributable Certificate Interest Amount” means, in respect of any Class of certificates for any Distribution Date, the sum of:

•	Accrued Certificate Interest in respect of such Class or Classes of certificates for such Distribution Date, reduced (to not less than zero) by:
•	any Net Aggregate Prepayment Interest Shortfalls allocated to such Class or Classes for such Distribution Date; and
•

Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class or Classes in accordance with the terms of the Pooling and Servicing Agreement; plus

•	the portion of the Distributable Certificate Interest Amount for such Class or Classes remaining unpaid as of the close of business on the preceding Distribution Date; plus
•

if the aggregate Certificate Balance is reduced because of a diversion of principal as a result of the reimbursement of non-recoverable Advances out of principal in accordance with the terms of the Pooling and Servicing Agreement, and there is a subsequent recovery of amounts applied by the master servicer as recoveries of principal, then an amount generally equal to interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount that the aggregate Certificate Balance was so reduced, which interest will accrue from the date that the related Realized Loss is allocated through the end of the Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

“Distribution Account “means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

“Distribution Date” means the 4th business day after the related Determination Date.

“Document Defect” means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

“DOL Regulation” means the final regulation, issued by the DOL, defining the term “plan assets” which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

“DSCR” – See “Debt Service Coverage Ratio.”

“DTC” means The Depository Trust Company.

“Due Dates” means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or Serviced Companion Mortgage Loan.

“Eligible Account” means an account (or accounts) that is any of the following: (i) maintained with a depository institution or trust company (A) whose commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least “A-1” by S&P and “F-1” by Fitch, in the case of accounts in which funds are to be held for 30 days or less or (B) whose long-term unsecured debt obligations are rated at least “AA-” by S&P (or “A-” if the short-term unsecured debt obligations are rated at least “A-1” by S&P) and at least “AA-” by Fitch (or “A-” by Fitch so long as the short-term deposit unsecured debt obligations are rated not less than “F-1” by Fitch), if the deposits are to be held in the account more than 30 days, or (ii) a segregated trust account or accounts maintained in the trust department of the trustee or the paying agent or other financial institution having a combined capital and surplus of at least $50,000,000 and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), or (iii) an account or accounts of a depository institution acceptable to each Rating Agency, as evidenced by confirmation that the use of any such account as the Certificate Account or the Distribution Account will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of certificates. Notwithstanding anything in the foregoing to the contrary, an account shall not fail to be an Eligible Account solely because it is maintained with Wells Fargo Bank, National Association, a wholly-owned subsidiary of Wells Fargo & Co., provided that such subsidiary’s (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are at least “A-1” in the case of S&P and “F-1” in the case of Fitch, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least “AA-” (or “A-” if the short-term unsecured debt obligations are rated at least “A-1”) in the case of S&P and at least “A+” in the case of Fitch, if the deposits are to be held in the account for more than 30 days.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Account” means one or more custodial accounts established and maintained by the master servicer pursuant to the Pooling and Servicing Agreement.

“Euroclear Bank” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Event of Default” means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

•

any failure by the master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement (taking into account any applicable cure period), including any required Advances;

•

any failure by the master servicer to make a required deposit to the Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

•

any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing Agreement (other than with respect to the duties described under “Description of the Offered Certificates – Evidence as to Compliance” in this prospectus supplement or certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Securities Exchange Act of 1934, which the failure to perform may be an Event of Default in accordance with the last paragraph of this definition of Event of Default), which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the Depositor or the trustee; provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

•

any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any Class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by the Depositor or the trustee, provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

•

a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

•

the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

•

the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

•	the master servicer is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer and is not reinstated within 60 days;
•

the trustee shall receive notice from Fitch to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of certificates; or

•	the master servicer has been downgraded to a servicer rating level below CMS3, or its then equivalent, by Fitch.

Under certain circumstances, the failure by a party to the Pooling and Servicing Agreement or a primary servicing agreement or sub-servicing agreement to perform its duties described under “Description of the Offered Certificates — Evidence as to Compliance” in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Securities Exchange Act of 1934 or the failure of the Master Servicer to terminate certain of those parties for such failures, will constitute an event of default that entitles the Depositor or another party to terminate that defaulting party. In some circumstances, such an event of default may be waived by the Depositor in its sole discretion.

“Excess Interest” means, in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of interest accrued on such mortgage loan at the Revised Rate over interest accrued on such mortgage loan at the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

“Excess Liquidation Proceeds” means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to an A/B Mortgage Loan, a prepayment in full had been made with respect to both the related A Note and B Note or, in the case of an REO Property related to a Loan Pair, a prepayment in full had been made with respect to both the Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan) on the date such proceeds were received plus accrued and unpaid interest with respect to that mortgage loan and any and all expenses with respect to that mortgage loan. In the case of a Serviced Pari Passu Mortgage Loan, Excess Liquidation Proceeds means only the pro rata share of such proceeds that are allocable to the Trust.

“Excess Servicing Fee” means an additional fee, if any, payable to the master servicer that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable. There will be no Excess Servicing Fee related to the mortgage loans in the Trust.

“Excess Servicing Fee Rate” means an amount per annum which is payable each month with respect to certain mortgage loans in connection with the Excess Servicing Fee.

“Exemptions” means the individual prohibited transaction exemptions relating to pass-through certificates and the operation of asset pool investment trusts granted by the DOL to the Underwriters, as amended.

“Exit Fee” means, with respect to a mortgage loan, an amount payable by the related borrower to the mortgagee in connection with the repayment of certain amounts on the mortgage loans pursuant to the related mortgage loan documents.

“Expense Losses” means, among other things:

•	any interest paid to the master servicer, special servicer or the trustee in respect of unreimbursed Advances on the mortgage loans;
•	all Special Servicer Compensation payable to the special servicer from amounts that are part of the Trust;
•

other expenses of the Trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to the Depositor, the master servicer, the special servicer and certain related persons, specified taxes payable from the assets of the Trust, the costs and expenses of any tax audits with respect to the Trust and other tax-related expenses, rating agency fees not recovered from the borrower, amounts expended on behalf of the Trust to remediate an adverse environmental condition and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the Trust; and

•	any other expense of the Trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

“Extendable Mortgage Loan” means a mortgage loan that allows the related borrower to elect to extend the scheduled maturity date of the related mortgage loan pursuant to an Extension Option.

“Extension Fee” means an extension fee equal to a specified percentage of the related Extendable Mortgage Loan’s outstanding principal balance that may be payable by a borrower in connection with the exercise of an Extension Option.

“Extension Option” means, with respect to an Extendable Mortgage Loan, the option to extend such Extendable Mortgage Loan for up to two (2) additional Extension Terms.

“Extension Term” means, with respect to an Extension Option, a period of one (1) year after the scheduled maturity date (as extended pursuant to any prior exercise of an Extension Option) of the related Extendable Mortgage Loan.

“Extension Term Prepayment Premium” means, with respect to an Extendable Mortgage Loan (and any related B Note) for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such Extendable Mortgage Loan (and any related B Note) and any Extension Term Yield Maintenance Charges during any Extension Term.

“Extension Term Yield Maintenance Charge” means, with respect to an Extendable Mortgage Loan (and any related B Note) for any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments on such Extendable Mortgage Loan (and any related B Note). The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in “Appendix II—Certain Characteristics of the Mortgage Loans” and “Appendix III—Certain Characteristics of the Mortgage Loans in Loan Group 2” in this prospectus supplement.

“Financial Market Publishers” means TREPP, LLC, Bloomberg L.P. and Intex Solutions, Inc., or any successor entities thereof.

“Fitch” means Fitch, Inc.

“401(c) Regulations” means the final regulations issued by the DOL under Section 401(c) of ERISA clarifying the application of ERISA to Insurance Company General Accounts.

“High Pointe Tower A/B Mortgage Loan” means the High Pointe Tower Mortgage Loan and the High Pointe Tower B Note.

“High Pointe Tower B Note” means, with respect to the High Pointe Tower Mortgage Loan, the related B Note.

“High Pointe Tower Intercreditor Agreement” means the intercreditor agreement between the holder of the High Pointe Tower Mortgage Loan and the holder of the High Pointe Tower B Note.

“High Pointe Tower Mortgage Loan” means Mortgage Loan No. 27.

“Initial Loan Group 1 Balance” means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 1, or $860,137,907.

“Initial Loan Group 2 Balance “means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 2, or $179,353,102.

“Initial Pool Balance” means the aggregate Cut-off Date Balance of $1,039,491,009.

“Initial Rate” means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

“Insurance Proceeds” means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, Serviced Companion Mortgage Loan or B Note, other than amounts required to be paid to the related borrower pursuant to law. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Insurance Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Insurance Proceeds will be distributable to the Certificateholders.

“Intercoastal Portfolio - Connecticut Village A/B Mortgage Loan” means the Intercoastal Portfolio - Connecticut Village Mortgage Loan and the Intercoastal Portfolio - Connecticut Village B Note.

“Intercoastal Portfolio - Connecticut Village B Note” means, with respect to the Intercoastal Portfolio - Connecticut Village Mortgage Loan, the related B Note.

“Intercoastal Portfolio - Connecticut Village Intercreditor Agreement” means the intercreditor agreement between the holder of the Intercoastal Portfolio - Connecticut Village Mortgage Loan and the holder of the Intercoastal Portfolio - Connecticut Village B Note.

“Intercoastal Portfolio - Connecticut Village Mortgage Loan” means Mortgage Loan No. 31.

“Intercoastal Portfolio - Lincoln A/B Mortgage Loan” means the Intercoastal Portfolio - Lincoln Mortgage Loan and the Intercoastal Portfolio - Lincoln B Note.

“Intercoastal Portfolio - Lincoln B Note” means, with respect to the Intercoastal Portfolio - Lincoln Mortgage Loan, the related B Note.

“Intercoastal Portfolio - Lincoln Intercreditor Agreement” means the intercreditor agreement between the holder of the Intercoastal Portfolio - Lincoln Mortgage Loan and the holder of the Intercoastal Portfolio - Lincoln B Note.

“Intercoastal Portfolio - Lincoln Mortgage Loan” means Mortgage Loan No. 32.

“Intercoastal Portfolio - Oakland A/B Mortgage Loan” means the Intercoastal Portfolio - Oakland Mortgage Loan and the Intercoastal Portfolio - Oakland B Note.

“Intercoastal Portfolio - Oakland B Note” means, with respect to the Intercoastal Portfolio - Oakland Mortgage Loan, the related B Note.

“Intercoastal Portfolio - Oakland Intercreditor Agreement” means the intercreditor agreement between the holder of the Intercoastal Portfolio - Oakland Mortgage Loan and the holder of the Intercoastal Portfolio - Oakland B Note.

“Intercoastal Portfolio - Oakland Mortgage Loan” means Mortgage Loan No. 35.

“Intercoastal Portfolio - Raymonia A/B Mortgage Loan” means the Intercoastal Portfolio - Raymonia Mortgage Loan and the Intercoastal Portfolio - Raymonia B Note.

“Intercoastal Portfolio - Raymonia B Note” means, with respect to the Intercoastal Portfolio - Raymonia Mortgage Loan, the related B Note.

“Intercoastal Portfolio - Raymonia Intercreditor Agreement” means the intercreditor agreement between the holder of the Intercoastal Portfolio - Raymonia Mortgage Loan and the holder of the Intercoastal Portfolio - Raymonia B Note.

“Intercoastal Portfolio - Raymonia Mortgage Loan” means Mortgage Loan No. 33.

“Intercoastal Portfolio - Westlake A/B Mortgage Loan” means the Intercoastal Portfolio - Westlake Mortgage Loan and the Intercoastal Portfolio - Westlake B Note.

“Intercoastal Portfolio - Westlake B Note” means, with respect to the Intercoastal Portfolio - Westlake Mortgage Loan, the related B Note.

“Intercoastal Portfolio - Westlake Intercreditor Agreement” means the intercreditor agreement between the holder of the Intercoastal Portfolio - Westlake Mortgage Loan and the holder of the Intercoastal Portfolio - Westlake B Note.

“Intercoastal Portfolio - Westlake Mortgage Loan” means Mortgage Loan No. 30.

“Intercoastal Portfolio - Westwood A/B Mortgage Loan” means the Intercoastal Portfolio - Westwood Mortgage Loan and the Intercoastal Portfolio - Westwood B Note.

“Intercoastal Portfolio - Westwood B Note” means, with respect to the Intercoastal Portfolio - Westwood Mortgage Loan, the related B Note.

“Intercoastal Portfolio - Westwood Intercreditor Agreement” means the intercreditor agreement between the holder of the Intercoastal Portfolio - Westwood Mortgage Loan and the holder of the Intercoastal Portfolio - Westwood B Note.

“Intercoastal Portfolio - Westwood Mortgage Loan” means Mortgage Loan No. 34.

“Intercoastal Portfolio A/B Mortgage Loans” means the Intercoastal Portfolio - Westlake A/B Mortgage Loan, the Intercoastal Portfolio - Connecticut Village A/B Mortgage Loan, the Intercoastal Portfolio - Lincoln A/B Mortgage Loan, the Intercoastal Portfolio - Raymonia A/B Mortgage Loan, the Intercoastal Portfolio - Westwood A/B Mortgage Loan and the Intercoastal Portfolio - Oakland A/B Mortgage Loan.

“Intercoastal Portfolio B Notes” means the Intercoastal Portfolio - Westlake B Note, the Intercoastal Portfolio - Connecticut Village B Note, the Intercoastal Portfolio - Lincoln B Note, the Intercoastal Portfolio - Raymonia B Note, the Intercoastal Portfolio - Westwood B Note and the Intercoastal Portfolio - Oakland B Note.

“Intercoastal Portfolio Control Appraisal Event” means, with respect to an Intercoastal Portfolio A/B Mortgage Loan, as of any date of determination, if (a) the then-outstanding principal balance of the related Intercoastal Portfolio B Note minus (b) the sum of (1) any Appraisal Reduction Amounts allocable to such Intercoastal Portfolio B Note, and (2) any Realized Losses allocable to such Intercoastal Portfolio B Note, is less than 25% of (i) the initial principal balance of the related Intercoastal Portfolio B Note less (ii) any payments of principal (whether as scheduled amortization, prepayments or otherwise) allocated to, and received on, such Intercoastal Portfolio B Note, made by the related borrower.

“Intercoastal Portfolio Intercreditor Agreements” means the Intercoastal Portfolio - Westlake Intercreditor Agreement, the Intercoastal Portfolio - Connecticut Village Intercreditor Agreement, the Intercoastal Portfolio - Lincoln Intercreditor Agreement, the Intercoastal Portfolio - Raymonia Intercreditor Agreement, the Intercoastal Portfolio - Westwood Intercreditor Agreement and the Intercoastal Portfolio - Oakland Intercreditor Agreement.

“Intercoastal Portfolio Mortgage Loans” means the Intercoastal Portfolio - Westlake Mortgage Loan, the Intercoastal Portfolio - Connecticut Village Mortgage Loan, the Intercoastal Portfolio - Lincoln Mortgage Loan, the Intercoastal Portfolio - Raymonia Mortgage Loan, the Intercoastal Portfolio - Westwood Mortgage Loan and the Intercoastal Portfolio - Oakland Mortgage Loan.

“Interest Accrual Period” means, for each class of REMIC III Regular Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

“Interest Only Certificates” means the Class X Certificates.

“Interest Reserve Account” means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

“Interest Reserve Amount” means all amounts deposited in the Interest Reserve Account with respect to Scheduled Payments due in any applicable January and February.

“Interest Reserve Loan” – See “Non-30/360 Loan” below.

“Liquidation Fee” means 1.0% of the related Liquidation Proceeds and/or any Condemnation Proceeds and Insurance Proceeds received by the Trust in connection with a Specially Serviced Mortgage Loan or related REO Property (net of any expenses). For the avoidance of doubt, a Liquidation Fee will be payable in connection with a repurchase of an A Note by the holder of the related B Note only to the extent set forth in the related intercreditor agreement.

“Liquidation Proceeds” means proceeds from the sale or liquidation (provided that for the purposes of calculating Liquidation Fees, Liquidation Proceeds shall not include any proceeds from a repurchase of a mortgage loan by a mortgage loan seller due to a Material Breach of a representation or warranty or Material Document Defect) of a mortgage loan, Serviced Companion Mortgage Loan or B Note or related REO Property, net of liquidation expenses. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Liquidation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Liquidation Proceeds will be distributable to the Certificateholders.

“Loan Group” Loan Group 1 or Loan Group 2, as applicable.

“Loan Group 1” means that distinct loan group consisting of all of the mortgage loans other than nineteen (19) mortgage loans that are secured by multifamily properties and five (5) mortgage loans that are secured by manufactured housing community properties and is comprised of fifty-eight (58) mortgage loans having the Initial Loan Group 1 Balance and representing approximately 82.7% of the Initial Pool Balance.

“Loan Group 2 “means that distinct loan group consisting of nineteen (19) mortgage loans that are secured by multifamily properties and five (5) mortgage loans that are secured by manufactured housing community properties, having the Initial Loan Group 2 Balance and representing approximately 17.3% of the Initial Pool Balance and approximately 97.1% of the principal balance of all the mortgage loans secured by multifamily and manufactured housing community properties.

“Loan Pair” means a Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, collectively.

“Lock-out Period” means the period during which voluntary Principal Prepayments are prohibited.

“MAI” means Member of the Appraisal Institute.

“Master Servicer Remittance Date” means, in each month, the business day preceding the Distribution Date.

“Master Servicing Fee” means the monthly amount, based on the Master Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans and any Serviced Companion Mortgage Loan.

“Master Servicing Fee Rate” means the rate per annum payable each month with respect to a mortgage loan (other than, in certain cases, the Non-Serviced Mortgage Loans), any Serviced Companion Mortgage Loan and any B Note in connection with the Master Servicing Fee as set forth in the Pooling and Servicing Agreement. The Master Servicing Fee Rate (including any sub-servicing or primary servicing fees) for the initial master servicer will range, on a loan-by-loan basis, from 0.02% per annum to 0.07% per annum.

“Material Breach” means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

“Material Document Defect” means a Document Defect that either (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

“Merritt Crossing A/B Mortgage Loan” means the Merritt Crossing Mortgage Loan and the Merritt Crossing B Note.

“Merritt Crossing B Note” means, with respect to the Merritt Crossing Mortgage Loan, the related B Note.

“Merritt Crossing Intercreditor Agreement” means the intercreditor agreement between the holder of the Merritt Crossing Mortgage Loan and the holder of the Merritt Crossing B Note.

“Merritt Crossing Mortgage Loan” means Mortgage Loan No. 18.

“Money Term” means, with respect to any mortgage loan, Serviced Companion Mortgage Loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of the mortgage loan requiring the payment of a Prepayment Premium, Yield Maintenance Charge or Extension Term Prepayment Premium (but does not include late fee, extension fee, default interest or Exit Fee provisions).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage File” means the following documents, among others:

•	the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;
•

the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder’s office);

•

the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder’s office);

•	an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;
•	an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;
•

an original or copy of the related lender’s title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

•	when relevant, the related ground lease or a copy of it.

“Mortgage Loan Purchase Agreement” means each of the agreements entered into between the Depositor and the respective mortgage loan seller, as the case may be.

“Mortgage Pool” means the eighty-two (82) mortgage loans with an aggregate principal balance, as of the Cut-off Date, of approximately $1,039,491,009, which may vary on the Closing Date by up to 5%.

“MSMCH” means Morgan Stanley Mortgage Capital Holdings LLC, successor-in-interest by merger to Morgan Stanley Mortgage Capital Inc.

“MSMCH Loans” means the mortgage loans that were originated or purchased by MSMCH and that will be sold to the Depositor in connection with the issuance of the Certificates.

“NCCI A/B Mortgage Loans” means The Pier at Caesars A/B Mortgage Loan, the Tower 17 A/B Mortgage Loan, the Merritt Crossing A/B Mortgage Loan, the Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK A/B Mortgage Loan and the High Pointe Tower A/B Mortgage Loan.

“NCCI A/B Mortgage Loan Control Appraisal Period” means a period during which, and for so long as, (A) the initial principal balance of the related NCCI B Note, minus (B) the sum of (i) any principal payments (principal prepayments or otherwise) allocated to, and received on, such NCCI B Note, (ii) any appraisal reduction amount allocated to such NCCI B Note and (iii) any realized principal losses allocated to such NCCI B Note, is less than 25% of (C) the difference between (i) the initial principal balance of such NCCI B Note, minus (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, such NCCI B Note.

“NCCI B Notes” means The Pier at Caesars B Note, the Tower 17 B Note, the Merritt Crossing B Note, the Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK B Note and the High Pointe Tower B Note.

“NCCI B Note Holder” means the holder or holders of an NCCI B Note.

“NCCI A/B Intercreditor Agreements” means The Pier at Caesars Intercreditor Agreement, the Tower 17 Intercreditor Agreement, the Merritt Crossing Intercreditor Agreement, the Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK Intercreditor Agreement and the High Pointe Tower Intercreditor Agreement.

“NCCI Mortgage Loans” means The Pier at Caesars Mortgage Loan, the Tower 17 Mortgage Loan, the Merritt Crossing Mortgage Loan, the Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK Mortgage Loan and the High Pointe Tower Mortgage Loan.

“NCCI Mortgage Loan Holder” means the holder or holders of an NCCI Mortgage Loan.

“Net Aggregate Prepayment Interest Shortfall” means, for the related Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer (or any sub-servicer, if applicable, according to the related sub-servicing agreement) on such Distribution Date.

“Net Mortgage Rate” means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest, any rate increase occurring after an Anticipated Repayment Date) minus the related Administrative Cost Rate; provided, that, for purposes of calculating the Pass-Through Rate for each class of REMIC III Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each Class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or Excess Interest). However, with respect to each Non-30/360 Loan:

•

Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year will be adjusted to take into account the applicable one day’s interest included in the Interest Reserve Amount; and

•

the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (or January or February if the related Distribution Date is the final Distribution

Date) will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January, if applicable, and February.

“Net Operating Income”or “NOI” means historical net operating income for a mortgaged property for the annual or other period specified (or ending on the “NOI Date” specified), and generally consists of revenue derived from the use and operation of the mortgaged property, consisting primarily of rental income (and in the case of residential cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes (except in the case of certain mortgage loans included in the Trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments. Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

“989 Sixth Avenue A/B Mortgage Loan” means the 989 Sixth Avenue Mortgage Loan and the 989 Sixth Avenue B Note.

“989 Sixth Avenue B Note” means, with respect to the 989 Sixth Avenue Mortgage Loan, the related B Note (excluding any 989 Sixth Avenue Converted Components created therefrom).

“989 Sixth Avenue Converted Component” means a portion of the 989 Sixth Avenue B Note that will be secured by the related mortgaged property on a pari passu basis with the 989 Sixth Avenue Mortgage Loan in the event that the 989 Sixth Avenue Mortgaged Property supports a debt service coverage ratio of not less than 1.00x, with respect to the 989 Sixth Avenue Mortgage Loan, any previously created 989 Sixth Avenue Converted Components and the subject 989 Sixth Avenue Converted Component, calculated on a basis that assumes, among other things, amortization on an assumed 30-year schedule. Portions of the 989 Sixth Avenue B Note may become 989 Sixth Avenue Converted Components from time to time and, once converted to pari passu status, will not revert to subordinate priority in the event that the foregoing debt service coverage test is subsequently failed. The interest in the subject 989 Sixth Avenue Converted Component will be represented by a new note, with a corresponding reduction in the principal balance of the 989 Sixth Avenue B Note.

“989 Sixth Avenue Intercreditor Agreement” means the intercreditor agreement between the holder of the 989 Sixth Avenue Mortgage Loan and the holder of the 989 Sixth Avenue B Note.

“989 Sixth Avenue Mortgage Loan” means Mortgage Loan No. 20.

“Nomura” means Nomura Credit & Capital, Inc.

“Nomura Loans” means the mortgage loans that were originated or purchased by Nomura or an affiliate of Nomura and that will be sold to the Depositor in connection with the issuance of the Certificates.

“Non-Serviced Companion Mortgage Loan” means a loan not included in the Trust that is generally payable on a pari passu basis with the related Non-Serviced Mortgage Loan. There are no Non-Serviced Companion Mortgage Loans related to the Trust.

“Non-Serviced Mortgage Loan” means a mortgage loan included in the Trust but serviced under another agreement. There are no Non-Serviced Mortgage Loans related to the Trust.

“Non-Serviced Mortgage Loan B Note” means any related note subordinate in right of payment to a Non-Serviced Mortgage Loan. There are no Non-Serviced Mortgage Loan B Notes related to the Trust.

“Non-Serviced Mortgage Loan Group” means a loan group comprised of Non-Serviced Mortgage Loans, Non-Serviced Companion Mortgage Loans, and/or Non-Serviced Mortgage Loan B Notes. There are no Non-Serviced Mortgage Loan Groups related to the Trust.

“Non-Serviced Mortgage Loan Master Servicer” means the applicable “master servicer” under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement. There are no Non-Serviced Mortgage Loan Master Servicers related to the Trust.

“Non-Serviced Mortgage Loan Mortgage” means the mortgage securing a Non-Serviced Mortgage Loan. There are no Non-Serviced Mortgage Loan Mortgages related to the Trust.

“Non-Serviced Mortgage Loan Pooling and Servicing Agreement” means a pooling and servicing agreement under which a Non-Serviced Mortgage Loan is serviced. There are no Non-Serviced Mortgage Loan Pooling and Servicing Agreements related to the Trust.

“Non-Serviced Mortgage Loan Special Servicer” means the applicable “special servicer” under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement. There are no Non-Serviced Mortgage Loan Special Servicers related to the Trust.

“Non-Serviced Mortgage Loan Trustee” means the applicable “trustee” under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement. There are no Non-Serviced Mortgage Loan Trustees related to the Trust.

“Non-30/360 Loan” or “Interest Reserve Loan” means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of twelve 30-day months.

“Notional Amount” means the notional principal amount of the Class X Certificates as described under “Description of the Offered Certificates—Certificate Balances” in this prospectus supplement.

“OID” means original issue discount.

“Operating Adviser” means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions; provided, that, with respect to an A/B Mortgage Loan, a holder of the related B Note, will, to the extent set forth in the related intercreditor agreement, instead be entitled to the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement to the extent such rights and powers relate to the related A/B Mortgage Loan (but only so long as the holder of the related B Note is the directing holder or controlling holder, as defined in the related Intercreditor Agreement). The initial Operating Adviser will be Centerline REIT Inc., an affiliate of the special servicer and Centerline/AMAC Manager Inc., the external advisor to American Mortgage Acceptance Company.

“Option” means the option to purchase from the Trust any defaulted mortgage loan, as described under “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans,” in this prospectus supplement.

“P&I Advance” means the amount of any Scheduled Payments or Assumed Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing Fees and other servicing fees payable from such Scheduled Payments or Assumed Scheduled Payments), other than any Balloon Payment, advanced on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

“Pari Passu Loan Servicing Fee” means the monthly amount, based on the Pari Passu Loan Servicing Fee Rate, paid as compensation for the servicing of the applicable Non-Serviced Mortgage Loan. There are no Pari Passu Loan Servicing Fees related to the Trust.

“Pari Passu Loan Servicing Fee Rate” means the servicing fee rate applicable to any Non-Serviced Mortgage Loan pursuant to its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement. There are no Pari Passu Loan Servicing Fee Rates related to the Trust.

“Participants” means DTC’s participating organizations.

“Parties in Interest” means persons who have specified relationships to Plans (“parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code).

“Pass-Through Rate” means the rate per annum at which any Class of certificates (other than the Residual Certificates) accrues interest.

“Penetration” means, with respect to a hotel mortgaged property, the ratio between the hotel’s operating results and the corresponding data for the market. If the penetration factor is greater than 100%, then the hotel is performing at a level above the competitive market; conversely, if the penetration is less than 100%, the hotel is performing at a level below the competitive market.

“Percentage Interest” will equal, as evidenced by any certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face of the certificate, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

“Percent Leased” means the percentage of square feet or units, as the case may be, of a mortgaged property that was occupied or leased or, in the case of hospitality properties, average units so occupied over a specified period, as of a specified date (identified on Appendix II to this prospectus supplement as the “Percent Leased as of Date”), as specified by the borrower or as derived from the mortgaged property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such mortgaged property. Such percentage includes tenants which have executed a lease to occupy such mortgaged property even though the applicable tenant has not taken physical occupancy.

“Permitted Cure Period” means, for the purposes of any Material Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the related mortgage loan seller or receipt by the related mortgage loan seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a “qualified mortgage”, but the related mortgage loan seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and Servicing Agreement.

“Plans” means (a) employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan’s investment in such entities.

“Pooling and Servicing Agreement” means the Pooling and Servicing Agreement, dated as of December 1, 2007, between Morgan Stanley Capital I Inc., as depositor, Wachovia Bank, National Association, as master servicer, Centerline Servicing Inc., as special servicer, and Wells Fargo Bank, National Association, as trustee, custodian, paying agent, certificate registrar and authenticating agent.

“Prepayment Interest Excess” means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due Date to the date such payment was made, net of the Trustee Fee, the Master Servicing Fee, the Pari Passu Loan Servicing Fee (in the case of any Non-Serviced Mortgage Loan), the Excess Servicing Fee, and if the related mortgage loan is a Specially Serviced Mortgage Loan, net of the Special Servicing Fee.

“Prepayment Interest Shortfall” means, a shortfall in the collection of a full month’s interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal Prepayment (or a Balloon Payment) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Excess Servicing Fee, the Pari Passu Loan Servicing Fee (in the case of any Non-Serviced Mortgage Loan) and the Trustee Fee that accrues on the amount of such Principal Prepayment or Balloon Payment) will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

•

the aggregate amount of interest that would have accrued at the Net Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal Balance of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made, over

•

the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Excess Servicing Fee, the Pari Passu Loan Servicing Fee payable in connection with any Non-Serviced Mortgage Loan, the Special Servicing Fee, and, if the related mortgage loan is a Specially Serviced Mortgage Loan, the Trustee Fee).

“Prepayment Premium” means, with respect to any mortgage loan, Serviced Companion Mortgage Loan or B Note for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, Serviced Companion Mortgage Loan or B Note; provided, that no Extension Term Prepayment Premium will be included in this definition of Prepayment Premium.

“Principal Balance Certificates” means, upon initial issuance, the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

“Principal Distribution Amount” equals, in general, for any Distribution Date, the aggregate of the following:

•

the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any Serviced Companion Mortgage Loan or B Note or, in either case, its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

•

all payments (including Principal Prepayments and the principal portion of Balloon Payments (but not in respect of any Serviced Companion Mortgage Loan or B Note or, in either case, its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined in this prospectus supplement) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of any Serviced Companion Mortgage Loan or B Note) during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal.

The following amounts shall generally reduce the Principal Distribution Amount (and, in each case, will be allocated first to reduce the Principal Distribution Amount attributable to the Loan Group to which the applicable mortgage loan relates, and then to reduce the Principal Distribution Amount attributable to the other Loan Group) to the extent applicable:

•

if any Advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those Advances (and advance interest thereon) are reimbursable from amounts allocable to principal received with respect to the Mortgage

Pool during the Collection Period for the related Distribution Date, and the Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and advance interest thereon) that are reimbursed from such principal collections during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount (and will be allocated first to increase the Principal Distribution Amount attributable to such other Loan Group, and then to increase the Principal Distribution Amount attributable to the Loan Group to which the applicable mortgage loan relates) for the distribution date following the Collection Period in which the subsequent recovery occurs); and

•

if any Advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that Advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described in this prospectus supplement) will be reimbursable (with advance interest thereon) first from amounts allocable to principal received with respect to the Mortgage Pool during the Collection Period for the related Distribution Date (prior to reimbursement from other collections) and the Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and advance interest thereon) that are reimbursed from such principal collections on the Mortgage Pool during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount (and will be allocated first to increase the Principal Distribution Amount attributable to such other Loan Group, and then to increase the Principal Distribution Amount attributable to the Loan Group to which the applicable mortgage loan relates) for the distribution date following the Collection Period in which the subsequent recovery occurs).

So long as both the Class A-3 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of either the Class A-3 or Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will effectively be calculated in the aggregate for both Loan Groups.

“Principal Prepayments” means any voluntary or involuntary payment or collection of principal on a mortgage loan, Serviced Companion Mortgage Loan or B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the mortgage loan, Serviced Companion Mortgage Loan or B Note in advance of its scheduled Due Date.

“PTCE” means a DOL Prohibited Transaction Class Exemption.

“Purchase Price” means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related B Note, Serviced Companion Mortgage Loan or REO Property (including any unreimbursed Servicing Advances, advance interest related to such mortgage loan and any related B Note or Serviced Companion Mortgage Loan, and also includes the amount of any Servicing Advances (and interest thereon) that were reimbursed from principal collections on the Mortgage Pool and not subsequently recovered from the related mortgagor), and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note or any related Serviced Companion Mortgage Loan that are reimbursable to the master servicer, the special servicer or the trustee, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the Depositor or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

“Qualifying Substitute Mortgage Loan” means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

“Rated Final Distribution Date” means, as to each class of certificates, the Distribution Date in December 2044, which is the first Distribution Date that follows by at least twenty-four (24) months the end of the amortization term for the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

“Rating Agencies” means Fitch and S&P.

“Realized Losses” means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

•	the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over
•

the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such Liquidation Proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense Losses.

If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of Advances determined to be nonrecoverable (and interest on such Advances) that are made in any Collection Period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related Distribution Date, will generally create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the Mortgage Pool and the total principal balance of the principal balance certificates on the succeeding Distribution Date. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described in this prospectus supplement) to reduce principal balances of the Principal Balance Certificates on the Distribution Date for that Collection Period.

“Record Date” means, with respect to each Class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Rehabilitated Mortgage Loan” means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, Serviced Companion Mortgage Loan or B Note that was modified, based on the modified terms, or a complete defeasance shall have occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the Trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated Mortgage Loan unless its related B Note would also constitute a Rehabilitated Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan. A Serviced Pari Passu Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Companion Mortgage Loan would also constitute a Rehabilitated Mortgage Loan. A Serviced Companion Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Pari Passu Mortgage Loan would also constitute a Rehabilitated Mortgage Loan.

“REMIC” means a “real estate mortgage investment conduit,” within the meaning of Section 860D(a) of the Code.

“REMIC III Regular Certificates “ means the Senior Certificates and the Subordinate Certificates.

“REO Income” means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement. With respect to any Non-Serviced Mortgage Loan (if the applicable Non-Serviced Mortgage Loan Special Servicer has foreclosed upon the mortgaged property or properties securing such Non-Serviced Mortgage Loan Mortgage), the REO Income shall include only the portion of such net income that is payable to the holder of such Non-Serviced Mortgage Loan, and with respect to any Loan Pair or A/B Mortgage Loan, only an allocable portion of such REO Income will be distributable to the Certificateholders.

“REO Property” means any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

“REO Tax” means a tax on “net income from foreclosure property” within the meaning of the REMIC provisions of the Code.

“Reserve Account” means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

“Residual Certificates” means the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

“Revised Rate” means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Scheduled Payment” means, in general, for any mortgage loan, Serviced Companion Mortgage Loan or B Note on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, Serviced Companion Mortgage Loan or B Note subsequent to the Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

“Scheduled Principal Balance” means, in respect of any mortgage loan, Serviced Companion Mortgage Loan, Loan Pair, B Note or REO mortgage loan on any Distribution Date will generally equal its Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off Date), reduced, to not less than zero, by:

•

any payments or other collections of principal, or Advances in lieu of such payments or collections, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period; and

•	the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

“Seattle Portfolio - Highland Crest A/B Mortgage Loan” means the Seattle Portfolio - Highland Crest Mortgage Loan and the Seattle Portfolio - Highland Crest B Note.

“Seattle Portfolio - Highland Crest B Note” means, with respect to the Seattle Portfolio - Highland Crest Mortgage Loan, the related B Note.

“Seattle Portfolio - Highland Crest Intercreditor Agreement” means the intercreditor agreement between the holder of the Seattle Portfolio - Highland Crest Mortgage Loan and the holder of the Seattle Portfolio - Highland Crest B Note.

“Seattle Portfolio - Highland Crest Mortgage Loan” means Mortgage Loan No. 16.

“Seattle Portfolio - Queen Vista A/B Mortgage Loan” means the Seattle Portfolio - Queen Vista Mortgage Loan and the Seattle Portfolio - Queen Vista B Note.

“Seattle Portfolio - Queen Vista B Note” means, with respect to the Seattle Portfolio - Queen Vista Mortgage Loan, the related B Note.

“Seattle Portfolio - Queen Vista Intercreditor Agreement” means the intercreditor agreement between the holder of the Seattle Portfolio - Queen Vista Mortgage Loan and the holder of the Seattle Portfolio - Queen Vista B Note.

“Seattle Portfolio - Queen Vista Mortgage Loan” means Mortgage Loan No. 14.

“Seattle Portfolio - 733 Summit A/B Mortgage Loan” means the Seattle Portfolio - 733 Summit Mortgage Loan and the Seattle Portfolio - 733 Summit B Note.

“Seattle Portfolio - 733 Summit B Note” means, with respect to the Seattle Portfolio - 733 Summit Mortgage Loan, the related B Note.

“Seattle Portfolio - 733 Summit Intercreditor Agreement” means the intercreditor agreement between the holder of the Seattle Portfolio - 733 Summit Mortgage Loan and the holder of the Seattle Portfolio - 733 Summit B Note.

“Seattle Portfolio - 733 Summit Mortgage Loan” means Mortgage Loan No. 15.

“Seattle Portfolio A/B Mortgage Loans” means, collectively, the Seattle Portfolio - Queen Vista A/B Mortgage Loan, the Seattle Portfolio - 733 Summit A/B Mortgage Loan and the Seattle Portfolio - Highland Crest A/B Mortgage Loan.

“Seattle Portfolio B Notes” means, collectively, the Seattle Portfolio - Queen Vista B Note, the Seattle Portfolio - 733 Summit B Note and the Seattle Portfolio - Highland Crest B Note.

“Seattle Portfolio Control Appraisal Event” means, with respect to a Seattle Portfolio A/B Mortgage Loan, as of any date of determination, if (a) the then-outstanding principal balance of the related Seattle Portfolio B Note minus (b) the sum of (1) any Appraisal Reduction Amounts allocable to such Seattle Portfolio B Note, and (2) any Realized Losses allocable to such Seattle Portfolio B Note, is less than 25% of (i) the initial principal balance of the related Seattle Portfolio B Note less (ii) any payments of principal (whether as scheduled amortization, prepayments or otherwise) allocated to, and received on, such Seattle Portfolio B Note, made by the related borrower.

“Seattle Portfolio Intercreditor Agreements” means the Seattle Portfolio - Queen Vista Intercreditor Agreement, the Seattle Portfolio - 733 Summit Intercreditor Agreement and the Seattle Portfolio - Highland Crest Intercreditor Agreement.

“Seattle Portfolio Mortgage Loans” means the Seattle Portfolio - Queen Vista Mortgage Loan, the Seattle Portfolio - 733 Summit Mortgage Loan and the Seattle Portfolio - Highland Crest Mortgage Loan.

“Senior Certificates” means the Class A Senior Certificates and the Class X Certificates.

“Serviced Companion Mortgage Loan” means a loan not included in the Trust but serviced pursuant to the Pooling and Servicing Agreement and secured on a pari passu basis with the related Serviced Pari Passu Mortgage Loan, and in this securitization means any 989 Sixth Avenue Converted Component, following the occurrence of The Pier at Caesars Conversion Date, The Pier at Caesars B-1 Note, and following the occurrence of the Tower 17 Conversion Date, the Tower 17 B-1 Note.

“Serviced Pari Passu Mortgage Loan” means a mortgage loan included in the Trust that is serviced under the Pooling and Servicing Agreement and secured by a mortgaged property that secures one or more other loans on a pari passu basis that are not included in the Trust, and in this securitization means, if any 989 Sixth Avenue

Converted Components exist, the 989 Sixth Avenue Mortgage Loan, following the occurrence of The Pier at Caesars Conversion Date, The Pier at Caesars Mortgage Loan, and following the occurrence of the Tower 17 Conversion Date, the Tower 17 Mortgage Loan.

“Servicing Advances” means, in general, customary, reasonable and necessary “out-of-pocket” costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event or as to which a default is imminent, or in connection with the administration of any REO Property.

“Servicing Function Participant” means any person, other than the master servicer and the special servicer, that, within the meaning of Item 1122 of Regulation AB, is performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person’s activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans.

“Servicing Standard” means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any Serviced Companion Mortgage Loan and any B Note, but not any Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of any Serviced Companion Mortgage Loan or any B Note (taking into account the subordinate nature of any such B Note), the related holder of such Serviced Companion Mortgage Loan or B Note, as applicable) as a collective whole (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, any Serviced Companion Mortgage Loan and any B Note and any related intercreditor or co-lender agreement and, to the extent consistent with the foregoing, further as follows:

•

with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

•

with a view to the timely collection of all Scheduled Payments of principal and interest under the mortgage loans, any Serviced Companion Mortgage Loan and any B Note or, if a mortgage loan, any Serviced Companion Mortgage Loan or B Note comes into and continues in default and with respect to the special servicer, if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the Certificateholders (as a collective whole) (or in the case of any A/B Mortgage Loan and its related B Note or a Loan Pair, the maximization of recovery thereon of principal and interest to the Certificateholders and the holder of the related B Note (taking into account the subordinate nature of any such B Note) or the Serviced Companion Mortgage Loan, as applicable, all taken as a collective whole) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the rate determined by the special servicer but in any event not less than (i) the related Net Mortgage Rate, in the case of the mortgage loans (other than any A Note or Serviced Pari Passu Mortgage Loan), or (ii) the weighted average of the mortgage rates on the related A Note and B Note, in the case of any A/B Mortgage Loan, and on the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, in the case of a Loan Pair); and without regard to:

•	any other relationship that the master servicer or the special servicer, as the case may be, or any of their affiliates may have with the related borrower;
•

the ownership of any certificate or any interest in any Serviced Companion Mortgage Loan, any Non-Serviced Companion Mortgage Loan, any B Note or any mezzanine loan related to a mortgage loan by the master servicer or the special servicer, as the case may be, or any of their affiliates;

•	the master servicer’s obligation to make Advances;
•

the right of the master servicer (or any of their affiliates) or the special servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction; and

•	any obligation of the master servicer (or any of its affiliates) to repurchase any mortgage loan from the Trust.

“Servicing Transfer Event” means an instance where an event has occurred that has caused a mortgage loan (other than a Non-Serviced Mortgage Loan), a Serviced Companion Mortgage Loan or a B Note to become a Specially Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to any A Note, it will be deemed to have occurred also with respect to the related B Note; provided, however, that if a Servicing Transfer Event would otherwise have occurred with respect to an A Note, but has not so occurred solely because the holder of the related B Note has exercised its cure rights under the related intercreditor agreement, a Servicing Transfer Event will not occur with respect to the related A/B Mortgage Loan. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If a Servicing Transfer Event occurs with respect to a Serviced Pari Passu Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Companion Mortgage Loan. If a Servicing Transfer Event occurs with respect to a Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Pari Passu Mortgage Loan. Under any applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement, if a Servicing Transfer Event occurs with respect to a Non-Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan.

“Specially Serviced Mortgage Loan” means the following:

•

any mortgage loan (other than an A/B Mortgage Loan), Serviced Companion Mortgage Loan or B Note as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due (or if the master servicer has, prior to the Due Date of such Balloon Payment, received written evidence from an institutional lender of such lender’s binding commitment (which is reasonably acceptable to the special servicer and which consent shall be deemed denied if not granted in ten (10) Business Days) to refinance such mortgage loan, one hundred twenty (120) days following such default; provided, that if such refinancing does not occur during the time period specified in such written refinancing commitment, a Servicing Transfer Event will be deemed to have occurred), or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

•

any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, to the master servicer’s knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 60 days;

•

any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

•

any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the Certificateholders or the holder of the related B Note or Serviced Companion Mortgage Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

•

any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

•

any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, in the judgment of the master servicer, (a) (other than with respect to any A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of the related B Note or Serviced Companion Mortgage Loan (as the case may be).

“Special Servicer Compensation” means such fees payable to the special servicer, collectively, including the Special Servicing Fee, the Workout Fee, the Liquidation Fee and any other fees payable to the special servicer pursuant to the Pooling and Servicing Agreement.

“Special Servicer Event of Default” means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

•

any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

•

any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

•

any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and the Depositor that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

•

any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any Class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

•

a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

•

the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

•

the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

•

the trustee shall have received notice from Fitch that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of certificates;

•	the special servicer has been downgraded to a servicer rating level below CSS3, or its then equivalent, by Fitch;
•	the special servicer is no longer listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer and is not reinstated within 60 days; or
•

under certain circumstances, if the special servicer, or any primary servicer or sub-servicer appointed by the special servicer after the Closing Date, shall fail to deliver the items required to be delivered by such servicer to enable the Depositor to comply with the Trust’s reporting obligations under the Securities Exchange Act of 1934, as amended, and the Trust’s disclosure obligations under Regulation AB by the time provided for in the Pooling and Servicing Agreement.

“Special Servicing Fee” means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan.

“Structuring Assumptions” means the following assumptions:

•	the mortgage rate as of the Closing Date on each mortgage loan remains in effect until maturity or its Anticipated Repayment Date;
•	the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented in this prospectus supplement;
•	the Closing Date for the sale of the certificates is December 28, 2007;
•	distributions on the certificates are made on the 15th day of each month, commencing in January 2008;
•	there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;
•	Scheduled Payments on the mortgage loans are timely received on the first day of each month;
•	the Trust does not experience any Expense Losses;
•

no Principal Prepayment on any mortgage loan is made during its Lock-out Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance Charge or a defeasance requirement, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

•	no Prepayment Interest Shortfalls occur;
•	no mortgage loan exercises its partial release option;
•

no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer or the trustee as reimbursements of any nonrecoverable Advances, unreimbursed Advances outstanding as of the date of modification of any mortgage loan and any related interest on those Advances;

•	no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the Trust occurs;
•	each ARD Loan pays in full on its Anticipated Repayment Date;
•	no Borrower under any Extendable Mortgage Loan exercises any Extension Option;
•	any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance; and
•

each mortgage loan that has its first payment in February 2008 pays interest only during the first Interest Accrual Period relating to the Distribution Date in January 2008 and was assumed to have one additional month of lockout.

“Subordinate Certificates” means the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

“The Pier at Caesars A/B Mortgage Loan” means The Pier at Caesars Mortgage Loan and The Pier at Caesars B Note.

“The Pier at Caesars B Note” means, collectively, The Pier at Caesars B-1 Note and The Pier at Caesars B-2 Note.

“The Pier at Caesars B-1 Note” means, with respect to The Pier at Caesars Mortgage Loan, the promissory note that is secured by The Pier at Caesars Mortgage on a subordinate basis to The Pier at Caesars Mortgage Loan; provided, that following The Pier at Caesars Conversion Date, The Pier at Caesars B-1 Note will be of equal priority with, and will be pari passu in right of entitlement and in other respects with, The Pier at Caesars Mortgage Loan.

“The Pier at Caesars B-2 Note” means, with respect to The Pier at Caesars Mortgage Loan, the promissory note that is secured by The Pier at Caesars Mortgage on a subordinate basis to The Pier at Caesars Mortgage Loan.

“The Pier at Caesars Conversion Date” means the date on which the special servicer has determined that the combined debt service coverage ratio with respect to The Pier at Caesars Mortgage Loan and The Pier at Caesars B-1 Note is equal to or greater than 1.15x, based on a 30-year amortization schedule and net operating income for the preceding twelve (12) calendar months.

“The Pier at Caesars Intercreditor Agreement” means the intercreditor agreement between the holder of The Pier at Caesars Mortgage Loan and the holder of The Pier at Caesars B Note.

“The Pier at Caesars Mortgage Loan” means Mortgage Loan No. 1.

“Tower 17 A/B Mortgage Loan” means the Tower 17 Mortgage Loan and the Tower 17 B Note.

“Tower 17 B Note” means, collectively, the Tower 17 B-1 Note, the Tower 17 B-2 Note and the Tower 17 B-3 Note.

“Tower 17 B-1 Note” means, with respect to the Tower 17 Mortgage Loan, the promissory note that is secured by the Tower 17 Mortgage on a subordinate basis to the Tower 17 Mortgage Loan and, prior to the Tower 17 Conversion Date, on a pari passu basis with the Tower 17 B-2 Note and the Tower 17 B-3 Note; provided, that following the Tower 17 Conversion Date, the Tower 17 B-1 Note will be of equal priority with, and will be pari passu in right of entitlement and in other respects with, the Tower 17 Mortgage Loan.

“Tower 17 B-2 Note” means, with respect to the Tower 17 Mortgage Loan, the promissory note that is secured by the Tower 17 Mortgage on a subordinate basis to the Tower 17 Mortgage Loan and on a pari passu basis with the Tower 17 B-1 Note (prior to the Tower 17 Conversion Date) and the Tower 17 B-3 Note.

“Tower 17 B-3 Note” means, with respect to the Tower 17 Mortgage Loan, the promissory note that is secured by the Tower 17 Mortgage on a subordinate basis to the Tower 17 Mortgage Loan and on a pari passu basis with the Tower 17 B-1 Note (prior to the Tower 17 Conversion Date) and the Tower 17 B-2 Note.

“Tower 17 Conversion Date” means the date on which the special servicer has determined that the combined debt service coverage ratio with respect to the Tower 17 Mortgage Loan and the Tower 17 B-1 Note is equal to or greater than 1.15x, based on a 30-year amortization schedule and net operating income for the preceding twelve (12) calendar months.

“Tower 17 Intercreditor Agreement” means the intercreditor agreement between the holder of the Tower 17 Mortgage Loan and the holder of the Tower 17 B Note.

“Tower 17 Mortgage Loan” means Mortgage Loan No. 7.

“Treasury Rate” unless a different term methodology or source is otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15–Selected Interest Rates under the heading “U.S. government securities/Treasury constant maturities” for the week ending prior to the date of the relevant Principal Prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

“Trust” Morgan Stanley Capital I Trust 2007-HQ13.

“Trustee Fee” means a monthly fee in an amount equal to, in any month, the product of the portion of the Trustee Fee Rate applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the scheduled principal balance of each mortgage loan, which fee is to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties.

“Trustee Fee Rate” means 0.00188% per annum.

“Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK A/B Mortgage Loan” means the Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK Mortgage Loan and the Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK B Note.

“Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK B Note” means, with respect to the Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK Mortgage Loan, the related B Note.

“Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK Intercreditor Agreement” means the intercreditor agreement between the holder of the Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK Mortgage Loan and the holder of the Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK B Note.

“Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK Mortgage Loan” means Mortgage Loan No. 22.

“12 Atlantic Station A/B Mortgage Loan” means the 12 Atlantic Station Mortgage Loan and the 12 Atlantic Station B Note.

“12 Atlantic Station B Note” means, with respect to the 12 Atlantic Station Mortgage Loan, the related B Note.

“12 Atlantic Station Control Appraisal Event” means, with respect to the 12 Atlantic Station A/B Mortgage Loan, as of any date of determination, if (a) the then-outstanding principal balance of the 12 Atlantic Station B Note minus (b) the sum of (1) any Appraisal Reduction Amounts allocable to the 12 Atlantic Station B Note, and (2) any Realized Losses allocable to the 12 Atlantic Station B Note, is less than 25% of (i) the initial principal balance of the 12 Atlantic Station B Note less (ii) any payments of principal (whether as scheduled amortization, prepayments or otherwise) allocated to, and received on, the 12 Atlantic Station B Note, made by the related borrower.

“12 Atlantic Station Intercreditor Agreement” means the intercreditor agreement between the holder of the 12 Atlantic Station Mortgage Loan and the holders of the 12 Atlantic Station B Note.

“12 Atlantic Station Mortgage Loan” means Mortgage Loan No. 24.

“UCF” – See “Underwritable Cash Flow.”

“Underwritable Cash Flow” or “UCF” means an assumption of stabilized cash flow available for debt service. In general, it is the assumed stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) assumed stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization. In addition, in certain cases, Underwritable Cash Flow reflects adjustments of certain revenue and/or expense items to estimated stabilized values, which may include amounts payable by a borrower principal for unoccupied space under a master lease or other adjustments. See “Risk Factors—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” in this prospectus supplement.

“Underwriters” means Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc.

“Underwriting Agreement” means that agreement, dated as of the date of this prospectus supplement, entered into by the Depositor and the Underwriters.

“Unpaid Interest” means, on any Distribution Date with respect to any Class of interests or certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date.

“WAC” – See “Weighted Average Net Mortgage Rate.”

“Weighted Average Net Mortgage Rate” or “WAC” means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances, as of the close of business on the preceding Distribution Date.

“Workout Fee” means that fee, payable with respect to any Rehabilitated Mortgage Loan, Serviced Companion Mortgage Loan or B Note, equal to 1.0% of the amount of each collection of interest (other than default interest and any Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, Serviced Companion Mortgage Loan or B Note for so long as it remains a Rehabilitated Mortgage Loan.

“Yield Maintenance Charge” means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments (other than any Extension Term Yield Maintenance Charge). The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in “Appendix II—Certain Characteristics of the Mortgage Loans” and “Appendix III—Certain Characteristics of the Mortgage Loans in Loan Group 2.”

[THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE LOAN SELLERS

                                                                                   PERCENT BY    WEIGHTED     WEIGHTED
                                                                    AGGREGATE      AGGREGATE      AVERAGE     AVERAGE     WEIGHTED
                                                   NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING     AVERAGE
LOAN SELLER                                     MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
----------------------------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortagge Capital Holdings, LLC         40            597,797,441        57.5        6.477        104         1.28
Nomura Credit & Capital, Inc.                         23            316,791,289        30.5        6.257        106         1.81
American Mortgage Acceptance Company                  19            124,902,279        12.0        5.859         65         1.55
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                82         $1,039,491,009       100.0%       6.336%       100         1.48X
==================================================================================================================================

                                                   WEIGHTED         WEIGHTED    WEIGHTED
                                                   AVERAGE          AVERAGE      AVERAGE
                                                POST IO PERIOD   CUT-OFF DATE   BALLOON
LOAN SELLER                                        DSCR (X)         LTV (%)      LTV (%)
----------------------------------------------------------------------------------------

Morgan Stanley Mortagge Capital Holdings, LLC        1.22             67.9        63.7
Nomura Credit & Capital, Inc.                        1.74             56.0        53.3
American Mortgage Acceptance Company                 1.45             61.8        58.0
----------------------------------------------------------------------------------------
TOTAL:                                               1.41X            63.5%       59.9%
========================================================================================

CUT-OFF DATE BALANCES

                                                               PERCENT BY     WEIGHTED
                                               AGGREGATE       AGGREGATE      AVERAGE
                              NUMBER OF      CUT-OFF DATE    CUT-OFF DATE    MORTGAGE
CUT-OFF DATE BALANCE ($)   MORTGAGE LOANS     BALANCE ($)      BALANCE (%)    RATE (%)
--------------------------------------------------------------------------------------

<= 1,000,000                      3              1,801,514         0.2         6.387
1,000,001 - 2,000,000             5              8,246,633         0.8         6.409
2,000,001 - 3,000,000             8             21,038,237         2.0         6.075
3,000,001 - 4,000,000            14             48,434,755         4.7         6.406
4,000,001 - 5,000,000             5             22,280,237         2.1         6.036
5,000,001 - 6,000,000            11             61,486,753         5.9         6.697
6,000,001 - 7,000,000             2             13,479,840         1.3         6.165
7,000,001 - 8,000,000             3             22,544,419         2.2         5.926
8,000,001 - 9,000,000             3             25,033,711         2.4         6.126
9,000,001 - 10,000,000            3             28,169,943         2.7         6.216
10,000,001 - 15,000,000           5             62,466,947         6.0         6.392
15,000,001 - 20,000,000           7            124,680,000        12.0         6.308
20,000,001 - 30,000,000           6            142,138,000        13.7         6.044
30,000,001 >=                     7            457,690,019        44.0         6.439
--------------------------------------------------------------------------------------
TOTAL:                           82         $1,039,491,009       100.0%        6.336%
======================================================================================

                             WEIGHTED                  WEIGHTED         WEIGHTED    WEIGHTED
                             AVERAGE     WEIGHTED       AVERAGE         AVERAGE      AVERAGE
                            REMAINING     AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
CUT-OFF DATE BALANCE ($)   TERM (MOS.)   DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
--------------------------------------------------------------------------------------------

<= 1,000,000                    97         1.46          1.31            75.4         68.7
1,000,001 - 2,000,000          114         1.63          1.48            66.1         57.2
2,000,001 - 3,000,000          115         1.34          1.21            73.9         65.3
3,000,001 - 4,000,000          106         1.45          1.35            65.5         57.3
4,000,001 - 5,000,000          115         1.64          1.52            64.3         55.7
5,000,001 - 6,000,000          101         1.38          1.29            64.8         56.5
6,000,001 - 7,000,000          114         1.44          1.29            72.6         64.9
7,000,001 - 8,000,000          114         1.56          1.41            65.7         59.5
8,000,001 - 9,000,000          115         1.70          1.58            60.7         53.7
9,000,001 - 10,000,000         114         1.28          1.16            74.7         67.5
10,000,001 - 15,000,000         88         1.41          1.37            67.0         62.2
15,000,001 - 20,000,000         86         1.43          1.38            59.5         58.3
20,000,001 - 30,000,000        107         1.42          1.27            72.5         67.2
30,000,001 >=                   98         1.52          1.50            59.5         58.1
--------------------------------------------------------------------------------------------
TOTAL:                         100         1.48X         1.41X           63.5%        59.9%
============================================================================================

Minimum: $343,082
Maximum: $80,500,000
Weighted Average: $12,676,720

                                       I-1

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

STATES

                                                                  PERCENT BY   WEIGHTED     WEIGHTED
                                                  AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                              NUMBER OF         CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
STATE                   MORTGAGED PROPERTIES     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
-----------------------------------------------------------------------------------------------------

New York                        12                204,006,785        19.6        6.947         80
California - Southern            7                101,063,520         9.7        6.143         92
California - Northern            2                 20,500,000         2.0        6.018         60
New Jersey                       2                101,213,000         9.7        5.945        115
Georgia                          5                 79,054,011         7.6        6.422         96
Pennsylvania                     2                 78,500,000         7.6        6.011        120
Nevada                           3                 61,215,000         5.9        5.891        119
Virginia                         3                 49,650,000         4.8        6.005        119
Texas                            7                 49,067,532         4.7        6.137         85
Illinois                         4                 41,930,836         4.0        6.554        115
Florida                          8                 38,714,444         3.7        6.468        118
Maryland                         2                 30,150,000         2.9        6.090        118
Washington                       5                 28,150,000         2.7        5.952         51
Colorado                         3                 25,892,890         2.5        6.561         83
New Hampshire                    1                 20,925,000         2.0        6.020        120
Connecticut                      1                 19,000,000         1.8        6.560        118
Massachusetts                    2                 17,425,000         1.7        6.333        120
Oklahoma                         2                 17,170,000         1.7        6.544        116
Michigan                         7                 17,035,421         1.6        6.166        112
South Carolina                   5                 11,744,685         1.1        6.440        114
Mississippi                      1                  7,750,000         0.7        5.770        115
Ohio                             1                  5,879,465         0.6        8.740         30
Missouri                         1                  5,375,000         0.5        6.380        118
Arizona                          1                  3,800,000         0.4        6.320        115
Kentucky                         1                  3,575,000         0.3        6.640        120
Alaska                           1                    703,419         0.1        7.070         81
-----------------------------------------------------------------------------------------------------
TOTAL:                          89             $1,039,491,009       100.0%       6.336%       100
=====================================================================================================

                                      WEIGHTED        WEIGHTED     WEIGHTED
                        WEIGHTED       AVERAGE         AVERAGE      AVERAGE
                         AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
STATE                   DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
---------------------------------------------------------------------------

New York                  1.18          1.17           60.6          58.4
California - Southern     1.96          1.89           52.4          48.1
California - Northern     1.29          1.11           74.0          69.6
New Jersey                2.06          2.06           46.4          46.4
Georgia                   1.60          1.59           63.2          61.5
Pennsylvania              1.20          1.20           72.8          72.5
Nevada                    1.42          1.19           74.7          66.4
Virginia                  1.37          1.22           72.2          68.0
Texas                     1.32          1.20           68.3          61.8
Illinois                  1.44          1.42           52.3          49.6
Florida                   1.53          1.39           67.3          59.6
Maryland                  1.36          1.16           77.4          72.7
Washington                1.14          1.08           61.0          59.0
Colorado                  1.66          1.59           66.1          63.5
New Hampshire             1.47          1.47           75.0          63.8
Connecticut               1.38          1.21           68.8          63.1
Massachusetts             1.27          1.24           68.8          59.5
Oklahoma                  1.48          1.30           77.7          73.6
Michigan                  1.47          1.38           75.9          66.6
South Carolina            1.43          1.32           73.5          65.2
Mississippi               1.49          1.24           76.7          71.7
Ohio                      1.21          1.21           53.4          47.5
Missouri                  1.28          1.11           79.0          72.1
Arizona                   1.66          1.43           52.6          49.5
Kentucky                  1.51          1.32           65.9          60.4
Alaska                    1.28          1.28           70.3          65.0
---------------------------------------------------------------------------
TOTAL:                    1.48X         1.41X          63.5%         59.9%
===========================================================================

                                       I-2

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

PROPERTY TYPES

                                                                          PERCENT BY   WEIGHTED
                                                            AGGREGATE      AGGREGATE    AVERAGE
                                         NUMBER OF        CUT-OFF DATE   CUT-OFF DATE  MORTGAGE
PROPERTY TYPE                      MORTGAGED PROPERTIES    BALANCE ($)    BALANCE (%)  RATE (%)
-----------------------------------------------------------------------------------------------

Retail
   Anchored                                  9              272,351,078      26.2       6.719
   Unanchored                               10              126,039,417      12.1       6.069
   Free Standing                            15               50,030,706       4.8       6.189
   Shadow Anchored                           3               10,114,195       1.0       6.319
-----------------------------------------------------------------------------------------------
      SUBTOTAL:                             37           $  458,535,396      44.1%      6.474%
-----------------------------------------------------------------------------------------------
Office
   Urban                                     3              104,686,298      10.1       5.923
   Suburban                                  4               80,325,000       7.7       6.285
-----------------------------------------------------------------------------------------------
      SUBTOTAL:                              7           $  185,011,298      17.8%      6.080%
-----------------------------------------------------------------------------------------------
Multifamily
   Garden                                   14              115,470,836      11.1       6.166
   Student Housing                           2               25,190,479       2.4       6.123
   Mid Rise                                  3               20,000,000       1.9       5.875
-----------------------------------------------------------------------------------------------
      SUBTOTAL:                             19           $  160,661,315      15.5%      6.123%
-----------------------------------------------------------------------------------------------
Hospitality
   Limited Service                           5               64,007,730       6.2       6.453
   Full Service                              1               17,000,000       1.6       5.875
-----------------------------------------------------------------------------------------------
      SUBTOTAL:                              6           $   81,007,730       7.8%      6.331%
-----------------------------------------------------------------------------------------------
Mixed Use
   Office / Retail                           2               57,608,856       5.5       6.620
   Office / Industrial                       1               14,400,000       1.4       6.350
   Multifamily / Retail                      1                5,086,029       0.5       6.160
-----------------------------------------------------------------------------------------------
      SUBTOTAL:                              4           $   77,094,885       7.4%      6.539%
-----------------------------------------------------------------------------------------------
Industrial
   Flex                                      2               20,930,000       2.0       6.317
   Light                                     5                5,700,000       0.5       6.230
-----------------------------------------------------------------------------------------------
      SUBTOTAL:                              7           $   26,630,000       2.6%      6.298%
-----------------------------------------------------------------------------------------------
Other
   Leased Fee                                1               20,713,000       2.0       5.690
   Theater                                   1                5,879,465       0.6       8.740
-----------------------------------------------------------------------------------------------
      SUBTOTAL:                              2           $   26,592,465       2.6%      6.364%
-----------------------------------------------------------------------------------------------
Manufactured Housing Community
   Manufactured Housing Community            7               23,957,920       2.3       6.461
-----------------------------------------------------------------------------------------------
      SUBTOTAL:                              7           $   23,957,920       2.3%      6.461%
-----------------------------------------------------------------------------------------------
TOTAL:                                      89           $1,039,491,009     100.0%      6.336%
===============================================================================================

                                     WEIGHTED                WEIGHTED       WEIGHTED    WEIGHTED
                                     AVERAGE    WEIGHTED      AVERAGE        AVERAGE     AVERAGE
                                    REMAINING    AVERAGE  POST IO PERIOD  CUT-OFF DATE  BALLOON
PROPERTY TYPE                      TERM (MOS.)  DSCR (X)     DSCR (X)        LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------

Retail
   Anchored                             94        1.28          1.22          64.1        60.2
   Unanchored                          114        1.92          1.86          50.2        47.7
   Free Standing                       117        1.30          1.17          71.8        63.1
   Shadow Anchored                     118        1.24          1.19          73.5        63.4
------------------------------------------------------------------------------------------------
      SUBTOTAL:                        102        1.46X         1.39X         61.4%       57.1%
------------------------------------------------------------------------------------------------
Office
   Urban                               107        1.22          1.21          68.8        68.3
   Suburban                             77        2.01          1.95          51.4        49.3
------------------------------------------------------------------------------------------------
      SUBTOTAL:                         94        1.56X         1.53X         61.2%       60.1%
------------------------------------------------------------------------------------------------
Multifamily
   Garden                              105        1.39          1.25          68.3        64.3
   Student Housing                      55        1.40          1.21          63.5        60.4
   Mid Rise                             24        1.06          1.06          57.8        57.8
------------------------------------------------------------------------------------------------
      SUBTOTAL:                         87        1.35X         1.22X         66.2%       62.9%
------------------------------------------------------------------------------------------------
Hospitality
   Limited Service                     118        1.43          1.35          73.4        64.7
   Full Service                         23        2.29          2.29          56.3        56.3
------------------------------------------------------------------------------------------------
      SUBTOTAL:                         98        1.61X         1.55X         69.8%       63.0%
------------------------------------------------------------------------------------------------
Mixed Use
   Office / Retail                     117        1.40          1.40          64.1        62.3
   Office / Industrial                 120        1.26          1.26          67.2        57.7
   Multifamily / Retail                117        1.20          1.20          73.7        63.1
------------------------------------------------------------------------------------------------
      SUBTOTAL:                        118        1.36X         1.36X         65.3%       61.5%
------------------------------------------------------------------------------------------------
Industrial
   Flex                                118        1.51          1.46          61.9        60.3
   Light                               117        1.76          1.51          76.9        69.9
------------------------------------------------------------------------------------------------
      SUBTOTAL:                        118        1.56X         1.47X         65.1%       62.3%
------------------------------------------------------------------------------------------------
Other
   Leased Fee                          121        1.44          1.44          77.7        77.7
   Theater                              30        1.21          1.21          53.4        47.5
------------------------------------------------------------------------------------------------
      SUBTOTAL:                        101        1.39X         1.39X         72.3%       71.0%
------------------------------------------------------------------------------------------------
Manufactured Housing Community
   Manufactured Housing Community      116        1.77          1.62          65.9        58.9
------------------------------------------------------------------------------------------------
      SUBTOTAL:                        116        1.77X         1.62X         65.9%       58.9%
------------------------------------------------------------------------------------------------
TOTAL:                                 100        1.48X         1.41X         63.5%       59.9%
================================================================================================

                                       I-3

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE RATES

                                                    PERCENT BY   WEIGHTED    WEIGHTED
                                      AGGREGATE      AGGREGATE    AVERAGE    AVERAGE
                      NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING
MORTGAGE RATE (%)  MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)
--------------------------------------------------------------------------------------

5.001 - 5.500             1             3,744,417       0.4        5.500       107
5.501 - 6.000            27           408,777,229      39.3        5.858       100
6.001 - 6.500            34           400,837,114      38.6        6.218       110
6.501 - 7.000            14           128,945,654      12.4        6.657       109
7.001 - 7.500             2             4,003,419       0.4        7.095       113
7.501 >=                  4            93,183,175       9.0        8.494        41
--------------------------------------------------------------------------------------
TOTAL:                   82        $1,039,491,009     100.0%       6.336%      100
======================================================================================

                                WEIGHTED       WEIGHTED    WEIGHTED
                   WEIGHTED     AVERAGE         AVERAGE     AVERAGE
                    AVERAGE  POST IO PERIOD  CUT-OFF DATE   BALLOON
MORTGAGE RATE (%)  DSCR (X)     DSCR (X)        LTV (%)     LTV (%)
-------------------------------------------------------------------

5.001 - 5.500        1.75          1.75          46.2        38.8
5.501 - 6.000        1.49          1.42          67.6        64.8
6.001 - 6.500        1.53          1.46          62.7        58.9
6.501 - 7.000        1.44          1.35          65.8        60.0
7.001 - 7.500        1.40          1.40          68.4        56.6
7.501 >=             1.19          1.19          46.5        42.9
-------------------------------------------------------------------
TOTAL:               1.48X         1.41X         63.5%       59.9%
===================================================================

Minimum: 5.500%
Maximum: 8.740%
Weighted Average: 6.336%

SEASONING

                                                    PERCENT BY   WEIGHTED    WEIGHTED
                                      AGGREGATE      AGGREGATE    AVERAGE    AVERAGE
                      NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING
SEASONING (MOS.)   MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)
--------------------------------------------------------------------------------------

0                         10          171,960,000       16.5       6.114       120
1-5                       41          365,726,612       35.2       6.303       108
6-11                      13          274,997,160       26.5       5.896       102
12-23                     14          132,314,359       12.7       6.120        90
>= 24                      4           94,492,878        9.1       8.448        40
--------------------------------------------------------------------------------------
TOTAL:                    82       $1,039,491,009      100.0%      6.336%      100
======================================================================================

                                WEIGHTED       WEIGHTED    WEIGHTED
                   WEIGHTED      AVERAGE        AVERAGE     AVERAGE
                   AVERAGE   POST IO PERIOD  CUT-OFF DATE   BALLOON
SEASONING (MOS.)   DSCR (X)     DSCR (X)        LTV (%)     LTV (%)
-------------------------------------------------------------------

0                    1.28         1.20           72.4        67.3
1-5                  1.51         1.39           65.0        60.4
6-11                 1.66         1.61           60.4        58.9
12-23                1.46         1.44           67.1        63.8
>= 24                1.19         1.19           45.7        41.6
-------------------------------------------------------------------
TOTAL:               1.48X        1.41X          63.5%       59.9%
===================================================================

Minimum: 0 mos.
Maximum: 131 mos.
Weighted Average: 13 mos.

                                       I-4

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

ORIGINAL TERMS TO STATED MATURITY

                                                                          PERCENT BY   WEIGHTED    WEIGHTED
                                                            AGGREGATE      AGGREGATE    AVERAGE    AVERAGE
                                            NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING
ORIGINAL TERM TO STATED MATURITY (MOS.)  MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)
------------------------------------------------------------------------------------------------------------

<= 60                                           9           147,300,000      14.2       6.074         45
61 - 84                                         1               703,419       0.1       7.070         81
85 - 120                                       66           710,253,600      68.3       6.456        107
121 - 180                                       5           175,625,134      16.9       5.998        118
181 - 240                                       1             5,608,856       0.5       8.430        109
------------------------------------------------------------------------------------------------------------
TOTAL:                                         82        $1,039,491,009     100.0%      6.336%       100
============================================================================================================

                                                       WEIGHTED      WEIGHTED    WEIGHTED
                                         WEIGHTED      AVERAGE        AVERAGE     AVERAGE
                                          AVERAGE  POST IO PERIOD  CUT-OFF DATE   BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)  DSCR (X)     DSCR (X)        LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------

<= 60                                      1.74         1.68           52.0        51.3
61 - 84                                    1.28         1.28           70.3        65.0
85 - 120                                   1.45         1.36           64.0        59.3
121 - 180                                  1.33         1.33           72.8        71.0
181 - 240                                  2.13         2.13           18.3         0.2
-----------------------------------------------------------------------------------------
TOTAL:                                     1.48X        1.41X          63.5%       59.9%
=========================================================================================

Minimum: 36 mos.
Maximum: 240 mos.
Weighted Average: 113 mos.

REMAINING TERMS TO STATED MATURITY

                                                                           PERCENT BY   WEIGHTED    WEIGHTED
                                                             AGGREGATE      AGGREGATE    AVERAGE    AVERAGE
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING
REMAINING TERM TO STATED MATURITY (MOS.)  MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)
-------------------------------------------------------------------------------------------------------------

<= 60                                            11          233,133,186       22.4      6.973          41
61 - 84                                           2            3,754,255        0.4      6.656          74
85 - 120                                         68          781,890,567       75.2      6.161         117
121 - 180                                         1           20,713,000        2.0      5.690         121
-------------------------------------------------------------------------------------------------------------
TOTAL:                                           82       $1,039,491,009      100.0%     6.336%        100
=============================================================================================================

                                                        WEIGHTED       WEIGHTED   WEIGHTED
                                          WEIGHTED      AVERAGE        AVERAGE     AVERAGE
                                          AVERAGE   POST IO PERIOD  CUT-OFF DATE  BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)  DSCR (X)     DSCR (X)        LTV (%)     LTV (%)
------------------------------------------------------------------------------------------

<= 60                                        1.51        1.47           50.7        49.3
61 - 84                                      1.52        1.52           33.0        12.5
85 - 120                                     1.47        1.39           67.1        62.7
121 - 180                                    1.44        1.44           77.7        77.7
------------------------------------------------------------------------------------------
TOTAL:                                      1.48X        1.41X          63.5%       59.9%
==========================================================================================

Minimum: 23 mos.
Maximum: 121 mos.
Weighted Average: 100 mos.

                                       I-5

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

ORIGINAL AMORTIZATION TERMS

                                                                       PERCENT BY    WEIGHTED     WEIGHTED
                                                        AGGREGATE      AGGREGATE      AVERAGE     AVERAGE
                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
ORIGINAL AMORTIZATION TERM (MOS.)   MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
-----------------------------------------------------------------------------------------------------------

BALLOON LOANS
   <= 0                                   15            468,329,298       45.1         6.076        101
   181 - 240                               1              5,879,465        0.6         8.740         30
   241 - 300                               5             18,493,081        1.8         6.606        119
   301 - 360                              59            538,129,473       51.8         6.503        100
-----------------------------------------------------------------------------------------------------------
      SUBTOTAL                            80          1,030,831,317       99.2%        6.324%       100
-----------------------------------------------------------------------------------------------------------
FULLY AMORTIZING LOANS
   121 - 180                               1              3,050,836        0.3         6.560         72
   181 - 240                               1              5,608,856        0.5         8.430        109
-----------------------------------------------------------------------------------------------------------
      SUBTOTAL                             2              8,659,692        0.8%        7.771%        96
-----------------------------------------------------------------------------------------------------------
TOTAL:                                    82         $1,039,491,009      100.0%        6.336%       100
===========================================================================================================

                                                  WEIGHTED         WEIGHTED    WEIGHTED
                                    WEIGHTED      AVERAGE          AVERAGE      AVERAGE
                                     AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)   DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
---------------------------------------------------------------------------------------

BALLOON LOANS
   <= 0                               1.59          1.59             59.5        59.5
   181 - 240                          1.21          1.21             53.4        47.5
   241 - 300                          1.31          1.31             64.0        50.7
   301 - 360                          1.38          1.25             67.8        61.6
---------------------------------------------------------------------------------------
      SUBTOTAL                        1.47X         1.40X            63.9%       60.4%
---------------------------------------------------------------------------------------
FULLY AMORTIZING LOANS
   121 - 180                          1.58          1.58             24.4         0.4
   181 - 240                          2.13          2.13             18.3         0.2
---------------------------------------------------------------------------------------
      SUBTOTAL                        1.94X         1.94X            20.4%        0.3%
---------------------------------------------------------------------------------------
TOTAL:                                1.48X         1.41X            63.5%       59.9%
=======================================================================================

Minimum: 180 mos.
Maximum: 360 mos.
Weighted Average: 355 mos.

REMAINING AMORTIZATION TERMS

                                                                        PERCENT BY    WEIGHTED     WEIGHTED
                                                         AGGREGATE      AGGREGATE      AVERAGE     AVERAGE
                                        NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
REMAINING AMORTIZATION TERM (MOS.)   MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   <= 0                                   15            468,329,298      45.1          6.076        101
   121 - 180                               1              5,879,465       0.6          8.740         30
   241 - 300                               6             98,446,802       9.5          8.144         51
   301 - 360                              58            458,175,752      44.1          6.154        111
------------------------------------------------------------------------------------------------------------
      SUBTOTAL                            80          1,030,831,317      99.2%         6.324%       100
------------------------------------------------------------------------------------------------------------
FULLY AMORTIZING LOANS
   61 - 120                                2              8,659,692       0.8          7.771         96
------------------------------------------------------------------------------------------------------------
      SUBTOTAL                             2              8,659,692       0.8%         7.771%        96
------------------------------------------------------------------------------------------------------------
TOTAL:                                    82         $1,039,491,009     100.0%         6.336%       100
============================================================================================================

                                                   WEIGHTED         WEIGHTED    WEIGHTED
                                     WEIGHTED      AVERAGE          AVERAGE      AVERAGE
                                      AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
REMAINING AMORTIZATION TERM (MOS.)   DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
----------------------------------------------------------------------------------------

BALLOON LOANS
   <= 0                                1.59          1.59             59.5        59.5
   121 - 180                           1.21          1.21             53.4        47.5
   241 - 300                           1.15          1.15             50.9        46.6
   301 - 360                           1.43          1.27             71.3        64.3
----------------------------------------------------------------------------------------
      SUBTOTAL                         1.47X         1.40X            63.9%       60.4%
----------------------------------------------------------------------------------------
FULLY AMORTIZING LOANS
   61 - 120                            1.94          1.94             20.4         0.3
----------------------------------------------------------------------------------------
      SUBTOTAL                         1.94X         1.94X            20.4%        0.3%
----------------------------------------------------------------------------------------
TOTAL:                                 1.48X         1.41X            63.5%       59.9%
========================================================================================

Minimum: 72 mos.
Maximum: 360 mos.
Weighted Average: 339 mos.

                                       I-6

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

DEBT SERVICE COVERAGE RATIOS

                                                                     PERCENT BY    WEIGHTED     WEIGHTED
                                                      AGGREGATE      AGGREGATE      AVERAGE     AVERAGE
                                     NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
DEBT SERVICE COVERAGE RATIO (X)   MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------

1.01 - 1.10                             4              38,400,000       3.7         6.141         39
1.11 - 1.20                             7             183,633,031      17.7         7.138         83
1.21 - 1.30                            19             214,800,156      20.7         6.102        110
1.31 - 1.40                            19             240,268,560      23.1         6.265        111
1.41 - 1.50                             8             123,058,000      11.8         6.125        118
1.51 - 1.60                            12              47,338,726       4.6         6.233        112
1.61 - 1.70                             1               3,800,000       0.4         6.320        115
1.71 - 1.80                             3              16,888,836       1.6         5.848        112
1.81 - 1.90                             2               3,741,133       0.4         6.822        116
1.91 - 2.00                             1              13,400,000       1.3         6.670         52
2.01 - 2.50                             3             103,108,856       9.9         6.119         98
2.51 - 3.00                             2              46,733,711       4.5         5.951         65
3.01 >=                                 1               4,320,000       0.4         6.390        118
---------------------------------------------------------------------------------------------------------
TOTAL:                                 82          $1,039,491,009     100.0%        6.336%       100
=========================================================================================================

                                                WEIGHTED         WEIGHTED    WEIGHTED
                                  WEIGHTED      AVERAGE          AVERAGE      AVERAGE
                                   AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
DEBT SERVICE COVERAGE RATIO (X)   DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
-------------------------------------------------------------------------------------

1.01 - 1.10                         1.04          1.04             48.0        48.0
1.11 - 1.20                         1.16          1.16             62.0        59.4
1.21 - 1.30                         1.26          1.19             73.3        69.4
1.31 - 1.40                         1.36          1.23             69.6        64.8
1.41 - 1.50                         1.45          1.32             74.4        68.4
1.51 - 1.60                         1.57          1.44             66.5        61.0
1.61 - 1.70                         1.66          1.43             52.6        49.5
1.71 - 1.80                         1.78          1.69             54.4        47.5
1.81 - 1.90                         1.81          1.67             55.3        48.3
1.91 - 2.00                         1.95          1.95             58.0        58.0
2.01 - 2.50                         2.23          2.23             40.2        39.2
2.51 - 3.00                         2.53          2.53             35.1        34.2
3.01 >=                             3.24          2.80             29.6        27.0
-------------------------------------------------------------------------------------
TOTAL:                              1.48X         1.41X            63.5%       59.9%
=====================================================================================

Minimum: 1.02x
Maximum: 3.24x
Weighted Average: 1.48x

POST IO PERIOD DEBT SERVICE COVERAGE RATIOS

                                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE      AVERAGE     AVERAGE
                                                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
POST IO PERIOD DEBT SERVICE COVERAGE RATIO (X)   MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------

1.01 - 1.10                                           10              93,225,000       9.0         6.098         72
1.11 - 1.20                                           20             326,728,031      31.4         6.682         94
1.21 - 1.30                                           18             248,185,156      23.9         6.144        115
1.31 - 1.40                                           15             112,798,560      10.9         6.454        116
1.41 - 1.50                                            4              48,738,000       4.7         5.976        120
1.51 - 1.60                                            5              29,323,726       2.8         6.396        113
1.71 - 1.80                                            2              11,188,836       1.1         5.653        109
1.81 - 1.90                                            1               1,741,133       0.2         7.570        115
1.91 - 2.00                                            1              13,400,000       1.3         6.670         52
2.01 - 2.50                                            3             103,108,856       9.9         6.119         98
2.51 - 3.00                                            3              51,053,711       4.9         5.988         69
------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                82          $1,039,491,009     100.0%        6.336%       100
========================================================================================================================

                                                               WEIGHTED         WEIGHTED    WEIGHTED
                                                 WEIGHTED      AVERAGE          AVERAGE      AVERAGE
                                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
POST IO PERIOD DEBT SERVICE COVERAGE RATIO (X)   DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
----------------------------------------------------------------------------------------------------

1.01 - 1.10                                        1.17          1.06             64.1        61.1
1.11 - 1.20                                        1.25          1.16             66.9        62.5
1.21 - 1.30                                        1.33          1.24             72.6        68.4
1.31 - 1.40                                        1.37          1.33             67.1        63.9
1.41 - 1.50                                        1.47          1.45             73.9        68.0
1.51 - 1.60                                        1.63          1.56             59.8        54.7
1.71 - 1.80                                        1.78          1.78             43.0        36.1
1.81 - 1.90                                        1.82          1.82             47.1        38.6
1.91 - 2.00                                        1.95          1.95             58.0        58.0
2.01 - 2.50                                        2.23          2.23             40.2        39.2
2.51 - 3.00                                        2.59          2.56             34.7        33.6
----------------------------------------------------------------------------------------------------
TOTAL:                                             1.48X         1.41X            63.5%       59.9%
====================================================================================================

Minimum: 1.02x
Maximum: 2.80x
Weighted Average: 1.41x

                                       I-7

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

LOAN-TO-VALUE RATIOS

                                                             PERCENT BY    WEIGHTED     WEIGHTED
                                              AGGREGATE      AGGREGATE      AVERAGE     AVERAGE
                             NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
LOAN-TO-VALUE RATIO (%)   MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
-------------------------------------------------------------------------------------------------

10.1 - 20.0                     1               5,608,856       0.5         8.430        109
20.1 - 30.0                     2               7,370,836       0.7         6.460         99
30.1 - 40.0                     4             145,633,711      14.0         6.044         90
40.1 - 50.0                     5             111,383,691      10.7         7.924         57
50.1 - 60.0                     8              75,559,465       7.3         6.357         53
60.1 - 70.0                    18             183,689,846      17.7         6.296        110
70.1 - 75.0                    17             261,026,737      25.1         6.152        118
75.1 - 80.0                    27             249,217,868      24.0         5.961        112
-------------------------------------------------------------------------------------------------
TOTAL:                         82          $1,039,491,009     100.0%        6.336%       100
=================================================================================================

                                        WEIGHTED         WEIGHTED    WEIGHTED
                          WEIGHTED      AVERAGE          AVERAGE      AVERAGE
                           AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
LOAN-TO-VALUE RATIO (%)   DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
-----------------------------------------------------------------------------

10.1 - 20.0                 2.13          2.13             18.3         0.2
20.1 - 30.0                 2.55          2.30             27.4        16.0
30.1 - 40.0                 2.17          2.17             37.2        36.9
40.1 - 50.0                 1.23          1.23             46.9        44.5
50.1 - 60.0                 1.64          1.63             57.2        56.6
60.1 - 70.0                 1.35          1.26             67.4        62.1
70.1 - 75.0                 1.31          1.22             73.8        68.3
75.1 - 80.0                 1.35          1.23             76.7        73.2
-----------------------------------------------------------------------------
TOTAL:                      1.48X         1.41X            63.5%       59.9%
=============================================================================

Minimum: 18.3%
Maximum: 79.0%
Weighted Average: 63.5%

BALLOON LOAN-TO-VALUE RATIOS

                                                                     PERCENT BY    WEIGHTED     WEIGHTED
                                                      AGGREGATE      AGGREGATE      AVERAGE     AVERAGE
                                     NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
BALLOON LOAN-TO-VALUE RATIO (%)   MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------

 0.1 - 10.0                             2               8,659,692       0.8         7.771         96
20.1 - 30.0                             2              12,753,711       1.2         5.954        113
30.1 - 40.0                             6             150,129,969      14.4         6.050         91
40.1 - 50.0                             5             114,033,186      11.0         8.067         55
50.1 - 55.0                             3              10,851,948       1.0         6.508        119
55.1 - 60.0                            13             119,903,058      11.5         6.156         68
60.1 - 65.0                            15             130,916,577      12.6         6.245        117
65.1 - 70.0                            15             184,528,570      17.8         6.215        118
70.1 - 80.0                            21             307,714,298      29.6         5.984        114
---------------------------------------------------------------------------------------------------------
TOTAL:                                 82          $1,039,491,009     100.0%        6.336%       100
=========================================================================================================

                                                WEIGHTED         WEIGHTED    WEIGHTED
                                  WEIGHTED      AVERAGE          AVERAGE      AVERAGE
                                   AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)   DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
-------------------------------------------------------------------------------------

0.1 - 10.0                          1.94          1.94             20.4         0.3
20.1 - 30.0                         2.76          2.61             31.9        27.5
30.1 - 40.0                         2.12          2.12             38.0        37.3
40.1 - 50.0                         1.18          1.17             48.6        46.0
50.1 - 55.0                         1.28          1.28             68.1        53.8
55.1 - 60.0                         1.54          1.49             61.0        58.2
60.1 - 65.0                         1.36          1.25             71.4        63.1
65.1 - 70.0                         1.37          1.24             73.5        67.8
70.1 - 80.0                         1.30          1.22             75.6        73.7
-------------------------------------------------------------------------------------
TOTAL:                              1.48X         1.41X            63.5%       59.9%
=====================================================================================

Minimum: 0.2%
Maximum: 77.7%
Weighted Average: 59.9%

AMORTIZATION TYPES

                                                            PERCENT BY    WEIGHTED     WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE
                            NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
AMORTIZATION TYPE        MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------

Interest Only Loans           15             468,329,298      45.1         6.076        101
Partial IO Balloon            40             361,025,000      34.7         6.150        110
Balloon Loans                 25             201,477,019      19.4         7.209         81
Fully Amortizing Loans         2               8,659,692       0.8         7.771         96
------------------------------------------------------------------------------------------------
TOTAL:                        82          $1,039,491,009     100.0%        6.336%       100
================================================================================================

                                       WEIGHTED         WEIGHTED    WEIGHTED
                         WEIGHTED      AVERAGE          AVERAGE      AVERAGE
                          AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
AMORTIZATION TYPE        DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
----------------------------------------------------------------------------

Interest Only Loans        1.59          1.59             59.5        59.5
Partial IO Balloon         1.42          1.23             72.9        66.6
Balloon Loans              1.29          1.29             57.9        51.2
Fully Amortizing Loans     1.94          1.94             20.4         0.3
----------------------------------------------------------------------------
TOTAL:                     1.48X         1.41X            63.5%       59.9%
============================================================================

                                       I-8

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

PREPAYMENT RESTRICTION ANALYSIS: TOTAL POOL

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS        DEC-07           DEC-08          DEC-09         DEC-10
----------------------------------------------------------------------------------------

Locked Out                          85.58%           80.49%         51.80%         53.29%
Yield Maintenance Total             12.21%           15.65%         44.20%         40.90%
Penalty Points Total                 2.21%            2.22%          2.28%          2.47%
Open                                 0.00%            1.64%          1.71%          3.33%
----------------------------------------------------------------------------------------
TOTALS                             100.00%          100.00%        100.00%        100.00%
----------------------------------------------------------------------------------------
Pool Balance Outstanding   $1,039,491,008   $1,035,513,488   $993,672,761   $906,120,502
% Initial Pool Balance             100.00%           99.62%         95.59%         87.17%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%)

PREPAYMENT RESTRICTIONS       DEC-11         DEC-12         DEC-13          DEC-14
-------------------------------------------------------------------------------------

Locked Out                        53.28%         58.26%         58.24%         58.13%
Yield Maintenance Total           36.68%         41.74%         41.76%         41.87%
Penalty Points Total               0.00%          0.00%          0.00%          0.00%
Open                              10.04%          0.00%          0.00%          0.00%
-------------------------------------------------------------------------------------
TOTALS                           100.00%        100.00%        100.00%        100.00%
-------------------------------------------------------------------------------------
Pool Balance Outstanding   $899,987,466   $785,067,111   $777,834,370   $770,106,298
% Initial Pool Balance            86.58%         75.52%         74.83%         74.08%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D)  (%)

PREPAYMENT RESTRICTIONS       DEC-15         DEC-16         DEC-17     DEC-18
-----------------------------------------------------------------------------
Locked Out                        58.06%         40.84%         0.00%   0.00%
Yield Maintenance Total           41.94%         37.84%         0.00%   0.00%
Penalty Points Total               0.00%          5.49%         0.00%   0.00%
Open                               0.00%         15.84%       100.00%   0.00%
-----------------------------------------------------------------------------
TOTALS                           100.00%        100.00%       100.00%   0.00%
-----------------------------------------------------------------------------
Pool Balance Outstanding   $762,562,577   $735,024,712   $28,150,732      $0
% Initial Pool Balance            73.36%         70.71%         2.71%   0.00%

Notes:

(1)  The above analysis is based on the Structuring  Assumptions and a 0% CPR as discussed in the Free Writing Prospectus

(2)  See Appendix II of the Free Writing  Prospectus  for a  description  of the
     Yield Maintenance

(3)  Def/YM1 loans have been modeled as Yield Maintenance.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

MORTGAGE LOAN SELLERS

                                                                              PERCENT BY   WEIGHTED    WEIGHTED
                                                                  AGGREGATE    AGGREGATE    AVERAGE    AVERAGE
                                                  NUMBER OF    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
LOAN SELLER                                    MORTGAGE LOANS   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)
----------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortagge Capital Holdings, LLC       38          588,896,605       68.5       6.477       104
Nomura Credit & Capital, Inc.                       12          216,039,023       25.1       6.256       101
American Mortgage Acceptance Company                 8           55,202,279        6.4       5.761        83
----------------------------------------------------------------------------------------------------------------
TOTAL:                                              58         $860,137,907      100.0%      6.375%      102
================================================================================================================

                                                            WEIGHTED       WEIGHTED    WEIGHTED
                                               WEIGHTED      AVERAGE        AVERAGE     AVERAGE
                                                AVERAGE  POST IO PERIOD  CUT-OFF DATE   BALLOON
LOAN SELLER                                    DSCR (X)     DSCR (X)        LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------

Morgan Stanley Mortagge Capital Holdings, LLC    1.28          1.22          68.0        63.9
Nomura Credit & Capital, Inc.                    1.98          1.92          51.0        48.9
American Mortgage Acceptance Company             1.88          1.85          56.0        50.7
-----------------------------------------------------------------------------------------------
TOTAL:                                           1.49X         1.44X         63.0%       59.3%
===============================================================================================

CUT-OFF DATE BALANCES

                                                         PERCENT BY   WEIGHTED    WEIGHTED
                                            AGGREGATE     AGGREGATE    AVERAGE    AVERAGE
                             NUMBER OF    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
CUT-OFF DATE BALANCE ($)  MORTGAGE LOANS   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)
-------------------------------------------------------------------------------------------

1,000,001 - 2,000,000            3           5,501,133        0.6       6.639       117
2,000,001 - 3,000,000            6          16,263,758        1.9       6.028       115
3,000,001 - 4,000,000            9          31,232,307        3.6       6.430       117
4,000,001 - 5,000,000            3          13,730,168        1.6       5.986       115
5,000,001 - 6,000,000            9          50,291,298        5.8       6.816       107
6,000,001 - 7,000,000            2          13,479,840        1.6       6.165       114
7,000,001 - 8,000,000            2          14,794,419        1.7       6.008       113
8,000,001 - 9,000,000            3          25,033,711        2.9       6.126       115
9,000,001 - 10,000,000           3          28,169,943        3.3       6.216       114
10,000,001 - 15,000,000          3          38,133,311        4.4       6.517        96
15,000,001 - 20,000,000          4          69,880,000        8.1       6.310        79
20,000,001 - 30,000,000          4          95,938,000       11.2       6.112       118
30,000,001 >=                    7         457,690,019       53.2       6.439        98
-------------------------------------------------------------------------------------------
TOTAL:                          58        $860,137,907      100.0%      6.375%      102
===========================================================================================

                                       WEIGHTED       WEIGHTED    WEIGHTED
                          WEIGHTED      AVERAGE        AVERAGE     AVERAGE
                           AVERAGE  POST IO PERIOD  CUT-OFF DATE   BALLOON
CUT-OFF DATE BALANCE ($)  DSCR (X)     DSCR (X)        LTV (%)     LTV (%)
--------------------------------------------------------------------------

1,000,001 - 2,000,000       1.65         1.56           59.9        50.3
2,000,001 - 3,000,000       1.30         1.17           72.8        64.2
3,000,001 - 4,000,000       1.47         1.36           66.9        59.0
4,000,001 - 5,000,000       1.25         1.18           70.8        61.2
5,000,001 - 6,000,000       1.40         1.31           63.9        54.2
6,000,001 - 7,000,000       1.44         1.29           72.6        64.9
7,000,001 - 8,000,000       1.60         1.50           59.9        53.0
8,000,001 - 9,000,000       1.70         1.58           60.7        53.7
9,000,001 - 10,000,000      1.28         1.16           74.7        67.5
10,000,001 - 15,000,000     1.49         1.49           65.8        59.5
15,000,001 - 20,000,000     1.55         1.50           55.4        53.8
20,000,001 - 30,000,000     1.41         1.30           76.0        70.3
30,000,001 >=               1.52         1.50           59.5        58.1
--------------------------------------------------------------------------
TOTAL:                      1.49X        1.44X          63.0%       59.3%
==========================================================================

Minimum: $1,741,133
Maximum: $80,500,000
Weighted Average: $14,829,964

                                      I-10

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

STATES

                                                            PERCENT BY   WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE    AVERAGE    AVERAGE
                             NUMBER OF       CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
STATE                  MORTGAGED PROPERTIES   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)
----------------------------------------------------------------------------------------------

New York                        12            204,006,785       23.7      6.947         80
California - Southern            7            101,063,520       11.7      6.143         92
California - Northern            1              3,300,000        0.4      7.100        120
New Jersey                       2            101,213,000       11.8      5.945        115
Pennsylvania                     2             78,500,000        9.1      6.011        120
Georgia                          3             74,608,856        8.7      6.450         96
Nevada                           3             61,215,000        7.1      5.891        119
Florida                          7             34,394,444        4.0      6.478        117
Colorado                         3             25,892,890        3.0      6.561         83
Maryland                         1             24,300,000        2.8      6.010        118
New Hampshire                    1             20,925,000        2.4      6.020        120
Illinois                         2             20,380,000        2.4      6.294        119
Connecticut                      1             19,000,000        2.2      6.560        118
Texas                            4             18,249,164        2.1      6.198        117
Massachusetts                    2             17,425,000        2.0      6.333        120
Michigan                         6             14,844,943        1.7      6.107        111
Washington                       2              8,150,000        0.9      6.141        117
Virginia                         1              7,350,000        0.9      6.290        116
South Carolina                   1              6,689,840        0.8      6.810        118
Ohio                             1              5,879,465        0.7      8.740         30
Missouri                         1              5,375,000        0.6      6.380        118
Arizona                          1              3,800,000        0.4      6.320        115
Kentucky                         1              3,575,000        0.4      6.640        120
----------------------------------------------------------------------------------------------
TOTAL:                          65           $860,137,907      100.0%     6.375%       102
==============================================================================================

                                    WEIGHTED       WEIGHTED    WEIGHTED
                       WEIGHTED      AVERAGE        AVERAGE     AVERAGE
                        AVERAGE  POST IO PERIOD  CUT-OFF DATE   BALLOON
STATE                  DSCR (X)     DSCR (X)        LTV (%)     LTV (%)
-----------------------------------------------------------------------

New York                 1.18         1.17           60.6        58.4
California - Southern    1.96         1.89           52.4        48.1
California - Northern    1.42         1.42           68.0        54.8
New Jersey               2.06         2.06           46.4        46.4
Pennsylvania             1.20         1.20           72.8        72.5
Georgia                  1.60         1.60           62.3        60.9
Nevada                   1.42         1.19           74.7        66.4
Florida                  1.31         1.21           72.1        63.7
Colorado                 1.66         1.59           66.1        63.5
Maryland                 1.32         1.12           77.1        72.3
New Hampshire            1.47         1.47           75.0        63.8
Illinois                 1.51         1.46           63.1        61.1
Connecticut              1.38         1.21           68.8        63.1
Texas                    1.21         1.16           72.8        62.8
Massachusetts            1.27         1.24           68.8        59.5
Michigan                 1.48         1.39           75.7        66.6
Washington               1.33         1.14           68.7        62.0
Virginia                 1.40         1.20           78.6        71.5
South Carolina           1.32         1.32           69.7        60.7
Ohio                     1.21         1.21           53.4        47.5
Missouri                 1.28         1.11           79.0        72.1
Arizona                  1.66         1.43           52.6        49.5
Kentucky                 1.51         1.32           65.9        60.4
-----------------------------------------------------------------------
TOTAL:                   1.49X        1.44X          63.0%       59.3%
=======================================================================

                                      I-11

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

PROPERTY TYPES

                                                                            PERCENT BY    WEIGHTED     WEIGHTED
                                                              AGGREGATE     AGGREGATE      AVERAGE     AVERAGE
                                          NUMBER OF         CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
PROPERTY TYPE                       MORTGAGED PROPERTIES     BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
----------------------------------------------------------------------------------------------------------------

Retail
   Anchored                                  9               272,351,078       31.7         6.719         94
   Unanchored                               10               126,039,417       14.7         6.069        114
   Free Standing                            15                50,030,706        5.8         6.189        117
   Shadow Anchored                           3                10,114,195        1.2         6.319        118
----------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                             37              $458,535,396       53.3%        6.474%       102
----------------------------------------------------------------------------------------------------------------
Office
   Urban                                     3               104,686,298       12.2         5.923        107
   Suburban                                  4                80,325,000        9.3         6.285         77
----------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                              7              $185,011,298       21.5%        6.080%        94
----------------------------------------------------------------------------------------------------------------
Hospitality
   Limited Service                           5                64,007,730        7.4         6.453        118
   Full Service                              1                17,000,000        2.0         5.875         23
----------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                              6               $81,007,730        9.4%        6.331%        98
----------------------------------------------------------------------------------------------------------------
Mixed Use
   Office / Retail                           2                57,608,856        6.7         6.620        117
   Office / Industrial                       1                14,400,000        1.7         6.350        120
   Multifamily / Retail                      1                 5,086,029        0.6         6.160        117
----------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                              4               $77,094,885        9.0%        6.539%       118
----------------------------------------------------------------------------------------------------------------
Industrial
   Flex                                      2                20,930,000        2.4         6.317        118
   Light                                     5                 5,700,000        0.7         6.230        117
----------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                              7               $26,630,000        3.1%        6.298%       118
----------------------------------------------------------------------------------------------------------------
Other
   Leased Fee                                1                20,713,000        2.4         5.690        121
   Theater                                   1                 5,879,465        0.7         8.740         30
----------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                              2               $26,592,465        3.1%        6.364%       101
----------------------------------------------------------------------------------------------------------------
Manufactured Housing Community
   Manufactured Housing Community            2                 5,266,133        0.6         6.927        116
----------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                              2                $5,266,133        0.6%        6.927%       116
----------------------------------------------------------------------------------------------------------------
TOTAL:                                      65              $860,137,907      100.0%        6.375%       102
================================================================================================================

                                                  WEIGHTED         WEIGHTED    WEIGHTED
                                    WEIGHTED      AVERAGE          AVERAGE      AVERAGE
                                     AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
PROPERTY TYPE                       DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
---------------------------------------------------------------------------------------

Retail
   Anchored                           1.28          1.22             64.1        60.2
   Unanchored                         1.92          1.86             50.2        47.7
   Free Standing                      1.30          1.17             71.8        63.1
   Shadow Anchored                    1.24          1.19             73.5        63.4
---------------------------------------------------------------------------------------
      SUBTOTAL:                       1.46X         1.39X            61.4%       57.1%
---------------------------------------------------------------------------------------
Office
   Urban                              1.22          1.21             68.8        68.3
   Suburban                           2.01          1.95             51.4        49.3
---------------------------------------------------------------------------------------
      SUBTOTAL:                       1.56X         1.53X            61.2%       60.1%
---------------------------------------------------------------------------------------
Hospitality
   Limited Service                    1.43          1.35             73.4        64.7
   Full Service                       2.29          2.29             56.3        56.3
---------------------------------------------------------------------------------------
      SUBTOTAL:                       1.61X         1.55X            69.8%       63.0%
---------------------------------------------------------------------------------------
Mixed Use
   Office / Retail                    1.40          1.40             64.1        62.3
   Office / Industrial                1.26          1.26             67.2        57.7
   Multifamily / Retail               1.20          1.20             73.7        63.1
---------------------------------------------------------------------------------------
      SUBTOTAL:                       1.36X         1.36X            65.3%       61.5%
---------------------------------------------------------------------------------------
Industrial
   Flex                               1.51          1.46             61.9        60.3
   Light                              1.76          1.51             76.9        69.9
---------------------------------------------------------------------------------------
      SUBTOTAL:                       1.56X         1.47X            65.1%       62.3%
---------------------------------------------------------------------------------------
Other
   Leased Fee                         1.44          1.44             77.7        77.7
   Theater                            1.21          1.21             53.4        47.5
---------------------------------------------------------------------------------------
      SUBTOTAL:                       1.39X         1.39X            72.3%       71.0%
---------------------------------------------------------------------------------------
Manufactured Housing Community
   Manufactured Housing Community     1.53          1.42             65.8        57.9
---------------------------------------------------------------------------------------
      SUBTOTAL:                       1.53X         1.42X            65.8%       57.9%
---------------------------------------------------------------------------------------
TOTAL:                                1.49X         1.44X            63.0%       59.3%
=======================================================================================

                                      I-12

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

MORTGAGE RATES

                                                      PERCENT BY    WEIGHTED     WEIGHTED
                                        AGGREGATE     AGGREGATE      AVERAGE     AVERAGE
                       NUMBER OF      CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
MORTGAGE RATE (%)   MORTGAGE LOANS     BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------

5.001 - 5.500              1             3,744,417        0.4         5.500        107
5.501 - 6.000             14           326,897,160       38.0         5.869        106
6.001 - 6.500             29           334,997,114       38.9         6.211        113
6.501 - 7.000              9            98,016,041       11.4         6.623        109
7.001 - 7.500              1             3,300,000        0.4         7.100        120
7.501 >=                   4            93,183,175       10.8         8.494         41
------------------------------------------------------------------------------------------
TOTAL:                    58          $860,137,907      100.0%        6.375%       102
==========================================================================================

                                  WEIGHTED         WEIGHTED    WEIGHTED
                    WEIGHTED      AVERAGE          AVERAGE      AVERAGE
                     AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
MORTGAGE RATE (%)   DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
-----------------------------------------------------------------------

5.001 - 5.500         1.75          1.75             46.2        38.8
5.501 - 6.000         1.53          1.48             67.1        64.7
6.001 - 6.500         1.54          1.48             61.6        57.5
6.501 - 7.000         1.45          1.34             70.0        63.9
7.001 - 7.500         1.42          1.42             68.0        54.8
7.501 >=              1.19          1.19             46.5        42.9
-----------------------------------------------------------------------
TOTAL:                1.49X         1.44X            63.0%       59.3%
=======================================================================

Minimum: 5.500%
Maximum: 8.740%
Weighted Average: 6.375%

SEASONING

                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                      AGGREGATE     AGGREGATE      AVERAGE     AVERAGE
                      NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
SEASONING (MOS.)   MORTGAGE LOANS    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
----------------------------------------------------------------------------------------

0                        10          171,960,000       20.0         6.114        120
1-5                      29          259,124,346       30.1         6.317        104
6-11                     11          234,797,160       27.3         5.884        111
12-23                     5          102,814,359       12.0         6.183        101
>= 24                     3           91,442,042       10.6         8.511         39
----------------------------------------------------------------------------------------
TOTAL:                   58         $860,137,907      100.0%        6.375%       102
========================================================================================

                                 WEIGHTED         WEIGHTED    WEIGHTED
                   WEIGHTED      AVERAGE          AVERAGE      AVERAGE
                    AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
SEASONING (MOS.)   DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
----------------------------------------------------------------------

0                    1.28          1.20             72.4        67.3
1-5                  1.52          1.41             64.1        59.1
6-11                 1.71          1.70             59.1        57.8
12-23                1.53          1.53             67.8        64.3
>= 24                1.18          1.18             46.4        43.0
----------------------------------------------------------------------
TOTAL:               1.49X         1.44X            63.0%       59.3%
======================================================================

Minimum: 0 mos.
Maximum: 131 mos.
Weighted Average: 14 mos.

                                      I-13

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

ORIGINAL TERMS TO STATED MATURITY

                                                                        PERCENT BY   WEIGHTED    WEIGHTED
                                                           AGGREGATE     AGGREGATE    AVERAGE    AVERAGE
                                            NUMBER OF    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
ORIGINAL TERM TO STATED MATURITY (MOS.)  MORTGAGE LOANS   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)
----------------------------------------------------------------------------------------------------------

<= 60                                           4          87,100,000       10.1       6.170        48
85 - 120                                       49         594,854,754       69.2       6.499       105
121 - 180                                       4         172,574,298       20.1       5.988       119
181 - 240                                       1           5,608,856        0.7       8.430       109
----------------------------------------------------------------------------------------------------------
TOTAL:                                         58        $860,137,907      100.0%      6.375%      102
==========================================================================================================

                                                      WEIGHTED       WEIGHTED    WEIGHTED
                                         WEIGHTED     AVERAGE         AVERAGE     AVERAGE
                                          AVERAGE  POST IO PERIOD  CUT-OFF DATE   BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)  DSCR (X)     DSCR (X)        LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------

<= 60                                      2.08         2.08           43.5        43.5
85 - 120                                   1.45         1.37           63.2        58.4
121 - 180                                  1.32         1.32           73.6        72.2
181 - 240                                  2.13         2.13           18.3         0.2
-----------------------------------------------------------------------------------------
TOTAL:                                     1.49X        1.44X          63.0%       59.3%
=========================================================================================

Minimum: 36 mos.
Maximum: 240 mos.
Weighted Average: 116 mos.

REMAINING TERMS TO STATED MATURITY

                                                                         PERCENT BY   WEIGHTED    WEIGHTED
                                                           AGGREGATE      AGGREGATE    AVERAGE    AVERAGE
                                             NUMBER OF    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
REMAINING TERM TO STATED MATURITY (MOS.)  MORTGAGE LOANS   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)
-----------------------------------------------------------------------------------------------------------

<= 60                                            6         172,933,186       20.1       7.334        42
85 - 120                                        51         666,491,721       77.5       6.148       117
121 - 180                                        1          20,713,000        2.4       5.690       121
-----------------------------------------------------------------------------------------------------------
TOTAL:                                          58        $860,137,907      100.0%      6.375%      102
===========================================================================================================

                                                       WEIGHTED       WEIGHTED    WEIGHTED
                                          WEIGHTED      AVERAGE        AVERAGE     AVERAGE
                                           AVERAGE  POST IO PERIOD  CUT-OFF DATE   BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)  DSCR (X)     DSCR (X)        LTV (%)     LTV (%)
------------------------------------------------------------------------------------------

<= 60                                       1.60         1.60           45.9        44.6
85 - 120                                    1.46         1.39           66.9        62.5
121 - 180                                   1.44         1.44           77.7        77.7
------------------------------------------------------------------------------------------
TOTAL:                                      1.49X        1.44X          63.0%       59.3%
==========================================================================================

Minimum: 23 mos.
Maximum: 121 mos.
Weighted Average: 102 mos.

                                      I-14

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

ORIGINAL AMORTIZATION TERMS

                                                                  PERCENT BY   WEIGHTED    WEIGHTED
                                                     AGGREGATE     AGGREGATE    AVERAGE     AVERAGE
                                      NUMBER OF    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
ORIGINAL AMORTIZATION TERM (MOS.)  MORTGAGE LOANS   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)
------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                         10         410,729,298       47.8       6.045       103
   181 - 240                              1           5,879,465        0.7       8.740        30
   241 - 300                              5          18,493,081        2.2       6.606       119
   301 - 360                             41         419,427,208       48.8       6.629       101
------------------------------------------------------------------------------------------------------
      SUBTOTAL                           57         854,529,052       99.3%      6.362%      102
------------------------------------------------------------------------------------------------------
FULLY AMORTIZING LOANS
   181 - 240                              1           5,608,856        0.7       8.430       109
------------------------------------------------------------------------------------------------------
      SUBTOTAL                            1           5,608,856        0.7%      8.430%      109
------------------------------------------------------------------------------------------------------
TOTAL:                                   58        $860,137,907      100.0%      6.375%      102
======================================================================================================

                                                WEIGHTED       WEIGHTED    WEIGHTED
                                   WEIGHTED      AVERAGE        AVERAGE     AVERAGE
                                    AVERAGE  POST IO PERIOD  CUT-OFF DATE   BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)  DSCR (X)     DSCR (X)        LTV (%)     LTV (%)
-----------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                     1.64         1.64           59.5        59.5
   181 - 240                         1.21         1.21           53.4        47.5
   241 - 300                         1.31         1.31           64.0        50.7
   301 - 360                         1.35         1.24           67.0        60.4
-----------------------------------------------------------------------------------
      SUBTOTAL                       1.49X        1.43X          63.3%       59.7%
-----------------------------------------------------------------------------------
FULLY AMORTIZING LOANS
   181 - 240                         2.13         2.13           18.3         0.2
-----------------------------------------------------------------------------------
      SUBTOTAL                       2.13X        2.13X          18.3%        0.2%
-----------------------------------------------------------------------------------
TOTAL:                               1.49X        1.44X          63.0%       59.3%
===================================================================================

Minimum: 240 mos.
Maximum: 360 mos.
Weighted Average: 354 mos.

REMAINING AMORTIZATION TERMS

                                                                   PERCENT BY   WEIGHTED    WEIGHTED
                                                      AGGREGATE     AGGREGATE    AVERAGE    AVERAGE
                                       NUMBER OF    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
REMAINING AMORTIZATION TERM (MOS.)  MORTGAGE LOANS   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)
-----------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                          10         410,729,298       47.8       6.045       103
   121 - 180                               1           5,879,465        0.7       8.740        30
   241 - 300                               6          98,446,802       11.4       8.144        51
   301 - 360                              40         339,473,486       39.5       6.188       117
-----------------------------------------------------------------------------------------------------
      SUBTOTAL:                           57         854,529,052       99.3%      6.362%      102
-----------------------------------------------------------------------------------------------------
FULLY AMORTIZING LOANS
   61 - 120                                1           5,608,856        0.7       8.430       109
-----------------------------------------------------------------------------------------------------
      SUBTOTAL:                            1           5,608,856        0.7%      8.430%      109
-----------------------------------------------------------------------------------------------------
TOTAL:                                    58        $860,137,907      100.0%      6.375%      102
=====================================================================================================

                                                 WEIGHTED       WEIGHTED    WEIGHTED
                                    WEIGHTED      AVERAGE        AVERAGE     AVERAGE
                                     AVERAGE  POST IO PERIOD  CUT-OFF DATE   BALLOON
REMAINING AMORTIZATION TERM (MOS.)  DSCR (X)     DSCR (X)        LTV (%)     LTV (%)
------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                      1.64         1.64           59.5        59.5
   121 - 180                          1.21         1.21           53.4        47.5
   241 - 300                          1.15         1.15           50.9        46.6
   301 - 360                          1.40         1.27           71.5        63.9
------------------------------------------------------------------------------------
      SUBTOTAL:                       1.49X        1.43X          63.3%       59.7%
------------------------------------------------------------------------------------
FULLY AMORTIZING LOANS
   61 - 120                           2.13         2.13           18.3         0.2
------------------------------------------------------------------------------------
      SUBTOTAL:                       2.13X        2.13X          18.3%        0.2%
------------------------------------------------------------------------------------
TOTAL:                                1.49X        1.44X          63.0%       59.3%
====================================================================================

Minimum: 109 mos.
Maximum: 360 mos.
Weighted Average: 335 mos.

                                      I-15

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

DEBT SERVICE COVERAGE RATIOS

                                                                PERCENT BY   WEIGHTED    WEIGHTED
                                                   AGGREGATE     AGGREGATE    AVERAGE    AVERAGE
                                    NUMBER OF    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
DEBT SERVICE COVERAGE RATIO (X)  MORTGAGE LOANS   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)
--------------------------------------------------------------------------------------------------

1.01 - 1.10                             1          18,400,000        2.1       6.430        55
1.11 - 1.20                             7         183,633,031       21.3       7.138        83
1.21 - 1.30                            15         173,566,667       20.2       6.119       115
1.31 - 1.40                            15         192,989,783       22.4       6.224       118
1.41 - 1.50                             4          74,938,000        8.7       6.189       119
1.51 - 1.60                             4          28,937,890        3.4       6.254       117
1.61 - 1.70                             1           3,800,000        0.4       6.320       115
1.71 - 1.80                             3          16,888,836        2.0       5.848       112
1.81 - 1.90                             2           3,741,133        0.4       6.822       116
1.91 - 2.00                             1          13,400,000        1.6       6.670        52
2.01 - 2.50                             3         103,108,856       12.0       6.119        98
2.51 - 3.00                             2          46,733,711        5.4       5.951        65
--------------------------------------------------------------------------------------------------
TOTAL:                                 58        $860,137,907      100.0%      6.375%      102
==================================================================================================

                                              WEIGHTED       WEIGHTED    WEIGHTED
                                 WEIGHTED      AVERAGE        AVERAGE     AVERAGE
                                  AVERAGE  POST IO PERIOD  CUT-OFF DATE   BALLOON
DEBT SERVICE COVERAGE RATIO (X)  DSCR (X)     DSCR (X)        LTV (%)     LTV (%)
---------------------------------------------------------------------------------

1.01 - 1.10                        1.02         1.02           37.4        37.4
1.11 - 1.20                        1.16         1.16           62.0        59.4
1.21 - 1.30                        1.26         1.20           72.9        68.6
1.31 - 1.40                        1.35         1.22           72.7        67.3
1.41 - 1.50                        1.44         1.37           75.3        69.0
1.51 - 1.60                        1.56         1.48           64.4        61.4
1.61 - 1.70                        1.66         1.43           52.6        49.5
1.71 - 1.80                        1.78         1.69           54.4        47.5
1.81 - 1.90                        1.81         1.67           55.3        48.3
1.91 - 2.00                        1.95         1.95           58.0        58.0
2.01 - 2.50                        2.23         2.23           40.2        39.2
2.51 - 3.00                        2.53         2.53           35.1        34.2
---------------------------------------------------------------------------------
TOTAL:                             1.49X        1.44X          63.0%       59.3%
=================================================================================

Minimum: 1.02x
Maximum: 2.54x
Weighted Average: 1.49x

POST IO PERIOD DEBT SERVICE COVERAGE RATIOS

                                                                                PERCENT BY   WEIGHTED    WEIGHTED
                                                                  AGGREGATE      AGGREGATE    AVERAGE    AVERAGE
                                                   NUMBER OF    CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING
POST IO PERIOD DEBT SERVICE COVERAGE RATIO (X)  MORTGAGE LOANS   BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)
------------------------------------------------------------------------------------------------------------------

1.01 - 1.10                                            6          56,025,000         6.5       6.266        96
1.11 - 1.20                                           19         303,728,031        35.3       6.727        97
1.21 - 1.30                                           11         176,031,667        20.5       6.171       114
1.31 - 1.40                                            5          73,169,783         8.5       6.417       117
1.41 - 1.50                                            4          48,738,000         5.7       5.976       120
1.51 - 1.60                                            4          26,272,890         3.1       6.377       118
1.71 - 1.80                                            2          11,188,836         1.3       5.653       109
1.81 - 1.90                                            1           1,741,133         0.2       7.570       115
1.91 - 2.00                                            1          13,400,000         1.6       6.670        52
2.01 - 2.50                                            3         103,108,856        12.0       6.119        98
2.51 - 3.00                                            2          46,733,711         5.4       5.951        65
------------------------------------------------------------------------------------------------------------------
TOTAL:                                                58        $860,137,907       100.0%      6.375%      102
==================================================================================================================

                                                              WEIGHTED      WEIGHTED    WEIGHTED
                                                WEIGHTED      AVERAGE        AVERAGE     AVERAGE
                                                 AVERAGE  POST IO PERIOD  CUT-OFF DATE   BALLOON
POST IO PERIOD DEBT SERVICE COVERAGE RATIO (X)  DSCR (X)     DSCR (X)        LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------

1.01 - 1.10                                       1.19         1.06           63.0        58.9
1.11 - 1.20                                       1.24         1.16           67.2        62.7
1.21 - 1.30                                       1.31         1.24           72.2        68.0
1.31 - 1.40                                       1.33         1.32           69.7        66.9
1.41 - 1.50                                       1.47         1.45           73.9        68.0
1.51 - 1.60                                       1.64         1.56           64.0        61.1
1.71 - 1.80                                       1.78         1.78           43.0        36.1
1.81 - 1.90                                       1.82         1.82           47.1        38.6
1.91 - 2.00                                       1.95         1.95           58.0        58.0
2.01 - 2.50                                       2.23         2.23           40.2        39.2
2.51 - 3.00                                       2.53         2.53           35.1        34.2
------------------------------------------------------------------------------------------------
TOTAL:                                            1.49X        1.44X          63.0%       59.3%
================================================================================================

Minimum: 1.02x
Maximum: 2.54x
Weighted Average: 1.44x

                                      I-16

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

LOAN-TO-VALUE RATIOS

                                                        PERCENT BY    WEIGHTED     WEIGHTED
                                           AGGREGATE    AGGREGATE     AVERAGE      AVERAGE
                            NUMBER OF    CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING
LOAN-TO-VALUE RATIO (%)  MORTGAGE LOANS   BALANCE ($)   BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------

10.1 - 20.0                       1         5,608,856        0.7        8.430         109
30.1 - 40.0                       4       145,633,711       16.9        6.044          90
40.1 - 50.0                       4        92,883,691       10.8        8.140          45
50.1 - 60.0                       5        55,559,465        6.5        6.530          64
60.1 - 70.0                      16       137,489,846       16.0        6.428         118
70.1 - 75.0                      14       237,635,019       27.6        6.137         119
75.1 - 80.0                      14       185,327,320       21.5        5.910         118
--------------------------------------------------------------------------------------------
TOTAL:                           58      $860,137,907      100.0%       6.375%        102
============================================================================================

                                      WEIGHTED       WEIGHTED    WEIGHTED
                         WEIGHTED      AVERAGE       AVERAGE     AVERAGE
                          AVERAGE  POST IO PERIOD CUT-OFF DATE  BALLOON
LOAN-TO-VALUE RATIO (%)  DSCR (X)      DSCR (X)       LTV (%)     LTV (%)
-------------------------------------------------------------------------

10.1 - 20.0                 2.13          2.13          18.3        0.2
30.1 - 40.0                 2.17          2.17          37.2       36.9
40.1 - 50.0                 1.20          1.20          47.3       44.4
50.1 - 60.0                 1.85          1.84          57.0       56.1
60.1 - 70.0                 1.33          1.28          68.1       62.6
70.1 - 75.0                 1.31          1.22          73.8       67.9
75.1 - 80.0                 1.32          1.23          76.5       73.6
-------------------------------------------------------------------------
TOTAL:                      1.49X         1.44X         63.0%      59.3%
=========================================================================

Minimum: 18.3%
Maximum: 79.0%
Weighted Average: 63.0%

BALLOON LOAN- TO-VALUE RATIOS

                                                                PERCENT BY   WEIGHTED    WEIGHTED
                                                   AGGREGATE     AGGREGATE   AVERAGE     AVERAGE
                                    NUMBER OF    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
BALLOON LOAN-TO-VALUE RATIO (%)  MORTGAGE LOANS  BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)
--------------------------------------------------------------------------------------------------

0.1 - 10.0                               1          5,608,856        0.7      8.430          109
20.1 - 30.0                              1          8,433,711        1.0      5.730          110
30.1 - 40.0                              6        150,129,969       17.5      6.050           91
40.1 - 50.0                              4         95,533,186       11.1      8.305           43
50.1 - 55.0                              3         10,851,948        1.3      6.508          119
55.1 - 60.0                              9         76,903,058        8.9      6.252           85
60.1 - 65.0                             12        103,424,859       12.0      6.345          117
65.1 - 70.0                             13        178,108,022       20.7      6.219          118
70.1 - 80.0                              9        231,144,298       26.9      5.932          119
--------------------------------------------------------------------------------------------------
TOTAL:                                  58       $860,137,907      100.0%     6.375%         102
==================================================================================================

                                              WEIGHTED      WEIGHTED           WEIGHTED
                                 WEIGHTED     AVERAGE       AVERAGE            AVERAGE
                                 AVERAGE   POST IO PERIOD  CUT-OFF DATE        BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)  DSCR (X)      DSCR (X)       LTV (%)            LTV (%)
---------------------------------------------------------------------------------------

0.1 - 10.0                         2.13          2.13          18.3                0.2
20.1 - 30.0                        2.51          2.51          33.1               27.8
30.1 - 40.0                        2.12          2.12          38.0               37.3
40.1 - 50.0                        1.15          1.14          49.3               46.1
50.1 - 55.0                        1.28          1.28          68.1               53.8
55.1 - 60.0                        1.70          1.69          61.5               57.8
60.1 - 65.0                        1.34          1.26          72.1               63.4
65.1 - 70.0                        1.38          1.24          73.3               67.8
70.1 - 80.0                        1.27          1.22          75.2               73.9
---------------------------------------------------------------------------------------
TOTAL:                             1.49X         1.44X         63.0%              59.3%
=======================================================================================

Minimum: 0.2%
Maximum: 77.7%
Weighted Average: 59.3%

AMORTIZATION TYPES

                                                       PERCENT BY   WEIGHTED    WEIGHTED
                                         AGGREGATE     AGGREGATE    AVERAGE     AVERAGE
                           NUMBER OF    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
AMORTIZATION TYPE       MORTGAGE LOANS   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)
-----------------------------------------------------------------------------------------

Interest Only Loans            10        410,729,298        47.8      6.045        103
Partial IO Balloon             26        253,035,000        29.4      6.200        118
Balloon Loans                  21        190,764,754        22.2      7.260         79
Fully Amortizing Loans          1          5,608,856         0.7      8.430        109
-----------------------------------------------------------------------------------------
TOTAL:                         58       $860,137,907       100.0%     6.375%       102
=========================================================================================

                                    WEIGHTED        WEIGHTED    WEIGHTED
                        WEIGHTED     AVERAGE        AVERAGE     AVERAGE
                         AVERAGE  POST IO PERIOD  CUT-OFF DATE  BALLOON
AMORTIZATION TYPE       DSCR (X)  DSCR (X)           LTV (%)     LTV (%)
------------------------------------------------------------------------

Interest Only Loans       1.64          1.64          59.5        59.5
Partial IO Balloon        1.39          1.21          74.1        67.0
Balloon Loans             1.29          1.29          56.9        50.4
Fully Amortizing Loans    2.13          2.13          18.3         0.2
------------------------------------------------------------------------
TOTAL:                    1.49X         1.44X         63.0%       59.3%
========================================================================

                                      I-17

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 1

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS      DEC-07         DEC-08        DEC-09       DEC-10
---------------------------------------------------------------------------------

Locked Out                      85.60%         83.75%        48.85%        50.25%
Yield Maintenance Total         14.40%         14.27%        51.15%        47.97%
Penalty Points Total             0.00%          0.00%         0.00%         0.00%
Open                             0.00%          1.98%         0.00%         1.79%
---------------------------------------------------------------------------------
TOTALS                         100.00%        100.00%       100.00%       100.00%
---------------------------------------------------------------------------------
Pool Balance Outstanding  $860,137,907  $856,746,527  $835,939,121  $749,644,448
% Initial Pool Balance          100.00%        99.61%        97.19%        87.15%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D)  (%)

PREPAYMENT RESTRICTIONS       DEC-11       DEC-12        DEC-13        DEC-14
--------------------------------------------------------------------------------

Locked Out                       50.16%        52.56%        52.48%        52.39%
Yield Maintenance Total          42.90%        47.44%        47.52%        47.61%
Penalty Points Total              0.00%         0.00%         0.00%         0.00%
Open                              6.94%         0.00%         0.00%         0.00%
--------------------------------------------------------------------------------
TOTALS                          100.00%       100.00%       100.00%       100.00%
--------------------------------------------------------------------------------
Pool Balance Outstanding  $745,144,832  $670,185,675  $664,531,168  $658,496,169
% Initial Pool Balance           86.63%        77.92%        77.26%        76.56%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D)  (%)

PREPAYMENT RESTRICTIONS      DEC-15        DEC-16        DEC-17        DEC-18
--------------------------------------------------------------------------------
Locked Out                       52.29%        37.80%        0.00%      0.00%
Yield Maintenance Total          47.71%        43.85%        0.00%      0.00%
Penalty Points Total              0.00%         0.00%        0.00%      0.00%
Open                              0.00%        18.36%      100.00%      0.00%
--------------------------------------------------------------------------------
TOTALS                          100.00%       100.00%      100.00%      0.00%
--------------------------------------------------------------------------------
Pool Balance Outstanding  $652,054,687  $634,252,976  $28,150,732         $0
% Initial Pool Balance           75.81%        73.74%        3.27%      0.00%

Notes:

(1)  The above analysis is based on the Structuring  Assumptions and a 0% CPR as discussed in the Free Writing Prospectus

(2)  See Appendix II of the Free Writing  Prospectus  for a  description  of the
     Yield Maintenance

(3)  Def/YM1 loans have been modeled as Yield Maintenance.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

MORTGAGE LOAN SELLERS

                                                                              PERCENT BY   WEIGHTED   WEIGHTED
                                                                AGGREGATE      AGGREGATE   AVERAGE    AVERAGE
                                                  NUMBER OF    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
LOAN SELLER                                    MORTGAGE LOANS  BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)
----------------------------------------------------------------------------------------------------------------

Nomura Credit & Capital, Inc.                          11       100,752,266         56.2     6.260          117
American Mortgage Acceptance Company                   11        69,700,000         38.9     5.937           50
Morgan Stanley Mortagge Capital Holdings, LLC           2         8,900,836          5.0     6.468          102
----------------------------------------------------------------------------------------------------------------
TOTAL:                                                 24      $179,353,102        100.0%    6.145%          90
================================================================================================================

                                                            WEIGHTED        WEIGHTED    WEIGHTED
                                               WEIGHTED     AVERAGE         AVERAGE     AVERAGE
                                               AVERAGE   POST IO PERIOD   CUT-OFF DATE  BALLOON
LOAN SELLER                                    DSCR (X)         DSCR (X)     LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------

Nomura Credit & Capital, Inc.                     1.47           1.34           66.6       62.7
American Mortgage Acceptance Company              1.29           1.14           66.4       63.9
Morgan Stanley Mortagge Capital Holdings, LLC     1.56           1.42           60.2       49.0
-----------------------------------------------------------------------------------------------
TOTAL:                                            1.40X          1.27X          66.2%      62.5%
===============================================================================================

CUT-OFF DATE BALANCES

                                                         PERCENT BY   WEIGHTED    WEIGHTED
                                           AGGREGATE     AGGREGATE    AVERAGE     AVERAGE
                            NUMBER OF     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
CUT-OFF DATE BALANCE ($)  MORTGAGE LOANS   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)
---------------------------------------------------------------------------------------------

<= 1,000,000                       3         1,801,514         1.0      6.387         97
1,000,001 - 2,000,000              2         2,745,500         1.5      5.950        108
2,000,001 - 3,000,000              2         4,774,479         2.7      6.234        113
3,000,001 - 4,000,000              5        17,202,448         9.6      6.363         86
4,000,001 - 5,000,000              2         8,550,069         4.8      6.118        117
5,000,001 - 6,000,000              2        11,195,455         6.2      6.160         73
7,000,001 - 8,000,000              1         7,750,000         4.3      5.770        115
10,000,001 - 15,000,000            2        24,333,636        13.6      6.196         75
15,000,001 - 20,000,000            3        54,800,000        30.6      6.304         96
20,000,001 - 30,000,000            2        46,200,000        25.8      5.904         84
---------------------------------------------------------------------------------------------
TOTAL:                            24      $179,353,102       100.0%     6.145%        90
=============================================================================================

                                        WEIGHTED      WEIGHTED    WEIGHTED
                          WEIGHTED      AVERAGE       AVERAGE     AVERAGE
                          AVERAGE   POST IO PERIOD  CUT-OFF DATE  BALLOON
CUT-OFF DATE BALANCE ($)  DSCR (X)       DSCR (X)       LTV (%)    LTV (%)
--------------------------------------------------------------------------

<= 1,000,000                 1.46           1.31          75.4       68.7
1,000,001 - 2,000,000        1.58           1.33          78.6       71.1
2,000,001 - 3,000,000        1.48           1.35          77.9       69.1
3,000,001 - 4,000,000        1.40           1.32          62.8       54.3
4,000,001 - 5,000,000        2.27           2.05          53.9       46.8
5,000,001 - 6,000,000        1.32           1.21          68.8       66.4
7,000,001 - 8,000,000        1.49           1.24          76.7       71.7
10,000,001 - 15,000,000      1.29           1.19          68.9       66.6
15,000,001 - 20,000,000      1.28           1.22          64.8       64.0
20,000,001 - 30,000,000      1.43           1.20          65.2       60.6
--------------------------------------------------------------------------
TOTAL:                       1.40X          1.27X         66.2%      62.5%
==========================================================================

Minimum: $343,082
Maximum: $23,200,000
Weighted Average: $7,473,046

                                      I-19

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

STATES

                                                               PERCENT BY    WEIGHTED     WEIGHTED
                                                 AGGREGATE     AGGREGATE      AVERAGE     AVERAGE
                              NUMBER OF        CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
STATE                   MORTGAGED PROPERTIES    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------

Virginia                          2              42,300,000       23.6         5.956        119
Texas                             3              30,818,368       17.2         6.101         66
Illinois                          2              21,550,836       12.0         6.800        111
Washington                        3              20,000,000       11.2         5.875         24
California - Northern             1              17,200,000        9.6         5.810         49
Oklahoma                          2              17,170,000        9.6         6.544        116
Mississippi                       1               7,750,000        4.3         5.770        115
Maryland                          1               5,850,000        3.3         6.420        118
South Carolina                    4               5,054,845        2.8         5.950        108
Georgia                           2               4,445,155        2.5         5.950        108
Florida                           1               4,320,000        2.4         6.390        118
Michigan                          1               2,190,479        1.2         6.570        118
Alaska                            1                 703,419        0.4         7.070         81
---------------------------------------------------------------------------------------------------
TOTAL:                           24            $179,353,102      100.0%        6.145%        90
===================================================================================================

                                      WEIGHTED         WEIGHTED    WEIGHTED
                        WEIGHTED      AVERAGE          AVERAGE      AVERAGE
                         AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
STATE                   DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
---------------------------------------------------------------------------

Virginia                  1.36          1.22             71.1        67.4
Texas                     1.38          1.23             65.7        61.1
Illinois                  1.38          1.38             42.2        38.8
Washington                1.06          1.06             57.8        57.8
California - Northern     1.26          1.05             75.2        72.4
Oklahoma                  1.48          1.30             77.7        73.6
Mississippi               1.49          1.24             76.7        71.7
Maryland                  1.55          1.34             78.9        74.3
South Carolina            1.58          1.33             78.6        71.1
Georgia                   1.58          1.33             78.6        71.1
Florida                   3.24          2.80             29.6        27.0
Michigan                  1.37          1.37             77.1        66.7
Alaska                    1.28          1.28             70.3        65.0
---------------------------------------------------------------------------
TOTAL:                    1.40X         1.27X            66.2%       62.5%
===========================================================================

                                      I-20

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

PROPERTY TYPES

                                                                           PERCENT BY    WEIGHTED     WEIGHTED
                                                             AGGREGATE     AGGREGATE      AVERAGE     AVERAGE
                                          NUMBER OF        CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
PROPERTY TYPE                       MORTGAGED PROPERTIES    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------

Multifamily
   Garden                                   14              115,470,836       64.4         6.166        105
   Student Housing                           2               25,190,479       14.0         6.123         55
   Mid Rise                                  3               20,000,000       11.2         5.875         24
---------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                             19             $160,661,315       89.6%        6.123%        87
---------------------------------------------------------------------------------------------------------------
Manufactured Housing Community
   Manufactured Housing Community            5               18,691,787       10.4         6.329        116
---------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                              5              $18,691,787       10.4%        6.329%       116
---------------------------------------------------------------------------------------------------------------
TOTAL:                                      24             $179,353,102      100.0%        6.145%        90
===============================================================================================================

                                                  WEIGHTED         WEIGHTED    WEIGHTED
                                    WEIGHTED      AVERAGE          AVERAGE      AVERAGE
                                     AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
PROPERTY TYPE                       DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
---------------------------------------------------------------------------------------

Multifamily
   Garden                             1.39          1.25             68.3        64.3
   Student Housing                    1.40          1.21             63.5        60.4
   Mid Rise                           1.06          1.06             57.8        57.8
---------------------------------------------------------------------------------------
      SUBTOTAL:                       1.35X         1.22X            66.2%       62.9%
---------------------------------------------------------------------------------------
Manufactured Housing Community
   Manufactured Housing Community     1.84          1.67             65.9        59.2
---------------------------------------------------------------------------------------
      SUBTOTAL:                       1.84X         1.67X            65.9%       59.2%
---------------------------------------------------------------------------------------
TOTAL:                                1.40X         1.27X            66.2%       62.5%
=======================================================================================

                                      I-21

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

MORTGAGE RATES

                                                  PERCENT BY   WEIGHTED    WEIGHTED
                                      AGGREGATE    AGGREGATE    AVERAGE    AVERAGE
                        NUMBER OF  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
MORTGAGE RATE (%)  MORTGAGE LOANS   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)
------------------------------------------------------------------------------------

5.501 - 6.000             13         81,880,069       45.7      5.817         79
6.001 - 6.500              5         65,840,000       36.7      6.250         94
6.501 - 7.000              5         30,929,613       17.2      6.765        112
7.001 - 7.500              1            703,419        0.4      7.070         81
------------------------------------------------------------------------------------
TOTAL:                    24       $179,353,102     100.0%      6.145%        90
====================================================================================

                                 WEIGHTED      WEIGHTED    WEIGHTED
                   WEIGHTED      AVERAGE        AVERAGE     AVERAGE
                    AVERAGE  POST IO PERIOD  CUT-OFF DATE   BALLOON
MORTGAGE RATE (%)  DSCR (X)      DSCR (X)       LTV (%)     LTV (%)
-------------------------------------------------------------------

5.501 - 6.000        1.33         1.16           69.7        65.2
6.001 - 6.500        1.50         1.35           68.3        66.1
6.501 - 7.000        1.40         1.37           52.3        47.6
7.001 - 7.500        1.28         1.28           70.3        65.0
-------------------------------------------------------------------
TOTAL:               1.40X        1.27X          66.2%       62.5%
===================================================================

Minimum: 5.730%
Maximum: 7.070%
Weighted Average: 6.145%

SEASONING

                                                  PERCENT BY   WEIGHTED    WEIGHTED
                                      AGGREGATE    AGGREGATE    AVERAGE    AVERAGE
                        NUMBER OF  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
SEASONING (MOS.)   MORTGAGE LOANS    BALANCE ($)  BALANCE (%)  RATE (%)  TERM (MOS.)
------------------------------------------------------------------------------------

1-5                      12         106,602,266       59.4      6.269        117
6-11                      2          40,200,000       22.4      5.964         49
12-23                     9          29,500,000       16.4      5.899         51
>= 24                     1           3,050,836        1.7      6.560         72
------------------------------------------------------------------------------------
TOTAL:                   24        $179,353,102      100.0%     6.145%        90
====================================================================================

                                 WEIGHTED       WEIGHTED   WEIGHTED
                   WEIGHTED      AVERAGE        AVERAGE    AVERAGE
                    AVERAGE  POST IO PERIOD  CUT-OFF DATE  BALLOON
SEASONING (MOS.)   DSCR (X)     DSCR (X)        LTV (%)     LTV (%)
-------------------------------------------------------------------

1-5                  1.47         1.34           67.3       63.4
6-11                 1.34         1.13           67.8       65.2
12-23                1.23         1.15           64.5       62.1
>= 24                1.58         1.58           24.4        0.4
-------------------------------------------------------------------
TOTAL:               1.40X        1.27X          66.2%      62.5%
===================================================================

Minimum: 1 mos.
Maximum: 108 mos.
Weighted Average: 8 mos.

                                      I-22

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

ORIGINAL TERMS TO STATED MATURITY

                                                                         PERCENT BY  WEIGHTED    WEIGHTED
                                                           AGGREGATE     AGGREGATE    AVERAGE    AVERAGE
                                              NUMBER OF  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
ORIGINAL TERM TO STATED MATURITY (MOS.)  MORTGAGE LOANS   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)
----------------------------------------------------------------------------------------------------------

<= 60                                            5         60,200,000       33.6      5.935         41
61 - 84                                          1            703,419        0.4      7.070         81
85 - 120                                        17        115,398,846       64.3      6.238        117
121 - 180                                        1          3,050,836        1.7      6.560         72
----------------------------------------------------------------------------------------------------------
TOTAL:                                          24       $179,353,102      100.0%     6.145%        90
==========================================================================================================

                                                      WEIGHTED       WEIGHTED    WEIGHTED
                                         WEIGHTED     AVERAGE         AVERAGE     AVERAGE
                                         AVERAGE   POST IO PERIOD  CUT-OFF DATE   BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)  DSCR (X)     DSCR (X)        LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------

<= 60                                      1.25         1.11           64.5        62.7
61 - 84                                    1.28         1.28           70.3        65.0
85 - 120                                   1.48         1.34           68.2        64.0
121 - 180                                  1.58         1.58           24.4         0.4
-----------------------------------------------------------------------------------------
TOTAL:                                     1.40X        1.27X          66.2%       62.5%
=========================================================================================

Minimum: 36 mos.
Maximum: 180 mos.
Weighted Average: 98 mos.

REMAINING TERMS TO STATED MATURITY

                                                                          PERCENT BY   WEIGHTED    WEIGHTED
                                                             AGGREGATE     AGGREGATE    AVERAGE    AVERAGE
                                               NUMBER OF  CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING
REMAINING TERM TO STATED MATURITY (MOS.)  MORTGAGE LOANS    BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)
------------------------------------------------------------------------------------------------------------

<= 60                                             5          60,200,000       33.6      5.935         41
61 - 84                                           2           3,754,255        2.1      6.656         74
85 - 120                                         17         115,398,846       64.3      6.238        117
------------------------------------------------------------------------------------------------------------
TOTAL:                                           24        $179,353,102      100.0%     6.145%        90
============================================================================================================

                                                       WEIGHTED       WEIGHTED    WEIGHTED
                                          WEIGHTED      AVERAGE        AVERAGE     AVERAGE
                                           AVERAGE  POST IO PERIOD  CUT-OFF DATE   BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)  DSCR (X)      DSCR (X)       LTV (%)     LTV (%)
------------------------------------------------------------------------------------------

<= 60                                       1.25         1.11           64.5        62.7
61 - 84                                     1.52         1.52           33.0        12.5
85 - 120                                    1.48         1.34           68.2        64.0
------------------------------------------------------------------------------------------
TOTAL:                                      1.40X        1.27X          66.2%       62.5%
==========================================================================================

Minimum: 24 mos.
Maximum: 119 mos.
Weighted Average: 90 mos.

                                      I-23

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

ORIGINAL AMORTIZATION TERMS

                                                                          PERCENT BY   WEIGHTED    WEIGHTED
                                                            AGGREGATE      AGGREGATE    AVERAGE    AVERAGE
                                               NUMBER OF  CUT-OFF DATE   CUT-OFF DATE  MORTGAGE    REMAINING
ORIGINAL AMORTIZATION TERM (MOS.)         MORTGAGE LOANS   BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)
------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                                  5         57,600,000        32.1%     6.303         85
   301 - 360                                     18        118,702,266        66.2%     6.057         93
------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                  23        176,302,266        98.3%     6.137%        91
------------------------------------------------------------------------------------------------------------
FULLY AMORTIZING LOANS
   121 - 180                                      1          3,050,836         1.7%     6.560         72
------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                   1          3,050,836         1.7%     6.560%        72
------------------------------------------------------------------------------------------------------------
TOTAL:                                           24       $179,353,102       100.0%     6.145%        90
============================================================================================================

                                                       WEIGHTED       WEIGHTED    WEIGHTED
                                          WEIGHTED      AVERAGE        AVERAGE     AVERAGE
                                           AVERAGE  POST IO PERIOD  CUT-OFF DATE   BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)         DSCR (X)        DSCR (X)     LTV (%)     LTV (%)
------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                            1.21         1.21           59.3        59.3
   301 - 360                                1.49         1.28           70.6        65.6
------------------------------------------------------------------------------------------
      SUBTOTAL:                             1.40X        1.26X          66.9%       63.6%
------------------------------------------------------------------------------------------
FULLY AMORTIZING LOANS
   121 - 180                                1.58         1.58           24.4         0.4
------------------------------------------------------------------------------------------
      SUBTOTAL:                             1.58X        1.58X          24.4%        0.4%
------------------------------------------------------------------------------------------
TOTAL:                                      1.40X        1.27X          66.2%       62.5%
==========================================================================================

Minimum: 180 mos.
Maximum: 360 mos.
Weighted Average: 355 mos.

REMAINING AMORTIZATION TERMS

                                                                   PERCENT BY   WEIGHTED    WEIGHTED
                                                      AGGREGATE     AGGREGATE    AVERAGE    AVERAGE
                                         NUMBER OF  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
REMAINING AMORTIZATION TERM (MOS.)  MORTGAGE LOANS   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)
-----------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                            5         57,600,000      32.1%      6.303         85
   301 - 360                               18        118,702,266      66.2%      6.057         93
-----------------------------------------------------------------------------------------------------
      SUBTOTAL:                            23        176,302,266      98.3%      6.137%        91
-----------------------------------------------------------------------------------------------------
FULLY AMORTIZING LOANS
   61 - 120                                 1          3,050,836       1.7%      6.560         72
-----------------------------------------------------------------------------------------------------
      SUBTOTAL:                             1          3,050,836       1.7%      6.560%        72
-----------------------------------------------------------------------------------------------------
TOTAL:                                     24       $179,353,102     100.0%      6.145%        90
=====================================================================================================

                                                 WEIGHTED       WEIGHTED    WEIGHTED
                                    WEIGHTED      AVERAGE        AVERAGE     AVERAGE
                                     AVERAGE  POST IO PERIOD  CUT-OFF DATE   BALLOON
REMAINING AMORTIZATION TERM (MOS.)  DSCR (X)     DSCR (X)        LTV (%)     LTV (%)
------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                      1.21         1.21          59.3         59.3
   301 - 360                          1.49         1.28          70.6         65.6
------------------------------------------------------------------------------------
      SUBTOTAL:                       1.40X        1.26X         66.9%        63.6%
------------------------------------------------------------------------------------
FULLY AMORTIZING LOANS
   61 - 120                           1.58         1.58          24.4          0.4
------------------------------------------------------------------------------------
      SUBTOTAL:                       1.58X        1.58X         24.4%         0.4%
------------------------------------------------------------------------------------
TOTAL:                                1.40X        1.27X         66.2%        62.5%
====================================================================================

Minimum: 72 mos.
Maximum: 360 mos.
Weighted Average: 352 mos.

                                      I-24

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

DEBT SERVICE COVERAGE RATIOS

                                                                PERCENT BY   WEIGHTED    WEIGHTED
                                                   AGGREGATE     AGGREGATE    AVERAGE    AVERAGE
                                    NUMBER OF    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
DEBT SERVICE COVERAGE RATIO (X)  MORTGAGE LOANS   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)
--------------------------------------------------------------------------------------------------

1.01 - 1.10                             3          20,000,000       11.2       5.875        24
1.21 - 1.30                             4          41,233,489       23.0       6.029        89
1.31 - 1.40                             4          47,278,777       26.4       6.435        84
1.41 - 1.50                             4          48,120,000       26.8       6.027       117
1.51 - 1.60                             8          18,400,836       10.3       6.201       105
3.01 >=                                 1           4,320,000        2.4       6.390       118
--------------------------------------------------------------------------------------------------
TOTAL:                                 24        $179,353,102      100.0%      6.145%       90
==================================================================================================

                                              WEIGHTED       WEIGHTED    WEIGHTED
                                 WEIGHTED      AVERAGE        AVERAGE     AVERAGE
                                  AVERAGE  POST IO PERIOD  CUT-OFF DATE   BALLOON
DEBT SERVICE COVERAGE RATIO (X)  DSCR (X)     DSCR (X)        LTV (%)     LTV (%)
---------------------------------------------------------------------------------

1.01 - 1.10                        1.06            1.06         57.8       57.8
1.21 - 1.30                        1.25            1.17         75.2       72.7
1.31 - 1.40                        1.38            1.28         57.0       54.6
1.41 - 1.50                        1.47            1.25         73.0       67.4
1.51 - 1.60                        1.57            1.37         69.7       60.4
3.01 >=                            3.24            2.80         29.6       27.0
---------------------------------------------------------------------------------
TOTAL:                             1.40X           1.27X        66.2%      62.5%
=================================================================================

Minimum: 1.06x
Maximum: 3.24x
Weighted Average: 1.40x

POST IO PERIOD DEBT SERVICE COVERAGE RATIOS

                                                                               PERCENT BY   WEIGHTED    WEIGHTED
                                                                  AGGREGATE     AGGREGATE    AVERAGE    AVERAGE
                                                   NUMBER OF    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
POST IO PERIOD DEBT SERVICE COVERAGE RATIO (X)  MORTGAGE LOANS   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------

1.01 - 1.10                                            4          37,200,000       20.7       5.845        36
1.11 - 1.20                                            1          23,000,000       12.8       6.080        49
1.21 - 1.30                                            7          72,153,489       40.2       6.080       117
1.31 - 1.40                                           10          39,628,777       22.1       6.523       115
1.51 - 1.60                                            1           3,050,836        1.7       6.560        72
2.51 - 3.00                                            1           4,320,000        2.4       6.390       118
-----------------------------------------------------------------------------------------------------------------
TOTAL:                                                24        $179,353,102      100.0%      6.145%       90
=================================================================================================================

                                                             WEIGHTED       WEIGHTED    WEIGHTED
                                                WEIGHTED      AVERAGE        AVERAGE     AVERAGE
                                                 AVERAGE  POST IO PERIOD  CUT-OFF DATE   BALLOON
POST IO PERIOD DEBT SERVICE COVERAGE RATIO (X)  DSCR (X)      DSCR (X)       LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------

1.01 - 1.10                                       1.15          1.06          65.8        64.6
1.11 - 1.20                                       1.40          1.19          62.2        59.8
1.21 - 1.30                                       1.40          1.25          73.7        69.3
1.31 - 1.40                                       1.44          1.35          62.4        58.4
1.51 - 1.60                                       1.58          1.58          24.4         0.4
2.51 - 3.00                                       3.24          2.80          29.6        27.0
------------------------------------------------------------------------------------------------
TOTAL:                                            1.40X         1.27X         66.2%       62.5%
================================================================================================

Minimum: 1.05x
Maximum: 2.80x
Weighted Average: 1.27x

                                      I-25

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

LOAN-TO-VALUE RATIOS

                                                        PERCENT BY   WEIGHTED    WEIGHTED
                                           AGGREGATE     AGGREGATE    AVERAGE    AVERAGE
                            NUMBER OF    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
LOAN-TO-VALUE RATIO (%)  MORTGAGE LOANS   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)
------------------------------------------------------------------------------------------

20.1 - 30.0                     2           7,370,836        4.1       6.460        99
40.1 - 50.0                     1          18,500,000       10.3       6.840       117
50.1 - 60.0                     3          20,000,000       11.2       5.875        24
60.1 - 70.0                     2          46,200,000       25.8       5.904        84
70.1 - 75.0                     3          23,391,718       13.0       6.303       117
75.1 - 80.0                    13          63,890,548       35.6       6.107        97
------------------------------------------------------------------------------------------
TOTAL:                         24        $179,353,102      100.0%      6.145%       90
==========================================================================================

                                      WEIGHTED       WEIGHTED    WEIGHTED
                         WEIGHTED      AVERAGE        AVERAGE    AVERAGE
                          AVERAGE  POST IO PERIOD  CUT-OFF DATE  BALLOON
LOAN-TO-VALUE RATIO (%)  DSCR (X)      DSCR (X)       LTV (%)     LTV (%)
-------------------------------------------------------------------------

20.1 - 30.0                2.55         2.30           27.4        16.0
40.1 - 50.0                1.35         1.35           45.1        45.1
50.1 - 60.0                1.06         1.06           57.8        57.8
60.1 - 70.0                1.43         1.20           65.2        60.6
70.1 - 75.0                1.27         1.27           74.1        72.5
75.1 - 80.0                1.43         1.23           77.2        72.1
-------------------------------------------------------------------------
TOTAL:                     1.40X        1.27X          66.2%       62.5%
=========================================================================

Minimum: 24.4%
Maximum: 78.9%
Weighted Average: 66.2%

BALLOON LOAN-TO-VALUE RATIOS

                                                                PERCENT BY   WEIGHTED    WEIGHTED
                                                   AGGREGATE     AGGREGATE    AVERAGE    AVERAGE
                                    NUMBER OF    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
BALLOON LOAN-TO-VALUE RATIO (%)  MORTGAGE LOANS   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)
--------------------------------------------------------------------------------------------------

0.1 - 10.0                              1           3,050,836        1.7       6.560        72
20.1 - 30.0                             1           4,320,000        2.4       6.390       118
40.1 - 50.0                             1          18,500,000       10.3       6.840       117
55.1 - 60.0                             4          43,000,000       24.0       5.985        37
60.1 - 65.0                             3          27,491,718       15.3       5.870       118
65.1 - 70.0                             2           6,420,548        3.6       6.089       116
70.1 - 80.0                            12          76,570,000       42.7       6.139       101
--------------------------------------------------------------------------------------------------
TOTAL:                                 24        $179,353,102      100.0%      6.145%       90
==================================================================================================

                                              WEIGHTED       WEIGHTED    WEIGHTED
                                 WEIGHTED      AVERAGE        AVERAGE     AVERAGE
                                  AVERAGE  POST IO PERIOD  CUT-OFF DATE   BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)  DSCR (X)     DSCR (X)        LTV (%)     LTV (%)
---------------------------------------------------------------------------------

0.1 - 10.0                         1.58         1.58           24.4         0.4
20.1 - 30.0                        3.24         2.80           29.6        27.0
40.1 - 50.0                        1.35         1.35           45.1        45.1
55.1 - 60.0                        1.24         1.13           60.2        58.9
60.1 - 65.0                        1.45         1.24           68.8        61.7
65.1 - 70.0                        1.31         1.31           78.2        66.9
70.1 - 80.0                        1.39         1.23           76.5        73.1
---------------------------------------------------------------------------------
TOTAL:                             1.40X        1.27X          66.2%       62.5%
=================================================================================

Minimum: 0.4%
Maximum: 74.6%
Weighted Average: 62.5%

AMORTIZATION TYPES

                                                       PERCENT BY   WEIGHTED    WEIGHTED
                                          AGGREGATE     AGGREGATE    AVERAGE    AVERAGE
                           NUMBER OF    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
AMORTIZATION TYPE       MORTGAGE LOANS   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)
-----------------------------------------------------------------------------------------

Partial IO Balloon            14         107,990,000       60.2       6.033        91
Interest Only Loans            5          57,600,000       32.1       6.303        85
Balloon Loans                  4          10,712,266        6.0       6.305       114
Fully Amortizing Loans         1           3,050,836        1.7       6.560        72
-----------------------------------------------------------------------------------------
TOTAL:                        24        $179,353,102      100.0%      6.145%       90
=========================================================================================

                                     WEIGHTED       WEIGHTED    WEIGHTED
                        WEIGHTED      AVERAGE        AVERAGE     AVERAGE
                         AVERAGE  POST IO PERIOD  CUT-OFF DATE   BALLOON
AMORTIZATION TYPE       DSCR (X)     DSCR (X)        LTV (%)     LTV (%)
------------------------------------------------------------------------

Partial IO Balloon        1.51         1.28           70.1        65.7
Interest Only Loans       1.21         1.21           59.3        59.3
Balloon Loans             1.34         1.34           75.8        65.4
Fully Amortizing Loans    1.58         1.58           24.4         0.4
------------------------------------------------------------------------
TOTAL:                    1.40X        1.27X          66.2%       62.5%
========================================================================

                                      I-26

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 2

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS      DEC-07         DEC-08         DEC-09          DEC-10
------------------------------------------------------------------------------------

Locked Out                       85.48%         64.88%         67.43%         67.87%
Yield Maintenance Total           1.70%         22.28%          7.39%          7.07%
Penalty Points Total             12.82%         12.84%         14.39%         14.33%
Open                              0.00%          0.00%         10.78%         10.73%
------------------------------------------------------------------------------------
TOTALS                          100.00%        100.00%        100.00%        100.00%
------------------------------------------------------------------------------------
Pool Balance Outstanding  $179,353,102   $178,766,961   $157,733,639   $156,476,055
% Initial Pool Balance          100.00%         99.67%         87.95%         87.24%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D)  (%)

PREPAYMENT RESTRICTIONS      DEC-11         DEC-12         DEC-13         DEC-14
------------------------------------------------------------------------------------

Locked Out                       68.28%         91.52%         92.04%         92.04%
Yield Maintenance Total           6.73%          8.48%          7.96%          7.96%
Penalty Points Total              0.00%          0.00%          0.00%          0.00%
Open                             24.99%          0.00%          0.00%          0.00%
------------------------------------------------------------------------------------
TOTALS                          100.00%        100.00%        100.00%        100.00%
------------------------------------------------------------------------------------
Pool Balance Outstanding  $154,842,634   $114,881,436   $113,303,202   $111,610,129
% Initial Pool Balance           86.33%         64.05%         63.17%         62.23%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D)  (%)

PREPAYMENT RESTRICTIONS      DEC-15         DEC-16      DEC-17   DEC-18
-----------------------------------------------------------------------
Locked Out                       92.10%         59.99%   0.00%    0.00%
Yield Maintenance Total           7.90%          0.00%   0.00%    0.00%
Penalty Points Total              0.00%         40.01%   0.00%    0.00%
Open                              0.00%          0.00%   0.00%    0.00%
-----------------------------------------------------------------------
TOTALS                          100.00%        100.00%   0.00%    0.00%
-----------------------------------------------------------------------
Pool Balance Outstanding  $110,507,890   $100,771,736      $0       $0
% Initial Pool Balance           61.61%         56.19%   0.00%    0.00%

Notes:

(1)  The above analysis is based on the Structuring  Assumptions and a 0% CPR as discussed in the Free Writing Prospectus

(2)  See Appendix II of the Free Writing  Prospectus  for a  description  of the
     Yield Maintenance

(3)  Def/YM1 loans have been modeled as Yield Maintenance.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                  APPENDIX II
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

MORTGAGE    CMSA        CMSA         MORTGAGE      LOAN        CROSS
LOAN NO.  LOAN NO.  PROPERTY NO.  LOAN SELLER(1)  GROUP  COLLATERALIZATION
--------------------------------------------------------------------------

    1         1         1-001          NCCI         1            No
    2         2         2-001         MSMCH         1            No
    3         3         3-001         MSMCH         1            No
    4         4         4-001         MSMCH         1            No
    5         5         5-001         MSMCH         1            No
    6         6         6-001         MSMCH         1            No
    7         7         7-001          NCCI         1            No
    8         8         8-001          NCCI         1            No
    9         9         9-001         MSMCH         1            No
   10        10        10-001          NCCI         2            No
   11        11        11-001          AMAC         2            No
   12        12        12-001         MSMCH         1            No
   13        13        13-001         MSMCH         1            No

   14        14        14-001          AMAC         2           Yes
   15        15        15-001          AMAC         2           Yes
   16        16        16-001          AMAC         2           Yes
   17        17        17-001          NCCI         2            No
   18        18        18-001          NCCI         1            No
   19        19        19-001          NCCI         2            No
   20        20        20-001         MSMCH         1            No
   21        21        21-001          AMAC         2            No

   22        22        22-001          NCCI         2           Yes
   23        23        23-001          NCCI         2           Yes
   24        24        24-001          AMAC         1            No
   25        25        25-001          NCCI         1            No
   26        26        26-001         MSMCH         1            No
   27        27        27-001          NCCI         1            No
   28        28        28-001         MSMCH         1            No
   29        29        29-001         MSMCH         1            No

   30        30        30-001          AMAC         2           Yes
   31        31        31-001          AMAC         2           Yes
   32        32        32-001          AMAC         2           Yes
   33        33        33-001          AMAC         2           Yes
   34        34        34-001          AMAC         2           Yes
   35        35        35-001          AMAC         2           Yes
   36        36        36-001         MSMCH         1            No
   37        37        37-001         MSMCH         1            No
   38        38        38-001          AMAC         1            No
   39        39        39-001         MSMCH         1            No
   40        40        40-001          AMAC         1            No
   41        41        41-001          NCCI         2            No
   42        42        42-001          AMAC         1            No
   43        43        43-001         MSMCH         1            No
   44        44        44-001         MSMCH         1            No
   45        45        45-001         MSMCH         1            No
             46
   46                  46-001         MSMCH         1            No
   46                  46-002         MSMCH         1            No
   46                  46-003         MSMCH         1            No
   46                  46-004         MSMCH         1            No
   47        47        47-001         MSMCH         1            No
   48        48        48-001         MSMCH         2            No
   49        49        49-001         MSMCH         1            No
             50
   50                  50-001          NCCI         1            No
   50                  50-002          NCCI         1            No
   50                  50-003          NCCI         1            No
   50                  50-004          NCCI         1            No
   50                  50-005          NCCI         1            No
   51        51        51-001         MSMCH         1            No
   52        52        52-001         MSMCH         1            No
   53        53        53-001         MSMCH         1            No
   54        54        54-001         MSMCH         1            No
   55        55        55-001         MSMCH         1            No
   56        56        56-001         MSMCH         1            No
   57        57        57-001          AMAC         1            No
   58        58        58-001          NCCI         2            No
   59        59        59-001          NCCI         2            No
   60        60        60-001         MSMCH         1            No
   61        61        61-001         MSMCH         1            No
   62        62        62-001          AMAC         1            No
   63        63        63-001         MSMCH         1            No
   64        64        64-001          NCCI         2            No
   65        65        65-001         MSMCH         1            No
   66        66        66-001         MSMCH         1            No
   67        67        67-001          NCCI         1            No
   68        68        68-001          NCCI         1            No
   69        69        69-001          NCCI         1            No
   70        70        70-001         MSMCH         2            No
   71        71        71-001         MSMCH         1            No
   72        72        72-001         MSMCH         1            No
   73        73        73-001          AMAC         1            No
   74        74        74-001          AMAC         1            No
   75        75        75-001         MSMCH         1            No
   76        76        76-001         MSMCH         1            No
   77        77        77-001         MSMCH         1            No
   78        78        78-001          NCCI         2            No
   79        79        79-001          NCCI         1            No
   80        80        80-001         MSMCH         1            No
   81        81        81-001          NCCI         1            No
   82        82        82-001          NCCI         2            No

MORTGAGE                                                                              LOAN PURPOSE
LOAN NO.  PROPERTY NAME(2)                                                      (ACQUISITION/REFINANCE)
-------------------------------------------------------------------------------------------------------

    1     The Pier at Caesars                                                          Refinance
    2     42nd Street Retail                                                           Refinance
    3     25 West 39th Street                                                         Acquisition
    4     Logan Town Center                                                           Acquisition
    5     Two Buckhead Plaza                                                           Refinance
    6     Crossroads Town Center                                                      Acquisition
    7     Tower 17                                                                    Acquisition
    8     Comfort Inn & Suites - Sea World                                             Refinance
    9     Market Square Shopping Center                                                Refinance
   10     Weinstein Abbington Crossing I                                               Refinance
   11     Sanctuary Lofts                                                              Refinance
   12     Hilton Garden Inn - Portsmouth                                               Refinance
   13     Alovats North Property                                                       Refinance
          Seattle Portfolio Roll-Up
   14     Seattle Portfolio - Queen Vista (A)                                         Acquisition
   15     Seattle Portfolio - 733 Summit (A)                                          Acquisition
   16     Seattle Portfolio - Highland Crest (A)                                      Acquisition
   17     Weinstein Squire Hill Harrisonburg                                           Refinance
   18     Merritt Crossing                                                            Acquisition
   19     Elaine Place Apartments                                                      Refinance
   20     989 Sixth Avenue                                                            Acquisition
   21     Cedar Glen Apartments                                                       Acquisition
          Tulsa Multifamily Portfolio Roll-Up
   22     Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK (B)        Acquisition
   23     Tulsa Multifamily Portfolio - Woodcreek Apartments - Tulsa, OK (B)          Acquisition
   24     12 Atlantic Station                                                          Refinance
   25     Houghton Mifflin                                                            Acquisition
   26     Ledgemere Industrial                                                         Refinance
   27     High Pointe Tower                                                           Acquisition
   28     Royal Oaks Shopping Center                                                  Acquisition
   29     Harbor Walk Office Building                                                 Acquisition
          Intercoastal Portfolio Roll-Up
   30     Intercoastal Portfolio - Westlake (C)                                       Acquisition
   31     Intercoastal Portfolio - Connecticut Village (C)                            Acquisition
   32     Intercoastal Portfolio - Lincoln (C)                                        Acquisition
   33     Intercoastal Portfolio - Raymonia (C)                                       Acquisition
   34     Intercoastal Portfolio - Westwood (C)                                       Acquisition
   35     Intercoastal Portfolio - Oakland (C)                                        Acquisition
   36     Country Club Village                                                        Acquisition
   37     Meadowbrook Shopping Center                                                  Refinance
   38     Ralph's at Olympic                                                           Refinance
   39     Shops at Clinton Keith                                                       Refinance
   40     Staples Retail                                                              Acquisition
   41     Cypress Lakes Apartments                                                     Refinance
   42     Ralph's at Victory                                                           Refinance
   43     Forum Office Park                                                           Acquisition
   44     Lone Mountain West Village                                                  Acquisition
   45     Hampton Inn - Hilton Head Island, SC                                         Refinance
          Rochester Portfolio Roll-Up
   46     Rochester Portfolio - Petco (Monroe Avenue) (I)                              Refinance
   46     Rochester Portfolio - Rite Aid (Lyell Avenue) (I)                            Refinance
   46     Rochester Portfolio - Rite Aid/Advance Auto (North Clinton Avenue) (I)       Refinance
   46     Rochester Portfolio - Rite Aid (Portland Avenue) (I)                         Refinance
   47     Regal Cinema - Cobblestone Square                                            Refinance
   48     Summerhill Park                                                              Refinance
   49     LA Fitness - Pearland East                                                   Refinance
          Rand Portfolio Roll-Up
   50     Rand Portfolio - 400 Morgan Road (II)                                       Acquisition
   50     Rand Portfolio - 4743 Venture Drive (II)                                    Acquisition
   50     Rand Portfolio - 12701 Grand River (II)                                     Acquisition
   50     Rand Portfolio - 51 Summit Street (II)                                      Acquisition
   50     Rand Portfolio - 1260-1270 Rickett Road (II)                                Acquisition
   51     Vinings Jubilee                                                              Refinance
   52     CVS - Houston                                                               Acquisition
   53     Sportsmans Park                                                              Refinance
   54     Battlefield Square Shoppes                                                  Acquisition
   55     478 Third Avenue                                                            Acquisition
   56     Walgreens - South Holland                                                   Acquisition
   57     Vernon Center                                                                Refinance
   58     Colony Cove                                                                  Refinance
   59     Wagon Wheel MHP                                                             Acquisition
   60     Southridge Village Shopping Center                                           Refinance
   61     Hayden Retail Condominium                                                    Refinance
   62     Los Alamitos                                                                 Refinance
   63     Kissimmee Commons Phase I                                                    Refinance
   64     Amarillo Estates                                                             Refinance
   65     Walgreens - Lexington, KY                                                   Acquisition
   66     Fowler Plaza North                                                           Refinance
   67     Silver Springs Park                                                         Acquisition
   68     Ramada - South San Francisco                                                 Refinance
   69     Days Hotel- Boulder                                                          Refinance
   70     Foxpointe Apartments                                                         Refinance
   71     CVS - Brockton                                                               Refinance
   72     CVS - Lansingburgh                                                          Acquisition
   73     Office Depot                                                                 Refinance
   74     CVS-Rockville Center                                                         Refinance
   75     Allen Creek Crossing                                                         Refinance
   76     Wawa Ground Lease                                                           Acquisition
   77     Shoppes at Lemmon Valley                                                     Refinance
   78     University Village Apartments                                                Refinance
   79     Merritt Island CVS                                                           Refinance
   80     Bradley Meadows Shopping Center                                             Acquisition
   81     Lake Bryant RV & MHP                                                         Refinance
   82     Birchwood                                                                    Refinance

          TOTALS AND WEIGHTED AVERAGES:

MORTGAGE
LOAN NO.  STREET ADDRESS                                  CITY                 STATE  ZIP CODE  PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------

    1     Arkansas and Missouri Avenues                   Atlantic City          NJ     08401   Retail
    2     226-258 West 42nd Street                        New York               NY     10036   Retail
    3     25 West 39th Street                             New York               NY     10018   Office
    4     1300 South Jaggard Street                       Altoona                PA     16602   Retail
    5     3050 Peachtree Road                             Atlanta                GA     30305   Mixed Use
    6     6436-6592 North Decatur Boulevard               Las Vegas              NV     89084   Retail
    7     18881 Von Karman Avenue                         Irvine                 CA     92612   Office
    8     2201 Hotel Circle South                         San Diego              CA     92108   Hospitality
    9     Solomons Island Road at Stoakley Road           Prince Frederick       MD     20678   Retail
   10     1000 Old Brook Road                             Charlottesville        VA     22901   Multifamily
   11     300 W. Hutchison Street                         San Marcos             TX     78666   Multifamily
   12     100 High Street                                 Portsmouth             NH     03801   Hospitality
   13     Costco Way                                      Monroe                 NJ     08831   Other

   14     1321 Queen Anne Ave. North                      Seattle                WA     98109   Multifamily
   15     733 East Summit Avenue                          Seattle                WA     98102   Multifamily
   16     1205 Queen Anne Avenue North                    Seattle                WA     98109   Multifamily
   17     1443 Devon Lane                                 Harrisonburg           VA     22801   Multifamily
   18     440 Wheelers Farm Road                          Milford                CT     06460   Office
   19     Elaine Place and Roscoe Street                  Chicago                IL     60657   Multifamily
   20     989 Sixth Avenue                                New York               NY     10018   Office
   21     303 Sandy Lane                                  Suisun City            CA     94585   Multifamily

   22     4858 South 78th East Place                      Tulsa                  OK     74145   Multifamily
   23     11107 East Brady Street                         Tulsa                  OK     74116   Multifamily
   24     361 17th Street                                 Atlanta                GA     30363   Hospitality
   25     1900 South Batavia Avenue                       Geneva                 IL     60134   Industrial
   26     240-290 Eliot Street                            Ashland                MA     01721   Mixed Use
   27     6430 South Fiddlers Green Circle                Greenwood Village      CO     80111   Office
   28     3210-3248 Lithia Pinecrest Road                 Valrico                FL     33594   Retail
   29     1650-1670 SE 17th Street                        Ft. Lauderdale         FL     33316   Office

   30     1900 Westlake Avenue                            Savannah               GA     31405   Multifamily
   31     409 E. Junior High Road                         Gaffney                SC     29340   Multifamily
   32     404 North Witseil Street                        Walterboro             SC     29488   Multifamily
   33     1208 Easter Drive                               Vidalia                GA     30474   Multifamily
   34     1028 Westwood Drive                             Manning                SC     29102   Multifamily
   35     200 Virginia Street                             Abbeville              SC     29620   Multifamily
   36     2721, 2821, 2831, 2841, 2851 West 120th Avenue  Westminster            CO     80234   Retail
   37     41600 Ten Mile Road                             Novi                   MI     48375   Retail
   38     11727 Olympic Blvd.                             Los Angeles            CA     90064   Retail
   39     32060, 32080, 32100 Clinton Keith Road          Wildomar               CA     92595   Retail
   40     2040 White Plains Road                          Bronx                  NY     10462   Retail
   41     1632 Grand Casino Parkway                       Robinsonville          MS     38664   Multifamily
   42     22915 Victory Boulevard                         West Hills             CA     91307   Retail
   43     10120, 10124, &10128 West Broad Street          Glen Allen             VA     23060   Office
   44     3350 Novat Street                               Las Vegas              NV     89129   Retail
   45     1 Dillon Road                                   Hilton Head            SC     29926   Hospitality

   46     3200 Monroe Avenue                              Pittsford              NY     14618   Retail
   46     437 Lyell Avenue                                Rochester              NY     14606   Retail
   46     1000 & 1028 N. Clinton Avenue                   Rochester              NY     14621   Retail
   46     535 Portland Avenue                             Rochester              NY     14621   Retail
   47     5500 Cobblestone Road                           Sheffield Village      OH     44054   Other
   48     1723 Crownsville Road                           Crownsville            MD     21032   Manufactured Housing Community
   49     2850 Pearland Parkway                           Pearland               TX     77581   Retail

   50     400 Morgan Road                                 Ann Arbor              MI     48108   Industrial
   50     4743 Venture Drive                              Ann Arbor              MI     48108   Industrial
   50     12701 Grand River                               Brighton               MI     48116   Industrial
   50     51 Summit Street                                Brighton               MI     48116   Industrial
   50     1260-1270 Rickett Road                          Brighton               MI     48116   Industrial
   51     2950 & 4300 Paces Ferry Road                    Atlanta                GA     30339   Mixed Use
   52     9292 Westheimer                                 Houston                TX     77063   Retail
   53     9415-9459 Coppertop Loop                        Bainbridge Island      WA     98110   Industrial
   54     3040 S. Glenstone Avenue                        Springfield            MO     65804   Retail
   55     478 Third Avenue                                New York               NY     10016   Mixed Use
   56     390 East 162nd Street                           South Holland          IL     60473   Retail
   57     4360 S. Figueroa Street                         Los Angeles            CA     90037   Retail
   58     5229 Rubber Tree Circle                         New Port Richey        FL     34653   Manufactured Housing Community
   59     4641 Lasater Road                               Mesquite               TX     75181   Manufactured Housing Community
   60     2436 Interstate Highway 35 East                 Denton                 TX     76205   Retail
   61     15330 N. Hayden Road, Units 101 & 105           Scottsdale             AZ     85260   Retail
   62     10660 - 10708 Los Alamitos Blvd.                Los Alamitos           CA     90720   Retail
   63     4370 West Vine St. (US 192)                     Kissimmee              FL     34746   Retail
   64     6666 Pavillard Drive                            Amarillo               TX     79108   Manufactured Housing Community
   65     254 East New Circle Road                        Lexington              KY     40505   Retail
   66     2540-2576 Fowler Avenue                         Tampa                  FL     33612   Retail
   67     3151 Northeast 56th Avenue                      Silver Springs         FL     34488   Manufactured Housing Community
   68     721 Airport Boulevard                           South San Francisco    CA     94080   Hospitality
   69     5397 South Boulder Road                         Boulder                CO     80303   Hospitality
   70     4700 Seventh Street                             East Moline            IL     61244   Multifamily
   71     SW Corner Of Centre Street And Lyman Street     Brockton               MA     02302   Retail
   72     453 2nd Avenue                                  Troy                   NY     12182   Retail
   73     3611 S. Cooper Street                           Arlington              TX     76015   Retail
   74     590 Merrick Road                                Rockville Centre       NY     11570   Retail
   75     4700 64th Street NE                             Marysville             WA     98270   Retail
   76     2549 Easton Avenue                              Bethlehem              PA     18017   Retail
   77     155 Lemmon Drive                                Reno                   NV     89506   Retail
   78     1228 California Avenue                          Kalamazoo              MI     49006   Multifamily
   79     11 East Merritt Island Causeway                 Merritt Island         FL     32952   Retail
   80     75-81 Mill Hill Road                            Woodstock              NY     12498   Retail
   81     5000 Southeast 183rd Avenue Road                Ocklawaha              FL     32179   Manufactured Housing Community
   82     22324 Access Street #A                          Chugiak                AK     99567   Manufactured Housing Community

MORTGAGE                                                                                              PERCENT   PERCENT LEASED
LOAN NO.  PROPERTY SUB-TYPE               UNITS/SF(3)          YEAR BUILT            YEAR RENOVATED  LEASED(4)   AS OF DATE(4)
------------------------------------------------------------------------------------------------------------------------------

    1     Unanchored                         303,788            2004-2006                 NAP           75.4%     09/13/2007
    2     Anchored                           308,503            1999/2000                 NAP           94.5%     07/31/2007
    3     Urban                              185,384              1907                    2002         100.0%     12/07/2007
    4     Anchored                           702,221              2006                    NAP           95.0%     11/26/2007
    5     Office / Retail                    217,639              2006                    NAP           96.2%     11/28/2007
    6     Anchored                           148,808              2007                    NAP           95.9%     11/19/2007
    7     Suburban                           231,598              1987                    2006          71.6%     11/12/2007
    8     Limited Service                        216              1968                    2007          79.6%     09/30/2007
    9     Anchored                           114,311              2007                    NAP          100.0%     08/01/2007
   10     Garden                                 262              1984                    2005          95.4%     09/30/2007
   11     Student Housing                        203              2006                    NAP           96.1%     10/31/2007
   12     Limited Service                        131              2006                    NAP           73.6%     10/31/2007
   13     Leased Fee                         983,320               NAP                    NAP          100.0%     12/01/2007

   14     Mid Rise                                87              1950                    NAP           47.1%     09/20/2007
   15     Mid Rise                                52              1949                    NAP           50.0%     09/20/2007
   16     Mid Rise                                34              1948                    NAP           67.6%     09/20/2007
   17     Garden                                 219              1975                    NAP          100.0%     09/30/2007
   18     Suburban                           176,240              1988                    NAP           87.0%     08/30/2007
   19     Garden                                 174            1896-1924                 NAP          100.0%     08/31/2007
   20     Urban                               91,050              1926                    1985          90.1%     10/09/2007
   21     Garden                                 240              1985                    NAP           87.9%     10/16/2007

   22     Garden                                 467              1974              1991-1992, 1999     86.1%     10/31/2007
   23     Garden                                 160              1974                    2005          94.4%     10/31/2007
   24     Full Service                           101              2006                    NAP           74.6%     10/31/2007
   25     Flex                               513,512  1958, 1961, 1968, 1971, 1989        NAP          100.0%     12/01/2007
   26     Office / Industrial                243,604            1983-1986                 NAP           93.3%     11/15/2007
   27     Suburban                           121,313              1998                    NAP           87.8%     10/31/2007
   28     Anchored                            89,772              1989                    NAP           96.5%     08/01/2007
   29     Suburban                            58,036              1990                    NAP          100.0%     08/01/2007

   30     Garden                                 100              1974                    NAP          100.0%     09/28/2007
   31     Garden                                 105              1972                    NAP           97.1%     09/28/2007
   32     Garden                                  64              1971                    NAP           92.2%     09/28/2007
   33     Garden                                  80              1973                    NAP           92.5%     09/30/2007
   34     Garden                                  48              1974                    NAP           97.9%     09/27/2007
   35     Garden                                  32              1973                    NAP          100.0%     09/30/2007
   36     Unanchored                          33,091              2006                    NAP           92.7%     08/21/2007
   37     Anchored                           105,593              1976                    NAP           96.6%     10/05/2007
   38     Anchored                            49,250            1994-1995                 NAP          100.0%     12/01/2007
   39     Unanchored                          20,040              2007                    NAP          100.0%     11/19/2007
   40     Free Standing                       16,200              2007                    NAP          100.0%     12/01/2007
   41     Garden                                 159              1998                    NAP           96.9%     06/30/2007
   42     Anchored                            51,850              1996                    NAP          100.0%     12/01/2007
   43     Urban                               79,023              1988                    NAP           86.9%     07/20/2007
   44     Unanchored                          20,866              2006                    NAP          100.0%     06/30/2007
   45     Limited Service                        115              1988                 2005-2007        63.9%     08/31/2007

   46     Free Standing                       15,000              1999                    NAP          100.0%     12/01/2007
   46     Free Standing                       10,004              1995                    NAP          100.0%     12/01/2007
   46     Free Standing                       19,508           1994, 1997                 1996         100.0%     12/01/2007
   46     Free Standing                        9,028              1994                    NAP          100.0%     12/01/2007
   47     Theater                             83,513              1999                    NAP          100.0%     10/10/2007
   48     Manufactured Housing Community         100              1980                    NAP           99.0%     07/13/2007
   49     Free Standing                       45,000              2007                    NAP          100.0%     10/16/2007

   50     Light                               25,100              1997                    NAP          100.0%     08/31/2007
   50     Light                               19,600              1994                    1998         100.0%     08/31/2007
   50     Light                               16,000              1994                    NAP          100.0%     08/31/2007
   50     Light                               11,768              1988                    NAP          100.0%     08/31/2007
   50     Light                                7,500              1987                    NAP          100.0%     08/31/2007
   51     Office / Retail                    100,377         1986, 1996-1998              NAP           99.0%     10/31/2007
   52     Free Standing                       13,813              2002                    NAP          100.0%     12/01/2007
   53     Flex                                44,860              2007                    NAP           91.5%     08/07/2007
   54     Unanchored                          36,818              1994                    NAP          100.0%     09/07/2007
   55     Multifamily / Retail                10,950              1910                    NAP          100.0%     08/14/2007
   56     Free Standing                       14,820              2006                    NAP          100.0%     12/01/2007
   57     Anchored                            29,046            1963-1965                 2006         100.0%     08/10/2007
   58     Manufactured Housing Community         288              1976                    NAP          100.0%     08/30/2007
   59     Manufactured Housing Community         224              1970                    NAP           91.1%     11/01/2007
   60     Shadow Anchored                     37,203              1987                    NAP          100.0%     10/31/2007
   61     Unanchored                          20,491              2006                    NAP          100.0%     09/13/2007
   62     Unanchored                          29,421              1985                    NAP          100.0%     09/24/2007
   63     Shadow Anchored                     15,512              2007                    NAP          100.0%     10/09/2007
   64     Manufactured Housing Community         250              1967                    NAP           78.8%     07/13/2007
   65     Free Standing                       15,120              2000                    NAP          100.0%     11/08/2007
   66     Unanchored                          25,619              1980                    2004          86.4%     08/09/2007
   67     Manufactured Housing Community         199              1971                    NAP           75.9%     11/28/2007
   68     Limited Service                         45              1999                    2007          81.0%     07/31/2007
   69     Limited Service                         76              1974                    2004          61.3%     09/30/2007
   70     Garden                                 460            1978-1986                 NAP           96.1%     08/01/2007
   71     Free Standing                       13,013              2007                    NAP          100.0%     11/16/2007
   72     Free Standing                       10,125              2004                    NAP          100.0%     10/01/2007
   73     Free Standing                       25,160              1990                    NAP          100.0%     12/01/2007
   74     Free Standing                       10,963              1995                    NAP          100.0%     10/13/2007
   75     Unanchored                           8,250              2007                    NAP           80.7%     09/07/2007
   76     Free Standing                        5,755              2007                    NAP          100.0%     08/28/2007
   77     Shadow Anchored                     10,192              2005                    NAP          100.0%     11/15/2007
   78     Student Housing                         59              1968                    NAP          100.0%     08/10/2007
   79     Free Standing                       10,909              1998                    NAP          100.0%     12/01/2007
   80     Unanchored                          18,458              1960                    NAP          100.0%     10/30/2007
   81     Manufactured Housing Community         199              1952                    2006          77.4%     11/01/2007
   82     Manufactured Housing Community          39              1978                    NAP          100.0%     05/31/2007

MORTGAGE                                          RELATED              ORIGINAL      CUT-OFF DATE   CUT-OFF DATE BALANCE
LOAN NO.  SECURITY TYPE(5)  LIEN POSITION      BORROWER LIST           BALANCE       BALANCE(6)         PER UNIT OR SF   NOTE DATE
-----------------------------------------------------------------------------------------------------------------------------------

    1     Leasehold             First               NAP               $80,500,000     $80,500,000              $265      04/13/2007
    2     Leasehold             First               NAP               $86,000,000     $79,953,721              $259      10/03/2000
    3     Fee                   First               NAP               $78,936,298     $78,936,298              $426      12/05/2006
    4     Fee                   First               NAP               $76,000,000     $76,000,000              $108      11/30/2007
    5     Fee                   First               NAP               $52,000,000     $52,000,000              $239      09/25/2006
    6     Fee                   First               NAP               $52,000,000     $52,000,000              $349      11/20/2007
    7     Fee                   First               NAP               $38,300,000     $38,300,000              $165      06/29/2007
    8     Leasehold             First               NAP               $30,000,000     $30,000,000          $138,889      07/12/2007
    9     Fee                   First               NAP               $24,300,000     $24,300,000              $213      09/26/2007
   10     Fee                   First              10, 17             $23,200,000     $23,200,000           $88,550      11/07/2007
   11     Fee                   First               NAP               $23,000,000     $23,000,000          $113,300      12/06/2006
   12     Fee                   First               NAP               $20,925,000     $20,925,000          $159,733      11/21/2006
   13     Fee                   First               NAP               $20,713,000     $20,713,000               $21      12/27/2006
                                                                      $20,000,000     $20,000,000          $115,607      11/29/2006
   14     Fee                   First            14, 15, 16           $10,763,636     $10,763,636          $115,607      11/29/2006
   15     Fee                   First            14, 15, 16            $5,345,455      $5,345,455          $115,607      11/29/2006
   16     Fee                   First            14, 15, 16            $3,890,909      $3,890,909          $115,607      11/29/2006
   17     Fee                   First              10, 17             $19,100,000     $19,100,000           $87,215      11/07/2007
   18     Fee                   First               NAP               $19,000,000     $19,000,000              $108      10/11/2007
   19     Fee                   First               NAP               $18,500,000     $18,500,000          $106,322      08/28/2007
   20     Fee                   First               NAP               $18,400,000     $18,400,000              $202      06/29/2007
   21     Fee                   First               NAP               $17,200,000     $17,200,000           $71,667      12/19/2006
                                                                      $17,170,000     $17,170,000           $27,384      07/23/2007
   22     Fee                   First              22, 23             $13,570,000     $13,570,000           $27,384      07/23/2007
   23     Fee                   First              22, 23              $3,600,000      $3,600,000           $27,384      07/23/2007
   24     Fee                   First               NAP               $17,000,000     $17,000,000          $168,317      11/01/2006
   25     Fee                   First               NAP               $15,480,000     $15,480,000               $30      11/08/2007
   26     Fee                   First               NAP               $14,400,000     $14,400,000               $59      11/16/2007
   27     Fee                   First               NAP               $13,400,000     $13,400,000              $110      03/26/2007
   28     Fee                   First               NAP               $10,350,000     $10,333,311              $115      10/04/2007
   29     Fee                   First               NAP                $9,625,000      $9,625,000              $166      08/30/2007
                                                                       $9,500,000      $9,500,000           $22,145      11/07/2006
   30     Fee                   First      30, 31, 32, 33, 34, 35      $3,072,405      $3,072,405           $22,145      11/07/2006
   31     Fee                   First      30, 31, 32, 33, 34, 35      $2,584,000      $2,584,000           $22,145      11/07/2006
   32     Fee                   First      30, 31, 32, 33, 34, 35      $1,372,750      $1,372,750           $22,145      11/07/2006
   33     Fee                   First      30, 31, 32, 33, 34, 35      $1,372,750      $1,372,750           $22,145      11/07/2006
   34     Fee                   First      30, 31, 32, 33, 34, 35        $755,013        $755,013           $22,145      11/07/2006
   35     Fee                   First      30, 31, 32, 33, 34, 35        $343,082        $343,082           $22,145      11/07/2006
   36     Fee                   First               NAP                $9,400,000      $9,400,000              $284      08/27/2007
   37     Fee                   First               NAP                $9,250,000      $9,144,943               $87      11/07/2006
   38     Fee                   First            38, 42, 57            $8,525,000      $8,433,711              $171      01/30/2007
   39     Fee                   First               NAP                $8,400,000      $8,400,000              $419      12/10/2007
   40     Fee                   First               NAP                $8,200,000      $8,200,000              $506      05/31/2007
   41     Fee                   First               NAP                $7,750,000      $7,750,000           $48,742      07/03/2007
   42     Fee                   First            38, 42, 57            $7,525,000      $7,444,419              $144      01/30/2007
   43     Fee                   First               NAP                $7,350,000      $7,350,000               $93      07/27/2007
   44     Fee                   First               NAP                $6,790,000      $6,790,000              $325      01/19/2007
   45     Fee                   First               NAP                $6,700,000      $6,689,840           $58,173      09/18/2007
                                                                       $5,900,000      $5,900,000              $110      11/21/2007
   46     Fee                   First               NAP                $2,950,000      $2,950,000              $110      11/21/2007
   46     Fee                   First               NAP                $1,075,000      $1,075,000              $110      11/21/2007
   46     Fee                   First               NAP                $1,000,000      $1,000,000              $110      11/21/2007
   46     Fee                   First               NAP                  $875,000        $875,000              $110      11/21/2007
   47     Fee                   First               NAP                $7,200,000      $5,879,465               $70      05/02/2000
   48     Fee                   First               NAP                $5,850,000      $5,850,000           $58,500      09/13/2007
   49     Fee                   First               NAP                $5,800,000      $5,791,948              $129      10/29/2007
                                                                       $5,700,000      $5,700,000               $71      08/31/2007
   50     Fee                   First               NAP                $2,690,492      $2,690,492               $71      08/31/2007
   50     Fee                   First               NAP                $1,249,157      $1,249,157               $71      08/31/2007
   50     Fee                   First               NAP                  $980,108        $980,108               $71      08/31/2007
   50     Fee                   First               NAP                  $422,792        $422,792               $71      08/31/2007
   50     Fee                   First               NAP                  $357,451        $357,451               $71      08/31/2007
   51     Fee                   First               NAP                $8,550,000      $5,608,856               $56      12/20/1996
   52     Fee                   First              52, 72              $5,500,000      $5,500,000              $398      10/18/2007
   53     Fee                   First               NAP                $5,450,000      $5,450,000              $121      08/31/2007
   54     Fee                   First               NAP                $5,375,000      $5,375,000              $146      09/13/2007
   55     Fee                   First               NAP                $5,100,000      $5,086,029              $464      08/28/2007
   56     Fee                   First               NAP                $4,900,000      $4,900,000              $331      09/10/2007
   57     Fee                   First            38, 42, 57            $4,800,000      $4,740,973              $163      12/21/2006
   58     Fee                   First               NAP                $4,320,000      $4,320,000           $15,000      09/18/2007
   59     Fee                   First               NAP                $4,250,000      $4,230,069           $18,884      06/13/2007
   60     Fee                   First               NAP                $4,100,000      $4,089,195              $110      08/03/2007
   61     Fee                   First               NAP                $3,800,000      $3,800,000              $185      06/29/2007
   62     Fee                   First               NAP                $3,800,000      $3,744,417              $127      10/27/2006
   63     Fee                   First               NAP                $3,600,000      $3,600,000              $232      11/16/2007
   64     Fee                   First               NAP                $3,600,000      $3,588,298           $14,353      08/02/2007
   65     Fee                   First               NAP                $3,575,000      $3,575,000              $236      12/06/2007
   66     Fee                   First               NAP                $3,570,000      $3,570,000              $139      08/24/2007
   67     Fee                   First               NAP                $3,525,000      $3,525,000           $17,714      08/20/2007
   68     Fee                   First               NAP                $3,300,000      $3,300,000           $73,333      11/16/2007
   69     Fee                   First               NAP                $3,100,000      $3,092,890           $40,696      08/30/2007
   70     Fee                   First               NAP                $5,875,000      $3,050,836            $6,632      11/10/1998
   71     Leasehold             First               NAP                $3,025,000      $3,025,000              $232      11/20/2007
   72     Fee                   First              52, 72              $3,000,000      $3,000,000              $296      11/06/2007
   73     Fee                   First               NAP                $2,900,000      $2,868,022              $114      12/19/2006
   74     Fee                   First               NAP                $2,800,000      $2,770,736              $253      02/01/2007
   75     Fee                   First               NAP                $2,700,000      $2,700,000              $327      09/10/2007
   76     Fee                   First               NAP                $2,500,000      $2,500,000              $434      09/14/2007
   77     Fee                   First               NAP                $2,425,000      $2,425,000              $238      08/24/2007
   78     Fee                   First               NAP                $2,194,000      $2,190,479           $37,127      09/13/2007
   79     Fee                   First               NAP                $2,000,000      $2,000,000              $183      07/31/2007
   80     Fee                   First               NAP                $1,760,000      $1,760,000               $95      11/29/2007
   81     Fee                   First               NAP                $1,750,000      $1,741,133            $8,749      07/11/2007
   82     Fee                   First               NAP                  $705,000        $703,419           $18,036      08/13/2007

                                                                   $1,053,188,298  $1,039,491,009

MORTGAGE  FIRST PAYMENT  FIRST PAYMENT                     GRACE                LOCKBOX           LOCKBOX          ORIGINAL TERM
LOAN NO.   DATE (P&I)    DATE (IO)(7)  MATURITY DATE(8)  PERIOD(9)  ARD LOAN    STATUS             TYPE            TO MATURITY
--------------------------------------------------------------------------------------------------------------------------------

    1           NAP         06/11/2007      05/11/2017         0         No     In-Place            Hard                120
    2       12/01/2000         NAP          11/01/2010         0         No       None              NAP                 120
    3           NAP         02/01/2007      10/01/2017         0         No     In-Place            Hard                129
    4           NAP         01/08/2008      12/08/2017         0         No       None              NAP                 120
    5           NAP         11/01/2006      10/01/2017         0         No     In-Place  Soft, Springing to Hard       132
    6       01/08/2010      01/08/2008      12/08/2017         0        Yes    Springing            Hard                120
    7           NAP         08/11/2007      07/11/2012         0         No     In-Place            Hard                 60
    8       09/11/2010      09/11/2007      08/11/2017         0         No    Springing            Hard                120
    9       11/08/2012      11/08/2007      10/08/2017         0         No    Springing            Hard                120
   10       12/11/2010      12/11/2007      11/11/2017         0         No       None              NAP                 120
   11       11/01/2008      02/01/2007      01/01/2012         5         No    Springing            Hard                 60
   12       01/01/2008      01/01/2007      12/01/2017         5         No       None              NAP                 132
   13           NAP         02/01/2007      01/01/2018         0         No    Springing            Hard                132
                NAP         01/10/2007      12/01/2009                                                                   36
   14           NAP         01/10/2007      12/01/2009         0         No     In-Place            Hard                 36
   15           NAP         01/10/2007      12/01/2009         0         No     In-Place            Hard                 36
   16           NAP         01/10/2007      12/01/2009         0         No     In-Place            Hard                 36
   17           NAP         12/11/2007      11/11/2017         0         No       None              NAP                 120
   18       11/11/2010      11/11/2007      10/11/2017         0         No     In-Place            Hard                120
   19           NAP         10/11/2007      09/11/2017         0         No       None              NAP                 120
   20           NAP         08/01/2007      07/01/2012         0         No       None              NAP                  60
   21       02/01/2009      02/01/2007      01/01/2012         10        No    Springing            Hard                 60
            09/11/2012      09/11/2007      08/11/2017                                                                  120
   22       09/11/2012      09/11/2007      08/11/2017         0         No       None              NAP                 120
   23       09/11/2012      09/11/2007      08/11/2017         0         No       None              NAP                 120
   24           NAP         12/01/2006      11/01/2009         5         No       None              NAP                  36
   25           NAP         12/11/2007      11/11/2017         0        Yes    Springing            Hard                120
   26       01/08/2008         NAP          12/08/2017         0         No    Springing            Hard                120
   27           NAP         05/11/2007      04/11/2012         0         No    Springing            Hard                 60
   28       11/08/2007         NAP          10/08/2017         0         No    Springing            Hard                120
   29       10/08/2010      10/08/2007      09/08/2017         0         No       None              NAP                 120
            01/01/2010      01/01/2007      12/01/2016                                                                  120
   30       01/01/2010      01/01/2007      12/01/2016         10        No    Springing            Hard                120
   31       01/01/2010      01/01/2007      12/01/2016         10        No    Springing            Hard                120
   32       01/01/2010      01/01/2007      12/01/2016         10        No    Springing            Hard                120
   33       01/01/2010      01/01/2007      12/01/2016         10        No    Springing            Hard                120
   34       01/01/2010      01/01/2007      12/01/2016         10        No    Springing            Hard                120
   35       01/01/2010      01/01/2007      12/01/2016         10        No    Springing            Hard                120
   36       10/08/2012      10/08/2007      09/08/2017         0         No    Springing            Hard                120
   37       01/01/2007         NAP          12/01/2016         5         No       None              NAP                 120
   38       03/01/2007         NAP          02/01/2017         5         No    Springing            Hard                120
   39       02/08/2009      02/08/2008      01/08/2018         0         No       None              NAP                 120
   40       07/01/2010      07/01/2007      06/01/2017         5         No     In-Place            Hard                120
   41       08/11/2012      08/11/2007      07/11/2017         0         No     In-Place  Soft, Springing to Hard       120
   42       03/01/2007         NAP          02/01/2017         5         No    Springing            Hard                120
   43       09/08/2010      09/08/2007      08/08/2017         0         No       None              NAP                 120
   44       03/01/2011      03/01/2007      02/01/2017         5         No       None              NAP                 120
   45       11/08/2007         NAP          10/08/2017         0         No       None              NAP                 120
            01/08/2008         NAP          12/08/2017                                                                  120
   46       01/08/2008         NAP          12/08/2017         0         No    Springing            Hard                120
   46       01/08/2008         NAP          12/08/2017         0         No    Springing            Hard                120
   46       01/08/2008         NAP          12/08/2017         0         No    Springing            Hard                120
   46       01/08/2008         NAP          12/08/2017         0         No    Springing            Hard                120
   47       07/01/2000         NAP          06/01/2010         5         No       None              NAP                 120
   48       11/08/2012      11/08/2007      10/08/2017         0         No       None              NAP                 120
   49       12/08/2007         NAP          11/08/2017         0         No     In-Place            Hard                120
            10/11/2010      10/11/2007      09/11/2017                                                                  120
   50       10/11/2010      10/11/2007      09/11/2017         0         No     In-Place            Soft                120
   50       10/11/2010      10/11/2007      09/11/2017         0         No     In-Place            Soft                120
   50       10/11/2010      10/11/2007      09/11/2017         0         No     In-Place            Soft                120
   50       10/11/2010      10/11/2007      09/11/2017         0         No     In-Place            Soft                120
   50       10/11/2010      10/11/2007      09/11/2017         0         No     In-Place            Soft                120
   51       02/01/1997         NAP          01/01/2017         5         No       None              NAP                 240
   52       12/08/2012      12/08/2007      11/08/2017         0         No    Springing            Hard                120
   53       10/08/2010      10/08/2007      09/08/2017         0         No       None              NAP                 120
   54       11/08/2010      11/08/2007      10/08/2017         0         No     In-Place            Hard                120
   55       10/08/2007         NAP          09/08/2017         0         No       None              NAP                 120
   56       11/08/2009      11/08/2007      10/08/2017         0         No       None              NAP                 120
   57       02/01/2007         NAP          01/01/2017         5         No    Springing            Hard                120
   58       11/10/2010      11/10/2007      10/10/2017         0         No       None              NAP                 120
   59       08/11/2007         NAP          07/11/2017         0         No       None              NAP                 120
   60       10/08/2007         NAP          09/08/2017         0         No       None              NAP                 120
   61       08/01/2012      08/01/2007      07/01/2017         5         No       None              NAP                 120
   62       12/01/2006         NAP          11/01/2016         5         No    Springing            Hard                120
   63       01/08/2008         NAP          12/08/2017         0         No       None              NAP                 120
   64       09/11/2007         NAP          08/11/2017         0         No       None              NAP                 120
   65       01/08/2011      01/08/2008      12/08/2017         0         No       None              NAP                 120
   66       10/08/2009      10/08/2007      09/08/2017         0         No       None              NAP                 120
   67       10/11/2009      10/11/2007      09/11/2017         0         No       None              NAP                 120
   68       01/11/2008         NAP          12/11/2017         0         No     In-Place            Hard                120
   69       10/11/2007         NAP          09/11/2017         0         No    Springing            Hard                120
   70       01/01/1999         NAP          12/01/2013         5         No       None              NAP                 180
   71       01/08/2010      01/08/2008      12/08/2017         0         No       None              NAP                 120
   72       12/08/2012      12/08/2007      11/08/2017         0         No    Springing            Hard                120
   73       02/01/2007         NAP          01/01/2017         5         No       None              NAP                 120
   74       03/01/2007         NAP          02/01/2017         5         No     In-Place            Hard                120
   75       11/08/2009      11/08/2007      10/08/2017         0         No       None              NAP                 120
   76       11/08/2009      11/08/2007      10/08/2017         0         No    Springing            Hard                120
   77       10/08/2008      10/08/2007      09/08/2017         0         No       None              NAP                 120
   78       11/11/2007         NAP          10/11/2017         0         No       None              NAP                 120
   79       09/11/2010      09/11/2007      08/11/2017         0         No       None              NAP                 120
   80       01/08/2008         NAP          12/08/2017         0         No       None              NAP                 120
   81       08/11/2007         NAP          07/11/2017         0         No       None              NAP                 120
   82       10/11/2007         NAP          09/11/2014         0         No       None              NAP                  84

                                                                                                                        113

MORTGAGE  REMAINING TERM     ORIGINAL       REMAINING   MORTGAGE     MONTHLY         MONTHLY        THIRD MOST RECENT
LOAN NO.  TO MATURITY     AMORT. TERM(10)  AMORT. TERM    RATE    PAYMENT (P&I)  PAYMENT (IO) (11)        NOI
---------------------------------------------------------------------------------------------------------------------

    1          113              IO              IO       6.010%           NAP        $408,770                    NAP
    2           35              360            275       8.500%      $661,266             NAP             $7,578,221
    3          118              IO              IO       5.770%           NAP        $384,824                    NAP
    4          120              IO              IO       6.000%           NAP        $385,278                    NAP
    5          118              IO              IO       6.425%           NAP        $282,284                    NAP
    6          120              360            360       5.930%      $309,430        $260,536                    NAP
    7           55              IO              IO       6.000%           NAP        $194,160             $4,031,426
    8          116              360            360       6.550%      $190,608        $166,024             $2,300,000
    9          118              360            360       6.010%      $145,847        $123,393                    NAP
   10          119              360            360       5.730%      $135,094        $112,319             $1,543,672
   11           49              360            360       6.080%      $139,082        $118,152                    NAP
   12          120              360            360       6.020%      $125,725        $105,287                    NAP
   13          121              IO              IO       5.690%           NAP         $99,578                    NAP
                24              IO              IO       5.875%           NAP         $99,277
   14           24              IO              IO       5.875%           NAP         $53,429                    NAP
   15           24              IO              IO       5.875%           NAP         $26,534                    NAP
   16           24              IO              IO       5.875%           NAP         $19,314                    NAP
   17          119              IO              IO       6.230%           NAP        $100,538             $1,244,409
   18          118              360            360       6.560%      $120,298        $105,309             $1,902,304
   19          117              IO              IO       6.840%           NAP        $106,915             $1,440,902
   20           55              IO              IO       6.430%           NAP         $99,963                    NAP
   21           49              360            360       5.810%      $101,031         $84,433                    NAP
               116              360            360       6.544%      $107,944         $94,939
   22          116              360            360       6.450%       $84,234         $73,952             $1,147,369
   23          116              360            360       6.900%       $23,710         $20,988               $122,329
   24           23              IO              IO       5.875%           NAP         $84,385                    NAP
   25          119              IO              IO       6.340%           NAP         $81,786                    NAP
   26          120              360            360       6.350%       $89,602             NAP             $1,699,439
   27           52              IO              IO       6.670%           NAP         $75,516             $1,816,492
   28          118              360            358       6.550%       $65,760             NAP               $734,177
   29          117              360            360       6.340%       $59,827         $51,558               $863,781
               108              360            360       5.950%       $56,652         $47,758
   30          108              360            360       5.950%       $18,322         $15,446                    NAP
   31          108              360            360       5.950%       $15,409         $12,990                    NAP
   32          108              360            360       5.950%        $8,186          $6,901                    NAP
   33          108              360            360       5.950%        $8,186          $6,901                    NAP
   34          108              360            360       5.950%        $4,502          $3,796                    NAP
   35          108              360            360       5.950%        $2,046          $1,725                    NAP
   36          117              360            360       6.270%       $58,000         $49,797                    NAP
   37          108              360            348       6.030%       $55,637             NAP             $1,019,720
   38          110              360            350       5.730%       $49,641             NAP                    NAP
   39          120              360            360       6.760%       $54,538         $47,977                    NAP
   40          114              360            360       5.885%       $48,559         $40,773                    NAP
   41          115              360            360       5.770%       $45,325         $37,782                    NAP
   42          110              360            350       5.730%       $43,818             NAP                    NAP
   43          116              360            360       6.290%       $45,447         $39,061                    NAP
   44          110              360            360       5.530%       $38,681         $31,725                    NAP
   45          118              360            358       6.810%       $43,724             NAP                    NAP
               120              300            300       6.500%       $39,837             NAP
   46          120              300            300       6.500%       $19,919             NAP               $294,779
   46          120              300            300       6.500%        $7,258             NAP               $121,901
   46          120              300            300       6.500%        $6,752             NAP               $178,156
   46          120              300            300       6.500%        $5,908             NAP               $108,768
   47           30              240            150       8.740%       $63,581             NAP               $900,655
   48          118              360            360       6.420%       $36,669         $31,732               $432,523
   49          119              300            299       6.250%       $38,261             NAP                    NAP
               117              360            360       6.230%       $35,022         $30,004
   50          117              360            360       6.230%       $16,531         $14,162               $225,875
   50          117              360            360       6.230%        $7,675          $6,575               $104,871
   50          117              360            360       6.230%        $6,022          $5,159                $82,283
   50          117              360            360       6.230%        $2,598          $2,225                $35,495
   50          117              360            360       6.230%        $2,196          $1,882                $30,009
   51          109              240            109       8.430%       $73,821             NAP                    NAP
   52          119              360            360       6.250%       $33,864         $29,044                    NAP
   53          117              360            360       6.250%       $33,557         $28,780                    NAP
   54          118              360            360       6.380%       $33,551         $28,974               $535,434
   55          117              360            357       6.160%       $31,104             NAP                    NAP
   56          118              360            360       6.150%       $29,852         $25,461                    NAP
   57          109              360            349       5.510%       $27,284             NAP                    NAP
   58          118              360            360       6.390%       $26,994         $23,324               $401,192
   59          115              360            355       5.840%       $25,045             NAP               $371,485
   60          117              360            357       6.340%       $25,485             NAP               $364,648
   61          115              360            360       6.320%       $23,571         $20,291                    NAP
   62          107              360            347       5.500%       $21,576             NAP                    NAP
   63          120              360            360       6.470%       $22,683             NAP                    NAP
   64          116              360            356       6.540%       $22,849             NAP               $357,826
   65          120              360            360       6.640%       $22,927         $20,056                    NAP
   66          117              360            360       6.160%       $21,773         $18,581               $104,309
   67          117              360            360       6.610%       $22,536         $19,687               $267,683
   68          120              300            300       7.100%       $23,535             NAP               $301,062
   69          117              360            357       6.970%       $20,562             NAP               $284,975
   70           72              180             72       6.560%       $51,372             NAP               $994,412
   71          120              360            360       6.250%       $18,625         $15,974                    NAP
   72          119              360            360       6.440%       $18,844         $16,324                    NAP
   73          109              360            349       5.790%       $16,997             NAP                    NAP
   74          110              360            350       5.625%       $16,118             NAP                    NAP
   75          118              360            360       5.920%       $16,049         $13,505                    NAP
   76          118              360            360       6.340%       $15,540         $13,392                    NAP
   77          117              360            360       6.060%       $14,633         $12,416                    NAP
   78          118              360            358       6.570%       $13,969             NAP               $181,823
   79          116              360            360       6.170%       $12,210         $10,426                    NAP
   80          120              300            300       6.250%       $11,610             NAP                    NAP
   81          115              300            295       7.570%       $13,012             NAP               $122,573
   82           81              360            357       7.070%        $4,724             NAP                $71,380

               100              355            339       6.336%

MORTGAGE  THIRD MOST RECENT  SECOND MOST RECENT  SECOND MOST RECENT  MOST RECENT    MOST RECENT NOI       UNDERWRITABLE
LOAN NO.       NOI DATE              NOI              NOI DATE           NOI               DATE                 EGI
-----------------------------------------------------------------------------------------------------------------------

    1                  NAP                 NAP                 NAP          NAP                NAP         $30,170,608
    2           12/31/2005          $6,267,894          12/31/2006   $7,805,463   T-12 (07/31/2007)        $16,563,539
    3                  NAP                 NAP                 NAP          NAP                NAP          $9,081,397
    4                  NAP                 NAP                 NAP   $4,542,133    T-8 (08/31/2007) Ann.    $8,099,134
    5                  NAP                 NAP                 NAP          NAP                NAP          $7,241,468
    6                  NAP                 NAP                 NAP          NAP                NAP          $5,616,302
    7           12/31/2004          $4,185,135          12/31/2005   $3,012,312         12/31/2006          $9,292,919
    8           12/31/2005          $2,848,000          12/31/2006   $2,904,000   T-12 (05/31/2007)         $6,763,991
    9                  NAP                 NAP                 NAP   $1,668,512    T-8 (08/31/2007) Ann.    $2,576,886
   10           12/31/2005          $1,760,573          12/31/2006   $1,907,499   T-12 (10/31/2007)         $2,730,300
   11                  NAP                 NAP                 NAP          NAP                NAP          $3,703,282
   12                  NAP                 NAP                 NAP   $2,469,936   T-12 (10/31/2007)         $6,436,162
   13                  NAP                 NAP                 NAP          NAP                NAP          $1,731,780
                                                                                                            $2,014,791
   14                  NAP                 NAP                 NAP          NAP                NAP          $1,030,778
   15                  NAP                 NAP                 NAP          NAP                NAP            $593,602
   16                  NAP                 NAP                 NAP          NAP                NAP            $390,411
   17           12/31/2005          $1,335,908          12/31/2006   $1,474,058   T-12 (10/31/2007)         $2,072,127
   18           12/31/2005          $1,848,307          12/31/2006   $1,660,596   T-12 (08/31/2007)         $3,968,459
   19           12/31/2005          $1,559,713          12/31/2006   $1,424,858   T-12 (06/30/2007)         $2,682,285
   20                  NAP                 NAP                 NAP          NAP                NAP          $2,525,769
   21                  NAP                 NAP                 NAP          NAP                NAP          $2,365,650
                                                                                                            $3,756,290
   22           12/31/2005          $1,172,221          12/31/2006   $1,132,244   T-12 (06/30/2007)         $2,892,502
   23           12/31/2005            $203,411          12/31/2006     $257,463   T-12 (06/30/2007)           $863,788
   24                  NAP                 NAP                 NAP          NAP                NAP          $5,132,114
   25                  NAP                 NAP                 NAP          NAP                NAP          $4,469,114
   26           12/31/2005          $1,648,291          12/31/2006   $1,587,203   T-12 (10/31/2007)         $2,043,194
   27           12/31/2004          $1,644,089          12/31/2005   $1,368,923         12/31/2006          $3,083,507
   28           12/31/2005            $720,968          12/31/2006   $1,021,342    T-5 (05/22/2007) Ann.    $1,679,650
   29           12/31/2005            $887,841          12/31/2006   $1,027,379    T-5 (05/31/2007) Ann.    $1,555,386
                                                                                                            $2,537,026
   30                  NAP                 NAP                 NAP          NAP                NAP            $726,113
   31                  NAP                 NAP                 NAP          NAP                NAP            $653,103
   32                  NAP                 NAP                 NAP          NAP                NAP            $348,225
   33                  NAP                 NAP                 NAP          NAP                NAP            $391,922
   34                  NAP                 NAP                 NAP          NAP                NAP            $254,046
   35                  NAP                 NAP                 NAP          NAP                NAP            $163,616
   36                  NAP                 NAP                 NAP     $390,142   T-12 (06/30/2007)         $1,129,559
   37           12/31/2005            $817,891          12/31/2006     $909,580    T-9 (09/30/2007) Ann.    $1,339,168
   38                  NAP                 NAP                 NAP          NAP                NAP          $1,748,122
   39                  NAP                 NAP                 NAP          NAP                NAP          $1,040,147
   40                  NAP                 NAP                 NAP          NAP                NAP            $686,284
   41                  NAP                 NAP                 NAP     $645,614   T-12 (08/31/2007)         $1,215,223
   42                  NAP                 NAP                 NAP          NAP                NAP          $1,210,248
   43                  NAP            $642,813          12/31/2005     $718,109         12/31/2006          $1,072,800
   44                  NAP                 NAP                 NAP     $368,879    T-6 (06/30/2007) Ann.      $803,052
   45                  NAP            $452,687          12/31/2006     $769,284   T-12 (10/31/2007)         $2,643,533
                                                                                                              $694,145
   46           12/31/2005            $299,882          12/31/2006     $289,857    T-5 (05/31/2007) Ann.      $289,004
   46           12/31/2005            $131,648          12/31/2006     $129,334    T-5 (05/31/2007) Ann.      $128,301
   46           12/31/2005            $180,544          12/31/2006     $148,005    T-5 (05/31/2007) Ann.      $170,575
   46           12/31/2005            $110,154          12/31/2006     $107,292    T-5 (05/31/2007) Ann.      $106,264
   47           12/31/2005          $1,065,450          12/31/2006   $1,000,440    T-9 (09/30/2007) Ann.    $1,271,054
   48           12/31/2005            $482,315          12/31/2006     $532,340   T-12 (06/30/2007)           $861,423
   49                  NAP                 NAP                 NAP          NAP                NAP            $810,634
                                                                                                            $1,041,773
   50           12/31/2005            $331,012          12/31/2006     $358,185   T-12 (07/31/2007)           $491,734
   50           12/31/2005            $153,684          12/31/2006     $166,300   T-12 (07/31/2007)           $228,305
   50           12/31/2005            $120,583          12/31/2006     $130,482   T-12 (07/31/2007)           $179,132
   50           12/31/2005             $52,016          12/31/2006      $56,286   T-12 (07/31/2007)            $77,272
   50           12/31/2005             $43,977          12/31/2006      $47,587   T-12 (07/31/2007)            $65,330
   51                  NAP                 NAP                 NAP   $1,889,364         12/31/2006          $2,950,205
   52                  NAP                 NAP                 NAP          NAP                NAP            $452,310
   53                  NAP                 NAP                 NAP     $335,941   T-12 (07/31/2007)           $648,673
   54           12/31/2005            $538,261          12/31/2006     $573,782    T-8 (08/31/2007) Ann.      $599,073
   55                  NAP                 NAP                 NAP          NAP                NAP            $617,755
   56                  NAP                 NAP                 NAP          NAP                NAP            $400,000
   57                  NAP                 NAP                 NAP          NAP                NAP            $451,812
   58           12/31/2005            $396,489          12/31/2006     $416,242   T-12 (06/30/2007)         $1,444,200
   59           12/31/2005            $356,903          12/31/2006     $346,980    T-3 (03/31/2007)           $743,961
   60           12/31/2005            $381,336          12/31/2006     $355,340    T-4 (04/30/2007) Ann.      $603,349
   61                  NAP                 NAP                 NAP          NAP                NAP            $450,425
   62                  NAP                 NAP                 NAP          NAP                NAP            $700,550
   63                  NAP                 NAP                 NAP          NAP                NAP            $472,749
   64           12/31/2005            $380,598          12/31/2006     $436,644   T-12 (03/31/2007)           $505,608
   65                  NAP                 NAP                 NAP          NAP                NAP            $378,122
   66           12/31/2004            $273,656          12/31/2005     $240,556         12/31/2006            $458,135
   67           12/31/2005            $312,014          12/31/2006     $316,862   T-12 (05/31/2007)           $607,443
   68           12/31/2005            $351,959          12/31/2006     $432,417   T-12 (09/30/2007)           $984,192
   69           12/31/2005            $343,138          12/31/2006     $396,513   T-12 (06/30/2007)         $1,539,245
   70           12/31/2005          $1,084,372          12/31/2006   $1,400,707    T-5 (05/31/2007) Ann.    $2,315,038
   71                  NAP                 NAP                 NAP          NAP                NAP            $591,436
   72                  NAP                 NAP                 NAP          NAP                NAP            $267,924
   73                  NAP                 NAP                 NAP          NAP                NAP            $246,981
   74                  NAP                 NAP                 NAP          NAP                NAP            $258,855
   75                  NAP                 NAP                 NAP          NAP                NAP            $315,825
   76                  NAP                 NAP                 NAP          NAP                NAP            $230,068
   77                  NAP                 NAP                 NAP          NAP                NAP            $279,711
   78           12/31/2005            $216,917          12/31/2006     $268,122   T-12 (04/30/2007)           $433,875
   79                  NAP                 NAP                 NAP          NAP                NAP            $226,201
   80                  NAP            $145,401          12/31/2005     $187,454         12/31/2006            $296,679
   81           12/31/2005            $254,423          12/31/2006     $276,732   T-12 (03/31/2007)           $489,540
   82           12/31/2005             $76,572          12/31/2006      $81,937   T-12 (03/31/2007)           $133,580

MORTGAGE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE
LOAN NO.       EXPENSES            NOI       RESERVES      CASH FLOW
--------------------------------------------------------------------

    1      $18,818,162    $11,352,446       $438,537    $10,913,909
    2       $7,392,963     $9,170,576       $357,499     $8,813,077
    3       $2,830,682     $6,250,715       $478,291     $5,772,424
    4       $2,348,563     $5,750,571       $210,666     $5,539,904
    5       $2,499,868     $4,741,600       $271,804     $4,469,796
    6         $967,870     $4,648,432       $258,962     $4,389,470
    7       $3,102,044     $6,190,875       $277,350     $5,913,525
    8       $3,666,154     $3,097,837       $270,560     $2,827,278
    9         $513,771     $2,063,115       $111,094     $1,952,020
   10         $712,194     $2,018,106        $52,400     $1,965,706
   11       $1,656,206     $2,047,076        $60,900     $1,986,176
   12       $3,967,218     $2,468,944       $257,446     $2,211,498
   13           $8,540     $1,723,240             $0     $1,723,240
              $706,685     $1,308,106        $43,250     $1,264,856
   14         $328,355       $702,423        $21,750       $680,673
   15         $231,173       $362,429        $13,000       $349,429
   16         $147,157       $243,254         $8,500       $234,754
   17         $532,690     $1,539,437        $43,800     $1,495,637
   18       $2,105,560     $1,862,899       $118,407     $1,744,492
   19         $899,148     $1,783,137        $47,575     $1,735,562
   20       $1,284,003     $1,241,766        $18,210     $1,223,556
   21       $1,026,888     $1,338,763        $60,000     $1,278,763
            $1,915,946     $1,840,344       $156,750     $1,683,594
   22       $1,422,144     $1,470,358       $116,750     $1,353,608
   23         $493,802       $369,986        $40,000       $329,986
   24       $2,489,403     $2,642,711       $326,759     $2,315,952
   25       $2,752,984     $1,716,129       $167,700     $1,548,429
   26         $505,173     $1,538,021       $180,283     $1,357,739
   27       $1,203,309     $1,880,198       $116,353     $1,763,845
   28         $662,935     $1,016,715        $68,253       $948,462
   29         $658,105       $897,281       $121,834       $775,446
            $1,480,707     $1,056,318       $150,150       $906,169
   30         $410,953       $315,161        $35,000       $280,161
   31         $374,933       $278,170        $36,750       $241,420
   32         $188,419       $159,805        $22,400       $137,405
   33         $220,706       $171,216        $28,000       $143,216
   34         $165,883        $88,163        $16,800        $71,363
   35         $119,813        $43,803        $11,200        $32,603
   36         $323,476       $806,083        $44,344       $761,738
   37         $351,228       $987,940       $102,905       $873,244
   38          $56,405     $1,691,716       $198,261     $1,493,455
   39         $270,989       $769,158        $30,060       $739,098
   40          $48,632       $637,652         $1,620       $636,032
   41         $499,202       $716,021        $40,000       $676,021
   42          $54,516     $1,155,732       $208,727       $947,005
   43         $340,936       $731,864        $77,442       $654,422
   44         $184,746       $618,306        $26,912       $591,394
   45       $1,844,786       $798,747       $105,741       $693,006
               $79,985       $614,160        $24,715       $589,444
   46          $13,003       $276,001         $7,500       $268,501
   46           $7,255       $121,046         $5,303       $115,743
   46          $53,608       $116,967         $7,218       $109,749
   46           $6,119       $100,145         $4,694        $95,451
   47         $266,084     $1,004,971        $81,007       $923,963
   48         $266,207       $595,216         $6,050       $589,166
   49         $232,163       $578,471        $31,950       $546,521
              $360,013       $681,760        $46,454       $635,307
   50         $169,932       $321,802        $21,927       $299,875
   50          $78,897       $149,408        $10,180       $139,228
   50          $61,904       $117,228         $7,988       $109,240
   50          $26,704        $50,569         $3,446        $47,123
   50          $22,577        $42,754         $2,913        $39,841
   51         $919,419     $2,030,786       $144,544     $1,886,243
   52          $13,569       $438,741         $1,381       $437,360
   53         $161,275       $487,398        $38,108       $449,290
   54         $118,965       $480,108        $34,609       $445,499
   55         $152,000       $465,755        $16,836       $448,919
   56          $12,000       $388,000         $1,482       $386,518
   57          $13,554       $438,258        $22,776       $415,482
   58         $522,530       $921,670        $14,400       $907,270
   59         $346,837       $397,124        $11,250       $385,874
   60         $193,755       $409,594        $38,319       $371,275
   61          $13,513       $436,912        $33,235       $403,677
   62         $211,115       $489,436        $36,894       $452,542
   63         $131,905       $340,844        $19,856       $320,989
   64         $109,014       $396,594        $12,500       $384,094
   65          $11,344       $366,778         $2,269       $364,510
   66         $131,708       $326,427        $25,107       $301,320
   67         $268,801       $338,643         $9,950       $328,693
   68         $542,840       $441,352        $39,368       $401,984
   69       $1,088,932       $450,313        $61,570       $388,743
   70       $1,223,682     $1,091,356       $115,000       $976,356
   71         $332,640       $258,796         $1,952       $256,844
   72           $8,038       $259,886         $1,013       $258,873
   73           $7,409       $239,571         $2,516       $237,055
   74          $11,055       $247,801         $2,741       $245,060
   75          $79,729       $236,096         $9,984       $226,113
   76          $18,096       $211,972             $0       $211,972
   77          $64,675       $215,036        $11,007       $204,028
   78         $189,018       $244,857        $15,045       $229,812
   79               $0       $226,201             $0       $226,201
   80         $106,424       $190,255         $7,937       $182,318
   81         $195,840       $293,700         $9,750       $283,950
   82          $58,802        $74,778         $1,950        $72,828

MORTGAGE     MORTGAGE                                                                               NOI           NCF
LOAN NO.  LOAN SELLER(1)  PROPERTY NAME(2)                                                      DSCR (X)(12)  DSCR (X)(12)
--------------------------------------------------------------------------------------------------------------------------

    1          NCCI       The Pier at Caesars                                                      2.31          2.22
    2          MSMCH      42nd Street Retail                                                       1.16          1.11
    3          MSMCH      25 West 39th Street                                                      1.35          1.25
    4          MSMCH      Logan Town Center                                                        1.24          1.20
    5          MSMCH      Two Buckhead Plaza                                                       1.40          1.32
    6          MSMCH      Crossroads Town Center                                                   1.49          1.40

    7          NCCI       Tower 17                                                                 2.66          2.54
    8          NCCI       Comfort Inn & Suites - Sea World                                         1.55          1.42
    9          MSMCH      Market Square Shopping Center                                            1.39          1.32
   10          NCCI       Weinstein Abbington Crossing I                                           1.50          1.46
   11          AMAC       Sanctuary Lofts                                                          1.44          1.40
   12          MSMCH      Hilton Garden Inn - Portsmouth                                           1.64          1.47
   13          MSMCH      Alovats North Property                                                   1.44          1.44
                          Seattle Portfolio Roll-Up                                                1.10          1.06
   14          AMAC       Seattle Portfolio - Queen Vista (A)                                      1.10          1.06
   15          AMAC       Seattle Portfolio - 733 Summit (A)                                       1.10          1.06
   16          AMAC       Seattle Portfolio - Highland Crest (A)                                   1.10          1.06
   17          NCCI       Weinstein Squire Hill Harrisonburg                                       1.28          1.24
   18          NCCI       Merritt Crossing                                                         1.47          1.38
   19          NCCI       Elaine Place Apartments                                                  1.39          1.35
   20          MSMCH      989 Sixth Avenue                                                         1.04          1.02
   21          AMAC       Cedar Glen Apartments                                                    1.32          1.26
                          Tulsa Multifamily Portfolio Roll-Up                                      1.62          1.48
   22          NCCI       Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK (B)     1.62          1.48
   23          NCCI       Tulsa Multifamily Portfolio - Woodcreek Apartments - Tulsa, OK (B)       1.62          1.48
   24          AMAC       12 Atlantic Station                                                      2.61          2.29
   25          NCCI       Houghton Mifflin                                                         1.75          1.58
   26          MSMCH      Ledgemere Industrial                                                     1.43          1.26
   27          NCCI       High Pointe Tower                                                        2.07          1.95
   28          MSMCH      Royal Oaks Shopping Center                                               1.29          1.20
   29          MSMCH      Harbor Walk Office Building                                              1.45          1.25
                          Intercoastal Portfolio Roll-Up                                           1.84          1.58
   30          AMAC       Intercoastal Portfolio - Westlake (C)                                    1.84          1.58
   31          AMAC       Intercoastal Portfolio - Connecticut Village (C)                         1.84          1.58
   32          AMAC       Intercoastal Portfolio - Lincoln (C)                                     1.84          1.58
   33          AMAC       Intercoastal Portfolio - Raymonia (C)                                    1.84          1.58
   34          AMAC       Intercoastal Portfolio - Westwood (C)                                    1.84          1.58
   35          AMAC       Intercoastal Portfolio - Oakland (C)                                     1.84          1.58
   36          MSMCH      Country Club Village                                                     1.35          1.27
   37          MSMCH      Meadowbrook Shopping Center                                              1.48          1.31
   38          AMAC       Ralph's at Olympic                                                       2.84          2.51
   39          MSMCH      Shops at Clinton Keith                                                   1.34          1.28
   40          AMAC       Staples Retail                                                           1.30          1.30
   41          NCCI       Cypress Lakes Apartments                                                 1.58          1.49
   42          AMAC       Ralph's at Victory                                                       2.20          1.80
   43          MSMCH      Forum Office Park                                                        1.56          1.40
   44          MSMCH      Lone Mountain West Village                                               1.62          1.55
   45          MSMCH      Hampton Inn - Hilton Head Island, SC                                     1.52          1.32
                          Rochester Portfolio Roll-Up                                              1.28          1.23
   46          MSMCH      Rochester Portfolio - Petco (Monroe Avenue) (I)                          1.28          1.23
   46          MSMCH      Rochester Portfolio - Rite Aid (Lyell Avenue) (I)                        1.28          1.23
   46          MSMCH      Rochester Portfolio - Rite Aid/Advance Auto (North Clinton Avenue) (I)   1.28          1.23
   46          MSMCH      Rochester Portfolio - Rite Aid (Portland Avenue) (I)                     1.28          1.23
   47          MSMCH      Regal Cinema - Cobblestone Square                                        1.32          1.21
   48          MSMCH      Summerhill Park                                                          1.56          1.55
   49          MSMCH      LA Fitness - Pearland East                                               1.26          1.19
                          Rand Portfolio Roll-Up                                                   1.89          1.76
   50          NCCI       Rand Portfolio - 400 Morgan Road (II)                                    1.89          1.76
   50          NCCI       Rand Portfolio - 4743 Venture Drive (II)                                 1.89          1.76
   50          NCCI       Rand Portfolio - 12701 Grand River (II)                                  1.89          1.76
   50          NCCI       Rand Portfolio - 51 Summit Street (II)                                   1.89          1.76
   50          NCCI       Rand Portfolio - 1260-1270 Rickett Road (II)                             1.89          1.76
   51          MSMCH      Vinings Jubilee                                                          2.29          2.13
   52          MSMCH      CVS - Houston                                                            1.26          1.25
   53          MSMCH      Sportsmans Park                                                          1.41          1.30
   54          MSMCH      Battlefield Square Shoppes                                               1.38          1.28
   55          MSMCH      478 Third Avenue                                                         1.25          1.20
   56          MSMCH      Walgreens - South Holland                                                1.27          1.27
   57          AMAC       Vernon Center                                                            1.34          1.27
   58          NCCI       Colony Cove                                                              3.29          3.24
   59          NCCI       Wagon Wheel MHP                                                          1.32          1.28
   60          MSMCH      Southridge Village Shopping Center                                       1.34          1.21
   61          MSMCH      Hayden Retail Condominium                                                1.79          1.66
   62          AMAC       Los Alamitos                                                             1.89          1.75
   63          MSMCH      Kissimmee Commons Phase I                                                1.25          1.18
   64          NCCI       Amarillo Estates                                                         1.45          1.40
   65          MSMCH      Walgreens - Lexington, KY                                                1.52          1.51
   66          MSMCH      Fowler Plaza North                                                       1.46          1.35
   67          NCCI       Silver Springs Park                                                      1.43          1.39
   68          NCCI       Ramada - South San Francisco                                             1.56          1.42
   69          NCCI       Days Hotel- Boulder                                                      1.83          1.58
   70          MSMCH      Foxpointe Apartments                                                     1.77          1.58
   71          MSMCH      CVS - Brockton                                                           1.35          1.34
   72          MSMCH      CVS - Lansingburgh                                                       1.33          1.32
   73          AMAC       Office Depot                                                             1.17          1.16
   74          AMAC       CVS-Rockville Center                                                     1.28          1.27
   75          MSMCH      Allen Creek Crossing                                                     1.46          1.40
   76          MSMCH      Wawa Ground Lease                                                        1.32          1.32
   77          MSMCH      Shoppes at Lemmon Valley                                                 1.44          1.37
   78          NCCI       University Village Apartments                                            1.46          1.37
   79          NCCI       Merritt Island CVS                                                       1.81          1.81
   80          MSMCH      Bradley Meadows Shopping Center                                          1.37          1.31
   81          NCCI       Lake Bryant RV & MHP                                                     1.88          1.82
   82          NCCI       Birchwood                                                                1.32          1.28

                          TOTALS AND WEIGHTED AVERAGES:                                            1.57X         1.48X

MORTGAGE     NCF POST IO       CUT-OFF DATE  BALLOON    BALLOON      APPRAISED    VALUATION
LOAN NO.  PERIOD DSCR (X)(10)      LTV           LTV    BALANCE      VALUE(13)    DATE(14)  LARGEST TENANT(15)
------------------------------------------------------------------------------------------------------------------------------------

    1             2.22             38.3%      38.3%   $80,500,000  $210,000,000  07/01/2007 Game On
    2             1.11             47.9%      45.7%   $76,318,863  $167,000,000  11/01/2007 AMC Theaters
    3             1.25             75.2%      75.2%   $78,936,298  $105,000,000  12/01/2007 Thor Equities (Master Lease)
    4             1.20             72.7%      72.7%   $76,000,000  $104,600,000  09/27/2006 Boscov's
    5             1.32             69.0%      69.0%   $52,000,000   $75,400,000  06/15/2007 Morgan Keegan & Co, Inc.
    6             1.18             74.7%      66.2%   $46,092,028   $69,600,000  03/17/2008 Bed, Bath & Beyond

    7             2.54             35.6%      35.6%   $38,300,000  $107,500,000  03/27/2007 Yellow Book Sales 8 Distribution
    8             1.24             74.6%      68.2%   $27,429,806   $40,200,000  06/13/2007 NAP
    9             1.12             77.1%      72.3%   $22,765,633   $31,500,000  07/23/2007 Office Depot
   10             1.21             68.2%      61.4%   $20,885,665   $34,000,000  09/06/2007 NAP
   11             1.19             62.2%      59.8%   $22,124,793   $37,000,000  09/08/2006 NAP
   12             1.47             75.0%      63.8%   $17,795,539   $27,900,000  11/09/2007 NAP
   13             1.44             77.7%      77.7%   $20,713,000   $26,650,000  11/18/2006 Alovats North LLC
                  1.06             57.8%      57.8%   $20,000,000   $34,600,000
   14             1.06             57.8%      57.8%   $10,763,636   $17,400,000  09/20/2006 NAP
   15             1.06             57.8%      57.8%    $5,345,455   $10,400,000  09/20/2006 NAP
   16             1.06             57.8%      57.8%    $3,890,909    $6,800,000  09/20/2006 NAP
   17             1.24             74.6%      74.6%   $19,100,000   $25,600,000  09/06/2007 NAP
   18             1.21             68.8%      63.1%   $17,427,634   $27,600,000  09/12/2007 Environmental Data Resources
   19             1.35             45.1%      45.1%   $18,500,000   $41,000,000  04/01/2007 NAP
   20             1.02             37.4%      37.4%   $18,400,000   $49,200,000  05/22/2007 Bombay Industries Inc.
   21             1.05             75.2%      72.4%   $16,565,812   $22,870,000  11/16/2006 NAP
                  1.30             77.7%      73.6%   $16,260,773   $22,100,000
   22             1.30             77.7%      73.6%   $12,851,409   $17,800,000  05/29/2007 NAP
   23             1.30             77.7%      73.6%    $3,409,364    $4,300,000  05/29/2007 NAP
   24             2.29             56.3%      56.3%   $17,000,000   $30,175,000  10/04/2006 NAP
   25             1.58             59.3%      59.3%   $15,480,000   $26,100,000  08/16/2007 Houghton Mifflin Company
   26             1.26             67.2%      57.7%   $12,362,682   $21,425,000  10/11/2007 Foreign Motors West, Inc.
   27             1.95             58.0%      58.0%   $13,400,000   $23,100,000  01/16/2007 Hallmark
   28             1.20             73.8%      63.8%    $8,935,545   $14,000,000  08/01/2007 Lifestyle Family Fitness
   29             1.08             70.8%      64.5%    $8,766,284   $13,600,000  09/05/2007 Art Institute of Ft. Lauderdale, Inc.
                  1.33             78.6%      71.1%    $8,590,654   $12,080,000
   30             1.33             78.6%      71.1%    $2,778,312    $4,000,000  08/30/2006 NAP
   31             1.33             78.6%      71.1%    $2,336,657    $3,200,000  08/16/2006 NAP
   32             1.33             78.6%      71.1%    $1,241,350    $1,700,000  08/30/2006 NAP
   33             1.33             78.6%      71.1%    $1,241,350    $1,700,000  08/30/2006 NAP
   34             1.33             78.6%      71.1%      $682,743      $935,000  08/30/2006 NAP
   35             1.33             78.6%      71.1%      $310,242      $545,000  08/16/2006 NAP
   36             1.09             78.3%      73.6%    $8,834,126   $12,000,000  07/17/2007 Nine 75
   37             1.31             75.0%      64.5%    $7,868,430   $12,200,000  10/01/2006 Busch's Inc.
   38             2.51             33.1%      27.8%    $7,097,834   $25,500,000  08/11/2006 Ralph's Olympic
   39             1.13             73.0%      64.7%    $7,437,732   $11,500,000  08/27/2007 D'Canters Wine Bar and Grill
   40             1.09             76.6%      69.2%    $7,405,087   $10,700,000  02/01/2007 Staples the Office Superstore East, Inc.
   41             1.24             76.7%      71.7%    $7,237,886   $10,100,000  06/01/2007 NAP
   42             1.80             41.4%      34.8%    $6,265,244   $18,000,000  08/11/2006 Ralph's Victory
   43             1.20             78.6%      71.5%    $6,688,555    $9,350,000  07/06/2007 Resource Mortgage Bank
   44             1.27             75.4%      69.0%    $6,207,091    $9,000,000  06/01/2006 Fitness 25/7 01, LLC
   45             1.32             69.7%      60.7%    $5,825,396    $9,600,000  08/01/2007 NAP
                  1.23             61.5%      48.5%    $4,660,514    $9,600,000
   46             1.23             61.5%      48.5%    $2,330,257    $4,300,000  07/01/2007 Petco Animal Supplies Inc.
   46             1.23             61.5%      48.5%      $849,161    $1,900,000  07/01/2007 Rite Aid of New York, Inc.
   46             1.23             61.5%      48.5%      $789,918    $1,800,000  07/01/2007 Rite Aid of New York, Inc.
   46             1.23             61.5%      48.5%      $691,178    $1,600,000  07/01/2007 Rite Aid of New York, Inc.
   47             1.21             53.4%      47.5%    $5,230,266   $11,000,000  11/28/2007 Regal Cinemas
   48             1.34             78.9%      74.3%    $5,509,317    $7,410,000  08/14/2007 NAP
   49             1.19             67.6%      53.0%    $4,543,211    $8,570,000  10/17/2007 LA Fitness
                  1.51             76.9%      69.9%    $5,180,914    $7,415,000
   50             1.51             76.9%      69.9%    $2,445,475    $3,500,000  07/26/2007 Siemens
   50             1.51             76.9%      69.9%    $1,135,399    $1,625,000  07/26/2007 Eaton
   50             1.51             76.9%      69.9%      $890,851    $1,275,000  07/26/2007 Metris
   50             1.51             76.9%      69.9%      $384,289      $550,000  07/26/2007 Quad Steel
   50             1.51             76.9%      69.9%      $324,899      $465,000  07/26/2007 Rand
   51             2.13             18.3%       0.2%       $73,307   $30,600,000  11/30/2007 CVS Pharmacy
   52             1.08             78.0%      73.3%    $5,167,541    $7,050,000  07/24/2007 CVS/Pharmacy
   53             1.12             69.4%      63.1%    $4,955,522    $7,850,000  06/22/2007 Gravitec
   54             1.11             79.0%      72.1%    $4,900,184    $6,800,000  08/07/2007 Pier 1 / Barnes & Noble
   55             1.20             73.7%      63.1%    $4,353,840    $6,900,000  07/27/2007 Essentials Plus
   56             1.08             75.0%      66.8%    $4,364,690    $6,530,000  07/17/2007 Walgreen Co.
   57             1.27             67.7%      56.7%    $3,972,137    $7,000,000  11/22/2006 Ross Dress For Less, Inc.
   58             2.80             29.6%      27.0%    $3,939,102   $14,600,000  08/09/2007 NAP
   59             1.28             78.8%      67.0%    $3,595,819    $5,370,000  03/25/2007 NAP
   60             1.21             69.3%      59.6%    $3,518,082    $5,900,000  06/10/2007 Edward F. Wolski, MD, PA
   61             1.43             52.6%      49.5%    $3,574,440    $7,225,000  03/06/2007 Artistic Masterpieces LLC
   62             1.75             46.2%      38.8%    $3,143,725    $8,100,000  09/05/2006 Scrapbook Depot
   63             1.18             78.3%      67.4%    $3,101,060    $4,600,000  11/09/2007 Payless ShoeSource
   64             1.40             72.5%      62.8%    $3,106,680    $4,950,000  06/05/2007 NAP
   65             1.32             65.9%      60.4%    $3,274,459    $5,425,000  10/26/2007 Walgreens
   66             1.15             78.8%      70.2%    $3,179,946    $4,530,000  07/27/2007 IQ Outfitters
   67             1.22             75.0%      67.5%    $3,170,175    $4,700,000  05/09/2007 NAP
   68             1.42             68.0%      54.8%    $2,656,304    $4,850,000  09/25/2007 NAP
   69             1.58             64.4%      56.4%    $2,706,002    $4,800,000  08/02/2007 NAP
   70             1.58             24.4%       0.4%       $51,092   $12,520,000  03/07/2007 NAP
   71             1.15             76.4%      68.2%    $2,700,371    $3,960,000  10/01/2007 Massachusetts CVS Pharmacy, L.L.C.
   72             1.14             69.8%      65.7%    $2,825,353    $4,300,000  09/29/2007 CVS Troy Fifth Street, LLC
   73             1.16             78.6%      67.1%    $2,448,838    $3,650,000  11/28/2006 Office Depot
   74             1.27             72.9%      61.9%    $2,352,480    $3,800,000  12/11/2006 CVS
   75             1.17             67.3%      59.7%    $2,392,741    $4,010,000  06/04/2007 Vinaccio Coffee
   76             1.14             74.6%      66.7%    $2,236,102    $3,350,000  08/09/2007 Wawa, Inc.
   77             1.16             73.5%      64.0%    $2,110,814    $3,300,000  08/03/2007 Dotty's
   78             1.37             77.1%      66.7%    $1,895,206    $2,840,000  03/16/2007 NAP
   79             1.54             62.5%      56.7%    $1,815,950    $3,200,000  07/09/2007 Holiday CVS, L.L.C.
   80             1.31             69.7%      54.6%    $1,379,015    $2,525,000  08/12/2007 Bank of America
   81             1.82             47.1%      38.6%    $1,429,096    $3,700,000  06/01/2007 NAP
   82             1.28             70.3%      65.0%      $650,424    $1,000,000  07/09/2007 NAP

                  1.41X            63.5%      59.9%

MORTGAGE        LEASE                                                   LEASE
LOAN NO.  EXPIRATION DATE   % NSF  SECOND LARGEST TENANT(15)       EXPIRATION DATE  % NSF  THIRD LARGEST TENANT(15)
-----------------------------------------------------------------------------------------------------------------------------------

    1        12/31/2021      4.4%  Phillips Seafood Restaurant       12/31/2021      3.3%  Buddakan
    2        11/30/2019     47.0%  Madame Tussaud's                  06/30/2025     19.0%  Dave and Buster's
    3        09/01/2017     31.6%  Polo Ralph Lauren Corporation     05/31/2009     19.2%  Thor Equities
    4        08/31/2026     27.4%  Kohl's                            01/31/2027     12.6%  Giant Eagle
    5        09/30/2016     24.8%  Design Place Atlanta, LLC         05/31/2017      8.3%  Regions Bank Office
    6        04/30/2017     20.1%  Euphoria Institute                07/31/2014      8.1%  L.P. Doyle, Inc. (Euphoria)

    7        05/31/2009     10.3%  Sperry Van Ness                   01/31/2011      6.7%  GSA/Trans Safety Board
    8           NAP           NAP  NAP                                  NAP           NAP  NAP
    9        11/09/2016     17.4%  Petco                             01/31/2017     14.0%  Nick's Gourmet
   10           NAP           NAP  NAP                                  NAP           NAP  NAP
   11           NAP           NAP  NAP                                  NAP           NAP  NAP
   12           NAP           NAP  NAP                                  NAP           NAP  NAP
   13        11/14/2104    100.0%  NAP                                  NAP           NAP  NAP

   14           NAP           NAP  NAP                                  NAP           NAP  NAP
   15           NAP           NAP  NAP                                  NAP           NAP  NAP
   16           NAP           NAP  NAP                                  NAP           NAP  NAP
   17           NAP           NAP  NAP                                  NAP           NAP  NAP
   18        07/31/2014     27.0%  One Beacon Insurance              05/31/2009     13.0%  Cox Radio
   19           NAP           NAP  NAP                                  NAP           NAP  NAP
   20        12/31/2012      9.9%  Sol & Son Corp                    12/31/2008      7.4%  PA Sports Ticker, Inc.
   21           NAP           NAP  NAP                                  NAP           NAP  NAP

   22           NAP           NAP  NAP                                  NAP           NAP  NAP
   23           NAP           NAP  NAP                                  NAP           NAP  NAP
   24           NAP           NAP  NAP                                  NAP           NAP  NAP
   25        09/25/2019    100.0%  NAP                                  NAP           NAP  NAP
   26        03/31/2011     31.7%  Mass Bay Community College        01/31/2011     15.3%  Recreation World, Inc.
   27        09/10/2008     48.6%  Newprime Home Loans, LLC          05/30/2010     10.4%  KSE Media Ventures
   28        06/30/2016     35.5%  Harbor Freight Tools USA Inc.     11/30/2014     16.8%  Prudential Tropical Realty & Investments
   29        06/30/2009    100.0%  NAP                                  NAP           NAP  NAP

   30           NAP           NAP  NAP                                  NAP           NAP  NAP
   31           NAP           NAP  NAP                                  NAP           NAP  NAP
   32           NAP           NAP  NAP                                  NAP           NAP  NAP
   33           NAP           NAP  NAP                                  NAP           NAP  NAP
   34           NAP           NAP  NAP                                  NAP           NAP  NAP
   35           NAP           NAP  NAP                                  NAP           NAP  NAP
   36        06/30/2017     18.5%  Costa Vida                        01/31/2012      9.8%  Pier 49 Pizza
   37        10/31/2011     28.8%  Aco Inc. #087                     03/31/2009     15.2%  Rite Aid, Inc. #4534
   38        08/31/2015    100.0%  NAP                                  NAP           NAP  NAP
   39        10/31/2017     17.5%  7-Eleven                          09/30/2027     14.7%  Santa Rosa Day Spa
   40        08/08/2022    100.0%  NAP                                  NAP           NAP  NAP
   41           NAP           NAP  NAP                                  NAP           NAP  NAP
   42        11/11/2016    100.0%  NAP                                  NAP           NAP  NAP
   43        09/30/2008      8.2%  Bon Secours                       06/30/2009      5.5%  March of Dimes
   44        10/31/2011     16.6%  Dance Studio                      08/31/2011     11.5%  Check City
   45           NAP           NAP  NAP                                  NAP           NAP  NAP

   46        01/31/2020    100.0%  NAP                                  NAP           NAP  NAP
   46        12/31/2015    100.0%  NAP                                  NAP           NAP  NAP
   46        01/31/2011     59.2%  Advance Auto                      02/28/2019     40.8%  NAP
   46        05/31/2010    100.0%  NAP                                  NAP           NAP  NAP
   47        11/30/2019    100.0%  NAP                                  NAP           NAP  NAP
   48           NAP           NAP  NAP                                  NAP           NAP  NAP
   49        10/31/2022    100.0%  NAP                                  NAP           NAP  NAP

   50        10/31/2010    100.0%  NAP                                  NAP           NAP  NAP
   50        09/30/2008    100.0%  NAP                                  NAP           NAP  NAP
   50        11/30/2010    100.0%  NAP                                  NAP           NAP  NAP
   50        12/31/2008    100.0%  NAP                                  NAP           NAP  NAP
   50        12/31/2008     53.3%  Mutual Electric                   05/31/2011     46.7%  NAP
   51        01/31/2012      9.9%  The Settings Development          07/31/2010      8.6%  LaPaz
   52        04/21/2023    100.0%  NAP                                  NAP           NAP  NAP
   53        12/31/2011     28.6%  New Motion                        05/31/2011     15.6%  DC3 Entertainment
   54        04/30/2009     42.1%  EntertainMart                     12/31/2008     34.9%  Talbots
   55        08/14/2022     21.5%  NAP                                  NAP           NAP  NAP
   56        03/31/2032    100.0%  NAP                                  NAP           NAP  NAP
   57        01/31/2017     88.1%  Roy K. Asahi                         MTM         11.9%  NAP
   58           NAP           NAP  NAP                                  NAP           NAP  NAP
   59           NAP           NAP  NAP                                  NAP           NAP  NAP
   60        04/30/2017     60.3%  Cellular City                     12/31/2008      8.6%  Jerel Jeanes (Choice Medical)
   61        08/31/2021     82.9%  Diamondback Spas and Barbeques    08/31/2011     17.1%  NAP
   62        06/30/2009     14.9%  Mach-1 Fitness                    04/30/2012      8.3%  Printmaster
   63        06/30/2017     18.6%  T-Mobile                          01/31/2013     16.4%  Subway
   64           NAP           NAP  NAP                                  NAP           NAP  NAP
   65        09/14/2020    100.0%  NAP                                  NAP           NAP  NAP
   66        06/30/2011     22.1%  Washington Mutual                 09/30/2009     16.1%  Chipotle
   67           NAP           NAP  NAP                                  NAP           NAP  NAP
   68           NAP           NAP  NAP                                  NAP           NAP  NAP
   69           NAP           NAP  NAP                                  NAP           NAP  NAP
   70           NAP           NAP  NAP                                  NAP           NAP  NAP
   71        01/31/2033    100.0%  NAP                                  NAP           NAP  NAP
   72        01/31/2025    100.0%  NAP                                  NAP           NAP  NAP
   73        12/31/2017    100.0%  NAP                                  NAP           NAP  NAP
   74        01/31/2010    100.0%  NAP                                  NAP           NAP  NAP
   75        06/30/2017     19.0%  French Nails                      06/30/2017     18.0%  Galaxy Tanning
   76        06/30/2016    100.0%  NAP                                  NAP           NAP  NAP
   77        05/24/2021     29.4%  North Valley Music & Art          03/18/2012     27.5%  Papa Murphy's
   78           NAP           NAP  NAP                                  NAP           NAP  NAP
   79        05/13/2018    100.0%  NAP                                  NAP           NAP  NAP
   80        05/31/2013     30.1%  Sunflower Natural Foods           02/28/2016     28.0%  Eckerd Pharmacy (Rite Aid)
   81           NAP           NAP  NAP                                  NAP           NAP  NAP
   82           NAP           NAP  NAP                                  NAP           NAP  NAP

MORTGAGE        LEASE                   TAX            INSURANCE    CAPITAL EXPENDITURE         TI/LC
LOAN NO.  EXPIRATION DATE  % NSF  ESCROW IN PLACE  ESCROW IN PLACE  ESCROW IN PLACE(16)  ESCROW IN PLACE(17)
------------------------------------------------------------------------------------------------------------

    1       12/31/2016      3.0%         No              No                 No                    No
    2       06/30/2021      9.9%        Yes              No                 No                   Yes
    3       09/30/2016     17.5%        Yes              No                 Yes                  Yes
    4       11/30/2026     12.6%        Yes              No                 No                    No
    5       01/31/2017      8.0%        Yes              Yes                No                    No
    6       06/30/2014      4.7%        Yes              No                 No                   Yes

    7       09/02/2009      6.0%        Yes              Yes                No                   Yes
    8           NAP          NAP        Yes              No                 Yes                   No
    9       01/31/2017     13.2%        Yes              Yes                No                    No
   10           NAP          NAP        Yes              Yes                Yes                   No
   11           NAP          NAP         No              No                 Yes                   No
   12           NAP          NAP        Yes              No                 No                    No
   13           NAP          NAP         No              No                 No                    No

   14           NAP          NAP        Yes              Yes                No                    No
   15           NAP          NAP        Yes              Yes                No                    No
   16           NAP          NAP        Yes              Yes                No                    No
   17           NAP          NAP        Yes              Yes                Yes                   No
   18       10/31/2010     11.8%        Yes              Yes                Yes                  Yes
   19           NAP          NAP        Yes              Yes                Yes                   No
   20       04/30/2012      4.9%        Yes              Yes                No                    No
   21           NAP          NAP        Yes              No                 Yes                   No

   22           NAP          NAP        Yes              Yes                Yes                   No
   23           NAP          NAP        Yes              Yes                Yes                   No
   24           NAP          NAP        Yes              Yes                No                    No
   25           NAP          NAP         No              No                 No                    No
   26       07/31/2012     11.1%        Yes              No                 No                   Yes
   27       06/30/2009      7.4%        Yes              Yes                Yes                   No
   28       05/31/2012      7.5%        Yes              No                 Yes                  Yes
   29           NAP          NAP        Yes              No                 No                    No

   30           NAP          NAP        Yes              Yes                Yes                   No
   31           NAP          NAP        Yes              Yes                Yes                   No
   32           NAP          NAP        Yes              Yes                Yes                   No
   33           NAP          NAP        Yes              Yes                Yes                   No
   34           NAP          NAP        Yes              Yes                Yes                   No
   35           NAP          NAP        Yes              Yes                Yes                   No
   36       05/31/2012      7.9%        Yes              Yes                Yes                  Yes
   37       12/31/2014      7.9%        Yes              Yes                Yes                  Yes
   38           NAP          NAP         No              No                 No                    No
   39       07/24/2012     12.0%        Yes              Yes                Yes                  Yes
   40           NAP          NAP         No              No                 No                    No
   41           NAP          NAP        Yes              Yes                Yes                   No
   42           NAP          NAP         No              No                 No                    No
   43       08/31/2012      5.1%        Yes              No                 Yes                  Yes
   44       08/31/2011     11.1%        Yes              Yes                Yes                  Yes
   45           NAP          NAP        Yes              Yes                No                    No

   46           NAP          NAP         No              No                 No                    No
   46           NAP          NAP         No              No                 No                    No
   46           NAP          NAP         No              No                 No                    No
   46           NAP          NAP         No              No                 No                    No
   47           NAP          NAP        Yes              Yes                Yes                   No
   48           NAP          NAP         No              No                 No                    No
   49           NAP          NAP         No              No                 No                    No

   50           NAP          NAP        Yes              Yes                Yes                  Yes
   50           NAP          NAP        Yes              Yes                Yes                  Yes
   50           NAP          NAP        Yes              Yes                Yes                  Yes
   50           NAP          NAP        Yes              Yes                Yes                  Yes
   50           NAP          NAP        Yes              Yes                Yes                  Yes
   51       06/30/2011      6.1%        Yes              No                 No                    No
   52           NAP          NAP         No              No                 No                    No
   53       07/31/2009     15.6%        Yes              Yes                No                   Yes
   54       01/31/2010     23.0%        Yes              Yes                Yes                  Yes
   55           NAP          NAP        Yes              No                 No                   Yes
   56           NAP          NAP         No              No                 No                    No
   57           NAP          NAP         No              No                 No                    No
   58           NAP          NAP        Yes              Yes                No                    No
   59           NAP          NAP        Yes              Yes                Yes                   No
   60       12/31/2007      7.3%        Yes              Yes                Yes                  Yes
   61           NAP          NAP         No              No                 No                    No
   62       06/30/2007      8.2%         No              No                 No                    No
   63       08/30/2017     11.0%        Yes              No                 No                    No
   64           NAP          NAP        Yes              Yes                No                    No
   65           NAP          NAP         No              No                 No                    No
   66       04/30/2011     11.7%        Yes              No                 Yes                  Yes
   67           NAP          NAP        Yes              Yes                No                    No
   68           NAP          NAP        Yes              Yes                Yes                   No
   69           NAP          NAP        Yes              Yes                Yes                   No
   70           NAP          NAP         No              No                 No                    No
   71           NAP          NAP         No              No                 No                    No
   72           NAP          NAP         No              No                 No                    No
   73           NAP          NAP         No              No                 Yes                   No
   74           NAP          NAP         No              No                 No                    No
   75       06/30/2012     15.4%        Yes              Yes                No                    No
   76           NAP          NAP         No              No                 No                    No
   77       01/14/2011     15.7%        Yes              Yes                Yes                  Yes
   78           NAP          NAP        Yes              Yes                Yes                   No
   79           NAP          NAP         No              No                 No                    No
   80       08/31/2012     27.7%        Yes              Yes                Yes                  Yes
   81           NAP          NAP        Yes              Yes                No                    No
   82           NAP          NAP        Yes              Yes                No                    No

                                       78.2%            38.3%              35.8%                35.4%

MORTGAGE                                                      OTHER
LOAN NO.                                             ESCROW DESCRIPTION(18)
----------------------------------------------------------------------------------------------------------------------

    1                                                 Construction Reserve
    2                                Ground Rent; Deferred Opening Contingency; Canron Claim
    3                      Debt Service Escrow; Additional Capex - (Base Building; Window Replacement)
    4                             Additional Tenant/Contractor Deposit; Disputed Payment Amount
    5                                                     Rent Reserve
    6                                                     Rent Holdback

    7                                                 Debt Service Reserve
    8                                                          NAP
    9                                       Verizon TI Reserve; Hot Licks TI Reserve
   10                                                          NAP
   11                                       Punch List Reserve; Debt Service Reserve
   12                                             Debt Service Shortfall Escrow
   13                                           Accrued Rent Holdback; C of O LOC

   14                                      Capital Improvements; Debt Service Reserve
   15                                      Capital Improvements; Debt Service Reserve
   16                                      Capital Improvements; Debt Service Reserve
   17                                                          NAP
   18                             Rent Abatement Reserve; EDR Expansion Reserve; Turner Reserve
   19                                                          NAP
   20                                                 Debt Service Reserve
   21                                                          NAP

   22                                                          NAP
   23                                                          NAP
   24                                                          NAP
   25                                                          NAP
   26                                                   Holdback Reserve
   27                                                          NAP
   28                               Holdback; Harbor Freight Holdback; Topper's Rent Holdback
   29                                           Near-Term Rollover Reserve (LOC)

   30                                                          NAP
   31                                                          NAP
   32                                                          NAP
   33                                                          NAP
   34                                                          NAP
   35                                                          NAP
   36                                                  Occupancy Holdbacks
   37                                                          NAP
   38                                                          NAP
   39                                                          NAP
   40                                                          NAP
   41                                                          NAP
   42                                                          NAP
   43                                                     Master Lease
   44                                                 Nail Tenant Holdback
   45                                                    Earnout Reserve

   46                                                          NAP
   46                                                          NAP
   46                                                          NAP
   46                                                          NAP
   47                                                          NAP
   48                                                    Earnout Reserve
   49                                                          NAP

   50                                                          NAP
   50                                                          NAP
   50                                                          NAP
   50                                                          NAP
   50                                                          NAP
   51                                                          NAP
   52                                                          NAP
   53                                                          NAP
   54                                       Pier 1 Reserve; Barnes and Nobel Reserve
   55                                                          NAP
   56                                                          NAP
   57                                                          NAP
   58                                                          NAP
   59                                                          NAP
   60                                               Cash Collateral Agreement
   61                                                          NAP
   62                                                          NAP
   63     Gamestop TI Holdback; Angelique Hair Salon Holdback; Taco Maker Holdback; Dragon Chinese Restaurant Holdback
   64                                                          NAP
   65                                                          NAP
   66                                                          NAP
   67                                        Debt Service Reserve; Holdback Reserve
   68                                                  Seasonality Reserve
   69                                                  Seasonality Reserve
   70                                                          NAP
   71                                                          NAP
   72                                                          NAP
   73                                                          NAP
   74                                                          NAP
   75                                                    Earnout Reserve
   76                                                          NAP
   77                                                          NAP
   78                                                    Earnout Reserve
   79                                                          NAP
   80                                                          NAP
   81                                                   Holdback Reserve
   82                                                          NAP

MORTGAGE               SPRINGING                INITIAL CAPITAL EXPENDITURE   MONTHLY CAPITAL EXPENDITURE
LOAN NO.         ESCROW DESCRIPTION(19)            ESCROW REQUIREMENT(20)        ESCROW REQUIREMENT(21)
---------------------------------------------------------------------------------------------------------

    1     Tax, Insurance, Cap Ex, TI/LC, Other                     $0                                  $0
    2                    Other                                     $0                                  $0
    3               Insurance, TI/LC                               $0                              $3,090
    4           Insurance, Cap Ex, TI/LC                           $0                                  $0
    5                Cap Ex, TI/LC                                 $0                                  $0
    6           Insurance, Cap Ex, TI/LC                           $0                                  $0

    7                    Cap Ex                                    $0                                  $0
    8            Tax, Insurance, Cap Ex                            $0                             $22,189
    9                Cap Ex, TI/LC                                 $0                                  $0
   10                     NAP                                      $0                              $4,367
   11                Tax, Insurance                                $0                              $5,050
   12           Insurance, Cap Ex, Other                           $0                                  $0
   13                Tax, Insurance                                $0                                  $0

   14                     NAP                                      $0                                  $0
   15                     NAP                                      $0                                  $0
   16                     NAP                                      $0                                  $0
   17                     NAP                                      $0                              $3,650
   18                     NAP                                      $0                              $3,965
   19                     NAP                                      $0                              $3,965
   20             Cap Ex, TI/LC, Other                             $0                                  $0
   21                  Insurance                              $70,000                              $5,000

   22                     NAP                                $450,000                              $9,729
   23                     NAP                                 $50,000                              $3,333
   24                  Insurance                                   $0                                  $0
   25            Tax, Insurance, Cap Ex                            $0                                  $0
   26       Insurance, Cap Ex, TI/LC, Other                        $0                                  $0
   27                    TI/LC                                     $0                              $1,500
   28               Insurance, Other                               $0                              $1,122
   29           Insurance, Cap Ex, TI/LC                           $0                                  $0

   30                     NAP                                      $0                              $2,917
   31                     NAP                                      $0                              $3,063
   32                     NAP                                 $28,000                              $1,867
   33                     NAP                                      $0                              $2,333
   34                     NAP                                 $14,000                              $1,400
   35                     NAP                                      $0                                $933
   36                    TI/LC                                $10,000                                  $0
   37                     NAP                                      $0                              $1,340
   38            Tax, Insurance, Cap Ex                            $0                                  $0
   39                 TI/LC, Other                                 $0                                $251
   40                     NAP                                      $0                                  $0
   41                    TI/LC                                     $0                              $2,893
   42            Tax, Insurance, Cap Ex                            $0                                  $0
   43            Tax, Insurance, TI/LC                       $153,000                                  $0
   44                    TI/LC                                     $0                                $260
   45                    Cap Ex                                    $0                                  $0

   46     Tax, Insurance, Cap Ex, TI/LC, Other                     $0                                  $0
   46     Tax, Insurance, Cap Ex, TI/LC, Other                     $0                                  $0
   46     Tax, Insurance, Cap Ex, TI/LC, Other                     $0                                  $0
   46     Tax, Insurance, Cap Ex, TI/LC, Other                     $0                                  $0
   47                     NAP                                      $0                              $1,043
   48            Tax, Insurance, Cap Ex                            $0                                  $0
   49            Tax, Insurance, TI/LC                             $0                                  $0

   50                     NAP                                      $0                                $724
   50                     NAP                                      $0                                $336
   50                     NAP                                      $0                                $264
   50                     NAP                                      $0                                $114
   50                     NAP                                      $0                                 $96
   51                     NAP                                      $0                                  $0
   52         Tax, Insurance, TI/LC, Other                         $0                                  $0
   53                Cap Ex, TI/LC                                 $0                                  $0
   54                    TI/LC                                     $0                                $460
   55       Insurance, Cap Ex, TI/LC, Other                        $0                                  $0
   56            Tax, Insurance, TI/LC                             $0                                  $0
   57                Tax, Insurance                                $0                                  $0
   58                    Cap Ex                                    $0                                  $0
   59                     NAP                                $100,000                                  $0
   60                    TI/LC                                     $0                                $465
   61            Tax, Insurance, TI/LC                             $0                                  $0
   62                Tax, Insurance                                $0                                  $0
   63           Insurance, Cap Ex, TI/LC                           $0                                  $0
   64                     NAP                                      $0                                  $0
   65            Tax, Insurance, TI/LC                             $0                                  $0
   66               Insurance, TI/LC                               $0                                $320
   67                     NAP                                      $0                                  $0
   68                    Other                                     $0                              $3,281
   69                     NAP                                      $0                              $3,705
   70                     NAP                                      $0                                  $0
   71        Tax, Insurance, Cap Ex, TI/LC                         $0                                  $0
   72         Tax, Insurance, TI/LC, Other                         $0                                  $0
   73                Tax, Insurance                                $0                                $207
   74                    Other                                     $0                                  $0
   75                Cap Ex, TI/LC                                 $0                                  $0
   76         Tax, Insurance, TI/LC, Other                         $0                                  $0
   77                    TI/LC                                     $0                                $127
   78                     NAP                                      $0                              $1,721
   79                Tax, Insurance                                $0                                  $0
   80                    TI/LC                                     $0                                $338
   81                     NAP                                      $0                                  $0
   82                     NAP                                      $0                                  $0

                                                             $875,000                             $97,418

MORTGAGE  CURRENT CAPITAL EXPENDITURE            INITIAL TI/LC                MONTHLY TI/LC          CURRENT TI/LC    ENVIRONMENTAL
LOAN NO.           ESCROW BALANCE(22)        ESCROW REQUIREMENT(23)       ESCROW REQUIREMENT(24)  ESCROW BALANCE(25)    INSURANCE
-----------------------------------------------------------------------------------------------------------------------------------

    1                              $0                           $0                           $0                  $0         No
    2                              $0                   $7,539,798                           $0          $2,043,434         No
    3                         $31,296                   $7,297,255                           $0          $7,501,195         No
    4                              $0                           $0                           $0                  $0         No
    5                              $0                           $0                           $0                  $0         No
    6                              $0  $1,255,203 (Outstanding TIs);
                                       $600,000 (Initial Future Deposit)                     $0          $1,855,203         No
    7                              $0                   $1,750,000                           $0                  $0         No
    8                         $88,879                           $0                           $0                  $0         No
    9                              $0                           $0                           $0                  $0         No
   10                          $4,367                           $0                           $0                  $0         No
   11                         $50,500                           $0                           $0                  $0         No
   12                              $0                           $0                           $0                  $0         No
   13                              $0                           $0                           $0                  $0         No

   14                              $0                           $0                           $0                  $0         No
   15                              $0                           $0                           $0                  $0         No
   16                              $0                           $0                           $0                  $0         No
   17                          $3,650                           $0                           $0                  $0         No
   18                          $7,931                      $89,470                      $11,015             $89,470         No
   19                         $11,904                           $0                           $0                  $0         No
   20                              $0                           $0                           $0                  $0         No
   21                         $25,525                           $0                           $0                  $0         No

   22                        $471,765                           $0                           $0                  $0         No
   23                         $63,491                           $0                           $0                  $0         No
   24                              $0                           $0                           $0                  $0         No
   25                              $0                           $0                           $0                  $0         No
   26                              $0                           $0                       $6,395                  $0         No
   27                         $12,036                           $0                           $0                  $0         No
   28                          $1,122                      $75,000                       $3,719             $78,755         No
   29                              $0                           $0                           $0                  $0         No

   30                         $12,984                           $0                           $0                  $0         No
   31                         $23,974                           $0                           $0                  $0         No
   32                         $48,537                           $0                           $0                  $0         No
   33                         $25,663                           $0                           $0                  $0         No
   34                         $29,400                           $0                           $0                  $0         No
   35                          $8,147                           $0                           $0                  $0         No
   36                         $10,000                      $72,000                           $0             $72,000         No
   37                          $1,200                           $0                       $4,457             $46,355         No
   38                              $0                           $0                           $0                  $0         No
   39                              $0                           $0                       $2,167                  $0         No
   40                              $0                           $0                           $0                  $0         No
   41                         $10,420                           $0                           $0                  $0         No
   42                              $0                           $0                           $0                  $0         No
   43                          $2,540                           $0                       $4,167             $12,500         No
   44                          $2,349                           $0                       $1,302             $11,762         No
   45                              $0                           $0                           $0                  $0         No

   46                              $0                           $0                           $0                  $0         No
   46                              $0                           $0                           $0                  $0         No
   46                              $0                           $0                           $0                  $0         No
   46                              $0                           $0                           $0                  $0         No
   47                         $73,347                           $0                           $0                  $0         No
   48                              $0                           $0                           $0                  $0         No
   49                              $0                           $0                           $0                  $0         No

   50                          $1,448                           $0                       $1,574              $3,147         No
   50                            $672                           $0                         $731              $1,461         No
   50                            $527                           $0                         $573              $1,147         No
   50                            $228                           $0                         $247                $495         No
   50                            $192                           $0                         $209                $418         No
   51                              $0                           $0                           $0                  $0         No
   52                              $0                           $0                           $0                  $0         No
   53                              $0                           $0                       $2,458              $4,919         No
   54                            $460                           $0                       $2,424              $2,420         No
   55                              $0                     $300,000                           $0            $300,457         No
   56                              $0                           $0                           $0                  $0         No
   57                              $0                           $0                           $0                  $0         No
   58                              $0                           $0                           $0                  $0         No
   59                        $100,376                           $0                           $0                  $0         No
   60                            $930                           $0                       $2,015              $4,030         No
   61                              $0                           $0                           $0                  $0         No
   62                              $0                           $0                           $0                  $0         No
   63                              $0                           $0                           $0                  $0         No
   64                              $0                           $0                           $0                  $0         No
   65                              $0                           $0                           $0                  $0         No
   66                            $640                           $0                       $1,875              $3,752         No
   67                              $0                           $0                           $0                  $0         No
   68                          $3,281                           $0                           $0                  $0         No
   69                         $11,120                           $0                           $0                  $0         No
   70                              $0                           $0                           $0                  $0         No
   71                              $0                           $0                           $0                  $0         No
   72                              $0                           $0                           $0                  $0         No
   73                          $2,276                           $0                           $0                  $0         No
   74                              $0                           $0                           $0                  $0         No
   75                              $0                           $0                           $0                  $0         No
   76                              $0                           $0                           $0                  $0         No
   77                              $0                           $0                         $833                  $0         No
   78                          $1,721                           $0                           $0                  $0         No
   79                              $0                           $0                           $0                  $0         No
   80                              $0                           $0                         $692                  $0         No
   81                              $0                           $0                           $0                  $0         No
   82                              $0                           $0                           $0                  $0         No

                           $1,144,898                  $17,123,523                      $46,853         $12,032,920

                                                                      PREPAYMENT CODE(27)
MORTGAGE     INTEREST                    -------------------------------------------------------------------------------
LOAN NO.  ACCRUAL METHOD  SEASONING(26)  LO  DEF  DEF/YM1.00  YM3.00  YM2.00  YM1.50  YM1.00  YM  1%  0.5%  3%+YM1  OPEN
------------------------------------------------------------------------------------------------------------------------

    1       Actual/360           7       31  82                                                                       7
    2         30/360             85      59                             12      12      33                            4
    3       Actual/360           11      35           87                                                              7
    4       Actual/360           0       24           89                                                              7
    5       Actual/360           14      38           87                                                              7
    6
            Actual/360           0       24  91                                                                       5
    7       Actual/360           5                                                      53                            7
    8       Actual/360           4       28  88                                                                       4
    9       Actual/360           2       26           90                                                              4
   10       Actual/360           1       25  83                                                    6                  6
   11       Actual/360           11      11                                                       37    8             4
   12       Actual/360           12      36  92                                                                       4
   13       Actual/360           11      35  93                                                                       4
            Actual/360           12      18                                                   11                      7
   14       Actual/360           12      18                                                   11                      7
   15       Actual/360           12      18                                                   11                      7
   16       Actual/360           12      18                                                   11                      7
   17       Actual/360           1       25  83                                                    6                  6
   18       Actual/360           2       26  91                                                                       3
   19       Actual/360           3       27  90                                                                       3
   20       Actual/360           5       29  27                                                                       4
   21       Actual/360           11      23                                                   11                     26
            Actual/360           4       28  86                                                                       6
   22       Actual/360           4       28  86                                                                       6
   23       Actual/360           4       28  86                                                                       6
   24       Actual/360           13      23                                                                          13
   25         30/360             1       25                                             91                            4
   26       Actual/360           0       24           92                                                              4
   27       Actual/360           8       32   4                                                                      24
   28       Actual/360           2       26  90                                                                       4
   29       Actual/360           3       27  89                                                                       4
            Actual/360           12      35                                             79                            6
   30       Actual/360           12      35                                             79                            6
   31       Actual/360           12      35                                             79                            6
   32       Actual/360           12      35                                             79                            6
   33       Actual/360           12      35                                             79                            6
   34       Actual/360           12      35                                             79                            6
   35       Actual/360           12      35                                             79                            6
   36       Actual/360           3       27  88                                                                       5
   37       Actual/360           12      36  79                                                                       5
   38         30/360             10      34                                                   79                      7
   39       Actual/360           0       23  93                                                                       4
   40       Actual/360           6       35                                             77                            8
   41       Actual/360           5       29  88                                                                       3
   42         30/360             10      34                                                   79                      7
   43       Actual/360           4       28  88                                                                       4
   44       Actual/360           10      34  82                                                                       4
   45       Actual/360           2       26           90                                                              4
            Actual/360           0       24  92                                                                       4
   46       Actual/360           0       24  92                                                                       4
   46       Actual/360           0       24  92                                                                       4
   46       Actual/360           0       24  92                                                                       4
   46       Actual/360           0       24  92                                                                       4
   47       Actual/360           90      41  75                                                                       4
   48       Actual/360           2       26  90                                                                       4
   49       Actual/360           1       25           91                                                              4
            Actual/360           3       27  90                                                                       3
   50       Actual/360           3       27  90                                                                       3
   50       Actual/360           3       27  90                                                                       3
   50       Actual/360           3       27  90                                                                       3
   50       Actual/360           3       27  90                                                                       3
   50       Actual/360           3       27  90                                                                       3
   51         30/360            131      47                                            189                            4
   52       Actual/360           1       25  91                                                                       4
   53       Actual/360           3       27  89                                                                       4
   54       Actual/360           2       26  90                                                                       4
   55       Actual/360           3       27                                             89                            4
   56       Actual/360           2       26  90                                                                       4
   57         30/360             11      35                                                   78                      7
   58       Actual/360           2       26  91                                                                       3
   59       Actual/360           5       29  88                                                                       3
   60       Actual/360           3       27  89                                                                       4
   61       Actual/360           5       29                                             87                            4
   62         30/360             13      35                                                   78                      7
   63       Actual/360           0       24  92                                                                       4
   64       Actual/360           4       28  89                                                                       3
   65       Actual/360           0       24  92                                                                       4
   66       Actual/360           3       27  86                                                                       7
   67       Actual/360           3       27  90                                                                       3
   68       Actual/360           0       24  93                                                                       3
   69       Actual/360           3       27  90                                                                       3
   70         30/360            108      59                                            117                            4
   71       Actual/360           0       24  92                                                                       4
   72       Actual/360           1       25  91                                                                       4
   73       Actual/360           11      35  81                                                                       4
   74       Actual/360           10      35                                                                   79      6
   75       Actual/360           2       26  90                                                                       4
   76       Actual/360           2       26  87                                                                       7
   77       Actual/360           3       27  89                                                                       4
   78       Actual/360           2       26  91                                                                       3
   79       Actual/360           4       28  89                                                                       3
   80       Actual/360           0       24                                             92                            4
   81       Actual/360           5       29  88                                                                       3
   82       Actual/360           3       27  54                                                                       3

                                 13

MORTGAGE      YM       ADMINISTRATIVE
LOAN NO.  FORMULA(28)   COST RATE(29)
-------------------------------------

    1                      2.188
    2          A           2.188
    3          B           2.188
    4          C           2.188
    5          B           2.188
    6
                           2.188
    7          D           2.188
    8                      2.188
    9          E           2.188
   10                      2.188
   11                      3.188
   12                      7.188
   13                      2.188
               F
   14          F           3.188
   15          F           3.188
   16          F           3.188
   17                      2.188
   18                      2.188
   19                      2.188
   20                      2.188
   21          F           3.188

   22                      2.188
   23                      2.188
   24                      3.188
   25          G           2.188
   26          B           2.188
   27                      2.188
   28                      2.188
   29                      2.188

   30          H           3.188
   31          H           3.188
   32          H           3.188
   33          H           3.188
   34          H           3.188
   35          H           3.188
   36                      2.188
   37                      7.188
   38          F           3.188
   39                      2.188
   40          H           3.188
   41                      2.188
   42          F           3.188
   43                      2.188
   44                      2.188
   45          B           2.188

   46                      7.188
   46                      7.188
   46                      7.188
   46                      7.188
   47                      2.188
   48                      2.188
   49          B           7.188

   50                      7.188
   50                      7.188
   50                      7.188
   50                      7.188
   50                      7.188
   51          I           2.188
   52                      2.188
   53                      2.188
   54                      2.188
   55          B           2.188
   56                      2.188
   57          F           3.188
   58                      2.188
   59                      2.188
   60                      2.188
   61          B           2.188
   62          F           3.188
   63                      2.188
   64                      2.188
   65                      2.188
   66                      2.188
   67                      2.188
   68                      2.188
   69                      2.188
   70          I           5.188
   71                      2.188
   72                      2.188
   73                      3.188
   74          H           3.188
   75                      2.188
   76                      2.188
   77                      7.188
   78                      7.188
   79                      2.188
   80          B           2.188
   81                      2.188
   82                      2.188

                           2.567

Footnotes to Appendix II
1	“MSMCH”, “NCCI” and “AMAC” denote Morgan Stanley Mortgage Capital Holdings LLC, Nomura Credit & Capital, Inc. and American Mortgage Acceptance Company, respectively.
2

The following loan pool represents multiple properties securing a single mortgage loan, and is designated by roman numeral coding: Mortgage Loan Nos. 46 and 50. For the purpose of the statistical information set forth in this Prospectus Supplement with respect to Mortgage Loan No. 46, Rochester Portfolio, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on respective appraised values, and/or Underwritten Cash Flows or loan documents. With respect to Mortgage Loan No. 50, Rand Portfolio, the cut-off date balances, underwritten cash flows and related statistical information have been allocated to each mortgaged property based on their respective appraised values. The following loan pools represent cross-collateralized/cross-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding: Mortgage Loan Nos. 14-16, 22-23, and 30-35. For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple-property and cross-collateralized/cross-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, NCF DSCR (Post IO Period), Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.

With respect to Mortgage Loan No. 1, The Pier at Caesars, the related loan documents permit the related borrower to convey air rights with respect to, grant an easement with respect to and/or sublease the existing structure related to an overhead tram located on the related mortgaged property and permit the release of such portion of the related mortgaged property (that was not given any value by the related mortgage loan seller in underwriting for the related mortgage loan) incidental to such conveyance, grant of easement or sublease.

With respect to Mortgage Loan No. 6, Crossroads Town Center, the loan allows the release of a portion of the collateral in connection with a partial defeasance, subject to satisfaction of certain conditions, including, but not limited to, the following: (i) the DSCR immediately following such release is not less than 1.10x, (ii) the LTV after the release is no greater than 80% and (iii) the principal amount of the defeased note must equal 120% of the amount allocated to the released property.

With respect to Mortgage Loan Nos. 22 and 23, Tulsa Multifamily Portfolio, comprised of Westminster Apartments – Tulsa, OK and Woodcreek Apartments – Tulsa, OK, respectively, the loans are cross-collateralized and cross-defaulted and allow the release of the related mortgaged property from the lien of the related mortgage through partial defeasance after the expiration of the lockout period, subject to the satisfaction of certain conditions, including, but not limited to, the following: (i) the DSCR is not less than 1.20x on an amortizing basis for the mortgaged property remaining after the release; (ii) the LTV is no greater than 80% for the mortgaged property remaining after the release, and (iii) the principal amount of the defeased note must be equal to 125% in the case of the Woodcreek Apartments – Tulsa, OK mortgaged property, or 105% in the case of the Westminster Apartments – Tulsa, OK mortgaged property, of the applicable loan balance.

With respect to Mortgage Loan Nos. 30 – 35, Intercoastal Portfolio, the loans are cross-collateralized and cross-defaulted and allow the release of one or more of the related mortgaged properties from the lien of the related mortgage subject to the satisfaction of certain conditions including, but not limited to, the following: (i) the DSCR of the remaining mortgaged properties is not less than 1.20x immediately following the release, (ii) the LTV of the remaining mortgaged properties after the release is not greater than 80%, (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from such release, and (iv) payment of an amount equal to 100% of the outstanding principal amount of the related loan, plus an applicable prepayment premium.

With respect to Mortgage Loan No. 46, Rochester Portfolio, the properties are cross-collateralized and cross-defaulted and allow the release of one or more of the related mortgaged properties and/or release from the cross-collateralization provisions with respect to the related mortgaged property or properties, subject to the satisfaction of certain conditions, including, but not limited to, the following: (i) the combined DSCR of the remaining mortgaged properties immediately following such release is not less than the greater of (A) the combined DSCR of the portfolio immediately prior to the release and (B) 1.25x, (ii) the LTV of the remaining mortgaged properties is not greater than the lesser of (A) 62% and (B) the combined LTV of the portfolio immediately prior to release, (iii) receipt of confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from such release and (iv) the principal amount of the defeased note must equal 125% of the following allocated loan amount(s) of the mortgaged property or properties being released, which are as follows: Petco (Monroe Avenue): $2,950,000, Rite Aid (Lyell Avenue): $1,075,000, Rite Aid/Advance Auto (North Clinton Avenue): $1,000,000, Rite Aid (Portland Avenue): $875,000.

With respect to Mortgage Loan No. 53, Sportsmans Park, the loan allows the release of up to three of the six units comprising the mortgaged property subject to the satisfaction of certain conditions, including, but not limited to, the following: (i) the DSCR immediately following such release is not less than the greater of (A) the DSCR immediately prior to the release and (B) 1.20x, (ii) the LTV after the release is not greater than the lesser of (A) 80% and (B) the LTV immediately prior to the release and (iii) defeasance of 120% of the allocated loan amount of the unit being released, which are as follows: Building 1A: 16%, Building 2A: 16%, Building 3B 27%, Building 4B: 8%, Building 5A: 17%, Building 6A: 16%.

With respect to Mortgage Loan No. 58, Colony Cove, which is secured by a cooperatively owned property, additional sales of shares in the related borrower will be allowed after closing so long as fifty percent of the proceeds from such sales are immediately applied to prepay the balance of the loan and fifty percent of the proceeds from such sales are applied by the related borrower to capital expenditures at or regarding the mortgaged property, working capital, shareholder fee subsidy or to repurchase shares of the related borrower so long as the change in revenue from a share repurchase does not reduce the DSCR below 1.05x. In the event such prepayment occurs on or before October 10, 2010, then (i) any remaining monthly interest only payments due shall be recomputed based upon the reduced principal balance of the related note, and (ii) the monthly installments of principal and interest shall be recomputed taking into account the then reduced principal balance of the related note and based upon an amortization schedule of thirty (30) years beginning on October 10, 2010. In the event such prepayment occurs after October 10, 2010, then the monthly installments of principal and interest shall be recomputed taking into account the then reduced principal balance of the related note and based upon an amortization schedule of thirty (30) years less the period from October 10, 2010 to the date of such prepayment. If more than 10% of the loan amount is prepaid in connection with the foregoing, the related borrower will be required to pay a prepayment fee in an amount as described under the following Required Yield Maintenance formula. Required Yield Maintenance shall mean an amount equal to the greater of (A) one percent (1%) of the principal amount being prepaid; and (B) the positive excess of (i) the present value (PV) of all future installments of principal and interest due under the related note including the principal amount due at maturity (collectively, “All Future Payments”), discounted at an interest rate per annum equal to the Treasury Constant Maturity Yield Index (defined below) published during the second full week preceding the date on which such premium is payable for instruments having a maturity coterminous with the remaining term of the related note, over (ii) the principal amount of the related note outstanding immediately before such prepayment[(PV of All Future Payments) – (principal balance at time of prepayment) = prepayment fee]. “Treasury Constant Maturity Yield Index” shall mean the average yield for “This Week” as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519). If there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of the related note, then the index shall be equal to the weighted average yield to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer or shorter than such remaining average life to maturity, calculated by averaging (rounding upward to the nearest 1/8 of 1% per annum) the yields of the relevant Treasury Constant Maturity Yield Indices (rounded upward to the nearest 1/8 of 1% per annum). In the event that there is no Treasury Constant Maturity Index available, the related lender may select an alternate index as may be reasonable based on the available indices.

With respect to Mortgage Loan No. 61, Hayden Retail Condominium, the loan allows the release of either of two units subject to the satisfaction of certain conditions, including, but not limited to, the following: (i) the DSCR immediately following such release is not less than the greater of (A) the DSCR of the mortgaged property immediately prior to the release and (B) 1.40x, (ii) the LTV after the release is no greater than the lesser of (A) 65% and (B) the LTV immediately prior to the release and (iii) payment of an amount equal to 125% of the allocated loan amount of the unit being released, along with a yield maintenance premium.

With respect to Mortgage Loan No. 40, Staples Retail, the loan allows for substitution until 36 months prior to the maturity date subject to certain conditions, including, but not limited to (i) payment of a fee of 0.75% of the outstanding principal balance and (ii) receipt of confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from such substitution.

3

“Units/SF” refers to square feet, units, pads or rooms as applicable for each mortgaged property. Certain of the mortgage loans that are secured by retail and/or office properties include in-line and/or anchor ground lease parcels in the calculation of total property square footage.

4

In general for each mortgaged property, “Percent Leased” was determined based on an appraisal, income statement, estoppels, rent roll, management summary report, occupancy report, operating statement, financial statement or lease verification letter provided by the borrower. “Percent Leased as of Date” indicates the date as of which “Percent Leased” was determined based on such information.

5

Certain mortgage loans are subject to a ground lease. If for any mortgage loan, the ground lessor has encumbered/subordinated its interest in the respective mortgaged property to the lien of the leasehold mortgage such that upon foreclosure, the lease is extinguished, the mortgage loan may be disclosed as a fee loan.

With respect to Mortgage Loan No. 25, Houghton Mifflin, there is currently a single borrower and the related loan documents permit, within 24 months of closing, the addition of up to 34 additional borrowers who will own the related mortgaged property as tenants in common. Additionally, transfers are allowed to certain permitted entities affiliated with the sponsor of the related mortgage loan, affiliates and to accredited investors.

6

The Cut-off Date is December 1, 2007 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this prospectus supplement, we present the mortgage loans as if scheduled payments due in December 2007 were due on December 1, 2007, not the actual day on which such scheduled payments were due.

With respect to Mortgage Loan No. 1, The Pier at Caesars, the $80,500,000 mortgage loan represents the senior financing interest in an A/B note loan structure which totals $135,000,000. The B-Notes are split into a B1-Note and a B2-Note which have outstanding principal balances of as of the cut-off date of $34,000,000 and $20,500,000, respectively, and are not included in the trust. All LTV, DSCR and Cut-off Date Balance per unit or square foot numbers presented are based on the $80,500,000 A-Note financing. The aggregate LTV and DSCR including such A-Note, B1-Note and B2-Note are 64.3% and 1.33x, respectively. On the closing date, the B1-Note will be subordinate in right of payment to the A-Note but may become pari passu to the A-Note in right of payment under certain circumstances as described in “Servicing of the Mortgage Loans – Servicing of the A/B Mortgage Loans – The NCCI A/B Mortgage Loans” of the prospectus supplement.

With respect to Mortgage Loan No. 7, Tower 17, the $38,300,000 mortgage loan represents the senior financing interest in an A/B note loan structure which totals $78,750,000. The B-Note is split into a B1-Note, a B2-Note, and a B3-Note, which have outstanding principal balances as of the Cut-off Date of $10,000,000, $10,000,000 and $20,450,000, respectively, and are not included in the trust. All LTV,

DSCR and Cut-off Date Balance per unit or square foot numbers presented are based on the $38,300,000 A-Note financing. The aggregate LTV and DSCR including such A-Note, B1-Note, B2-Note, and B3-Note are 73.3% and 1.23x, respectively. On the closing date, the B1-Note will be subordinate in right of payment to the A-Note but may become pari passu to the A-Note in right of payment under certain circumstances as described in “Servicing of the Mortgage Loans – Servicing of the A/B Mortgage Loans – The NCCI A/B Mortgage Loans” of the Free Writing Prospectus.

With respect to Mortgage Loan Nos. 14 – 16, Seattle Portfolio, the loans are cross-collateralized and cross defaulted and contain the following A/B note loan structures:

Loan Name	A-Note Balance	B-Note Balance	Total A/B Balance
Queen Vista	$10,763,636	$4,036,364	$14,800,000
733 Summit	$5,345,455	$2,004,545	$7,350,000
Highland Crest	$3,890,909	$1,459,091	$5,350,000

The B-Notes are not included in the trust. All LTV, DSCR and Cut-off Date Balance per unit or square foot numbers presented are based on the A-Note financing. The aggregate crossed LTV of the mortgage loans and the B-Notes is 79.5% and the aggregate crossed underwritten DSCR based on the mortgage loans and the B-Notes is 0.68x.

With respect to Mortgage Loan No. 18, Merritt Crossing, the $19,000,000 mortgage loan represents the senior financing interest in an A/B note loan structure which totals $20,000,000. The B-Note has an outstanding principal as of the Cut-off Date of $1,000,000 and it is not included in the trust. All LTV, DSCR and Cut-off Date Balance per unit or square foot numbers presented are based on the $19,000,000 A-Note financing. The aggregate LTV of the mortgage loan and the B-Note is 72.5% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B-Note is 1.13x.

With respect to Mortgage Loan No. 20, 989 Sixth Avenue, the $18,400,000 mortgage loan represents the senior financing interest in an A/B note loan structure which totals $32,000,000. The B-Note has an outstanding principal balance as of the Cut-off Date of $13,600,000 and it is not included in the trust. All LTV, DSCR and Cut-off Date Balance per unit or square foot numbers presented are based on the $18,400,000 A-Note financing. The aggregate LTV and DSCR including such A-Note and B-Note are 65.0% and 0.59x, respectively. On the closing date, the B-Note will be subordinate in right of payment to the A-Note but may become pari passu to the A-Note in right of payment under certain circumstances as described in “Servicing of the Mortgage Loans – Servicing of the A/B Mortgage Loans – The NCCI A/B Mortgage Loans” of the Free Writing Prospectus.

With respect to Mortgage Loan No. 22, Westminster Apartments – Tulsa, OK, the $13,570,000 mortgage loan represents the senior financing interest in an A/B note loan structure which totals $15,570,000. The B-Note has an outstanding principal as of the Cut-off Date of $2,000,000 and it is not included in the trust. All LTV, DSCR and Cut-off Date Balance per unit or square foot numbers presented are based on the $13,570,000 A-Note financing. The Westminster Apartments – Tulsa, OK loan is cross-collateralized and cross-defaulted with Mortgage Loan No. 23, Woodcreek Apartments – Tulsa, OK. The aggregate LTV of the crossed mortgage loans and the B-Note is 86.7% and the aggregate underwritten DSCR based on the debt of the mortgage loans and the B-Note is 1.11x.

With respect to Mortgage Loan No. 24, 12 Atlantic Station, the $17,000,000 mortgage loan represents the senior financing interest in an A/B note loan structure which had a principal balance of $24,000,000. The B-Note has an outstanding principal as of the Cut-off Date of $5,000,000 and is not included in the trust. The B-Note also has the right to future funding of up to $2,000,000. All LTV, DSCR and Cut-off Date Balance per unit or square foot numbers presented are based on the $17,000,000 A-Note financing. The fully funded aggregate LTV and DSCR of the mortgage loan including such A-Note and B-Note are 79.5% and 1.46x, respectively.

With respect to Mortgage Loan No. 27, High Pointe Tower, the $13,400,000 mortgage loan represents the senior financing interest in an A/B note loan structure which totals $19,550,000. The B-Note has an outstanding principal as of the Cut-off Date of $3,565,954 and it is not included in the trust. The B-Note also has the right to future funding of up to $2,584,046. All LTV, DSCR and Cut-off Date Balance per unit or square foot numbers presented are based on the $13,400,000 A-Note financing. The aggregate LTV of the mortgage loan and the B-Note is 84.6% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B-Note is 1.33x.

With respect to Mortgage Loan Nos. 30 – 35, Intercoastal Portfolio, the loans are cross-collateralized and cross defaulted. They represent the following A/B note loan structures:

Loan Name	A-Note Balance	B-Note Balance	Total A/B Balance
Westlake	$3,072,405	$161,706	$3,234,111
Connecticut Village	$2,584,000	$136,000	$2,720,000
Lincoln	$1,372,750	$72,250	$1,445,000
Raymonia	$1,372,750	$72,250	$1,445,000
Westwood	$755,013	$39,738	$794,750
Oakland	$343,082	$18,057	$361,139

The B-Notes are not included in the trust. All LTV, DSCR and Cut-off Date Balance per unit or square foot numbers presented are based on the A-Note financing. The aggregate crossed LTV of the mortgage loans and the B-Notes is 82.8% and the aggregate crossed underwritten DSCR based on the mortgage loans and the B-Notes is 1.24x

With respect to Mortgage Loan No. 71, CVS – Brockton, the borrower has $1,100,000 of additional secured subordinate financing in place in the form of two liens on the property ($500,000 and $600,000). The fee owner, the fee mortgage lender, the borrower and the lender have entered into a Multiparty Agreement placing the lender’s lien first.

With respect to Mortgage Loan No. 4, Logan Town Center, the borrower has $1,260,000 of additional unsecured subordinate financing in place in the form of a reimbursement obligation for the Altoona City Authority’s loan to the Pennsylvania Infrastructure Investment Authority relating to the construction of a waterline at the property. The borrower also has four construction letters of credit with Logan Township totaling $975,528.80 to be guaranteed by the sponsor.

With respect to Mortgage Loan No. 11, Sanctuary Lofts, the borrower has the right to incur subordinate liens approved by the lender during the first three years of the loan term provided that, among other conditions, (i) the combined DSCR is not less than 1.25x and (ii) LTV is not greater than 80%. If the mortgage lender is not in the second lien business, the borrower also has the right in the future to obtain mezzanine financing secured only by a collateral assignment of equity interests in the related mortgage borrower.

With respect to Mortgage Loan No. 21, Cedar Glen Apartments, the borrower has the right to incur subordinate liens approved by the lender provided that, among other conditions, (i) the combined DSCR is not less than 1.20x and (ii) LTV is not greater than 80%, and the liens are approved by lender at least two years before loan maturity.

With respect to Mortgage Loan No. 57, Vernon Center, the borrower has the right to incur subordinate liens approved by the lender provided that, among other conditions, (i) the combined DSCR is not less than 1.20x and (ii) LTV is not greater than 80%, and the liens are approved by lender at least three years before loan maturity.

With respect to Mortgage Loan No. 1, The Pier at Caesars, the related borrower may obtain unsecured loans from the ground lessor of the related mortgaged property. Such loans include any funds provided by the Casino Redevelopment Authority (CRDA) to or through the ground lessor pursuant to section 6.1.7 of the related ground lease, for investment in property-related uses and advanced directly or indirectly to the related borrower, but only to the extent such funds are repayable by the related borrower as a loan (the “CRDA Related Loans”). Additionally, the subordination agreement obtained from ground lessor in connection with the closing of The Pier at Caesars Loan provided that as of the closing date of The Pier at Caesars Loan, no funds had been advanced under the CRDA Related Loans.

With respect to Mortgage Loan No. 3, 25 West 39th Street, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined DSCR is not less than 1.10x and (ii) LTV is not greater than 85%.

With respect to Mortgage Loan No. 4, Logan Town Center, the borrower has the right in the future to obtain junior mezzanine financing provided that, among other conditions, the combined DSCR is not less than 1.05x.

With respect to Mortgage Loan No. 6, Crossroads Town Center, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined DSCR is not less than 1.20x and (ii) LTV is not greater than 80%.

With respect to Mortgage Loan No. 8, Comfort Inn & Suites – Sea World, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined DSCR is not less than 1.20x and (ii) LTV is not greater than 75%.

With respect to Mortgage Loan No. 12, Hilton Garden Inn - Portsmouth, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined DSCR is not less than 1.40x and (ii) LTV is not greater than 75%.

With respect to Mortgage Loan No. 24, 12 Atlantic Station, the borrower’s constituents have the right in the future to incur, unsecured loans for payment of debt service and other borrower obligations related to the mortgaged property.

With respect to Mortgage Loan No. 26, Ledgemere Industrial, the borrower has the right upon the later of: (A) December 8, 2009 or (B) the second anniversary of loan funding or securitization to obtain mezzanine financing up to a maximum amount of $300,000 on the property provided that, among other conditions, (i) the combined DSCR is not less than 1.10x and (ii) LTV is not greater than 85%.

With respect to Mortgage Loan No. 41, Cypress Lakes Apartments, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined DSCR is not less than 1.15x and (ii) LTV is not greater than 80%.

With respect to Mortgage Loan No. 63, Kissimmee Commons Phase I, the borrower has the right, after the second full loan year, to obtain mezzanine financing provided that, among other conditions, (i) the combined DSCR is not less than 1.20x and (ii) LTV is not greater than 80%.

With respect to Mortgage Loan No. 1, The Pier at Caesars, the loan documents permit the borrower, as lender, to make loans to any tenant of any restaurant or nightclub in the aggregate principal amount of up to $7,000,000, the proceeds of which would be used by such tenants for the improvements, including furniture, fixtures and equipment.

7	The “First Payment Date (IO)” with respect to Mortgage Loan No. 39, Shops at Clinton Keith, is in February 2008. The loan is assumed to pay interest-only on the Payment Date in January 2008.

With respect to Mortgage Loan No. 5, Two Buckhead Plaza, the loan amount was increased from $50,500,000 to $52,000,000 on December 5, 2007 with an interest rate of 6.425%. The loan is assumed to pay a full month of interest on the entire $52,000,000 loan balance in January.

With respect to Mortgage Loan No. 12, Hilton Garden Inn - Portsmouth, the loan amount was increased by $225,000 to $20,925,000 on December 19, 2007 with an interest rate of 6.020%. The loan is assumed to pay a full month of principal and interest on the entire $20,925,000 loan balance in January.

8

With respect to Mortgage Loan Nos. 14-16, Seattle Portfolio, the borrower has the right, subject to certain conditions, to extend the maturity date of the loan for two additional 1-year terms. If both terms are exercised the maturity date will be December 1, 2011.

With respect to Mortgage Loan No. 24, 12 Atlantic Station, the borrower has the right, subject to certain conditions, to extend the maturity date of the loan for two additional 1-year terms. If both terms are exercised the maturity date will be November 1, 2011.

9	The “Grace Period” shown is the grace period to charge late interest.
10

The “Original Amort. Term” shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

With respect to Mortgage Loan No. 18, Merritt Crossing, and Mortgage Loan No. 22, Westminster Apartments – Tulsa, OK, the “Monthly Payment (P&I)” reflects the average of the first twelve principal and interest payments made to the Trust. The loan amortizes based on the amortization schedules attached in Schedule A and Schedule B of the prospectus supplement, respectively.

11

With respect to Mortgage Loan No. 12, Hilton Garden Inn – Portsmouth, the “Monthly Payment (IO)” was calculated using the $20,700,000 loan balance, which was the balance before the $225,000 loan balance increase in December of 2007.

12

The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans. The indicated NCF Post IO Period DSCR reflects scheduled payments after any applicable partial interest only periods.

With respect to Mortgage Loan No. 1, The Pier at Caesars, the DSCR is based on as-is cash flows and an interest only basis is 1.24x for the trust asset.

With respect to Mortgage Loan No. 3, 25 West 39th Street, the loan is structured with a master lease on 58,585 square feet of the mortgaged property (31.6% of the net rentable area) at the annual gross rate of $46.69 per square foot and terminating on the earlier of: (i) the date that the mortgage loan is paid in full, (ii) the date on which (A) 90% of the rentable floor area of the building is occupied under qualified leases as defined in the loan agreement and (B) the date on which the building achieves a DSCR of 1.25x, and (iii) September 1, 2017. The related sponsor has provided a personal guaranty of the master lease of up to $10,000,000 until the property achieves a DSCR of 1.00x and up to $5,000,000 thereafter on a lease term that is co-terminous with the master lease. As of December 7, 2007, the mortgaged property was 68.4% occupied by tenants unaffiliated with the related borrower. The loan was underwritten with an underwritten cash flow based on the “stabilized” DSCR of 1.25x.

With respect to Mortgage Loan No. 7, Tower 17, the DSCR is based on as-is cash flows and an interest only basis is 1.27x for the trust asset.

With respect to Mortgage Loan No. 43, Forum Office Park, the DSCR represents stabilized DSCR of 1.20x, which is the minimum DSCR required for the release of the $1,350,000 letter of credit.

With respect to Mortgage Loan No. 75, Allen Creek Crossing, the DSCR is based on a stabilized occupancy of 95%, which is the minimum occupancy required for the release of the $350,000 reserve. The mortgage loan is also full recourse to the borrower until this reserve is disbursed to the borrower.

13

With respect to Mortgage Loan No. 1, The Pier at Caesars, the appraised value is based on stabilization of the subject property. The “asstabilized” value of $210,000,000 is conditional upon income from lease-up. The “as-is” value is $187,500,000.

With respect to Mortgage Loan No. 3, 25 West 39th Street, the appraised value is based upon stabilization of the subject property. The “as stabilized” value of $105,000,000 is conditional upon income from lease-up and completion of scheduled renovations. There are upfront escrows for debt service, TI/LCs, and capital expenditures, the release of which is conditional upon a minimum DSCR of 1.25x. Additionally, the sponsor has provided a personal guaranty of the master lease of up to $10,000,000 until the property achieves a DSCR of 1.00x, and up to $5,000,000 thereafter. The “as-is” value is $88,000,000.

With respect to Mortgage Loan No. 6, Crossroads Town Center, the appraised value is based upon stabilization of the subject property. The “as-stabilized” value of $69,600,000 is conditional upon income from lease-up. There are upfront escrows for TI/LCs and rent, the release of which is conditional upon completion of tenant improvements and occupancy of tenants. The “as-is” value is $65,000,000.

With respect to Mortgage Loan No. 27, High Pointe Tower, the appraised value is based on stabilization of the subject property. The “asstabilized” value of $23,100,000 is conditional upon income from lease-up. The “as-is” value is $21,300,000.

14	“Valuation Date” refers to the date as of which the related appraised value applies (also known as the “value as-of date”).
15

“Largest Tenant”, “Second Largest Tenant” and “Third Largest Tenant” refer to the tenant that represents the greatest percentage, the second greatest percentage and the third greatest percentage, respectively, of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same lease expiration date, and may not include minor spaces with different expiration dates.

16

For “Capital Expenditure Escrow in Place” identified as “Yes,” collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

17

For “TI/LC Escrow in Place” identified as “Yes,” collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding hospitality, multifamily, manufactured housing community, other and self storage mortgaged properties.

18

“Other Escrow Description” indicates any other types of escrow required, or in certain cases letters of credit required, other than Insurance, Tax, Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

With respect to Mortgage Loan No. 1, The Pier at Caesars, at closing the borrower escrowed a construction reserve in the amount of $34,305,489. The current balance of the reserve is $0. Following the substantial completion of the property, the lender released all of the funds in the construction reserve.

19

“Springing Escrow Description” indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective mortgage loan documents.

20	“Initial Capital Expenditures Escrow Requirement” indicates the amount of the escrow, or in certain cases the letter of credit that was deposited at loan closing.
21

“Monthly Capital Expenditure Escrow Requirement” indicates the monthly amount designated for Capital Expenditure Escrow in the mortgage loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

22	“Current Capital Expenditure Escrow Balance” indicates the balance or, in certain cases, a letter of credit, in place as of the October 2007 due dates for the loans.
23	“Initial TI/LC Escrow Requirement” indicates the amount of the escrow or in certain cases the letter of credit that was deposited at loan closing.
24

“Monthly TI/LC Escrow Requirement” indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in the mortgage loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

25	“Current TI/LC Escrow Balance” indicates the balance or, in certain cases, a letter of credit, in place as of the October 2007 due dates for the mortgage loans.
26	“Seasoning” represents the number of payments elapsed from the earlier of the “First Payment Date (P&I)” or “First Payment Date (IO)” to the Cut-off Date.

27

The “Prepayment Code” includes the number of loan payments from the first Due Date to the stated maturity. “LO” represents the lock-out period. “DEF” represents defeasance. “DEF/YM1” represents defeasance or the greater of yield maintenance and 1.00%. “YM1” represents the greater of yield maintenance and 1.00%. “Open” represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of “Prepayment Code” represents the number of payments in the Original Term to Maturity for which such provision applies.

With respect to Mortgage Loan No. 74, CVS – Rockville Center, after the lockout period the borrower may prepay the loan in whole, but not in part, provided that borrower pays with such prepayment: (i) all accrued interest and all other outstanding amounts then due and unpaid, (ii) the Prohibited Prepayment Fee, which is defined as a prepayment premium equal to: (a) three percent (3%) of the outstanding principal balance of the note, plus (b) the yield maintenance premium which is equal to the greater of (a) one percent (1%) of the outstanding principal balance of the note or (b) the excess, if any, of (a) the present value of all scheduled interest and principal payments due on each payment due date in respect of the loan for the period from the date of such accepted prepayment to the maturity date, including the principal amount of the loan scheduled to be due on the maturity date, discounted at an interest rate per annum equal to the Index, which means the average yield for “treasury constant maturities” published by the Federal Reserve Board in Federal Reserve Statistical Release H.15, for the second full week preceding the date of acceleration of the maturity date for instruments having a maturity coterminous with the remaining term of the loan, based on a 360-day year of twelve 30-day months, over (b) the principal amount of the loan outstanding immediately before such accepted prepayment, and (iii) if the prepayment is not made on a payment due date, the borrower pays with such prepayment the full interest amount that would have accrued for the period from the date of prepayment through the day prior to the next payment due date.

28

Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are nine different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters “A” through “I”. Any exceptions to these formulas are shown below such formulas. Summaries of the nine formulas are listed beginning on page II-8.

29	The “Administrative Cost Rate” indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.
30

Each of the following mortgage loans is structured with a performance holdback or letter of credit (“LOC”) subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-4, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the mortgage loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all such loans, but rather only those mortgage loans that permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

Mtg. Loan No.	Property Name	Escrow or LOC Release Conditions	Escrowed Holdback or Letter of Credit Initial Amount	Outside Date for Release	Partial Prepayment Premium Provisions
45	Hampton Inn - Hilton Head Island, SC	1	$200,000	9/18/2008	YM1
48	Summerhill Park	2	$1,000,000	9/13/2009	YM1
67	Silver Springs Park	3	$215,000	NAP	YM1
75	Allen Creek Crossing	4	$350,000	10/8/2008	YM1
81	Lake Bryant RV & MHP	3	$250,000	NAP	YM1

All yield maintenance premiums indicated above are to be paid by the borrower.

Release Conditions

1.	The reserve will be released upon satisfaction of certain conditions, including but not limited to, a DSCR of 1.40x; and a DSCR on 11.33% constant of 1.00x
2.

The reserve will be released upon satisfaction of certain conditions, including but not limited to, minimum of 15 additional home sites must have been constructed at the subject and subject’s NOI must be at least $600,000.

3.	The reserve will be released upon satisfaction of certain conditions, including but not limited to a DSCR of 1.20x.
4.

The reserve will be released upon satisfaction of certain conditions, including but not limited to: (i) lease up of the 1,591 square foot vacant space; (ii) 95% occupancy; and (iii) total rental income of $251,476.

Yield Maintenance Formulas

A.

“Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) two percent (2%) of the principal amount of this Note being prepaid during the twelve-month period beginning with October 1, 2005, which will decline by ½ of 1% on October 1, 2006 and October 1, 2007, to a minimum percentage of one percent (1%) or (y) the amount by which the sum of the Discounted Value of Note Payments, calculated at the Discount Rate, exceeds the Prepayment Date Principal. Provided there is no Event of Default, this Note may be prepaid in full without payment of the Yield Maintenance Premium upon not less than 60 days prior written notice during the last 120 days of the Term.

As used in this definition, the term “Discounted Value of Note Payments” shall be based on the following formula:

NP / (1+R/12)n = Discounted Value

NP = Amount of Note Payment

R = Discount Rate or Default Discount Rate as the case may be

n = The number of months between the date of prepayment and the scheduled date of the Note Payment being discounted rounded to the nearest integer

As used in this definition, the term “Note Payments” means (i) the scheduled Debt Service Payments for the period form the date of prepayment through the maturity date and (ii) the scheduled repayment of principal, if any, on the maturity date of the loan. As used in this definition, the term “Discounted Rate” means the sum of (i) the yield on a U.S. Treasury issue selected by lender, as published in The Wall Street Journal, two weeks prior to prepayment, having a maturity date corresponding (or most closely corresponding, if not identical) to the maturity date of the loan, and, if applicable, a coupon rate corresponding (or most closely corresponding, if not identical) to the loan interest rate, plus (ii) 50 basis points. As used in this definition, the term “Prepayment Date Principal” shall mean the principal on the date of prepayment.

B.

“Yield Maintenance Premium” shall mean an amount equal to the greater of: (i) one percent (1%) of the principal amount of the Loan being prepaid or (ii) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

C.

“Yield Maintenance Premium” shall mean an amount equal to the greater of: (i) one percent (1%) of the principal amount of the Loan being prepaid or (ii) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the date which is six (6) months prior to the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H. 15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

D.

The term “Yield Maintenance Premium” shall mean an amount equal to the greater of: (i) one percent (1%) of the principal amount being prepaid, and (ii) the positive excess of (A) the present value of all future installments of principal and interest due under the related note, including the principal amount due at maturity, discounted at an interest rate per annum specified in the related note, typically based on a United States Treasury yield index having a maturity coterminous with the remaining term of such note, over (B) the principal amount of the note outstanding immediately before such prepayment.

E.

Borrower may prepay the outstanding principal amount of this note in whole (but not in part) subject to payment of all accrued and unpaid interest on the principal balance of this note to and including such payment date together with a prepayment premium equal to the greater of (i) 1% of the original principal amount of this Note, or (ii) the “Yield Maintenance Premium”, which is defined as an amount equal to the present value as of the Prepayment Date of the Calculated Payments (hereinafter defined) from the Prepayment Date (hereinafter defined) through the Maturity Date determined by discounting such payments at the Discount Rate (hereinafter defined). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate (hereinafter defined). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term ‘Yield Maintenance Treasury Rate” shall mean the yield calculated by lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H. 15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

F.

“Yield Maintenance Premium” shall be the present value (PV) of all scheduled interest and principal payments due on each payment due date in respect of the loan for the period from the date of such accepted prepayment to the maturity date, including the principal amount of the loan scheduled to be due on the maturity date, discounted at an interest rate per annum equal to the Index (defined below), based on a 360-day year of twelve 30-day months, over the principal amount of the loan outstanding immediately before such accepted prepayment i.e., (PV of all future payments) – (principal balance at time of acceleration). The foregoing amount shall be calculated by lender and shall be conclusive and binding on borrower (absent manifest error). For purposes hereof, Index means the average yield for “treasury constant maturities” published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (“FRB Release”), for the second full week preceding the date of acceleration of the maturity date for instruments having a maturity coterminous with the remaining term of the loan. If the FRB Release is no longer published, lender shall select a comparable publication to determine the Index. If there is no index for instruments having a maturity coterminous with the remaining term of the loan, then the weighted average yield to maturity of the indices with maturities next longer and shorter than such remaining average life to maturity shall be used, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

G.

Except as otherwise provided in the related loan agreement, borrower shall not have the right to prepay the related loan in whole or in part prior to the Permitted Prepayment Date. On and after the Permitted Prepayment Date, borrower may, provided it has given the related lender prior written notice in accordance with the terms of the related loan agreement, prepay the unpaid principal balance of the related loan in whole, but not in part, by paying, together with the amount to be prepaid, (i) interest accrued and unpaid on the outstanding principal balance of the related loan being prepaid to and including the date of prepayment, (ii) unless prepayment is tendered on a payment date , an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the next payment date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under the related loan documents, and (iv) a prepayment consideration equal to the greater of: (x) one percent (1%) of the outstanding principal balance of the loan being prepaid or (y) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under the related loan agreement including, but not limited to, principal and interest on the maturity date of the related mortgage loan (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (hereinafter defined)), over (2) the outstanding principal amount of the related mortgage loan. Lender shall notify borrower of the amount and basis of determination of the required prepayment consideration. As used herein the term “Permitted Prepayment Date” shall mean the date that is the earlier to occur of (x) the eleventh (11th) day of the calendar month occurring after the date which is two (2) years following the securitization of the related mortgage loan and (y) three (3) years following the closing of the related mortgage loan. As used in this definition, the term “Prepayment Rate” shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the date five (5) business days prior to the prepayment date has a remaining term to maturity closest to, but not exceeding, the remaining term to the maturity date of the related mortgage loan, as most recently published in the “Treasury Bonds, Notes and Bills” section in The Wall Street Journal as of the date of the related tender of the payment. If more than one issue of United States Treasury Securities has the remaining term to the maturity date of the related mortgage loan referred to above, the “Prepayment Rate” shall be the yield on the United States Treasury Security most recently issued as of such date. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, the related lender shall determine the Prepayment Rate on the basis of “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as the related lender may reasonably select.

H.

The yield maintenance premium shall be equal to the greater of (i) one percent (1%) of the outstanding principal balance of the note or (ii) the excess, if any of, (a) the present value (PV) of all scheduled interest and principal payments due on each payment due date in respect of the loan for the period from the date of such accepted prepayment to the maturity date, including the principal amount of the loan scheduled to be due on the maturity date, discounted at an interest rate per annum equal to the Index (defined below), based on a 360-day year of twelve 30-day months, over (b) the principal amount of the loan outstanding immediately before such accepted prepayment i.e., (PV of all future payments) – (principal balance at time of acceleration). The foregoing amount shall be calculated by lender and shall be conclusive and binding on borrower (absent manifest error). For purposes hereof, Index means the average yield for “treasury constant maturities” published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (“FRB Release”), for the second full week preceding the date of acceleration of the maturity date for instruments having a maturity coterminous with the remaining term of the loan. If the FRB Release is no longer published, lender shall select a comparable publication to determine the Index. If there is no index for instruments having a maturity coterminous with the remaining term of the loan, then the weighted average yield to maturity of the indices with maturities next longer and shorter than such remaining average life to maturity shall be used, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

I.

From the interest rate in effect under this Note on the date of prepayment, there shall be subtracted the interest yield rate (the “Reinvestment Rate”), as published in the Wall Street Journal on the first day of the month preceding the date of prepayment, on United States Treasury Notes or Bonds that will mature in the month in which the Maturity Date occurs; provided that if no such Note or Bond matures in such month, then the next month in which such a Note or Bond will mature shall be the month used to determine the applicable interest yield rate; and provided further that if there is more than one such Note or Bond maturing in the applicable month, then the average of the interest yield rates on all such Notes or Bonds maturing in such month shall be used. The resulting percentage shall then be multiplied by the outstanding principal balance of this Note as of the day preceding the date of prepayment. The resulting dollar amount shall then be multiplied by a fraction having a numerator equal to the number of days from and including the date of prepayment to and including the Maturity Date and having a denominator of 365. The resulting dollar amount (the “Basic Prepayment Amount”) shall then be discounted to a present day value based on (A) a discount rate equal to the Reinvestment Rate and (B) an assumption that the Basic Prepayment Amount would be paid in equal monthly installments, the number of which would be equal to the total number of complete and partial months from and including the month in which the prepayment occurs to and including the month in which the Maturity Date occurs. If the Wall Street Journal is not published on the date specified above, then the next published issue of the Wall Street Journal shall be used; provided that if the Wall Street Journal ceases to publish the interest yield rates described herein or if there is a suspension of publication of the Wall Street Journal from such date through the date of prepayment, then any alternate source for such rates that Holder may reasonably designate shall be used.

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APPENDIX III
CERTAIN CHARACTERISTICS OF LOAN GROUP 2

MORTGAGE   MORTGAGE
LOAN NO.  LOAN SELLER  PROPERTY NAME                                                         STREET ADDRESS
---------------------------------------------------------------------------------------------------------------------------

   10        NCCI      Weinstein Abbington Crossing I                                        1000 Old Brook Road
   11        AMAC      Sanctuary Lofts                                                       300 W. Hutchison Street
                       Seattle Portfolio Roll-Up
   14        AMAC      Seattle Portfolio - Queen Vista (A)                                    1321 Queen Anne Ave. North
   15        AMAC      Seattle Portfolio - 733 Summit (A)                                    733 East Summit Avenue
   16        AMAC      Seattle Portfolio - Highland Crest (A)                                1205 Queen Anne Avenue North
   17        NCCI      Weinstein Squire Hill Harrisonburg                                    1443 Devon Lane
   19        NCCI      Elaine Place Apartments                                               Elaine Place and Roscoe Street
   21        AMAC      Cedar Glen Apartments                                                 303 Sandy Lane
                       Tulsa Multifamily Portfolio Roll-Up
   22        NCCI      Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK (B)  4858 South 78th East Place
   23        NCCI      Tulsa Multifamily Portfolio - Woodcreek Apartments - Tulsa, OK (B)    11107 East Brady Street
                       Intercoastal Portfolio Roll-Up
   30        AMAC      Intercoastal Portfolio - Westlake (C)                                 1900 Westlake Avenue
   31        AMAC      Intercoastal Portfolio - Connecticut Village (C)                      409 E. Junior High Road
   32        AMAC      Intercoastal Portfolio - Lincoln (C)                                  404 North Witseil Street
   33        AMAC      Intercoastal Portfolio - Raymonia (C)                                 1208 Easter Drive
   34        AMAC      Intercoastal Portfolio - Westwood (C)                                 1028 Westwood Drive
   35        AMAC      Intercoastal Portfolio - Oakland (C)                                  200 Virginia Street
   41        NCCI      Cypress Lakes Apartments                                              1632 Grand Casino Parkway
   48        MSMCH     Summerhill Park                                                       1723 Crownsville Road
   58        NCCI      Colony Cove                                                           5229 Rubber Tree Circle
   59        NCCI      Wagon Wheel MHP                                                       4641 Lasater Road
   64        NCCI      Amarillo Estates                                                      6666 Pavillard Drive
   70        MSMCH     Foxpointe Apartments                                                  4700 Seventh Street
   78        NCCI      University Village Apartments                                         1228 California Avenue
   82        NCCI      Birchwood                                                             22324 Access Street #A
                       TOTAL AND WEIGHTED AVERAGES:

MORTGAGE
LOAN NO.  COUNTY        CITY             STATE  ZIP CODE  PROPERTY TYPE                   PROPERTY SUB-TYPE
-------------------------------------------------------------------------------------------------------------------------

   10     Albemarle     Charlottesville    VA     22901   Multifamily                     Garden
   11     Hays          San Marcos         TX     78666   Multifamily                     Student Housing

   14     King          Seattle            WA     98109   Multifamily                     Mid Rise
   15     King          Seattle            WA     98102   Multifamily                     Mid Rise
   16     King          Seattle            WA     98109   Multifamily                     Mid Rise
   17     Rockingham    Harrisonburg       VA     22801   Multifamily                     Garden
   19     Cook          Chicago            IL     60657   Multifamily                     Garden
   21     Solano        Suisun City        CA     94585   Multifamily                     Garden

   22     Tulsa         Tulsa              OK     74145   Multifamily                     Garden
   23     Tulsa         Tulsa              OK     74116   Multifamily                     Garden

   30     Chatham       Savannah           GA     31405   Multifamily                     Garden
   31     Cherokee      Gaffney            SC     29340   Multifamily                     Garden
   32     Colleton      Walterboro         SC     29488   Multifamily                     Garden
   33     Toombs        Vidalia            GA     30474   Multifamily                     Garden
   34     Clarendon     Manning            SC     29102   Multifamily                     Garden
   35     Abbeville     Abbeville          SC     29620   Multifamily                     Garden
   41     Tunica        Robinsonville      MS     38664   Multifamily                     Garden
   48     Anne Arundel  Crownsville        MD     21032   Manufactured Housing Community  Manufactured Housing Community
   58     Pasco         New Port Richey    FL     34653   Manufactured Housing Community  Manufactured Housing Community
   59     Dallas        Mesquite           TX     75181   Manufactured Housing Community  Manufactured Housing Community
   64     Potter        Amarillo           TX     79108   Manufactured Housing Community  Manufactured Housing Community
   70     Rock Island   East Moline        IL     61244   Multifamily                     Garden
   78     Kalamazoo     Kalamazoo          MI     49006   Multifamily                     Student Housing
   82     Anchorage     Chugiak            AK     99567   Manufactured Housing Community  Manufactured Housing Community

                        CUT-OFF DATE
MORTGAGE  CUT-OFF DATE   BALANCE PER              MORTGAGE  ORIGINAL TERM  REMAINING TERM   ORIGINAL     REMAINING      NOI
LOAN NO.       BALANCE   UNIT OR PAD  NOTE DATE       RATE   TO MATURITY     TO MATURITY   AMORT. TERM  AMORT. TERM  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------------

   10     $ 23,200,000    $ 88,550    11/07/2007    5.730%       120             119           360          360        1.50
   11     $ 23,000,000    $113,300    12/06/2006    6.080%        60              49           360          360        1.44
          $ 20,000,000    $115,607    11/29/2006    5.875%        36              24            IO           IO        1.10
   14     $ 10,763,636    $115,607    11/29/2006    5.875%        36              24            IO           IO        1.10
   15     $  5,345,455    $115,607    11/29/2006    5.875%        36              24            IO           IO        1.10
   16     $  3,890,909    $115,607    11/29/2006    5.875%        36              24            IO           IO        1.10
   17     $ 19,100,000    $ 87,215    11/07/2007    6.230%       120             119            IO           IO        1.28
   19     $ 18,500,000    $106,322    08/28/2007    6.840%       120             117            IO           IO        1.39
   21     $ 17,200,000    $ 71,667    12/19/2006    5.810%        60              49           360          360        1.32
          $ 17,170,000    $ 27,384    07/23/2007    6.544%       120             116           360          360        1.62
   22     $ 13,570,000    $ 27,384    07/23/2007    6.450%       120             116           360          360        1.62
   23     $  3,600,000    $ 27,384    07/23/2007    6.900%       120             116           360          360        1.62
          $  9,500,000    $ 22,145    11/07/2006    5.950%       120             108           360          360        1.84
   30     $  3,072,405    $ 22,145    11/07/2006    5.950%       120             108           360          360        1.84
   31     $  2,584,000    $ 22,145    11/07/2006    5.950%       120             108           360          360        1.84
   32     $  1,372,750    $ 22,145    11/07/2006    5.950%       120             108           360          360        1.84
   33     $  1,372,750    $ 22,145    11/07/2006    5.950%       120             108           360          360        1.84
   34     $    755,013    $ 22,145    11/07/2006    5.950%       120             108           360          360        1.84
   35     $    343,082    $ 22,145    11/07/2006    5.950%       120             108           360          360        1.84
   41     $  7,750,000    $ 48,742    07/03/2007    5.770%       120             115           360          360        1.58
   48     $  5,850,000    $ 58,500    09/13/2007    6.420%       120             118           360          360        1.56
   58     $  4,320,000    $ 15,000    09/18/2007    6.390%       120             118           360          360        3.29
   59     $  4,230,069    $ 18,884    06/13/2007    5.840%       120             115           360          355        1.32
   64     $  3,588,298    $ 14,353    08/02/2007    6.540%       120             116           360          356        1.45
   70     $  3,050,836    $  6,632    11/10/1998    6.560%       180              72           180           72        1.77
   78     $  2,190,479    $ 37,127    09/13/2007    6.570%       120             118           360          358        1.46
   82     $    703,419    $ 18,036    08/13/2007    7.070%        84              81           360          357        1.32
          $179,353,102                              6.145%        98              90           355          352        1.47

                                                                                                STUDIOS              1 BEDROOM
                                                                                         --------------------  --------------------
MORTGAGE     NCF      NCF POST IO    CUT-OFF DATE  BALLOON           UTILITIES               NO. OF  AVG RENT      NO. OF  AVG RENT
LOAN NO.  DSCR (X)  PERIOD DSCR (X)           LTV      LTV        PAID BY TENANT         UNITS/PADS   PER MO.  UNITS/PADS   PER MO.
-----------------------------------------------------------------------------------------------------------------------------------

   10       1.46          1.21            68.2%     61.4%   Electric, Gas, Sewer, Water           0       NAP          82      $823
   11       1.40          1.19            62.2%     59.8%               NAP                      36      $721          43      $879
            1.06          1.06            57.8%     57.8%
   14       1.06          1.06            57.8%     57.8%            Electric                    12      $831          52      $951
   15       1.06          1.06            57.8%     57.8%            Electric                     0       NAP          52      $938
   16       1.06          1.06            57.8%     57.8%            Electric                     0       NAP          34      $977
   17       1.24          1.24            74.6%     74.6%     Electric, Sewer, Water              0       NAP          42      $604
   19       1.35          1.35            45.1%     45.1%          Electric, Gas                  5      $664          70      $927
   21       1.26          1.05            75.2%     72.4%          Electric, Gas                  0       NAP          84      $870
            1.48          1.30            77.7%     73.6%
   22       1.48          1.30            77.7%     73.6%         Electric, Water                 0       NAP          30      $425
   23       1.48          1.30            77.7%     73.6%            Electric                     0       NAP          32      $408
            1.58          1.33            78.6%     71.1%
   30       1.58          1.33            78.6%     71.1%          Electric, Gas                  0       NAP          10      $538
   31       1.58          1.33            78.6%     71.1%            Electric                     0       NAP          15      $477
   32       1.58          1.33            78.6%     71.1%            Electric                     0       NAP          16      $409
   33       1.58          1.33            78.6%     71.1%          Electric, Gas                  0       NAP          20      $354
   34       1.58          1.33            78.6%     71.1%            Electric                     0       NAP          10      $446
   35       1.58          1.33            78.6%     71.1%            Electric                     0       NAP           8      $422
   41       1.49          1.24            76.7%     71.7%               NAP                       0       NAP          48      $595
   48       1.55          1.34            78.9%     74.3%         Electric, Water                 0       NAP           0       NAP
   58       3.24          2.80            29.6%     27.0%            Electric                     0       NAP           0       NAP
   59       1.28          1.28            78.8%     67.0%          Electric, Gas                  0       NAP           0       NAP
   64       1.40          1.40            72.5%     62.8%   Electric, Gas, Sewer, Water           0       NAP           0       NAP
   70       1.58          1.58            24.4%      0.4%          Electric, Gas                  6      $350         323      $415
   78       1.37          1.37            77.1%     66.7%          Electric, Gas                  0       NAP           0       NAP
   82       1.28          1.28            70.3%     65.0%          Electric, Gas                  0       NAP           0       NAP
            1.40          1.27            66.2%     62.5%

               2 BEDROOM              3 BEDROOM             4 BEDROOM       GREATER THAN 4 BEDROOM       OTHER UNITS
          --------------------  --------------------  --------------------  ----------------------  --------------------
MORTGAGE      NO. OF  AVG RENT      NO. OF  AVG RENT      NO. OF  AVG RENT       NO. OF  AVG RENT       NO. OF  AVG RENT
LOAN NO.  UNITS/PADS   PER MO.  UNITS/PADS   PER MO.  UNITS/PADS   PER MO.   UNITS/PADS   PER MO.   UNITS/PADS   PER MO.
------------------------------------------------------------------------------------------------------------------------

   10             96    $  914          84    $1,007           0       NAP            0       NAP            0       NAP
   11             33    $1,376           1    $2,100          84    $2,064            0       NAP            6    $1,200

   14             23    $1,170           0       NAP           0       NAP            0       NAP            0       NAP
   15              0       NAP           0       NAP           0       NAP            0       NAP            0       NAP
   16              0       NAP           0       NAP           0       NAP            0       NAP            0       NAP
   17            129    $  752          48    $  897           0       NAP            0       NAP            0       NAP
   19             65    $1,163          34    $1,499           0       NAP            0       NAP            0       NAP
   21            156    $  998           0       NAP           0       NAP            0       NAP            0       NAP

   22            393    $  543          44      $728           0       NAP            0       NAP            0       NAP
   23            112    $  476          16      $619           0       NAP            0       NAP            0       NAP

   30             56    $  618          30    $  681           4      $751            0       NAP            0       NAP
   31             55    $  522          25    $  579          10      $603            0       NAP            0       NAP
   32             24    $  456          16    $  516           8      $561            0       NAP            0       NAP
   33             28    $  403          28    $  456           4      $503            0       NAP            0       NAP
   34             26    $  456          12    $  488           0       NAP            0       NAP            0       NAP
   35             16    $  434           8    $  475           0       NAP            0       NAP            0       NAP
   41            111    $  680           0       NAP           0       NAP            0       NAP            0       NAP
   48              0       NAP           0       NAP           0       NAP            0       NAP            0       NAP
   58              0       NAP           0       NAP           0       NAP            0       NAP            0       NAP
   59              0       NAP           0       NAP           0       NAP            0       NAP            0       NAP
   64              0       NAP           0       NAP           0       NAP            0       NAP            0       NAP
   70            131    $  503           0       NAP           0       NAP            0       NAP            0       NAP
   78             59    $  630           0       NAP           0       NAP            0       NAP            0       NAP
   82              0       NAP           0       NAP           0       NAP            0       NAP            0       NAP

          TOTAL UNITS                            MANUFACTURED HOUSING COMMUNITY
          -----------             ------------------------------------------------------------------------
MORTGAGE       NO. OF     NO. OF     NO. OF           AVG RENT OF   GROSS INCOME INCL.        GROSS INCOME
LOAN NO.   UNITS/PADS  ELEVATORS  HOMESITES   HOMESITE PER MO. ($)           RV INCOME  FROM RV SITES ONLY
----------------------------------------------------------------------------------------------------------

   10             262          0        NAP                   NAP                  NAP                 NAP
   11             203          3        NAP                   NAP                  NAP                 NAP

   14              87          1        NAP                   NAP                  NAP                 NAP
   15              52          1        NAP                   NAP                  NAP                 NAP
   16              34          1        NAP                   NAP                  NAP                 NAP
   17             219          0        NAP                   NAP                  NAP                 NAP
   19             174          0        NAP                   NAP                  NAP                 NAP
   21             240          0        NAP                   NAP                  NAP                 NAP

   22             467          0        NAP                   NAP                  NAP                 NAP
   23             160          0        NAP                   NAP                  NAP                 NAP

   30             100          0        NAP                   NAP                  NAP                 NAP
   31             105          0        NAP                   NAP                  NAP                 NAP
   32              64          0        NAP                   NAP                  NAP                 NAP
   33              80          0        NAP                   NAP                  NAP                 NAP
   34              48          0        NAP                   NAP                  NAP                 NAP
   35              32          0        NAP                   NAP                  NAP                 NAP
   41             159          0        NAP                   NAP                  NAP                 NAP
   48             100          0        100                  $582             $706,254                 NAP
   58             288          0        288                  $258           $1,444,200                 NAP
   59             224          0        212                  $282             $743,961             $39,855
   64             250          0        250                  $205             $505,608                 NAP
   70             460          0        NAP                   NAP                  NAP                 NAP
   78              59          0        NAP                   NAP                  NAP                 NAP
   82              39          0         39                  $300             $133,580                 NAP

APPENDIX IV
SIGNIFICANT LOAN SUMMARIES

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                    MORTGAGE LOAN NO. 1 - THE PIER AT CAESARS
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                                      IV-1

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                    MORTGAGE LOAN NO. 1 - THE PIER AT CAESARS
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                                      IV-2

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                    MORTGAGE LOAN NO. 1 - THE PIER AT CAESARS
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                                      IV-3

                    MORTGAGE LOAN NO. 1 - THE PIER AT CAESARS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:           NCCI
ORIGINAL BALANCE(1):            $80,500,000
CUT-OFF DATE BALANCE(1):        $80,500,000
SHADOW RATING (FITCH/S&P):      NAP
LOAN PURPOSE:                   Refinance
FIRST PAYMENT DATE:             June 11, 2007
INTEREST RATE:                  6.010%
AMORTIZATION:                   Interest Only
ARD:                            NAP
HYPERAMORTIZATION:              NAP
MATURITY DATE:                  May 11, 2017
EXPECTED MATURITY BALANCE(1):   $80,500,000
SPONSORS:                       Pier Developers, Inc and The Taubman
                                Realty Group Limited
                                Partnership
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Locked out until the earlier of April 13,
                                2011 or two years after the REMIC
                                "start-up" day, with U.S. Treasury
                                defeasance thereafter. Prepayable without
                                a premium from and after November 11, 2016.
LOAN PER SF(1):                 $264.99
UP-FRONT RESERVES:              Construction Reserve(2):   $34,305,489
                                                           (Current: $0)
ONGOING RESERVES:               RE Tax:                    Springing
                                Insurance:                 Springing
                                Cap Ex:                    Springing
                                TI/LC:                     Springing
                                Ground Rent:               Springing
LOCKBOX:                        Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset
PROPERTY TYPE:                  Retail
PROPERTY SUB-TYPE:              Unanchored
LOCATION:                       Atlantic City, NJ
YEAR BUILT/RENOVATED:           2004-2006/NAP
PERCENT LEASED(3):              75.4%
SQUARE FOOTAGE:                 303,788
THE COLLATERAL:                 In-line and other collateral components
                                of a 303,788 square foot retail center
OWNERSHIP INTEREST:             Leasehold
PROPERTY MANAGEMENT:            The Taubman Company, LLC
3RD MOST RECENT NOI (AS OF):    NAP
2ND MOST RECENT NOI (AS OF):    NAP
MOST RECENT NOI (AS OF):        NAP
U/W NET OP. INCOME:             $11,352,446
U/W NET CASH FLOW:              $10,913,909
U/W OCCUPANCY:                  95.0%
APPRAISED VALUE:                $210,000,000
CUT-OFF DATE LTV(1):            38.3%
MATURITY DATE LTV(1):           38.3%
DSCR(1) (4):                    2.22x
POST IO DSCR:                   NAP
--------------------------------------------------------------------------------

(1)  The subject $80,500,000 loan represents an approximate 59.6% senior interest in a $135,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $80,500,000 senior financing.

(2)  See "Escrows and Reserves" for specific details.

(3)  Percent Leased is based on rent roll dated September 13, 2007, and the occupancy report dated September 19, 2007.

(4)  The DSCR based on as-is cash flows and an interest only basis is 1.24x for the subject loan.

THE PIER AT CAESARS LOAN

     THE LOAN. The largest loan ("The Pier at Caesars Loan") as evidenced by a
Promissory Note ("The Pier at Caesars Note") that is secured by a first priority
Leasehold Mortgage ("The Pier at Caesars Mortgage") encumbering the 303,788 square foot regional shopping center known as The Pier at Caesars, is located in
Atlantic City, New Jersey ("The Pier at Caesars Property"). The Pier at Caesars
Loan was originated on April 13, 2007 by or on behalf of Nomura Credit &
Capital, Inc.

     THE BORROWER. The borrower is Atlantic Pier Associates, LLC, a Delaware limited liability company ("The Pier at Caesars Borrower") that owns no material asset other than The Pier at Caesars Property and related interests. The Taubman
Realty Group Limited

                                      IV-4

Partnership, a Delaware limited partnership, owns the controlling interest in the The Pier at Caesars Borrower and an affiliate of The Taubman Realty Group
Limited Partnership manages and leases The Pier at Caesars Property. Taubman is a real estate investment trust headquartered in Bloomfield Hills, Michigan, which currently owns and/or manages 23 urban and suburban regional and super-regional shopping centers in 11 states. Pier Developers, Inc., a member of the Borrower, is 100% owned by Gordon Group Holdings, LLC. Gordon Group
Holdings, LLC is a developer of casino retail-oriented projects, with past projects that include the Forum Shops at Caesars Palace in Las Vegas.

     THE PROPERTY. The Pier at Caesars Property is located in Atlantic City, New
Jersey between Arkansas and Missouri Avenues. The property is centrally located along the boardwalk in front of Caesars Atlantic City, and adjacent to Bally's
Park Place and Trump Palace casinos. The Pier at Caesars Property was originally constructed between 2004 to 2006. The Pier at Caesars Property totals 303,788 square feet and is 75.4% leased, based on the rent roll dated September 13, 2007 and occupancy report dated September 19, 2007. The Pier at Caesars Property was designed by Elkus Manfredi Architects and The Rockwell Group for Gordon Group
Holdings, LLC, and consists of three main levels. The 83,089 square foot
Boardwalk Level is accessible from the boardwalk and features both food and traditional mall shop merchandise. The second floor Bridge Level is accessible via both an escalator feature at the Boardwalk and via the skywalk from Caesars.
The Bridge Level offers high fashion merchandise and accessories. The third floor Promenade Level features several distinct restaurant concepts and panoramic views of the Atlantic Ocean. The upscale shopping center features stores such as Gucci, Coach, Louis Vuitton, Burberry, Tiffany & Co., Armani
Exchange, Tourneau, Tommy Bahama, Victoria's Secret, and Apple. The Pier's
restaurants offer dining concepts including Stephen Starr's Buddakan and
Continental, Patrick Lyon's Game On, Sonsie, and The Trinity.

     The following table presents certain information relating to the major tenants at The Pier at Caesars Property:

                                                                                             % OF TOTAL    ANNUALIZED
                                                                              ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                                 CREDIT RATING                               UNDERWRITTEN   UNDERWRITTEN    BASE RENT     LEASE
        TENANT NAME          (FITCH/MOODY'S/S&P)(1)  TENANT NRSF  % OF NRSF  BASE RENT ($)    BASE RENT   ($ PER NRSF)  EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

Game On                             --/--/--            13,224        4%      $   396,720         4%         $30.00     12/31/2021
Phillips Seafood Restaurant         --/--/--            10,133        3%      $   354,655         3%         $35.00     12/31/2021
Banana Republic                    BB+/Ba1/BB+           6,913        2%      $   321,085         3%         $46.45     11/30/2014
Buddakan                            --/--/--             9,006        3%      $   315,210         3%         $35.00     12/31/2016
Continental                         --/--/--             8,977        3%      $   314,195         3%         $35.00     12/31/2016
It's Sugar                          --/--/--             4,335        1%      $   303,450         3%         $70.00     12/31/2021
Juicy Couture                       --/--/--             3,345        1%      $   301,050         3%         $90.00     01/31/2017
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                  55,933       18%      $ 2,306,365        21%         $41.23
----------------------------------------------------------------------------------------------------------------------------------
Other Tenants                        Various           173,031       57%      $ 8,649,152        79%         $49.99      Various
Vacant Space                           NAP              74,824       25%      $         0         0%         $ 0.00        NAP
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                 303,788      100%      $10,955,517       100%         $47.85
----------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     The following table presents certain information relating to the lease rollover at The Pier at Caesars Property:

                             LEASE ROLLOVER SCHEDULE

                                    AVERAGE                                       % OF TOTAL      CUMULATIVE % OF TOTAL
                              UNDERWRITTEN BASE   % OF TOTAL    CUMULATIVE %     UNDERWRITTEN       UNDERWRITTEN BASE
                # OF LEASES       RENT PER SF     SQUARE FEET      OF SF          BASE RENTAL        RENTAL REVENUES
     YEAR         ROLLING          ROLLING          ROLLING       ROLLING      REVENUES ROLLING          ROLLING
-----------------------------------------------------------------------------------------------------------------------

    Vacant          21             $ 0.00             25%            25%              0%                    0%
     2008            0             $ 0.00              0%            25%              0%                    0%
     2009            1             $ 0.00              0%            25%              0%                    0%
     2010            0             $ 0.00              0%            25%              0%                    0%
     2011            5             $58.24              2%            26%              3%                    3%
     2012            0             $ 0.00              0%            26%              0%                    3%
     2013            0             $ 0.00              0%            26%              0%                    3%
     2014            2             $48.09              3%            29%              3%                    6%
     2015            0             $ 0.00              0%            29%              0%                    6%
     2016           44             $47.98             32%            61%             42%                   48%
     2017           25             $49.86             23%            83%             31%                   80%
2018 & Beyond       10             $43.66             17%           100%             20%                  100%

                                      IV-5

     ESCROWS AND RESERVES. At closing, The Pier at Caesars Borrower escrowed a
Construction Reserve in the amount of $34,305,489. The current balance of this escrow is $0. Following the substantial completion of the property, the Lender released all of the funds in the Construction Reserve. Upon occurrence and continuance of a lockbox trigger event, defined as an event of default or an NOI event, monthly escrows will be required for (i) 1/12 of estimated annual real estate taxes, (ii) 1/12 of estimated annual insurance premiums, (iii) capital expenditures of $3,856 with a cap of $92,540, (iv) tenant concessions and leasing costs of $33,333 with a cap of $800,000, and (v) ground rent payable under The Pier at Caesars ground lease.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to The
Pier at Caesars Loan.

     PROPERTY MANAGEMENT. The Pier at Caesars Property is managed by The Taubman
Company, LLC, which is an affiliate of The Pier at Caesars Borrower and The
Taubman Realty Group Limited Partnership, which is one of the sponsors of The
Pier at Caesars Property. The management agreement is subordinate to The Pier at
Caesars Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Pier at
Caesars Loan is senior to a Promissory Note B-1 in the amount of $34,000,000 and senior to a Promissory Note B-2 in the amount of $20,500,000, which will be held outside of the trust. Both subordinate notes have coupons of 6.010% and are coterminous with The Pier at Caesars Loan. The B-1 Note may spring to pari passu to the A Note if the mortgaged property supports a 1.15x DSCR on the combined A
Note and B-1 Note loan balance based on a 30-year amortization basis based on net operating income for the trailing 12 months. The aggregate mortgage loan is
$135,000,000 with an aggregate LTV of 64.3% and an aggregate DSCR of 1.33x. The
Promissory Note A, the Promissory Note B-1, and the Promissory Note B-2, are
governed by an intercreditor agreement and will be serviced pursuant to the terms of the pooling and servicing agreement. The DSCR based on as-is cash flows and a 30-year amortization is 1.05x for the subject loan.

     OTHER ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Pier at
Caesars Borrower may obtain unsecured loans from the ground lessor of The Pier at Caesars Property. Such loans include any funds provided by the Casino
Redevelopment Development Authority (CRDA) to or through the ground lessor pursuant to Section 6.1.7 of the related ground lease, for investment in property-related uses and advanced directly or indirectly to the Pier at Caesars
Borrower, but only to the extent such funds are repayable by the Pier at Caesars
Borrower as a loan (the "CRDA Related Loans"). Additionally, the subordination agreement obtained from ground lessor in connection with the closing of The Pier at Caesars Loan provided that as of the closing date of The Pier at Caesars
Loan, no funds had been advanced under the CRDA Related Loans.

     The Pier at Caesars Borrower may provide financing to any tenant of any restaurant or nightclub in the aggregate principal amount of up to $7,000,000, the proceeds of which would be used by such tenants for tenant improvements, including furniture, fixtures and equipment.

     RELEASE OF PARCELS. The Pier at Caesars Borrower may convey air rights with respect to, grant an easement with respect to and/or sublease the existing structure related to an overhead tram located on the related mortgaged property and the related loan documents permit the release of such portion of the related mortgaged property (that was not given any value by the related mortgage loan seller in underwriting for the related mortgage loan) incidental to such conveyance, grant of easement or sublease.

     GROUND LEASE. The ground lease for The Pier at Caesars Property grants the ground lessor of The Pier at Caesars Property a right to purchase the leasehold estate from The Pier at Caesars Borrower if at any time after the Grand Opening
(as defined in the related ground lease), at least 70% of the gross leasable area of The Pier at Caesars Property is not open for business in accordance with the operating hours provisions of the related ground lease for a continuous period of thirty-six months (unless such failure is caused by casualty, condemnation or force majeure). The related ground lease provides the purchase price paid in connection with such recapture option shall not be less than the amount that would be required to secure the full release and satisfaction of such sums as may be due and owing the leasehold mortgagee.

     The ground lease for the related mortgaged property grants the ground lessor a right to terminate the ground lease (i) in the event the ground lessee or any person associated in any way with ground lessee is denied a license, found unsuitable or is denied or otherwise unable to obtain any other approval
(a "Gaming Approval") with respect to The Pier at Caesars Property or the nearby casino hotel property owned by ground lessor known as Caesars Atlantic City by any governmental authority regulating gaming (collectively, "Gaming Authority"), or is required by any Gaming Authority to apply for a Gaming Approval and does not apply within the required time limit, or withdraws any application for
Gaming Approval other than upon a determination by an applicable Gaming
Authority that such Gaming Approval is not required, or if (ii) any Gaming
Authority commences or threatens to commence suit against ground lessor or to terminate or deny any Gaming Approval of ground lessor or any affiliate of ground lessor as a result of ground lessee or any person associated with ground lessee, including mortgagees and subtenants.

     Certain additional information regarding The Pier at Caesars Loan and The
Pier at Caesars Property is set forth on Appendix II to this prospectus supplement.

                                      IV-6

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                    MORTGAGE LOAN NO. 2 - 42ND STREET RETAIL
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                                      IV-7

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                    MORTGAGE LOAN NO. 2 - 42ND STREET RETAIL
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                                      IV-8

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                    MORTGAGE LOAN NO. 2 - 42ND STREET RETAIL
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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          MSMCH
ORIGINAL BALANCE:              $86,000,000
CUT-OFF DATE BALANCE:          $79,953,721
SHADOW RATING (FITCH/S&P):     BBB-/BBB-
LOAN PURPOSE:                  Refinance
FIRST PAYMENT DATE:            December 1, 2000
INTEREST RATE:                 8.500%
AMORTIZATION:                  360 months
ARD:                           NAP
HYPERAMORTIZATION:             NAP
MATURITY DATE:                 November 1, 2010
EXPECTED MATURITY BALANCE:     $76,318,863
SPONSOR:                       Forest City Enterprises, Inc.
INTEREST CALCULATION:          30/360
CALL PROTECTION:               Locked out until October 30, 2005.
                               Prepayable with prepayment premium equal
                               to the greater of a) 2% of balance
                               outstanding during 6th year of the term,
                               declining 0.5% during each year thereafter
                               to a minimum prepayment percentage of 1%,
                               or b) a Yield Maintenance premium.
                               Prepayable without a premium from and
                               after August 1, 2010.
LOAN PER SF:                   $259.17
UP-FRONT RESERVES:             RE Tax:              $678,440
                               TI/LC:               $7,539,798
                                                    (Current: $2,043,434)
                               Ground Rent:         $384,430
                               Deferred Opening     $860,000
                               Contingency(1):      (Current: $0)
                               Canron Claim(1):     $2,990,364
                                                    (Current: $0)
ONGOING RESERVES:              RE Tax:              $179,289/month
                               Ground Rent:         Springing

LOCKBOX:                       None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Retail
PROPERTY SUB-TYPE:             Anchored
LOCATION:                      New York, NY
YEAR BUILT/RENOVATED:          1999-2000/NAP
PERCENT LEASED(2):             94.5%
SQUARE FOOTAGE:                308,503
THE COLLATERAL:                The property is a 1.39-acre site improved
                               with a four-story and fifteen-story retail
                               and entertainment destination complex in
                               Times Square in New York. It is anchored
                               by AMC Theatres and Madame Tussaud's Wax
                               Museum.
OWNERSHIP INTEREST:            Leasehold
PROPERTY MANAGEMENT:           Self-managed
3RD MOST RECENT NOI (AS OF):   $7,578,221           (TTM 12/31/2005)
2ND MOST RECENT NOI (AS OF):   $6,267,894           (TTM 12/31/2006)
MOST RECENT NOI (AS OF):       $7,805,463           (TTM 07/31/2007)
U/W NET OP. INCOME:            $9,170,576
U/W NET CASH FLOW:             $8,813,077
U/W OCCUPANCY:                 94.5%
APPRAISED VALUE:               $167,000,000
CUT-OFF DATE LTV:              47.9%
MATURITY DATE LTV:             45.7%
DSCR:                          1.11x
POST IO DSCR:                  NAP
--------------------------------------------------------------------------------

(1)  See "Escrows and Reserves" for specific details.

(2)  Percent Leased is based on the rent roll dated July 31, 2007.

THE 42ND STREET RETAIL LOAN

     THE LOAN. The second largest loan (the "42nd Street Retail Loan") as evidenced by the Note Consolidation and Modification Agreement (the "42nd Street
Retail Note") is secured by a first priority leasehold interest in the "42nd
Street Retail Mortgage" encumbering the 308,503 square foot retail center known as 42nd Street Retail, located in New York, NY (the "42nd Street Retail"). The
42nd Street Retail Loan was originated on October 3, 2000 by or on behalf of
Teachers Insurance and Annuity Association of America, the
predecessor-in-interest to Morgan Stanley Mortgage Capital Holdings LLC.

                                      IV-9

     THE BORROWER. The borrower is FC 42nd Street Associates L.P., a limited liability company (the "42nd Street Retail Borrower") that owns no material asset other than the 42nd Street Retail Property and related interests. The 42nd
Street Retail Borrower is an affiliate of Forest City Enterprises, Inc., the sponsor of the 42nd Street Retail Loan. Forest City Ratner Companies was
established in 1985 and has been one of New York City's largest developers over the past ten years. In the last decade, FCRC has developed 6 million square feet of commercial and retail space, which is now in operation and has an additional
2.7 million square feet under development. FCRC is an affiliate of Forest City
Enterprises which was established in 1921 and is currently the nation's largest publicly traded commercial real estate development company.

     THE PROPERTY. The 42nd Street Retail Property is located in New York, New
York, at 226-258 West 42nd Street. The 42nd Street Retail Property was
originally constructed in 1999-2000. It consists of a 308,503 square foot, four-story and fifteen-story retail and entertainment complex. The 42nd Street
Retail Property is situated on approximately 1.39 acres. The 42nd Street Retail
Property is anchored by AMC Theatres and Madame Tussaud's Wax Museum. The AMC
Theatres includes 25 screens and attracts 2 million guests every year.

     The following table presents certain information relating to the major tenants at the 42nd Street Retail Property:

                                                                                           % OF TOTAL    ANNUALIZED
                                                                          ANNUALIZED       ANNUALIZED   UNDERWRITTEN
                                CREDIT RATING                    % OF  UNDERWRITTEN BASE  UNDERWRITTEN  BASE RENT ($     LEASE
       TENANT NAME          (FITCH/MOODY'S/S&P)(1)  TENANT NRSF  NRSF     RENT ($)(2)      BASE RENT    PER NRSF)(2)  EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------

AMC Theatres                      --/--/--            145,044     47%     $ 3,832,062          33%        $ 26.42     11/30/2019
Ripley's Believe It Or Not        --/--/--             18,623      6%     $ 2,137,362          19%        $114.77     12/31/2021
Dave and Buster's                 --/B2/--             30,500     10%     $ 1,611,900          14%        $ 52.85     06/30/2021
Applebee's                        --/--/--             10,099      3%     $ 1,209,961          10%        $119.81     03/31/2020
Modell's                          --/--/--             19,000      6%     $ 1,110,930          10%        $ 58.47     01/31/2020
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                223,266     72%     $ 9,902,215          86%        $ 44.35
--------------------------------------------------------------------------------------------------------------------------------
Other Tenants                      Various             68,405     22%     $ 1,621,869          14%        $ 23.71       Various
Vacant Space                         NAP               16,832      5%     $         0           0%        $  0.00         NAP
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                308,503    100%     $11,524,084         100%        $ 39.51
--------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Madame Tussaud's (58,500 SF) does not pay rent. They recently exercised a buy-out option on their lease whereby they will not pay base rent through their lease term. As part of the buy-out, the ground rent was reduced by
     $600,000. Excluding Madame Tussaud's square footage, the Other Tenants Base
     Rent PSF is $163.74 per SF and the Total Base Rent PSF is $49.42.

     The following table presents certain information relating to the lease rollover at the 42nd Street Retail Property:

                             LEASE ROLLOVER SCHEDULE

                                                                                              % OF TOTAL        CUMULATIVE % OF
                              AVERAGE UNDERWRITTEN                                         UNDERWRITTEN BASE   TOTAL UNDERWRITTEN
                # OF LEASES         BASE RENT        % OF TOTAL SQUARE   CUMULATIVE % OF        RENTAL             BASE RENTAL
    YEAR          ROLLING       PER SF ROLLING(1)      FEET ROLLING         SF ROLLING     REVENUES ROLLING    REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------------------------

   Vacant            1              $  0.00                 5%                  5%                0%                   0%
    2008             2              $372.90                 0%                  6%                2%                   2%
    2009             0              $  0.00                 0%                  6%                0%                   2%
    2010             1              $190.02                 1%                  7%                6%                   8%
    2011             0              $  0.00                 0%                  7%                0%                   8%
    2012             1              $ 23.29                 1%                  8%                1%                   8%
    2013             0              $  0.00                 0%                  8%                0%                   8%
    2014             0              $  0.00                 0%                  8%                0%                   8%
    2015             1              $326.70                 0%                  8%                3%                  12%
    2016             0              $  0.00                 0%                  8%                0%                  12%
    2017             0              $  0.00                 0%                  8%                0%                  12%
2018 & Beyond        8              $ 35.93                92%                100%               88%                 100%

(1)  Madame Tussaud's (58,500 SF) does not pay rent and has a lease that expires on June 30, 2025. They recently exercised a buy-out option on their lease whereby they will not pay base rent through their lease term. As part of the buy-out, the ground rent was reduced by $600,000. Excluding Madame
     Tassaud's square footage, the Average Base Rent per SF for Leases Rolling over in 2018 & Beyond is $45.31.

     ESCROWS AND RESERVES. The 42nd Street Retail Borrower is required to escrow
1/12 of annual real estate taxes. The amounts shown are the current monthly collections. At closing, the 42nd Street Retail Borrower funded $860,000 for
Deferred Opening Contingency and $2,990,364 for Canron Claim. The escrows were subsequently released after closing but prior to the purchase of the loan by
Morgan Stanley Mortgage Capital Holdings LLC.

                                     IV-10

     With respect to the real estate tax and ground rent escrow, upon any scheduled increase in the annual ground rent, the 42nd Street Retail Borrower is required to deposit 25% of such annual increase into the escrow. Additionally, upon non-payment of the monthly ground rent (a "Ground Rent Default"), the lender may require the 42nd Street Retail Borrower to (a) immediately deposit one month of ground rent, and (b) each month moving forward, deposit the following month's ground rent into the escrow. If the escrow funds are insufficient, to pay real estate taxes and, upon a Ground Rent Default, the ground rent, the 42nd Street Retail Borrower is required to pay the deficiency within five days of demand.

     LOCKBOX AND CASH MANAGEMENT. None.

     PROPERTY MANAGEMENT. The 42nd Street Retail Property is self-managed by the
42nd Street Retail Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     GROUND LEASE. The property sits on two ground leases. The first ground lease is with 42nd Street Development Project, Inc. ("42DP"), which is a subsidiary of the New York State Urban Development Corporation. The lease is a
99 year ground lease which expires on December 12, 2095. The annual ground rent payment is $1.17 million through 2016. The second ground lease is with New 42nd
Street, Inc., which is a non-profit corporation that leases the land from 42DP.
The lease expires on February 25, 2091, and the payment is $350,000 from
1998-2018 with 2.5% annual increases. In addition, Madame Tussaud's exercised a buy-out option on their lease in 2006, which decreased the ground rent payments by $600,000 through the end of their lease term.

     Certain additional information regarding the 42nd Street Retail Loan and the 42nd Street Retail Property is set forth on Appendix II to this prospectus supplement.

                                     IV-11

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                                     IV-12

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                   MORTGAGE LOAN NO. 3 - 25 WEST 39TH STREET
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                                     IV-13

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                   MORTGAGE LOAN NO. 3 - 25 WEST 39TH STREET
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                                     IV-14

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                   MORTGAGE LOAN NO. 3 - 25 WEST 39TH STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          MSMCH
ORIGINAL BALANCE:              $78,936,298
CUT-OFF DATE BALANCE:          $78,936,298
SHADOW RATING (FITCH/S&P):     NAP
LOAN PURPOSE:                  Acquisition
FIRST PAYMENT DATE:            February 1, 2007
INTEREST RATE:                 5.770%
AMORTIZATION:                  Interest Only
ARD:                           NAP
HYPERAMORTIZATION:             NAP
MATURITY DATE:                 October 1, 2017
EXPECTED MATURITY BALANCE:     $78,936,298
SPONSOR:                       Joseph J. Sitt
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               Locked out until the earlier of December 5,
                               2010 or two years after the REMIC
                               "start-up" day, with U.S. Treasury
                               defeasance or prepayment with the greater
                               of 1% of unpaid principal balance or yield
                               maintenance thereafter. Prepayable without
                               a premium from and after April 1, 2017.
LOAN PER SF:                   $425.80
UP-FRONT RESERVES:             TI/LC:               $7,297,255
                               Debt Service:        $4,592,558
                               Additional Cap Ex:   $1,710,000
ONGOING RESERVES:              RE Tax:              $104,658/month
                               Insurance:           Springing
                               Cap Ex:              $3,090/month
                               TI/LC:               Springing
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Office
PROPERTY SUB-TYPE:             Urban
LOCATION:                      New York, NY
YEAR BUILT/RENOVATED:          1907/2002
PERCENT LEASED(1):             100.0%
SQUARE FOOTAGE:                185,384
THE COLLATERAL:                16-story urban office building
OWNERSHIP INTEREST:            Fee
PROPERTY MANAGEMENT:           Williams U.S.A. Realty Services, Inc., and
                               Williams Real Estate Co. Inc.
3RD MOST RECENT NOI (AS OF):   NAP
2ND MOST NOI (AS OF):          NAP
MOST RECENT NOI (AS OF):       NAP
U/W NET OP. INCOME:            $6,250,715
U/W NET CASH FLOW:             $5,772,424
U/W OCCUPANCY:                 90.0%
APPRAISED VALUE:               $105,000,000
CUT-OFF DATE LTV:              75.2%
MATURITY DATE LTV:             75.2%
DSCR:                          1.25x
POST IO DSCR:                  NAP
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated December 7, 2007. Percent
     Leased includes approximately 58,585 SF of unoccupied master leased space.
     The master leased space is leased by Thor Equities and is further secured by certain lease guarantees provided by Mr. Joseph J. Sitt, the loan sponsor. The master lease space is also partially supported by approximately $10,370,749 (as of November 11, 2007) in debt service and
     TI/LC reserves.

THE 25 WEST 39TH STREET LOAN

     THE LOAN. The third largest loan (the "25 West 39th Street Loan") as evidenced by the Consolidated, Amended and Restated Promissory Note (the "25
West 39th Street Note") is secured by a first priority fee Consolidated, Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement
(the "25 West 39th Street Mortgage") encumbering the 185,384 square foot urban office building known as 25 West 39th Street, located in New York, New York (the
"25 West 39th Street Property"). The 25 West 39th Street Loan was originated on
December 5, 2006 by or on behalf of Morgan Stanley Mortgage Capital Holdings
LLC.

     THE BORROWER. The borrower is 25 West 39th Street Realty, LLC, a New York limited liability company (the "25 West 39th Street Borrower") that owns no material asset other than the 25 West 39th Street Property and related interests. The 25 West 39th Street Borrower is indirectly owned by two trusts;
the trust holding 99% indirect ownership is owned by Joseph J. Sitt, the sponsor of the 25 West

                                     IV-15

39th Street Loan. Mr. Sitt is the founder and CEO of Thor Equities, a real estate acquisition and development company that also runs Ashley Stewart, a women's clothing chain with 300 stores. As of August 31, 2006, Mr. Sitt (and
Joseph J. Sitt SBT Trust, a grantor trust) reported liquidity of $5,000,000 and a net worth of $201,478,689 ($159,140,765 of which is the reported market value of real estate investments, and $30,000,000 of which is Mr. Sitt's reported interest in Thor Equities).

     THE PROPERTY. The 25 West 39th Street Property is located in the Midtown neighborhood of New York, New York, at 25 West 39th Street. The 25 West 39th
Street Property was originally constructed in 1907 and renovated in 2002. It consists of a 185,384 square foot, 16-story office building. It has a unique build out, including showroom spaces with high ceilings and modern mechanical system infrastructure. General and executive office space is located on four floors, with showrooms located on 11 other floors. The 25 West 39th Street
Property is situated on approximately 0.3 acres and includes a garage with 26 parking spaces.

     The following table presents certain information relating to the major tenants at the 25 West 39th Street Property:

                                                                                        % OF TOTAL    ANNUALIZED
                                                                         ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                           CREDIT RATING                                UNDERWRITTEN   UNDERWRITTEN   BASE RENT       LEASE
     TENANT NAME        (FITCH/MOODY'S/S&P)(1)  TENANT NRSF  % OF NRSF  BASE RENT ($)   BASE RENT    ($ PER NRSF)  EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------

Polo                         --/Baa1/BBB+          35,664       19%      $1,961,520         21%         $55.00     05/31/2009
Thor Equities                  --/--/--            32,492       18%      $1,961,200         21%         $60.36     09/30/2016
Lectra                         --/--/--            18,854       10%      $1,013,363         11%         $53.75     04/01/2017
Damon Dash                     --/--/--            17,186        9%      $  738,998          8%         $43.00     02/28/2016
7 For All Mankind              --/--/--            12,689        7%      $  614,655          6%         $48.44     03/31/2016
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            116,885       63%      $6,289,736         66%         $53.81
-----------------------------------------------------------------------------------------------------------------------------
Other Tenants(2)                Various            68,499       37%      $3,194,887         34%         $46.64      Various
Vacant Space                      NAP                   0        0%      $        0          0%         $ 0.00        NAP
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            185,384      100%      $9,484,623        100%         $51.16
-----------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Other Tenants includes 58,585 SF of master-leased space.

     The following table presents certain information relating to the lease rollover at the 25 West 39th Street Property:

                             LEASE ROLLOVER SCHEDULE

                                    AVERAGE                                       % OF TOTAL        CUMULATIVE % OF
                                 UNDERWRITTEN    % OF TOTAL                      UNDERWRITTEN     TOTAL UNDERWRITTEN
                     # OF        BASE RENT PER   SQUARE FEET    CUMULATIVE %     BASE RENTAL         BASE RENTAL
    YEAR        LEASES ROLLING    SF ROLLING       ROLLING     OF SF ROLLING   REVENUES ROLLING    REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------------

   Vacant              0             $ 0.00           0%             0%                0%                  0%
    2008               0             $ 0.00           0%             0%                0%                  0%
    2009               3             $55.00          19%            19%               21%                 21%
    2010               0             $ 0.00           0%            19%                0%                 21%
    2011               0             $ 0.00           0%            19%                0%                 21%
    2012               0             $ 0.00           0%            19%                0%                 21%
    2013               0             $ 0.00           0%            19%                0%                 21%
    2014               0             $ 0.00           0%            19%                0%                 21%
    2015               0             $ 0.00           0%            19%                0%                 21%
    2016               8             $52.17          39%            58%               40%                 60%
    2017               7             $48.45          42%           100%               40%                100%
2018 & Beyond          0             $ 0.00           0%           100%                0%                100%

     ESCROWS AND RESERVES. The 25 West 39th Street Borrower is required to escrow 1/12 of annual real estate taxes. With respect to insurance funds, so long as (i) no event of default has occurred or is continuing, (ii) a blanket insurance policy satisfying the requirements in the loan documents is in full force and effect, and (iii) the insurance premiums are current and paid in a timely manner in accordance with the terms and provisions hereof, then 25 West
39th Street Borrower shall not be required to make monthly payments. On the closing date, the 25 West 39th Street Borrower deposited $1,710,000 into an additional capital expenditure fund, and is also required to make monthly deposits into a separate capital expenditures fund, with the latter escrow capped at an aggregate amount of $66,000 on deposit at any time. The amounts shown are the current monthly collections.

                                     IV-16

     On the closing date, the 25 West 39th Street Borrower deposited $7,297,255 with lender for tenant improvements and leasing commissions ("TI/LC").
Additionally, if at any time (i) the 25 West 39th Street Property has achieved a
DSCR of 1.25x, and (ii) with respect to 30% or more of the then-leased tenant space at the 25 West 39th Street Property pursuant to leases, either (A) the 25
West 39th Street Borrower has received notice of non-renewal from the applicable tenants and/or (B) any such applicable renewal period has expired or lapsed pursuant to the terms of such lease, such that such tenancies shall cease on a date within six months of the property achieving such DSCR (the "TI/LC Deposit
Date"), the 25 West 39th Street Borrower shall deposit with lender an amount equal to the difference between (x) $15.00 per square foot for each such non-renewing tenant space and (y) the outstanding balance of the TI/LC funds on deposit on the date six months prior to the TI/LC Deposit Date (the "Additional
TI/LC Funds"). The 25 West 39th Street Borrower may use only up to $1,610,000 of the TI/LC funds for tenant improvements with respect to space leased by Thor
Equities. Additionally, any fees received in connection with lease terminations will be deposited into the TI/LC funds. Provided that no event of default has occurred or is continuing, any TI/LC funds (but not Additional TI/LC Funds)
remaining after the 25 West 39th Street Property achieves a DSCR of 1.25x for six consecutive calendar months shall be returned to the 25 West 39th Street
Borrower.

     On the closing date, the 25 West 39th Street Borrower deposited $4,592,558 into a debt service reserve fund for any debt service deficiencies. Provided no event of default has occurred or is continuing, any debt service reserve funds remaining after the 25 West 39th Street Property has achieved a DSCR of 1.25x for six consecutive calendar months shall be returned to the 25 West 39th Street
Borrower.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
25 West 39th Street Loan.

     PROPERTY MANAGEMENT. The 25 West 39th Street Property is managed by
Williams U.S.A. Realty Services, Inc. and Williams Real Estate Co. Inc. The
management agreement is subordinate to the 25 West 39th Street Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Following the 25 West 39th
Street Property reaching a DSCR of 1.25x, the equity owners of the sole member of the 25 West 39th Street Borrower may obtain mezzanine financing, provided
(among other things) that (a) no event of default has occurred and is then continuing, (b) the aggregate LTV immediately following the closing of the mezzanine loan shall be no greater than 85% based on an appraisal acceptable to the lender, (c) the mezzanine lender is reasonably acceptable to the lender and the rating agencies, (d) the lender and the mezzanine lender shall enter into an intercreditor agreement, (e) the terms, covenants and provisions of the mezzanine loan documents shall be reasonably acceptable to the lender and the rating agencies, (f) the lender has received a rating agency confirmation with respect to the mezzanine loan, (g) the mezzanine loan and the 25 West 39th
Street Loan must have a combined DSCR of at least 1.10x, based on projected debt service for the following 12 months, and (h) the mezzanine lender shall enter into a cash management agreement stating the mezzanine lender receives its monthly debt service only after all debt service, reserves and other amounts due under the lender's cash management agreement are first paid in full.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the 25 West 39th Street Loan and the 25 West 39th Street Property is set forth on Appendix II to this prospectus supplement.

                                     IV-17

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                                     IV-18

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                    MORTGAGE LOAN NO. 4 - LOGAN TOWN CENTER
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                     MORTGAGE LOAN NO. 4 - LOGAN TOWN CENTER
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                     MORTGAGE LOAN NO. 4 - LOGAN TOWN CENTER
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                     MORTGAGE LOAN NO. 4 - LOGAN TOWN CENTER
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                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          MSMCH
ORIGINAL BALANCE:              $76,000,000
CUT-OFF DATE BALANCE:          $76,000,000
SHADOW RATING (FITCH/S&P):     NAP
LOAN PURPOSE:                  Acquisition
FIRST PAYMENT DATE:            January 8, 2008
INTEREST RATE:                 6.000%
AMORTIZATION:                  Interest Only
ARD:                           NAP
HYPERAMORTIZATION:             NAP
MATURITY DATE:                 December 8, 2017
EXPECTED MATURITY BALANCE:     $76,000,000
SPONSOR:                       Allan V. Rose
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               Locked out until the earlier of May 30, 2011 or
                               two years after the REMIC "start-up" day, with
                               U.S. Treasury defeasance or prepayment with the
                               greater of 1% of unpaid principal balance or
                               yield maintenance thereafter. Prepayable without
                               a premium from and after June 8, 2017.
LOAN PER SF:                   $108.23
UP-FRONT RESERVES:             RE Tax:               $600,000
                               Additional Tenant/
                               Contractor Deposit:   $500,000
                               Dispute Payment       $4,639,785
                               Amount(1):            (Current: $1,241,216)
ONGOING RESERVES:              RE Tax:               $100,000/month
                               Insurance:            Springing
                               Cap Ex(2):            $9,094/month
                               TI/LC:                Springing
LOCKBOX:                       None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Retail
PROPERTY SUB-TYPE:             Anchored
LOCATION:                      Altoona, PA
YEAR BUILT/RENOVATED:          2006/NAP
PERCENT LEASED(3):             95.0%
SQUARE FOOTAGE:                702,221
THE COLLATERAL:                14-building retail power center
OWNERSHIP INTEREST:            Fee
PROPERTY MANAGEMENT:           AVR Realty Company, LLC
3RD MOST RECENT NOI (AS OF):   NAP
2ND MOST RECENT NOI (AS OF):   NAP
MOST RECENT NOI (AS OF):       $4,542,133 (T-8 08/31/2007 Annualized)
U/W NET OP. INCOME:            $5,750,571
U/W NET CASH FLOW:             $5,539,904
U/W OCCUPANCY:                 95.0%
APPRAISED VALUE:               $104,600,000
CUT-OFF DATE LTV:              72.7%
MATURITY DATE LTV:             72.7%
DSCR:                          1.20x
POST IO DSCR:                  NAP
--------------------------------------------------------------------------------

(1)  See "Escrows and Reserves" for specific details.

(2)  Amounts for annual Capital Expenditures will be deposited monthly commencing on December 1, 2010.

(3)  Percent Leased is based on the rent roll dated November 26, 2007.

THE LOGAN TOWN CENTER LOAN

     THE LOAN. The fourth largest loan (the "Logan Town Center Loan") as evidenced by the Promissory Note (the "Logan Town Center Note") is secured by a first-priority fee Open-End Mortgage and Security Agreement (the "Logan Town
Center Mortgage") encumbering the 702,221 square foot retail shopping center known as Logan Town Center, located in Altoona, Pennsylvania (the "Logan Town
Center Property"). The Logan Town Center Loan was originated on November 30,
2007 by or on behalf of Morgan Stanley Mortgage Capital Holdings LLC.

     THE BORROWER. The borrower is AVR-Altoona, L.P., a Delaware limited partnership (the "Logan Town Center Borrower") that owns no material asset other than the Logan Town Center Property and related interests. The Logan Town Center
Borrower is wholly-owned by Allan V. Rose, the sponsor of the Logan Town Center
Loan. Mr. Rose has ownership interests in a real estate portfolio which he estimated has a fair market value of approximately $1.66 billion ($1.09 billion net of liabilities). Property types include retail, hotel, office, residential

                                      IV-22

unimproved land and construction projects. The portfolio includes 24 retail properties located in New York, Texas, Rhode Island, California and
Massachusetts.

     THE PROPERTY. The Logan Town Center Property is located approximately 100 miles east of Pittsburgh, 135 miles west of Harrisburg and 235 miles west of
Philadelphia. The Logan Town Center Property was originally constructed in 2006.
Anchor tenants include Boscov's (192,485 square feet), Kohl's (88,620 square feet) and Giant Eagle (88,379 square feet). Boscov's and Kohl's built their own stores and own their improvements through the terms of their respective leases.
The Logan Town Center Property is anchored by Giant Eagle, Kohl's, and Boscov's, which are part of the collateral, and is also shadow-anchored by a newly constructed 100,000 square foot Home Depot that opened in November 2006 that is not collateral for the Logan Town Center Loan.

     The following table presents certain information relating to the major tenants at the Logan Town Center Property:

                                                                         ANNUALIZED
                           CREDIT RATING                                UNDERWRITTEN
     TENANT NAME        (FITCH/MOODY'S/S&P)(1)  TENANT NRSF  % OF NRSF  BASE RENT ($)
---------------------------------------------------------------------------------------

Giant Eagle                     --/--/--           88,379        13%      $1,136,559
Kohl's                       BBB+/Baa1/BBB+        88,620        13%      $  798,644
Boscov's                        --/--/--          192,485        27%      $  600,000
Dick's Sporting Goods           --/--/--           45,000         6%      $  450,000
Staples                      BBB+/Baa1/BBB+        20,388         3%         402,385
Roomful Express                 --/--/--           36,403         5%      $  402,072
Best Buy                     BBB+/Baa2/BBB         20,084         3%      $  369,947
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            491,359        70%      $4,159,607
---------------------------------------------------------------------------------------
Other Tenants                   Various           175,933        25%      $2,288,815
Vacant Space                      NAP              34,929         5%      $        0
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            702,221       100%      $6,448,442
---------------------------------------------------------------------------------------

                         % OF TOTAL      ANNUALIZED
                         ANNUALIZED    UNDERWRITTEN
                        UNDERWRITTEN    BASE RENT      LEASE
     TENANT NAME          BASE RENT    ($ PER NRSF)  EXPIRATION
---------------------------------------------------------------

Giant Eagle                  18%         $ 12.86    11/30/2016
Kohl's                       12%         $  9.01    01/31/2027
Boscov's                      9%         $  3.12    08/31/2026
Dick's Sporting Goods         7%         $ 10.00    01/31/2022
Staples                       6%         $ 19.74    12/31/2022
Roomful Express               6%         $ 11.05    01/31/2017
Best Buy                      6%         $ 18.42    01/31/2017
---------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE       65%         $  8.47
---------------------------------------------------------------
Other Tenants                35%         $ 13.01     Various
Vacant Space                  0%         $  0.00       NAP
---------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE      100%         $  9.18
---------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     The following table presents certain information relating to the lease rollover at the Logan Town Center Property:

                             LEASE ROLLOVER SCHEDULE

                                 AVERAGE                                       % OF TOTAL      CUMULATIVE % OF TOTAL
                            UNDERWRITTEN BASE   % OF TOTAL                  UNDERWRITTEN BASE    UNDERWRITTEN BASE
               # OF LEASES     RENT PER SF      SQUARE FEET  CUMULATIVE %   RENTAL REVENUES       RENTAL REVENUES
     YEAR        ROLLING        ROLLING          ROLLING     OF SF ROLLING     ROLLING               ROLLING
--------------------------------------------------------------------------------------------------------------------

    Vacant           1             $ 0.00               5%            5%           0%                     0%
     2008            0             $ 0.00               0%            5%           0%                     0%
     2009            0             $ 0.00               0%            5%           0%                     0%
     2010            0             $ 0.00               0%            5%           0%                     0%
     2011            3             $24.32               1%            6%           2%                     2%
     2012            2             $15.41               1%            7%           2%                     5%
     2013            1             $12.44               4%           11%           5%                    10%
     2014            0             $ 0.00               0%           11%           0%                    10%
     2015            0             $ 0.00               0%           11%           0%                    10%
     2016            6             $15.58               7%           18%          11%                    21%
     2017            6             $11.44              20%           37%          24%                    45%
2018 & Beyond        7             $ 7.99              63%          100%          55%                   100%

     ESCROWS AND RESERVES. The Logan Town Center Borrower is required to escrow
1/12 of annual insurance premiums monthly (only in event of default or if borrower fails to maintain blanket insurance policy) and 1/12 of annual real estate taxes monthly. The Logan Town Center Borrower is not currently required to escrow insurance premiums because a blanket policy of insurance is in effect.
The amounts shown are the current monthly collections. The Logan Town Center
Borrower is required to deposit with the lender $9,094 monthly, commencing on
December 1, 2010, for annual capital expenditures.

     The Additional Tenant/Contractor Deposit escrow is held by Chicago Title
Insurance Company in the amount of $500,000 and the Dispute Payment Amount escrow is held by borrower's counsel. The amounts in such escrows are to be used to fund the payment of

                                      IV-23

certain outstanding tenant improvement allowances and construction invoices for work performed during previous property ownership and for any related expenses.
The remaining Dispute Payment Amount escrow balance as of December 13, 2007 is
$1,241,216.

     Several tenants are owed reimbursement for tenant improvements, late delivery charges and/or liquidated damages from the previous owner. These tenants are currently withholding rent and common area maintenance charges in order to off-set such amounts owed to them. Other unpaid costs (including construction liens, leasing commissions, repairs and maintenance, legal and management fees, and amounts due to miscellaneous venders) are also outstanding.
On the date that the Logan Town Center Loan was assumed by the Logan Town Center
Borrower, the previous owner deposited $4,639,785 with Joseph Meyers and
Associates, P.C., to be held in escrow for the benefit of the Logan Town Center
Borrower to settle certain disputed tenant and contractor claims.

     LOCKBOX AND CASH MANAGEMENT. None.

     PROPERTY MANAGEMENT. The Logan Town Center Property is managed by AVR
Realty Company, LLC, which is an affiliate of the Logan Town Center Borrower and the Logan Town Center Loan's sponsor. The management agreement is subordinate to the Logan Town Center Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. An affiliate of the Logan
Town Center Borrower may obtain mezzanine financing, provided that, among other things, (i) no event of default is continuing, (ii) if the interest rate applicable to such mezzanine financing shall be a floating rate, the related borrower under the mezzanine financing shall have obtained and shall maintain an interest rate cap agreement, (iii) the aggregate DSCR shall be equal to or greater than 1.05x, (iv) the loan term (excluding any extension terms) of the mezzanine financing shall be co-terminous with or longer than the term of the
Logan Town Center Loan, (v) the lender with respect to the mezzanine financing shall have delivered to the holder of the Logan Town Center Loan an acceptable intercreditor agreement, and (vii) the Logan Town Center Borrower shall have delivered to the holder of the Logan Town Center Loan a rating agency confirmation of no downgrade, withdrawal or qualification of the ratings on the
REMIC certificates on account of the mezzanine financing.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Logan Town
Center Borrower may obtain financing for capital improvements, tenant improvements, or building equipment and leasing costs related solely to the
Logan Town Center Property so long as such indebtedness in the aggregate does not at any time exceed five percent (5%) of the outstanding principal balance of the Logan Town Center Loan. The Logan Town Center Borrower is also permitted to remain obligated to reimburse the obligations of Altoona City Authority, the lender under a loan in the original principal amount of $1,260,000 relating to the construction of a waterline at the Logan Town Center Property. The Logan
Town Center Borrower's reimbursement obligation is secured by a letter of credit.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Logan Town Center Loan and the
Logan Town Center Property is set forth on Appendix II to this prospectus supplement.

                                      IV-24

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                    MORTGAGE LOAN NO. 5 - TWO BUCKHEAD PLAZA
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                    MORTGAGE LOAN NO. 5 - TWO BUCKHEAD PLAZA
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                    MORTGAGE LOAN NO. 5 - TWO BUCKHEAD PLAZA
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                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          MSMCH
ORIGINAL BALANCE:              $52,000,000
CUT-OFF DATE BALANCE:          $52,000,000
SHADOW RATING (FITCH/S&P):     NAP
LOAN PURPOSE:                  Refinance
FIRST PAYMENT DATE:            November 1, 2006
INTEREST RATE:                 6.425%
AMORTIZATION:                  Interest Only
ARD:                           NAP
HYPERAMORTIZATION:             NAP
MATURITY DATE:                 October 1, 2017
EXPECTED MATURITY BALANCE:     $52,000,000
SPONSOR:                       Stafford Development Company
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               Locked out until the earlier of
                               September 25, 2011 or two years after the
                               REMIC "start-up" day, with U.S. Treasury
                               defeasance or prepayment with the greater
                               of 1% of unpaid principal balance or yield
                               maintenance thereafter. Prepayable without
                               a premium from and after April 1, 2017.
LOAN PER SF:                   $238.93
UP-FRONT RESERVES:             RE Tax:          $57,508
                               Insurance:       $10,700
                               Rent Reserve:    $75,500
ONGOING RESERVES:              RE Tax:          $14,377/month
                               Insurance:       $2,675/month
                               TI/LC:           Springing
LOCKBOX:                       Soft, Springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Mixed Use
PROPERTY SUB-TYPE:             Office/Retail
LOCATION:                      Atlanta, GA
YEAR BUILT/RENOVATED:          2006/NAP
PERCENT LEASED(1):             96.2%
SQUARE FOOTAGE:                217,639
THE COLLATERAL:                Seven-story mixed use property
OWNERSHIP INTEREST:            Fee
PROPERTY MANAGEMENT:           Stafford Properties, Inc.
3RD MOST RECENT NOI (AS OF):   NAP
2ND MOST RECENT NOI (AS OF):   NAP
MOST RECENT NOI (AS OF):       NAP
U/W NET OP. INCOME:            $4,741,600
U/W NET CASH FLOW:             $4,469,796
U/W OCCUPANCY:                 95.0%
APPRAISED VALUE:               $75,400,000
CUT-OFF DATE LTV:              69.0%
MATURITY DATE LTV:             69.0%
DSCR:                          1.32x
POST IO DSCR:                  NAP
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated November 28, 2007.

THE TWO BUCKHEAD PLAZA LOAN

     THE LOAN. The fifth largest loan (the "Two Buckhead Plaza Loan") as evidenced by the Promissory Note (the "Two Buckhead Plaza Note") is secured by a first priority fee Deed to Secure Debt, Assignment of Leases and Rents and
Security Agreement (the "Two Buckhead Plaza Mortgage") encumbering the 217,639 square foot mixed use property known as Two Buckhead Plaza, located in Atlanta,
Georgia (the "Two Buckhead Plaza Property"). The Two Buckhead Plaza Loan was
originated on September 25, 2006 by or on behalf of Morgan Stanley Mortgage
Capital Holdings LLC.

     THE BORROWER. The borrower is Stafford Plaza, LLC, a Georgia limited liability company (the "Two Buckhead Plaza Borrower") that owns no material asset other than the Two Buckhead Plaza Property and related interests. The Two
Buckhead Plaza Borrower is owned by Stafford BP, LLC (42%), CGR Realty Investors
IV, LLC (29%), and Case, Pomeroy & Company (29%). Stafford Development Company
is the sponsor of the Two Buckhead Plaza Loan. Stafford Development Company is a
second-generation family business with seven

                                     IV-27

closely held businesses and operates in five industries: real estate, equipment sales and services, hospitality, food services and healthcare.

     THE PROPERTY. The Two Buckhead Plaza Property is located in Atlanta,
Georgia, at 3050 Peachtree Road. The Two Buckhead Plaza Property was originally constructed in 2006. It consists of a 217,639 square foot, seven-story mixed use property consisting of offices, retail and restaurants. The Two Buckhead Plaza
Property is situated on approximately 2.4 acres and includes 558 parking spaces.

     The following table presents certain information relating to the major tenants at the Two Buckhead Plaza Property:

                                                                                           % OF TOTAL    ANNUALIZED
                                                                            ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                               CREDIT RATING                               UNDERWRITTEN   UNDERWRITTEN   BASE RENT       LEASE
      TENANT NAME          (FITCH/MOODY'S/S&P)(1)  TENANT NRSF  % OF NRSF  BASE RENT ($)    BASE RENT   ($ PER NRSF)  EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------

Morgan Keegan & Co, Inc.         --/--/AA-            53,926       25%      $1,164,989         25%         $21.60     09/30/2016
Regions Bank Office(2)           A+/Aa3/A+            20,586        9%      $  501,156         11%         $24.34     01/31/2017
Design Place Atlanta, LLC         --/--/--            17,969        8%      $  466,708         10%         $25.97     05/31/2017
Seasons 52                        --/--/--             9,281        4%      $  332,273          7%         $35.80     09/30/2016
Ben Carter                        --/--/--            13,916        6%      $  278,527          6%         $20.01     02/29/2012
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                               115,678       53%      $2,743,653         58%         $23.72
--------------------------------------------------------------------------------------------------------------------------------
Other Tenants                     Various             93,667       43%      $1,990,326         42%         $21.25      Various
Vacant Space                        NAP                8,294        4%      $        0          0%         $ 0.00        NAP
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                               217,639      100%      $4,733,979        100%         $22.61
--------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Includes 3,274 SF of a retail branch at $39.21 PSF expiring on September
     30, 2016.

     The following table presents certain information relating to the lease rollover at the Two Buckhead Plaza Property:

                            LEASE ROLLOVER SCHEDULE

                                      AVERAGE                                      % OF TOTAL      CUMULATIVE % OF TOTAL
                                 UNDERWRITTEN BASE    % OF TOTAL   CUMULATIVE     UNDERWRITTEN       UNDERWRITTEN BASE
                     # OF             RENT PER       SQUARE FEET     % OF SF       BASE RENTAL        RENTAL REVENUES
     YEAR       LEASES ROLLING       SF ROLLING        ROLLING       ROLLING    REVENUES ROLLING          ROLLING
--------------------------------------------------------------------------------------------------------------------

    Vacant            2                $ 0.00             4%            4%             0%                    0%
     2008             0                $ 0.00             0%            4%             0%                    0%
     2009             1                $15.00             0%            4%             0%                    0%
     2010             1                $30.00             1%            5%             1%                    1%
     2011             9                $22.07            16%           20%            16%                   17%
     2012            12                $19.81            19%           39%            17%                   34%
     2013             1                $18.50             1%           40%             1%                   35%
     2014             8                $17.25            10%           50%             8%                   43%
     2015             0                $ 0.00             0%           50%             0%                   43%
     2016             7                $24.89            33%           82%            37%                   80%
     2017             4                $24.76            18%          100%            20%                  100%
2018 & Beyond         0                $ 0.00             0%          100%             0%                  100%

     ESCROWS AND RESERVES. On the closing date, the Two Buckhead Plaza Borrower deposited with the lender $57,508 as tax funds and $10,700 as insurance funds.
The Two Buckhead Plaza Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. The amounts shown above are the current monthly collections.

     In the event that a Cash Sweep Period (as defined below) is in effect, the
Two Buckhead Plaza Borrower is required to deposit with the lender rollover funds monthly in an amount equal to the greater of (i) $9,053 or (ii) all excess cash flow, to be used for tenant improvements and leasing commissions, up to a rollover reserve cap ($400,000, if the DSCR equals or exceeds 1.00x, or
$100,000, if the DSCR is less than 1.00x) on deposit at any time. If the Trigger
Event (as defined below) occurs during the last two years of the loan term, there will be no rollover reserve cap. "Cash Sweep Period" means any period beginning upon the occurrence of a Trigger Event and ending upon the occurrence, if any, of a Termination Event (lender's determination that the Two Buckhead
Plaza Property has achieved a DSCR of 1.20x). "Trigger Event" means the occurrence of either or both of the following events: (i) if, after the expiration of the holdback period, the DSCR at any time falls below 1.10x, as determined by lender or (ii) if, at any time during the last two years of the term of the Two Buckhead Plaza Loan, tenants aggregating more than 25% of the rent at the Two Buckhead Plaza Property have given notice that

                                     IV-28

they will not renew their leases upon their expiration (and the space rented to any such tenant has not, within 30 days after such expiration date, been relet to a replacement tenant acceptable to lender pursuant to a replacement lease acceptable to lender) or, to the extent that there is no lease renewal notification date specified in any such leases, such leases are scheduled to expire prior to the maturity date. In the event that the Two Buckhead Borrower receives a lease termination fee from any tenant, it must deposit such fee with the lender as a reserve to be utilized for tenant improvements and leasing commissions.

     On the closing date, the Two Buckhead Plaza Borrower deposited with the lender $75,500 into a rent reserve fund in connection with the free rent periods provided for under two certain leases. Provided no event of default has occurred and is continuing, lender shall, after May 1, 2008, disburse to the Two Buckhead
Plaza Borrower any amount remaining in the rent reserve fund upon delivery of tenant estoppel certificates stating that such tenants are in occupancy, open for business, and paying full contractual rent under the leases.

     LOCKBOX AND CASH MANAGEMENT. A soft lockbox is in place with respect to the
Two Buckhead Plaza Loan that will spring hard upon the occurrence of certain
Trigger Events. See Escrows and Reserves for further detail.

     PROPERTY MANAGEMENT. The Two Buckhead Plaza Property is managed by Stafford
Properties, Inc., which is a wholly owned subsidiary of Stafford Development
Company. The management agreement is subordinate to the Two Buckhead Plaza Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Two Buckhead Plaza Loan and the Two Buckhead Plaza Property is set forth on Appendix II to this prospectus supplement.

                                     IV-29

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     IV-30

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                  MORTGAGE LOAN NO. 6 - CROSSROADS TOWN CENTER
--------------------------------------------------------------------------------

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                                     IV-31

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 6 - CROSSROADS TOWN CENTER
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

                                     IV-32

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 6 - CROSSROADS TOWN CENTER
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

                                     IV-33

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 6 - CROSSROADS TOWN CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                MSMCH
ORIGINAL BALANCE:                    $52,000,000
CUT-OFF DATE BALANCE:                $52,000,000
SHADOW RATING (FITCH/S&P):           NAP
LOAN PURPOSE:                        Acquisition
FIRST PAYMENT DATE:                  January 8, 2008
INTEREST RATE:                       5.930%
AMORTIZATION:                        Interest only through December 8, 2009.
                                     Principal and interest payments of
                                     $309,429.91 beginning January 8, 2010
                                     through the maturity date.
ARD:                                 December 8, 2017
HYPERAMORTIZATION:                   After the ARD, the interest rate steps up
                                     to the greater of (i) 5.93% and (ii) the
                                     Treasury Rate plus 5.0%.
MATURITY DATE:                       December 8, 2037
EXPECTED MATURITY BALANCE:           $46,092,028
SPONSOR:                             Eagle Group, LLC
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Locked out until the earlier of
                                     November 20, 2010 or two years after the
                                     REMIC "start-up" day, with U.S. Treasury
                                     defeasance thereafter. Prepayable without
                                     a premium from and after August 8, 2017.
LOAN PER SF:                         $349.44
UP-FRONT RESERVES:                   RE Tax:                     $96,011
                                     TI/LC (Outstanding Cost):   $1,255,203
                                     TI/LC (Future Costs):       $600,000
                                     Rent Holdback:              $338,606
ONGOING RESERVES:                    RE Tax:                     $32,004/month
                                     Insurance:                  Springing
                                     Cap Ex:                     Springing
                                     TI/LC:                      Springing
LOCKBOX:                             Springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Retail
PROPERTY SUB-TYPE:                   Anchored
LOCATION:                            Las Vegas, NV
YEAR BUILT/RENOVATED:                2007/NAP
PERCENT LEASED(1):                   95.9%
SQUARE FOOTAGE:                      148,808
THE COLLATERAL:                      Nine-building community retail center
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 Eagle RPM Corp.
3RD MOST RECENT NOI (AS OF):         NAP
2ND MOST RECENT NOI (AS OF):         NAP
MOST RECENT NOI (AS OF):             NAP
U/W NET OP. INCOME:                  $4,648,432
U/W NET CASH FLOW:                   $4,389,470
U/W OCCUPANCY:                       93.5%
APPRAISED VALUE:                     $69,600,000
CUT-OFF DATE LTV:                    74.7%
MATURITY DATE LTV:                   66.2%
DSCR:                                1.40x
POST IO DSCR:                        1.18x
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated November 19, 2007.

THE CROSSROADS TOWN CENTER LOAN

     THE LOAN. The sixth largest loan (the "Crossroads Town Center Loan") as evidenced by the Promissory Note (the "Crossroads Town Center Note") is secured by a first priority fee Deed of Trust and Security Agreement (the "Crossroads
Town Center Mortgage") encumbering the 148,808 square foot community retail center known as Crossroads Town Center, located in Las Vegas, Nevada (the
"Crossroads Town Center Property"). The Crossroads Town Center Loan was
originated on November 20, 2007 by or on behalf of Morgan Stanley Mortgage
Capital Holdings LLC.

                                     IV-34

     THE BORROWER. The borrower is Eagle Crossroads Center, LLC, a Delaware limited liability company (the "Crossroads Town Center Borrower") that owns no material asset other than the Crossroads Town Center Property and related interests. The Crossroads Town Center Borrower is a owned by Hillcrest Eagle,
LLC (6.95%) and 150 limited investors, none of whom owns more than 7%. Hillcrest
Eagle, LLC is a wholly-owned, direct subsidiary of The Eagle Group, the sponsor of the Crossroads Town Center Loan. The Eagle Group is a fully-integrated real estate company that owns, leases and operates its own portfolio. The principals of The Eagle Group are Scott Silver and Brian Good, who each have 50% control of the managing member.

     THE PROPERTY. The Crossroads Town Center Property is located in Las Vegas,
Nevada, at 6436-6592 North Decatur Boulevard. The Crossroads Town Center
Property was originally constructed in 2007. It consists of a 148,808 square foot, nine-building retail center. The Crossroads Town Center Property is situated on approximately 16.3 acres and includes 914 parking spaces. The
Crossroads Town Center Property is anchored by Bed, Bath & Beyond and shadow-anchored by a Wal-Mart SuperCenter.

     The following table presents certain information relating to the major tenants at the Crossroads Town Center Property:

                                                                                             % OF TOTAL    ANNUALIZED
                                                                               ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                                  CREDIT RATING                               UNDERWRITTEN  UNDERWRITTEN    BASE RENT     LEASE
       TENANT NAME           (FITCH/MOODY'S/S&P)(1)  TENANT NRSF  % OF NRSF  BASE RENT ($)   BASE RENT    ($ PER NRSF)  EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

Bed, Bath & Beyond                 --/--/BBB            29,982       20%       $  326,804         7%         $10.90     04/30/2017
L.P. Doyle, Inc. (Euphoria)         --/--/--             7,000        5%       $  316,750         7%         $45.25     06/30/2014
Euphoria Institute                  --/--/--            12,067        8%       $  289,608         6%         $24.00     07/31/2014
Bank of America                    AA/Aa1/AA+            5,167        3%       $  266,016         6%         $51.48     09/30/2027
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                  54,216       36%       $1,199,178        25%         $22.12
----------------------------------------------------------------------------------------------------------------------------------
Other Tenants                       Various             88,521       59%       $3,583,063        75%         $40.48      Various
Vacant Space                          NAP                6,071        4%       $     0.00         0%         $ 0.00        NAP
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                 148,808      100%       $4,782,241       100%         $32.14
----------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     The following table presents certain information relating to the lease rollover at the Crossroads Town Center Property:

                            LEASE ROLLOVER SCHEDULE

                                    AVERAGE                                    % OF TOTAL       CUMULATIVE % OF
                                  UNDERWRITTEN   % OF TOTAL    CUMULATIVE     UNDERWRITTEN     TOTAL UNDERWRITTEN
                     # OF        BASE RENT PER   SQUARE FEET    % OF SF        BASE RENTAL        BASE RENTAL
     YEAR       LEASES ROLLING    SF ROLLING       ROLLING      ROLLING     REVENUES ROLLING   REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------

   Vacant             4             $ 0.00            4%            4%             0%                  0%
     2008             0             $ 0.00            0%            4%             0%                  0%
     2009             0             $ 0.00            0%            4%             0%                  0%
     2010             0             $ 0.00            0%            4%             0%                  0%
     2011             0             $ 0.00            0%            4%             0%                  0%
     2012            18             $39.02           27%           31%            32%                 32%
     2013             4             $41.28            5%           36%             7%                 39%
     2014             4             $33.30           15%           51%            16%                 55%
     2015             1             $42.00            1%           52%             1%                 56%
     2016             0             $ 0.00            0%           52%             0%                 56%
     2017            12             $26.83           41%           93%            35%                 91%
2018 & Beyond         2             $46.05            7%          100%             9%                100%

     ESCROWS AND RESERVES. The Crossroads Town Center Borrower is required to escrow 1/12 of annual real estate taxes monthly. The amounts shown are the current monthly collections. Following an event of default or if any insurance premiums are not paid when due, the Crossroads Town Center Borrower is required to deposit 1/12 of the insurance premiums monthly. Following an event of default, the Crossroads Town Center Borrower is required to deposit with the lender $1,857 monthly (or such lesser amount to bring the balance in the capital expenditure funds to $44,000) for annual capital expenditures approved by the lender, if the balance of funds in the capital expenditure funds reserve is less than $44,000 on the applicable monthly payment date. In the event that the
Crossroads Town Center Borrower receives a lease termination fee from any tenant, the Crossroads Town Center Borrower shall promptly deposit such fee with the lender to be utilized for tenant improvements and leasing commissions.

                                     IV-35

     On the closing date, the Crossroads Town Center Borrower deposited with the lender $1,255,203 for tenant improvements and leasing commissions owed as of the date of the Crossroads Town Center Loan and $600,000 for future tenant improvements and leasing commissions. The Crossroads Town Center Borrower also deposited $338,606 with respect to tenants who were not open for business and paying rent as of the date of the Crossroads Town Center Loan. Further, the
Crossroads Town Center Borrower made initial deposits of tax funds. If the balance of the future tenant improvements/leasing commissions deposit falls below $600,000 (or, if a letter of credit has been posted, $500,000), the
Crossroads Town Center Borrower is required to deposit $19,675 monthly for tenant improvements and leasing commissions.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox will be established upon the occurrence of any of the following events: (i) a drop in the net cash flow from the property resulting in DSCR below 1.00x on an interest only basis, (ii) a material event of default, or (iii) the loan is not paid off in full on December
8, 2017.

     PROPERTY MANAGEMENT. The Crossroads Town Center Property is managed by
Eagle RPM Corp., which is an affiliate of the Crossroads Town Center Borrower.
The management agreement is subordinate to the Crossroads Town Center Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The beneficial owners of the
Crossroads Town Center Borrower may obtain mezzanine financing, provided that:
(i) no event of default has occurred and is continuing, (ii) the lender and mezzanine lenders have entered into an intercreditor agreement reasonably acceptable to lender, (iii) the aggregate LTV immediately following the closing of the mezzanine loan shall be no greater than 80% based on the appraised value of the Crossroads Town Center Property, and (iv) the combined DSCR immediately following the closing of the permitted mezzanine debt is not less than 1.20x.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. The Crossroads Town Center Borrower may obtain the release of individual parcels through a partial defeasance, provided that certain conditions are met, including: (i) no event of default shall have occurred and be continuing, (ii) the principal amount of the note to be defeased is equal to 120% of the allocated amount for the release parcel, (iii) the DSCR following the release is no less than the greater of (A) 1.10x, or (B) the DSCR immediately prior to the partial release, and (iv) the LTV ratio following the release is no greater than the lesser of (A) 80% or (B) the LTV ratio immediately prior to the partial release.

     Certain additional information regarding the Crossroads Town Center Loan and the Crossroads Town Center Property is set forth on Appendix II to this prospectus supplement.

                                      IV-36

--------------------------------------------------------------------------------
                         MORTGAGE LOAN NO. 7 - TOWER 17
--------------------------------------------------------------------------------

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                                      IV-37

--------------------------------------------------------------------------------
                         MORTGAGE LOAN NO. 7 - TOWER 17
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      IV-38

--------------------------------------------------------------------------------
                         MORTGAGE LOAN NO. 7 - TOWER 17
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER:           NCCI
ORIGINAL BALANCE(1):            $38,300,000
CUT-OFF DATE BALANCE(1):        $38,300,000
SHADOW RATING (FITCH/S&P):      NAP
LOAN PURPOSE:                   Acquisition
FIRST PAYMENT DATE:             August 11, 2007
INTEREST RATE:                  6.000%
AMORTIZATION:                   Interest Only
ARD:                            NAP
HYPERAMORTIZATION:              NAP
MATURITY DATE(1):               July 11, 2012
EXPECTED MATURITY BALANCE(1):   $38,300,000
SPONSOR:                        Rockwood VII REIT, Inc.
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Prepayment is permitted with a premium of the
                                greater of 1% of unpaid principal balance or
                                Yield Maintenance. Prepayable without a premium
                                from and after January 11,
                                2012.
LOAN PER SF:                    $165.37
UP-FRONT RESERVES:              RE Tax:                 $287,796
                                Insurance:              $62,800
                                TI/LC:                  $1,750,000
                                Debt Service Reserve:   $800,000
ONGOING RESERVES:               RE Tax:                 $71,949/month
                                Insurance:              $5,708/month
                                Cap Ex:                 Springing
LOCKBOX:                        Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset
PROPERTY TYPE:                  Office
PROPERTY SUB-TYPE:              Suburban
LOCATION:                       Irvine, CA
YEAR BUILT/RENOVATED:           1987/2006
PERCENT LEASED(2):              71.6%
SQUARE FOOTAGE:                 231,598
THE COLLATERAL:                 17-story Class A office tower
OWNERSHIP INTEREST:             Fee
PROPERTY MANAGEMENT:            The Muller Company
3RD MOST RECENT NOI (AS OF):    $4,031,426      (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF):    $4,185,135      (TTM 12/31/2005)
MOST RECENT NOI (AS OF):        $3,012,312      (TTM 12/31/2006)
U/W NET OP. INCOME:             $6,190,875
U/W NET CASH FLOW:              $5,913,525
U/W OCCUPANCY:                  92.0%
APPRAISED VALUE:                $107,500,000
CUT-OFF DATE LTV(1):            35.6%
MATURITY DATE LTV(1):           35.6%
DSCR(1) (3):                    2.54x
POST IO DSCR:                   NAP
--------------------------------------------------------------------------------

(1)  The subject $38,300,000 loan represents an approximate 48.6% senior interest in a $78,750,000 loan. All LTV, DSCR and Loan per SF numbers in this table are based on the $38,300,000 senior financing.

(2)  Percent Leased is based on the rent roll dated November 12, 2007.

(3)  The DSCR based on as-is cash flows and an interest only basis is 1.27x for the subject loan.

THE TOWER 17 LOAN

     THE LOAN. The seventh largest loan (the "Tower 17 Loan") as evidenced by the Promissory Note (the "Tower 17 Note") is secured by a first priority fee
Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture
Filing (the "Tower 17 Mortgage") encumbering the 231,598 square foot, 17-story,
Class A office building known as Tower 17, located in Irvine, California (the
"Tower 17 Property"). The Tower 17 Loan was originated on June 29, 2007 by or on behalf of Nomura Credit & Capital Inc.

     THE BORROWER. The borrower is Mullrock Tower 17 Fee, LLC, a Delaware limited liability company (the "Tower 17 Borrower") that owns no material asset other than the Tower 17 Property and related interests. The Tower 17 Borrower is
100% owned by Mullrock 4, LLC, which is 95% owned by Mullrock 4 REIT Sub, LLC and 5% owned by Muller-Rock 4, LLC. Mullrock 4 REIT Sub, LLC is 100% owned by
Rockwood VII REIT, Inc., the sponsor of the Tower 17 Loan. The Tower 17 Borrower is a joint venture between entities ultimately owned by Rockwood Capital and The
Muller Company. Rockwood Capital is a private real estate investment company that currently

                                      IV-39

manages more than $2.7 billion of equity commitments and has invested in all types of real estate including urban and suburban office, research and development, biotech, data center, neighborhood and regional retail, urban and suburban hotel, apartment, condominium, resort and single family properties. The
Muller Company is a full-service real estate development, management and investment company that has acquired and managed over 12 million square feet of office, industrial and retail real estate throughout the Western U.S., valued at over $2.5 billion.

     THE PROPERTY. The Tower 17 Property is located in Irvine, California, at
18881 Von Karman Avenue. The Tower 17 Property is located at the corner of Von
Karman Avenue and Martin Street and near the John Wayne Airport, in Irvine,
California. The Tower 17 Property was originally constructed in 1987 and renovated in 2006. It consists of a 17-story, 231,598 square foot, Class A office building. The property is a circular designed building constructed to the highest quality institutional standard that features white Georgia marble and silver reflective glass with highly polished stainless steel accents. The property features amenities such as a courtyard area popular for meetings and lunches. The building won the Building Owner's and Managers Association (BOMA)
award in 1996. The improvements are situated on a 2.86 acre parcel and include
973 parking spaces.

     The following table presents certain information relating to the major tenants at the Tower 17 Property:

                                                                                          % OF TOTAL    ANNUALIZED
                                                                             ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                                    CREDIT RATING      TENANT              UNDERWRITTEN   UNDERWRITTEN  BASE RENT        LEASE
        TENANT NAME               (FITCH/MOODY'S/S&P)   NRSF    % OF NRSF  BASE RENT ($)   BASE RENT    ($ PER NRSF)  EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

Yellow Book Sales 8 Distribution        --/--/--        23,874      10%      $  579,614        13%      $24.28          Various(1)
GSA/Trans Safety Board                  --/--/--        13,866       6%      $  530,496        12%      $38.26          09/02/2009
Sperry Van Ness                         --/--/--        15,568       7%      $  364,751         8%      $23.43          01/31/2011
Aleshire & Wynder                       --/--/--         8,645       4%      $  299,872         7%      $34.69          12/31/2012
Comppartners, Inc.                      --/--/--        11,468       5%      $  290,344         6%      $25.32          09/30/2008
Ascendiant Capita                       --/--/--         8,998       4%      $  236,676         5%      $26.30          08/31/2009
Lee Bazzo & Nishi                       --/--/--         7,254       3%      $  188,206         4%      $25.95          01/31/2008
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                  89,673      39%      $2,489,959        55%      $27.77
----------------------------------------------------------------------------------------------------------------------------------
Other Tenants                            Various        76,052      33%      $2,055,029        45%      $27.02           Various
Vacant Space                               NAP          65,873      28%      $        0         0%      $ 0.00             NAP
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                 231,598     100%      $4,544,988       100%      $27.42
----------------------------------------------------------------------------------------------------------------------------------

(1)  For Yellow Book Sales 8 Distribution, 13,866 square feet expires on March
     31, 2009 and 10,008 square feet expires on November 30, 2011.

     The following table presents certain information relating to the lease rollover at the Tower 17 Property:

                             LEASE ROLLOVER SCHEDULE

                                  AVERAGE                                     % OF TOTAL         CUMULATIVE % OF TOTAL
                             UNDERWRITTEN BASE   % OF TOTAL                   UNDERWRITTEN BASE    UNDERWRITTEN BASE
                # OF LEASES      RENT PER SF    SQUARE FEET  CUMULATIVE % OF  RENTAL REVENUES       RENTAL REVENUES
     YEAR        ROLLING          ROLLING         ROLLING      SF ROLLING        ROLLING                 ROLLING
----------------------------------------------------------------------------------------------------------------------

    Vacant            13           $ 0.00            28%            28%                0%                      0%
     2008             13           $26.36            20%            48%               27%                     27%
     2009              9           $28.35            24%            72%               34%                     61%
     2010              2           $31.84             2%            74%                4%                     65%
     2011              9           $25.42            21%            95%               27%                     92%
     2012              2           $34.11             5%           100%                8%                    100%
     2013              0           $ 0.00             0%           100%                0%                    100%
     2014              0           $ 0.00             0%           100%                0%                    100%
     2015              0           $ 0.00             0%           100%                0%                    100%
     2016              0           $ 0.00             0%           100%                0%                    100%
     2017              0           $ 0.00             0%           100%                0%                    100%
 2018 & Beyond         0           $ 0.00             0%           100%                0%                    100%

     ESCROWS AND RESERVES. The Tower 17 Borrower is required to escrow 1/12 of annual real estate taxes and 1/12 of annual insurance premiums monthly. The amounts shown are the current monthly collections. At loan closing, the Tower 17
Borrower deposited $1,750,000 into an escrow account for tenant improvements and leasing commissions, $800,000 into an escrow account as an Debt Service Reserve, and initial deposits for tax and insurance. Funds shall be applied toward the monthly debt service payment based on the following "Release Conditions": (i) no event of default and (ii) no more than one application per month in an amount not to exceed $70,000.

                                      IV-40

Once the Underwritten Net Cashflow supports a 1.10x DSCR based on the actual loan constant (exclusive of the Debt Service Reserve) for two consecutive quarters, any remaining funds in the Debt Service Reserve will be released to the Tower 17 Borrower. Upon the occurrence and continuation of an event of default, the Tower 17 Borrower shall escrow 1/12 of $0.20 per square foot of gross leasable square footage of the Tower 17 Property for replacements and repairs.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Tower 17 Loan.

     PROPERTY MANAGEMENT. The Tower 17 Property is managed by The Muller
Company, which is an affiliate of the Tower 17 Borrower and the Tower 17 Loan
Sponsor. The management agreement is subordinate to the Tower 17 Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Tower 17
Loan is senior to a $10,000,000 B-1 Note, $10,000,000 B-2 Note, and $20,450,000
B-3 Note. The B-1 Note may spring to pari passu to the Tower 17 Note if the mortgaged property supports a 1.15x DSCR on the combined A-Note and B-1 Note loan balance, based on a 30 year amortization basis based on net operating income for the trailing 12 months. The Tower 17 Note, B-1 Note, B-2 Note, and
B-3 Note are governed by an intercreditor agreement and will be serviced pursuant to the terms of the pooling and servicing agreement. The DSCR based on as-is cash flows and a 30-year amortization is 1.07x for the subject loan.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Tower 17 Loan and the Tower 17
Property is set forth on Appendix II to this prospectus supplement.

                                      IV-41

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                                      IV-42

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             MORTGAGE LOAN NO. 8 - COMFORT INN & SUITES - SEA WORLD
--------------------------------------------------------------------------------

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                                      IV-43

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             MORTGAGE LOAN NO. 8 - COMFORT INN & SUITES - SEA WORLD
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                                      IV-44

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             MORTGAGE LOAN NO. 8 - COMFORT INN & SUITES - SEA WORLD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                NCCI
ORIGINAL BALANCE:                    $30,000,000
CUT-OFF DATE BALANCE:                $30,000,000
SHADOW RATING (FITCH/S&P):           NAP
LOAN PURPOSE:                        Refinance
FIRST PAYMENT DATE:                  September 11, 2007
INTEREST RATE:                       6.550%
AMORTIZATION:                        Interest only through August 11, 2010.
                                     Principal and interest payments of
                                     $190,607.96 beginning September 11, 2010
                                     through the maturity date.
ARD:                                 NAP
HYPERAMORTIZATION:                   NAP
MATURITY DATE:                       August 11, 2017
EXPECTED MATURITY BALANCE:           $27,429,806
SPONSOR:                             Somahari I, LLC
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Locked out until the earlier of July 12,
                                     2010 or two years after the REMIC
                                     "start-up" day, with U.S. Treasury
                                     defeasance thereafter. Prepayable without
                                     a premium from and after May 11, 2017.
LOAN PER ROOM:                       $138,888.89
UP-FRONT RESERVES:                   RE Tax:                 $55,000
                                     Deferred Maintenance:   $1,563
ONGOING RESERVES:                    RE Tax:                 Springing
                                     Insurance:              Springing
                                     FF&E(1):                4% of annual gross
                                                             revenue per month
LOCKBOX:                             Springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Hospitality
PROPERTY SUB-TYPE:                   Limited Service
LOCATION:                            San Diego, CA
YEAR BUILT/RENOVATED:                1968/2007
PERCENT OCCUPIED(2):                 79.6%
ROOMS:                               216
THE COLLATERAL:                      216-room, limited service hotel
OWNERSHIP INTEREST:                  Leasehold
PROPERTY MANAGEMENT:                 Tarsadia Hotels
3RD MOST RECENT NOI (AS OF):         $2,300,000              (TTM 12/31/2005)
2ND MOST RECENT NOI (AS OF):         $2,848,000              (TTM 12/31/2006)
MOST RECENT NOI (AS OF):             $2,904,000              (TTM 05/31/2007)
U/W NET OP. INCOME:                  $3,097,837
U/W NET CASH FLOW:                   $2,827,278
U/W OCCUPANCY:                       81.3%
APPRAISED VALUE:                     $40,200,000
CUT-OFF DATE LTV:                    74.6%
MATURITY DATE LTV:                   68.2%
DSCR:                                1.42x
POST IO DSCR:                        1.24x
--------------------------------------------------------------------------------

(1)  The borrower is not required to make monthly deposits, so long as the balance of the FF&E Reserve equals or exceeds $300,000, and so long as no event of default or lockbox trigger event exists (any event of default or the DSCR falls below 1.05x on an amortized basis in any period of January 1 through June 30, or July 1 through December 31, in a calendar year).

(2)  Percent Leased is based on the STR report dated September 30, 2007.

THE COMFORT INN & SUITES - SEA WORLD LOAN

     THE LOAN. The eighth largest loan (the "Comfort Inn & Suites - Sea World
Loan") as evidenced by the Promissory Note (the "Comfort Inn & Suites - Sea
World Note") is secured by a first priority Leasehold Deed of Trust, Security
Agreement and Assignment of Leases and Rents and Fixture Filing (the "Comfort
Inn & Suites - Sea World Mortgage") encumbering the 216-room hotel known as
Comfort Inn & Suites - Sea World, located in San Diego, California (the "Comfort
Inn & Suites - Sea World Property"). The Comfort Inn & Suites - Sea World Loan
was originated on July 12, 2007 by or on behalf of Nomura Credit & Capital, Inc.

                                     IV-45

     THE BORROWER. The borrower is Somahari I, LLC, a Delaware limited liability company (the "Comfort Inn & Suites - Sea World Borrower") that owns no material asset other than the Comfort Inn & Suites - Sea World Property and related interests. Comfort Inn & Suites - Sea World is operated by Tarsadia Hotels, an affiliate of the Comfort Inn & Suites - Sea World Borrower, an Orange County, CA
based hospitality investment firm whose principals own and operate approximately
20 hotels primarily in California, Arizona, and Nevada.

     THE PROPERTY. The Comfort Inn & Suites - Sea World Property is located in
San Diego, California, at 2201 Hotel Circle South. The Comfort Inn & Suites -
Sea World Property was originally constructed in 1968 and renovated in 2007. It consists of a 216-room, limited service hotel. Hotel amenities include an outdoor pool, whirlpool, kid's pool, barbeque area, breakfast dining area, and guest laundry room. The property is located in Hotel Circle within the greater
San Diego market, which is one of San Diego's most established and currently top performing submarkets. The property is located within close proximity to San
Diego's leading demand generators including Qualcomm Stadium, Old Town San
Diego, the San Diego Zoo, SeaWorld San Diego and the Gaslamp District.

            SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR(1)

          COMPETITIVE SET           SUBJECT PROPERTY        PENETRATION FACTOR
      ------------------------  ------------------------  -----------------------
      PERCENT                   PERCENT                   PERCENT
YEAR  LEASED     ADR    REVPAR  LEASED     ADR    REVPAR  LEASED    ADR    REVPAR
---------------------------------------------------------------------------------

2005   72.4%   $102.92  $74.49   76.4%   $ 97.88  $74.76   105.5%   95.1%  100.4%
2006   76.9%   $106.68  $82.02   78.7%   $107.04  $84.20   102.3%  100.3%  102.7%
2007   78.6%   $113.66  $89.39   79.6%   $111.57  $88.80   101.3%   98.2%   99.3%

(1)  The above table is based on the STR report dated September 30, 2007.

     ESCROWS AND RESERVES. The Comfort Inn & Suites - Sea World Property
Borrower shall be required to escrow 1/12 of estimated annual real estate taxes and 1/12 of estimated annual insurance premiums upon the occurrence and continuance of a trigger event, defined as (a) any monetary event of default, or
(b) the property cashflows fall below a 1.05x DSCR on an amortized basis in any period of January 1 through June 30, or July 1 through December 31, or (c) the
Comfort Inn & Suites - Sea World Borrower fails to maintain the blanket insurance policy or to provide proof of timely payment of taxes. The Comfort Inn
& Suites - Sea World Borrower is also required to deposit with the lender a furniture, fixtures, and equipment replacement reserve (the "FF&E Reserve") in the amount of 4% of gross revenue per month. So long as the balance of the FF&E
Reserve equals or exceeds $300,000 and so long as no event of default or lockbox trigger event exists (any event of default or the DSCR falls below 1.05x on an amortized basis in any period of January 1 through June 30, or July 1 through
December 31, in a calendar year), the borrower is not required to make monthly deposits. At closing, the Comfort & Inn Suites - Sea World Borrower deposited
$1,563 for deferred maintenance and $55,000 for taxes.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox will be established upon the occurrence of any of the following events: (a) any monetary event of default, or
(b) the property cashflows fall below a 1.05x DSCR on an amortized basis in any period of January 1 through June 30, or July 1 through December 31. The lockbox will be in place until the earlier of (i) the Comfort Inn & Suites - Sea World
Loan has been paid in full, (ii) six months after the event of default has been cured by the Comfort Inn & Suites - Sea World Borrower and (iii) the related lender waives the event of default.

     PROPERTY MANAGEMENT. The Comfort Inn & Suites - Sea World Property is
managed by Tarsadia Hotels, which is an affiliate of the Comfort Inn & Suites -
Sea World Borrower and the Comfort Inn & Suites - Sea World Property's operator.
The management agreement is subordinate to the Comfort Inn & Suites - Sea World
Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The Comfort Inn & Suites -
Sea World Borrower may incur future mezzanine indebtedness subject to certain conditions, but not limited to: (i) no event of default exists, (ii) combined
LTV of not more than 75%, (iii) combined DSCR of 1.20x or more and (iv)
execution and delivery of an intercreditor agreement.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Comfort Inn & Suites - Sea
World Loan and the Comfort Inn & Suites - Sea World Property is set forth on
Appendix II to this prospectus supplement.

                                     IV-46

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              MORTGAGE LOAN NO. 9 - MARKET SQUARE SHOPPING CENTER
--------------------------------------------------------------------------------

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                                     IV-47

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              MORTGAGE LOAN NO. 9 - MARKET SQUARE SHOPPING CENTER
--------------------------------------------------------------------------------

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                                     IV-48

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              MORTGAGE LOAN NO. 9 - MARKET SQUARE SHOPPING CENTER
--------------------------------------------------------------------------------

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                                     IV-49

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              MORTGAGE LOAN NO. 9 - MARKET SQUARE SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          MSMCH
ORIGINAL BALANCE:              $24,300,000
CUT-OFF DATE BALANCE:          $24,300,000
SHADOW RATING (FITCH/S&P):     NAP
LOAN PURPOSE:                  Refinance
FIRST PAYMENT DATE:            November 8, 2007
INTEREST RATE:                 6.010%
AMORTIZATION:                  Interest only through October 8, 2012.
                               Principal and interest payments of
                               $145,847.04 beginning November 8, 2012
                               through the maturity date.
ARD:                           NAP
HYPERAMORTIZATION:             NAP
MATURITY DATE:                 October 8, 2017
EXPECTED MATURITY BALANCE:     $22,765,633
SPONSORS:                      C.R. Bailey, Jr., Marvin Oursler, and
                               George Stewart
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               Locked out until the earlier of October 1,
                               2011 or two years after the REMIC
                               "start-up" day, with U.S. Treasury
                               defeasance or prepayment with the greater
                               of 1% of unpaid principal balance or yield
                               maintenance premium thereafter. Prepayable
                               without a premium from and after July 8,
                               2017.
LOAN PER SF:                   $212.58
UP-FRONT RESERVES:             RE Tax:         $28,694
                               Insurance:      $17,087
                               Hot Licks TI:   $61,415
                               Verizon TI:     $26,158
ONGOING RESERVES:              RE Tax:         $14,347/month
                               Insurance:      $2,441/month
                               Cap Ex:         Springing
                               TI/LC:          Springing
LOCKBOX:                       Springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Retail
PROPERTY SUB-TYPE:             Anchored
LOCATION:                      Prince Frederick, MD
YEAR BUILT/RENOVATED:          2007/NAP
PERCENT LEASED(1):             100.0%
SQUARE FOOTAGE:                114,311
THE COLLATERAL:                Eight-building regional shopping center
OWNERSHIP INTEREST:            Fee
PROPERTY MANAGEMENT:           Marrick Properties, Inc.
3RD MOST RECENT NOI (AS OF):   NAP
2ND MOST RECENT NOI (AS OF):   NAP
MOST RECENT NOI (AS OF):       $1,688,512 (T-8 08/31/2007 Annualized)
U/W NET OP. INCOME:            $2,063,115
U/W NET CASH FLOW:             $1,952,020
U/W OCCUPANCY:                 95.0%
APPRAISED VALUE:               $31,500,000
CUT-OFF DATE LTV:              77.1%
MATURITY DATE LTV:             72.3%
DSCR:                          1.32x
POST IO DSCR:                  1.12x
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated August 1, 2007.

THE MARKET SQUARE SHOPPING CENTER LOAN

     THE LOAN. The ninth largest loan (the "Market Square Shopping Center Loan")
as evidenced by the Promissory Note (the "Market Square Shopping Center Note")
is secured by a first priority fee Indemnity Deed of Trust and Security
Agreement (the "Market Square Shopping Center Mortgage") encumbering the 114,311 square foot regional shopping center known as Market Square Shopping Center, located in Prince Frederick, Maryland (the "Market Square Shopping Center
Property"). The Market Square Shopping Center Loan was originated on September
26, 2007 by or on behalf of Morgan Stanley Mortgage Capital Holdings LLC.

                                     IV-50

     THE BORROWER. The borrower is Market Square Retail Center SPE LLC, a
Maryland limited liability company (the "Market Square Shopping Center
Borrower") that owns no material asset other than the Market Square Shopping
Center Property and related interests. The Market Square Shopping Center
Borrower is owned by Market Square Retail Center LLC (the property owner and the
Market Square Shopping Center Mortgage guarantor), which in turn is majority-owned by C.R. Bailey, Jr., Marvin Oursler and George Stewart, the
sponsors of the Market Square Shopping Center Loan. The sponsors are partners in
Marrick Properties, Inc., a local commercial and residential developer that owns and manages over 400,000 square feet of commercial and retail space in Calvert and surrounding Maryland counties, including the recently completed Market
Square Shopping Center, 120,000 square feet of retail, and 60,000 square feet of office space.

     THE PROPERTY. The Market Square Shopping Center Property was constructed in
2007 and is located in Prince Frederick, Maryland, at Solomons Island Road and
Stoakley Road, in the Washington-Baltimore metropolitan area. The Market Square
Shopping Center Property is situated on approximately 18.9 acres and consists of a 114,311 square foot shopping center with 8 one-story buildings and 512 parking spaces. The anchor spaces range from 15,063 to 19,920 square feet; in-line spaces range from 1,457 to 5,775 square feet; and the out parcels range from
2,700 to 13,824 square feet. The Market Square Shopping Center Property is anchored by Office Depot, Petco and Nick's Gourmet (a specialty local food market). Annualized sales for Nick's Gourmet since opening in February 2007 are running $496 per square foot, and occupancy costs for this anchor tenant are less than 3.5% of sales.

     The following table presents certain information relating to the major tenants at the Market Square Shopping Center Property:

                                                                                     % OF TOTAL    ANNUALIZED
                                                                      ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                            CREDIT RATING        TENANT              UNDERWRITTEN   UNDERWRITTEN   BASE RENT      LEASE
     TENANT NAME        (FITCH/MOODY'S/S&P)(1)    NRSF    % OF NRSF  BASE RENT ($)    BASE RENT   ($ PER NRSF)  EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

Eckerd/Rite Aid                 B-/B3/B           13,824      12%       $  304,128        13%         $22.00    03/03/2025
Office Depot                  --/Baa3/BBB-        19,920      17%       $  283,860        12%         $14.25    11/09/2016
Petco                           --/B2/B           16,000      14%       $  240,000        11%         $15.00    01/31/2017
Nick's Gourmet                  --/--/--          15,063      13%       $  195,819         9%         $13.00    01/31/2017
WaWa                            --/--/--           5,740       5%       $  175,000         8%         $30.49    06/30/2015
Mamma Lucia's                   --/--/--           5,775       5%       $  138,600         6%         $24.00    01/31/2017
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            76,322      67%       $1,337,407        59%         $17.52
---------------------------------------------------------------------------------------------------------------------------
Other Tenants                   Various           37,989      33%       $  946,467        41%         $24.91      Various
Vacant Space                      NAP                  0       0%       $        0         0%         $ 0.00        NAP
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           114,311     100%       $2,283,874       100%         $19.98
---------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     The following table presents certain information relating to the lease rollover at the Market Square Shopping Center Property:

                             LEASE ROLLOVER SCHEDULE

                                AVERAGE                                       % OF TOTAL      CUMULATIVE % OF TOTAL
                            UNDERWRITTEN BASE  % OF TOTAL                  UNDERWRITTEN BASE    UNDERWRITTEN BASE
               # OF LEASES     RENT PER SF     SQUARE FEET   CUMULATIVE %   RENTAL REVENUES      RENTAL REVENUES
     YEAR       ROLLING          ROLLING         ROLLING    OF SF ROLLING     ROLLING               ROLLING
-------------------------------------------------------------------------------------------------------------------

    Vacant           0             $ 0.00             0%             0%               0%                   0%
     2008            0             $ 0.00             0%             0%               0%                   0%
     2009            0             $ 0.00             0%             0%               0%                   0%
     2010            0             $ 0.00             0%             0%               0%                   0%
     2011            1             $24.50             2%             2%               3%                   3%
     2012            9             $24.51            21%            23%              25%                  28%
     2013            0             $ 0.00             0%            23%               0%                  28%
     2014            0             $ 0.00             0%            23%               0%                  28%
     2015            2             $30.21             7%            30%              11%                  39%
     2016            2             $16.02            22%            52%              17%                  57%
     2017            5             $16.67            36%            88%              30%                  87%
2018 & Beyond        1             $22.00            12%           100%              13%                 100%

                                      IV-51

     ESCROWS AND RESERVES. The Market Square Shopping Center Borrower is
required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. The amounts shown are the current monthly collections. Upon the occurrence and continuance of an event of default, the Market Square Shopping
Center Borrower is required to deposit $1,256 monthly into a capital expenditure reserve. The lender may also require an increase in the capital expenditure monthly deposit if it determines from time to time, based on its inspections, that the current amount of such deposit (if any) is insufficient to fund the cost of likely replacements and related contingencies that may arise over the remaining term of the Market Square Shopping Center Loan. Additionally, upon the occurrence and continuance of both an event of default and a cash sweep period
(see below), the Market Square Shopping Center Borrower is required to deposit
$8,097 monthly into a tenant improvement/leasing commission ("TI/LC") reserve.

     On the closing date, the Market Square Shopping Center Borrower deposited with lender $87,573 associated with two certain new tenants at the Market Square
Shopping Center Property. The reserves will be released upon receipt of estoppels stating that the tenants are in occupancy, open for business, and paying full rent, and tenant improvement allowances payable to tenants have been paid in full.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox will be established upon notice of non-renewal of, or the failure to renew, a space lease with an anchor tenant
(Nick's Gourmet, Petco or Office Depot). The "cash sweep period" shall continue until (a) a new tenant acceptable to the lender enters into a lease with the
Market Square Shopping Center Borrower or borrower's parent for the space previously leased by such anchor tenant; and (b) such new tenant is in occupancy, open for business and paying full contract rent.

     PROPERTY MANAGEMENT. The Market Square Shopping Center Property is managed by Marrick Properties, Inc., which is an affiliate of the Market Square Shopping
Center Loan's sponsors. The management agreement is subordinate to the Market
Square Shopping Center.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Market Square Shopping Center
Loan and the Market Square Shopping Center Property is set forth on Appendix II to this prospectus supplement.

                                     IV-52

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             MORTGAGE LOAN NO. 10 - WEINSTEIN ABBINGTON CROSSING I
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                                     IV-53

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             MORTGAGE LOAN NO. 10 - WEINSTEIN ABBINGTON CROSSING I
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                                     IV-54

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             MORTGAGE LOAN NO. 10 - WEINSTEIN ABBINGTON CROSSING I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                NCCI
ORIGINAL BALANCE:                    $23,200,000
CUT-OFF DATE BALANCE:                $23,200,000
SHADOW RATING (FITCH/S&P):           NAP
LOAN PURPOSE:                        Refinance
FIRST PAYMENT DATE:                  December 11, 2007
INTEREST RATE:                       5.730%
AMORTIZATION:                        Interest only through November 11, 2010.
                                     Principal and interest payments of
                                     $135,094.28 beginning December 11, 2010
                                     through the maturity date.
ARD:                                 NAP
HYPERAMORTIZATION:                   NAP
MATURITY DATE:                       November 11, 2017
EXPECTED MATURITY BALANCE:           $20,885,665
SPONSOR:                             Marcus M. Weinstein
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Locked out until the earlier of November 7,
                                     2011 or two years after the REMIC
                                     "start-up" day, with U.S. Treasury
                                     defeasance thereafter. Prepayment is
                                     permitted from and after December 11, 2016
                                     until May 11, 2017, with a premium of 1%
                                     of the principal amount being prepaid.
                                     Prepayable without a premium from and after
                                     June 11, 2017.
LOAN PER UNIT:                       $88,549.62
UP-FRONT RESERVES:                   RE Tax:      $75,867
                                     Insurance:   $17,700
ONGOING RESERVES:                    RE Tax:      $10,838/month
                                     Insurance:   $2,950/month
                                     Cap Ex:      $4,367/month
LOCKBOX:                             None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Multifamily
PROPERTY SUB-TYPE:                   Garden
LOCATION:                            Charlottesville, VA
YEAR BUILT/RENOVATED:                1984/2005
PERCENT LEASED(1):                   95.4%
UNITS:                               262
THE COLLATERAL:                      262-unit garden-style community with 29
                                     buildings
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 Weinstein Management Co., Inc.
3RD MOST RECENT NOI (AS OF):         $1,543,672   (TTM 12/31/2005)
2ND MOST RECENT NOI (AS OF):         $1,760,573   (TTM 12/31/2006)
MOST RECENT NOI (AS OF):             $1,907,499   (TTM 10/31/2007)
U/W NET OP. INCOME:                  $2,018,106
U/W NET CASH FLOW:                   $1,965,706
U/W OCCUPANCY:                       92.0%
APPRAISED VALUE:                     $34,000,000
CUT-OFF DATE LTV:                    68.2%
MATURITY DATE LTV:                   61.4%
DSCR:                                1.46x
POST IO DSCR:                        1.21x
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated September 30, 2007.

THE WEINSTEIN ABBINGTON CROSSING I LOAN

     THE LOAN. The tenth largest loan (the "Weinstein Abbington Crossing I
Loan") as evidenced by the Promissory Note (the "Weinstein Abbington Crossing I
Note") is secured by a first priority fee Amended and Restated Deed of Trust,
Security Agreement and Assignment of Leases and Rents (the "Weinstein Abbington
Crossing I Mortgage") encumbering the 262-unit multifamily property known as
Weinstein Abbington Crossing I, located in Charlottesville, Virginia (the
"Weinstein Abbington Crossing I Property"). The Weinstein Abbington Crossing I
Loan was originated on November 7, 2007 by or on behalf of Nomura Credit &
Capital, Inc.

                                     IV-55

     THE BORROWER. The borrower is Abbington Crossing I, LLC, a Virginia limited liability company (the "Weinstein Abbington Crossing I Borrower"), that owns no material asset other than the Weinstein Abbington Crossing I Property and related interests. The Weinstein Abbington Crossing I Borrower is controlled by
Marcus M. Weinstein, the sponsor of the Weinstein Abbington Crossing I Loan.
Weinstein Associates is the Managing Member with a 40% interest. M&M Company, which is an entity partly comprising Weinstein Associates, has a 50% interest in
Weinstein Associates, and Marcus Weinstein is the General Partner of Weinstein
Associates.

     THE PROPERTY. The Weinstein Abbington Crossing I Property is located in
Charlottesville, Virginia, at 1000 Old Brook Road. The Weinstein Abbington
Crossing I Loan Property is located approximately three miles northeast of downtown Charlottesville and 3 1/2 miles northeast of the University of
Virginia. The Weinstein Abbington Crossing I Property was originally constructed in 1984 and renovated in 2005. It consists of 29 two- and three-story, multifamily buildings with 262 units, which is the first phase of a three-phase apartment community complex with a total of 468 units (Phases 2 and 3 are not a part of the collateral for the Weinstein Abbington Crossing I Loan). The complex consists of a total of 468 two- and three-story garden and townhouse apartments spread out over 38 acres. Project amenities, which the three phases share, include a clubhouse, fitness center, pool, tennis courts, and playground all of which are located in Phase I. The Weinstein Abbington Crossing I Property is
situated on approximately 14.1 acres and includes 448 parking spaces.

                          NUMBER     PERCENT    AVERAGE SF   AVERAGE MONTHLY   AVERAGE MONTHLY
       UNIT TYPE         OF UNITS   LEASED(1)    PER UNIT     RENT PER UNIT      RENT PER SF
----------------------------------------------------------------------------------------------

1-Bedroom                   82        92.7%         748          $  823             $1.10
2-Bedroom                   96        93.8%         934          $  914             $0.98
3-Bedroom                   84       100.0%       1,155          $1,007             $0.87
----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE     262        95.4%         947          $  915             $0.97
----------------------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated September 30, 2007.

     ESCROWS AND RESERVES. The Weinstein Abbington Crossing I Borrower is
required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. The amount shown is the current monthly collection. The Weinstein
Abbington Crossing I Borrower is also required to escrow ongoing monthly deposits for capital expenditures in the amount of $4,367.

     LOCKBOX AND CASH MANAGEMENT. None.

     PROPERTY MANAGEMENT. The Weinstein Abbington Crossing I Property is managed by Weinstein Management Co., Inc., which is an affiliate of the Weinstein
Abbington Crossing I Borrower and Marcus M. Weinstein, the Weinstein Abbington
Crossing I Loan's sponsor. The management agreement is subordinate to the
Weinstein Abbington Crossing I Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Weinstein Abbington Crossing I
Loan and the Weinstein Abbington Crossing I Property is set forth on Appendix II to this prospectus supplement.

                                     IV-56

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX V
                                   ----------

------------
                                                                                          -----------------------------------------
[LOGO] WELLS                                                                              For Additional Information please contact
       FARGO                                 MORGAN STANLEY CAPITAL I INC.                        CTSLink Customer Service
                                                                                                       1-866-846-4526
------------                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available @ www.ctslink.com/cmbs
                                                   SERIES 2007-HQ13                       -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                   PAYMENT DATE:                 01/17/2008
8480 STAGECOACH CIRCLE                                                                     RECORD DATE:                  12/31/2007
FREDERICK, MD 21701-4747                                                                   DETERMINATION DATE:           01/11/2008
-----------------------------------------------------------------------------------------------------------------------------------

                                                    DISTRIBUTION DATE STATEMENT

                           -----------------------------------------------------------------------------
                           STATEMENT SECTIONS                                                   PAGE(s)
                           -----------------------------------------------------------------------------

                           Certificate Distribution Detail                                         2
                           Certificate Factor Detail                                               3
                           Reconciliation Detail                                                   4
                           Other Required Information                                              5
                           Cash Reconciliation Detail                                              6
                           Ratings Detail                                                          7
                           Current Mortgage Loan and Property Stratification Tables              8 - 16
                           Mortgage Loan Detail                                                    17
                           NOI Detail                                                              18
                           Extended Loan Detail                                                    19
                           Principal Prepayment Detail                                             20
                           Historical Detail                                                       21
                           Delinquency Loan Detail                                                 22
                           Specially Serviced Loan Detail                                       23 - 24
                           Advance Summary                                                         25
                           Modified Loan Detail                                                    26
                           Historical Liquidated Loan Detail                                       27
                           Historical Bond / Collateral Realized Loss Reconciliation               28
                           Interest Shortfall Reconciliation Detail                             29 - 30
                           Defeased Loan Detail                                                    31
                           Supplemental Reporting                                                  32
                           -----------------------------------------------------------------------------

                DEPOSITOR                                    MASTER SERVICER                            SPECIAL SERVICER
  --------------------------------------         -----------------------------------          ------------------------------------

  Morgan Stanley Capital I Inc.                  Wachovia Bank, National Association          Centerline Servicing, Inc.
                                                 8739 Research Drive                          5221 N. O'Connor Blvd., Suite 600
                                                 URP 4, NC1075                                Irving, TX 75039
  1585 Broadway                                  Charlotte, NC 28262
  New York, NC 10036

  Contact:  General information Number           Contact:      Lea Land                       Contact:      Chris Crouch
  Phone Number: (212) 761-4700                   Phone Number: (704) 593-7950                 Phone Number: (972) 868-5300
  --------------------------------------         -----------------------------------          ------------------------------------

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

                                                                    Page 1 of 32

------------
                                                                                          -----------------------------------------
[LOGO] WELLS                                                                              For Additional Information please contact
       FARGO                                 MORGAN STANLEY CAPITAL I INC.                        CTSLink Customer Service
                                                                                                       1-866-846-4526
------------                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available @ www.ctslink.com/cmbs
                                                   SERIES 2007-HQ13                       -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                   PAYMENT DATE:                 01/17/2008
8480 STAGECOACH CIRCLE                                                                     RECORD DATE:                  12/31/2007
FREDERICK, MD 21701-4747                                                                   DETERMINATION DATE:           01/11/2008
-----------------------------------------------------------------------------------------------------------------------------------

                                                   CERTIFICATE DISTRIBUTION DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     Realized
                                                                                      Loss/
                                                                                    Additional                           Current
               Pass-Through Original Beginning  Principal     Interest   Prepayment Trust Fund    Total      Ending   Subordination
 Class  CUSIP      Rate     Balance   Balance  Distribution Distribution  Premium    Expenses  Distribution  Balance     Level (1)
-----------------------------------------------------------------------------------------------------------------------------------

  A-1            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-1A           0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-2            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-3            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-M            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-J            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   B             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   C             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   D             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   E             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   F             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   G             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   H             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   J             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   K             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   L             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   M             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   N             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   O             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   P             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  R-I            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  R-II           0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  R-III          0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals                        0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                            Original Beginning                                         Ending
               Pass-Through Notional Notional    Interest    Prepayment     Total     Notional
Class   CUSIP      Rate      Amount   Amount   Distribution   Premium    Distribution  Amount
----------------------------------------------------------------------------------------------

 X               0.000000       0.00      0.00         0.00         0.00       0.00       0.00
----------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

                                                                    Page 2 of 32

------------
                                                                                          -----------------------------------------
[LOGO] WELLS                                                                              For Additional Information please contact
       FARGO                                  MORGAN STANLEY CAPITAL I INC.                       CTSLink Customer Service
                                                                                                       1-866-846-4526
------------                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available @ www.ctslink.com/cmbs
                                                   SERIES 2007-HQ13                       -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                   PAYMENT DATE:                 01/17/2008
8480 STAGECOACH CIRCLE                                                                     RECORD DATE:                  12/31/2007
FREDERICK, MD 21701-4747                                                                   DETERMINATION DATE:           01/11/2008
-----------------------------------------------------------------------------------------------------------------------------------

                                                      CERTIFICATE FACTOR DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Realized
                                                                                                        Loss/
                                                                                                     Additional
                                                                                                        Trust
                                  Beginning         Principal        Interest      Prepayment           Fund          Ending
     Class          CUSIP          Balance         Distribution     Distribution    Premium           Expenses        Balance
-----------------------------------------------------------------------------------------------------------------------------------

      A-1                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      A-1A                           0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      A-2                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      A-3                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      A-M                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      A-J                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       B                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       C                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       D                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       E                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       F                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       G                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       H                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       J                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       K                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       L                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       M                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       N                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       O                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       P                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      R-I                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      R-II                           0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      R-III                          0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
-----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

                                  Beginning                                         Ending
                                  Notional           Interest     Prepayment       Notional
     Class          CUSIP          Amount          Distribution     Premium         Amount
-------------------------------------------------------------------------------------------------

      X                            0.00000000       0.00000000       0.00000000      0.00000000
-------------------------------------------------------------------------------------------------

                                                                    Page 3 of 32

------------
                                                                                          -----------------------------------------
[LOGO] WELLS                                                                              For Additional Information please contact
       FARGO                                  MORGAN STANLEY CAPITAL I INC.                       CTSLink Customer Service
                                                                                                       1-866-846-4526
------------                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available @ www.ctslink.com/cmbs
                                                   SERIES 2007-HQ13                       -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                   PAYMENT DATE:                 01/17/2008
8480 STAGECOACH CIRCLE                                                                     RECORD DATE:                  12/31/2007
FREDERICK, MD 21701-4747                                                                   DETERMINATION DATE:           01/11/2008
-----------------------------------------------------------------------------------------------------------------------------------

                                                          RECONCILIATION DETAIL

PRINCIPAL RECONCILIATION
------------------------------------------------------------------------------------------------------------------------------------
                                  Unpaid                                                         Stated      Unpaid       Current
              Stated Beginning   Beginning                                                       Ending      Ending      Principal
                 Principal       Principal    Scheduled   Unscheduled    Principal   Realized   Principal   Principal   Distribution
 Loan Group       Balance         Balance     Principal    Principal    Adjustments    Loss      Balance     Balance       Amount
------------------------------------------------------------------------------------------------------------------------------------

      1            0.00            0.00          0.00        0.00          0.00        0.00        0.00       0.00          0.00
      2            0.00            0.00          0.00        0.00          0.00        0.00        0.00       0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
    Total          0.00            0.00          0.00        0.00          0.00        0.00        0.00       0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------

CERTIFICATE INTEREST RECONCILIATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Remaining
                                        Net Aggregate                 Distributable                                       Unpaid
                             Accrued     Prepayment    Distributable   Certificate             Additional              Distributable
         Accrual  Accrual  Certificate    Interest      Certificate     Interest     WAC CAP   Trust Fund   Interest    Certificate
Class     Dates    Days     Interest      Shortfall      Interest      Adjustment   Shortfall   Expenses  Distribution   Interest
------------------------------------------------------------------------------------------------------------------------------------

 A-1        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-1A       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-2        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-3        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-M        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-J        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  X         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  B         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  C         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  D         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  E         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  F         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  G         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  H         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  J         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  K         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  L         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  M         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  N         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  O         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  P         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
Totals               0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Page 4 of 32

------------
                                                                                          -----------------------------------------
[LOGO] WELLS                                                                              For Additional Information please contact
       FARGO                                  MORGAN STANLEY CAPITAL I INC.                       CTSLink Customer Service
                                                                                                       1-866-846-4526
------------                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available @ www.ctslink.com/cmbs
                                                   SERIES 2007-HQ13                       -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                   PAYMENT DATE:                 01/17/2008
8480 STAGECOACH CIRCLE                                                                     RECORD DATE:                  12/31/2007
FREDERICK, MD 21701-4747                                                                   DETERMINATION DATE:           01/11/2008
-----------------------------------------------------------------------------------------------------------------------------------

                                                     OTHER REQUIRED INFORMATION
------------------------------------------------------------------------------------------------------------------------------------

Available Distribution Amount (1)                                 0.00

Master Servicing Fee Summary

   Current Period Accrued Master Servicing Fees                   0.00
   Less Delinquent Master Servicing Fees                          0.00
   Less Reductions to Master Servicing Fees                       0.00
   Plus Master Servicing Fees for Delinquent Payments Received    0.00
   Plus Adjustments for Prior Master Servicing Calculation        0.00
   Total Master Servicing Fees Collected                          0.00

                                                                           Appraisal Reduction Amount
                                                                           -------------------------------------------------
                                                                                       Appraisal     Cumulative  Most Recent
                                                                            Loan       Reduction        ASER      App.Red.
                                                                           Number      Effected        Amount       Date
                                                                           -------------------------------------------------

                                                                           -------------------------------------------------
                                                                           Total
                                                                           -------------------------------------------------

(1) The Available Distribution Amount includes any Prepayment Premiums.

                                                                    Page 5 of 32

------------
                                                                                          -----------------------------------------
[LOGO] WELLS                                                                              For Additional Information please contact
       FARGO                                  MORGAN STANLEY CAPITAL I INC.                       CTSLink Customer Service
                                                                                                       1-866-846-4526
------------                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available @ www.ctslink.com/cmbs
                                                   SERIES 2007-HQ13                       -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                   PAYMENT DATE:                 01/17/2008
8480 STAGECOACH CIRCLE                                                                     RECORD DATE:                  12/31/2007
FREDERICK, MD 21701-4747                                                                   DETERMINATION DATE:           01/11/2008
-----------------------------------------------------------------------------------------------------------------------------------

                           CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED
  INTEREST:
      Interest paid or advanced                                         0.00
      Interest reductions due to Non-Recoverability Determinations      0.00
      Interest Adjustments                                              0.00
      Deferred Interest                                                 0.00
      Net Prepayment Interest Shortfall                                 0.00
      Net Prepayment Interest Excess                                    0.00
      Extension Interest                                                0.00
      Interest Reserve Withdrawal                                       0.00
                                                                              ------
            TOTAL INTEREST COLLECTED                                            0.00

  PRINCIPAL:
      Scheduled Principal                                               0.00
      Unscheduled Principal                                             0.00
            Principal Prepayments                                       0.00
            Collection of Principal after Maturity Date                 0.00
            Recoveries from Liquidation and Insurance Proceeds          0.00
            Excess of Prior Principal Amounts paid                      0.00
            Curtailments                                                0.00
      Negative Amortization                                             0.00
      Principal Adjustments                                             0.00
                                                                              ------
            TOTAL PRINCIPAL COLLECTED                                           0.00

  OTHER:
      Prepayment Penalties/Yield Maintenance                            0.00
      Repayment Fees                                                    0.00
      Borrower Option Extension Fees                                    0.00
      Equity Payments Recived
      Net Swap Counterparty Payments Received                           0.00
                                                                              ------
            TOTAL OTHER COLLECTED                                               0.00
                                                                              ------
TOTAL FUNDS COLLECTED                                                           0.00
                                                                              ======

    TOTAL FUNDS DISTRIBUTED
      FEES:
          Master Servicing Fee                                          0.00
          Trustee Fee                                                   0.00
          Certificate Administration Fee                                0.00
          Insurer Fee                                                   0.00
          Miscellaneous Fee                                             0.00
                                                                              ------
              TOTAL FEES                                                        0.00

      ADDITIONAL TRUST FUND EXPENSES:

          Reimbursement for Interest on Advances                        0.00
          ASER Amount                                                   0.00
          Special Servicing Fee                                         0.00
          Rating Agency Expenses                                        0.00
          Attorney Fees & Expenses                                      0.00
          Bankruptcy Expense                                            0.00
          Taxes Imposed on Trust Fund                                   0.00
          Non-Recoverable Advances                                      0.00
          Other Expenses                                                0.00
                                                                              ------
              TOTAL ADDITIONAL TRUST FUND EXPENSES                              0.00

      INTEREST RESERVE DEPOSIT                                                  0.00

      PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:

          Interest Distribution                                         0.00
          Principal Distribution                                        0.00
          Prepayment Penalties/Yield Maintenance                        0.00
          Borrower Option Extension Fees                                0.00
          Net Swap Counterparty Payments Paid                           0.00
                                                                              ------
                 TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                  0.00
                                                                              ------
 TOTAL FUNDS DISTRIBUTED                                                        0.00
                                                                              ======

                                                                    Page 6 of 32

------------
                                                                                          -----------------------------------------
[LOGO] WELLS                                                                              For Additional Information please contact
       FARGO                                  MORGAN STANLEY CAPITAL I INC.                       CTSLink Customer Service
                                                                                                       1-866-846-4526
------------                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available @ www.ctslink.com/cmbs
                                                   SERIES 2007-HQ13                       -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                   PAYMENT DATE:                 01/17/2008
8480 STAGECOACH CIRCLE                                                                     RECORD DATE:                  12/31/2007
FREDERICK, MD 21701-4747                                                                   DETERMINATION DATE:           01/11/2008
-----------------------------------------------------------------------------------------------------------------------------------

                                                  RATINGS DETAIL

-------------------------------------------------------------------------------------------------------------------
                                                    Original Ratings                     Current Ratings (1)
                                           ------------------------------------------------------------------------
       Class                CUSIP             Fitch       Moody's     S & P         Fitch       Moody's     S & P
-------------------------------------------------------------------------------------------------------------------

        A-1
        A-1A
        A-2
        A-3
        A-M
        A-J
         X
         B
         C
         D
         E
         F
         G
         H
         J
         K
         L
         M
         N
         O
         P
-------------------------------------------------------------------------------------------------------------------

      NR  - Designates that the class was not rated by the above agency at the time of original issuance.

       X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

      N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.
Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                  Moody's Investors Service                          Standard & Poor's Rating Services
One State Street Plaza                       99 Church Street                                   55 Water Street
New York, New York 10004                     New York, New York 10007                           New York, New York 10041
(212) 908-0500                               (212) 553-0300                                     (212) 438-2430

                                                                    Page 7 of 32

------------
                                                                                          -----------------------------------------
[LOGO] WELLS                                                                              For Additional Information please contact
       FARGO                                  MORGAN STANLEY CAPITAL I INC.                       CTSLink Customer Service
                                                                                                       1-866-846-4526
------------                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available @ www.ctslink.com/cmbs
                                                   SERIES 2007-HQ13                       -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                   PAYMENT DATE:                 01/17/2008
8480 STAGECOACH CIRCLE                                                                     RECORD DATE:                  12/31/2007
FREDERICK, MD 21701-4747                                                                   DETERMINATION DATE:           01/11/2008
-----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                   AGGREGATE POOL

                         SCHEDULED BALANCE                                                       STATE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
                  #                  of                  Weighted                       #                  of              Weighted
    Scheduled    of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
     Balance    loans    Balance    Bal.   (2)    WAC      (1)             State      Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                    Page 8 of 32

------------
                                                                                          -----------------------------------------
[LOGO] WELLS                                                                              For Additional Information please contact
       FARGO                                  MORGAN STANLEY CAPITAL I INC.                       CTSLink Customer Service
                                                                                                       1-866-846-4526
------------                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available @ www.ctslink.com/cmbs
                                                   SERIES 2007-HQ13                       -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                   PAYMENT DATE:                 01/17/2008
8480 STAGECOACH CIRCLE                                                                     RECORD DATE:                  12/31/2007
FREDERICK, MD 21701-4747                                                                   DETERMINATION DATE:           01/11/2008
-----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                   AGGREGATE POOL

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
                  #                  of                  Weighted                       #                  of              Weighted
 Debt Service    of     Scheduled   Agg.   WAM           Avg DSCR          Property     of    Scheduled   Agg.  WAM        Avg DSCR
Coverage Ratio  loans    Balance    Bal.   (2)    WAC      (1)               Type     Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

                             NOTE RATE                                                           SEASONING
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
                  #                  of                  Weighted                       #                  of              Weighted
                 of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
  Note Rate     loans    Balance    Bal.   (2)    WAC      (1)           Seasoning    loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                    Page 9 of 32

------------
                                                                                          -----------------------------------------
[LOGO] WELLS                                                                              For Additional Information please contact
       FARGO                                  MORGAN STANLEY CAPITAL I INC.                       CTSLink Customer Service
                                                                                                       1-866-846-4526
------------                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available @ www.ctslink.com/cmbs
                                                   SERIES 2007-HQ13                       -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                   PAYMENT DATE:                 01/17/2008
8480 STAGECOACH CIRCLE                                                                     RECORD DATE:                  12/31/2007
FREDERICK, MD 21701-4747                                                                   DETERMINATION DATE:           01/11/2008
-----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                   AGGREGATE POOL

        ANTICIPATED REMAINING TERM (ARD AND BALLOON  LOANS)                   REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
 Anticipated      #                  of                  Weighted         Remaining     #                  of              Weighted
Remaining Term   of     Scheduled   Agg.   WAM           Avg DSCR          Stated       of    Scheduled   Agg.  WAM        Avg DSCR
     (2)        loans    Balance    Bal.   (2)    WAC      (1)              Term      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                               AGE OF MOST RECENT NOI
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                     Age of                          %
  Remaining       #                  of                  Weighted           Most        #                  of              Weighted
 Amortization    of     Scheduled   Agg.   WAM           Avg DSCR          Recent       of    Scheduled   Agg.  WAM        Avg DSCR
     Term       loans    Balance    Bal.   (2)    WAC      (1)               NOI      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

                                                                   Page 10 of 32

------------
                                                                                          -----------------------------------------
[LOGO] WELLS                                                                              For Additional Information please contact
       FARGO                                  MORGAN STANLEY CAPITAL I INC.                       CTSLink Customer Service
                                                                                                       1-866-846-4526
------------                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available @ www.ctslink.com/cmbs
                                                   SERIES 2007-HQ13                       -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                   PAYMENT DATE:                 01/17/2008
8480 STAGECOACH CIRCLE                                                                     RECORD DATE:                  12/31/2007
FREDERICK, MD 21701-4747                                                                   DETERMINATION DATE:           01/11/2008
-----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                      GROUP I

                         SCHEDULED BALANCE                                                       STATE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
                  #                  of                  Weighted                       #                  of              Weighted
   Scheduled     of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
    Balance     loans    Balance    Bal.   (2)    WAC      (1)              State     Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                   Page 11 of 32

------------
                                                                                          -----------------------------------------
[LOGO] WELLS                                                                              For Additional Information please contact
       FARGO                                  MORGAN STANLEY CAPITAL I INC.                       CTSLink Customer Service
                                                                                                       1-866-846-4526
------------                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available @ www.ctslink.com/cmbs
                                                   SERIES 2007-HQ13                       -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                   PAYMENT DATE:                 01/17/2008
8480 STAGECOACH CIRCLE                                                                     RECORD DATE:                  12/31/2007
FREDERICK, MD 21701-4747                                                                   DETERMINATION DATE:           01/11/2008
-----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                               GROUP I

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
      Debt                           %                                                                     %
    Service       #                  of                  Weighted                       #                  of              Weighted
    Coverage     of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
     Ratio      loans    Balance    Bal.   (2)    WAC      (1)         Property Type  Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

                             NOTE RATE                                                           SEASONING
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
                  #                  of                  Weighted                       #                  of              Weighted
      Note       of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
      Rate      loans    Balance    Bal.   (2)    WAC      (1)            Seasoning   loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                   Page 12 of 32

------------
                                                                                          -----------------------------------------
[LOGO] WELLS                                                                              For Additional Information please contact
       FARGO                                  MORGAN STANLEY CAPITAL I INC.                       CTSLink Customer Service
                                                                                                       1-866-846-4526
------------                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available @ www.ctslink.com/cmbs
                                                   SERIES 2007-HQ13                       -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                   PAYMENT DATE:                 01/17/2008
8480 STAGECOACH CIRCLE                                                                     RECORD DATE:                  12/31/2007
FREDERICK, MD 21701-4747                                                                   DETERMINATION DATE:           01/11/2008
-----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                      GROUP I

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                   REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------   -------------------------------------------------------------
 Anticipated                        % of                 Weighted         Remaining                       % of             Weighted
Remaining Term  # of    Scheduled   Agg.   WAM           Avg DSCR          Stated     # of    Scheduled   Agg.  WAM        Avg DSCR
     (2)        loans    Balance    Bal.   (2)    WAC      (1)              Term      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                               AGE OF MOST RECENT NOI
--------------------------------------------------------------------   -------------------------------------------------------------
                                                                          Age of
   Remaining                        % of                 Weighted          Most                           % of             Weighted
  Amortization  # of    Scheduled   Agg.   WAM           Avg DSCR         Recent      # of    Scheduled   Agg.  WAM        Avg DSCR
      Term      loans    Balance    Bal.   (2)    WAC      (1)              NOI       loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

                                                                   Page 13 of 32

------------
                                                                                          -----------------------------------------
[LOGO] WELLS                                                                              For Additional Information please contact
       FARGO                                  MORGAN STANLEY CAPITAL I INC.                       CTSLink Customer Service
                                                                                                       1-866-846-4526
------------                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available @ www.ctslink.com/cmbs
                                                   SERIES 2007-HQ13                       -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                   PAYMENT DATE:                 01/17/2008
8480 STAGECOACH CIRCLE                                                                     RECORD DATE:                  12/31/2007
FREDERICK, MD 21701-4747                                                                   DETERMINATION DATE:           01/11/2008
-----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                      GROUP II

                         SCHEDULED BALANCE                                                       STATE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                    % of                 Weighted                                         % of             Weighted
   Scheduled    # of    Scheduled   Agg.   WAM           Avg DSCR                     # of    Scheduled   Agg.  WAM        Avg DSCR
    Balance     loans    Balance    Bal.   (2)    WAC      (1)              State     Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                   Page 14 of 32

------------
                                                                                          -----------------------------------------
[LOGO] WELLS                                                                              For Additional Information please contact
       FARGO                                  MORGAN STANLEY CAPITAL I INC.                       CTSLink Customer Service
                                                                                                       1-866-846-4526
------------                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available @ www.ctslink.com/cmbs
                                                   SERIES 2007-HQ13                       -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                   PAYMENT DATE:                 01/17/2008
8480 STAGECOACH CIRCLE                                                                     RECORD DATE:                  12/31/2007
FREDERICK, MD 21701-4747                                                                   DETERMINATION DATE:           01/11/2008
-----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP II

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
      Debt
    Service                         % of                 Weighted                                         % of             Weighted
    Coverage    # of    Scheduled   Agg.   WAM           Avg DSCR                     # of    Scheduled   Agg.  WAM        Avg DSCR
     Ratio      loans    Balance    Bal.   (2)    WAC      (1)         Property Type  Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

                             NOTE RATE                                                           SEASONING
--------------------------------------------------------------------   -------------------------------------------------------------
                                    % of                 Weighted                                         % of             Weighted
      Note      # of    Scheduled   Agg.   WAM           Avg DSCR                     # of    Scheduled   Agg.  WAM        Avg DSCR
      Rate      loans    Balance    Bal.   (2)    WAC      (1)            Seasoning   loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                   Page 15 of 32

------------
                                                                                          -----------------------------------------
[LOGO] WELLS                                                                              For Additional Information please contact
       FARGO                                  MORGAN STANLEY CAPITAL I INC.                       CTSLink Customer Service
                                                                                                       1-866-846-4526
------------                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available @ www.ctslink.com/cmbs
                                                   SERIES 2007-HQ13                       -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                   PAYMENT DATE:                 01/17/2008
8480 STAGECOACH CIRCLE                                                                     RECORD DATE:                  12/31/2007
FREDERICK, MD 21701-4747                                                                   DETERMINATION DATE:           01/11/2008
-----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP II

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                   REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------   -------------------------------------------------------------
 Anticipated                        % of                 Weighted         Remaining                       % of             Weighted
Remaining Term  # of    Scheduled   Agg.   WAM           Avg DSCR          Stated     # of    Scheduled   Agg.  WAM        Avg DSCR
     (2)        loans    Balance    Bal.   (2)    WAC      (1)              Term      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                               AGE OF MOST RECENT NOI
--------------------------------------------------------------------   -------------------------------------------------------------
                                                                           Age of
   Remaining                        % of                 Weighted           Most                          % of             Weighted
  Amortization  # of    Scheduled   Agg.   WAM           Avg DSCR          Recent     # of    Scheduled   Agg.  WAM        Avg DSCR
      Term      loans    Balance    Bal.   (2)    WAC      (1)               NOI      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

                                                                   Page 16 of 32

------------
                                                                                          -----------------------------------------
[LOGO] WELLS                                                                              For Additional Information please contact
       FARGO                                  MORGAN STANLEY CAPITAL I INC.                       CTSLink Customer Service
                                                                                                       1-866-846-4526
------------                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available @ www.ctslink.com/cmbs
                                                   SERIES 2007-HQ13                       -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                   PAYMENT DATE:                 01/17/2008
8480 STAGECOACH CIRCLE                                                                     RECORD DATE:                  12/31/2007
FREDERICK, MD 21701-4747                                                                   DETERMINATION DATE:           01/11/2008
-----------------------------------------------------------------------------------------------------------------------------------

                                                        MORTGAGE LOAN DETAIL

--------------------------------------------------------------------------------------------------------------------------------
                  Property                                               Anticipated            Neg.     Beginning    Ending
   Loan             Type                   Interest   Principal  Gross    Repayment   Maturity  Amort    Scheduled   Scheduled
  Number   ODCR     (1)     City   State    Payment    Payment   Coupon     Date        Date    (Y/N)     Balance     Balance
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
  Totals
--------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------
            Paid     Appraisal   Appraisal   Res.   Mod.
   Loan     Thru     Reduction   Reduction  Strat.  Code
  Number    Date       Date       Amount     (2)     (3)
----------------------------------------------------------

----------------------------------------------------------
  Totals
----------------------------------------------------------

                      (1) Property Type Code                                        (2) Resolution Strategy Code
                      ----------------------                                        ----------------------------

MF - Multi-Family            OF - Office          1 - Modification      6 - DPO                      10 - Deed in Lieu Of
RT - Retail                  MU - Mixed Use       2 - Foreclosure       7 - REO                             Foreclosure
HC - Health Care             LO - Lodging         3 - Bankruptcy        8 - Resolved                 11 - Full Payoff
IN - Industrial              SS - Self Storage    4 - Extension         9 - Pending Return           12 - Reps and Warranties
WH - Warehouse               OT - Other           5 - Note Sale               to Master Servicer     13 - Other or TBD
MH - Mobile Home Park

   (3) Modification Code
   ---------------------

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

                                                                   Page 17 of 32

------------
                                                                                          -----------------------------------------
[LOGO] WELLS                                                                              For Additional Information please contact
       FARGO                                  MORGAN STANLEY CAPITAL I INC.                       CTSLink Customer Service
                                                                                                       1-866-846-4526
------------                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available @ www.ctslink.com/cmbs
                                                   SERIES 2007-HQ13                       -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                   PAYMENT DATE:                 01/17/2008
8480 STAGECOACH CIRCLE                                                                     RECORD DATE:                  12/31/2007
FREDERICK, MD 21701-4747                                                                   DETERMINATION DATE:           01/11/2008
-----------------------------------------------------------------------------------------------------------------------------------

                                                            NOI DETAIL
----------------------------------------------------------------------------------------------------------------------------------
                                                         Ending            Most            Most       Most Recent    Most Recent
    Loan              Property                          Scheduled         Recent          Recent       NOI Start       NOI End
   Number    ODCR       Type       City      State       Balance        Fiscal NOI         NOI           Date           Date
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
   Total
----------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 18 of 32

------------
                                                                                          -----------------------------------------
[LOGO] WELLS                                                                              For Additional Information please contact
       FARGO                                  MORGAN STANLEY CAPITAL I INC.                       CTSLink Customer Service
                                                                                                       1-866-846-4526
------------                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available @ www.ctslink.com/cmbs
                                                   SERIES 2007-HQ13                       -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                   PAYMENT DATE:                 01/17/2008
8480 STAGECOACH CIRCLE                                                                     RECORD DATE:                  12/31/2007
FREDERICK, MD 21701-4747                                                                   DETERMINATION DATE:           01/11/2008
-----------------------------------------------------------------------------------------------------------------------------------

                                                       EXTENDED LOAN DETAIL
----------------------------------------------------------------------------------------------------------------------------------
                Offering
    Loan        Document         Ending Scheduled          Original       Maturity Date          Number of           Current
   Number    Cross Reference     Principal Balance      Maturity Date    after Extension      Months Extended    Remaining Term
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 19 of 32

------------
                                                                                          -----------------------------------------
[LOGO] WELLS                                                                              For Additional Information please contact
       FARGO                                  MORGAN STANLEY CAPITAL I INC.                       CTSLink Customer Service
                                                                                                       1-866-846-4526
------------                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available @ www.ctslink.com/cmbs
                                                   SERIES 2007-HQ13                       -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                   PAYMENT DATE:                 01/17/2008
8480 STAGECOACH CIRCLE                                                                     RECORD DATE:                  12/31/2007
FREDERICK, MD 21701-4747                                                                   DETERMINATION DATE:           01/11/2008
-----------------------------------------------------------------------------------------------------------------------------------

                                                     PRINCIPAL PREPAYMENT DETAIL

------------------------------------------------------------------------------------------------------------------------------------

                                                    Principal Prepayment Amount                      Prepayment Penalties
                            Offering Document  -------------------------------------------------------------------------------------
 Loan Number   Loan Group    Cross-Reference     Payoff Amount    Curtailment Amount   Prepayment Premium  Yield Maintenance Premium
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
    Totals
------------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 20 of 32

------------
                                                                                          -----------------------------------------
[LOGO] WELLS                                                                              For Additional Information please contact
       FARGO                                  MORGAN STANLEY CAPITAL I INC.                       CTSLink Customer Service
                                                                                                       1-866-846-4526
------------                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available @ www.ctslink.com/cmbs
                                                   SERIES 2007-HQ13                       -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                   PAYMENT DATE:                 01/17/2008
8480 STAGECOACH CIRCLE                                                                     RECORD DATE:                  12/31/2007
FREDERICK, MD 21701-4747                                                                   DETERMINATION DATE:           01/11/2008
-----------------------------------------------------------------------------------------------------------------------------------

                                                          HISTORICAL DETAIL

---------------------------------------------------------------------------------------------------------------
                                                 Delinquencies
---------------------------------------------------------------------------------------------------------------
Distribution     30-59 Days    60-89 Days    90 Days or More     Foreclosure          REO       Modifications
    Date        #   Balance   #   Balance    #       Balance    #     Balance     #    Balance  #      Balance
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
                          Prepayments                  Rate and Maturities
------------------------------------------------------------------------------
Distribution    Curtailments         Payoff         Next Weighted Avg.
    Date        #    Balance      #    Balance       Coupon     Remit     WAM
------------------------------------------------------------------------------

------------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.

                                                                   Page 21 of 32

------------
                                                                                          -----------------------------------------
[LOGO] WELLS                                                                              For Additional Information please contact
       FARGO                                  MORGAN STANLEY CAPITAL I INC.                       CTSLink Customer Service
                                                                                                       1-866-846-4526
------------                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available @ www.ctslink.com/cmbs
                                                   SERIES 2007-HQ13                       -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                   PAYMENT DATE:                 01/17/2008
8480 STAGECOACH CIRCLE                                                                     RECORD DATE:                  12/31/2007
FREDERICK, MD 21701-4747                                                                   DETERMINATION DATE:           01/11/2008
-----------------------------------------------------------------------------------------------------------------------------------

                                                 DELINQUENCY LOAN DETAIL

---------------------------------------------------------------------------------------------------------------------------

                  Offering        # of                     Current    Outstanding    Status of  Resolution
                  Document        Months    Paid Through    P & I        P & I       Mortgage    Strategy       Servicing
 Loan Number   Cross-Reference    Delinq.       Date       Advances   Advances **    Loan (1)    Code (2)     Transfer Date
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
 Totals
---------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------
                                 Actual      Outstanding
                Foreclosure     Principal     Servicing    Bankruptcy   REO
 Loan Number       Date          Balance      Advances        Date      Date
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
 Totals
-----------------------------------------------------------------------------

                    (1) Status of Mortgage Loan                                        (2) Resolution Strategy Code

A - Payments Not Received       2 - Two Months Delinquent             1 - Modification   6 - DPO                  10 - Deed In Lieu
    But Still in Grace Period   3 - Three or More Months Delinquent   2 - Foreclosure    7 - REO                       Of Forclosure
B - Late Payment But Less       4 - Assumed Scheduled Payment         3 - Bankruptcy     8 - Resolved             11 - Full Payoff
    Than 1 Month Delinquent         (Performing Matured Loan)         4 - Extension      9 - Pending Return       12 - Reps and
0 - Current                     7 - Foreclosure                       5 - Note Sale          to Master Servicer        Warranties
1 - One Month Delinquent        9 - REO                                                                           13 - Other or TBD

                                                                   Page 22 of 32

------------
                                                                                          -----------------------------------------
[LOGO] WELLS                                                                              For Additional Information please contact
       FARGO                                  MORGAN STANLEY CAPITAL I INC.                       CTSLink Customer Service
                                                                                                       1-866-846-4526
------------                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available @ www.ctslink.com/cmbs
                                                   SERIES 2007-HQ13                       -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                   PAYMENT DATE:                 01/17/2008
8480 STAGECOACH CIRCLE                                                                     RECORD DATE:                  12/31/2007
FREDERICK, MD 21701-4747                                                                   DETERMINATION DATE:           01/11/2008
-----------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 1

-----------------------------------------------------------------------------------------------------------------------------------

                               Offering      Servicing    Resolution
  Distribution     Loan        Document       Transfer     Strategy      Scheduled      Property              Interest      Actual
     Date         Number    Cross-Reference     Date       Code (1)       Balance       Type (2)     State      Rate        Balance
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                    Net                                                Remaining
  Distribution   Operating      NOI             Note     Maturity     Amortization
     Date          Income      Date     DSCR    Date       Date           Term
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

                    (1) Resolution Strategy Code                                    (2) Property Type Code
                    ----------------------------                                    ----------------------

1 - Modification   6 - DPO                  10 - Deed In Lieu Of        MF - Multi-Family            OF - Office
2 - Foreclosure    7 - REO                       Foreclosure            RT - Retail                  MU - Mixed use
3 - Bankruptcy     8 - Resolved             11 - Full Payoff            HC - Health Care             LO - Lodging
4 - Extension      9 - Pending Return       12 - Reps and Warranties    IN - Industrial              SS - Self Storage
5 - Note Sale          to Master Servicer   13 - Other or TBD           WH - Warehouse               OT - Other
                                                                        MH - Mobile Home Park

                                                                   Page 23 of 32

------------
                                                                                          -----------------------------------------
[LOGO] WELLS                                                                              For Additional Information please contact
       FARGO                                  MORGAN STANLEY CAPITAL I INC.                       CTSLink Customer Service
                                                                                                       1-866-846-4526
------------                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available @ www.ctslink.com/cmbs
                                                   SERIES 2007-HQ13                       -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                   PAYMENT DATE:                 01/17/2008
8480 STAGECOACH CIRCLE                                                                     RECORD DATE:                  12/31/2007
FREDERICK, MD 21701-4747                                                                   DETERMINATION DATE:           01/11/2008
-----------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                          Offering      Resolution      Site
 Distribution   Loan      Document       Strategy    Inspection                 Appraisal   Appraisal      Other REO
     Date      Number  Cross-Reference   Code (1)       Date     Phase 1 Date     Date        Value    Property Revenue     Comment
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                     (1) Resolution Strategy Code
                     ----------------------------

1 - Modification       6 - DPO                        10 - Deed In Lieu Of
2 - Foreclosure        7 - REO                              Foreclosure
3 - Bankruptcy         8 - Resolved                   11 - Full Payoff
4 - Extension          9 - Pending Return             12 - Reps and Warranties
5 - Note Sale              to Master Servicer         13 - Other or TBD

                                                                   Page 24 of 32

------------
                                                                                          -----------------------------------------
[LOGO] WELLS                                                                              For Additional Information please contact
       FARGO                                  MORGAN STANLEY CAPITAL I INC.                       CTSLink Customer Service
                                                                                                       1-866-846-4526
------------                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available @ www.ctslink.com/cmbs
                                                   SERIES 2007-HQ13                       -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                   PAYMENT DATE:                 01/17/2008
8480 STAGECOACH CIRCLE                                                                     RECORD DATE:                  12/31/2007
FREDERICK, MD 21701-4747                                                                   DETERMINATION DATE:           01/11/2008
-----------------------------------------------------------------------------------------------------------------------------------

                             ADVANCE SUMMARY

--------------------------------------------------------------------------
                                                            Current Period
                                                               Interest
              Current                       Outstanding       on P&I and
                P&I         Outstanding      Servicing         Servicing
Loan Group    Advances      P&I Advances      Advances       Advances Paid
--------------------------------------------------------------------------
    1             0.00             0.00            0.00               0.00
    2             0.00             0.00            0.00               0.00
--------------------------------------------------------------------------
  Totals          0.00             0.00            0.00               0.00
--------------------------------------------------------------------------

                                                                   Page 25 of 32

------------
                                                                                          -----------------------------------------
[LOGO] WELLS                                                                              For Additional Information please contact
       FARGO                                  MORGAN STANLEY CAPITAL I INC.                       CTSLink Customer Service
                                                                                                       1-866-846-4526
------------                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available @ www.ctslink.com/cmbs
                                                   SERIES 2007-HQ13                       -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                   PAYMENT DATE:                 01/17/2008
8480 STAGECOACH CIRCLE                                                                     RECORD DATE:                  12/31/2007
FREDERICK, MD 21701-4747                                                                   DETERMINATION DATE:           01/11/2008
-----------------------------------------------------------------------------------------------------------------------------------

                                                        MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
              Offering
  Loan        Document      Pre-Modification  Post-Modification  Pre-Modification  Post-Modification   Modification     Modification
 Number    Cross-Reference       Balance           Balance         Interest Rate     Interest Rate         Date         Description
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
   Totals
------------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 26 of 32

------------
                                                                                          -----------------------------------------
[LOGO] WELLS                                                                              For Additional Information please contact
       FARGO                                  MORGAN STANLEY CAPITAL I INC.                       CTSLink Customer Service
                                                                                                       1-866-846-4526
------------                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available @ www.ctslink.com/cmbs
                                                   SERIES 2007-HQ13                       -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                   PAYMENT DATE:                 01/17/2008
8480 STAGECOACH CIRCLE                                                                     RECORD DATE:                  12/31/2007
FREDERICK, MD 21701-4747                                                                   DETERMINATION DATE:           01/11/2008
-----------------------------------------------------------------------------------------------------------------------------------

                                                  HISTORICAL LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Net
                                                                                                      Net           Proceeds
                                   Beginning         Fees,        Most Recent     Gross Sales       Proceeds       Available
    Distribution                   Scheduled       Advances,       Appraised      Proceeds or     Received on         for
        Date          ODCR          Balance     and Expenses *   Value or BPO   Other Proceeds    Liquidation     Distribution
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
         Current Total
-------------------------------------------------------------------------------------------------------------------------------
        Cumulative Total
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                Realized     Date of Current  Current Period   Cumulative      Loss to Loan
    Distribution                  Loss         Period Adj.      Adjustment     Adjustment        with Cum
        Date          ODCR      to Trust         to Trust        to Trust       to Trust      Adj. to Trust
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
         Current Total
--------------------------------------------------------------------------------------------------------------
        Cumulative Total
--------------------------------------------------------------------------------------------------------------

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

                                                                   Page 27 of 32

------------
                                                                                          -----------------------------------------
[LOGO] WELLS                                                                              For Additional Information please contact
       FARGO                                  MORGAN STANLEY CAPITAL I INC.                       CTSLink Customer Service
                                                                                                       1-866-846-4526
------------                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available @ www.ctslink.com/cmbs
                                                   SERIES 2007-HQ13                       -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                   PAYMENT DATE:                 01/17/2008
8480 STAGECOACH CIRCLE                                                                     RECORD DATE:                  12/31/2007
FREDERICK, MD 21701-4747                                                                   DETERMINATION DATE:           01/11/2008
-----------------------------------------------------------------------------------------------------------------------------------

                                          HISTORICAL BOND/COLLATERAL LOSS RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Prior
                                                                      Realized
                   Offering         Beginning         Aggregate     Loss Applied       Amounts          Interest       Modification
  Distribution     Document          Balance        Realized Loss        to           Covered by      (Shortages)/      /Appraisal
      Date      Cross-Reference   at Liquidation      on Loans      Certificates    Credit Support      Excesses      Reduction Adj.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
            Totals
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                                                   (Recoveries)/
                                                 Realized Loss                     Losses Applied
                   Offering       Additional       Applied to     Recoveries of          to
  Distribution     Document      (Recoveries)   Certificates to  Realized Losses    Certificate
      Date      Cross-Reference   /Expenses           Date         Paid as Cash       Interest
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
            Totals
-----------------------------------------------------------------------------------------------------

                                                                   Page 28 of 32

------------
                                                                                          -----------------------------------------
[LOGO] WELLS                                                                              For Additional Information please contact
       FARGO                                  MORGAN STANLEY CAPITAL I INC.                       CTSLink Customer Service
                                                                                                       1-866-846-4526
------------                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available @ www.ctslink.com/cmbs
                                                   SERIES 2007-HQ13                       -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                   PAYMENT DATE:                 01/17/2008
8480 STAGECOACH CIRCLE                                                                     RECORD DATE:                  12/31/2007
FREDERICK, MD 21701-4747                                                                   DETERMINATION DATE:           01/11/2008
-----------------------------------------------------------------------------------------------------------------------------------

                                                  INTEREST SHORTFALL RECONCILIATION DETAIL - PART 1

------------------------------------------------------------------------------------------------------------------------------------
                        Stated
     Offering          Principal      Current Ending                 Special Servicing Fees
     Document         Balance at         Scheduled     --------------------------------------------------
 Cross-Reference     Contribution         Balance          Monthly        Liquidation      Work Out          ASER     (PPIS) Excess
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      Totals
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                                                        Modified
                                                        Interest
     Offering       Non-Recoverable     Interest          Rate          Additional
     Document         (Scheduled           on          (Reduction)      Trust Fund
 Cross-Reference       Interest)        Advances         /Excess          Expense
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
      Totals
------------------------------------------------------------------------------------

                                                                   Page 29 of 32

------------
                                                                                          -----------------------------------------
[LOGO] WELLS                                                                              For Additional Information please contact
       FARGO                                  MORGAN STANLEY CAPITAL I INC.                       CTSLink Customer Service
                                                                                                       1-866-846-4526
------------                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available @ www.ctslink.com/cmbs
                                                   SERIES 2007-HQ13                       -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                   PAYMENT DATE:                 01/17/2008
8480 STAGECOACH CIRCLE                                                                     RECORD DATE:                  12/31/2007
FREDERICK, MD 21701-4747                                                                   DETERMINATION DATE:           01/11/2008
-----------------------------------------------------------------------------------------------------------------------------------

                                          INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

-----------------------------------------------------------------------------------------------------------------------------------

                                                           Reimb of Advances to the
                                                                   Servicer
                       Stated                          ---------------------------------
    Offering          Principal       Current Ending                       Left to           Other
    Document         Balance at         Scheduled                         Reimburse      (Shortfalls)/
 Cross-Reference    Contribution         Balance        Current Month  Master Servicer      Refunds              Comments
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
     Totals
-----------------------------------------------------------------------------------------------------------------------------------
     Interest Shortfall Reconciliation Detail Part 2 Total                0.00
-----------------------------------------------------------------------------------------------------------------------------------
     Interest Shortfall Reconciliation Detail Part 1 Total                0.00
-----------------------------------------------------------------------------------------------------------------------------------
     Total Interest Shortfall Allocated to Trust                          0.00
-----------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 30 of 32

------------
                                                                                          -----------------------------------------
[LOGO] WELLS                                                                              For Additional Information please contact
       FARGO                                  MORGAN STANLEY CAPITAL I INC.                       CTSLink Customer Service
                                                                                                       1-866-846-4526
------------                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available @ www.ctslink.com/cmbs
                                                   SERIES 2007-HQ13                       -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                   PAYMENT DATE:                 01/17/2008
8480 STAGECOACH CIRCLE                                                                     RECORD DATE:                  12/31/2007
FREDERICK, MD 21701-4747                                                                   DETERMINATION DATE:           01/11/2008
-----------------------------------------------------------------------------------------------------------------------------------

                                        DEFEASED LOAN DETAIL

---------------------------------------------------------------------------------------------------
                        Offering        Ending
                        Document       Scheduled      Maturity                      Defeasance
    Loan Number      Cross-Reference    Balance         Date          Note Rate       Status
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
      Totals
---------------------------------------------------------------------------------------------------

                                                                   Page 31 of 32

------------
                                                                                          -----------------------------------------
[LOGO] WELLS                                                                              For Additional Information please contact
       FARGO                                  MORGAN STANLEY CAPITAL I INC.                       CTSLink Customer Service
                                                                                                       1-866-846-4526
------------                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available @ www.ctslink.com/cmbs
                                                   SERIES 2007-HQ13                       -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                   PAYMENT DATE:                 01/17/2008
8480 STAGECOACH CIRCLE                                                                     RECORD DATE:                  12/31/2007
FREDERICK, MD 21701-4747                                                                   DETERMINATION DATE:           01/11/2008
-----------------------------------------------------------------------------------------------------------------------------------

                                                       SUPPLEMENTAL REPORTING

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 32 of 32

SCHEDULE A

Merritt Crossing Planned Amortization Schedule

The Merritt Crossing Mortgage Loan

Due Date	Beginning Balance	Interest	Principal	Balloon	Ending Balance
11/11/2007	$19,000,000.00	$107,328.89	$0.00	$0.00	$19,000,000.00
12/11/2007	$19,000,000.00	$103,866.67	$0.00	$0.00	$19,000,000.00
1/11/2008	$19,000,000.00	$107,328.89	$0.00	$0.00	$19,000,000.00
2/11/2008	$19,000,000.00	$107,328.89	$0.00	$0.00	$19,000,000.00
3/11/2008	$19,000,000.00	$100,404.44	$0.00	$0.00	$19,000,000.00
4/11/2008	$19,000,000.00	$107,328.89	$0.00	$0.00	$19,000,000.00
5/11/2008	$19,000,000.00	$103,866.67	$0.00	$0.00	$19,000,000.00
6/11/2008	$19,000,000.00	$107,328.89	$0.00	$0.00	$19,000,000.00
7/11/2008	$19,000,000.00	$103,866.67	$0.00	$0.00	$19,000,000.00
8/11/2008	$19,000,000.00	$107,328.89	$0.00	$0.00	$19,000,000.00
9/11/2008	$19,000,000.00	$107,328.89	$0.00	$0.00	$19,000,000.00
10/11/2008	$19,000,000.00	$103,866.67	$0.00	$0.00	$19,000,000.00
11/11/2008	$19,000,000.00	$107,328.89	$0.00	$0.00	$19,000,000.00
12/11/2008	$19,000,000.00	$103,866.67	$0.00	$0.00	$19,000,000.00
1/11/2009	$19,000,000.00	$107,328.89	$0.00	$0.00	$19,000,000.00
2/11/2009	$19,000,000.00	$107,328.89	$0.00	$0.00	$19,000,000.00
3/11/2009	$19,000,000.00	$96,942.22	$0.00	$0.00	$19,000,000.00
4/11/2009	$19,000,000.00	$107,328.89	$0.00	$0.00	$19,000,000.00
5/11/2009	$19,000,000.00	$103,866.67	$0.00	$0.00	$19,000,000.00
6/11/2009	$19,000,000.00	$107,328.89	$0.00	$0.00	$19,000,000.00
7/11/2009	$19,000,000.00	$103,866.67	$0.00	$0.00	$19,000,000.00
8/11/2009	$19,000,000.00	$107,328.89	$0.00	$0.00	$19,000,000.00
9/11/2009	$19,000,000.00	$107,328.89	$0.00	$0.00	$19,000,000.00
10/11/2009	$19,000,000.00	$103,866.67	$0.00	$0.00	$19,000,000.00
11/11/2009	$19,000,000.00	$107,328.89	$0.00	$0.00	$19,000,000.00
12/11/2009	$19,000,000.00	$103,866.67	$0.00	$0.00	$19,000,000.00
1/11/2010	$19,000,000.00	$107,328.89	$0.00	$0.00	$19,000,000.00
2/11/2010	$19,000,000.00	$107,328.89	$0.00	$0.00	$19,000,000.00
3/11/2010	$19,000,000.00	$96,942.22	$0.00	$0.00	$19,000,000.00
4/11/2010	$19,000,000.00	$107,328.89	$0.00	$0.00	$19,000,000.00
5/11/2010	$19,000,000.00	$103,866.67	$0.00	$0.00	$19,000,000.00
6/11/2010	$19,000,000.00	$107,328.89	$0.00	$0.00	$19,000,000.00
7/11/2010	$19,000,000.00	$103,866.67	$0.00	$0.00	$19,000,000.00
8/11/2010	$19,000,000.00	$107,328.89	$0.00	$0.00	$19,000,000.00
9/11/2010	$19,000,000.00	$107,328.89	$0.00	$0.00	$19,000,000.00
10/11/2010	$19,000,000.00	$103,866.67	$0.00	$0.00	$19,000,000.00
11/11/2010	$19,000,000.00	$107,328.89	$12,908.32	$0.00	$18,987,091.68
12/11/2010	$18,987,091.68	$103,796.10	$16,527.27	$0.00	$18,970,564.40
1/11/2011	$18,970,564.40	$107,162.61	$13,078.66	$0.00	$18,957,485.75
2/11/2011	$18,957,485.75	$107,088.73	$13,154.34	$0.00	$18,944,331.41
3/11/2011	$18,944,331.41	$96,658.19	$23,839.28	$0.00	$18,920,492.13

Due Date	Beginning Balance	Interest	Principal	Balloon	Ending Balance
4/11/2011	$18,920,492.13	$106,879.76	$13,368.41	$0.00	$18,907,123.72
5/11/2011	$18,907,123.72	$103,358.94	$16,975.10	$0.00	$18,890,148.63
6/11/2011	$18,890,148.63	$106,708.35	$13,543.99	$0.00	$18,876,604.63
7/11/2011	$18,876,604.63	$103,192.11	$17,146.00	$0.00	$18,859,458.63
8/11/2011	$18,859,458.63	$106,534.99	$13,721.59	$0.00	$18,845,737.04
9/11/2011	$18,845,737.04	$106,457.47	$13,800.99	$0.00	$18,831,936.05
10/11/2011	$18,831,936.05	$102,947.92	$17,396.15	$0.00	$18,814,539.91
11/11/2011	$18,814,539.91	$106,281.25	$13,981.52	$0.00	$18,800,558.39
12/11/2011	$18,800,558.39	$102,776.39	$17,571.86	$0.00	$18,782,986.53
1/11/2012	$18,782,986.53	$106,103.00	$14,164.11	$0.00	$18,768,822.42
2/11/2012	$18,768,822.42	$106,022.99	$14,246.07	$0.00	$18,754,576.35
3/11/2012	$18,754,576.35	$99,107.52	$21,330.21	$0.00	$18,733,246.14
4/11/2012	$18,733,246.14	$105,822.03	$14,451.94	$0.00	$18,718,794.20
5/11/2012	$18,718,794.20	$102,329.41	$18,029.74	$0.00	$18,700,764.46
6/11/2012	$18,700,764.46	$105,638.54	$14,639.90	$0.00	$18,686,124.56
7/11/2012	$18,686,124.56	$102,150.81	$18,212.69	$0.00	$18,667,911.87
8/11/2012	$18,667,911.87	$105,452.96	$14,830.00	$0.00	$18,653,081.87
9/11/2012	$18,653,081.87	$105,369.19	$14,915.82	$0.00	$18,638,166.05
10/11/2012	$18,638,166.05	$101,888.64	$18,481.26	$0.00	$18,619,684.79
11/11/2012	$18,619,684.79	$105,180.53	$15,109.08	$0.00	$18,604,575.71
12/11/2012	$18,604,575.71	$101,705.01	$18,669.36	$0.00	$18,585,906.35
1/11/2013	$18,585,906.35	$104,989.72	$15,304.54	$0.00	$18,570,601.80
2/11/2013	$18,570,601.80	$104,903.27	$15,393.11	$0.00	$18,555,208.70
3/11/2013	$18,555,208.70	$94,672.80	$25,873.10	$0.00	$18,529,335.60
4/11/2013	$18,529,335.60	$104,670.16	$15,631.90	$0.00	$18,513,703.70
5/11/2013	$18,513,703.70	$101,208.25	$19,178.25	$0.00	$18,494,525.46
6/11/2013	$18,494,525.46	$104,473.52	$15,833.33	$0.00	$18,478,692.12
7/11/2013	$18,478,692.12	$101,016.85	$19,374.31	$0.00	$18,459,317.81
8/11/2013	$18,459,317.81	$104,274.64	$16,037.07	$0.00	$18,443,280.74
9/11/2013	$18,443,280.74	$104,184.04	$16,129.87	$0.00	$18,427,150.87
10/11/2013	$18,427,150.87	$100,735.09	$19,662.94	$0.00	$18,407,487.93
11/11/2013	$18,407,487.93	$103,981.85	$16,336.99	$0.00	$18,391,150.94
12/11/2013	$18,391,150.94	$100,538.29	$19,864.54	$0.00	$18,371,286.39
1/11/2014	$18,371,286.39	$103,777.36	$16,546.48	$0.00	$18,354,739.92
2/11/2014	$18,354,739.92	$103,683.89	$16,642.23	$0.00	$18,338,097.69
3/11/2014	$18,338,097.69	$93,565.05	$27,007.86	$0.00	$18,311,089.83
4/11/2014	$18,311,089.83	$103,437.31	$16,894.81	$0.00	$18,294,195.01
5/11/2014	$18,294,195.01	$100,008.27	$20,407.50	$0.00	$18,273,787.51
6/11/2014	$18,273,787.51	$103,226.60	$17,110.67	$0.00	$18,256,676.84
7/11/2014	$18,256,676.84	$99,803.17	$20,617.60	$0.00	$18,236,059.25
8/11/2014	$18,236,059.25	$103,013.47	$17,328.99	$0.00	$18,218,730.25
9/11/2014	$18,218,730.25	$102,915.58	$17,429.27	$0.00	$18,201,300.98
10/11/2014	$18,201,300.98	$99,500.45	$20,927.70	$0.00	$18,180,373.28

Due Date	Beginning Balance	Interest	Principal	Balloon	Ending Balance
11/11/2014	$18,180,373.28	$102,698.91	$17,651.23	$0.00	$18,162,722.05
12/11/2014	$18,162,722.05	$99,289.55	$21,143.74	$0.00	$18,141,578.31
1/11/2015	$18,141,578.31	$102,479.76	$17,875.72	$0.00	$18,123,702.59
2/11/2015	$18,123,702.59	$102,378.78	$17,979.16	$0.00	$18,105,723.43
3/11/2015	$18,105,723.43	$92,379.42	$28,222.41	$0.00	$18,077,501.02
4/11/2015	$18,077,501.02	$102,117.79	$18,246.52	$0.00	$18,059,254.50
5/11/2015	$18,059,254.50	$98,723.92	$21,723.16	$0.00	$18,037,531.34
6/11/2015	$18,037,531.34	$101,892.01	$18,477.81	$0.00	$18,019,053.53
7/11/2015	$18,019,053.53	$98,504.16	$21,948.29	$0.00	$17,997,105.25
8/11/2015	$17,997,105.25	$101,663.65	$18,711.74	$0.00	$17,978,393.51
9/11/2015	$17,978,393.51	$101,557.95	$18,820.02	$0.00	$17,959,573.49
10/11/2015	$17,959,573.49	$98,179.00	$22,281.38	$0.00	$17,937,292.11
11/11/2015	$17,937,292.11	$101,325.77	$19,057.86	$0.00	$17,918,234.26
12/11/2015	$17,918,234.26	$97,953.01	$22,512.88	$0.00	$17,895,721.38
1/11/2016	$17,895,721.38	$101,090.94	$19,298.41	$0.00	$17,876,422.97
2/11/2016	$17,876,422.97	$100,981.93	$19,410.09	$0.00	$17,857,012.88
3/11/2016	$17,857,012.88	$94,364.39	$26,189.02	$0.00	$17,830,823.85
4/11/2016	$17,830,823.85	$100,724.34	$19,673.95	$0.00	$17,811,149.90
5/11/2016	$17,811,149.90	$97,367.62	$23,112.55	$0.00	$17,788,037.35
6/11/2016	$17,788,037.35	$100,482.65	$19,921.55	$0.00	$17,768,115.81
7/11/2016	$17,768,115.81	$97,132.37	$23,353.54	$0.00	$17,744,762.27
8/11/2016	$17,744,762.27	$100,238.19	$20,171.96	$0.00	$17,724,590.30
9/11/2016	$17,724,590.30	$100,124.24	$20,288.69	$0.00	$17,704,301.61
10/11/2016	$17,704,301.61	$96,783.52	$23,710.90	$0.00	$17,680,590.71
11/11/2016	$17,680,590.71	$99,875.69	$20,543.30	$0.00	$17,660,047.41
12/11/2016	$17,660,047.41	$96,541.59	$23,958.72	$0.00	$17,636,088.69
1/11/2017	$17,636,088.69	$99,624.31	$20,800.82	$0.00	$17,615,287.86
2/11/2017	$17,615,287.86	$99,506.80	$20,921.19	$0.00	$17,594,366.68
3/11/2017	$17,594,366.68	$89,770.37	$30,895.10	$0.00	$17,563,471.58
4/11/2017	$17,563,471.58	$99,214.10	$21,221.03	$0.00	$17,542,250.54
5/11/2017	$17,542,250.54	$95,897.64	$24,618.38	$0.00	$17,517,632.16
6/11/2017	$17,517,632.16	$98,955.16	$21,486.29	$0.00	$17,496,145.87
7/11/2017	$17,496,145.87	$95,645.60	$24,876.57	$0.00	$17,471,269.30
8/11/2017	$17,471,269.30	$98,693.26	$21,754.58	$0.00	$17,449,514.72
9/11/2017	$17,449,514.72	$98,570.37	$21,880.46	$0.00	$17,427,634.26
10/11/2017	$17,427,634.26	$95,271.07	$25,260.24	$17,402,374.02	$0.00

[THIS PAGE INTENTIONALLY LEFT BLANK.]

SCHEDULE B

Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK Planned Amortization Schedule

The Tulsa Multifamily Portfolio - Westminster Apartments - Tulsa, OK Mortgage Loan

Due Date	Beginning Balance	Interest	Principal	Balloon	Ending Balance
9/11/2007	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
10/11/2007	$13,570,000.00	$72,938.75	$0.00	$0.00	$13,570,000.00
11/11/2007	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
12/11/2007	$13,570,000.00	$72,938.75	$0.00	$0.00	$13,570,000.00
1/11/2008	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
2/11/2008	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
3/11/2008	$13,570,000.00	$70,507.46	$0.00	$0.00	$13,570,000.00
4/11/2008	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
5/11/2008	$13,570,000.00	$72,938.75	$0.00	$0.00	$13,570,000.00
6/11/2008	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
7/11/2008	$13,570,000.00	$72,938.75	$0.00	$0.00	$13,570,000.00
8/11/2008	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
9/11/2008	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
10/11/2008	$13,570,000.00	$72,938.75	$0.00	$0.00	$13,570,000.00
11/11/2008	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
12/11/2008	$13,570,000.00	$72,938.75	$0.00	$0.00	$13,570,000.00
1/11/2009	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
2/11/2009	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
3/11/2009	$13,570,000.00	$68,076.17	$0.00	$0.00	$13,570,000.00
4/11/2009	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
5/11/2009	$13,570,000.00	$72,938.75	$0.00	$0.00	$13,570,000.00
6/11/2009	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
7/11/2009	$13,570,000.00	$72,938.75	$0.00	$0.00	$13,570,000.00
8/11/2009	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
9/11/2009	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
10/11/2009	$13,570,000.00	$72,938.75	$0.00	$0.00	$13,570,000.00
11/11/2009	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
12/11/2009	$13,570,000.00	$72,938.75	$0.00	$0.00	$13,570,000.00
1/11/2010	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
2/11/2010	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
3/11/2010	$13,570,000.00	$68,076.17	$0.00	$0.00	$13,570,000.00
4/11/2010	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
5/11/2010	$13,570,000.00	$72,938.75	$0.00	$0.00	$13,570,000.00
6/11/2010	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
7/11/2010	$13,570,000.00	$72,938.75	$0.00	$0.00	$13,570,000.00
8/11/2010	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
9/11/2010	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
10/11/2010	$13,570,000.00	$72,938.75	$0.00	$0.00	$13,570,000.00
11/11/2010	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
12/11/2010	$13,570,000.00	$72,938.75	$0.00	$0.00	$13,570,000.00
1/11/2011	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00

Due Date	Beginning Balance	Interest	Principal	Balloon	Ending Balance
2/11/2011	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
3/11/2011	$13,570,000.00	$68,076.17	$0.00	$0.00	$13,570,000.00
4/11/2011	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
5/11/2011	$13,570,000.00	$72,938.75	$0.00	$0.00	$13,570,000.00
6/11/2011	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
7/11/2011	$13,570,000.00	$72,938.75	$0.00	$0.00	$13,570,000.00
8/11/2011	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
9/11/2011	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
10/11/2011	$13,570,000.00	$72,938.75	$0.00	$0.00	$13,570,000.00
11/11/2011	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
12/11/2011	$13,570,000.00	$72,938.75	$0.00	$0.00	$13,570,000.00
1/11/2012	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
2/11/2012	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
3/11/2012	$13,570,000.00	$70,507.46	$0.00	$0.00	$13,570,000.00
4/11/2012	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
5/11/2012	$13,570,000.00	$72,938.75	$0.00	$0.00	$13,570,000.00
6/11/2012	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
7/11/2012	$13,570,000.00	$72,938.75	$0.00	$0.00	$13,570,000.00
8/11/2012	$13,570,000.00	$75,370.04	$0.00	$0.00	$13,570,000.00
9/11/2012	$13,570,000.00	$75,370.04	$8,743.62	$0.00	$13,561,256.38
10/11/2012	$13,561,256.38	$72,891.75	$11,394.81	$0.00	$13,549,861.57
11/11/2012	$13,549,861.57	$75,258.19	$8,863.28	$0.00	$13,540,998.29
12/11/2012	$13,540,998.29	$72,782.87	$11,511.30	$0.00	$13,529,486.99
1/11/2013	$13,529,486.99	$75,145.03	$8,984.34	$0.00	$13,520,502.66
2/11/2013	$13,520,502.66	$75,095.13	$9,037.72	$0.00	$13,511,464.94
3/11/2013	$13,511,464.94	$67,782.52	$16,860.51	$0.00	$13,494,604.43
4/11/2013	$13,494,604.43	$74,951.28	$9,191.60	$0.00	$13,485,412.83
5/11/2013	$13,485,412.83	$72,484.09	$11,830.91	$0.00	$13,473,581.92
6/11/2013	$13,473,581.92	$74,834.52	$9,316.50	$0.00	$13,464,265.42
7/11/2013	$13,464,265.42	$72,370.43	$11,952.51	$0.00	$13,452,312.90
8/11/2013	$13,452,312.90	$74,716.39	$9,442.88	$0.00	$13,442,870.03
9/11/2013	$13,442,870.03	$74,663.94	$9,498.98	$0.00	$13,433,371.04
10/11/2013	$13,433,371.04	$72,204.37	$12,130.15	$0.00	$13,421,240.89
11/11/2013	$13,421,240.89	$74,543.81	$9,627.50	$0.00	$13,411,613.39
12/11/2013	$13,411,613.39	$72,087.42	$12,255.26	$0.00	$13,399,358.13
1/11/2014	$13,399,358.13	$74,422.27	$9,757.52	$0.00	$13,389,600.61
2/11/2014	$13,389,600.61	$74,368.07	$9,815.49	$0.00	$13,379,785.12
3/11/2014	$13,379,785.12	$67,121.92	$17,567.19	$0.00	$13,362,217.93
4/11/2014	$13,362,217.93	$74,215.99	$9,978.19	$0.00	$13,352,239.73
5/11/2014	$13,352,239.73	$71,768.29	$12,596.66	$0.00	$13,339,643.08
6/11/2014	$13,339,643.08	$74,090.60	$10,112.32	$0.00	$13,329,530.75
7/11/2014	$13,329,530.75	$71,646.23	$12,727.24	$0.00	$13,316,803.51
8/11/2014	$13,316,803.51	$73,963.75	$10,248.03	$0.00	$13,306,555.48

Due Date	Beginning Balance	Interest	Principal	Balloon	Ending Balance
9/11/2014	$13,306,555.48	$73,906.83	$10,308.92	$0.00	$13,296,246.56
10/11/2014	$13,296,246.56	$71,467.33	$12,918.62	$0.00	$13,283,327.94
11/11/2014	$13,283,327.94	$73,777.82	$10,446.93	$0.00	$13,272,881.01
12/11/2014	$13,272,881.01	$71,341.74	$13,052.97	$0.00	$13,259,828.04
1/11/2015	$13,259,828.04	$73,647.29	$10,586.56	$0.00	$13,249,241.48
2/11/2015	$13,249,241.48	$73,588.50	$10,649.46	$0.00	$13,238,592.02
3/11/2015	$13,238,592.02	$66,413.60	$18,324.93	$0.00	$13,220,267.10
4/11/2015	$13,220,267.10	$73,427.57	$10,821.62	$0.00	$13,209,445.48
5/11/2015	$13,209,445.48	$71,000.77	$13,417.73	$0.00	$13,196,027.75
6/11/2015	$13,196,027.75	$73,292.94	$10,965.64	$0.00	$13,185,062.11
7/11/2015	$13,185,062.11	$70,869.71	$13,557.93	$0.00	$13,171,504.18
8/11/2015	$13,171,504.18	$73,156.73	$11,111.35	$0.00	$13,160,392.83
9/11/2015	$13,160,392.83	$73,095.02	$11,177.37	$0.00	$13,149,215.46
10/11/2015	$13,149,215.46	$70,677.03	$13,764.05	$0.00	$13,135,451.41
11/11/2015	$13,135,451.41	$72,956.49	$11,325.56	$0.00	$13,124,125.85
12/11/2015	$13,124,125.85	$70,542.18	$13,908.31	$0.00	$13,110,217.54
1/11/2016	$13,110,217.54	$72,816.33	$11,475.49	$0.00	$13,098,742.04
2/11/2016	$13,098,742.04	$72,752.60	$11,543.68	$0.00	$13,087,198.36
3/11/2016	$13,087,198.36	$67,998.90	$16,629.03	$0.00	$13,070,569.34
4/11/2016	$13,070,569.34	$72,596.12	$11,711.07	$0.00	$13,058,858.27
5/11/2016	$13,058,858.27	$70,191.36	$14,283.60	$0.00	$13,044,574.66
6/11/2016	$13,044,574.66	$72,451.74	$11,865.52	$0.00	$13,032,709.14
7/11/2016	$13,032,709.14	$70,050.81	$14,433.96	$0.00	$13,018,275.18
8/11/2016	$13,018,275.18	$72,305.67	$12,021.79	$0.00	$13,006,253.40
9/11/2016	$13,006,253.40	$72,238.90	$12,093.22	$0.00	$12,994,160.18
10/11/2016	$12,994,160.18	$69,843.61	$14,655.62	$0.00	$12,979,504.56
11/11/2016	$12,979,504.56	$72,090.33	$12,252.15	$0.00	$12,967,252.42
12/11/2016	$12,967,252.42	$69,698.98	$14,810.34	$0.00	$12,952,442.08
1/11/2017	$12,952,442.08	$71,940.02	$12,412.94	$0.00	$12,940,029.14
2/11/2017	$12,940,029.14	$71,871.08	$12,486.70	$0.00	$12,927,542.44
3/11/2017	$12,927,542.44	$64,853.17	$19,994.23	$0.00	$12,907,548.21
4/11/2017	$12,907,548.21	$71,690.67	$12,679.69	$0.00	$12,894,868.52
5/11/2017	$12,894,868.52	$69,309.92	$15,226.54	$0.00	$12,879,641.98
6/11/2017	$12,879,641.98	$71,535.68	$12,845.50	$0.00	$12,866,796.48
7/11/2017	$12,866,796.48	$69,159.03	$15,387.96	$0.00	$12,851,408.52
8/11/2017	$12,851,408.52	$71,378.86	$13,013.25	$12,838,395.27	$0.00

                         MORGAN STANLEY CAPITAL I INC.,
                                    DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                (ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES)

                                   ----------

     Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

          EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS
               OF:

          1)   multifamily and/or commercial mortgage loans;

          2)   mortgage pass-through certificates or other mortgage backed securities;

          3)   direct obligations of the United States or other governmental agencies; or

          4)   any combination of 1-3, above.

     The certificates of any series may consist of one or more classes. A given class may:

          o    provide for the accrual of interest based on fixed, floating, variable or adjustable rates;

          o    be senior or subordinate to one or more other classes in respect of distributions;

          o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o    provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the
               retirement of one or more other classes;

          o    provide for sequential distributions of principal; and

          o    provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE 11 IN THIS PROSPECTUS AND ON PAGE S-37 OF THE RELATED
PROSPECTUS SUPPLEMENT.

     If specified in the related prospectus supplement, the trust fund for a series of certificates may include insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing, or guaranteed investment contracts, interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements or currency exchange or swap agreements as described in this prospectus.

     Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

                                 MORGAN STANLEY
                THE DATE OF THIS PROSPECTUS IS DECEMBER 12, 2007

       IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
                     THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

          o    the timing of interest and principal payments;

          o    applicable interest rates;

          o    information about the trust fund's assets;

          o    information about any credit support or cash flow agreement;

          o    the rating for each class of certificates;

          o    information regarding the nature of any subordination;

          o    any circumstance in which the trust fund may be subject to early termination;

          o    whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;

          o    the aggregate principal amount of each class of certificates;

          o    information regarding any master servicer, sub-servicer or special servicer; and

          o    whether the certificates will be initially issued in definitive or book-entry form.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

     Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of
Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

     This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Capital I Inc.'s principal executive office is located at
1585 Broadway, New York, New York 10036, and the telephone number is (212)
761-4000.

                                   ----------

     Until 90-days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers'
obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                       -ii-

Important Notice About Information Presented In This Prospectus And

   Distributions on the Certificates of Prepayment Premiums or in Respect

                                       -iii-

   Retained Interest; Servicing Compensation and Payment of Expenses......    63
   Evidence as to Compliance..............................................    63
   Matters Regarding a Master Servicer, a Special Servicer and the

                                       -iv-

                                        -v-

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ
THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES ..............   Mortgage Pass-Through Certificates,
                                       issuable in series.

MORTGAGE POOL ......................   Each trust fund will consist primarily of
                                       one or more segregated pools of:

                                       (1)  multifamily and/or commercial
                                            mortgage loans;

                                       (2)  mortgage pass-through certificates
                                            or other mortgage backed securities;

                                       (3)  direct obligations of the United
                                            States or other governmental
                                            agencies; or

                                       (4)  any combination of 1-3 above.

                                       as to some or all of the mortgage loans,
                                       assignments of the leases of the related
                                       mortgaged properties or assignments of
                                       the rental payments due under those
                                       leases.

                                       Each trust fund for a series of
                                       certificates may also include:

                                       o    insurance or guarantees for the
                                            loans, letters of credit, insurance
                                            policies and surety bonds, the
                                            establishment of one or more reserve
                                            funds or any combination of the
                                            foregoing; and

                                       o    guaranteed investment contracts,
                                            interest rate exchange or interest
                                            rate swap, cap, floor or collar
                                            agreements or currency exchange or
                                            swap agreements.

                           RELEVANT PARTIES AND DATES

ISSUING ENTITY .....................   The issuing entity with respect to each
                                       series will be a New York common law
                                       trust formed by the depositor and
                                       containing the assets described in this
                                       prospectus and specified in the related
                                       prospectus supplement.

DEPOSITOR ..........................   Morgan Stanley Capital I Inc., a Delaware
                                       corporation and a wholly-owned subsidiary
                                       of Morgan Stanley.

MASTER SERVICER ....................   Each master servicer, if any, for each
                                       series of certificates will be named in
                                       the related prospectus supplement. A
                                       master servicer may be an affiliate of
                                       Morgan Stanley Capital I Inc.

PRIMARY SERVICER ...................   Each primary servicer, if any, for each
                                       series of certificates will be named in
                                       the related prospectus supplement. A
                                       primary servicer may be an affiliate of
                                       Morgan Stanley Capital I Inc.

                                       -1-

SPECIAL SERVICER ...................   Each special servicer, if any, for each
                                       series of certificates will be named, or
                                       the circumstances in accordance with
                                       which a special servicer will be
                                       appointed will be described, in the
                                       related prospectus supplement. A special
                                       servicer may be an affiliate of Morgan
                                       Stanley Capital I Inc.

TRUSTEE ............................   The trustee for each series of
                                       certificates will be named in the related
                                       prospectus supplement.

OTHER PARTIES ......................   If so specified in the prospectus
                                       supplement for a series, there may be one
                                       or more additional parties to the related
                                       pooling and servicing agreement,
                                       including, but not limited to, (i) a
                                       paying agent, which will make payments
                                       and perform other specified duties with
                                       respect to the certificates, (ii) a
                                       certificate registrar, which will
                                       maintain the register of certificates and
                                       perform certain duties with respect to
                                       certificate transfer, (iii) an
                                       authenticating agent, which will
                                       countersign the certificates on behalf of
                                       the trustee and/or (iv) a fiscal agent,
                                       which will be required to make advances
                                       if the trustee fails to do so when
                                       required.

SPONSOR ............................   The sponsor or sponsors for each series
                                       of certificates will be named in the
                                       related prospectus supplement. The
                                       sponsor will initiate the issuance of a
                                       series of certificates and will sell
                                       mortgage loans to the depositor. If
                                       specified in the related prospectus
                                       supplement, the sponsor may be Morgan
                                       Stanley Mortgage Capital Holdings LLC
                                       (successor-in-interest by merger to
                                       Morgan Stanley Mortgage Capital Inc.), an
                                       affiliate of the depositor.

SELLERS ............................   The seller or sellers of the mortgage
                                       loans or other assets will be named in
                                       the related prospectus supplement. A
                                       seller may be an affiliate of Morgan
                                       Stanley Capital I Inc. Morgan Stanley
                                       Capital I Inc. will purchase the mortgage
                                       loans or other assets, on or before the
                                       issuance of the related series of
                                       certificates.

ORIGINATORS ........................   If the mortgage loans or other assets
                                       have been originated by an entity other
                                       than the related sponsor or loan seller,
                                       the prospectus supplement will identify
                                       the related originator and set forth
                                       certain information with respect thereto.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS ..............   Each series of certificates will
                                       represent in the aggregate the entire
                                       beneficial ownership interest in a trust
                                       fund consisting primarily of:

     (A) MORTGAGE ASSETS ...........   The mortgage loans and the mortgage
                                       backed securities, or one or the other,
                                       with respect to each series of
                                       certificates will consist of a pool of:

                                       o    multifamily and/or commercial
                                            mortgage loans;

                                       o    mortgage pass-through certificates
                                            or other mortgage backed securities
                                            evidencing interests in or secured
                                            by mortgage loans; or

                                       o    a combination of mortgage loans and
                                            mortgage backed securities.

                                       The mortgage loans will not be guaranteed
                                       or insured by:

                                       o    Morgan Stanley Capital I Inc. or any
                                            of its affiliates; or

                                       -2-

                                       o    unless the prospectus supplement so
                                            provides, any governmental agency or
                                            instrumentality or other person.

                                       The mortgage loans will be secured by
                                       first liens or junior liens on, or
                                       security interests in:

                                       o    residential properties consisting of
                                            five or more rental or cooperatively
                                            owned dwelling units; or

                                       o    office buildings, shopping centers,
                                            retail stores, hotels or motels,
                                            nursing homes, hospitals or other
                                            health care-related facilities,
                                            mobile home parks, warehouse
                                            facilities, mini-warehouse
                                            facilities or self-storage
                                            facilities, industrial plants,
                                            congregate care facilities, mixed
                                            use commercial properties or other
                                            types of commercial properties.

                                       Generally, the mortgage loans:

                                       o    will be secured by properties
                                            located in any of the fifty states,
                                            the District of Columbia or the
                                            Commonwealth of Puerto Rico;

                                       o    will have individual principal
                                            balances at origination of at least
                                            $25,000;

                                       o    will have original terms to maturity
                                            of not more than 40 years; and

                                       o    will be originated by persons other
                                            than Morgan Stanley Capital I Inc.

                                       Each mortgage loan may provide for the
                                       following payment terms:

                                       o    Each mortgage loan may provide for
                                            no accrual of interest or for
                                            accrual of interest at a fixed or
                                            adjustable rate or at a rate that
                                            may be converted from adjustable to
                                            fixed, or vice versa, from time to
                                            time at the borrower's election.
                                            Adjustable mortgage rates may be
                                            based on one or more indices.

                                       o    Each mortgage loan may provide for
                                            scheduled payments to maturity or
                                            payments that adjust from time to
                                            time to accommodate changes in the
                                            interest rate or to reflect the
                                            occurrence of certain events.

                                       o    Each mortgage loan may provide for
                                            negative amortization or accelerated
                                            amortization.

                                       o    Each mortgage loan may be fully
                                            amortizing or require a balloon
                                            payment due on the loan's stated
                                            maturity date.

                                       o    Each mortgage loan may contain
                                            prohibitions on prepayment or
                                            require payment of a premium or a
                                            yield maintenance penalty in
                                            connection with a prepayment.

                                       o    Each mortgage loan may provide for
                                            payments of principal, interest or
                                            both, on due dates that occur
                                            monthly, quarterly, semi-annually or
                                            at another interval as specified in
                                            the related prospectus supplement.

                                       -3-

     (B) GOVERNMENT SECURITIES......   If the related prospectus supplement
                                       so specifies, the trust fund may
                                       include direct obligations of the
                                       United States, agencies of the
                                       United States or agencies created by
                                       government entities which provide
                                       for payment of interest or principal
                                       or both.

     (C) COLLECTION ACCOUNTS........   Each trust fund will include one or more
                                       accounts established and maintained on
                                       behalf of the certificateholders. The
                                       person(s) designated in the related
                                       prospectus supplement will, to the extent
                                       described in this prospectus and the
                                       prospectus supplement, deposit into this
                                       account all payments and collections
                                       received or advanced with respect to the
                                       trust fund's assets. The collection
                                       account may be either interest-bearing or
                                       non-interest-bearing, and funds may be
                                       held in the account as cash or invested
                                       in short-term, investment grade
                                       obligations.

     (D) CREDIT SUPPORT.............   If the related prospectus supplement so
                                       specifies, one or more classes of
                                       certificates may be provided with partial
                                       or full protection against certain
                                       defaults and losses on a trust fund's
                                       mortgage loans and mortgage backed
                                       securities.

                                       This protection may be provided by one or
                                       more of the following means:

                                       o    subordination of one or more other
                                            classes of certificates,

                                       o    cross-support provisions

                                       o    loan insurance policies or
                                            guarantees,

                                       o    letters of credit,

                                       o    certificate insurance policies or
                                            surety bonds,

                                       o    reserve fund or funds or

                                       o    a combination thereof.

                                       The related prospectus supplement will
                                       describe the amount and types of credit
                                       support, the entity providing the credit
                                       support, if applicable, and related
                                       information. If a particular trust fund
                                       includes mortgage backed securities, the
                                       related prospectus supplement will
                                       describe any similar forms of credit
                                       support applicable to those mortgage
                                       backed securities.

     (E) CASH FLOW AGREEMENTS.......   If the related prospectus supplement so
                                       provides, the trust fund may include
                                       guaranteed investment contracts pursuant
                                       to which moneys held in the collection
                                       accounts will be invested at a specified
                                       rate. The trust fund also may include
                                       agreements (as described below) designed
                                       to reduce the effects of interest rate or
                                       currency exchange rate fluctuations on
                                       the trust fund's assets or on one or more
                                       classes of certificates.

                                       Agreements of this sort may include:

                                       o    interest rate exchange or interest
                                            rate swap agreements,

                                       o    interest rate cap, floor or collar
                                            agreements,

                                       -4-

                                       o    currency exchange or swap
                                            agreements, or

                                       o    other interest rate or currency
                                            agreements. Currency exchange or
                                            swap agreements might be included in
                                            a trust fund if some or all of the
                                            mortgage loans or mortgage backed
                                            securities, such as mortgage loans
                                            secured by mortgaged properties
                                            located outside the United States,
                                            are denominated in a non United
                                            States currency.

                                       The related prospectus supplement will
                                       describe the principal terms of any
                                       guaranteed investment contract or other
                                       such agreement and provide information
                                       with respect to the obligor. If a
                                       particular trust fund includes mortgage
                                       backed securities, the related prospectus
                                       supplement will describe any guaranteed
                                       investment contract or other agreements
                                       applicable to those mortgage backed
                                       securities.

REPURCHASES AND SUBSTITUTIONS OF
   MORTGAGE ASSETS; ACQUISITION
   OF ADDITIONAL MORTGAGE ASSETS....   If and to the extent described in the
                                       related prospectus supplement, Morgan
                                       Stanley Capital I Inc. a mortgage asset
                                       seller or another specified person or
                                       entity may make or assign to or for the
                                       benefit of one of our trusts various
                                       representations and warranties, or may be
                                       obligated to deliver to one of our trusts
                                       various documents, in either case
                                       relating to some or all of the mortgage
                                       assets transferred to that trust. A
                                       material breach of one of those
                                       representations and warranties or a
                                       failure to deliver a material document
                                       may, under the circumstances described in
                                       the related prospectus supplement, give
                                       rise to an obligation to repurchase the
                                       affected mortgage asset(s) out of the
                                       subject trust or to replace the affected
                                       mortgage asset(s) with other mortgage
                                       asset(s) that satisfy the criteria
                                       specified in the related prospectus
                                       supplement or to reimburse the related
                                       trust fund for any related losses. See
                                       "Description of the Agreements--
                                       Assignment of Assets--Repurchases" and
                                       "--Representations and Warranties--
                                       Repurchases" herein.

                                       In addition, if so specified in the
                                       related prospectus supplement, if a
                                       mortgage loan backing a series of
                                       certificates defaults, it may be subject
                                       to a fair value purchase option or other
                                       purchase option under the related pooling
                                       and servicing agreement or another
                                       agreement, or may be subject to a
                                       purchase option on the part of another
                                       lender whose loan is secured by the
                                       related real estate collateral or by a
                                       security interest in the equity in the
                                       related borrower. Further, if so
                                       specified in the related prospectus
                                       supplement, a special servicer or other
                                       specified party for a trust fund may be
                                       obligated to sell a mortgage asset that
                                       is in default. See "Description of the
                                       Agreements--Realization Upon Defaulted
                                       Whole Loans" herein.

                                       In general, the initial total principal
                                       balance of the mortgage assets in a trust
                                       will equal or exceed the initial total
                                       principal balance of the related
                                       certificates. If the initial total
                                       principal balance of the related mortgage
                                       assets is less than the initial total
                                       principal balance of any series, we may
                                       arrange an interim deposit of cash or
                                       liquid investments with the trustee to
                                       cover the shortfall. For the period
                                       specified in the related prospectus
                                       supplement, following the initial
                                       issuance of that series, we will be
                                       entitled to obtain a release of the
                                       deposited cash or investments in exchange
                                       for the deposit of a corresponding amount
                                       of

                                       -5-

                                       mortgage assets. If we fail to deliver
                                       mortgage assets sufficient to make up the
                                       entire shortfall within that specified
                                       period, any of the cash or investments
                                       remaining on deposit with the related
                                       trustee will be used to pay down the
                                       principal balance of the related
                                       certificates, as described in the related
                                       prospectus supplement.

                                       If so specified in the related prospectus
                                       supplement, the related trustee may be
                                       authorized or required to apply
                                       collections on the mortgage assets
                                       underlying a series of offered
                                       certificates to acquire new mortgage
                                       assets that conform to the description of
                                       mortgage assets in this prospectus, and
                                       satisfy the criteria set forth in the
                                       related prospectus supplement.

                                       If the subject securitization transaction
                                       involves a prefunding or revolving
                                       period, then we will indicate in the
                                       related prospectus supplement, among
                                       other things, (i) the term or duration of
                                       the prefunding or revolving period and
                                       for prefunding periods, the amount of
                                       proceeds to be deposited in the
                                       prefunding account and the percentage of
                                       the mortgage asset pool represented by
                                       those proceeds, (ii) for revolving
                                       periods, the maximum amount of additional
                                       assets that may be acquired during the
                                       revolving period, if applicable, and the
                                       percentage of the mortgage asset pool
                                       represented by those assets and (iii) any
                                       limitation on the ability to add pool
                                       assets.

DISTRIBUTIONS ON CERTIFICATES.......   Each series of certificates will have the
                                       following characteristics:

                                       o    if the certificates evidence an
                                            interest in a trust fund that
                                            includes mortgage loans, the
                                            certificates will be issued pursuant
                                            to a pooling agreement;

                                       o    if the certificates evidence an
                                            interest in a trust fund that does
                                            not include mortgage loans, the
                                            certificates will be issued pursuant
                                            to a trust agreement;

                                       o    each series of certificates will
                                            include one or more classes of
                                            certificates;

                                       o    each series of certificates,
                                            including any class or classes not
                                            offered by this prospectus, will
                                            represent, in the aggregate, the
                                            entire beneficial ownership interest
                                            in the related trust fund;

                                       o    each class of certificates being
                                            offered to you, other than certain
                                            stripped interest certificates, will
                                            have a stated principal amount; and

                                       o    each class of certificates being
                                            offered to you, other than certain
                                            stripped principal certificates,
                                            will accrue interest based on a
                                            fixed, floating, variable or
                                            adjustable interest rate.

                                       The related prospectus supplement will
                                       specify the principal amount, if any, and
                                       the interest rate, if any, for each class
                                       of certificates. In the case of a
                                       floating, variable or adjustable interest
                                       rate, the related prospectus supplement
                                       will specify the method for determining
                                       the rate.

                                       The certificates will not be guaranteed
                                       or insured by Morgan Stanley Capital I
                                       Inc. or any of its affiliates. If the
                                       related prospectus supplement so
                                       provides, the certificates may be insured
                                       or guaranteed

                                       -6-

                                       by an entity specified therein.
                                       Otherwise, the certificates also will not
                                       be guaranteed or insured by any
                                       governmental agency or instrumentality or
                                       by any other person.

     (A) INTEREST...................   Each class of certificates offered to
                                       you, other than stripped principal
                                       certificates and certain classes of
                                       stripped interest certificates, will
                                       accrue interest at the rate indicated in
                                       the prospectus supplement. Interest will
                                       be distributed to you as provided in the
                                       related prospectus supplement.

                                       Interest distributions:

                                       o    on stripped interest certificates
                                            may be made on the basis of the
                                            notional amount for that class, as
                                            described in the related prospectus
                                            supplement; and

                                       o    may be reduced to the extent of
                                            certain delinquencies, losses,
                                            prepayment interest shortfalls, and
                                            other contingencies described in
                                            this prospectus and the related
                                            prospectus supplement.

     (B) PRINCIPAL..................   The certificates of each series initially
                                       will have an aggregate principal balance
                                       no greater than the outstanding principal
                                       balance of the trust fund's assets as of
                                       the close of business on the first day of
                                       the month during which the trust fund is
                                       formed, after application of scheduled
                                       payments due on or before that date,
                                       whether or not received. The related
                                       prospectus supplement may provide that
                                       the principal balance of the trust fund's
                                       assets will be determined as of a
                                       different date. The principal balance of
                                       a certificate at a given time represents
                                       the maximum amount that the holder is
                                       then entitled to receive of principal
                                       from future cash flow on the assets in
                                       the related trust fund.

                                       Unless the prospectus supplement provides
                                       otherwise, distributions of principal:

                                       o    will be made on each distribution
                                            date to the holders of the class or
                                            classes of certificates entitled to
                                            principal distributions, until the
                                            principal balances of those
                                            certificates have been reduced to
                                            zero; and

                                       o    will be made on a pro rata basis
                                            among all of the certificates of a
                                            given class or by random selection,
                                            as described in the prospectus
                                            supplement or otherwise established
                                            by the trustee.

                                       Stripped interest or interest-only
                                       certificates will not have a principal
                                       balance and will not receive
                                       distributions of principal.

ADVANCES............................   Unless the related prospectus supplement
                                       otherwise provides, if a scheduled
                                       payment on a mortgage loan is delinquent
                                       and the master servicer determines that
                                       an advance would be recoverable, the
                                       master servicer will, in most cases, be
                                       required to advance the shortfall.
                                       Neither Morgan Stanley Capital I Inc. nor
                                       any of its affiliates will have any
                                       responsibility to make those advances.

                                       -7-

                                       The master servicer:

                                       o    will be reimbursed for advances from
                                            subsequent recoveries from the
                                            delinquent mortgage loan or from
                                            other sources, as described in this
                                            prospectus and the related
                                            prospectus supplement; and

                                       o    will be entitled to interest on
                                            advances, if specified in the
                                            related prospectus supplement.

                                       If a particular trust fund includes
                                       mortgage backed securities, the
                                       prospectus supplement will describe any
                                       advance obligations applicable to those
                                       mortgage backed securities.

TERMINATION.........................   The related prospectus supplement may
                                       provide for the optional early
                                       termination of the series of certificates
                                       through repurchase of the trust fund's
                                       assets by a specified party, under
                                       specified circumstances.

                                       The related prospectus supplement may
                                       provide for the early termination of the
                                       series of certificates in various ways,
                                       including:

                                       o    optional early termination where a
                                            party identified in the prospectus
                                            supplement could repurchase the
                                            trust fund assets pursuant to
                                            circumstances specified in the
                                            prospectus supplement; and

                                       o    termination through the solicitation
                                            of bids for the sale of all or a
                                            portion of the trust fund assets in
                                            the event the principal amount of a
                                            specified class or classes declines
                                            by a specified percentage amount on
                                            or after a specified date.

REGISTRATION OF CERTIFICATES........   If the related prospectus supplement so
                                       provides, one or more classes of the
                                       certificates being offered to you will
                                       initially be represented by one or more
                                       certificates registered in the name of
                                       Cede & Co., as the nominee of the
                                       Depository Trust Company. If the
                                       certificate you purchase is registered in
                                       the name of Cede & Co., you will not be
                                       entitled to receive a definitive
                                       certificate, except under the limited
                                       circumstances described in this
                                       prospectus.

TAX STATUS OF THE CERTIFICATES......   The certificates of each series will
                                       constitute either:

                                       o    regular interests and residual
                                            interests in a trust treated as a
                                            real estate mortgage investment
                                            conduit--known as a REMIC--under
                                            Sections 860A through 860G of the
                                            Internal Revenue Code; or

                                       o    interests in a trust treated as a
                                            grantor trust under applicable
                                            provisions of the Internal Revenue
                                            Code.

     (A) REMIC......................   The regular certificates of the REMIC
                                       generally will be treated as debt
                                       obligations of the applicable REMIC for
                                       federal income tax purposes. Some of the
                                       regular certificates of the REMIC may be
                                       issued with original issue discount for
                                       federal income tax purposes.

                                       A portion or, in certain cases, all of
                                       the income from REMIC residual
                                       certificates:

                                       o    may not be offset by any losses from
                                            other activities of the holder of
                                            those certificates;

                                       -8-

                                       o    may be treated as unrelated business
                                            taxable income for holders of the
                                            residual certificates of the REMIC
                                            that are subject to tax on unrelated
                                            business taxable income, as defined
                                            in Section 511 of the Internal
                                            Revenue Code; and

                                       o    may be subject to U.S. withholding
                                            tax.

                                       To the extent described in this
                                       prospectus and the related prospectus
                                       supplement, the certificates offered to
                                       you will be treated as:

                                       o    assets described in section
                                            7701(a)(19)(C) of the Internal
                                            Revenue Code; and

                                       o    "real estate assets" within the
                                            meaning of sections 856(c)(4)(A) and
                                            856(c)(5)(B) of the Internal Revenue
                                            Code.

     (B) GRANTOR TRUST..............   If no election is made to treat the trust
                                       fund relating to a series of certificates
                                       as a REMIC, the trust fund will be
                                       classified as a grantor trust and not as
                                       an association taxable as a corporation
                                       for federal income tax purposes. If the
                                       trust fund is a grantor trust, you will
                                       be treated as an owner of an undivided
                                       pro rata interest in the mortgage pool or
                                       pool of securities and any other assets
                                       held by the trust fund. In certain cases
                                       the certificates may represent interests
                                       in a portion of a trust fund as to which
                                       one or more REMIC elections, as described
                                       above, are also made.

                                       Investors are advised to consult their
                                       tax advisors and to review "Federal
                                       Income Tax Consequences" in this
                                       prospectus and the related prospectus
                                       supplement.

ERISA CONSIDERATIONS ...............   If you are subject to Title I of the
                                       Employee Retirement Income Security Act
                                       of 1974, as amended--also known as ERISA,
                                       or Section 4975 of the Internal Revenue
                                       Code, you should carefully review with
                                       your legal advisors whether the purchase
                                       or holding of certificates could give
                                       rise to a transaction that is prohibited
                                       or is not otherwise permissible under
                                       either statute.

                                       In general, the related prospectus
                                       supplement will specify that some of the
                                       classes of certificates may not be
                                       transferred unless the trustee and Morgan
                                       Stanley Capital I Inc. receive a letter
                                       of representations or an opinion of
                                       counsel to the effect that:

                                       o    the transfer will not result in a
                                            violation of the prohibited
                                            transaction provisions of ERISA or
                                            the Internal Revenue Code;

                                       o    the transfer will not cause the
                                            assets of the trust fund to be
                                            deemed "plan assets" for purposes of
                                            ERISA or the Internal Revenue Code;
                                            and

                                       o    the transfer will not subject any of
                                            the trustee, Morgan Stanley Capital
                                            I Inc. or any servicer to additional
                                            obligations.

LEGAL INVESTMENT....................   The related prospectus supplement will
                                       specify whether any classes of the
                                       offered certificates will constitute
                                       "mortgage related securities" for
                                       purposes of the Secondary Mortgage Market
                                       Enhancement Act of 1984, as amended. If
                                       your investment activities are subject to
                                       legal investment laws and regulations,
                                       regulatory capital requirements, or

                                       -9-

                                       review by regulatory authorities, then
                                       you may be subject to restrictions on
                                       investment in the offered certificates.
                                       You should consult your own legal
                                       advisors for assistance in determining
                                       the suitability of and consequences to
                                       you of the purchase, ownership, and the
                                       sale of the offered certificates.

RATING .............................   At the date of issuance, each class of
                                       certificates of each series that are
                                       offered to you will be rated not lower
                                       than investment grade by one or more
                                       nationally recognized statistical rating
                                       agencies.

                                      -10-

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY MARKET MAY
   MAKE IT DIFFICULT FOR YOU TO
   RESELL YOUR CERTIFICATES ........   Secondary market considerations may make
                                       your certificates difficult to resell or
                                       less valuable than you anticipated for a
                                       variety of reasons, including:

                                       o    there may not be a secondary market
                                            for the certificates;

                                       o    if a secondary market develops, we
                                            cannot assure you that it will
                                            continue or will provide you with
                                            the liquidity of investment you may
                                            have anticipated. Lack of liquidity
                                            could result in a substantial
                                            decrease in the market value of your
                                            certificates;

                                       o    the market value of your
                                            certificates will fluctuate with
                                            changes in interest rates;

                                       o    the secondary market for
                                            certificates backed by residential
                                            mortgages may be more liquid than
                                            the secondary market for
                                            certificates backed by multifamily
                                            and commercial mortgages so if your
                                            liquidity assumptions were based on
                                            the secondary market for
                                            certificates backed by residential
                                            mortgages, your assumptions may not
                                            be correct;

                                       o    certificateholders have no
                                            redemption rights; and

                                       o    secondary market purchasers are
                                            limited to this prospectus, the
                                            related prospectus supplement and to
                                            the reports delivered to
                                            certificateholders for information
                                            concerning the certificates.

                                       Morgan Stanley & Co. Incorporated
                                       currently expects to make a secondary
                                       market in your certificates, but it has
                                       no obligation to do so.

THE TRUST FUND'S ASSETS MAY BE
   INSUFFICIENT TO ALLOW FOR
   REPAYMENT IN FULL ON YOUR
   CERTIFICATES ....................   Unless the related prospectus supplement
                                       so specifies, the sole source of payment
                                       on your certificates will be proceeds
                                       from the assets included in the trust
                                       fund for each series of certificates and
                                       any form of credit enhancement specified
                                       in the related prospectus supplement. You
                                       will not have any claim against, or
                                       security interest in, the trust fund for
                                       any other series. In addition, in
                                       general, there is no recourse to Morgan
                                       Stanley Capital I Inc. or any other
                                       entity, and neither the certificates nor
                                       the underlying mortgage loans are
                                       guaranteed or insured by any governmental
                                       agency or instrumentality or any other
                                       entity.

                                      -11-

                                       Therefore, if the trust fund's assets are
                                       insufficient to pay you your expected
                                       return, in most situations you will not
                                       receive payment from any other source.
                                       Exceptions include:

                                       o    loan repurchase obligations in
                                            connection with a breach of certain
                                            of the representations and
                                            warranties; and

                                       o    advances on delinquent loans, to the
                                            extent the master servicer deems the
                                            advance will be recoverable.

                                       Because some of the representations and
                                       warranties with respect to the mortgage
                                       loans or mortgage backed securities may
                                       have been made or assigned in connection
                                       with transfers of the mortgage loans or
                                       mortgage backed securities prior to the
                                       closing date, the rights of the trustee
                                       and the certificateholders with respect
                                       to those representations or warranties
                                       will be limited to their rights as
                                       assignees. Unless the related prospectus
                                       supplement so specifies, neither Morgan
                                       Stanley Capital I Inc., the master
                                       servicer nor any affiliate thereof will
                                       have any obligation with respect to
                                       representations or warranties made by any
                                       other entity.

                                       There may be accounts, as described in
                                       the related prospectus supplement,
                                       maintained as credit support. The amounts
                                       in these accounts may be withdrawn, under
                                       conditions described in the related
                                       prospectus supplement. Any withdrawn
                                       amounts will not be available for the
                                       future payment of principal or interest
                                       on the certificates.

                                       If a series of certificates consists of
                                       one or more classes of subordinate
                                       certificates, the amount of any losses or
                                       shortfalls in collections of assets on
                                       any distribution date will be borne first
                                       by one or more classes of the subordinate
                                       certificates, as described in the related
                                       prospectus supplement. Thereafter, those
                                       losses or shortfalls will be borne by the
                                       remaining classes of certificates, in the
                                       priority and manner and subject to the
                                       limitations specified in the related
                                       prospectus supplement.

PREPAYMENTS AND REPURCHASES MAY
   REDUCE THE YIELD ON YOUR
   CERTIFICATES ....................   The yield on your certificates may be
                                       reduced by prepayments on the mortgage
                                       loans or mortgage backed securities
                                       because prepayments affect the average
                                       life of the certificates. Prepayments can
                                       be voluntary, if permitted, and
                                       involuntary, such as prepayments
                                       resulting from casualty or condemnation,
                                       defaults and liquidations or repurchases
                                       upon breaches of representations and
                                       warranties. The investment performance of
                                       your certificates may vary materially and
                                       adversely from your expectation if the
                                       actual rate of prepayment is higher or
                                       lower than you anticipated.

                                       Voluntary prepayments may require the
                                       payment of a yield maintenance or
                                       prepayment premium. Nevertheless, we
                                       cannot assure you that the existence of
                                       the prepayment premium will cause a
                                       borrower to refrain from prepaying its
                                       mortgage loan nor can we assure you of
                                       the rate at which prepayments will occur.
                                       Morgan Stanley Mortgage Capital Holdings
                                       LLC, under certain circumstances, may be
                                       required to repurchase a mortgage loan
                                       from the trust fund if there has been a
                                       breach of a representation or warranty.
                                       The repurchase price paid will be passed
                                       through to you, as a certificateholder,
                                       with the same effect as if the mortgage
                                       loan had been prepaid in part or in full,
                                       except

                                      -12-

                                       that no prepayment premium or yield
                                       maintenance charge would be payable. Such
                                       a repurchase may therefore adversely
                                       affect the yield to maturity on your
                                       certificates.

                                       In a pool of mortgage loans, the rate of
                                       prepayment is unpredictable as it is
                                       influenced by a variety of factors
                                       including:

                                       o    the terms of the mortgage loans;

                                       o    the length of any prepayment lockout
                                            period;

                                       o    the prevailing interest rates;

                                       o    the availability of mortgage credit;

                                       o    the applicable yield maintenance
                                            charges or prepayment premiums;

                                       o    the servicer's ability to enforce
                                            those yield maintenance charges or
                                            prepayment premiums;

                                       o    the occurrence of casualties or
                                            natural disasters; and

                                       o    economic, demographic, tax, legal or
                                            other factors.

                                       There can be no assurance that the rate
                                       of prepayments will conform to any model
                                       described in this prospectus or in the
                                       related prospectus supplement.

                                       Some of the certificates may be more
                                       sensitive to prepayments than other
                                       certificates and in certain cases, the
                                       certificateholder holding these
                                       certificates may fail to recoup its
                                       original investment. You should carefully
                                       consider the specific characteristics of
                                       the certificates you purchase, as well as
                                       your investment approach and strategy.
                                       For instance, if you purchase a
                                       certificate at a premium, a prepayment
                                       may reduce the stream of interest
                                       payments you are entitled to receive on
                                       your certificate and your actual yield
                                       may be lower than your anticipated yield.
                                       Similarly, if you purchase a certificate
                                       which provides for the payment of
                                       interest only, or a certificate which
                                       provides for the payment of interest only
                                       after the occurrence of certain events,
                                       such as the retirement of one or more
                                       other classes of certificates of a
                                       series, you will probably be extremely
                                       sensitive to prepayments because a
                                       prepayment may reduce the stream of
                                       interest payments you are entitled to
                                       receive on your certificate.

IF PREPAYMENT PREMIUMS ARE NOT
   ENFORCED, YOUR CERTIFICATES MAY
   BE ADVERSELY AFFECTED ...........   The yield on your certificates may be
                                       less than anticipated because the
                                       prepayment premium or yield maintenance
                                       required under certain prepayment
                                       scenarios may not be enforceable in some
                                       states or under federal bankruptcy laws.

                                       o    Some courts may consider the
                                            prepayment premium to be usurious.

                                      -13-

                                       o    Even if the prepayment premium is
                                            enforceable, we cannot assure you
                                            that foreclosure proceeds will be
                                            sufficient to pay the prepayment
                                            premium.

                                       o    Although the collateral substitution
                                            provisions related to defeasance are
                                            not suppose to be treated as a
                                            prepayment and should not affect
                                            your certificates, we cannot assure
                                            you that a court will not interpret
                                            the defeasance provisions as
                                            requiring a prepayment premium; nor
                                            can we assure you that if it is
                                            treated as a prepayment premium, the
                                            court will find the defeasance
                                            income stream enforceable.

THE TIMING OF MORTGAGE LOAN
   AMORTIZATION MAY ADVERSELY AFFECT
   PAYMENT ON YOUR CERTIFICATES ....   As principal payments or prepayments are
                                       made on a mortgage loan, the mortgage
                                       pool will be exposed to concentration
                                       risks with respect to the diversity of
                                       mortgaged properties, types of mortgaged
                                       properties and number of borrowers.
                                       Classes that have a later sequential
                                       designation or a lower payment priority
                                       are more likely to be exposed to these
                                       concentration risks than are classes with
                                       an earlier sequential designation or
                                       higher priority. This is so because
                                       principal on the certificates will be
                                       payable in sequential order, and no class
                                       entitled to a distribution of principal
                                       will receive its principal until the
                                       principal amount of the preceding class
                                       or classes entitled to receive principal
                                       have been reduced to zero.

RATINGS DO NOT GUARANTY PAYMENT ....   Any rating assigned by a rating agency to
                                       a class of certificates reflects the
                                       rating agency's assessment of the
                                       likelihood that holders of the class of
                                       certificates will receive the payments to
                                       which they are entitled.

                                       o    The ratings do not assess the
                                            likelihood that you will receive
                                            timely payments on your
                                            certificates.

                                       o    The ratings do not assess the
                                            likelihood of prepayments, including
                                            those caused by defaults.

                                       o    The ratings do not assess the
                                            likelihood of early optional
                                            termination of the certificates.

                                       Each rating agency rating classes of a
                                       particular series will determine the
                                       amount, type and nature of credit support
                                       required for that series. This
                                       determination may be based on an
                                       actuarial analysis of the behavior of
                                       mortgage loans in a larger group taking
                                       into account the appraised value of the
                                       real estate and the commercial and
                                       multifamily real estate market.

                                       o    We cannot assure you that the
                                            historical data supporting the
                                            actuarial analysis will accurately
                                            reflect or predict the rate of
                                            delinquency, foreclosure or loss
                                            that will be experienced by the
                                            mortgage loans in a particular
                                            series.

                                       o    We cannot assure you that the
                                            appraised value of any property
                                            securing a mortgage loan in a
                                            particular series will remain stable
                                            throughout the life of your
                                            certificate.

                                      -14-

                                       o    We cannot assure you that the real
                                            estate market will not experience an
                                            overall decline in property values
                                            nor can we assure you that the
                                            outstanding balance of any mortgage
                                            loan in a particular series will
                                            always be less than the market value
                                            of the property securing the
                                            mortgage loan.

RATINGS DO NOT GUARANTY VALUE ......   If one or more rating agencies downgrade
                                       certificates of a series, your
                                       certificate will decrease in value.
                                       Because none of Morgan Stanley Capital I
                                       Inc., the seller, the master servicer,
                                       the trustee or any affiliate has any
                                       obligation to maintain a rating of a
                                       class of certificates, you will have no
                                       recourse if your certificate decreases in
                                       value.

CASH FLOW FROM THE PROPERTIES MAY BE
   VOLATILE AND INSUFFICIENT TO
   ALLOW TIMELY PAYMENT ON YOUR
   CERTIFICATES ....................   Repayment of a commercial or multifamily
                                       mortgage loan is dependent on the income
                                       produced by the property. Therefore, the
                                       borrower's ability to repay a mortgage
                                       loan depends primarily on the successful
                                       operation of the property and the net
                                       operating income derived from the
                                       property. Net operating income can be
                                       volatile and may be adversely affected by
                                       factors such as:

                                       o    economic conditions causing plant
                                            closings or industry slowdowns;

                                       o    an oversupply of available retail
                                            space, office space or multifamily
                                            housing;

                                       o    changes in consumer tastes and
                                            preferences;

                                       o    decrease in consumer confidence;

                                       o    retroactive changes in building
                                            codes;

                                       o    the age, design and construction
                                            quality of the property, including
                                            perceptions regarding the
                                            attractiveness, convenience or
                                            safety of the property;

                                       o    the age, design, construction
                                            quality and proximity of competing
                                            properties;

                                       o    increases in operating expenses due
                                            to external factors such as
                                            increases in heating or electricity
                                            costs;

                                       o    increases in operating expenses due
                                            to maintenance or improvements
                                            required at the property;

                                       o    a decline in the financial condition
                                            of a major tenant;

                                       o    a decline in rental rates as leases
                                            are renewed or entered into with new
                                            tenants;

                                       o    the concentration of a particular
                                            business type in a building;

                                       o    the length of tenant leases;

                                       o    the creditworthiness of tenants; and

                                       o    the property's "operating leverage."

                                      -15-

                                       Operating leverage refers to the
                                       percentage of total property expenses in
                                       relation to revenue, the ratio of fixed
                                       operating expenses to those that vary
                                       with revenue and the level of capital
                                       expenditures required to maintain the
                                       property and retain or replace tenants.

                                       If a commercial property is designed for
                                       a specific tenant, net operating income
                                       may be adversely affected if that tenant
                                       defaults under its obligations because
                                       properties designed for a specific tenant
                                       often require substantial renovation
                                       before it is suitable for a new tenant.
                                       As a result, the proceeds from
                                       liquidating this type of property
                                       following foreclosure might be
                                       insufficient to cover the principal and
                                       interest due under the loan.

                                       It is anticipated that a substantial
                                       portion of the mortgage loans included in
                                       any trust fund will be nonrecourse loans
                                       or loans for which recourse may be
                                       restricted or unenforceable. Therefore,
                                       if a borrower defaults, recourse may be
                                       had only against the specific property
                                       and any other assets that have been
                                       pledged to secure the related mortgage
                                       loan.

PROPERTY VALUE MAY BE ADVERSELY
   AFFECTED EVEN WHEN THERE IS NO
   CHANGE IN CURRENT OPERATING
   INCOME ..........................   Various factors may adversely affect the
                                       value of the mortgaged properties without
                                       affecting the properties' current net
                                       operating income. These factors include
                                       among others:

                                       o    changes in governmental regulations,
                                            fiscal policy, zoning or tax laws;

                                       o    potential environmental legislation
                                            or liabilities or other legal
                                            liabilities;

                                       o    the availability of refinancing; and

                                       o    changes in interest rate levels or
                                            yields required by investors in
                                            income-producing commercial
                                            properties.

THE PROSPECTIVE PERFORMANCE OF THE
   COMMERCIAL AND MULTIFAMILY
   MORTGAGE LOANS INCLUDED IN EACH
   TRUST SHOULD BE EVALUATED
   SEPARATELY FROM THE PERFORMANCE
   OF THE MORTGAGE LOANS IN ANY OF
   OUR OTHER TRUSTS ................   While there may be certain common factors
                                       affecting the performance and value of
                                       income-producing real properties in
                                       general, those factors do not apply
                                       equally to all income-producing real
                                       properties and, in many cases, there are
                                       unique factors that will affect the
                                       performance and/or value of a particular
                                       income-producing real property. Moreover,
                                       the effect of a given factor on a
                                       particular real property will depend on a
                                       number of variables, including but not
                                       limited to property type, geographic
                                       location, competition, sponsorship and
                                       other characteristics of the property and
                                       the related mortgage loan. Each
                                       income-producing real property represents
                                       a separate and distinct business venture;
                                       and, as a result, each of the multifamily
                                       and commercial mortgage loans included in
                                       one of the depositor's trusts requires a
                                       unique underwriting

                                      -16-

                                       analysis. Furthermore, economic and other
                                       conditions affecting real properties,
                                       whether worldwide, national, regional or
                                       local, vary over time. The performance of
                                       a pool of mortgage loans originated and
                                       outstanding under a given set of economic
                                       conditions may vary significantly from
                                       the performance of an otherwise
                                       comparable mortgage pool originated and
                                       outstanding under a different set of
                                       economic conditions. Accordingly,
                                       investors should evaluate the mortgage
                                       loans underlying the offered certificates
                                       independently from the performance of
                                       mortgage loans underlying any other
                                       series of offered certificates.

                                       As a result of the distinct nature of
                                       each pool of commercial mortgage loans,
                                       and the separate mortgage loans within
                                       the pool, this prospectus does not
                                       include disclosure concerning the
                                       delinquency and loss experience of static
                                       pools of periodic originations by the
                                       sponsor of assets of the type to be
                                       securitized (known as "static pool
                                       data"). Because of the highly
                                       heterogeneous nature of the assets in
                                       commercial mortgage backed securities
                                       transactions, static pool data for prior
                                       securitized pools, even those involving
                                       the same asset types (e.g., hotels or
                                       office buildings), may be misleading,
                                       since the economics of the properties and
                                       terms of the loans may be materially
                                       different. In particular, static pool
                                       data showing a low level of delinquencies
                                       and defaults would not be indicative of
                                       the performance of this pool or any other
                                       pools of mortgage loans originated by the
                                       same sponsor. Therefore, investors should
                                       evaluate this offering on the basis of
                                       the information set forth in the related
                                       prospectus supplement with respect to the
                                       mortgage loans, and not on the basis of
                                       any successful performance of other pools
                                       of securitized commercial mortgage loans.

VARIOUS TYPES OF INCOME-PRODUCING
   PROPERTIES MAY SECURE MORTGAGE
   LOANS UNDERLYING A SERIES OF
   CERTIFICATES AND EACH TYPE OF
   INCOME-PRODUCING PROPERTY MAY
   PRESENT SPECIAL RISKS ...........   The mortgage loans underlying a series of
                                       certificates may be secured by numerous
                                       types of multifamily and commercial
                                       properties. The adequacy of an
                                       income-producing property as security for
                                       a mortgage loan depends in large part on
                                       its value and ability to generate net
                                       operating income. The relative importance
                                       of any factor affecting the value or
                                       operation of an income-producing property
                                       will depend on the type and use of the
                                       property, and the type and use of a
                                       particular income-producing property may
                                       present special risks. Additionally, many
                                       types of commercial properties are not
                                       readily convertible to alternative uses
                                       if the original use is not successful or
                                       may require significant capital
                                       expenditures to effect any conversion to
                                       an alternative use.

THE OPERATION OF COMMERCIAL
   PROPERTIES IS DEPENDENT UPON
   SUCCESSFUL MANAGEMENT ...........   The successful operation of a real estate
                                       project depends upon the property
                                       manager's performance and viability. The
                                       property manager is responsible for:

                                       o    responding to changes in the local
                                            market;

                                      -17-

                                       o    planning and implementing the rental
                                            structure;

                                       o    operating the property and providing
                                            building services;

                                       o    managing operating expenses; and

                                       o    assuring that maintenance and
                                            capital improvements are carried out
                                            in a timely fashion.

                                       A good property manager, by controlling
                                       costs, providing appropriate service to
                                       tenants and seeing to the maintenance of
                                       improvements, can improve cash flow,
                                       reduce vacancy, leasing and repair costs
                                       and preserve building value. On the other
                                       hand, management errors can, in some
                                       cases, impair short-term cash flow and
                                       the long term viability of an
                                       income-producing property. Properties
                                       deriving revenues primarily from
                                       short-term sources are generally more
                                       management intensive than properties
                                       leased to creditworthy tenants under
                                       long-term leases.

                                       Morgan Stanley Capital I Inc. makes no
                                       representation or warranty as to the
                                       skills of any present or future managers.
                                       Additionally, Morgan Stanley Capital I
                                       Inc. cannot assure you that the property
                                       managers will be in a financial condition
                                       to fulfill their management
                                       responsibilities throughout the terms of
                                       their respective management agreements.

YOU SHOULD CONSIDER THE NUMBER OF
   MORTGAGE LOANS IN THE POOL ......   Assuming pools of equal aggregate unpaid
                                       principal balances, the concentration of
                                       default, foreclosure and loss in a trust
                                       fund containing fewer mortgage loans will
                                       generally be higher than that in trust
                                       fund containing more mortgage loans.

YOUR INVESTMENT IS NOT INSURED OR
   GUARANTEED AND YOUR SOURCE FOR
   REPAYMENTS IS LIMITED ...........   Payments under the mortgage loans are
                                       generally not insured or guaranteed by
                                       any person or entity.

                                       In general, the borrowers under the
                                       mortgage loans will be entities created
                                       to own or purchase the related commercial
                                       property. The borrowers are set up this
                                       way, in significant part, to isolate the
                                       property from the debts and liabilities
                                       of the person creating the entity. In
                                       most cases, the loan will represent a
                                       nonrecourse obligation of the related
                                       borrower secured by the lien of the
                                       related mortgage and the related lease
                                       assignments. Even if the loan is
                                       recourse, the borrower generally will not
                                       have any significant assets other than
                                       the property or properties and the
                                       related leases, which will be pledged to
                                       the trustee. Therefore, payments on the
                                       loans and, in turn, payments of principal
                                       and interest on your certificates, will
                                       depend primarily or solely on rental
                                       payments by the lessees. Those rental
                                       payments will, in turn, depend on
                                       continued occupancy by, or the
                                       creditworthiness of, those lessees. Both
                                       continued occupancy and creditworthiness
                                       may be adversely affected by a general
                                       economic downturn or an adverse change in
                                       the lessees' financial conditions.

                                      -18-

BORROWER MAY BE UNABLE TO REPAY THE
   REMAINING PRINCIPAL BALANCE ON
   ITS MATURITY DATE WHICH WOULD
   ADVERSELY AFFECT PAYMENT ON YOUR
   CERTIFICATES ....................   Some of the mortgage loans may not be
                                       fully amortizing over their terms to
                                       maturity and will require substantial
                                       principal payments--i.e., balloon
                                       payments--at their stated maturity.
                                       Mortgage loans with balloon payments
                                       involve a greater degree of risk because
                                       a borrower's ability to make a balloon
                                       payment typically will depend upon its
                                       ability either to timely refinance the
                                       loan or to timely sell the mortgaged
                                       property. However, refinancing a loan or
                                       selling the property will be affected by
                                       a number of factors, including:

                                       o    interest rates;

                                       o    the borrower's equity in the
                                            property;

                                       o    the financial condition and
                                            operating history of the borrower
                                            and the property;

                                       o    tax laws;

                                       o    renewability of operating licenses;

                                       o    prevailing economic conditions and
                                            the availability of credit for
                                            commercial and multifamily
                                            properties;

                                       o    with respect to certain multifamily
                                            properties and mobile home parks,
                                            rent control laws; and

                                       o    with respect to hospitals, nursing
                                            homes and convalescent homes,
                                            reimbursement rates from private and
                                            public coverage providers.

YOUR CERTIFICATES WILL BEAR LOSSES
   IF INSUFFICIENT FUNDS ARE
   AVAILABLE TO SATISFY ANY JUNIOR
   MORTGAGE LOANS ..................   If the prospectus supplement so
                                       specifies, some of the mortgage loans may
                                       be secured primarily by junior mortgages.
                                       In the event of a liquidation,
                                       satisfaction of a mortgage loan secured
                                       by a junior mortgage will be subordinate
                                       to the satisfaction of the related senior
                                       mortgage loan. If the proceeds are
                                       insufficient to satisfy the junior
                                       mortgage and the related senior mortgage,
                                       the junior mortgage loan in the trust
                                       fund would suffer a loss and the class of
                                       certificate you own may bear that loss.
                                       Therefore, any risks of deficiencies
                                       associated with first mortgage loans will
                                       be even greater in the case of junior
                                       mortgage loans. See "--Risks Factors."

OBLIGOR DEFAULT MAY ADVERSELY AFFECT
   PAYMENT ON YOUR CERTIFICATES ....   If the related prospectus supplement so
                                       specifies, a master servicer, a sub
                                       servicer or a special servicer will be
                                       permitted, within prescribed parameters,
                                       to extend and modify whole loans that are
                                       in default or as to which a payment
                                       default is imminent. Any ability to
                                       extend or modify may apply, in
                                       particular, to whole loans with balloon
                                       payments. In addition, a master servicer,
                                       a sub servicer or a special servicer may
                                       receive a workout fee based on receipts
                                       from, or proceeds of, those whole loans.
                                       While any entity granting this type of
                                       extension or

                                      -19-

                                       modification generally will be required
                                       to determine that the extension or
                                       modification is reasonably likely to
                                       produce a greater recovery on a present
                                       value basis than liquidation, there is no
                                       assurance this will be the case.
                                       Additionally, if the related prospectus
                                       supplement so specifies, some of the
                                       mortgage loans included in the mortgage
                                       pool may have been subject to workouts or
                                       similar arrangements following prior
                                       periods of delinquency and default.

TENANT BANKRUPTCY MAY ADVERSELY
   AFFECT PAYMENT ON YOUR
   CERTIFICATES ....................   The bankruptcy or insolvency of a major
                                       tenant, or of a number of smaller tenants
                                       may adversely affect the income produced
                                       by a mortgaged property. Under the
                                       Bankruptcy Code, a tenant has the option
                                       of assuming or rejecting any unexpired
                                       lease. If the tenant rejects the lease,
                                       the landlord's claim would be a general
                                       unsecured claim against the tenant,
                                       absent collateral securing the claim. The
                                       claim would be limited to the unpaid rent
                                       reserved for the periods prior to the
                                       bankruptcy petition or the earlier
                                       surrender of the leased premises, which
                                       are unrelated to the rejection, plus the
                                       greater of one year's rent or 15% of the
                                       remaining rent reserved under the lease,
                                       but not more than three years' rent to
                                       cover any rejection related claims.

BORROWER BANKRUPTCY MAY ADVERSELY
   AFFECT PAYMENT ON YOUR
   CERTIFICATES ....................   Under the Bankruptcy Code, the filing of
                                       a petition in bankruptcy by or against a
                                       borrower will stay the sale of the real
                                       property owned by that borrower, as well
                                       as the commencement or continuation of a
                                       foreclosure action. In addition, if a
                                       court determines that the value of the
                                       mortgaged property is less than the
                                       principal balance of the mortgage loan it
                                       secures, the court may prevent a lender
                                       from foreclosing on the mortgaged
                                       property, subject to certain protections
                                       available to the lender. As part of a
                                       restructuring plan, a court also may
                                       reduce the amount of secured indebtedness
                                       to the then-value of the mortgaged
                                       property. Such an action would make the
                                       lender a general unsecured creditor for
                                       the difference between the then-value and
                                       the amount of its outstanding mortgage
                                       indebtedness. A bankruptcy court also
                                       may:

                                       o    grant a debtor a reasonable time to
                                            cure a payment default on a mortgage
                                            loan;

                                       o    reduce monthly payments due under a
                                            mortgage loan;

                                       o    change the rate of interest due on a
                                            mortgage loan; or

                                       o    otherwise alter the mortgage loan's
                                            repayment schedule.

                                       Moreover, the filing of a petition in
                                       bankruptcy by, or on behalf of, a junior
                                       lienholder may stay the senior lienholder
                                       from taking action to foreclose on the
                                       mortgaged property in a manner that would
                                       substantially diminish the position of
                                       the junior lien. Additionally, the
                                       borrower's trustee or the borrower, as
                                       debtor-in-possession, has certain special
                                       powers to avoid, subordinate or disallow
                                       debts. In certain circumstances, the
                                       claims of the trustee may be subordinated
                                       to financing obtained by a
                                       debtor-in-possession subsequent to its
                                       bankruptcy.

                                      -20-

                                       Under the Bankruptcy Code, the lender
                                       will be stayed from enforcing a
                                       borrower's assignment of rents and
                                       leases. The Bankruptcy Code also may
                                       interfere with the lender's ability to
                                       enforce lockbox requirements. The legal
                                       proceedings necessary to resolve these
                                       issues can be time consuming and may
                                       significantly delay the receipt of rents.
                                       Rents also may escape an assignment to
                                       the extent they are used by the borrower
                                       to maintain the mortgaged property or for
                                       other court authorized expenses.

                                       As a result of the foregoing, the
                                       lender's recovery with respect to
                                       borrowers in bankruptcy proceedings may
                                       be significantly delayed, and the
                                       aggregate amount ultimately collected may
                                       be substantially less than the amount
                                       owed.

SOPHISTICATION OF THE BORROWER MAY
   ADVERSELY AFFECT PAYMENT ON YOUR
   CERTIFICATES ....................   In general, the mortgage loans will be
                                       made to partnerships, corporations or
                                       other entities rather than individuals.
                                       This may entail greater risks of loss
                                       from delinquency and foreclosure than do
                                       single family mortgage loans. In
                                       addition, the borrowers under commercial
                                       mortgage loans may be more sophisticated
                                       than the average single family home
                                       borrower. This may increase the
                                       likelihood of protracted litigation or
                                       the likelihood of bankruptcy in default
                                       situations.

CREDIT SUPPORT MAY NOT COVER LOSSES
   OR RISKS WHICH COULD ADVERSELY
   AFFECT PAYMENT ON YOUR
   CERTIFICATES ....................   Although the prospectus supplement for a
                                       series of certificates will describe the
                                       credit support for the related trust
                                       fund, the credit support will be limited
                                       in amount and coverage and may not cover
                                       all potential losses or risks. Use of
                                       credit support will be subject to the
                                       conditions and limitations described in
                                       the prospectus and in the related
                                       prospectus supplement. Moreover, any
                                       applicable credit support may not cover
                                       all potential losses or risks. For
                                       example, credit support may not cover
                                       fraud or negligence by a mortgage loan
                                       originator or other parties.

                                       A series of certificates may include one
                                       or more classes of subordinate
                                       certificates, which may include
                                       certificates being offered to you.
                                       Although subordination is intended to
                                       reduce the senior certificateholders'
                                       risk of delinquent distributions or
                                       ultimate losses, the amount of
                                       subordination will be limited and may
                                       decline under certain circumstances. In
                                       addition, if principal payments are made
                                       in a specified order of priority, and
                                       limits exist with respect to the
                                       aggregate amount of claims under any
                                       related credit support, the credit
                                       support may be exhausted before the
                                       principal of the certificate classes with
                                       lower priority has been repaid.
                                       Significant losses and shortfalls on the
                                       assets consequently may fall primarily
                                       upon classes of certificates having a
                                       lower payment priority.

                                       The amount of any credit support
                                       supporting one or more classes of
                                       certificates being offered to you,
                                       including the subordination of one or
                                       more classes will be determined on the
                                       basis of criteria established by each
                                       pertinent rating agency. Those criteria
                                       will be based on an assumed level of
                                       defaults, delinquencies, other losses or
                                       other factors. However, the loss
                                       experience on the related mortgage loans
                                       or mortgage backed securities may exceed
                                       the assumed levels. See "Description of
                                       Credit Support."

                                      -21-

                                       Regardless of the form of any credit
                                       enhancement, the amount of coverage will
                                       be limited and, in most cases, will be
                                       subject to periodic reduction, in
                                       accordance with a schedule or formula.
                                       The master servicer generally will be
                                       permitted to reduce, terminate or
                                       substitute all or a portion of the credit
                                       enhancement for any series of
                                       certificates, if the applicable rating
                                       agency indicates that the then current
                                       ratings will not be adversely affected. A
                                       rating agency may lower the ratings of
                                       any series of certificates if the
                                       obligations of any credit support
                                       provider are downgraded. The ratings also
                                       may be lowered if losses on the related
                                       mortgage loans or MBS substantially
                                       exceed the level contemplated by the
                                       rating agency at the time of its initial
                                       rating analysis. Neither Morgan Stanley
                                       Capital I Inc., the master servicer nor
                                       any of their affiliates will have any
                                       obligation to replace or supplement any
                                       credit enhancement, or to take any other
                                       action to maintain any ratings of any
                                       series of certificates.

INVESTORS IN SUBORDINATE CLASSES OF
   CERTIFICATES MAY BE SUBJECT TO
   DELAYS IN PAYMENT AND MAY NOT
   RECOVER THEIR INITIAL
   INVESTMENTS .....................   To the extent described in this
                                       prospectus, the subordinate
                                       certificateholders' rights to receive
                                       distributions with respect to the assets
                                       to which they would otherwise be entitled
                                       will be subordinate to the rights of the
                                       senior certificateholders and of the
                                       master servicer, if the master servicer
                                       is paid its servicing fee, including any
                                       unpaid servicing fees with respect to one
                                       or more prior periods, and is reimbursed
                                       for certain unreimbursed advances and
                                       unreimbursed liquidation expenses. As a
                                       result, investors in subordinate
                                       certificates must be prepared to bear the
                                       risk that they may be subject to delays
                                       in payment and may not recover their
                                       initial investments.

                                       The yields on the subordinate
                                       certificates may be extremely sensitive
                                       to the loss experience of the assets and
                                       the timing of any losses. If the actual
                                       rate and amount of losses experienced by
                                       the assets exceed the rate and amount
                                       assumed by an investor, the yields to
                                       maturity on the subordinate certificates
                                       may be lower than anticipated.

DIFFICULTIES IN ENFORCEMENT OF LOAN
   PROVISIONS MAY ADVERSELY AFFECT
   PAYMENT ON YOUR CERTIFICATES ....   The mortgage loans may contain
                                       due-on-sale clauses, which permit a
                                       lender to accelerate the maturity of the
                                       mortgage loan if the borrower sells,
                                       transfers or conveys the related
                                       mortgaged property or its interest in the
                                       mortgaged property and debt-acceleration
                                       clauses, which permit a lender to
                                       accelerate the loan upon a monetary or
                                       non-monetary default by the borrower.
                                       These clauses are generally enforceable.
                                       The courts of all states will enforce
                                       clauses providing for acceleration in the
                                       event of a material payment default. The
                                       equity courts, however, may refuse to
                                       enforce these clauses if acceleration of
                                       the indebtedness would be inequitable,
                                       unjust or unconscionable.

                                       If the related prospectus supplement so
                                       specifies, the mortgage loans will be
                                       secured by an assignment of leases and
                                       rents. Pursuant to those assignments, the
                                       borrower typically assigns its right,
                                       title and interest as landlord under the
                                       leases on the related mortgaged property
                                       and the income derived from the leases to
                                       the lender as further security for the

                                      -22-

                                       related mortgage loan, while retaining a
                                       license to collect rents as long as there
                                       is no default. If the borrower defaults,
                                       the license terminates and the lender is
                                       entitled to collect rents. These
                                       assignments are typically not perfected
                                       as security interests prior to actual
                                       possession of the cash flows. Some state
                                       laws may require that the lender take
                                       possession of the mortgaged property and
                                       obtain judicial appointment of a receiver
                                       before becoming entitled to collect the
                                       rents. In addition, if bankruptcy or
                                       similar proceedings are commenced by or
                                       in respect of the borrower, the lender's
                                       ability to collect the rents may be
                                       adversely affected. See "Legal Aspects of
                                       the Mortgage Loans and the Leases--Leases
                                       and Rents."

ENVIRONMENTAL ISSUES AT THE
   MORTGAGED PROPERTIES MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES ...............   Real property pledged as security for a
                                       mortgage loan may be subject to
                                       environmental risks. Under federal law
                                       and the laws of certain states,
                                       contamination of a property may give rise
                                       to a lien on the property to assure the
                                       costs of cleanup. In several states, this
                                       type of lien has priority over the lien
                                       of an existing mortgage against the
                                       property. Moreover, the presence of
                                       hazardous or toxic substances, or the
                                       failure to remediate the property, may
                                       adversely affect the owner or operator's
                                       ability to borrow using the property as
                                       collateral. In addition, under the laws
                                       of some states and under CERCLA and other
                                       federal law, a lender may become liable,
                                       as an "owner operator," for costs of
                                       addressing releases or threatened
                                       releases of hazardous substances that
                                       require remedy at a property, if agents
                                       or employees of the lender have become
                                       sufficiently involved in the management
                                       or operations of the borrower. Liability
                                       may be imposed even if the environmental
                                       damage or threat was caused by a prior
                                       owner.

                                       Under certain circumstances, a lender
                                       also risks this type of liability on
                                       foreclosure of the mortgage. Unless the
                                       related prospectus supplement specifies
                                       otherwise, neither the master servicer,
                                       the sub-servicer nor the special servicer
                                       may acquire title to a mortgaged property
                                       or take over its operation unless the
                                       master servicer has previously
                                       determined, based upon a report prepared
                                       by a person who regularly conducts
                                       environmental audits, that:

                                       o    the mortgaged property is in
                                            compliance with applicable
                                            environmental laws, and there are no
                                            circumstances present at the
                                            mortgaged property for which
                                            investigation, testing, monitoring,
                                            containment, clean-up or remediation
                                            could be required under any federal,
                                            state or local law or regulation; or

                                       o    if the mortgaged property is not in
                                            compliance with applicable
                                            environmental laws or circumstances
                                            requiring any of the foregoing
                                            actions are present, that it would
                                            be in the best economic interest of
                                            the trust fund to acquire title to
                                            the mortgaged property and take the
                                            actions as would be necessary and
                                            appropriate to effect compliance or
                                            respond to those circumstances.

                                       See "Legal Aspects of the Mortgage Loans
                                       and Leases--Environmental Legislation."

                                      -23-

IF YOU ARE SUBJECT TO ERISA, YOU MAY
   NOT BE ELIGIBLE TO PURCHASE
   CERTIFICATES ....................   Generally, ERISA applies to investments
                                       made by employee benefit plans and
                                       transactions involving the assets of
                                       those plans. Due to the complexity of
                                       regulations governing those plans,
                                       prospective investors that are subject to
                                       ERISA are urged to consult their own
                                       counsel regarding consequences under
                                       ERISA of acquisition, ownership and
                                       disposition of the offered certificates
                                       of any series.

THE INCOME TAX CONSIDERATIONS SHOULD
   IMPACT YOUR DECISION TO PURCHASE
   A REMIC RESIDUAL CERTIFICATE ....   Except as provided in the prospectus
                                       supplement, REMIC residual certificates
                                       are anticipated to have "phantom income"
                                       associated with them. That is, taxable
                                       income is anticipated to be allocated to
                                       the REMIC residual certificates in the
                                       early years of the existence of the
                                       related REMIC--even if the REMIC residual
                                       certificates receive no distributions
                                       from the related REMIC--with a
                                       corresponding amount of losses allocated
                                       to the REMIC residual certificates in
                                       later years. Accordingly, the present
                                       value of the tax detriments associated
                                       with the REMIC residual certificates may
                                       significantly exceed the present value of
                                       the tax benefits related thereto, and the
                                       REMIC residual certificates may have a
                                       negative "value."

                                       Moreover, the REMIC residual certificates
                                       will, in effect, be allocated an amount
                                       of gross income equal to the non-interest
                                       expenses of the REMIC, but those expenses
                                       will be deductible only as itemized
                                       deductions, and will be subject to all
                                       the limitations applicable to itemized
                                       deductions, by holders of REMIC residual
                                       certificates that are individuals.
                                       Accordingly, investment in the REMIC
                                       residual certificates generally will not
                                       be suitable for individuals or for
                                       certain pass-through entities, such as
                                       partnerships or S corporations, that have
                                       individuals as partners or shareholders.
                                       In addition, REMIC residual certificates
                                       are subject to restrictions on transfer.
                                       Finally, prospective purchasers of a
                                       REMIC residual certificate should be
                                       aware that Treasury Department
                                       regulations do not permit certain REMIC
                                       residual interests to be marked to
                                       market.

REQUIRED CONSENT IN CONNECTION WITH
   SERVICING THE PROPERTIES MAY
   EFFECT THE TIMING OF PAYMENTS ON
   YOUR CERTIFICATES ...............   Under certain circumstances, the consent
                                       or approval of the holders of a specified
                                       percentage of the aggregate principal
                                       balance of all outstanding certificates
                                       of a series or a similar means of
                                       allocating decision-making will be
                                       required to direct certain actions. The
                                       actions may include directing the special
                                       servicer or the master servicer regarding
                                       measures to be taken with respect to some
                                       of the mortgage loans and real estate
                                       owned properties and amending the
                                       relevant pooling agreement or trust
                                       agreement. The consent or approval of
                                       these holders will be sufficient to bind
                                       all certificateholders of the relevant
                                       series. See "Description of the
                                       Agreements--Events of Default," "--Rights
                                       Upon Event of Default," and
                                       "--Amendment."

                                      -24-

LITIGATION ARISING OUT OF ORDINARY
   BUSINESS MAY ADVERSELY AFFECT
   PAYMENT ON YOUR CERTIFICATES ....   There may be pending or threatened legal
                                       proceedings against the borrowers and
                                       managers of the mortgaged properties and
                                       their respective affiliates arising out
                                       of the ordinary business of the
                                       borrowers, managers and affiliates. This
                                       litigation could cause a delay in the
                                       payment on your certificates. Therefore,
                                       we cannot assure you that this type of
                                       litigation would not have a material
                                       adverse effect on your certificates.

COMPLIANCE WITH THE AMERICANS WITH
   DISABILITIES ACT OF 1990 MAY BE
   EXPENSIVE AND MAY ADVERSELY
   AFFECT PAYMENT ON YOUR
   CERTIFICATES ....................   Under the Americans with Disabilities Act
                                       of 1990, all public accommodations are
                                       required to meet federal requirements
                                       related to access and use by disabled
                                       persons. Borrowers may incur costs
                                       complying with the Americans with
                                       Disabilities Act of 1990. In addition,
                                       noncompliance could result in the
                                       imposition of fines by the federal
                                       government or an award of damages to
                                       private litigants. These costs of
                                       complying with the Americans with
                                       Disabilities Act of 1990 and the possible
                                       imposition of fines for noncompliance
                                       would result in additional expenses on
                                       the mortgaged properties, which could
                                       have an adverse effect on your
                                       certificates.

IF YOUR CERTIFICATE IS BOOK-ENTRY,
   YOU WILL NOT BE RECOGNIZED AS A
   CERTIFICATEHOLDER BY THE
   TRUSTEE .........................   If the prospectus supplement so provides,
                                       one or more classes of the certificates
                                       offered to you will be initially
                                       represented by one or more certificates
                                       for each class registered in the name of
                                       Cede & Co., the nominee for the
                                       Depository Trust Company. If you purchase
                                       this type of certificate:

                                       o    your certificate will not be
                                            registered in your name or the name
                                            of your nominee;

                                       o    you will not be recognized by the
                                            trustee as a certificateholder; and

                                       o    you will be able to exercise your
                                            right as a certificateholder only
                                            through the Depository Trust Company
                                            and its participating organizations.

                                       You will be recognized as a
                                       certificateholder only if and when
                                       definitive certificates are issued. See
                                       "Description of the Certificates--Book-
                                       Entry Registration and Definitive
                                       Certificates."

                                   ----------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                                      -25-

                         DESCRIPTION OF THE TRUST FUNDS

     Capitalized terms are defined in the "Glossary of Terms" beginning on page
122.

ASSETS

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

          o    multifamily mortgage loans, commercial mortgage loans or both;

          o    mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar certificates or securities;

          o    direct obligations of the United States, agencies of the United
               States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b)
               non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

          o    a combination of mortgage loans, mortgage backed securities and government securities.

     Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates.
If so specified in the related prospectus supplement, the mortgage loans or mortgage backed securities may be insured or guaranteed by an entity specified therein. Otherwise, such mortgage loans or mortgage backed securities will not be insured or guaranteed by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan
Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

     The certificates of any series will generally be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley
Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

GENERAL

     The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

          o    Multifamily Properties which are residential properties
               consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

          o    Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes,
               hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or
               self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the
District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property.

                                      -26-

Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. The term of any leasehold will exceed the term of the related mortgage note by at least five years or such other period as shall be specified in the related prospectus supplement. Each mortgage loan will have been originated by a person other than
Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I
Inc. Mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

LEASES

     If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, if
specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

     If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

     To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically

                                      -27-

dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. The mortgage loans generally will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating
Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

     The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

     As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses;
however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See
"--Leases" above.

     The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt
Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related
Debt Service Coverage Ratio may be high.

                                      -28-

     The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

     Appraised values for income-producing properties may be based on:

          o    the recent resale value of comparable properties at the date of the appraisal;

          o    the cost of replacing the property;

          o    a projection of value based upon the property's projected net cash flow; or

          o    a selection from or interpolation of the values derived from the methods listed here.

     Each of these appraisal methods presents analytical challenges for the following reasons:

          o    it is often difficult to find truly comparable properties that have recently been sold;

          o    the replacement cost of a property may have little to do with its current market value;

          o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate
               capitalization rate;

          o    more than one of the appraisal methods may be used and each may produce significantly different results; and

          o    if a high Loan-to-Value Ratio accompanies a high Debt Service
               Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

     While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The
Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect
Payment On Your Certificates," "--Your Certificates Will Bear Losses If
Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and
"--Obligor Default May Adversely Affect Payment on Your Certificates."

LOAN-TO-VALUE RATIO

     The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

          o    the appraised value determined in an appraisal obtained by the originator at origination of that loan and

          o    the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

                                      -29-

LOAN COMBINATIONS

Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions on the transferability of the ownership of any mortgage loan that is part of a loan combination.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

          o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the
               mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

          o    the type of property securing the mortgage loans, e.g.,
               multifamily property or commercial property and the type of property in each category;

          o    the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

          o    the earliest and latest origination date and maturity date of the mortgage loans;

          o    the weighted average, by principal balance, of the Loan-to-Value
               Ratios at origination of the mortgage loans;

          o    the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

          o    the state or states in which most of the mortgaged properties are located;

          o    information with respect to the prepayment provisions, if any, of the mortgage loans;

          o    the weighted average Retained Interest, if any;

          o    with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the
               adjustable rate loan and the frequency of monthly payment
               adjustments;

          o    the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

          o    information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

                                      -30-

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss
Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital
I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current
Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     Generally, the mortgage loans will:

          o    have individual principal balances at origination of not less than $25,000;

          o    have original terms to maturity of not more than 40 years; and

          o    provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

     Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated
maturity date, in each case as described in the related prospectus supplement.
Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

     In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

     Any MBS will have been issued pursuant to an MBS Agreement. A seller, the
MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on
MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer.
The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     The MBS either will have been previously registered under the Securities
Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2)
neither the issuer of the MBS nor any of its affiliates is an affiliate of the

                                      -31-

sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

          o    the original and remaining term to stated maturity of the MBS, if applicable;

          o    whether the MBS is entitled only to interest payments, only to principal payments or to both;

          o    the pass-through or bond rate of the MBS or formula for
               determining the rates, if any;

          o    the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

          o    the MBS issuer, MBS servicer and MBS trustee, as applicable;

          o    characteristics of the credit support, if any, such as
               subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage
               Loans, the Underlying MBS or directly to the MBS;

          o    the terms on which the MBS or the related Underlying Mortgage
               Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

          o    the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

          o    the servicing fees payable under the MBS Agreement;

          o    the type of information in respect of the Underlying Mortgage
               Loans described under "--Mortgage Loans--Mortgage Loan
               Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

          o    the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS;

          o    whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the
               Participants Trust Company;

          o    the market price of the MBS and the basis on which the market price was determined; and

          o    if the issuer of the MBS is required to file reports under the
               Exchange Act of 1934, as amended, how to locate the reports of the MBS issuer.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc.
that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the
MBS described in the preceding

                                      -32-

paragraph and, in particular, will disclose the Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

     The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

          o    the original and remaining terms to stated maturity of the government securities;

          o    whether the government securities are entitled only to interest payments, only to principal payments or to both;

          o    the interest rates of the government securities or the formula to determine the rates, if any;

          o    the applicable payment provisions for the government securities;
               and

          o    to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest-bearing or a non-interest-bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the
Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series. Credit support may be provided in the form of subordination of one or more other classes of certificates in the series, by cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May
Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your
Certificates."

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds may be invested, or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effect s of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange or swap agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non United States currency. The principal terms of any guaranteed investment contract or other such agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus

                                      -33-

supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash
Flow Agreement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley
Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

          o    the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

          o    the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates;
               and

          o    whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual
Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the
Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the
Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a
Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The
Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

                                      -34-

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

          o    will correspond to the rate of principal payments on the assets in the related trust fund;

          o    is likely to be affected by the existence of Lockout Periods and
               Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

          o    is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and
               Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment.
Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. In most cases, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the
Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

                                      -35-

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any
Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution
Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the
MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover,
CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

     Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified
Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

                                      -36-

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

   TYPE OF MORTGAGE ASSET

     A number of mortgage loans may have balloon payments due at maturity.
Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

   FORECLOSURES AND PAYMENT PLANS

     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

   DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

     Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "Due-on-Sale" clauses or
"Due-on-Encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard, and in accordance with such procedures as may be set forth in the related prospectus supplement. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale
and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and
Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

     Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets. See "The Depositor" in the prospectus supplement.

                                   THE SPONSOR

GENERAL

     It is anticipated that Morgan Stanley Mortgage Capital Holdings LLC, a New
York limited liability company formed in March 2007 ("MSMCH"), will be a sponsor or co-sponsor for each series; however, if so specified in the related prospectus supplement, MSMCH may not be a sponsor for a given series. MSMCH is a successor to Morgan

                                      -37-

Stanley Mortgage Capital Inc., a New York corporation formed in 1984 ("MSMC"), which was merged into MSMCH on June 15, 2007. The prospectus supplement for each series of securities will identify any co-sponsors for the related series. MSMCH is an affiliate of the depositor and a direct wholly-owned subsidiary of Morgan
Stanley (NYSE: MS). Since the merger, MSMCH has been continuing the business of
MSMC. The executive offices of MSMCH are located at 1585 Broadway, New York, New
York 10036, telephone number (212) 761-4000. MSMCH also has offices in Chicago,
Illinois, Los Angeles, California, Irvine, California, Alpharetta, Georgia,
Dallas, Texas and Herndon, Virginia. MSMCH originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMCH also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMCH nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations.

MSMCH'S COMMERCIAL MORTGAGE SECURITIZATION PROGRAM

     MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMCH originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan
Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMCH acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMCH's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

     Substantially all mortgage loans originated or acquired by MSMCH are sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller. Mortgage loans originated and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and mortgage loans included in both public and private securitizations. MSMCH also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMCH for the four years ending on
December 31, 2006.

                           TOTAL MSMCH          TOTAL MSMCH
                         MORTGAGE LOANS       MORTGAGE LOANS
                          SECURITIZED           SECURITIZED
         TOTAL MSMCH     WITH AFFILIATED   WITH NON-AFFILIATED   TOTAL MSMCH MORTGAGE
YEAR   MORTGAGE LOANS*      DEPOSITOR            DEPOSITOR         LOANS SECURITIZED
----   ---------------   ---------------   -------------------   --------------------
                        (APPROXIMATE AMOUNTS IN BILLIONS OF $S)

2006        16.9               8.9                  1.9                  10.7
2005        12.9               8.2                  1.5                   9.6
2004         7.7               5.1                  1.3                   6.4
2003         6.4               3.5                  1.3                   4.8

*    Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year.

     MSMCH's large mortgage loan program typically originates mortgage loans larger than $75 million, although MSMCH's conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

UNDERWRITING STANDARDS

     Conduit mortgage loans originated by MSMCH will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions to one or more of

                                      -38-

these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     The MSMCH credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMCH underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMCH also generally performs the procedures and obtains the third party reports or other documents described in the prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance." MSMCH typically retains outside consultants to conduct its credit underwriting.

     Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMCH and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and LTV Ratio. MSMCH's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV
Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMCH may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MSMCH's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMCH there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus supplement and Appendix II thereto may differ from the amount calculated at the time of origination. In addition, MSMCH's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in the prospectus supplement.

     Escrow Requirements. MSMCH often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMCH conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMCH.

SERVICING

     MSMCH currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of

                                      -39-

servicers' ability to provide loan-level data. In addition, MSMCH may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

              OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

     Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity's origination program and underwriting or credit-granting criteria.

                                      -40-

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

          o    provide  for the  accrual  of  interest  thereon  based on fixed, floating, variable or adjustable rates;

          o    be  senior  or  subordinate  to  one or  more  other  classes  of certificates in respect of distributions on the certificates;

          o    be entitled to principal  distributions,  with disproportionately low, nominal or no interest distributions;

          o    be entitled to interest  distributions,  with  disproportionately low, nominal or no principal distributions;

          o    provide for distributions of accrued interest thereon  commencing only following the  occurrence of events,  such as the retirement of one or more other classes of certificates of the series;

          o    provide for payments of interest and/or  principal  sequentially, based on specified payment schedules,  from only a portion of the assets in the trust fund or based on specified  calculations,  to the extent of available  funds,  in each case as described in the related prospectus supplement;

          o    provide for  distributions  based on a combination of two or more components  thereof  with  one or  more  of  the  characteristics described  in  this  paragraph  including  a  Stripped  Principal
               Certificate   component  and  a  Stripped  Interest   Certificate
               component; or

          o    do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped
Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You
Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate
Balance, Notional Amount or percentage interest but of different authorized denominations.

     Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

                                      -41-

     If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

     If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

     Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each Distribution
Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. The Available Distribution Amount for each Distribution Date generally equals the sum of the following amounts:

          1.   the total amount of all cash on deposit in the related
               Certificate Account as of the corresponding Determination Date, exclusive of:

               o    all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

               o    unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the
                    interest thereon and related prepayment premiums,
                    Liquidation Proceeds, Insurance Proceeds and other
                    unscheduled recoveries received subsequent to the related
                    Due Period; and

               o    all amounts in the Certificate Account that are due or
                    reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the
                    master servicer or any other entity as specified in the
                    related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

                                      -42-

          2.   if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate
               Account, including any net amounts paid under any Cash Flow
               Agreements;

          3.   all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

          4.   if and to the extent the related prospectus supplement so
               provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related
               Prepayment Period; and

          5.   if the related prospectus supplement so provides, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the
               Distribution Date.

     The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each
Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions. The related prospectus supplement may provide for an alternative calculation of the Available Distribution Amount or for separate distribution amounts for separate groups of assets or classes of certificates.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates, other than classes of Stripped Principal
Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, floating, variable or adjustable rate at which interest will accrue on the class or a component thereof. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. A floating, variable or adjustable rate class of certificates may accrue interest based on the interest rates of some or all of the underlying mortgage assets, or based on an index (with respect to which a margin may be added or subtracted), including the one month, three-month, six-month or one-year London interbank offered rate for U.S. dollar deposits, or another index which will be described in the related prospectus supplement and will be an index similar to that used in an interest rate or currency exchange agreement. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

     If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument to alter the payment characteristics of such assets. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate. Interest on the certificates will be calculated either (i) on the basis of a 360-day year consisting of twelve 30-day months, (ii) on the basis of the actual number of days elapsed in the related interest accrual period and a 360-day year or (iii)
on such other basis as is specified in the related prospectus supplement.

     In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate
Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the
Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Accrued Certificate Interest on Stripped
Interest

                                      -43-

Certificates generally will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

     The method of determining the Notional Amount for any class of Stripped
Interest Certificates will be described in the related prospectus supplement.
Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. If so provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of
Accrued Certificate Interest that may be added to the Certificate Balance of a
Class of Offered Certificates may be reduced. If so provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate
Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On
Your Certificates," and "--If Prepayment Premiums Are Not Enforced, Your
Certificates May Be Adversely Affected," and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of Stripped
Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding
Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued
Certificate Interest. Generally, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off
Date; however if so specified in the related prospectus supplement; such certificate balance may be greater or less than that of the related assets. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero.
Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates"
and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to Certificate
Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

                                      -44-

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY
PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution
Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any
Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES

     With respect to any series of certificates evidencing an interest in a trust fund, if so specified in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each
Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date.
The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related
Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of
Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Generally, advances of the master servicer's or another entity's funds will be reimbursable only out of Related
Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series; provided that the related prospectus supplement may specify other sources for reimbursement of advances. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the
Certificate Account, the master servicer is required to replace the funds in the
Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

                                      -45-

     If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

     Generally, with each distribution to holders of any class of certificates of a series, the master servicer, the trustee or the paying agent, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (1)  the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

     (2)  the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

     (3)  the amount of the distribution allocable to

          o    prepayment premiums and

          o    payments on account of Equity Participations;

     (4)  the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (5)  the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

     (6)  the aggregate principal balance of the assets at the close of business on that Distribution Date;

     (7)  the number and aggregate principal balance of Whole Loans in respect of which:

          o    one scheduled payment is delinquent,

          o    two scheduled payments are delinquent,

          o    three or more scheduled payments are delinquent and

          o    foreclosure proceedings have been commenced;

     (8)  with respect to each Whole Loan that is delinquent two or more months:

          o    the loan number thereof,

          o    the unpaid balance thereof,

          o    whether the delinquency is in respect of any balloon payment,

          o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

                                      -46-

          o    if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

          o    whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

          o    whether foreclosure proceedings have been commenced and, if so, the date so commenced and

          o    if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (9)  with respect to any Whole Loan liquidated during the related Due
          Period other than by payment in full:

          o    the loan number thereof,

          o    the manner in which it was liquidated and

          o    the aggregate amount of liquidation proceeds received;

     (10) with respect to any Whole Loan liquidated during the related Due
          Period,

          o    the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

          o    the amount of any loss to certificateholders;

     (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

          o    the loan number of the related mortgage loan and

          o    the date of acquisition;

     (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

          o    the book value,

          o    the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

          o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

          o    if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (13) with respect to any REO Property sold during the related Due Period

          o    the loan number of the related mortgage loan,

          o    the aggregate amount of sale proceeds,

          o    the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO
               Property or the related mortgage loan and

          o    the amount of any loss to certificateholders in respect of the related mortgage loan;

                                      -47-

     (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate
          Interest has been added to the balance;

     (15) the aggregate amount of principal prepayments made during the related
          Due Period;

     (16) the amount deposited in the reserve fund, if any, on the Distribution
          Date;

     (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

     (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution
          Date;

     (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

     (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the
          Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

     (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

     (22) the aggregate amount of payments by the borrowers of:

          o    default interest,

          o    late charges and

          o    assumption and modification fees collected during the related Due
               Period.

     In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to
Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional or alternative information to be included in reports to the holders of the certificates.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the
Certificates--Book-entry Registration and Definitive Certificates."

                                      -48-

TERMINATION

     The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

          o    the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon
               foreclosure of any Whole Loan subject thereto and

          o    the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the
Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities
Exchange Act of 1934, as amended. DTC was created to hold securities for its
Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates.
Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect
Participants.

     Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect
Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants.
Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. The only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related
Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which
Certificate Owners have accounts with respect to the book-entry

                                      -49-

certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate
Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

     Generally, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

          o    Morgan Stanley Capital I Inc. advises the trustee in writing that
               DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a qualified successor, or

          o    Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners.
Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

     The certificates will be offered pursuant to a Pooling Agreement or a Trust
Agreement.

          o    A Pooling Agreement will be used where the trust fund includes
               Whole Loans. The parties to a Pooling Agreement will be Morgan
               Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling
               Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, except to the extent specified in the prospectus supplement, will be appointed.
               This servicer will service all or a significant number of Whole
               Loans directly without a subservicer. References in this
               prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole
               Loans directly.

          o    A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be
               Morgan Stanley Capital I Inc. and a trustee. A manager or
               administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

     The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration
Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each
Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the

                                      -50-

provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc.
will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co.
Incorporated, 1585 Broadway, New York, New York 10036, Attention: John E.
Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, Morgan Stanley
Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. The schedule generally will include detailed information

          o    in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related
               mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the
               Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

          o    in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and
               MBS trustee, the pass-through or bond rate or formula for
               determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement
(which may provide for other arrangements, including electronic registration of transfer of such documents), the related Agreement will require Morgan Stanley
Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan
Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

     The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders.
Generally, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole

                                      -51-

Loan from the trustee at the Purchase Price or substitute the mortgage loan.
There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley
Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

     If so provided in the related prospectus supplement, Morgan Stanley Capital
I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

     With respect to each Government Security or MBS in certificated form,
Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the
Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation"
within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Generally, the related
Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Generally, Morgan Stanley Capital I Inc. will, with respect to each Whole
Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

          o    the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related
               Agreement;

          o    the existence of title insurance insuring the lien priority of the Whole Loan;

          o    the authority of the Warrantying Party to sell the Whole Loan;

          o    the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

          o    the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

          o    the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to
Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Generally, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or

                                      -52-

replace the affected Whole Loan as described in the next paragraph; however the prospectus supplement may specify an alternative remedy or procedure. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting
Party would have no obligations if the relevant event that causes the breach occurs after that date.

     Generally, the Agreements will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole
Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

          o    the Warrantying Party will be obligated to repurchase the Whole
               Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the
               Purchase Price; or

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in
               accordance with the standards described in the related prospectus supplement; or

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

     Neither Morgan Stanley Capital I Inc., except to the extent that it is the
Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

     Generally, the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or
MBS, covering

          o    the accuracy of the information set forth therefor on the
               schedule of assets appearing as an exhibit to the related
               Agreement and

          o    the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

     A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default"
and "--Rights Upon Event of Default," below.

                                      -53-

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

   GENERAL

     The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the
Certificate Account, which must be either:

          o    an account or accounts the deposits in which are insured by the
               Bank Insurance Fund or the Savings Association Insurance Fund of
               the FDIC, to the limits established by the FDIC, and the
               uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the
               Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general
               creditors of the institution with which the Certificate Account is maintained or

          o    otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term
Permitted Investments. Interest or other income earned on funds in the
Certificate Account will be paid to a master servicer or its designee, or another service provider as additional servicing compensation, or may be added to the funds in such account and used for the same purpose. The Certificate
Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or
Agencies and so specified in the related prospectus supplement, a Certificate
Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

DEPOSITS

     Generally, a master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a
Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

     (1)  all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

     (2)  all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds,
          together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (3)  any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

     (4)  any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies";

     (5)  any amounts representing prepayment premiums;

                                      -54-

     (6)  any amounts paid under any Cash Flow Agreement, as described under
          "Description of the Trust Funds--Cash Flow Agreements";

     (7)  all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Capital I
          Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and
          "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under
          "--Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the
          Certificates--Termination";

     (8)  any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained
          Interest; Servicing Compensation and Payment of Expenses";

     (9)  to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

     (10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

     (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

     (12) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

WITHDRAWALS

     Generally, a master servicer or the trustee may, from time to time make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

     (1)  to make distributions to the certificateholders on each Distribution
          Date;

     (2)  to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in
          Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and
          Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

     (3)  to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole
          Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and
          Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

     (4)  to reimburse a master servicer for any advances described in clause
          (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related
          Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate
          Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

                                      -55-

     (5)  if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3)
          above while these amounts remain outstanding and unreimbursed;

     (6)  to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

     (7)  to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters
          Regarding a Master Servicer and the Depositor";

     (8)  if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

     (9)  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

     (10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate
          Account;

     (11) to pay the person entitled thereto any amounts deposited in the
          Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

     (12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

     (13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax
          Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

     (14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

     (15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

     (16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of
          certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

     (17) to pay the person entitled thereto any amounts deposited in the
          Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase"
          and "--Representations and Warranties; Repurchases" or otherwise;

     (18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

     (19) to clear and terminate the Certificate Account at the termination of the trust fund.

                                      -56-

OTHER COLLECTION ACCOUNTS

     Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the
Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing
Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

          o    maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental
               interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

          o    maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

          o    processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable
               Due-on-Sale clause; attempting to cure delinquencies;

          o    inspecting and managing mortgaged properties under certain circumstances; and

          o    maintaining accounting records relating to the Whole Loans.
               Generally the master servicer or another service provider, as specified in the related prospectus supplement, will be
               responsible for filing and settling claims in respect of
               particular Whole Loans under any applicable instrument of Credit
               Support. See "Description of Credit Support."

     The master servicer may agree to modify, waive or amend any term of any
Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

          o    affect the amount or timing of any scheduled payments of
               principal or interest on the Whole Loan or

          o    in its judgment, materially impair the security for the Whole
               Loan or reduce the likelihood of timely payment of amounts due thereon.

                                      -57-

Except to the extent another standard is specified in the related prospectus supplement, the special servicer may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a
Whole Loan if,

          o    in its judgment, a material default on the Whole Loan has
               occurred or a payment default is imminent and

          o    in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer or special servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

     A master servicer may delegate its servicing obligations in respect of the
Whole Loans to a subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

     Generally, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees;
however, if so specified in the related prospectus supplement, a subservicer may be compensated directly from the trust fund, or in another manner. A subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment
of Expenses" below.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, a special servicer may be appointed. A special servicer will generally be appointed for the purpose of servicing mortgage loans that are in default or as to which a default is imminent. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the special servicer is required to:

          o    monitor any Whole Loan which is in default,

          o    contact the borrower concerning the default,

          o    evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

          o    initiate corrective action in cooperation with the borrower if cure is likely,

          o    inspect the mortgaged property, and

          o    take any other actions as are consistent with the Servicing
               Standard.

                                      -58-

A significant period of time may elapse before the special servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the special servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the special servicer in certain cases may not be permitted to accelerate a Whole
Loan or to foreclose on a mortgaged property for a considerable period of time.
See "Legal Aspects of the Mortgage Loans and the Leases."

     Any Agreement relating to a trust fund that includes Whole Loans may grant to the loan seller, the special or master servicer or the holder or holders of certain classes of certificates, or all of them, an option to purchase from the trust fund at its fair value any Whole Loan as to which a specified number of scheduled payments thereunder or a balloon payment are delinquent, or as to which there are other defaults specified in the related prospectus supplement.
In addition, a Whole Loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower.
Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

     If a default on a Whole Loan has occurred or, in the master servicer's or special servicer's judgment is imminent, and the action is consistent with the servicing standard, the special servicer, on behalf of the trustee, may at any time:

          o    institute foreclosure proceedings,

          o    exercise any power of sale contained in any mortgage,

          o    obtain a deed in lieu of foreclosure, or

          o    otherwise acquire title to a mortgaged property securing the
               Whole Loan.

Unless otherwise specified in the related prospectus supplement, the special servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator"
of that mortgaged property within the meaning of federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

          o    if the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

                                      -59-

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

          o    the Internal Revenue Service grants an extension of time to sell the property or

          o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund
               subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the special servicer will be required to

          o    solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

          o    accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

     If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the special servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage
Loans and the Leases--Foreclosure."

     If recovery on a defaulted Whole Loan under any related instrument of
Credit Support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the special servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the
Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the special servicer is not required to expend its own funds to restore the damaged property unless it determines

          o    that the restoration will increase the proceeds to
               certificateholders on liquidation of the Whole Loan after
               reimbursement of the special servicer for its expenses and

          o    that the expenses will be recoverable by it from related
               Insurance Proceeds or Liquidation Proceeds.

                                      -60-

     As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a master servicer, special servicer, or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master or special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing master and special servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard
Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The
Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the
Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

          o    the replacement cost of the improvements less physical
               depreciation and

          o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with

                                      -61-

respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

     In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO
Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the
Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related prospectus supplement, each
Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or
Due-on-Sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the
Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged

                                      -62-

property or Due-on-Encumbrance clauses entitling the lender to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal
Aspects of the Mortgage Loans and the Leases--Due-on-Sale and
Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan by loan basis and will be specified on an exhibit to the related Agreement.

     Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB (17 CFR 229.1122) that contains the following:

     (a)  a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     (b)  a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

     (c)  the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party;
          and

                                      -63-

     (d)  a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

MATTERS REGARDING A MASTER SERVICER, A SPECIAL SERVICER AND THE DEPOSITOR

     The master servicer, if any, a special servicer, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer, as special servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc.
or Morgan Stanley Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     Generally, the related Agreement will provide that the master servicer may resign from its obligations and duties only if (i) (A) a successor servicer is available, willing to assume the obligations, responsibilities, and covenants to be performed by the master servicer on substantially the same terms and conditions, and for not more than equivalent compensation, and assumes all obligations of the resigning master servicer under any primary servicing agreements; (B) the resigning master servicer bears all costs associated with its resignation and the transfer of servicing; and (C) each rating agency rating the applicable series delivers written confirmation that such transfer of servicing will not result in the downgrade, qualification or withdrawal of its ratings of the certificates of such series or (ii) upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement.
No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Generally the Agreements will further provide that neither any master servicer, any special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan
Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, a special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan
Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Agreements will further provide that any master servicer, any special servicer, Morgan Stanley
Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that generally the indemnification will not extend to any loss, liability or expense:

          o    specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer or special servicer, the
               prosecution of an enforcement action in respect of any specific
               Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the
               Agreement;

          o    incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

          o    incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties.

                                      -64-

In addition, each Agreement will provide that none of any master servicer, any special servicer or Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer, the special servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the master servicer, the special servicer or Morgan
Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer, the special servicer or Morgan Stanley
Capital I Inc., will be the successor of the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, under the related
Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

     (1)  any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

     (2)  any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the
          Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer,
          Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

     (3)  any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting
          Rights; and

     (4)  certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. The trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

     With respect to any series of certificates as to which there is a special servicer, similar Events of Default will generally exist under the related
Agreement with respect to the special servicer.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied,
Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the applicable servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the applicable servicer (provided, that in the case of

                                      -65-

an Event of Default of the special servicer, the master servicer may instead succeed to the obligations of the special servicer) under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution as to which each Rating Agency rating the certificates has confirmed that such appointment will not result in the downgrade, qualification or withdrawal of the ratings of the certificates of the applicable series. Pending appointment, the trustee (or master servicer, with respect to the special servicer) is obligated to act in the capacity of the applicable servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the
Agreement. Generally, the Agreements will provide that expenses relating to any removal of a servicer upon an Event of Default or its voluntary resignation will be required to be paid by such servicer.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of
Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of
Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

          o    exercise any of the powers vested in it by any Agreement;

          o    make any investigation of matters arising under any Agreement; or

          o    institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

     Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

     (1)  to cure any ambiguity;

     (2)  to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

     (3)  to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

     (4)  to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

     Each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% (or such other

                                      -66-

percentage as may be specified in the related prospectus supplement) of the
Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

     (1)  reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

     (2)  adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in
          (1), without the consent of the holders of all certificates of that class; or

     (3)  modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the
          Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

     The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

     Generally, the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the related Agreement, the assets, the certificates and the acceptance or administration of the trusts or duties created under the related Agreement
(including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the related Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an
Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the

                                      -67-

notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30-days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee (i) shall cease to be eligible to continue as trustee under the related Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, however, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating
Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth in the related Agreement. If specified in the related Prospectus Supplement, holders of the certificates of any series entitled to a specified percentage of the Voting Rights for that series may at any time remove the trustee for cause
(or if specified in the related Prospectus Supplement, without cause) and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee. Generally, the Agreements will provide that expenses relating to resignation of the Trustee or any removal of the Trustee for cause will be required to be paid by the Trustee, and expenses relating to removal of the
Trustee without cause will be paid by the parties effecting such removal.

ADDITIONAL PARTIES TO THE AGREEMENTS

     If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit
Support, certificateholders will bear their allocable share of deficiencies.

     If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

     (1)  the nature and amount of coverage under the Credit Support;

     (2)  any conditions to payment thereunder not otherwise described in this prospectus;

                                      -68-

     (3)  the conditions, if any, under which the amount of coverage under the
          Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

     (4)  the material provisions relating to the Credit Support; and

     (5)  information regarding the obligor under any instrument of Credit
          Support, including:

          o    a brief description of its principal business activities;

          o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

          o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

          o    its total assets, and its stockholders' or policyholders'
               surplus, if applicable, as of the date specified in the
               prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could
Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund.
The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

     If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain

                                      -69-

types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the
Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each
Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted
Investments, except as otherwise specified in the related prospectus supplement.
Generally, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation.

     Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve
Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the
Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the
Reserve Fund, if any.

CREDIT SUPPORT FOR MBS

     If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of
Credit Support the information indicated above under "Description of Credit
Support--General," to the extent the information is material and available.

                                      -70-

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

          o    purport to be complete;

          o    purport to reflect the laws of any particular state; or

          o    purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the
Trust Funds--Assets."

GENERAL

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

          o    a borrower--the borrower and usually the owner of the subject property, and

          o    a mortgagee--the lender.

     In contrast, a deed of trust is a three-party instrument, among

          o    a trustor--the equivalent of a mortgagor or borrower,

          o    a trustee to whom the mortgaged property is conveyed, and

          o    a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

     By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

                                      -71-

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.
However, the mortgage, or other instrument, may encumber other interests in real property such as:

          o    a tenant's interest in a lease of land or improvements, or both,
               and

          o    the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. If so specified in the prospectus supplement, Morgan Stanley
Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

          o    the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

          o    the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan.
Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest.
Even if the lender's security interest in room revenues is perfected under the
UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee-in-possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

PERSONALITY

     Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage.
The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender

                                      -72-

generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

FORECLOSURE

   GENERAL

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

   JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
The sales are made in accordance with procedures that vary from state to state.

   EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

                                      -73-

   NON JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

   PUBLIC SALE

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.
The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees that may be recovered by a lender.

     A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "Due-on-Sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if

                                      -74-

any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

   REO PROPERTIES

     If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

          o    the Internal Revenue Service grants an REO Extension, or

          o    It obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the
               Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any
REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

     In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO
Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in
this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action

                                      -75-

has been commenced, the redeeming party must pay certain costs of the action.
Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be
Cut-off and terminated.

     The equity of redemption is a common law or non statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the
Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue
Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

ANTI DEFICIENCY LEGISLATION

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that

                                      -76-

secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph.
Protective ground lease provisions include:

     (1)  the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

     (2)  the right to cure those defaults, with adequate cure periods;

     (3)  if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

     (4)  the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

     (5)  the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

     (6)  a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor ground lessor; and

     (7)  A leasehold mortgage that provides for the assignment of the debtor ground lessee's right to reject a lease pursuant to Section 365 of the
          Bankruptcy Code.

     Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

                                      -77-

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and
Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, subject to approval of the court,

          o    assume the lease and retain it or assign it to a third party or

          o    reject the lease.

     If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

                                      -78-

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related prospectus supplement, some of the
Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

          o    at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

          o    The written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame
               -- often 60 days -- after such withdrawal to continue the
               business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor in possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

     To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

          o    to receive rents, hazard insurance and condemnation proceeds, and

                                      -79-

          o    To cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would
               extinguish the junior lender's or junior beneficiary's lien.
               However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.
Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or
"optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a
"credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower.
All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure.

                                      -80-

A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

     Real property  pledged as security to a lender may be subject to unforeseen
environmental  liabilities.   Of  particular  concern  may  be  those  mortgaged
properties  which are, or have been,  the site of  manufacturing,  industrial or disposal activity. These environmental liabilities may give rise to:

          o    a diminution in value of property securing any mortgage loan;

          o    limitation on the ability to foreclose against the property; or

          o    in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the
               mortgaged property.

     Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

     The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

     Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.
CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator,"
however, is a person "who, without participating in the management of a . . .
facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA.
Similarly, when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and Deposit

                                      -81-

Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation
Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed in lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

     The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

     Beyond statute based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

     Unless otherwise provided in the related prospectus supplement, the
Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter
5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

          o    If the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but

                                      -82-

making it more difficult to realize on the security for the mortgage loan.
However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the
Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for
Environmental Hazard Conditions. See "Description of the Agreements--Realization
upon Defaulted Whole Loans."

     Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying
Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

          o    the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

          o    the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying
               Condition,

the Warrantying Party, at its option, will reimburse the trust fund, cure the
Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties;
Repurchases." No such person will however, be responsible for any Disqualifying
Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain Due-on-Sale and Due-on-Encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of Due-on-Sale clauses has been the subject of legislation or litigation in many states and, in some cases; the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn St Germain Depository Institutions Act of 1982
preempts state constitutional, statutory and case law that prohibits the enforcement of Due-on-Sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the
Servicing Standard.

     In addition, under federal bankruptcy laws, Due-on-Sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

          o    the borrower may have difficulty servicing and repaying multiple loans;

                                      -83-

          o    if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan;

          o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

          o    if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

          o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

     It is anticipated that some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31,
1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.

                                      -84-

Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

          o    for the interest rate, discount points and charges as are
               permitted in that state, or

          o    that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (formerly the
Soldiers' and Sailors' Civil Relief Act of 1940), as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be

                                      -85-

charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.
Any shortfalls in interest collections resulting from the application of the
Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG, RICO AND PATRIOT ACT PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Cadwalader, Wickersham & Taft LLP or Latham & Watkins
LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more
REMIC elections will be made.

REMICS

     The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and
"--Prohibited

                                      -86-

Transactions and Other Taxes" below), if a trust fund with respect to which a
REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC
Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the
Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a
REMIC, such the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates.
The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC.

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made,

          o    certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

          o    certificates held by a real estate investment trust will
               constitute "real estate assets" within the meaning of Code
               Section 856(c)(5)(B); and

          o    interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B).

     If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Cadwalader, Wickersham & Taft LLP or Latham & Watkins
LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular
Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC
Certificates issued by the Master REMIC will be offered hereunder. The
Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

          o    "real estate assets" within the meaning of Code Section
               856(c)(5)(B);

          o    "loans secured by an interest in real property" under Code
               Section 7701(a)(19)(C); and

          o    whether the income on the certificates is interest described in
               Code Section 856(c)(3)(B).

                                      -87-

     A. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be
issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its
"issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID
Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and
1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the
Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the
Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the
Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular
Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its
"stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of
REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a
REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."
Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the
REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent
Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non de minimis OID, as determined under the foregoing rule, will be treated as OID.
However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first
Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution
Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC

                                      -88-

Regular Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular
Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC
Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment
Assumption. The Prepayment Assumption with respect to a series of REMIC Regular
Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for
Super Premium Certificates. The income tax treatment of such REMIC Regular
Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC
Regular Certificates, is the sum of all payments to be made on such REMIC
Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the
Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section
1272(a)(6), they represent the only guidance regarding the current views of the
IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest
Certificates," so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super Premium
Certificate. It is possible that a holder of a Super Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular
Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if
Distribution

                                      -89-

Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

          o    adding (1) the present value at the end of the accrual period --
               determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment
               Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o    subtracting from that total the adjusted issue price of the REMIC
               Regular Certificates at the beginning of such accrual period.

     The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC
Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the
Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated
redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

     (1)  the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular
          Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

     (2)  any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

     A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing OID on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the right of REMIC Regular
Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, REMIC Regular
Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular
Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal
Register.

                                      -90-

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

          o    the interest is unconditionally payable at least annually;

          o    the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

          o    interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
               "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under
"--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC
Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278.
Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC
Regular Certificate from an original holder, over (2) the price for such REMIC
Regular Certificate paid by the purchaser. A certificateholder that purchases a
REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the
Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining

                                      -91-

after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular
Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For
REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2)  a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

     For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2)  a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

     For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the
REMIC Regular Certificate at a cost, not including accrued qualified stated
interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with

                                      -92-

respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code
Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium
Regulations do not apply to prepayable securities described in Section
1272(a)(6) of the Code, such as the REMIC Regular Certificates.
Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such
Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated
interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion.
Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate.
Such adjusted basis generally will equal the cost of the REMIC Regular
Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium.
Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular
Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss.
Except as provided in the following paragraph and as provided under "--Market
Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve-months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

          o    the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code
               Section 1274(d) determined as of the date of purchase of such
               REMIC Regular Certificate, over

          o    the amount actually includible in such holder's income.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC
Regular Certificate is held as part of a "conversion transaction" as defined in
Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the
REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC
Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment; the holder entered the contract to sell the REMIC
Regular Certificate

                                      -93-

substantially contemporaneously with acquiring the REMIC Regular Certificate;
the REMIC Regular Certificate is part of a straddle; the REMIC Regular
Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular
Certificates in their particular circumstances.

     The certificates will be "evidences of indebtedness" within the meaning of
Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC
Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between
Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first
Distribution Date may or may not exceed the interval. Purchasers of Payment Lag
Certificates for which the period between the Closing Date and the first
Distribution Date does not exceed the interval could pay upon purchase of the
REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate.
However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag
Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single class REMIC," a portion of the
REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are
"pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-through of
Non-interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual
Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

                                      -94-

     Although not entirely clear, it appears that holders of REMIC Regular
Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Interest, including original issue discount, distributable to REMIC Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

     o    is not a "10-percent shareholder" within the meaning of Code Section
          871(h)(3)(B) or, or a controlled foreign corporation described in Code
          Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

     o    provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the REMIC Regular Certificate is a Non-U.S.
          Person.

     The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the
Non-U.S. Person is eligible for an exemption on the basis of its income from the
REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the
REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership.
An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S.
branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the REMIC Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Such a non-U.S. REMIC Regular Certificateholder, if such holder is a corporation, also may be subject to the branch profits tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a REMIC Regular Certificate.

     Further, a REMIC Regular Certificate will not be included in the estate of a non resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non resident alien individuals should consult their tax advisors concerning this question.

                                      -95-

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and
REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of
Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

     Information Reporting and Backup Withholding. The paying agent will send, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular
Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28%
(increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, identifying
               information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

     A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

          o    the broker determines that the seller is an exempt recipient, or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

     Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates.
The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See
"--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual
Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the
REMIC for each day will be based on the portion of the outstanding REMIC
Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual
Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses."
As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC
Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the
REMIC.

                                      -96-

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.
For example, a structure where principal distributions are made serially on regular interests, that is, a fast pay, slow pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income." This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or
cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a
REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC
Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the
REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original
REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual
Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC
Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

          o    the income from the mortgage loans or MBS and the REMIC's other assets and

          o    the deductions allowed to the REMIC for interest and OID on the
               REMIC Regular Certificates and, except as described above under
               "--Taxation of Owners of REMIC Regular Certificates--Non-interest
               Expenses of the REMIC," other expenses.

     REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

          o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

          o    all bad loans will be deductible as business bad debts; and

          o    the limitation on the deductibility of interest and expenses related to tax exempt income will apply.

     The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual
Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC
Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a
class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A

                                      -97-

mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC
Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment
Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27,
1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC
Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC
Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the
REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual
Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of
the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the
REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the
REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual
Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Regulations have been issued addressing the federal income tax treatment of
"inducement fees" received by transferees of non-economic residual interests.
These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe-harbor methods, inducement fees are included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual
Certificate should be aware that the IRS has issued Mark to Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

     Pass-through of Non-interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the
REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary

                                      -98-

Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

          o    would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

          o    is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

     Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual
Certificates in their entirety and not to holders of the related REMIC Regular
Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC
Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

          o    3% of the excess of the individual's adjusted gross income over the applicable amount or

          o    80% of the amount of itemized deductions otherwise allowable for the taxable year.

     Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed.

     The amount of additional taxable income recognized by REMIC Residual
Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in
REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion," for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

          o    may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual
               Certificateholder;

          o    will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual
               Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax Exempt Investors" below; and

          o    is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
               Payments--Non-U.S. Persons" below.

                                      -99-

     Except as discussed in the following paragraph, with respect to any REMIC
Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the
REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual
Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder.
Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder.
First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC
Residual Certificateholder will be treated as a non taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC
Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual
Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC
Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual
Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC
Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However,
REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a
REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of
REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

                                     -100-

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another
REMIC or similar interest in a "taxable mortgage pool," as defined in Code
Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC
Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to certain specified exceptions, a prohibited transaction means:

          o    the disposition of a mortgage loan or MBS,

          o    the receipt of income from a source other than a mortgage loan or
               MBS or certain other permitted investments,

          o    the receipt of compensation for services, or

          o    gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

     It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the
Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

          o    a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

          o    Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

     such tax will be borne by Morgan Stanley Capital I Inc.

     In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax,
Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of
Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the
REMIC's final tax return a date on which such adoption is

                                      -101-

deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited
Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC
Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such
REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the
REMIC generally will be treated as a partnership and the REMIC Residual
Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing
REMIC Residual Certificateholders in connection with any IRS proceeding.
However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual
Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC
Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a REMIC
Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual
Certificate that is considered an excess inclusion. See "--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons
(see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons"
above) are treated as interest for purposes of the 30%, or lower treaty rate,
United States withholding tax. Amounts distributed to holders of REMIC Residual
Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July
18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual
Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury
Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual
Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such
non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the

                                     -102-

transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on
Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization"
means:

          (A)  the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing
               (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

          (B)  any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such
               organization is subject to the tax on "unrelated business taxable income"; and

          (C)  a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations.
The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a
"pass-through entity" means:

          o    a regulated investment company, real estate investment trust or common trust fund;

          o    a partnership, trust or estate; and

          o    certain cooperatives.

     Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.
Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under
Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

                                     -103-

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

          o    an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC
               Residual Certificate as a nominee or agent for a disqualified organization, and

          o    a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual
               Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual
Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A
Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate,
including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean-up calls or required liquidation provided for in the REMIC's organizational documents,

          o    the present value of the expected future distributions on the
               REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

          o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

          (1)  the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the
               transferee would not continue to pay its debts as they come due in the future;

          (2)  the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual
               Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual
               interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

          (3)  the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

               (i)  the present value of the anticipated tax liabilities
                    associated with holding the Noneconomic REMIC Residual
                    Certificate does not exceed the sum of:

                    o    the present value of any consideration given to the
                         transferee to acquire the Noneconomic REMIC Residual
                         Certificate,

                    o    the present value of the expected future distributions
                         on the Noneconomic REMIC Residual Certificate and

                                     -104-

                    o    the present value of the anticipated tax savings
                         associated with holding the Noneconomic REMIC Residual
                         Certificate as the REMIC generates losses. For purposes
                         of the computations under this "minimum transfer price"
                         alternative, the transferee is assumed to pay tax at
                         the highest rate of tax specified in section 11(b)(1)
                         of the Internal Revenue Code (currently 35%) or, in
                         certain circumstances, the alternative minimum tax
                         rate. Further, present values generally are computed
                         using a discount rate equal to the short-term Federal
                         rate set forth in Section 1274(d) of the Internal
                         Revenue Code for the month of such transfer and the
                         compounding period used by the transferee; or

               (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of
                    transfer, the transferee's gross assets for financial
                    reporting purposes exceed $100 million and its net assets
                    for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in
                    Treasury regulation Section 1.860E-1(c)(6)(i)) that makes a written agreement that any subsequent transfer of the
                    interest will be to another eligible corporation in a
                    transaction which will also satisfy clauses (1) and (2)
                    above and this clause (3)(ii) and (c) the facts and
                    circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause (3)(ii)(c), if the amount of
                    consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a
                    reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then
                    the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual
                    interest.

     If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual
Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a
U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     Unless otherwise stated in the prospectus supplement relating to a series of certificates, a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or to a partnership
(including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a
U.S. corporation) by any person that is not a U.S. Person.

     In addition, under temporary and final Treasury regulations, effective
August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Agreement will prohibit transfer of a REMIC
Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S.
corporation) is (or is permitted to be under the related partnership agreement)
a Non-U.S. Person.

                                     -105-

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual
Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Cadwalader, Wickersham & Taft LLP or
Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of
Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A.   SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund.
Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section
68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

          o    3% of the excess of adjusted gross income over the applicable amount and

          o    80% of the amount of itemized deductions otherwise allowable for such taxable year.

     Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed.

     In general, a grantor trust certificateholder using the CASH METHOD OF
ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as

                                     -106-

an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

     Except to the extent otherwise provided in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

          o    A grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19)
               representing principal and interest payments on mortgage loans or
               MBS will be considered to represent "loans . . . Secured by an interest in real property which is . . . residential property"
               within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

          o    a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

          o    A grantor trust certificate owned by a REMIC will represent
               "obligation[s]... which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

     Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it

                                     -107-

appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     The Internal Revenue Service has issued Amortizable Bond Premium
Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section.
Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple
Classes of Grantor Trust Certificates--Accrual of Original Issue Discount"
below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25%
of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the
Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

          o    the total remaining market discount and

          o    A fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

          o    the total remaining market discount and

                                     -108-

          o    A fraction, the numerator of which is the amount of stated
               interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4,
1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

     Anti Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B.   MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

          1.   Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be treated Under the Stripped Bond Rules. If the
Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non REMIC Certificates" and
"Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped
Coupons."

                                     -109-

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non
REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original
Issue Discount." However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either:

          o    the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the
               certificate was stripped or

          o    No more than 100 basis points, including any Excess Servicing, are stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of
Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond
Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of
OID based on its yield, possibly taking into account its own Prepayment
Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Bond Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Stripped Bond
Certificate generally will be different than that reported to holders and the
IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B) and "loans . . . Secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to

                                     -110-

represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . .
which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A).

          2.   Grantor Trust Certificates Representing Interests in Loans Other
               Than Adjustable Rate Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1,
1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform
Act of 1986. The holder of a certificate should be aware, however, that the OID
Regulations do not adequately address certain issues relevant to prepayable securities.

     Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated
redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

          o    adding (1) the present value at the end of the accrual
               period--determined by using as a discount factor the original yield to maturity of the respective component under the
               Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and
               (2) any payments included in the stated redemption price at maturity received during such accrual period, and

                                     -111-

          o    subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of
OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder.
Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

          3.   Grantor Trust Certificates Representing Interests in Adjustable
               Rate Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than
Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred
Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C.   SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

                                     -112-

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

          o    the holder entered the contract to sell the grantor trust
               certificate substantially contemporaneously with acquiring the grantor trust certificate;

          o    the grantor trust certificate is part of a straddle;

          o    the grantor trust certificate is marketed or sold as producing capital gain; or

          o    other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D.   NON-U.S. PERSONS

          To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

          Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "REMICs --
Taxation of Owners of REMIC Regular Certificates -- Non-U.S. Persons."

E.   INFORMATION REPORTING AND BACKUP WITHHOLDING

     The paying agent will send, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners.

     On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.
The trustee will be required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The trustee, or applicable middleman, will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

                                     -113-

     If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

          o    the broker determines that the seller is an exempt recipient or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

                       STATE AND LOCAL TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.
Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

   GENERAL

     Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA
Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under
Section 410(d) of the Code), are not subject to the restrictions of ERISA.
However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

   GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to an ERISA
Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non exempt prohibited transactions

                                     -114-

pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

     The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3 101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the
Plan unless exceptions apply.

     Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe-harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

   AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

     DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction
Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg.20548
(1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246,
62 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65
Fed. Reg. 67765 (2000), PTE 2002-41, Exemption Application No. D-11077, 67 Fed.
Reg. 54487 (2002) and PTE 2007-05, Exemption Application No. D-11370, 72 Fed.
Reg. 13130 (collectively, the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

          o    the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset backed pass-through trusts, with respect to which Morgan Stanley
               & Co. Incorporated or any of its affiliates is the sole
               underwriter or the manager or co manager of the underwriting syndicate; and

          o    the servicing, operation and management of such asset backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are
               satisfied.

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

     (1)  The acquisition of the certificates by an ERISA Plan is on terms --
          including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's length transaction with an unrelated party;

     (2)  The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody's Investors Service,

                                     -115-

          Inc., Standard & Poor's Ratings Services, a division of The
          McGraw-Hill Companies, Inc., DBRS Limited or DBRS, Inc.;

     (3)  The trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

     (4)  The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;
          the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans;
          the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

     (5)  The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
          Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

          o    the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          o    certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a
               Rating Agency for at least one year prior to the Plan's
               acquisition of the Securities; and

          o    certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the
               Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

          o    the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

          o    the Plan is not a plan with respect to which any member of the
               Restricted Group is the "plan sponsor" as defined in Section
               3(16)(B) of ERISA;

          o    in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

          o    an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

          o    immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

                                     -116-

     Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

          o    that the certificates constitute "securities" for purposes of the
               Exemption and

          o    that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the
Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available.
The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

     If so specified in the prospectus supplement, certain classes of
Certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended. Generally, the only classes of Certificates which will qualify as "mortgage related securities"
will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those
Certificates not qualifying as "mortgage related securities" for purposes of
SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such
Certificates, may be subject to significant interpretive uncertainties.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of Certificates qualifying as "mortgage related securities"
will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a
Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of
Certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in
Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

                                     -117-

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities,"
defined in 12 C.F.R. Section 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security"
within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the Certificates will qualify as
"commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R.
Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.
Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2).
The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit
Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of
SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of the Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the
Certificates.

                                     -118-

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan
Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co.
Incorporated acts as agent in the sale of offered certificates, Morgan Stanley &
Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan
Stanley & Co. Incorporated elects to purchase offered certificates as principal,
Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

     Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co.
Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments
Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

     In the ordinary course of business, Morgan Stanley & Co. Incorporated and
Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of
Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

     Offered certificates will be sold primarily to institutional investors.
Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley &
Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement.
The transactions may be effected at market prices

                                     -119-

prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the
Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     All or part of any Class of certificates may be reacquired by Morgan
Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I
Inc. in a secondary market transaction or from an affiliate, including Morgan
Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby.
Any non investment grade class may be initially retained by Morgan Stanley
Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                 LEGAL MATTERS

     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley
Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or
such other counsel as may be specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.
Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                     -120-

                    INCORPORATION OF INFORMATION BY REFERENCE

     Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

     All documents and reports filed, or caused to be filed, by Morgan Stanley
Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan
Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I
Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York
10036, Attention: John E. Westerfield, or by telephone at (212) 761 4000. Morgan
Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

     Morgan Stanley Capital I Inc. has filed with the Securities and Exchange
Commission a registration statement (of which this prospectus forms a part)
under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits and the periodic reports, including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, can be inspected and copied at prescribed rates at the public reference facilities maintained by the
Commission at its Public Reference Room, 450 Fifth Street, N.W., Washington,
D.C. 20549. Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. The Securities and
Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange
Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

     If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                      -121-

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Agreement. The following
Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

     Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates.

     "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped
Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the
Distribution Date, at the applicable pass-through rate, as described in
"Distributions of Interest on the Certificates" in this prospectus.

     "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

     "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

     "Assets" means the primary assets included in a trust fund.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended
(Title 11 of the United States Code).

     "Book-Entry Certificates" means Certificates which are in book-entry form.

     "Cash Flow Agreements" means guaranteed investment contracts or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

     "Cede" means Cede & Company.

     "CERCLA" means Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

     "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

     "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

     "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

     "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

     "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

     "Closing Date" means the date the REMIC Regular Certificates were initially issued.

                                      -122-

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial Loans" means the loans relating to the Commercial Properties.

     "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis)
relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

     "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

     "Credit Support" means credit support provided by subordination of one or more other classes of certificates in a series, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

     "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

     "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

     "Deferred Interest" means interest deferred by reason of negative amortization.

     "Definitive Certificate" means a fully registered physical certificate.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means the close of business on the date specified in the related prospectus supplement.

     "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

     "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

     "DOL" means the United States Department of Department of Labor.

     "DTC" means the Depository Trust Company.

     "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

     "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

                                      -123-

     "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

     "Events of Default" means, with respect to the master servicer under the
Pooling Agreement, any one of the following events:

          o    any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          o    any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than
               25% of the Voting Rights;

          o    any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and
               adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or
               Morgan Stanley Capital I Inc., or to the master servicer, Morgan
               Stanley Capital I Inc. and the trustee by the holders of
               certificates evidencing not less than 25% of the Voting Rights;
               and

          o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FNMA" means the Federal National Mortgage Association.

     "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

     (a) interest-bearing securities;

     (b) non-interest-bearing securities;

     (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

     (d) interest-bearing securities from which the right to payment of principal has been removed.

     "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

     "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a
Participant, either directly or indirectly.

                                      -124-

     "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

     "IRS" means the Internal Revenue Service.

     "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

     "Lockout Date" means the expiration of the Lockout Period.

     "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

     "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

     "Master Servicer" means an entity as named in the prospectus supplement.

     "MBS" means mortgage pass-through certificates or other mortgage backed securities evidencing interests in or secured by one or more mortgage loans or other certificates or securities.

     "MBS Agreement" means any servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

     "Mortgage" means a mortgage, deed of trust or other similar security instrument.

     "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying
MBS.

     "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

     "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

     "Multifamily Loans" means the loans relating to the Multifamily Properties.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

     "NCUA" means the National Credit Union Administration.

     "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

     "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

                                      -125-

     "Non-SMMEA Certificates" means Certificates not qualifying as "mortgage related securities" for purposes of SMMEA.

     "Non-U.S.Person" means any person who is not a U.S. Person.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID" means original issue discount.

     "OID Regulations" means the special rules of the Code relating to OID
(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

     "OTS" means the Office of Thrift Supervision.

     "Participants" means the participating organizations of DTC.

     "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

     "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution
Date.

     "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

     "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the
Code.

     "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

     "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

     "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

     "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any,
received during the related Collection Period in connection with Principal
Prepayments.

     "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

     "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

     "Rating Agency" means any of Fitch Ratings, Moody's Investors Service,
Inc., Standard & Poor's Ratings Services, and DBRS, Inc.

     "RCRA" means the Resource Conservation and Recovery Act.

     "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

     "Refinance Loans" means mortgage loans made to refinance existing loans.

                                      -126-

     "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

     "Relief Act" means the Servicemembers Civil Relief Act, as amended.

     "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a
REMIC.

     "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986,
as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

     "REMIC Regular Certificateholders" means holders of REMIC Regular
Certificates.

     "REMIC Regulations" means the REMIC regulations promulgated by the Treasury
Department.

     "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

     "REMIC Residual Certificateholders" means holders of REMIC Regular
Certificates.

     "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

     "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

     "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

     "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Servicing Standard" means:

A. the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of
Credit Support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

B. applicable law; and

C. the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     "Similar Law" means any federal, state or local law materially similar to
Title I of ERISA or Section 4975 of the Code.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SMMEA Certificates" means "mortgage related securities" for purposes of
SMMEA.

                                      -127-

     "Special Servicer" means an entity as named in the prospectus supplement.

     "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

     "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

     "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Subservicer" means third-party servicers.

     "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

     "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

     "Title V" means Title V of the depository Institutions Deregulation and
Monetary Control Act of 1980.

     "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

     "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

          o    Mortgage Loans

          o    MBS

          o    direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a)
               interest-bearing securities, (b) non-interest-bearing securities,
               (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

          o    a combination of mortgage loans, MBS and government securities.

     "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

     "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

     "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise

                                      -128-

primary supervision of the administration of the trust and one or more U.S.
Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

     "Value" means,

     (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan, or

     (b) the lesser of

          o    the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan and

          o    the sales price for that property; or

     (c) the value as determined in accordance with another method specified in the prospectus supplement, including without limitation by applying a capitalization rate to underwritten net cash flow.

     "Warranting Party" means the person making representations and warranties.

     "Whole Loans" means the mortgage loans that are not Underlying Mortgage
Loans.

                                      -129-

MSCI Trust 2007-HQ13